Exhibit 10.5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXECUTION VERSION

AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT

dated as of October 7, 2014

among

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC,

as PESRM

and

MERRILL LYNCH COMMODITIES, INC.,

as MLC

and

THE OTHER TRANSACTION PARTIES HERETO

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

v

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedules

Schedule 1.01(a)	-	Assigned Agreements
Schedule 1.01(b)	-	Guarantors
Schedule 1.01(c)	-	Hydrocarbon Specifications

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.01(e)	-	Form of Joinder Agreement
Schedule 1.01(g)	-	Form of Supply and Offtake Perfection Certificate
Schedule 1.01(h)	-	Mortgaged Properties
Schedule 1.01(i)	-	North Yard Parcel
Schedule 1.01(j)	-	West Yard Parcel
Schedule 1.01(k)	-	Racks and Rack Infrastructure Owners
Schedule 1.01(l)	-	Refinery
Schedule 1.01(m)	-	Refinery Real Property
Schedule 1.01(n)	-	[Reserved]
Schedule 1.01(o)	-	[Reserved]
Schedule 1.01(p)	-	[Reserved]
Schedule 1.01(q)	-	Approved Terms and Conditions
Schedule 1.01(r)	-	Business Days
Schedule 1.01(s)	-	Working Capital Amount Example
Schedule 1.01(t)	-	PESRM Infrastructure
Schedule 1.01(u)	-	Sunoco PMT Infrastructure
Schedule 1.01(v)	-	Sunoco Pipeline Infrastructure
Schedule 1.01(w)	-	Other Third Party Infrastructure
Schedule 1.01(x)		Butane Rail Facility
Schedule 2.02(a)	-	Post-Closing Third Party Consent Agreements
Schedule 2.02(d)	-	Solvency Certificate
Schedule 2.02(k)	-	Material Approvals
Schedule 3.01(b)	-	CO Delivery Points
Schedule 3.05(a)	-	Form of Daily Actual Production Book
Schedule 3.06(a)	-	Form of Financial Report
Schedule 3.08(b)(i)	-	Form of Daily Trades Done to Date Report
Schedule 3.08(b)(ii)	-	Form of Daily Raw Invoice Report
Schedule 3.08(b)(iii)	-	Form of Daily Sales Report
Schedule 3.08(b)(iv)	-	Form of Provisional FIFO Queue Report
Schedule 3.08(c)	-	Form of Monthly CO FIFO Report
Schedule 3.09(b)	-	Form of PESRM Buy Request / PESRM Sales Request
Schedule 3.09(c)	-	Form of MLC CO Trade Confirmation
Schedule 3.19	-	First Purchaser Jurisdictions
Schedule 4.01	-	RP Delivery Points
Schedule 4.04(a)(i)	-	Form of PPC Daily Rack Sales Report
Schedule 4.04(a)(ii)	-	Form of SXL Daily Rack Sales Report
Schedule 4.04(a)(iii)	-	Form of SXL Report
Schedule 4.09	-	Product Purchaser Delivery Points
Schedule 4.09(a)	-	Form of Oil Flow Report
Schedule 4.09(c)	-	Form of MLC RP Trade Confirmation
Schedule 5(a)	-	Calculation of Crude Oil Price Amount
Schedule 5(b)	-	Calculation of Refined Product Price Amount
Schedule 5(c)	-	Market Structure
Schedule 6.17	-	Form of MLC Guaranty
Schedule 8.03(a)	-	No Conflicts
Schedule 8.03(b)	-	Material Contracts

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 8.07	-	Subsidiaries
Schedule 8.08(a)	-	Litigation
Schedule 8.08(c)	-	Material Permits
Schedule 8.18	-	Environmental Matters
Schedule 8.19	-	Effective Date Insurance
Schedule 8.22	-	Location of Material Collateral
Schedule 9.03	-	No Conflicts
Schedule 9.04	-	Litigation
Schedule 10.04	-	Insurance Requirements
Schedule 10.18	-	Form of Third Party Consent Agreement
Schedule 11.01(z)	-	Existing Indebtedness
Schedule 11.02(c)	-	Existing Liens
Schedule 11.04(b)	-	Existing Investments
Schedule 11.08	-	Existing Transactions
Schedule 12	-	Cover Transaction Pricing and Fees

Annexes

Annex I		Terms Defined by Reference to Senior Secured Credit Facility
Annex II		Refinery Map and Legend

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

x

AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT

THIS AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of October 7, 2014 is by and among MERRILL LYNCH COMMODITIES, INC., a corporation organized under the laws of the State of Delaware (“MLC”), PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a limited liability company organized under the laws of Delaware (“PESRM”), and the Guarantors party hereto from time to time (each of MLC and PESRM referred to individually as a “Party” or collectively as the “Parties” and each of PESRM and the Guarantors referred to individually as a “Transaction Party” or collectively as the “Transaction Parties”).

WHEREAS, J.P. Morgan Ventures Energy Corporation (“JPMVEC”) and PESRM are party to that certain Supply and Offtake Agreement, dated as of September 8, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Agreement”), pursuant to which JPMVEC provided to PESRM an intermediation arrangement with respect to the crude oil and non-crude feed stock and refined products and blendstocks of that certain crude oil refinery currently owned and operated by PESRM in Philadelphia, Pennsylvania, which Original Agreement became effective on September 8, 2012 (the “Original Agreement Effective Date”);

WHEREAS, pursuant to and in accordance with the terms (including the satisfaction or waiver of certain terms and conditions) of that certain Assignment and Assumption Agreement dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment and Assumption Agreement”), among JPMVEC, MLC and PESRM, JPMVEC has agreed to assign to MLC all of JPMVEC’s rights, title and interest, and MLC has agreed to assume JPMVEC’s liabilities and obligations, under the Original Agreement and rights, titles, obligations, interests and liabilities under related infrastructure agreements with PESRM and other parties, in each case relating to the Original Agreement (collectively, the “Assignment”);

WHEREAS, pursuant to and in accordance with the terms (including the satisfaction or waiver of certain terms and conditions) of the Assignment and Assumption Agreement, (a) JPMVEC, MLC, PESRM and PES Administrative Services, LLC have entered into that certain Wind-Down Agreement, dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Wind-Down Agreement”), whereby (i) JPMVEC and MLC have agreed to enter into the New MLC Transactions and (ii) JPMVEC has agreed to assign or novate to MLC certain existing CO Supply Contracts and certain existing RP Sales Contracts, and (b) pursuant to the Inventory Sales Agreement, JPMVEC has agreed to sell the In-Storage Inventory owned by JPMVEC to MLC (and MLC has agreed to purchase same) (collectively, together with the Assignment, the “Assignments and Transfers”);

WHEREAS, upon the consummation and effectiveness of the Assignments and Transfers, MLC and PESRM wish to amend and restate the Original Agreement, in its entirety upon the terms and conditions set forth in this Agreement, which amendment and restatement shall become effective on the Effective Date;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of PESRM under the Original Agreement and that this Agreement amend and restate in its entirety the Original Agreement; and

WHEREAS, it is the intent of PESRM to confirm that all Obligations of PESRM under the Effective Date PESRM Transaction Documents, as amended, amended and restated, supplemented, refinanced or otherwise modified hereby or on or as of the date hereof, shall continue in full force and effect and that from and after the Effective Date, all references to the “Supply and Offtake Agreement” contained in the Effective Date PESRM Transaction Documents shall be deemed to refer to this Agreement;

WHEREAS, Holdings directly owns 100% of the Equity Interests in PESRM Holdings, LLC (“Intermediate Holdco”), Intermediate Holdco directly owns 100% of the Equity Interests in PESRM, and Intermediate Holdco directly or indirectly owns 100% of the Equity Interests of each of its Subsidiaries;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement, MLC, PESRM and the other Transaction Parties hereby agree to amend and restate the Original Agreement as follows:

ARTICLE I.

DEFINED TERMS; PRINCIPLES OF CONSTRUCTION

Section 1.01                             Defined Terms.  Capitalized terms used in this Agreement have the meanings ascribed to them below:

“ABL/SOA Investment Accounts” has the meaning assigned to such term in Section 10.10(e).

“ABL/SOA Priority Collateral” has the meaning assigned to such term (or any equivalent term) in (a) to the extent the Existing Term Loan Facility is outstanding (whether secured or unsecured), the Existing Term-ABL Intercreditor Agreement, (b) to the extent the Existing Term Loan Facility has been refinanced with a Permitted Secured Term Loan Facility pursuant to which a Term-ABL Intercreditor Agreement has been entered into, such Term-ABL Intercreditor Agreement and (c) otherwise, the Existing Term-ABL Intercreditor Agreement.

“Action” has the meaning set forth in Section 16.01(b).

“Adversely Affected Party” has the meaning set forth in Section 6.09.

“Affected Party” means:

(i)                                     with respect to Illegality, the meaning set forth in Section 14.03(a)(i);

(ii)                                  with respect to Credit Event Upon Merger, the meaning set forth in Section 14.03(a)(ii); and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)                               with respect to an ISDA Termination Event, the meaning set forth in Section 14.03(a)(iii).

“Affected Transactions” means:

(i)                                     with respect to any Termination Event consisting of an Illegality under Section 14.03(a)(i) as a result of which (x) a Party cannot perform under a material portion of (1) the CO Transactions, (2) the RP Transactions or (3) the PESRM-MLC Secured Prepay Transactions or (y) MLC cannot perform under a material portion of (1) the CO Supply Contracts, (2) the RP Sales Contracts or (3) the PESRM-MLC Secured Prepay Transactions, this Agreement and all PESRM Transactions,

(ii)                                  with respect to any Termination Event consisting of an Illegality not covered by subclause (i) of this definition, all PESRM Transactions affected by the occurrence of such Termination Event, and

(iii)                               with respect to any other Termination Event, this Agreement and all PESRM Transactions.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, that no direct or indirect parent of Philadelphia Energy Solutions, LLC shall be an Affiliate of PESRM or its Subsidiaries for purposes of this Agreement and provided further that PESIC shall not be an Affiliate of PESRM or its Subsidiaries for the purposes of this Agreement.

“Affiliate Transferee” means an Affiliate of PESRM that is in the business of owning, developing, operating and maintaining any of the Affiliate Transferee Assets and any other businesses ancillary or reasonably related thereto; provided that, for the avoidance of doubt, for purposes of this Agreement and the other PESRM Transaction Documents, PESIC shall not be an Affiliate Transferee.

“Affiliate Transferee Assets” means, collectively, the North Yard Assets and any Other Logistics Assets, to the extent transferred to an Affiliate Transferee.

“Aggregate Liability Amount” has the meaning set forth in Section 6.24.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Amended and Restated Mortgage” has the meaning set forth in Section 2.02(g).

“Annual Cover Throughput Service Fee” means a fee payable by PESRM in respect of all Cover Transactions to be entered into pursuant to this Agreement, whether or not any Cover Transactions are entered into or consummated, in an amount equal to $[**] per annum.

“Anti-Corruption Laws” has the meaning set forth in Section 6.20(a).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Anti-Terrorism Laws” means any Applicable Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Condition” means the occurrence and continuance of any of the following events or circumstances: (i) any PESRM Event of Default, (ii) any PESRM/PESIC Failure to Perform, (iii) any event of Force Majeure, (iv) any MLC non-performance resulting from a lack of availability of working capacity of Required Infrastructure (including with respect to any PESRM-MLC Secured Prepay Transactions or any MLC-PESIC Secured Prepay Transactions), (v) any CO Supply Contract Event, (vi) any Cover Transaction Event, (vii) any Operational Imbalance, (viii) any excused or unexcused failure by PESRM under any PESRM-MLC Secured Prepay Transaction or PESIC-PESRM Secured Prepay Transaction, (ix) any excused or unexcused failure by PESIC under any MLC-PESIC Secured Prepay Transaction (other than the PESIC Account not being available to MLC thereunder due to an MLC Event (or equivalent condition) occurring thereunder) or (x) any excused or unexcused failure by PESRM under any PESIC-PESRM Secured Prepay Transactions.  For the avoidance of doubt, any Applicable Condition described in subclauses (ii) through (vii) above shall only excuse or suspend MLC’s duty to enter into and/or perform under the affected or corresponding PESRM Transaction(s), other PESRM Transaction Documents, CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, MLC-PESIC Secured Prepay Transactions, RP Sales Contracts and/or Cover Transactions.

“Applicable Initial Refined Product Price” has the meaning set forth in Schedule 5(b).

“Applicable Laws” means all valid constitutions, statutes, laws (including common law), treaties, codes, regulations, ordinances, licenses, orders, directives, decrees, rules, rulings, decisions, judgments, policies, legally binding requirements, restrictions, writs, injunctions, permits or compliance requirements and any judicial or administrative decisions or interpretations of any Governmental Authority having jurisdiction over any transaction or matter contemplated in this Agreement, including any rights or obligations established hereunder.

“Applicable Margin” has the meaning set forth in the definition of Working Capital Rate.

“Applicable PESRM Transaction Documents” means: (i) with respect to the Effective Date, the Effective Date PESRM Transaction Documents, and (ii) with respect to each Day of the Term other than the Effective Date, the PESRM Transaction Documents.

“Applicable Refined Product Index” has the meaning set forth in Schedule 5(b).

“Approved Terms and Conditions” means those General Terms and Conditions which are set forth in Schedule 1.01(q) hereto, as amended from time to time by agreement of MLC and PESRM.

“ARPLA Revision” has the meaning set forth in the definition of Applicable Refined Product Locational Adjustment in Schedule 5(b).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“ARPLA Revision Amount” has the meaning set forth in Schedule 5(b).

“Asset Sale” means, in each case to the extent in excess of (i) $[**] in respect of transactions or series of related transactions in respect of ABL/SOA Priority Collateral and (ii) $[**] per transaction or series of related transactions in respect of transactions or series of related transactions not in respect of ABL/SOA Priority Collateral, (a) any conveyance, sale, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property (but excluding in any event sales of inventory, transactions pursuant to the PESRM Tranasaction Documents, dispositions of cash and cash equivalents (including Cash Equivalents) and licenses of any Intellectual Property by PESRM or any of its Subsidiaries in the ordinary course of business) and (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings, in each case, to any person other than (i) PESRM or (ii) any Guarantor.  For the avoidance of doubt, the granting of a Permitted Lien shall not constitute an “Asset Sale.”

“Assigned Agreements” means each of the agreements set forth in Schedule 1.01(a).

“Assigned CO Contracts” means each of the agreements set forth in Part I of Schedule 1.01(a).

“Assigned RP Contracts” means each of the agreements set forth in Part II of Schedule 1.01(a).

“Assignment” has the meaning set forth in the recitals of this Agreement.

“Assignment and Assumption Agreement” has the meaning set forth in the recitals of this Agreement.

“Assignment Documents” has the meaning assigned to the term “Transaction Documents” in the Assignment and Assumption Agreement.

“Assignments and Transfers” has the meaning set forth in the recitals of this Agreement.

“Auto Bin” means all transactions that are subject to Auto Bin Deemed Hedge Rolls.

“Auto Bin Deemed Hedge Roll” has the meaning set forth in Schedule 5(c).

“Auto Bin Deemed Roll Settlement Amount” means an amount equal to the net deemed settlement value of all Auto Bin Deemed Hedge Rolls in the Auto Bin for any calendar month.  If the Auto Bin Deemed Hedge Roll Settlement Amount is a negative number, MLC shall owe the absolute value of such amount to PESRM, and if the Auto Bin Deemed Roll Settlement Amount is a positive number, PESRM shall owe such amount to MLC.

“Average Rack Sale Daily Amount” means, with respect to any quarter during the Term, an amount equal to the quotient of (i) the aggregate sum of all amounts of Refined Products (measured in U.S. Dollars) actually sold under all outstanding Rack Sales Contracts from MLC to PESRM on every Day in such calendar quarter, divided by (ii) the number of Days in such calendar quarter.

“Bank of America” means Bank of America, N.A.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Bankruptcy Code” has the meaning set forth in Section 13.01.

“Barrel” means one United States barrel (42 United States gallons).

“Base Interest Rate” has the meaning set forth in the definition of Working Capital Rate.

“Basic Infrastructure” means all of (a) the PESRM Infrastructure, (b) the Sunoco PMT Infrastructure, (c) the Sunoco Pipeline Infrastructure, (d) any Other Third Party Infrastructure owned by an Affiliate Transferee, and (e) to the extent PESRM is able to do so, all the Other Third Party Infrastructure not referred to in clause (d) above.

“Belmont Truck Rack” means the truck rack that is located in Philadelphia, Pennsylvania adjacent to the Refinery and that is owned by Sunoco PMT.

“BS&W” means bottoms sediment/sludge, suspended sediment and water and free water.

“Business Day” means each Day set forth on Schedule 1.01(r), as may be amended from time to time.

“Business Day Convention” means that, as a general matter, any reference to a Day that is not a Business Day shall instead refer to the first (1st) Business Day following such Day (other than in the case of certain reports required to be delivered hereunder, and certain pricing determinations to be made hereunder, in which case references to a Day shall refer to that calendar Day), except that:

(i)                                     in the case of an ordinary (two-day) weekend or a three-day weekend in which Friday is not a Business Day, any reports required pursuant to Sections 3.05(a), 3.06, 3.07, 3.08 and 4.04(a), and the specified pricing determinations required to be made under Schedules 5(a), 5(b) and 5(c), with respect to a Day that is a Sunday shall be due or made, as applicable, on the following Tuesday (unless that Tuesday is not a Business Day, in which case such report shall be due, or such pricing determination shall be made, on the next Business Day following that Tuesday);

(ii)                                  in the case of a Day falling on a three-day weekend in which Monday is not a Business Day, any reports required pursuant to Sections 3.05(a), 3.06, 3.07, 3.08 and 4.04(a), and the specified pricing determinations required to be made under Schedules 5(a), 5(b) and 5(c), with respect to a Day that is a Sunday or Monday shall be due or made, as applicable, on the following Wednesday (unless that Wednesday is not a Business Day, in which case such report shall be due, or such pricing determination shall be made, on the next Business Day following that Wednesday); and

(iii)                               in the event that four or more consecutive Days are not Business Days, references to any of those consecutive Days which are not Business Days shall be resolved by any arrangement reasonably agreed to by the Parties.

This Business Day Convention shall apply only where the context so indicates.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Butane Cover Transaction” has the meaning set forth in Section 12.01(a)(i).

“Butane Inventory” means, for any Day, the butane inventory (measured in Barrels) held by PESRM as at the end of such Day (including any butane that is subject to PESRM-MLC Secured Prepay Transactions or PESIC-PESRM Secured Prepay Transactions), as reflected in the Daily Actual Production Book (with respect to butane inventory located at the Refinery) and the SXL Report (with respect to butane inventory located off premises of the Refinery), as the same shall be revised from time to time pursuant to Section 4.14(b).

“Butane Inventory Build” means, for any Day, any positive difference between the Butane Inventory on such Day and the Butane Inventory on the previous Day.

“Butane Inventory Build Day” means any Day on which there is Butane Inventory Build.

“Butane Inventory Draw” means, for any Day, any negative difference between the Butane Inventory on such Day and the Butane Inventory on the previous Day.

“Butane Inventory Draw Day” means any Day on which there is Butane Inventory Draw.

“Butane Rail Facility” means the butane rack loading and unloading rail facility located in the Girard Point South Yard portion of the Refinery to be constructed by PESRM, as further described on Schedule 1.01(x).

“Butane Sale Price Amount” means, in respect of any delivery of butane made at the RP/B Delivery Point on any Day and sold by MLC to PESRM pursuant to a Butane Sale Transaction, an amount (expressed in US Dollars) equal to the product of (a) the aggregate volume (expressed in Barrels or other applicable unit of measure) of such delivery multiplied by (b) the Applicable Initial Refined Product Price.

“Butane Sale Transaction” has the meaning set forth in Section 4.14(a).

“Calendar Week” means a period of seven consecutive Days commencing at (and including) 00:00 Eastern Time on each Sunday and ending at (but excluding) 24:00 Eastern Time on the following Saturday.

“Carlyle PES” means Carlyle PES, L.L.C.

“CEA” has the meaning set forth in Section 8.26(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

“Certain PESRM Transaction Documents” means this Agreement (including all PESRM Transactions hereunder), the PESRM-MLC ISDA Master Agreement and the other PESRM-MLC ISDA Documents, the PESRM-MLC Secured Prepay Transactions, each Third Party Consent Agreement, the PESRM-MLC Consulting Agreement, the Master Netting Agreement, the Supply and Offtake Security Documents and the Intercreditor Agreement.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following (a) the adoption or taking into effect of any Applicable Law, (b) any change in Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority, (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof (the “Dodd-Frank Act”), and (ii) all requests, rules, guidelines and directives promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change in Law Notice” has the meaning set forth in Section 6.09.

“CO Cover Transaction Price Amount” has the meaning set forth in Schedule 12.

“CO Cover Transaction Volume Limitation” has the meaning set forth in Section 12.06(a).

“CO Cover Transactions” has the meaning set forth in Section 12.01(a)(ii).

“CO Cover Throughput Service Fee” has the meaning set forth in Schedule 12.

“CO Delivery Point” means the gauges or metering points listed on Schedule 3.01(b).

“CO Operational Issue” means, as determined by MLC in good faith and a commercially reasonable manner based on information provided by PESRM, a circumstance or event that occurs with respect to the Refinery and/or any Required Infrastructure (including planned maintenance and mechanical failures) or with respect to any mode of transportation utilized to deliver Crude Oil to the Refinery under any CO Supply Contract, any PESRM-MLC CO Secured Prepay Transaction or any PESIC-PESRM Secured Prepay Transaction and that results (or could reasonably be expect to result) in an inability of PESRM, PESIC or MLC (as applicable) to accept delivery of, or process, the quantity, type or grade of Crude Oil scheduled to be delivered pursuant to any outstanding CO Supply Contract, any PESRM-MLC CO Secured Prepay Transaction or any PESIC-PESRM Secured Prepay Transaction.

“CO Payable Monetization Transaction” has the meaning set forth in Section 3.09(a).

“CO Supply Contract” has the meaning set forth in Section 3.09(c).

“CO Supply Contract Event” has the meaning set forth in Section 3.09(g).

“CO Transaction” has the meaning set forth in Section 3.10.

“CO Transportation and Other Costs” means, on any Day, all direct out of pocket losses, costs and expenses incurred by, or amounts owed by, MLC on or before such Day (and not previously paid by PESRM) (including any expenses payable to PESRM or any PESRM Affiliate) that arise from the acquisition or sale of Crude Oil in connection with this Agreement or any CO Supply

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contract, PESRM-MLC CO Secured Prepay Transaction or MLC-PESIC Secured Prepay Transaction (but excluding any Demurrage Costs), including pipeline tariffs, vessel, rail or truck freight fees and charges, lightering costs, inspection fees, any charges imposed by a Governmental Authority, tankage and throughput charges, supplier administration charges, supplier funding charges, loss control charges, broker’s fees, penalties, terminal fees, costs of bank countersigned letters of indemnity, L/C Fees and Costs, any obligation to pay any Prepayment Amount (except in connection with the PESRM-MLC CO Secured Prepay Transactions) and any contractual obligation to indemnify or reimburse any Counterparty under any CO Supply Contract for any Indemnifiable Taxes (including any taxes thereon), damages, duties, imposts, tariffs, fees, charges, losses or liabilities of whatever nature together with any penalties and costs associated therewith.  Without limiting the foregoing, CO Transportation and Other Costs includes all direct out of pocket losses, costs and expenses associated with the settlement or discharge of CO Supply Contracts for physical delivery where such contracts arise as a consequence of any transaction relating to the ultimate delivery of Crude Oil to an applicable delivery point determined in accordance with the terms of this Agreement (but excluding any Demurrage Costs).  CO Transportation and Other Costs shall not include any costs or increases of costs that arise from any MLC Event.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, all (i) Supply and Offtake Security Agreement Collateral and (ii) other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Supply and Offtake Security Document.

“Commodities Account” has the meaning assigned to such term in the UCC.

“Common Shares” means, with respect to any Person, the ordinary equity interests or membership interests issued by such person (not including any preferred or other special class of equity interests in such Person)

“Consequential Steps” has the meaning set forth in Section 6.09.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning given to such term in the Supply and Offtake Security Agreement.

“Core PESRM Transaction Document” means this Agreement, any PESRM Transaction, the Rack Sales Contract, the PESRM-MLC ISDA Master Agreement and the other PESRM-MLC ISDA Documents, the PESRM-MLC Secured Prepay Transactions, each Third Party Consent Agreement, the PESRM-MLC Consulting Agreement, the Supply and Offtake Security Documents and the Intercreditor Agreement.

“Cost of Assurance Trigger Event” means: (i) an event where the aggregate of L/C Fees and Costs and Prepayment Amounts paid by PESRM under this Agreement exceeds (x) $[**] over

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any four consecutive fiscal quarters or (y) $[**] in any single fiscal quarter; provided, that L/C Fees and Costs and Prepayment Amounts arising in connection with Cover Transactions shall not be considered when determining whether the foregoing thresholds have been exceeded; or (ii) an event where the aggregate Section 3.09(d) Funding Costs exceeds $[**] in any single fiscal quarter.

“Counterparty” has the meaning set forth in Section 3.09(a).

“Counterparty Payment Date” has the meaning set forth in Section 3.09(d).

“Cover Counterparties” has the meaning set forth in Section 12.02(a).

“Cover Payable Monetization Transaction” has the meaning set forth in Section 12.01(a).

“Cover Protocols” has the meaning set forth in Section 12.02.

“Cover Request” has the meaning set forth in Section 12.02(d).

“Cover Throughput Service Fee” means the Annual Cover Throughput Service Fee, any CO Cover Throughput Service Fee and/or any RP Cover Throughput Service Fee, as applicable.

“Cover Transaction Event”  has the meaning set forth in Section 12.10.

“Cover Transaction Price Amounts” means the RP Cover Transaction Price Amounts and the CO Cover Transaction Price Amounts.

“Cover Transaction Notice” has the meaning set forth in Section 12.02(a).

“Cover Transaction Price Amount” means an RP Cover Transaction Price Amount and/or a CO Cover Transaction Price Amount, as applicable.

“Cover Transactions” means RP Cover Transactions and CO Cover Transactions.

“Cover Transportation and Other Costs” means, on any Day, all direct out of pocket losses, costs and expenses incurred by, or amounts owed by, MLC on or before such Day (and not previously paid by PESRM) (including any expenses payable to PESRM or any PESRM Affiliate) that arise from the acquisition or sale of Crude Oil and/or Refined Products pursuant to any Cover Transaction from the acquisition point to the delivery point specified in the applicable Cover Transaction, any PESRM-MLC Secured Prepay Transaction or MLC-PESIC Secured Prepay Transaction related to such Cover Transaction (but excluding any Demurrage Costs), including pipeline tariffs, vessel, rail or truck freight fees and charges, lightering costs, inspection fees, any charges imposed by a Governmental Authority, tankage and throughput charges, supplier administration charges, supplier funding charges, loss control charges, broker’s fees, penalties, terminal fees, costs of bank countersigned letters of indemnity, L/C Fees and Costs, any contractual obligation to pay any Prepayment Amounts and any obligation to indemnify or reimburse any Cover Counterparty under any Cover Transaction for any Indemnifiable Taxes (including any taxes thereon), damages, duties, imposts, tariffs, fees, charges, losses or liabilities of whatever nature together with any penalties and costs associated therewith. Cover

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transportation and Other Costs shall be reflected in an Invoice or the Monthly True-Up Invoice, as applicable.  Without limiting the foregoing, Cover Transportation and Other Costs includes  all direct out of pocket losses, costs and expenses associated with the settlement or discharge of Cover Transactions. Cover Transportation and Other Costs shall not include any costs or increases of costs that arise from any MLC Event.

“Credit Event Upon Merger” has the meaning set forth in Section 14.03(a)(ii).

“Credit Requirements” means the credit requirements determined by MLC in its commercially reasonable discretion which include that (i) each CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract and Cover Transaction is structured in accordance with General Terms and Conditions that are acceptable to MLC in its commercially reasonable discretion, in each case based on MLC’s then current practices and policies applied on a non-discriminatory basis, (ii) each CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract and Cover Transaction is with a permissible counterparty under Applicable Law, would not cause MLC to be in violation of any Applicable Law (as determined by MLC in its sole discretion), has been approved by MLC, in its sole discretion, in accordance with its internal practices and policies, and is otherwise in form and substance consistent with MLC’s then current practices and policies including MLC’s absolute discretion in respect of “Know Your Customer”/on-boarding procedures and standards and MLC’s risk management practices, (iii) MLC has country risk availability, and has a credit line in effect for the relevant counterparty with sufficient available credit capacity, to accommodate each CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract and Cover Transaction, (iv) each jurisdiction, in which a loading terminal or delivery location is located under each of CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, RP Sales Contracts and Cover Transactions, is acceptable to MLC in its sole discretion, (v) mode of transportation for each of CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, RP Sales Contracts and Cover Transactions is acceptable to MLC in its sole discretion and (vi) unless otherwise agreed by the parties (e.g., in connection with the term contracts to be negotiated on a case by case basis), each CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract and Cover Transaction provides for delivery of the applicable commodity within less than sixty (60) Days.

“Crude Oil” means crude oil of any type or grade.

“Crude Oil Grade Differential” has the meaning set forth in Schedule 5(a).

“Crude Oil Index” has the meaning set forth in Schedule 5(b).

“Crude Oil Price Amount” has the meaning set forth in Schedule 5(a).

“Customs” has the meaning set forth in Section 6.16(a).

“Daily Actual Production Book” means, for any Day, a written production book prepared by PESRM substantially in the form attached hereto as Schedule 3.05(a) (and as may be amended from time to time pursuant to Section 3.16), detailing all month-to-date changes for all Hydrocarbon inventories (in each case, by type, grade and volume) located at the Refinery and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the other On-Premise Infrastructure on the prior Day (including all Hydrocarbon shipments and receipts at the On-Premise Infrastructure on such Day), subject to Section 3.05(b).

“Daily Cover Throughput Service Fee” means, for any Day, a fee equal to the product of (a) $[**] multiplied by (b) the volume (measured in Barrels) of all Cover Transactions settled on such Day.

“Daily Raw Invoice Report” means, for any Day, a written report prepared by MLC substantially in the form attached hereto as Schedule 3.08(b)(ii), detailing the primary and secondary costs incurred by MLC (i.e., fees specified on MLC’s trade capture software system) for the applicable Invoice on the first (1st) Day (i.e., the Day + 1) following such Day the costs are incurred.

“Daily Sales Report” means, for any Day, a written report prepared by MLC substantially in the form attached hereto as Schedule 3.08(b)(iii), detailing the daily Refined Product transfer volume information between MLC and each Product Purchaser or Cover Counterparty, as applicable, with respect to each RP Sales Contract and RP Cover Transaction under which Refined Products are delivered on such Day.

“Daily Trades Done To Date Report” means, for any Day, a written report prepared by MLC substantially in the form attached hereto as Schedule 3.08(b)(i), detailing the factual trade information produced by MLC’s physical trade capture software system on the first (1st) Day (i.e., the Day + 1) following such Day the factual trade information is captured in the trade capture software system.

“DAP” means Delivered At Place (as such term is defined in Incoterms 2010).

“Day” means a period of twenty-four (24) consecutive hours beginning and ending at midnight Eastern Time.

“Deed of Pledge” means that certain Deed of Pledge dated as of the date hereof by and between PESRM and MLC.

“Default” means any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, a PESRM Event of Default or MLC Event of Default, as applicable.

“Default Interest Rate” has the meaning set forth in Section 16.12(a).

“Defaulting Party” has the meaning set forth in Section 14.04(a)(i).

“Demurrage Costs” means, on any Day, all direct out of pocket losses, costs and expenses incurred by MLC on or before such Day (and not previously paid by PESRM) relating to demurrage incurred in connection with (i) the transportation, delivery or receipt of Hydrocarbons pursuant to this Agreement and, without duplication, the PESRM Transactions, the CO Supply Contracts, the RP Sales Contracts and the Cover Transactions by any rail or waterborne means of transportation from the locations where such Hydrocarbons are acquired to the Refinery or the other Basic Infrastructure (or, with respect to any Cover Transactions, to the delivery point specified in such transaction) and (ii) the receipt and delivery of Hydrocarbons from the Refinery or the other Basic Infrastructure (or, with respect to any Cover Transactions, to the delivery point

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

specified in such transaction) into or out of any rail or waterborne means of transportation.  Demurrage Costs shall not include any costs or increases of costs that arise from MLC’s gross negligence or willful misconduct.

“DES” means Delivered Ex Ship (as such term is defined in Incoterms 2000).

“Designated Sales Representative” means the person responsible for receiving PESRM Buy Requests, PERSM Sales Requests and all other communication related thereto, as specified by MLC in writing to PESRM from time to time.

“Development Financing” means (a) a loan or loans made through the U.S. EB-5 Program (“EB-5 Program”) to finance or refinance capital expenditures or other expenses eligible under the EB-5 Program, in respect of which no Liens are granted on any ABL/SOA Priority Collateral, (b) a financing of the North Yard Assets or (c) any other financing with respect to development of the Refinery, in each case which (i) is subject to an intercreditor agreement containing usual and customary terms for such type of financing facility (a “Development Intercreditor Agreement”), (ii) the material terms of such financing (including interest rates) are generally consistent with prevailing market terms for such type of financing facility at the time such financing facility is entered into and (iii) is not used to construct facilities without which the Refinery could not continue to process Crude Oil.

“Development Intercreditor Agreement” has the meaning set forth in the definition of Development Financing.

“Dodd-Frank Act” has the meaning set forth in the definition of Change in Law.

“Eagle Point Terminal” means that certain Hydrocarbon terminal and dock facility, operated as of the date hereof by Sunoco PMT, which is located in Westville, New Jersey.

“Early Termination Date” has the meaning set forth in Section 14.04(a)(i).

“Eastern Time” or “ET” means Eastern Standard Time or Eastern Daylight Saving Time in effect in Philadelphia, Pennsylvania on the date in question.

“EB-5 Program” has the meaning set forth in the definition of Development Financing.

“Effective Date” means the date on which all of the conditions precedent set forth in Sections 2.02 and 2.03 shall have been satisfied or waived in writing in accordance with the terms hereof.

“Effective Date Infrastructure” has the meaning set forth in Section 2.02(n).

“Effective Date PESRM Transaction Document” means this Agreement, the Products Sales Agreement, each Third Party Consent Agreement, the PESRM-MLC Consulting Agreement, the Supply and Offtake Security Documents and the Intercreditor Agreement, the PESRM-MLC ISDA Master Agreement and the other PESRM-MLC ISDA Documents, the Master Netting Agreement and any other agreement to be entered into on the Effective Date in connection with this Agreement or any other of the foregoing agreements.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Eligible for Invoicing” means, as used in Article V, any amount that MLC is authorized to invoice under the terms of Sections 3.15, 4.11, 6.16, 6.18 or 12.07.

“Employee Payment Distributions” means payments, dividends or distributions by any of PESRM, the Guarantors and their respective Subsidiaries (without duplication) directly or indirectly to Holdings for the payment of:

(x)               Management Personnel Costs (a) to the extent such Management Personnel Costs comply with Section 11.08(c) (provided, however, for purposes of this definition, references in Section 11.08(c) to the Board of Directors of PESRM shall be deemed to be a reference to the Board of Directors of Holdings), (b) only to the extent such amounts are attributable solely to services provided by such Management Personnel to Holdings related to the operations of PESRM or its Subsidiaries and (c) which are then due and owing or, in the reasonable judgment of PESRM, are expected to become due within thirty-one (31) days of the applicable payment, dividend or distribution; and

(y)               other Management Personnel Costs in an aggregate amount not to exceed $[**] in any fiscal year.

“Environment” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources or as otherwise defined in any Environmental Law.

“Environmental Claim” means any claim, notice, demand, order, action, suit or proceeding alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, fine, penalty, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment or, as it relates to exposure to Hazardous Materials, to human health.

“Environmental Laws” means any and all past, present and future Applicable Laws relating to the protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health relating to exposure of or to Hazardous Materials, and any and all Environmental Permits.

“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“EPA” means the United States Environmental Protection Agency.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Equity Interest” means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.

“Estimated Daily Rack Sale Amount” means, (i) for the period beginning on the Effective Date and ending on (and including) December 31, 2014, an amount equal to the Initial Rack Sale Amount and (ii) for any subsequent quarter, such amount as may be adjusted in accordance with Section 4.10.

“Event of Default” means either a PESRM Event of Default or a MLC Event of Default, as applicable.

“Excluded Subsidiaries” means (a) each Subsidiary formed or acquired after the Effective Date that is designated as an Excluded Subsidiary pursuant to Section 10.16 and (b) each Affiliate Transferee.  For the avoidance of doubt, each Excluded Subsidiary shall not be a Guarantor, and to the extent that an Excluded Subsidiary’s net income would otherwise be included in the definition of Consolidated Net Income or Consolidated EBITDA or any component thereof such Excluded Subsidiary’s net income shall not be included for purposes of calculating Consolidated Net Income or Consolidated EBITDA except to the extent provided in either such definition.

“Existing Mortgage” means that certain Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing (Secures Future Advances), dated as of July 31, 2013, by PESRM, as mortgagor, to MLC (as assignee of JPMVEC), as mortgagee, as amended and restated by the Amended and Restated Mortgage as of the Effective Date.

“Existing Term-ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of April 4, 2013, among Bank of America, N.A. (as assignee of JPMorgan), as revolving collateral agent, JPMorgan, as term loan administrative agent, the SOA Collateral Agent (as assignee of JPMVEC), PESRM and the other parties thereto.

“Existing Term Loan Credit Agreement” means that certain Term Loan Agreement among PESRM, the lenders party thereto from time to time and JPMorgan, as administrative agent, dated April 4, 2013, with J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner.

“Existing Term Loan Facility” means the facility established pursuant to the Existing Term Loan Credit Agreement.

“Final Termination Date” has the meaning set forth in Section 6.02(a).

“Financial Products ISDA Master Agreement” means that certain 2002 ISDA Master Agreement, dated as of the date hereof, including the Schedule, exhibits and annexes thereto and the transactions thereunder, between PESRM and MLC, as amended, restated, supplemented, replaced or otherwise modified from time to time.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Financial Report” means, for any Day, a written report prepared by MLC substantially in the form attached hereto as Schedule 3.06(a), detailing (i) all Priced Hydrocarbon Inventory by Index and Hydrocarbon Deemed Hedge Contract, with related allocations to the applicable Hydrocarbon Deemed Hedge Contracts (as such terms are defined in Schedule 5(c)), for such Day including all financial trades associated with the Auto Bin Deemed Hedge Roll, and (ii) all Priced Hydrocarbon Inventory by Index and Hydrocarbon Deemed Hedge Contract, which is either pricing “in” or “out” on, at least, the Business Day following such Day.

“First Purchaser Compliance Costs” means, on any Day, without duplication, all direct out of pocket losses, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by, or amounts owed by, MLC on or before such Day that arise from taking, or causing to be taken, such steps as are necessary or appropriate to comply with any First Purchaser Requirements that are applicable to MLC or any Affiliate of MLC as a first purchaser of Products pursuant to one or more transactions entered into at the request of or for the benefit of MLC or any Affiliate of MLC pursuant to this Agreement, as approved by PESRM pursuant to Section 3.19.

“First Purchaser Requirements” has the meaning set forth in Section 3.19(b)(i).

“FOB” means Free on Board as such term is defined in Incoterms 2010.

“Force Majeure” has the meaning set forth in Section 15.01.

“Framework Agreement” means that certain Framework and Collateral Agency Agreement, dated as of the date hereof, among PESIC, MLC and MLC, as the SOA Collateral Agent, as in effect on the date of this Agreement.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“General Terms and Conditions” means standardized general terms and conditions for CO Supply Contracts and/or RP Sales Contracts and/or Cover Transactions in a form commonly used in the relevant market (e.g. the ConocoPhillips General Provisions Domestic Crude Oil Agreements Effective January 1, 1993).

“Governmental Approval” means (i) any authorization, consent, approval, license, lease, ruling, permit, tariff, certification, exemption, filing, variance, claim, order, judgment, award, decree, by or with any Governmental Authority, (ii) any declaration of or with any Governmental Authority or (iii) any registration by or with, any Governmental Authority, in each case relating to the due execution and delivery of, or the performance by each intended party of, or the performance of its obligations or the exercise of its rights under, this Agreement and the other PESRM Transaction Documents to which it is (or is intended to be) a party.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Central Bank or the Organisation for Economic Co-operation and Development), and self-regulatory bodies including NYMEX, ICE or any other exchange or clearing organization on which hedging relating to this Agreement may occur or be cleared.

“Government Official” has the meaning set forth in Section 6.20(a)(ii).

“Governmental Real Property Disclosure Requirements” means any Environmental Law requiring notification of the buyer, lessee, mortgagee, assignee, or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Guarantee” has the meaning set forth in Section 13.01.

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Guarantor” means (i) each Subsidiary listed on Schedule 1.01(b) hereto and (ii) each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 10.10(b) and that has not been designated by PESRM, in accordance with Section 10.16, as an Excluded Subsidiary, and in any event, excluding any Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Hazardous Materials” means the following: hazardous substances; hazardous wastes; any petroleum-based contaminant; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; and any other chemicals, wastes, materials, compounds, constituents or substances, subject to regulation as hazardous, toxic, a pollutant or a contaminant, or which can give rise to liability under any Environmental Laws.

“Hedging Activities” has the meaning set forth in Section 6.09.

“Holdings” means Philadelphia Energy Solutions, LLC.

“Hydrocarbon” means Crude Oil and Refined Products.

“Hydrocarbon Deemed Hedge Contract” means, for any Hydrocarbon, the index specified under the heading “Hydrocarbon Deemed Hedge Contract” on Table 1 of Part 2 of Schedule 5(c).

“Hydrocarbon Physical Inventory” has the meaning set forth in Schedule 5(c).

“ICE” means InterContinental Exchange, Inc.

“ICE LIBOR” has the meaning set forth in the definition of LIBOR.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Illegality” has the meaning set forth in Section 14.03(a)(i).

“Imbalance Quantity” has the meaning set forth in Section 6.14.

“In-Storage Inventory” has the meaning set forth in the Inventory Sales Agreement.

“Indemnifiable Taxes” means all taxes imposed by reason of the procurement, purchase, ownership, storage, transfer, transport, sale or use of the Hydrocarbons or lease, use or ownership of any Required Infrastructure pursuant to this Agreement, any other PESRM Transaction Document, any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any MLC-PESIC Secured Prepay Transaction, any PESIC-PESRM Secured Prepay Transaction, any RP Sales Contract, or any Cover Transaction, or by reason of any other transaction or service contemplated hereunder or thereunder, including all foreign, federal, territorial, provincial, state and local taxes on gross income, sales, use, gross receipts, municipal license, value added, severance, ad valorem, excise, inventory, property (whether real or personal), spill, environmental, carbon, production, transaction-based, occupation, gathering, pipeline regulating, windfall profits, gross production, energy, withholding and other taxes and governmental charges and assessments; provided, that Indemnifiable Taxes shall not include (i) any taxes imposed on or measured by net income or profits, capital value, net worth or overall net assets of any entity, whether denominated as franchise taxes, doing business taxes, mercantile taxes, business privilege taxes, capital stock taxes or the like (other than any franchise taxes, mercantile taxes or business privilege taxes (x) imposed on or measured by gross income or gross receipts (including the gross receipts portion of the City of Philadelphia Business Income and Receipts Tax) or (y) that MLC would not have been subject to but for its having entered into any PESRM Transaction Document, CO Supply Contract, PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction, PESIC-PESRM Secured Prepay Transaction, RP Sales Contract, or Cover Transaction, including any transaction or service contemplated thereunder), or (ii) business license or registration fees (other than any non-U.S. business license or registration fees that MLC would not have been subject to but for its having entered into any PESRM Transaction Document, CO Supply Contract, PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction, PESIC-PESRM Secured Prepay Transaction, RP Sales Contract, or Cover Transaction, including any transaction or service contemplated thereunder).

“Indemnified Party” has the meaning set forth in Section 7.01(f).

“Indemnifying Party” has the meaning set forth in Section 7.01(f).

“Index” means, for any Hydrocarbon, the index specified under the heading “Index” in Table 1 of Part 2 of Schedule 5(c).

“Initial Rack Sale Amount” means $[**].

“Initial Refined Product Price Amount” has the meaning set forth in Schedule 5(b).

“Initial RP Purchases” has the meaning set forth in Section 4.13(a).

“Insurance Requirements” has the meaning set forth in Section 10.04(a).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Intermediate Holdco” has the meaning set forth in the recitals to this Agreement.

“Inventory Sales Agreement” means that certain Inventory Sales Agreement dated as of the date hereof, between JPMVEC and MLC.

“Investment Assets” has the meaning assigned to such term in Section 10.10(e).

“Invoice” has the meaning set forth in Section 5.01.

“ISDA Termination Event” has the meaning set forth in Section 14.03(a)(iii).

“Joinder Agreement” means a joinder agreement substantially in the form of Schedule 1.01(e).

“Jones Act” means the Merchant Marine Act of 1920, as amended.

“JPMVEC” has the meaning set forth in the recitals of this Agreement.

“L/C Fees and Costs” means, in respect of any letter of credit posted by MLC or any of its Affiliates to any third party in connection with the performance of MLC’s obligations under this Agreement, the other PESRM Transaction Documents, the CO Supply Contracts, the PESRM-MLC Secured Prepay Transactions, the RP Sales Contracts or the Cover Transactions, any and all fees and costs payable by MLC and/or such Affiliates in respect of such letter of credit.

“Leased Affiliate Transferee Assets” means any Affiliate Transferee Assets leased by a Transaction Party to an Affiliate Transferee.

“Liabilities” means any losses, claims, charges, damages, deficiencies, assessments, interest, fines, penalties, costs and expenses of any kind (including reasonable attorneys’ fees and disbursements and other fees, court costs and other disbursements), directly or indirectly arising out of or related to any Proceeding (or threatened Proceeding), judgment, investigation (or threatened investigation), settlement (whether or not Proceedings have been initiated) or judicial or administrative order, including any Environmental Claim, and, in each case, including any indemnification by MLC of PESIC or any other Indemnified Party (as defined in the Framework Agreement), other than any MLC Caused Indemnity.  Liabilities shall include costs of purchasing replacement commodities, receipt, storage, transportation and delivery costs relating thereto, liquidated damages, credit charges and hedging costs and any costs of MLC on account of MLC paying to PESIC or the holders of the Preferred Shares or the Class B Preferred Shares the dividend on the Preferred Shares (as defined in the limited liability company agreement of PESIC) or the Class B Preferred Shares (as defined in the limited liability company agreement of PESIC) after PESRM’s failure to pay such amount pursuant to the terms of the PESIC-PESRM Consulting Agreement (taking into account any grace period for the payment of such amount).

“LIBOR” means, for any Day, the rate per annum determined by MLC at approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to such Day by reference to the ICE Benchmark Administration LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as may be designated by MLC from time to time) (“ICE LIBOR”), for a period equal to the designated period; provided, that if the ICE LIBOR is not available to MLC for any reason, then the applicable LIBOR for

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such Day shall instead be the average of the rates per annum at which deposits in US Dollars are offered for such designated period to major banks in the London interbank market in London, England by Bank of America, N.A., at approximately 11:00 a.m. (London time) on the date which is two London Banking Days prior to such Day.  Each determination by MLC pursuant to this definition shall be conclusive absent manifest error.

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement effective to provide priority or preference or any filing of any financing statement under the UCC, as in effect from time to time in any applicable state or jurisdiction, or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property, and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“London Banking Day” means a Day on which dealings in US Dollar deposits are conducted by and between banks in the London interbank market.

“Loss” means, with respect to this Agreement or one or more terminated PESRM Transactions (such transactions, the “Terminated Transactions”), as the case may be, and a Party, an amount that Party reasonably determines in good faith and a commercially reasonable manner to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including, without limitation, any loss of bargain, cost of funding and (i) in any case where MLC is the Performing Party, without duplication, losses and costs (or gains) incurred by MLC as a result of its terminating, liquidating, obtaining, amending or reestablishing any CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, RP Sales Contracts or Cover Transactions (but solely with respect to unreimbursed market structure risks (i.e., deemed basis risks and deemed roll risks), grade differentials and/or locational differentials related to such contracts or transactions, as applicable), any losses and costs (or gains) incurred in liquidating any Crude Oil or Refined Product inventory or removing any such inventory from storage and/or piping, and any unreimbursed CO Transportation and Other Costs, RP Transportation and Other Costs, Cover Transportation and Other Costs and any unpaid Throughput Service Fees and Cover Throughput Service Fees, and (ii) in any case where PESRM is the Performing Party, without duplication, losses and costs (or gains) that would have been incurred by MLC as a result of the termination or liquidation of all then outstanding CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, RP Sales Contracts and Cover Transactions (but solely with respect to (and in each case only to the extent applicable) unreimbursed market structure risks (i.e., deemed basis risks and deemed roll risks), grade differentials and/or locational differentials related to such contracts or transactions, as applicable) and any unreimbursed CO Transportation and Other Costs, RP Transportation and Other Costs, Cover Transportation and Other Costs and any unpaid Throughput Service Fees and Cover Throughput Service Fees.  Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date and not made.  A Party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable, subject to Section 14.04(a).  A Party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.  For the avoidance of doubt, Loss will be calculated separately from any indemnity determinations made under this Agreement.

“Management Personnel” means Persons, including employees of Holdings, who are engaged in the management or operations of PESRM or any of its Subsidiaries (among other things).

“Management Personnel Costs” means (i) accrued salaries, bonuses and other compensation of, and expense and tax reimbursements to, Management Personnel and (ii) other costs of Holdings directly arising from the employment of such Management Personnel.

“Master Netting Agreement” means that certain IECA Master Netting Agreement, dated as of the date hereof, between PESRM and MLC.

“Material Adverse Condition” has the meaning set forth in Section 6.04(a).

“Material Adverse Effect” means (i) a material adverse effect on the business, property, results of operations or financial condition of the Transaction Parties or MLC, as applicable, taken as a whole; (ii) a material adverse effect on the ability of the Transaction Parties or MLC, as applicable, to fully perform their respective payment or performance obligations under any Certain PESRM Transaction Document, the MLC-PESIC ISDA Master Agreement or the PESIC-PESRM ISDA Master Agreement; or (iii) a material adverse effect on the rights of or benefits or remedies available to MLC or PESRM, as applicable, under any Certain PESRM Transaction Document, the MLC-PESIC ISDA Master Agreement or the PESIC-PESRM ISDA Master Agreement, in each case other than due to a PESIC Failure.

“Material Contracts” means (i) to the extent any Permitted Term Loan Facility is then outstanding, the Term Loan Credit Agreement and the other Term Loan Documents, (ii) the Senior Secured Credit Facility Documents and (iii) any other agreement or contract to which any Transaction Party is a party and the failure of which to keep in full force and effect could reasonably be expected to have a Material Adverse Effect.

“Material Permit” means permits required for PESRM to conduct its businesses, operations and Real Property in accordance with Applicable Law, excluding such permits the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

“MLC” has the meaning given to such term in the preamble to this agreement.

“MLC Caused Indemnity” means any indemnification by MLC of PESIC or any other Indemnified Party (as defined in the Framework Agreement) as a result of (a) a breach by MLC of any covenant or agreement contained in any MLC-PESIC Secured Prepay Transaction Document or in connection therewith, (b) any representation or warranty of MLC made in any MLC-PESIC Secured Prepay Transaction Document or in connection therewith proving to be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

false or misleading or (c) any other event or circumstance which was caused by the actions of, or inaction by, MLC.

“MLC Crude Oil Purchase” means the physical volume of all Crude Oil purchased by MLC pursuant to a CO Supply Contract .

“MLC Deemed Daily Production” has the meaning set forth in Section 3.05(b).

“MLC Event” means, in respect of any Core PESRM Transaction Document, CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract or Cover Transaction, (i) any unexcused failure of MLC to perform under such document, contract or transaction, or (ii) the negligence or willful misconduct on the part of MLC, its Affiliates or any of their respective agents, consultants, contractors, directors, employees, officers or representatives; provided, that, in each case covered by subclause (i) or subclause (ii), MLC shall not be responsible for any failure relating to the negligence or willful misconduct of PESRM, PESIC, their Affiliates or any of their respective agents, consultants, contractors, directors, employees, officers, managers or representatives, in each case when acting as a consultant to MLC; and provided further that any MLC failure to perform due to an Applicable Condition shall not be a MLC Event.

“MLC Event of Default” has the meaning set forth in Section 14.02.

“MLC Guarantor” has the meaning set forth in Section 6.17.

“MLC Guaranty” has the meaning set forth in Section 6.17.

“MLC Ratings Trigger Event” means MLC Guarantor’s senior unsecured and unsubordinated long-term debt rating is downgraded to [**] or lower by Moody’s or to [**] or lower by S&P.

“MLC Transaction” has the meaning set forth in Section 14.01(h).

“MLC-PESIC ISDA Master Agreement” means that certain 2002 MLC-PESIC ISDA Master Agreement, dated as of the date hereof, including the Schedule, exhibits and annexes thereto and the transactions thereunder, between MLC and PESIC, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“MLC-PESIC Secured Prepay Transaction Documents” has the meaning assigned to the term “PESIC Secured Prepay Transaction Documents” in the Framework Agreement as of the date of this Agreement.

“MLC-PESIC Secured Prepay Transactions” means those certain “Sourcing Transactions” and “Prepay Transactions” conducted under the MLC-PESIC ISDA Master Agreement.

“Monthly CO FIFO Report” means, with respect to any calendar month, a report substantially in the form of Schedule 3.08(c), setting forth the physical and financial trades used in the calculation of the True Up Calendar Month Crude Oil Differential.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Monthly Cover Throughput Service Fee” means, for any calendar month, a pro rated portion of the Annual Cover Throughput Service Fee for such month (which shall be $[**] per calendar month).

“Monthly True-Up” has the meaning set forth in Section 5.02.

“Monthly True-Up Date” means the second (2nd) Business Day following the twentieth (20th) Day of each calendar month (or any other Day that may be agreed by MLC and PESRM).

“Monthly True-Up Invoice” has the meaning set forth in Section 5.02.

“Moody’s” means Moody’s Investors Service, Inc. or any successor that is a nationally recognized statistical rating organization.

“Mortgage Policy” has the meaning set forth in Section 2.02(g).

“Mortgaged Properties” means the parcels of Real Property described by metes and bounds on Schedule 1.01(h) and identified as Parcels A, B-1, C and D in the Owner’s Title Policy, as to which MLC shall be granted a Lien pursuant to the Mortgages.

“Mortgages” means each of the mortgages and deeds of trust made by any Transaction Party in favor of, or for the benefit of, MLC.

“New MLC Transactions” has the meaning set forth in the Wind-Down Agreement.

“Non-Affected Party” has the meaning set forth in Section 6.09.

“North Yard” means the parcels of real property commonly referred to as the “north yard” located north of Passyunk Avenue and adjacent to Philadelphia Gas Works property and described by metes and bounds on Schedule 1.01(i) and identified as Parcels B-2, B-3, B-4, H-1 and H-2 in the Owner’s Title Policy.

“North Yard Assets” means, collectively, the North Yard, including all improvements thereon or incidental thereto, any railroads and any other assets or personal property necessary for or incidental to the operation and maintenance of the assets located on the North Yard.

“NYMEX” means the New York Mercantile Exchange, Inc.

“Obligations” means (a) obligations of PESRM and the other Transaction Parties from time to time arising under or in respect of the due and punctual payment of all monetary obligations, including fees, reimbursements, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar Proceeding, regardless of whether allowed or allowable in such Proceeding) of PESRM and the other Transaction Parties under this Agreement, the PESRM-MLC Secured Prepay Transactions, the other PESRM Transaction Documents and the RINs Secured Obligations Agreement and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of PESRM and the other Transaction Parties under or pursuant to this Agreement and the other PESRM Transaction

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Documents and the RINs Secured Obligations Agreement. Solely for the purposes of the Term-ABL Intercreditor Agreement, the Term Loan Documents and the Intercreditor Agreement, the PESIC-PESRM ISDA Master Agreement, the PESIC-PESRM Consulting Agreement, the other PESIC-PESRM Secured Prepay Transaction Documents (as defined in the Supply and Offtake Security Agreement), the MLC-PESIC ISDA Master Agreement and the other MLC-PESIC Secured Prepay Transaction Documents (as defined in the Supply and Offtake Security Agreement) shall be deemed to be “Supply and Offtake Documents,” and “Obligations” shall be deemed to include PESRM’s obligations to PESIC under the PESIC-PESRM ISDA Master Agreement.

“Oil Flow Report” means, for any Day, a written report substantially in the form attached hereto as Schedule 4.09(a) that sets forth PESRM’s then current best estimates for each Day during the ninety (90) Day period immediately following such Day of (i) each of the types, grades and volumes of Crude Oil expected to be processed by the Refinery and (ii) each of the types, grades and volumes of Refined Products expected to be produced by the Refinery, in each case on each Day during such period.

“On-Premise Infrastructure” means the PESRM Infrastructure, the Sunoco PMT Infrastructure (other than the Eagle Point Terminal and the Paulsboro Terminal) and any Other Third Party Infrastructure owned by an Affiliate Transferee.

“Operational Imbalance” has the meaning set forth in Section 6.14.

“Operational Issue” means an RP Operational Issue and/or a CO Operational Issue, as applicable.

“Original Agreement” has the meaning set forth in the recitals of this Agreement.

“Original Agreement Effective Date” has the meaning set forth in the recitals of this Agreement.

“OSG Chartering Letter” means that certain Letter Agreement, dated as of October 7, 2014, by MLC to OSG Delaware Bay Lightering LLC, and the Acknowledgement, dated as of October 7, 2014, by OSG Delaware Bay Lightering LLC in favor of MLC.

“Other Logistics Assets” means, collectively, (a) the West Yard, including all improvements thereon or incidental thereto, (b) any railroads, railcars, rail loading and unloading facilities, (c) tanks that are (x) dedicated to any rail loading and unloading facility or (y) otherwise put into service after April 4, 2013, (d) pipeline infrastructure that connects any rail loading and unloading facility to these tanks and these tanks to the Refinery, (e) any assets and property interests which are subject to the rights of first refusal in favor of PESRM under the Terminaling Agreements, along with any pipeline infrastructure connecting these assets or property interests to the Refinery that are acquired by PESRM or any Guarantor after April 4, 2013, (f) any assets owned by PESRM and subject to a right of first offer or option pursuant to any agreement with PES Logistics, L.P. and (g) all contract rights and real estate rights related thereto.

“Other Third Party” means (i) Kinder Morgan Liquids Terminals, LLC (“KMLT”) and (ii) any other Person listed in Schedule 1.01(w), as amended from time to time, including any Affiliate Transferee that owns Other Third Party Infrastructure (as set forth on an amended

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.01(w) updated at any time any such Other Third Party Infrastructure is transferred to such Affiliate Transferee in accordance with this Agreement).

“Other Third Party Infrastructure” means (i) the infrastructure assets available to PESRM under the Master Services Agreement dated as of January 1, 1996, between KMLT and PESRM (as successor in interest to Sunoco R&M), as amended from time to time, including the infrastructure assets listed in Schedule 1.01(w) (as amended from time to time) and (ii) any other infrastructure assets of any Other Third Party that are listed in Schedule 1.01(w), as amended from time to time, including any infrastructure assets comprised of Affiliate Transferee Assets owned by an Affiliate Transferee (as set forth on an amended Schedule 1.01(w) updated at any time such infrastructure assets are transferred to such Affiliate Transferee in accordance with this Agreement), but excluding, for the avoidance of doubt, any Leased Affiliate Transferee Assets.

“Owner’s Title Policy” means that certain Owner’s Policy of Title Insurance issued by First American Title Insurance Company in favor of PESRM, Policy No. 5011442-0051311e, including any and all endorsements to the same.

“Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“Party” has the meaning set forth in the introductory paragraph of this Agreement.

“Paulsboro Terminal” means that certain Hydrocarbon terminal, operated as of the date hereof by Sunoco PMT, which is located in Paulsboro, New Jersey.

“Payable Monetization Transaction” means each CO Payable Monetization Transaction and each Cover Payable Monetization Transaction.

“Performing Party” has the meaning set forth in Section 14.04(a)(i).

“Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under any Applicable Law, not including any Environmental Law.

“Permitted Liens” has the meaning set forth in Section 11.02.

“Permitted Specified Transactions” has the meaning set forth in Section 11.15.

“Permitted Term Loan Facility” means (a) the secured term loan facility evidenced by the Existing Term Loan Credit Agreement, (b) to the extent the Existing Term Loan Facility is refinanced, in whole or in part, with (x) unsecured Indebtedness, and/or (y) a secured term loan facility (and any refinancing or replacement of any such secured term loan facility), provided that, in each case, (1) the aggregate principal amount of such secured and unsecured Indebtedness does not exceed an amount equal to the Term Loan Permitted Indebtedness Limit minus the aggregate principal amount of any Indebtedness outstanding under (A) any Permitted Term Loan Facility then outstanding minus, (B) any then-outstanding Development Financing secured by Liens on property other than the property to which such Development Financing relates and (C) any then-outstanding Indebtedness incurred under Section 11.01(y) secured by Liens on property other than the property to which such Indebtedness relates and (c) with respect

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to any secured term loan facility permitted under the preceding clause (b), such secured Indebtedness (i) is not secured by Liens on any ABL/SOA Priority Collateral unless such Liens are subordinated to the Obligations pursuant to an intercreditor agreement on terms and conditions substantially similar to those set forth in the Existing Term-ABL Intercreditor Agreement or any intercreditor agreement with respect to ABL/SOA Priority Collateral in force immediately prior to the incurrence of such Indebtedness (such intercreditor agreement, together with the Existing Term-ABL Intercreditor Agreement, a “Term-ABL Intercreditor Agreement”), provided that, in no event shall any such intercreditor agreement result in the removal of any assets or property from the definitions of ABL/SOA Collateral or MLC Separate Assets and Collateral set forth in the Existing Term-ABL Intercreditor Agreement, except as set forth in and pursuant to Section 16.18, (ii) the material terms of such financing (including interest rates) are generally consistent with prevailing market terms for such type of financing facility available to similarly-situated borrowers in the refining industry at the time such financing facility is entered into, documented pursuant to a loan agreement (together with the Existing Term Loan Credit Agreement, the “Term Loan Credit Agreement”) and (iii) any scheduled amortization payments thereunder shall not exceed an amount per annum equal to 5.00% of the principal amount of Indebtedness incurred under such facility.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PESA” means PES Administrative Services, LLC.

“PESIC” means PES Inventory Company, LLC, a special purpose vehicle owned by Intermediate Holdco.

“PESIC Account” means that certain deposit account maintained at Bank of New York Mellon in the name of MLC and designated as the “PESIC Account”, which deposit account shall at all times be subject to the PESIC Account Control Agreement, into which funds will be deposited by PESIC to secure PESIC’s obligations to MLC under the MLC-PESIC ISDA Master Agreement.

“PESIC Account Control Agreement” means an agreement in form and substance reasonably satisfactory to MLC establishing MLC’s control with respect to the PESIC Account.

“PESIC Failure” means any PESRM/PESIC Failure to Perform by PESIC that was not caused by the actions of, or inaction by, PESRM under the PESIC-PESRM Consulting Agreement or PESRM or an Affiliate of PESRM under the PESIC LLC Agreement and was caused by the actions or inactions of the holder(s) of Common Shares of PESIC.

“PESIC Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and among PESIC, as grantor, and MLC.

“PESIC-PESRM Consulting Agreement” means the consulting agreement, dated as of the Effective Date, between PESIC and PESRM, as amended, restated, replaced, supplemented or otherwise modified from time to time.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“PESIC-PESRM ISDA Master Agreement” means that certain 2002 PESRM-MLC ISDA Master Agreement, dated as of the date hereof, including the Schedule, exhibits and annexes thereto and the transactions thereunder, between PESRM and PESIC, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“PESIC-PESRM Secured Prepay Transaction Documents” means the PESIC-PESRM ISDA Master Agreement, the PESIC-PESRM Consulting Agreement and the Consent to Assignment (each as defined in the Framework Agreement as in effect on the date of this Agreement).

“PESIC-PESRM Secured Prepay Transactions” means those certain PESIC-PESRM “Sourcing Transactions” and “Prepay Transactions” conducted under the PESIC-PESRM ISDA Master Agreement.

“PESRM” has the meaning set forth in the introductory paragraph of this Agreement.

“PESRM Buy Request” has the meaning set forth in Section 3.09(b).

“PESRM Event of Default” has the meaning set forth in Section 14.01.

“PESRM/PESIC Failure to Perform” has the meaning set forth in Section 6.15.

“PESRM FTZ” has the meaning set forth in Section 6.16(a).

“PESRM Infrastructure” means (i) the Refinery and other infrastructure assets owned by PESRM that are reasonably necessary or desirable to the performance by the Parties of their respective obligations under this Agreement, including the infrastructure assets listed in Schedule 1.01(t), as amended from time to time and (ii) any Affiliate Transferee Assets that are not covered by clause (i) above, but that are owned by PESRM or any other Transaction Party (as set forth on an amended Schedule 1.01(t) updated at any time such infrastructure assets are acquired by PESRM or such other Transaction Party in accordance with this Agreement), including, for the avoidance of doubt, in respect of each of clauses (i) and (ii) above, any Leased Affiliate Transferee Assets.

“PESRM Prepayment Amount Failure” has the meaning set forth in Section 3.09(d).

“PESRM Sales Request” has the meaning set forth in Section 4.09(b).

“PESRM Transaction Documents” means this Agreement, the PESRM Transactions, the PESRM-MLC ISDA Master Agreement and the other PESRM-MLC ISDA Documents, the PESRM-MLC Secured Prepay Transactions, each Third Party Consent Agreement, the PESRM-MLC Consulting Agreement, the Products Sales Agreement, the Supply and Offtake Security Documents, the Intercreditor Agreement, the Master Netting Agreement and any other agreement entered into in connection with this Agreement or any other such agreement.

“PESRM Transactions” means (i) any CO Transaction, (ii) any RP Transaction, (iii) any Butane Sale Transaction and (iv) any PESRM-MLC Secured Prepay Transaction.

“PESRM-MLC CO Secured Prepay Transaction” means a PESRM-MLC Secured Prepay Transaction for supply of Crude Oil to the Refinery.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“PESRM-MLC Consulting Agreement” means that certain Amended and Restated Consulting Agreement dated as of the Effective Date, between MLC (as assignee of JPMVEC) and PESRM, as amended, restated, replaced, supplemented or otherwise modified from time to time, as assigned by JPMVEC to MLC pursuant to the Assignment and Assumption Agreement.

“PESRM-MLC ISDA Master Agreement” means that certain 2002 PESRM-MLC ISDA Master Agreement, dated as of the date hereof, including the schedule, exhibits and annexes thereto and the transactions thereunder, between MLC and PESRM, pursuant to which MLC and PESRM may enter into PESRM-MLC Secured Prepay Transactions, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“PESRM-MLC ISDA Documents” has the meaning ascribed to such term in the PESRM-MLC ISDA Master Agreement.

“PESRM-MLC Prepay Transaction” has the meaning given to the term “Prepay Transaction” in the PESRM-MLC ISDA Master Agreement.

“PESRM-MLC RP Secured Prepay Transaction” means a PESRM-MLC Secured Prepay Transaction for the sale of Refined Products.

“PESRM-MLC Secured Prepay Transaction” means a PESRM-MLC Sourcing Transaction and its related Prepay Transaction. PESRM-MLC Secured Prepay Transaction may mean either a PESRM-MLC CO Secured Prepay Transaction, PESRM-MLC RP Secured Prepay Transaction or both, as the context may require.

“PESRM-MLC Sourcing Transaction” has the meaning given to such term “Sourcing Transaction” in the PESRM-MLC ISDA Master Agreement.

“Post Transfer Environmental Liabilities” has the meaning set forth in Section 11.08(p).

“PPC” means Lucknow-Highspire Terminals Co.

“Prepayment Amount” means, in connection with MLC’s entry into or performance of any CO Supply Contract or Cover Transaction, in any case where MLC is required (i) to make a prepayment or provide cash collateral under such contract, a cash prepayment in US Dollars in an amount equal to the amount of such required prepayment or cash collateral, (ii) to post a letter of credit under such contract, but MLC is unable, as determined by MLC in its sole discretion, to obtain such letter of credit on an unsecured basis or provide cash collateral, a cash prepayment in US Dollars in an amount equal to the face amount of the required letter of credit, and/or (iii) to make a prepayment, post a letter of credit under such contract, but MLC is unable, as determined by MLC in its sole discretion, to obtain such letter of credit on an unsecured basis, or provide cash collateral, a cash prepayment in US Dollars in an amount equal to the amount of such required prepayment, the face amount of the required letter of credit, or the required cash collateral, as applicable.

“Priced Hydrocarbon Inventory” has the meaning set forth in Schedule 5(c).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Principal CO Cover Terms” means, in respect of any CO Cover Transaction, the Principal CO Terms for such CO Cover Transaction.

“Principal CO Terms” means, in respect of any CO Supply Contract, those terms identified on the form of PESRM Buy Request, including (i) the identity of the Counterparty to such contract, (ii) the type, grade and volume of Crude Oil subject to such contract, (iii) the Crude Oil Index applicable to such contract, (iv) the Crude Oil Grade Differential applicable to such contract, (v) the payment terms applicable to such contract, (vi) the delivery point and delivery period of such contract, (vii) the specifications for the Crude Oil to be purchased under such contract, where applicable and (viii) the General Terms and Conditions and any amendments thereto to be used in such transaction.

“Principal Cover Terms” means the Principal RP Cover Terms and/or the Principal CO Cover Terms, as applicable.

“Principal RP Cover Terms” means, in respect of any RP Cover Transaction, the Principal RP Terms for such RP Cover Transaction.

“Principal RP Terms” means, in respect of any RP Sales Contract , those terms identified on the form of PESRM Sales Request, including (i) the identity of the Product Purchaser under such contract, (ii) the type, grade and volume of Refined Product to be sold under such contract, (iii) the index that will be used to price Refined Products under such contract, (iv) any differentials or adjustments that will be applicable to the Refined Product price under such contract, (v) the payment terms applicable to such contract, (vi) the delivery period and mode of delivery to be used under such contract, (vii) the specifications for Refined Product to be sold under such contract and (viii) the General Terms and Conditions and any amendments thereto to be used in such transaction.

“Principal Terms” means the Principal CO Cover Terms, Principal CO Terms, Principal RP Cover Terms and/or the Principal RP Terms, as the context may require.

“Proceeding” means any suit, action, proceeding, claim, challenge or other matter whether brought before a Governmental Authority, arbitration panel or other body.

“Product Purchaser” has the meaning set forth in Section 4.09(a).

“Product Purchaser Delivery Point” means the gauges or metering points, as applicable, set forth in Schedule 4.09 that, in each case, are located immediately prior to the point where the applicable Refined Product is delivered by MLC to a Product Purchaser pursuant to a RP Sales Contract on an FOB basis at the Refinery or the other Basic Infrastructure.

“Products Sales Agreement” means that certain Products Sales Agreement, dated as of the Effective Date, between PESRM and MLC.

“Protocols” means the Sourcing Protocols, the Sales Protocols and the Cover Protocols.

“Provisional FIFO Queue Report” means a report substantially in the form of Schedule 3.08(b)(iv).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Rack” means a facility that is operating and capable of loading tank trucks with blended refined petroleum products for marketing refined petroleum products by truck and which provides blending and additive services, as more specifically set forth on Schedule 1.01(k), as amended from time to time.

“Rack Infrastructure Owner” means, with respect to each Rack, the entity set forth opposite the name of such Rack on Schedule 1.01(k), as amended from time to time.

“Rack Sale Prepayment Amount” means, for any Day during the Term, (a) for any Monday through Thursday (inclusive) that is a Business Day and for which the immediately following Day is a Business Day, an amount equal to the Estimated Daily Rack Sale Amount for such following Day and (b) for any Friday, Saturday, Sunday, any Business Day that is not immediately followed by another Business Day, or any other Day that is not a Business Day, an amount equal to the product of (i) the Estimated Daily Rack Sale Amount multiplied by (ii) the number of Days from (but not including) such Day until and including the next Business Day; provided that, in the event that the Estimated Daily Rack Sale Amount changes during any period referred to in this clause (b), the Rack Sale Prepayment Amount shall be adjusted to take into account the applicable Estimated Daily Rack Sale Amount on each such Day during such period.

“Rack Sales Contract” has the meaning set forth in Section 4.09(c).

“Real Property” means any parcel or tract, or portion thereof, of real property owned by any Transaction Party, which for purposes of this Agreement and the other PESRM Transaction Documents shall not include the North Yard and any improvements thereto or the West Yard and any improvements thereto.

“Recording Office” has the meaning set forth in Section 2.02(g).

“Refined Product” has the meaning set forth in Schedule 1.01(c).

“Refined Product Price Amount” has the meaning set forth in Schedule 5(b).

“Refined Product Specifications” means, in respect of any Refined Product, the applicable specifications for such Refined Product, set forth in Schedule 1.01(c), as amended from time to time.

“Refinery” means the refinery located in Philadelphia, Pennsylvania (consisting of two formerly separate refining operations commonly known as “Point Breeze” and “Girard Point”), as further described on Schedule 1.01(l) including the North Yard and the West Yard.

“Refinery Real Property” means the real property interests at the site of the Refinery as described in Schedule 1.0.1(m).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Relevant Day” has the meaning set forth in Section 3.05(a).

“Renewable Fuel Standards” means the regulatory requirements set forth in 40 C.F.R. Part 80, Subpart M, §§ 80.1400 et seq.

“Required Infrastructure” has the meaning set forth in Section 6.05(a).

“Response” means (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, subclause (i) or (ii) above.

“RIN” has the meaning as set forth in 40 C.F.R. § 80.1401 and regulated as part of Renewable Fuel Standards.

“RINs Secured Obligations Agreement” has the meaning given to such term in the Intercreditor Agreement.

“RP Cover Throughput Service Fee” has the meaning set forth in Schedule 12.

“RP Cover Transaction Price Amount” has the meaning set forth in Schedule 12.

“RP Cover Transaction Volume Limitation” has the meaning set forth in Section 12.06(b).

“RP Cover Transactions” has the meaning set forth in Section 12.01(a)(i).

“RP Delivery Point” means the gauges or metering points, as applicable, set forth in Schedule 4.01.

“RP Operational Issue” means, as determined by MLC in good faith and a commercially reasonable manner based on information provided by PESRM, a circumstance or event that occurs with respect to the Refinery and/or any Required Infrastructure (including planned maintenance and mechanical failures) or any mode of transportation utilized by the Refinery to effect delivery under any RP Sales Contract or PESRM-MLC RP Secured Prepay Transaction and that results in a failure by the Refinery to (i) produce the quantity of Refined Product required to be delivered under any RP Sales Contract or PESRM-MLC RP Secured Prepay Transaction or (ii) deliver any Refined Product on the delivery dates, and to the Product Purchaser Delivery Point or other delivery point specified in any applicable RP Sales Contract or PESRM-MLC RP Secured Prepay Transaction.

“RP Sales Contract” has the meaning set forth in Section 4.09(c).

“RP Sales Contract Prepayment Amount” means for any Day during the Term, (a) for any Monday through Thursday (inclusive) that is a Business Day and for which the immediately following Day is a Business Day, an amount equal to the notional value (measured in Dollars) of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the scheduled deliveries pursuant to all PESRM-MLC RP Sales Contracts for such following Day and (b) for any Friday, Saturday, Sunday, any Business Day that is not immediately followed by another Business Day, or any other Day that is not a Business Day, an amount equal to the sum of the notional amounts for all scheduled deliveries pursuant to all PESRM-MLC RP Sales Contracts from (but not including) such Day until and including the next Business Day.

“RP Transaction” has the meaning set forth in Section 4.05(a).

“RP Transportation and Other Costs” means any and all direct expenses incurred by MLC (and not previously paid by PESRM) (including any such expenses payable to PESRM or any PESRM Affiliate), relating to the receipt, storage, transportation and/or delivery of Refined Products to, at and/or from the Refinery or the other Basic Infrastructure (including any costs of bank countersigned letters of indemnity, L/C Fees and Costs, MLC’s share of any inspection costs and any contractual obligation to indemnify or reimburse any Product Purchaser under any RP Sales Contract for any Indemnifiable Taxes (including any taxes thereon), damages, duties, imposts, tariffs, fees, costs of posting any bonds, charges, losses or liabilities of whatever nature together with any penalties and costs associated therewith), but excluding (i) any expenses after such Refined Products are delivered to third party purchasers at the applicable Product Purchaser Delivery Point and (ii) any Demurrage Costs.  RP Transportation and Other Costs shall not include any costs or increases of costs that arise from any MLC Event.

“RVO” means any Renewable Volume Obligation as defined in 40 C.F.R. § 80.1407 and regulated as part of Renewable Fuel Standards.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

“Sales Protocols” has the meaning set forth in Section 4.09.

“Section 3.09(d) Funding Costs” has the meaning set forth in Section 3.09(d).

“Securities Account” has the meaning assigned to such term in the UCC.

“Senior Secured Credit Facility” means that certain Amended and Restated Revolving Credit and Guaranty Agreement dated as of the Effective Date, among PESRM, the Guarantors, the Lenders (as defined therein) party thereto from time to time, Bank of America, as sole lead arranger and sole bookrunner, Bank of America, as swingline lender, Bank of America and  JPMorgan Chase Bank, N.A. as issuing banks, and Bank of America, as administrative agent and as collateral agent, as amended, supplemented or otherwise modified from time to time.

“Senior Secured Credit Facility Documents” means the “Loan Documents” under the Senior Secured Credit Facility and as defined therein as of the Effective Date.

“Sleeve Transaction” has the meaning set forth in the Wind-Down Agreement.

“SOA Collateral Agent” means Merrill Lynch Commodities, Inc., in its capacity as collateral agent for the Supply and Offtake Secured Parties (as defined in the Supply and Offtake Security Agreement).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Sourcing Protocols” has the meaning set forth in Section 3.09.

“Specified Losses and Costs” means any losses (or gains in which case expressed as a negative number), costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by MLC in connection with (i) the occurrence of an Illegality under this Agreement or any PESRM Transaction, CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract, or Cover Transaction, or (ii) a breach, default (however defined) or other failure to perform by a counterparty under any CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract or Cover Transaction (excluding any loss, cost or expense to the extent caused by the bankruptcy or insolvency of the counterparty under such contract) and any losses, costs and expenses under this Agreement or a PESRM Transaction, or by PESRM under the PESRM-MLC ISDA Master Agreement or any PESRM-MLC Secured Prepay Transaction, to the extent related to or caused by such breach, default or other failure.

“Specified Transaction” means (i) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between PESRM and any third party (x) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (y) which is a transaction similar to any transaction referred to in subclause (x) that is currently, or in the future becomes, regularly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are made and (ii) any combination of these transactions.  For the avoidance of doubt, “Specified Transaction” shall not include this Agreement, any PESRM Transaction, any PESIC-PESRM Secured Prepay Transaction, any MLC-PESIC Secured Prepay Transaction or the Financial Products ISDA Master Agreement.

“Specified Transaction Obligation” means obligations under or with respect to Specified Transactions.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.  Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of PESRM.

“Sunoco” means Sunoco, LLC.

“Sunoco Pipeline” means Sunoco Pipeline L.P.

“Sunoco Pipeline Contracts” means (a) the Amended and Restated Inter-Refinery Pipeline Lease, between Sunoco Pipeline and PESRM, dated as of the Original Agreement Effective Date, as amended on November 30, 2012, (b) the Pipeline Connection Agreement (SRTF), between Sunoco Pipeline and PESRM, dated as of the Original Agreement Effective Date and (c) the Pipeline Connection Agreement (Outplant Lines), between Sunoco Pipeline and PESRM, dated as of the Original Agreement Effective Date, each as amended from time to time.

“Sunoco Pipeline Infrastructure” means the infrastructure assets made available to PESRM under the Sunoco Pipeline Contracts, including the infrastructure assets listed in Schedule 1.01(v), as amended from time to time.

“Sunoco PMT” means Sunoco Partners Marketing & Terminals L.P.

“Sunoco PMT Contracts” means (a) the Ft. Mifflin - Marine Dock & Terminaling Agreement, between Sunoco PMT and PESRM, dated as of the Original Agreement Effective Date, (b) the Paulsboro/Belmont — Products Terminal Services Agreement, between Sunoco PMT and PESRM, dated as of the Original Agreement Effective Date, (c) the Eagle Point — Terminaling & Storage Agreement, between Sunoco PMT and PESRM, dated as of the Original Agreement Effective Date, and (d) the Terminal Servies Agreement dated as of May 8, 2014 by and between Sunoco PMT and PESRM, each as amended from time to time.

“Sunoco PMT Infrastructure” means the infrastructure assets made available to PESRM under the Sunoco PMT Contracts, including the infrastructure assets listed in Schedule 1.01(u), as amended from time to time, and excluding any such infrastructure assets transferred to and owned by, or leased by a Transaction Party to, an Affiliate Transferee from and after the date such infrastructure assets are transferred or leased to such Affiliate Transferee in accordance with this Agreement (as set forth on an amended Schedule 1.01(u) updated on each such date).

“Sunoco R&M” means Sunoco, LLC (f/k/a Sunoco, Inc. (R&M).

“Supply and Offtake Documents” means the PESRM Transaction Documents.

“Supply and Offtake Perfection Certificate” means a duly completed and executed certificate substantially in the form of Schedule 1.01(g).

“Supply and Offtake Security Agreement” means that certain Second Amended and Restated Supply and Offtake Security Agreement, dated as of the date hereof, by and among PESRM, as Grantor, each other Grantor and the SOA Collateral Agent (as assignee of JPMVEC).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Supply and Offtake Security Agreement Collateral” means all property pledged, granted or reaffirmed as collateral pursuant to the Supply and Offtake Security Agreement (a) on the Effective Date or (b) pursuant to Section 10.10.

“Supply and Offtake Security Documents” means the Supply and Offtake Security Agreement, the Mortgages, the Deed of Pledge and each other security document delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Supply and Offtake Security Agreement, or any other such security document to be filed with respect to the security interests in property created pursuant to the Supply and Offtake Security Agreement and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Obligations. For the avoidance of doubt, “Supply and Offtake Security Documents” shall not include PESIC Security Agreement or the PESIC Account Control Agreement.

“Survey” means an as-built survey of such Mortgaged Properties certified to MLC and the Title Company in a manner reasonably satisfactory to them, dated a date satisfactory to MLC and the Title Company by an independent professional licensed land surveyor reasonably satisfactory to MLC.

“SXL” means Sunoco Logistics Partners L.P. and any or all of its Subsidiaries, as the context requires.

“SXL Report” means a report produced by SXL substantially in the form of Schedule 4.04(a).

“Tank” means each of the tanks identified in Schedules 1.01(u), (v), (w) and (x) of this Agreement.

“Term” has the meaning set forth in Section 2.01.

“Term—ABL Intercreditor Agreement” has the meaning set forth in the definition of “Permitted Term Loan Facility”.

“Term Expiration Date” has the meaning set forth in Section 6.02(a).

“Term Loan Credit Agreement” has the meaning assigned to such term in the definition of “Permitted Term Loan Facility”.

“Terminaling Agreements” means any agreements to which PESRM is a party as of the Effective Date with respect to the receipt, handling, storage or delivery of crude oil, refined petroleum products (or any other products reasonably related or ancillary thereto).

“Terminated Transactions” has the meaning set forth in the definition of Loss.

“Termination Event” has the meaning set forth in Section 14.03(a).

“Termination Payment” has the meaning set forth in Section 14.04(b).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Third Party” means Sunoco PMT, Sunoco Pipeline and any Other Third Party.

“Third Party Claim” has the meaning set forth in Section 7.01(f).

“Third Party Consent Agreement” means a consent agreement, in the form of Schedule 18 or otherwise in form and substance satisfactory to MLC, between an owner of Third Party Infrastructure and the SOA Collateral Agent.

“Third Party Contract” means any agreement entered into between PESRM and a third party owner from time to time that provides for infrastructure or equipment that loads, unloads, stores, blends, transports or processes MLC Separate Assets and Collateral.

“Third Party Infrastructure” means the Sunoco PMT Infrastructure, the Sunoco Pipeline Infrastructure and any Other Third Party Infrastructure.

“Throughput Service Fee” means (i) $[**]/Barrel for all Crude Oil Barrels delivered at the CO Delivery Point and (ii) $[**]/Barrel for all Refined Product Barrels delivered by MLC to third parties or pursuant to any PESRM/MLC RP Sales Contracts.

“Throughput Service Fee Implied Discount” means, in respect of any calendar month, the sum of (a) the actual volume (measured in Barrels) of Crude Oil delivered at the CO Delivery Point in such month multiplied by $[**] plus (b) the actual volume (measured in Barrels) of Refined Products delivered by MLC to third parties or pursuant to PESRM/MLC RP Sales Contracts in such month multiplied by $[**].

“Throughput Service Fee Implied Discount True-Up” means, in respect of any calendar month, an amount equal to (a) the Throughput Service Fee Implied Discount minus (b) an amount equal to (I) from the Effective Date to but not including the [**] anniversary of the Effective Date, $[**], (II) from and including the [**] anniversary of the Effective Date to but not including the [**] anniversary of the Effective Date, $[**] and (III) from and including the [**] anniversary of the Effective Date to but not including the [**] anniversary of the Effective Date, $[**], payable by (x) if such amount is positive, PESRM to MLC in accordance with Section 5.02 and (y) if such amount is negative, MLC to PESRM in accordance with Section 5.02.

“Title Company” means First American Title Insurance Company, or another title insurance company reasonably acceptable to MLC.

“Transaction Documents” means (i) the PESRM Transaction Documents and (ii) the Senior Secured Credit Facility Documents.

“Transaction Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“Transferred Guarantor” has the meaning set forth in Section 13.10.

“True Up Calendar Month Crude Oil Differential” has the meaning set forth in Schedule 5(a).

“True-Up Crude Oil Price Amount” has the meaning set forth in Schedule 5(a).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“True-Up Refined Product Price Amount” has the meaning set forth in Schedule 5(b).

“UCC” means the Uniform Commercial Code, as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Uninvoiced Day” means any Day that is not a Business Day and for which an Invoice has not previously been prepared by MLC and delivered to PESRM pursuant to Section 5.01.

“United States” means, the United States of America.

“Unpaid Amounts” means, with respect to any Early Termination Date, but without duplication of any amounts included in the related calculation of Loss, the aggregate of the amounts that became payable (whether or not due) to PESRM or MLC hereunder prior to the occurrence of such Early Termination Date or as a result of the termination of this Agreement and that remain payable (whether or not due) as at such Early Termination Date (including any Working Capital Fee, any Auto-Bin Deemed Hedge Roll true-up and any indemnities) together with interest thereon from (and including) the date such amounts became due and payable to (but excluding) such Early Termination Date, at the interest rate set forth in Section 16.12.

“US Dollars” and “$” means the lawful money of the United States of America.

“VAT” means value added tax.

“Vessel” has the definition set forth in the PESRM-MLC ISDA Master Agreement.

“Volumetric Gain and Loss” means the value, as determined by MLC, of any gains or losses in respect of any volume of in-transit or in-storage Crude Oil, Refined Product or the measurement thereof (each relevant volume being measured in accordance with Section 6.11) in connection with the PESRM Transactions, CO Supply Contracts, RP Sales Contracts and Cover Transactions (including, in each case, any hedging gain or loss directly relating to any such volumetric gain or loss), for which, in the case of any loss, MLC has not been compensated by PESRM or any third party, and, in the case of any gain, MLC has not paid PESRM or any third party for the relevant excess volume (each such gain, a “Volumetric Gain”, and each such loss, a “Volumetric Loss”). PESRM shall have the right to require a review by a jointly appointed independent inspector of any MLC determination of a Volumetric Gain or Volumetric Loss by notice given to MLC within two (2) Business Days after PESRM is notified of such determination.

“West Yard” means the parcel of real properly (and any improvements to such parcel of real property) commonly referred to as the “west yard” described by metes and bounds on Schedule 1.01(j) and identified in the Owner’s Title Policy as Parcel E.

“Wind-Down Agreement” has the meaning set forth in the recitals hereto.

“Wind-down Liquidation” has the meaning set forth in Section 6.02(b).

“Working Capital Amount” means, in respect of any Day, the positive amount (if any) equal to:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) the sum of (i) the total amount prepaid by MLC in connection with all MLC-PESIC Secured Prepay Transactions then outstanding, and (ii) the total amount prepaid by MLC in connection with all PESRM-MLC Secured Prepay Transactions then outstanding;

PLUS

(b)                                 the sum of aggregate receivables for such Day from all MLC counterparties in respect of transactions directly relating to the performance of MLC’s obligations under this Agreement and, without duplication, the PESRM Transactions, the CO Supply Contracts,  the RP Sales Contracts and the Cover Transactions on such Day;

MINUS

(c)                                  the sum of aggregate payables for such Day to all MLC counterparties in respect of all transactions directly relating to the performance of MLC’s obligations under this Agreement and, without duplication, the PESRM Transactions, the CO Supply Contracts, the RP Sales Contracts and the Cover Transactions on such Day;

MINUS

(d)                                 the sum of all Prepayment Amounts in respect of Hydrocarbons included above paid by PESRM on or before such Day;

MINUS

(e)                                  the value of any Hydrocarbons for which PESRM is being charged a Section 3.09(d) Funding Cost in respect of such Hydrocarbons for such Day.

An example calculation of the Working Capital Amount is set forth on Schedule 1.01(s) hereto, for illustrative purposes only.

“Working Capital Fee” means, for each Day, the product of (i) the Working Capital Rate for such Day and (ii) the Working Capital Amount for such Day.

“Working Capital Rate” means, except as otherwise provided in Section 16.12(b), for each Day, the sum of (i) three (3) months LIBOR for such Day (the “Base Interest Rate”) and (ii) [**] (the “Applicable Margin”).

Section 1.02                             Principles of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any PESRM Transaction Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified or in effect (subject to any restrictions on such amendments, supplements or modifications set forth herein) unless the context expressly otherwise requires,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Annexes and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03                             Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by MLC.  If, after the Effective Date, any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 10.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by PESRM and results in a change in any of the calculations required by Article XI that would not have resulted had such accounting change not occurred, if requested by PESRM or MLC, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by PESRM shall be the same after such change as if such change had not been made; provided, that (i) no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article XI shall be given effect until such provisions are amended to reflect such changes in GAAP and (ii) PESRM shall provide to MLC financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between such calculations made before and after giving effect to such change in GAAP.

Section 1.04                             Single Agreement.  All PESRM Transactions and all transactions contemplated thereby are entered into in reliance on the fact that this Agreement, the PESRM Transaction Documents and all PESRM Transactions, the PESIC-PESRM ISDA Master Agreement and all PESIC-PESRM Secured Prepay Transactions (and all transactions contemplated thereby) form a single integrated agreement among MLC and the Transaction Parties.

Section 1.05                             Inconsistency.  In the event of any inconsistency between the provisions of any PESRM Transaction and this Agreement, the terms of such PESRM Transaction will prevail for purposes of such transaction.

Section 1.06                             Additional Defined Terms.  For purposes of the definitions of “Excluded Subsidiary” and “Material Contracts” in Section 1.01, Section 1.01(j), Sections 2.02, 14.01(i), 14.01(l), 14.01(m), 14.02(g), 16.08, 16.18 and Articles VIII, IX, X, XI and XIII, the defined terms set forth in Annex I (except as otherwise specified in Annex I) (including each defined term that is used, directly or indirectly, in each defined term listed in Annex I, but that is not defined in this Agreement) shall have the meaning ascribed to such terms in the Senior Secured

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Credit Facility as in effect on the Effective Date without giving effect to any subsequent termination, amendment, modification, supplement or waiver to or of the Senior Secured Credit Facility.  References in the defined terms so incorporated herein pursuant to the preceding sentence (for purposes of such sections and articles hereof):

(a)                                 to “Administrative Agent”, “Collateral Agent”, “Lender” or “Lenders”, “Required Lenders”, “Secured Party” or “Secured Parties”, or “Swingline Lender” shall be deemed amended in each case to be a reference to MLC in its capacity as a Party to this Agreement, and the text of such defined terms shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(b)                                 to “Borrower” shall be deemed amended in each case to be a reference to “PESRM” in its capacity as a Party to this Agreement, and the text of such defined term shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(c)                                  to “Hedging Agreement” shall be deemed amended in each case to be a reference to “Specified Transaction”, as such term is defined in this Agreement, and the text of such defined term shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(d)                                 to “Hedging Obligation” shall be deemed amended in each case to be a reference to “Specified Transaction Obligation”, as such term is defined in this Agreement, and the text of such defined term shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(e)                                  to “Loan Document” or “Loan Documents” shall be deemed amended in each case to be a reference to “Senior Secured Credit Facility Documents”, as such term is defined in this Agreement, but without giving effect to any subsequent termination, amendment, modification, supplement or waiver to or of the Senior Secured Credit Facility, and the text of such defined terms shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(f)                                   to “Loan Party” or “Loan Parties” shall be deemed amended in each case to be a reference to “Transaction Parties”, as such term is defined in this Agreement, and the text of such defined terms shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(g)                                  to “Requirement of Law” or “Requirements of Law” shall be deemed amended in each case to be a reference to “Applicable Law”, as such term is defined in this Agreement, and the text of such defined terms shall be deemed amended, mutatis mutandis, to give effect to such deemed reference;

(h)                                 to “Security Document” or “Security Documents” shall be deemed amended in each case to be a reference to “Supply and Offtake Security Documents”, as such term is defined in this Agreement, and the text of such defined terms shall be deemed amended, mutatis mutandis, to give effect to such deemed reference; and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)                                     to sections of the Senior Secured Credit Facility or Senior Secured Credit Facility Documents shall be deemed in each case to be a reference to the corresponding section in this Agreement or the other PESRM Transaction Documents, as applicable, and shall be deemed amended, mutatis mutandis, to give effect to such deemed reference; and

(j)                                    to “Collateral” shall be deemed to be a reference to “ABL/SOA Priority Collateral” (such term having the meaning ascribed thereto by operation of this Section 1.06), but only where the term “Collateral” appears in the definitions of the terms “Asset Sale” and “Reserves” in Section 1.01 of the Senior Secured Credit Facility, and the text of such defined terms shall be deemed amended, mutatis mutandis, to give effect to such deemed reference.

ARTICLE II.

TERM OF AGREEMENT; CONDITIONS TO THE EFFECTIVE DATE

Section 2.01                             Term of Agreement.  The initial term of this Agreement shall commence on the Effective Date and shall remain in full force and effect until the third (3rd) anniversary of the Effective Date (subject to Section 6.02, the “Term”).

Section 2.02                             PESRM Conditions to the Effective Date.  MLC’s obligations hereunder shall be subject to the satisfaction by PESRM or waiver by MLC of the following conditions:

(a)                                 Assignments and Transfers Effective; Effective Date Deliverables.  The Assignments and Transfers shall have been consummated and be effective pursuant to the terms of the Assignment Documents. There shall have been delivered to MLC, with respect to each Transaction Party, as applicable, an executed counterpart of each of the following documents:

i.                              this Agreement;

ii.                           the PESIC-PESRM Consulting Agreement;

iii.                        the PESRM-MLC Consulting Agreement;

iv.                       a Third Party Consent Agreement, duly executed and delivered by each Third Party owner of Third Party Infrastructure, except as set forth on Schedule 2.02(a);

v.                          the Supply and Offtake Security Agreement and the Deed of Pledge;

vi.                       the Products Sales Agreement;

vii.                    the Intercreditor Agreement;

viii.                 the PESRM-MLC ISDA Master Agreement and the other PESRM-MLC ISDA Documents;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

xi.                       the PESIC-PESRM ISDA Master Agreement;

xii.                    the OSG Chartering Letter;

xiii.                 the Master Netting Agreement;

xiv.                the MLC-PESIC ISDA Master Agreement;

xv.                   the Framework Agreement;

and in each case, such agreement shall be in full force and effect.

(b)                                 Corporate Documents.  MLC shall have received:

(i)                                     a certificate of the secretary or assistant secretary of each Transaction Party, dated the Effective Date, certifying (x) that attached thereto is a true and complete copy of each Organizational Document of such Transaction Party certified (to the extent applicable) as of a recent date by (if applicable) the Secretary of State of the state of its organization, (y) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Transaction Party authorizing the execution, delivery and performance of the Effective Date PESRM Transaction Documents and, if applicable, all documents related to the PESIC-PESRM Secured Prepay Transactions, to which such Person is a party and, in the case of PESRM, the Obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (z) as to the incumbency and specimen signature of each officer executing any Effective Date PESRM Transaction Document, the PESIC-PESRM ISDA Master Agreement or any other document delivered in connection herewith on behalf of such Transaction Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this subclause (i)); and

(ii)                                  a certificate as to the good standing of each Transaction Party (in each case, in so-called “long-form” if available) in its jurisdiction of organization as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(c)                                  Opinions of Counsel.  MLC shall have received a favorable written opinion of (i) Latham & Watkins LLP, special counsel for the Transaction Parties, (x) dated the Effective Date, (y) addressed to MLC and (z) covering such matters relating to the Effective Date PESRM Transaction Documents as MLC shall reasonably request and (ii) Buchanan Ingersoll & Rooney PC, special Pennsylvania counsel for the Transaction Parties, (x) dated the Effective Date, (y) addressed to MLC and (z) covering such matters relating to the Mortgage(as assigned and amended and restated on the Effective Date) as MLC shall reasonably request.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Solvency Certificate.  MLC shall have received a solvency certificate in the form of Schedule 2.02(d), dated the Effective Date and signed by the chief financial officer or chief executive officer of PESRM.

(e)                                  Fees.  An amount equal to the aggregate of all amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out of pocket expenses (including the reasonable and documented out of pocket legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to MLC incurred prior to September 1, 2014, and the reasonable and documented out-of-pocket fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors and legal counsels to MLC), shall be paid by PESRM (or arrangement for payment therefor satisfactory to MLC shall have been made), including any of the aforementioned fees and expenses incurred on or prior to the Effective Date in connection with the negotiation, execution and delivery of the Assignment and Assumption Agreement and the other Transaction Documents (as such term is defined in the Assignment and Assumption Agreement), and all documents related to any PESIC-PESRM Secured Prepay Transactions.

(f)                                   Personal Property Requirements.  MLC shall have received:

(i)                                     with respect to each Transaction Party, UCC financing statements (or amendments to existing financing statements, as applicable) in appropriate form for filing under the UCC and such other documents under domestic Applicable Law in each domestic jurisdiction as may be necessary or appropriate, in the reasonable opinion of MLC, to perfect (or maintain the perfection of, as applicable) the Liens created, or purported to be created, by the Supply and Offtake Security Documents (including, without limitation, by amending UCC financing statements on file in the applicable jurisdiction);

(ii)                                  with respect to each Transaction Party, certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any of the Transaction Parties as debtor and that are filed in those state and county jurisdictions in which any of the Transaction Parties is organized or maintains its principal place of business, and such other searches that are required by the Supply and Offtake Perfection Certificate with respect to any of the Transaction Parties or that MLC deems necessary or appropriate, none of which encumber, or reflect a Lien on, the Collateral covered or intended to be covered by the Supply and Offtake Security Documents (other than, solely in respect of the Supply and Offtake Security Agreement Collateral, Permitted Liens on such Collateral or any other Liens acceptable to MLC);

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)                               with respect to each Transaction Party, evidence acceptable to MLC of payment or arrangements for payment of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Supply and Offtake Security Documents, if any; and

(iv)                              with respect to each Transaction Party, a Supply and Offtake Perfection Certificate, reflecting all Collateral pledged as of the Effective Date.

(g)                                  Real Property Requirements. PESRM shall have delivered or caused to be delivered the following: (i) an amended and restated Mortgage, in form and substance reasonably acceptable to MLC (the “Amended and Restated Mortgage”), duly executed by PESRM and in proper form for recording in the real estate records of the county in which the applicable Mortgaged Property is located (the “Recording Office”); (ii) UCC-3 financing statements and other termination documentation relating to the Existing Mortgage as may be reasonably requested by MLC; (iii) an endorsement to the mortgagee’s policy of title insurance (the “Mortgage Policy”), dated as of the Effective Date, insuring the assignment of the Existing Mortgage and the Amended and Restated Mortgage, and insuring MLC as the mortgagee of record as of the Effective Date, which endorsement shall reveal no liens or encumbrances other than Permitted Liens or other liens or encumbrances otherwise acceptable to MLC and shall otherwise be in form and substance reasonably acceptable to MLC and as is customarily issued in the Commonwealth of Pennsylvania by the Title Company; (iv) all affidavits and other documentation executed by JPMVEC, PESRM or MLC as reasonably requested by the Title Company in order for the Title Company to issue the title endorsement as described in the immediately preceding clause (iii); and (v) all other documentation reasonably necessary or advisable to effect the actions contemplated by this Section 2.02(g).

(h)                                 Anti-Terrorism Laws.  MLC shall have timely received the information required under Section 10.17.

(i)                                     [Reserved]

(j)                                    Products Sales Agreement. The purchase and sale of the Products (as defined in the Products Sales Agreement) shall have been consummated prior to or substantially concurrently with the entry into this Agreement pursuant to terms of the Products Sales Agreement.

(k)                                 Material Approvals.  All material Governmental Authority and, except as set forth on Schedule 2.02(k), all material third-party licenses, registrations, permits, consents and approvals necessary in connection with this Agreement, the PESRM Transaction Documents and the PESIC-PESRM ISDA Master Agreement and the transactions hereunder and thereunder shall have been obtained (without the imposition of any conditions that would materially impair the rights, or materially increase the liabilities or obligations, of MLC, without its prior consent (such consent not to be unreasonably withheld or delayed)) and no Applicable Laws are

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

then in effect that materially and adversely restrain or prevent this Agreement, the PESRM Transaction Documents and the PESIC-PESRM ISDA Master Agreement and the transactions hereunder and thereunder or impose conditions that materially impair the rights, or materially increase the liabilities or obligations, of MLC, without the prior consent of MLC (such consent not to be unreasonably withheld or delayed).

(l)                                     Outstanding Indebtedness.  After giving effect to this Agreement, the Effective Date PESRM Transaction Documents and the PESIC-PESRM ISDA Master Agreement and the transactions hereunder and thereunder, the Transaction Parties shall have no outstanding Indebtedness or preferred stock other than (i) the Obligations and obligations related to all PESIC-PESRM Secured Prepay Transactions, (ii) to the extent constituting Indebtedness, (x) Permitted Specified Transactions, and (y) obligations under the Senior Secured Credit Facility Documents, and (iii) other Indebtedness permitted by Section 11.01.

(m)                             Insurance Requirements.  MLC shall have received evidence reasonably satisfactory to it that PESRM has satisfied the Insurance Requirements, including receipt by MLC of insurance certificates, in form and substance acceptable to MLC, listing MLC as loss payee thereon and as an additional insured with respect to the applicable insurance policies maintained by PESRM in accordance with the Insurance Requirements.

(n)                                 Effective Date Infrastructure.  None of the Refinery (including the Tanks, pipelines, racks, vessels, railroads, terminals and docks associated therewith), any other PESRM Infrastructure, any Sunoco PMT Infrastructure, any Sunoco Pipeline Infrastructure or any Other Third Party Infrastructure (collectively, the “Effective Date Infrastructure”) shall have been affected by loss or damage (whether or not covered by insurance) that reasonably would be expected to prevent PESRM from receiving and/or storing Crude Oil at the Effective Date Infrastructure, transporting Crude Oil to, within, among or from the Effective Date Infrastructure, delivering Crude Oil at the CO Delivery Point, receiving delivery of Refined Products at the RP Delivery Point, receiving and/or storing Refined Products at the Effective Date Infrastructure, transporting Refined Products to, within, among or from the Effective Date Infrastructure, or delivering Refined Products to any Product Purchaser Delivery Point, except to the extent that such damage can be remedied within 30 days and PESRM commits to make such repairs, in each case, in a manner and on terms reasonably satisfactory to MLC.

(o)                                 Effective Date Material Adverse Effect.  Since December 31, 2013, no event, development, circumstance or other matter affecting PESRM, the Refinery or any other Effective Date Infrastructure or the transactions contemplated under this Agreement, the other PESRM Transaction Documents or the PESIC-PESRM ISDA Master Agreement has occurred which has had or would reasonably be expected to result in a Material Adverse Effect.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(p)                                 Representations and Warranties.  Each of the representations set forth in Article VIII shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(q)                                 [Reserved].

(r)                                    Officers’ Certificate.  MLC shall have received a certificate, dated the Effective Date and signed by the chief executive officer and the chief financial officer of PESRM, confirming compliance with the conditions precedent set forth in this Section 2.02.

(s)                                   Senior Secured Credit Facility.  Copies of the duly executed Senior Secured Credit Facility Documents shall have been delivered to MLC in form and substance reasonably satisfactory to MLC and shall be in full force and effect save for any conditions expressly related to the occurrence of the Effective Date hereunder.

(t)                                    Intercreditor Agreements.  There shall have been delivered to MLC, with respect to each Transaction Party and each other Person party thereto, an executed counterpart of each of (i) an amendment to Exhibit A of the Term-ABL Intercreditor Agreement and (ii) an amendment to Exhibit A of the Intercreditor Agreement, in each case in form and substance satisfactory to MLC.

(u)                                 PESIC Transactions.  PESRM shall have entered into the PESIC-PESRM ISDA Master Agreement, in form and substance satisfactory to MLC.

Section 2.03                             MLC Conditions to the Effective Date.  PESRM’s obligations hereunder shall be subject to the satisfaction by MLC or waiver by PESRM of the following condition:

(a)                                 Opinion of Counsel.  PESRM shall have received a favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for MLC, (i) dated the Effective Date, (ii) addressed to PESRM and (iii) covering the matters reasonably requested by PESRM.

ARTICLE III.

PURCHASE, SALE AND DELIVERY OF
CRUDE OIL

Section 3.01                             Supply by MLC of Crude Oil Requirements.  From and after the Effective Date, MLC agrees to supply, sell and deliver to PESRM, and PESRM agrees to purchase and take delivery of, all of the Crude Oil requirements of the Refinery upon the terms and conditions set forth herein and MLC shall be the exclusive supplier of Crude Oil to the Refinery with respect to the requirements of the Refinery during the term; provided that, the foregoing shall not

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

be construed to prevent or limit any PESRM-MLC CO Secured Prepay Transactions otherwise entered into in accordance with the terms hereof or any other transaction permitted to be entered by PESRM pursuant to Section 3.09(c).  MLC shall sell the Crude Oil to PESRM at the CO Delivery Point in such volumes as PESRM may require for processing at the Refinery, subject to the provisions of Section 3.02.  MLC shall not be required to enter into any CO Supply Contract or PESRM-MLC CO Secured Prepay Transaction if, immediately after entering into such CO Supply Contract or PESRM-MLC CO Secured Prepay Transaction, the types and grades, and the aggregate volume of Crude Oil under all then-outstanding CO Supply Contracts and PESRM-MLC CO Secured Prepay Transactions would vary from the types and grades or exceed the reasonable volume expectations of the Crude Oil requirements for the Refinery for all months covered by such contracts, taking into account the refining capacity of the Refinery, the available capacity of the Basic Infrastructure and anticipated delivery dates of Crude Oil , but not taking into account any limitations imposed on any of the foregoing by any exercise by MLC of its rights under Sections 3.09(e) and 6.25.

Section 3.02                             Conditions to Crude Oil Supply Obligation.  Notwithstanding any other provision of this Article III, all of MLC’s obligations under this Article III are subject to (a) PESRM’s compliance with the Sourcing Protocols as set forth in Section 3.09, (b) the ability of third party suppliers of Crude Oil to MLC to meet MLC’s Credit Requirements, (c) the availability of Crude Oil supply in the market of the types and grades, and in the volumes, specified by PESRM in the applicable PESRM Buy Requests, and (d) no related Applicable Condition having occurred.

Section 3.03                             [Reserved].

Section 3.04                             Crude Oil Initial Sales.  MLC and PESRM agree that, notwithstanding anything in this Agreement to the contrary (i) MLC shall sell and deliver to PESRM, and PESRM shall purchase and receive from MLC, at the CO Delivery Point all of the types, grades and volumes of Crude Oil included in the In-Storage Inventory and acquired by MLC pursuant to any New MLC Transactions and (ii) each of the Inventory Sales Agreement and any New MLC Transactions for Crude Oil and the Assigned CO Contracts are hereby designated as CO Supply Contracts in respect of all Crude Oil purchased and to be purchased under such agreements, confirmations and contracts.

Section 3.05                             Daily Actual Production Books.

(a)                                 At or before 1:00 p.m. ET of each Business Day during the Term commencing on the first Business Day following the Effective Date, PESRM shall provide MLC with a Daily Actual Production Book for each Day of the Term prior to such Business Day for which no Daily Actual Production Book has previously been provided to MLC, subject, in each case, to the Business Day Convention (each, a “Relevant Day”).

(b)                                 MLC shall, in its reasonable discretion, determine the types, grades and volumes of Hydrocarbons that were delivered to each applicable delivery point, and purchased and sold, on any Day pursuant to this Agreement, any PESRM Transactions, any CO Supply Contracts, any PESRM-MLC Secured Prepay

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transactions, any RP Sales Contracts and/or any Cover Transactions, as applicable, (i) by reference to the data and information contained in the Daily Actual Production Book in respect of such Day, or (ii) if no Daily Actual Production Book is timely delivered in respect of such Day (or if any such book is incomplete), MLC shall use the most recent delivered Daily Actual Production Book to determine a deemed amount of Hydrocarbon inventories (in each case, by type, grade and volume) located at On-Premise Infrastructure on such Day (a “MLC Deemed Daily Production”).  Any Hydrocarbon inventory differences (in each case, by type, grade and/or volume) between the MLC Deemed Daily Production utilized by MLC for such Day and the Daily Actual Production Book reflecting actual Hydrocarbon inventories for such Day shall be treated and accounted for as Volumetric Gains and Losses.

Section 3.06                             Financial Report.  At or before 8:00 p.m. ET of each Business Day during the Term commencing on the first Business Day following the Effective Date, MLC shall provide PESRM with a Financial Report for each Day of the Term prior to such Business Day for which no Financial Report has previously been provided to MLC, subject, in each case, to the Business Day Convention.

Section 3.07                             [Reserved].

Section 3.08                             Certain Additional MLC Reports.

(a)                                 On each Business Day during the Term commencing on the first Business Day following the Effective Date, MLC shall make commercially reasonable efforts to provide PESRM with a Daily Trades Done To Date Report, a Daily Raw Invoice Report, a Provisional FIFO Queue Report and a Daily Sales Report for each Day of the Term prior to such Business Day for which no Daily Trades Done To Date Report, Daily Raw Invoice Report, Provisional FIFO Queue Report and/or Daily Sales Report, as applicable, has previously been provided by MLC (and on the first Business Day following the Effective Date, for the Effective Date), subject, in each case, to the Business Day Convention.

(b)                                 On each Monthly True-Up Date MLC shall make commercially reasonable efforts to provide PESRM with a Monthly CO FIFO Report for the calendar month immediately prior to the calendar month in which such Monthly CO FIFO Report is to be delivered.

Section 3.09                             Crude Oil Sourcing Protocols.  PESRM and MLC shall mutually agree on all of the Principal CO Terms applicable to the Crude Oil to be purchased or provided by MLC under this Agreement and all CO Transactions in accordance with the protocols set forth below (the “Sourcing Protocols”).

(a)                                 During the Term, PESRM shall identify opportunities to acquire Crude Oil from suppliers (each, a “Counterparty”) of the types and grades, and in the volumes, necessary to satisfy such requirements and shall promptly notify MLC of such opportunities.  Notwithstanding the foregoing, except as otherwise mutually

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agreed, MLC shall have no obligation to enter into any CO Supply Contract that would provide for delivery of Crude Oil, to the Refinery or the other Basic Infrastructure, as applicable, more than sixty (60) days after the date of entry into such contract. MLC may, but is not required to, identify opportunities to acquire Crude Oil from one or more potential Counterparties or to supply Crude Oil from MLC’s own resources (in which case, MLC would be the potential Counterparty) and may notify PESRM of any such opportunities.  From time to time, subject to the requirements set forth in this Agreement, PESRM may be a Counterparty to one or more CO Supply Contracts for the purchase of certain Crude Oil, provided that, in connection with any such CO Supply Contract with PESRM as a Counterparty, MLC may, using its commercially reasonable discretion, require that the payment terms in such CO Supply Contract provide for payment on a shorter timeframe than that agreed between PESRM and the applicable third party Crude Oil supplier (any such arrangement, including PESRM’s arrangement with a third party Crude Oil supplier, a “CO Payable Monetization Transaction”); provided, further, that, for the avoidance of doubt, nothing in this Section 3.09(a) shall be construed so as to excuse PESRM from at all times during the Term complying with Sections 8.21, 10.17 and 11.14.

(b)                                 PESRM may negotiate directly with potential Counterparties in respect of any or all of the Principal CO Terms that, subject to MLC’s agreement, will be applicable to MLC’s purchases of Crude Oil.  From time to time, PESRM shall present MLC with a request by email, substantially in the form of Schedule 3.09(b) (each, a “PESRM Buy Request”), that MLC purchase Crude Oil from one or more potential Counterparties, and on such Principal CO Terms, as are identified in such request.  PESRM shall not be permitted to revoke any PESRM Buy Request unless PESRM notifies MLC of such revocation in writing and MLC confirms such revocation in writing, in each case, prior to the date and time at which MLC enters into any CO Supply Contract covered by such request. To the extent that email or other electronic means of communication is not available at any time to permit delivery of communications pursuant to this clause (b) by email, PESRM shall deliver all communications pursuant to this clause (b) to MLC through its Designated Sales Representative by telephone.

(c)                                  Upon receipt of any PESRM Buy Request, MLC shall make good faith efforts, subject to MLC’s Credit Requirements, to enter into a contract to purchase Crude Oil , from each potential Counterparty identified in such request (each, a “CO Supply Contract”).  All of the terms of each CO Supply Contract (including the Principal CO Terms) must be reasonably acceptable to MLC.  In the negotiation of CO Supply Contracts, MLC shall use commercially reasonable efforts to obtain the agreement of the proposed Counterparties to the use of such General Terms and Conditions and other terms as may be reasonably requested by PESRM and acceptable to MLC; provided, that (i) MLC may, but shall not be obligated to, enter into any CO Supply Contract if doing so would require MLC to agree to General Terms and Conditions other than Approved Terms and Conditions, and MLC shall have no liability in the event that any Counterparties do not agree to such General Terms and Conditions or other terms and (ii) the failure of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparties to agree to General Terms and Conditions or such other terms requested by PESRM shall have no impact on MLC’s rights or PESRM’s obligations under this Agreement, including PESRM’s indemnity obligations under this Agreement.  MLC shall indicate to PESRM in writing whether MLC intends to enter into a CO Supply Contract with respect to such PESRM Buy Request (i) with respect to any Counterparty with which MLC has previously entered into transactions pursuant to this Agreement, not later than two (2) Business Days after delivery to MLC of any PESRM Buy Request and (ii) with respect to any Counterparty with which MLC has not previously entered into transactions pursuant to this Agreement, not later than five (5) Business Days after delivery to MLC of any PESRM Buy Request, which response may specify that a longer period may be required by MLC to ensure satisfaction of any requirements set forth in this Agreement with respect to on-boarding of such Counterparty and any information which MLC requires and has not yet obtained  (or obtained access to) to complete such on-boarding. To the extent MLC elects not to enter into a CO Supply Contract with respect to such PESRM Buy Request for any reason (including, without limitation, if a Counterparty has not yet been on-boarded by MLC), notwithstanding anything to the contrary in this Agreement, PESRM shall be permitted to enter into the arrangement set forth in such PESRM Buy Request directly with the applicable Counterparties; provided that if any such Counterparty has previously commenced the on-boarding process with MLC and has not been on-boarded by MLC due to failure to satisfy or comply with MLC’s then current “Know Your Customer” procedures (applied equally across all similarly situated counterparties) (including any reasonable requests for information from such Counterparty in connection therewith), such Counterparty shall be acceptable to MLC in its sole discretion; provided, further, that (x) concurrently with entry into this arrangement, PESRM enters into a back-to-back CO Supply Contract with MLC on the same terms set forth in such PESRM Buy Request (a “PESRM/MLC CO Supply Contract”), (y) the terms of such PESRM/MLC CO Supply Contract (1) include payment terms that match the payment terms obtained by PESRM in the associated arrangement and (2) are reasonably acceptable to MLC and (z) for all purposes of this Agreement, such PESRM/MLC CO Supply Contract is deemed to constitute a “CO Supply Contract”.

MLC shall not be required to enter into any CO Supply Contract with any Counterparty or PESRM, as applicable, that (aa) does not satisfy MLC’s Credit Requirements, (bb) would impose any Liability under any Environmental Law on MLC that MLC, in its sole discretion, is not willing to accept, (cc) would require MLC to purchase any Crude Oil for delivery by rail, truck or Vessel (except as may be approved by MLC in its sole discretion) on any basis other than a delivered basis at the Refinery, except in connection with an associated PESRM-MLC CO Secured Prepay Transaction, (dd) would require the use of Required Infrastructure that is or could reasonably be expected to be unavailable, (ii) would require MLC to take any delivery of Crude Oil on any date following the end of the Term, (ff) at the time of entry into such transaction, would require MLC to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

make a prepayment, provide cash collateral and/or or provide a letter of credit for which the issuing bank would require collateral from MLC (as determined by MLC in its sole discretion), before the delivery to MLC of the Crude Oil subject to such contract (unless PESRM agrees to pay, and does pay, MLC the Prepayment Amount for such CO Supply Contract prior to MLC’s entry into such contract), (gg) subject to the conditions set forth in Section 3.19, which would require it to act as “first purchaser” of Crude Oil in a jurisdiction for which MLC (x) lacks any applicable Governmental Approval or (y) has not yet put in place such operational and/or compliance policies, procedures, systems and/or personnel related to such jurisdiction as are necessary or appropriate in connection with MLC’s compliance with the First Purchaser Requirements, or (hh) would require MLC to incur any First Purchaser Compliance Costs or (ii) uses a Vessel which has not been approved by each of MLC (acting in its sole discretion) and the terminal receiving such Vessel. MLC shall use good faith efforts to approve a Vessel within one (1) Business Day of receiving a request therefor from PESRM. In addition to any of the foregoing limitations, MLC shall not be required to enter into any CO Supply Contract if there is a breach or default under any PESIC-PESRM Secured Prepay Transactions or MLC-PESIC Secured Prepay Transactions or if MLC determines, in its reasonable discretion, that no MLC-PESIC Secured Prepay Transaction or PESIC-PESRM Secured Prepay Transaction can be booked in order to ensure that MLC can perform its obligations under such CO Supply Contract.

In the event one or more of the Principal CO Terms that MLC negotiates with a potential Counterparty to a CO Supply Contract are inconsistent with those of the related PESRM Buy Request, MLC shall ask PESRM to re-confirm the PESRM Buy Request in respect of such contract and will not enter into any such contract unless PESRM so re-confirms such PESRM Buy Request.  In the event that, after such reconfirmation (or in the event PESRM fails to provide such reconfirmation), the Principal CO Terms that MLC negotiates with the potential Counterparty to the CO Supply Contract remain inconsistent with the terms of the related PESRM Buy Request, MLC shall be under no obligation to enter into any such CO Supply Contract (it being understood that nothing in the foregoing shall be construed as preventing PESRM from submitting a new PESRM Buy Request in accordance with the terms hereof). Any such request, and the related re-confirmation, may be provided by email.

In the event that the terms of any trade confirmation proposed by a Counterparty in connection with any CO Supply Contract differ from the Principal CO Terms that are proposed in the related PESRM Buy Request, MLC shall attempt to resolve such differences with the applicable Counterparty.  In the event MLC is unable to resolve such differences, MLC will so notify PESRM.  PESRM shall promptly (and in any event within two (2) Business Days of MLC’s notification thereof) notify MLC whether PESRM objects to such different term. If PESRM does not respond within such period or if it accepts such term(s), MLC will accept such terms. In the event that PESRM rejects such term(s), MLC shall use commercially reasonable efforts to negotiate with the applicable Counterparty to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

revise such term(s) in a matter that is mutually acceptable to PESRM and MLC; So long as the Principal CO Terms proposed by PESRM to MLC with respect to such transaction are the same terms as those proposed by MLC to such Counterparty, either initially or in subsequent negotiations, with respect to such transaction, PESRM shall be deemed to be bound by any terms and conditions of the resulting transaction, which terms shall constitute part of such CO Supply Contract.

In the event that the terms of any trade confirmation proposed by a Counterparty in connection with any CO Supply Contract, other than the Principal CO Terms, are different from the form of MLC trade confirmation attached hereto as Schedule 3.09(c), MLC shall notify PESRM of such differences. PESRM shall notify MLC whether it accepts or rejects each such different terms within two (2) Business Days of MLC’s notification thereof.  In the event that PESRM does not respond to MLC’s notification within the timeframe set forth in the foregoing sentence or accepts such terms, PESRM shall be deemed to have accepted all such terms of the applicable confirmation.  In the event PESRM objects to any such different term within the two (2) Business Day timeframe set forth above in this paragraph, MLC shall use commercially reasonable efforts to negotiate with the applicable Counterparty to revise such different terms in a matter that is mutually acceptable to PESRM and MLC. So long as the terms other than the Principal CO Terms proposed by PESRM to MLC with respect to such transaction are the same terms as those proposed by MLC to such Counterparty, either initially or in subsequent negotiations, with respect to such transaction, PESRM shall be deemed to be bound by any terms and conditions of the resulting transaction, which terms shall constitute part of such CO Supply Contract. Any such terms that are accepted or deemed accepted shall be binding, as between PESRM and MLC.  Notwithstanding anything to the contrary in this Section 3.09(c), in no event shall MLC be required to accept terms provided in any trade confirmation that would otherwise not meet the requirements for CO Supply Contracts to be entered into pursuant to this Agreement.

(d)                                 If after MLC enters into any CO Supply Contract, the Counterparty to such contract at any time demands that MLC make a prepayment, provide cash collateral and/or a letter of credit for which the issuing bank would require collateral from MLC (as determined by MLC in its sole discretion), MLC shall notify PESRM of its receipt of any such demand and shall include the related Prepayment Amount in an Invoice, as applicable, no fewer than two (2) Business Days from the date on which MLC provides such notice, and such notice shall specify (i) the date (the “Counterparty Payment Date”) on or before which MLC will be required to provide such Counterparty with the demanded prepayment, cash collateral or letter of credit, as applicable, and (ii) the amount of the related Prepayment Amount.  If PESRM does not pay an amount equal to the related Prepayment Amount to MLC on or before the related Counterparty Payment Date as provided in the foregoing sentence, (1) PESRM shall be responsible for any and all funding costs (the “Section 3.09(d) Funding Costs”) that MLC incurs in providing the relevant Counterparty with the demanded prepayment, cash

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

collateral or letter of credit, as applicable, for the period from (and including) the date on which MLC first incurs such funding costs to (but excluding) the date that otherwise would be the regular payment date under the relevant CO Supply Contract, (2) MLC shall have the right, in its discretion, to elect to not provide the relevant Counterparty with the demanded prepayment, cash collateral or letter of credit, as applicable and (3) if MLC elects to not provide the demanded prepayment, cash collateral or letter of credit, as applicable, MLC shall promptly notify PESRM.  If PESRM fails to pay the full amount due from it under the Invoice that includes any related Prepayment Amount on or before the date such payment is due, such failure shall constitute, and be referred to herein as, a “PESRM Prepayment Amount Failure”.  If any such PESRM Prepayment Amount Failure is not remedied within two (2) Business Days after notice of such failure is given to PESRM, MLC shall have the right, in its sole discretion, by written notice to PESRM, immediately (x) to terminate its obligation to enter into new CO Supply Contracts effective on the thirtieth (30th) day following the related Counterparty Payment Date, and/or (y) to terminate this Agreement in the manner provided for in Section 6.02 as if the Term Expiration Date (as such term is used in Section 6.02) had occurred on the thirtieth (30th) day following the related Counterparty Payment Date.

(e)                                  MLC shall be the sole owner of, and have the sole dominion and control over, all CO Supply Contracts, including having the exclusive right to amend, restate, supplement, novate, assign, sell, terminate, cancel or otherwise dispose of any such CO Supply Contract in its discretion; provided, that no such action shall affect MLC’s obligations under this Agreement.

(f)                                   All statements and representations made by PESRM’s advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers and representatives in connection with proposed and actual CO Supply Contracts shall be made on behalf of PESRM in its own capacity, and PESRM is not authorized to act as agent for or to bind MLC in connection with the negotiation or execution of any CO Supply Contracts or , nor to make any representations to any Counterparty on behalf of MLC.  Unless expressly authorized by MLC in writing, any advice, recommendations, warranties or representations made to any Counterparty by PESRM shall be the sole and exclusive responsibility of PESRM, and MLC shall not be liable for any errors, omissions or misinformation that PESRM or its advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers or representatives provide to any counterparty, unless such error, omission or misinformation is included in such express MLC authorization.

(g)                                  Any excused or unexcused failure by a Counterparty under a CO Supply Contract  (other than MLC or any of its Affiliates) to fully and timely perform or otherwise satisfy any of its obligations under such contract (each, a “CO Supply Contract Event”) shall excuse any corresponding failure by MLC to fully and timely perform or otherwise satisfy its obligations under the CO Transaction or any PESRM-MLC Secured Prepay Transaction, unless any such CO Supply Contract

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Event is due to or arises out of (i) the bankruptcy or insolvency of such supplier (other than PESRM, or any of its Affiliates) or (ii) any MLC Event.

Section 3.10                             CO Transactions. During the Term, MLC shall sell to PESRM and PESRM shall purchase and take delivery from MLC all of the MLC Crude Oil Purchase at the CO Delivery Point, measured for each Day during the Term as the amount of Crude Oil of which PESRM takes delivery on such Day according to the Daily Actual Production Book (each such Day’s purchase, a “CO Transaction”), and which shall be priced by reference to Schedule 5(a).

Section 3.11                             Daily Trades Done To Date Report.  At or before 4:00 p.m. ET on each Business Day during the Term commencing on the first Business Day following the Effective Date, MLC shall provide PESRM with a Daily Trades Done To Date Report for each Day of the Term prior to such Business Day for which no Daily Trades Done To Date Report has previously been provided to PESRM.  Unless otherwise agreed in writing by MLC and PESRM, as promptly as practicable, but in no event later than 4:00 p.m. ET on the first (1st) Business Day following PESRM’s receipt of any Daily Trades Done To Date Report, PESRM shall advise MLC of PESRM’s objection to any differences between such Daily Trades Done To Date Report and the immediately preceding Daily Trades Done To Date Report received by PESRM (provided, that any such objection must be based on the grounds that the terms set forth in the relevant Daily Trades Done To Date Report are inconsistent with those of the related PESRM Buy Request, PESRM Sales Request or Cover Request, as applicable, and must be stated in writing and in reasonable detail), failing which PESRM shall be deemed to have accepted and agreed that such Daily Trades Done To Date Report accurately sets forth the principal economic terms of all CO Supply Contracts, CO Transactions, RP Transactions, RP Sales Contracts, Cover Transactions and MLC-PESIC Secured Prepay Transactions as of the Day(s) covered by such Daily Trades Done To Date Report.  MLC and PESRM agree that each Daily Trades Done To Date Report shall constitute the written confirmation of each CO Transaction, RP Transaction and Cover Transaction entered into (or deemed to be entered into) by MLC and PESRM on the Day(s) covered by such Daily Trades Done To Date Report.

Section 3.12                             Crude Oil Title and Risk of Loss.  Title and risk of loss with respect to the Crude Oil subject to each CO Supply Contract or Prepay Transaction shall pass to MLC when it receives delivery of such products.

Section 3.13                             Crude Oil Good and Marketable Title.  MLC represents and warrants that, on delivery of any Crude Oil to PESIC or PESRM in accordance with Section 3.12 (as applicable), good and marketable title to such Crude Oil shall pass to PESIC or PESRM (as applicable) on such delivery, free and clear of all Liens and encumbrances (except for security interests of MLC provided for in the PESRM Transaction Documents and security interests of PESIC provided for in the PESIC-PESRM Secured Prepay Transaction documents).

Section 3.14                             CRUDE OIL NO WARRANTY OF MERCHANTABILITY.  WITH RESPECT TO CO SUPPLY CONTRACTS AND PESRM-MLC CO SECURED PREPAY TRANSACTIONS, PESRM AGREES THAT (A) IT SHALL TAKE DELIVERY OF SUCH CRUDE OIL “AS IS, WHERE IS” AND “WITH ALL FAULTS”, AND (B) MLC MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARE DISCLAIMED.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.15                             Crude Oil Payment Responsibility and Invoicing.

(a)                                 MLC shall be responsible for paying invoices with respect to CO Supply Contracts, Prepay Transactions relating to Crude Oil and all related CO Transportation and Other Costs (it being understood and agreed that PESRM shall be directly responsible for any and all costs, including, costs relating to demurrage, incurred in connection with the transportation, delivery and receipt of Hydrocarbons pursuant to any PESRM-MLC Secured Prepay Transaction), which CO Transportation and Other Costs shall be included in the payments due under this Agreement, as provided for in Article V. Upon request, MLC shall promptly provide PESRM with copies of Counterparty and third party invoices, which may be redacted as deemed necessary by MLC in accordance with its policies and procedures; provided that, in no event shall MLC be required to provided PESRM with copies of greater than twenty-five (25) Counterparty or third party invoices in any calendar quarter. All refunds or adjustments of any type received by MLC related to the CO Transportation and Other Costs shall be for the account of PESRM and shall be reflected in an Invoice and/or Monthly True-Up Invoice, as applicable.

(b)                                 CO Transportation and Other Costs may not be invoiced by MLC to PESRM until MLC itself is invoiced, which for this purpose shall include a pro forma invoice, for such costs.

Section 3.16                             Daily Actual Production Book; Further Assurances in Respect of On-Premise Infrastructure.  When (a) any infrastructure assets comprised of Affiliate Transferee Assets owned by an Affiliate Transferee are added to Other Third Party Infrastructure in accordance with the definition thereof and/or (b) any Affiliate Transferee Assets are leased by a Transaction Party to an Affiliate Transferee, the form of the Daily Actual Production Book will be amended by the parties hereto to include such Affiliate Transferee Assets.  In addition, if reasonably requested by MLC, with respect to any On-Premise Infrastructure comprised of Affiliate Transferee Assets, PESRM hereby agrees to provide, or cause to be provided, to MLC data and information concerning any such Affiliate Transferee Assets that is comparable to the data and information that MLC receives, as of the Effective Date, concerning other comparable, existing On-Premise Infrastructure.

Section 3.17                             PESRM-MLC CO Secured Prepay Transactions; International Transactions.

(a)                                 [Reserved].

(b)                                 CO Supply Contract; PESRM-MLC CO Secured Prepay Transaction.  Notwithstanding anything to the contrary herein or in any other PESRM Transaction Document, neither MLC nor PESRM shall enter into any PESRM-MLC CO Secured Prepay Transaction without first (or concurrently with the entry into such PESRM-MLC CO Secured Prepay Transaction) entering into a CO Supply Contract with respect to the Crude Oil that is the subject of such PESRM-MLC CO Secured Prepay Transaction.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)                                  International Transactions.  The Parties shall not enter into, and MLC shall not be required to enter into, any PESRM-MLC CO Secured Prepay Transaction (or equivalent transaction with a third party) or CO Supply Contract in which:

(i)                                     the loading terminal and/or delivery location is located in any jurisdiction that is outside of the United States, or

(ii)                                  Crude Oil is otherwise transported through any jurisdiction outside of the United States, until and unless all filings and other arrangements have been made in such jurisdiction which are, in MLC’s commercially reasonable discretion, necessary or appropriate with respect to (x) MLC’s Lien on the Crude Oil subject to such PESRM-MLC CO Secured Prepay Transaction (or equivalent transaction with a third party) or CO Supply Contract and (y) Applicable Law (including obtaining any applicable permits), or

(iii)                               a vessel is used which has not been approved by both MLC (acting in its sole discretion) and the terminal receiving such vessel. MLC shall make good faith efforts to promptly approve such vessel.

Section 3.18                             [Reserved].

Section 3.19                             First Purchaser Requirements.

(a)                                 PESRM shall, on or before the Effective Date, provide to MLC a prioritized list of the United States jurisdictions in which PESRM anticipates requesting that MLC act as “first purchaser” of Product pursuant to CO Supply Contracts or PESRM-MLC CO Secured Prepay Transactions (such list being attached hereto as Schedule 3.19, it being understood that subsequent revisions to this list by PESRM shall not require an amendment to this Agreement).

(b)                                 MLC shall, promptly following the Effective Date, and promptly following the addition of any United States jurisdiction to Schedule 3.19, use commercially reasonable efforts to, with respect to each United States jurisdiction set forth on such list and in the priority order indicated thereon:

(i)                                     diligence such US jurisdiction’s Applicable Law with respect to the laws, rules and regulations applicable to “first purchasers” of Product (such laws, rules and regulations, “First Purchaser Requirements”);

(ii)                                  obtain all Governmental Approvals relating to such United States jurisdiction as are necessary or appropriate in order for MLC to act as a “first purchaser” of Product in connection with this Agreement and the other PESRM Transaction Documents, any PESRM-MLC CO Secured Prepay Transactions and any CO Supply Contracts; and

(iii)                               put in place such operational and/or compliance policies, procedures, systems and/or personnel related to such United States jurisdiction as are

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

necessary or appropriate in connection with MLC’s compliance with the First Purchaser Requirements.

(c)                                  MLC and PESRM shall cooperate in good faith to facilitate the process described in this Section 3.19.

Prior to incurring any costs in connection with Section 3.19(b), MLC shall provide an estimate of such costs to PESRM for approval. Upon receipt of approval of such estimate from PESRM, MLC shall undertake the activities set forth in such estimate. PESRM shall reimburse MLC for all approved costs and expenses incurred by MLC in connection with the First Purchaser Requirements, including conducting diligence, obtaining Governmental Approvals, etc., in accordance with Article V.  Notwithstanding the above, PESRM acknowledges and agrees that MLC cannot make any assurances of being able to actually satisfy and implement all requirements under this Section 3.19(b) with respect to First Purchaser Requirements for any particular jurisdiction requested.

ARTICLE IV.

PURCHASE, SALE AND DELIVERY OF
REFINED PRODUCTS

Section 4.01                             Supply by PESRM of Refined Products Produced by the Refinery.  From and after the Effective Date, PESRM agrees to supply, sell and deliver to MLC, and MLC agrees to purchase and take delivery of, all of the Refined Products processed by the Refinery upon the terms and conditions set forth herein and MLC shall be the exclusive purchaser of Refined Products produced by the Refinery during the Term; provided that, the foregoing shall not be construed to prevent or limit any PESRM-MLC RP Secured Prepay Transactions otherwise entered into in accordance with the terms hereof or any transaction permitted to be entered by PESRM pursuant to Section 4.09(c).

Section 4.02                             Conditions to Refined Product Purchase Obligation. Notwithstanding any other provision of this Article IV, all of MLC’s obligations under this Article IV are subject to (a) PESRM’s compliance with the Sales Protocols as set forth in Section 4.09, (b) the ability of third party purchasers of Refined Products from MLC to meet MLC’s Credit Requirements, and (c) no related Applicable Condition having occurred.

Section 4.03                             Reserved.

Section 4.04                             Third Party Reports.

(a)                                 At or before 4:00 p.m. ET of each Business Day during the Term, commencing on the first Business Day following the Effective Date, PESRM shall use commercially reasonable efforts to cause Third Party Infrastructure owners to provide to MLC any and all inventory, receipt, delivery and sales reports (and the SXL Report) prepared by such owners, identifying the Hydrocarbons owned by MLC or which are part of the MLC Separate Assets and Collateral in such Third Party Infrastructure, which reports with respect to sales of Refined Products at Racks owned by PPC and SXL shall be substantially in the form of Schedule

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.04(a)(i) and Schedule 4.04(a)(ii), respectively; provided that if any such reports are not delivered at or before 4:00 p.m. ET on any such Business Day, MLC shall, in its reasonable discretion, estimate any such deliveries and sales to Third Parties on such Day based on any such reports delivered on the prior Day, provided further that in no event shall any estimate determined pursuant to this proviso apply to any period longer than one Day.

(b)                                 MLC shall, in its reasonable discretion, determine the types, grades and volumes of Refined Products that were delivered to each applicable delivery point, and purchased and sold, on any Day pursuant to this Agreement, any PESRM Transactions, any CO Supply Contracts, any RP Sales Contracts and/or any Cover Transactions, as applicable.

Section 4.05                             RP Transactions and Certain RP Sales Contracts.

(a)                                 On each Day during the Term, PESRM shall sell to MLC and MLC shall purchase from PESRM all Refined Products produced by PESRM at the Refinery (other than butane, Refined Products subject to Section 4.13 and, for the avoidance of doubt, Section 12.01(a)(i)(C)) to be delivered to MLC by PESRM at the RP Delivery Point, in each case by type, grade and volume, on each Day as set forth in the Daily Actual Production Book for such Day (each such binding purchase and sale obligation, an “RP Transaction”), with the pricing for each such RP Transaction to be determined by reference to Schedule 5(b).

(b)                                 Each of the Assigned RP Contracts is hereby designated as a RP Sales Contract in respect of all Refined Products sold or to be sold thereunder.

Section 4.06                             Refined Product Title.  PESRM represents and warrants that, on delivery of any Refined Product to MLC at the RP Delivery Point, good and marketable title to such Refined Product shall pass to MLC on such delivery, free and clear of all Liens and encumbrances (except for security interests of MLC provided for in the PESRM Transaction Documents).

Section 4.07                             REFINED PRODUCT - NO WARRANTY OF MERCHANTABILITY.  PESRM MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THAT THE REFINED PRODUCTS DELIVERED TO THE RP DELIVERY POINT OR PURSUANT TO ANY PESRM-MLC RP SECURED PREPAY TRANSACTION SHALL CONFORM TO THE APPLICABLE REFINED PRODUCT SPECIFICATIONS, AND ALL APPLICABLE ENVIRONMENTAL REGULATORY SPECIFICATIONS FOR SUCH REFINED PRODUCT OR TO SUCH OTHER SPECIFICATIONS AS ARE FROM TIME TO TIME AGREED UPON BY THE PARTIES.

Section 4.08                             [Reserved].

Section 4.09                             Refined Product Sales Protocols.  PESRM and MLC shall mutually agree on the Principal RP Terms applicable to sales by MLC of Refined Products of the same types, grades and volumes purchased by MLC under this Agreement, the RP Transactions and any PESRM-

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MLC RP Secured Prepay Transactions, in each case, in accordance with the protocols set forth below (the “Sales Protocols”).

(a)                                 Commencing with the delivery of the first Oil Flow Report and continuing until RP Sales Contracts concerning all of the Refined Products set forth in such report or any subsequent Oil Flow Report are entered into, PESRM shall identify opportunities to sell Refined Products to purchasers (each, a “Product Purchaser”) of the types and grades, and in the volumes, reflected in the then current Oil Flow Report and shall promptly notify MLC of such opportunities.  Notwithstanding the foregoing, except as otherwise mutually agreed by PESRM and MLC, MLC shall have no obligation to enter into any RP Sales Contract or PESRM-MLC RP Secured Prepay Transaction that would provide for delivery of Refined Products, at the Product Purchaser Delivery Point more than sixty (60) days after the date of entry into such contract.  MLC may, but is not required to, identify opportunities to sell Refined Products to one or more potential Product Purchasers or to purchase Refined Products for MLC’s own account (in which case, MLC would be the potential Product Purchaser) and may notify PESRM of any such opportunities.

(b)                                 PESRM may negotiate directly with potential Product Purchasers in respect of any or all of the Principal RP Terms that, subject to MLC’s agreement, will be applicable to MLC’s sales of Refined Products to Product Purchasers.  From time to time, PESRM shall present MLC with a request by email, substantially in the form of Schedule 3.09(b) (each, a “PESRM Sales Request”) that MLC sell Refined Products to one or more potential Product Purchasers, and on such Principal RP Terms, as are identified in such request.  PESRM shall not be permitted to revoke any PESRM Sales Request unless PESRM notifies MLC of such revocation in writing and MLC confirms such revocation in writing, in each case, prior to the date and time at which MLC enters into any RP Sales Contract covered by such request. To the extent that email or other electronic means of communication is not available at any time to permit delivery of communications pursuant to this clause (b) by email, PESRM shall deliver all communications pursuant to this clause (b) to MLC through its Designated Sales Representative by telephone.

(c)                                  Upon receipt of any PESRM Sales Request, MLC shall make good faith efforts, subject to MLC’s Credit Requirements, to enter into a contract to sell Refined Products, to each potential Product Purchaser identified in such request (each such contract, a “RP Sales Contract”).  All of the terms of each RP Sales Contract (including the Principal RP Terms) must be reasonably acceptable to MLC.  In the negotiation of RP Sales Contracts, MLC shall use commercially reasonable efforts to obtain the agreement of the proposed Product Purchasers to the use of such General Terms and Conditions and other terms as may be reasonably requested by PESRM and acceptable to MLC; provided, that (i) MLC shall have no liability in the event that any Product Purchasers do not agree to such General Terms and Conditions or other terms and (ii) the failure of Product Purchasers to agree to General Terms and Conditions or such other terms requested by PESRM

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall have no impact on MLC’s rights or PESRM’s obligations under this Agreement, including PESRM’s indemnity obligations under this Agreement.  MLC shall indicate to PESRM in writing whether MLC intends to enter into a RP Sales Contract with respect to such PESRM Sales Request (i) with respect to any Product Purchaser with which MLC has previously entered into transactions pursuant to this Agreement, not later than two (2) Business Days after delivery to MLC of any PESRM Sales Request and (ii) with respect to any Product Purchaser with which MLC has not previously entered into transactions pursuant to this Agreement, not later than five (5) Business Days after delivery to MLC of any PESRM Sales Request, which response may specify that a longer period may be required by MLC to ensure satisfaction of any requirements set forth in this Agreement with respect to on-boarding of such Product Purchaser and any information which MLC requires and has not yet obtained  (or obtained access to) to complete such on-boarding. To the extent MLC elects not to enter into a RP Sales Contract with respect to such PESRM Sales Request for any reason (including, without limitation, if a Product Purchaser has not yet been on-boarded by MLC), notwithstanding anything to the contrary in this Agreement, PESRM shall be permitted to enter into the arrangement set forth in such PESRM Sales Request directly with the applicable Product Purchasers; provided that if any such Product Purchaser has previously commenced the on-boarding process with MLC and has not been on-boarded by MLC due to failure to satisfy or comply with MLC’s then current “Know Your Customer” procedures (applied equally across all similarly situated counterparties) (including any reasonable requests for information from such Product Purchaser in connection therewith), such Product Purchaser shall be acceptable to MLC in its sole discretion; provided, further, that (x) concurrently with entry into this arrangement, PESRM enters into a back-to-back RP Sales Contract with MLC on the same terms set forth in such PESRM Sales Request (“PESRM/MLC RP Sales Contract”), (y) the terms of such PESRM/MLC RP Sales Contract  include a payment term requiring PESRM to prepay the RP Sales Contract Prepayment Amount in full prior to any delivery of such Refined Products and (z) for all purposes of this Agreement, such PESRM/MLC RP Sales Contract is deemed to constitute a “RP Sales Contract”.

MLC shall not be required to enter into any RP Sales Contract or PESRM-MLC RP Secured Prepay Transaction with any Product Purchaser or PESRM, as applicable, that (aa) does not satisfy MLC’s Credit Requirements, (bb) will not be priced at or around the time of delivery of the applicable Refined Products to the Product Purchaser, PESRM or MLC, as applicable, by reference to an Applicable Refined Product Index, (cc) would require MLC to deliver any Refined Product at any location other than the Product Purchaser Delivery Point, except in connection with any associated PESRM-MLC RP Secured Prepay Transaction, (dd) that would impose any Liability under any Environmental Law on MLC that MLC, in its sole discretion, is not willing to accept, (ee) would require MLC to make rack sales of Refined Products (A) at the Belmont Truck Rack to any Person other than (1) Sunoco PMT or (2) PESRM or a mutually agreed Product Purchaser and (B) at any Rack other than the Belmont Truck Rack, to any Person other than PESRM or another mutually agreed Product Purchaser, (ff) would

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

require the use of Required Infrastructure that is or could reasonably be expected to be unavailable, (gg) would require MLC to allocate shortfalls of Refined Products among Product Purchasers on any basis other than in the manner that MLC may see as fit in respect of any such shortfall (provided, that any Product Purchaser’s agreement to allow MLC to allocate shortfalls in any manner that MLC may see as fit shall have no impact on MLC’s rights and PESRM’s obligations under this Agreement, including PESRM’s indemnity obligations under this Agreement), (hh) uses a vessel which has not been approved by both MLC (acting in its sole discretion) and the terminal receiving such vessel, or (ii) would require MLC to make any delivery of Refined Products on any date following the end of the Term.  MLC shall use good faith efforts to approve a vessel within one (1) Business Day of receiving a request therefor from PESRM. Rack sales by MLC to PESRM (if any) shall be made pursuant to a separate contract to be mutually agreed that shall not be subject to these Sales Protocols (the “Rack Sales Contract”); provided, that any such contract shall constitute a RP Sales Contract for purposes of this Agreement.  In addition to the foregoing limitations, MLC shall not be required to enter into any RP Sales Contract if there is a breach or default under any PESIC-PESRM Secured Prepay Transactions or MLC-PESIC Secured Prepay Transactions or if MLC determines, in its reasonable discretion, that no MLC-PESIC Secured Prepay Transaction or PESIC-PESRM Secured Prepay Transaction can be booked in order to ensure that MLC can perform its obligations under such RP Sales Contract.

In the event one or more of the Principal RP Terms that MLC negotiates with any potential Product Purchaser to a RP Sales Contract are inconsistent with those of the related PESRM Sales Request, MLC shall ask PESRM to re-confirm the PESRM Sales Request in respect of such RP Sales Contract and will not enter into any such RP Sales Contract unless PESRM so re-confirms such PESRM Sales Request.  In the event that, after such reconfirmation (or in the event PESRM fails to provide such reconfirmation), the Principal RP Terms that MLC negotiates with the potential Counterparty to the RP Sales Contract remain inconsistent with the terms of the related PESRM Sales Request, MLC shall be under no obligation to enter into any such RP Sales Contract (it being understood that nothing in the foregoing shall be construed as preventing PESRM from submitting a new PESRM Sales Request).  Any such request, and the related re-confirmation, may be provided by email.

In the event that the terms of any trade confirmation proposed by a Product Purchaser in connection with any RP Sales Contract differ from the Principal RP Terms that are proposed in the related PESRM Sales Request, MLC shall attempt to resolve such differences with the applicable Counterparty. In the event MLC is unable to resolve such differences, MLC will so notify PESRM. PESRM shall promptly (and in any event within two (2) Business Days of MLC’s notification thereof) notify MLC whether PESRM objects to such different term. If PESRM does not respond within such period or if it accepts such term(s), MLC will accept such terms. In the event that PESRM rejects such term(s), MLC shall use commercially reasonable efforts to negotiate with the applicable Counterparty to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

revise such term(s) in a matter that is mutually acceptable to PESRM and MLC. So long as the Principal RP Terms proposed by PESRM to MLC with respect to such transaction are the same terms as those proposed by MLC to such Product Purchaser, either initially or in subsequent negotiations, with respect to such transaction, PESRM shall be deemed to be bound by any terms and conditions of the resulting transaction, which terms shall constitute part of such RP Sales Contract.

In the event that the terms of any trade confirmation proposed by a Counterparty in connection with any RP Sales Contract, other than the Principal RP Terms are different from the form of MLC trade confirmation attached hereto as Schedule 4.09(c), MLC shall notify PESRM of such differences.  PESRM shall notify MLC whether it accepts or rejects each such different terms within two (2) Business Days of MLC’s notification thereof.  In the event that PESRM does not respond to MLC’s notification within the timeframe set forth in the foregoing sentence or accepts such terms, PESRM shall be deemed to have accepted all such terms of the applicable confirmation.  In the event that PESRM objects to any such different term within the two (2) Business Day timeframe set forth above in this paragraph, MLC shall use commercially reasonable efforts to negotiate with the applicable Counterparty to revise such different terms in a matter that is mutually acceptable to PESRM and MLC.  So long as the terms other than the Principal RP Terms proposed by PESRM to MLC with respect to such transaction are the same terms as those proposed by MLC to such Product Purchaser, either initially or in subsequent negotiations, with respect to such transaction, PESRM shall be deemed to be bound by any terms and conditions of the resulting transaction, which terms shall constitute part of such RP Sales Contract.  Any such terms that are accepted or deemed accepted shall be binding, as between PESRM and MLC.  Notwithstanding anything to the contrary in this Section 4.09(c), in no event shall MLC be required to accept terms provided in any trade confirmation that would otherwise not meet the requirements for RP Sales Contracts to be entered into pursuant to this Agreement.

(d)                                 MLC shall be the sole owner of, and have the sole dominion and control over, all RP Sales Contracts, including having the exclusive right to amend, restate, supplement, novate, assign, sell, terminate, cancel or otherwise dispose of any such RP Sales Contract in its discretion; provided, that no such action shall affect MLC’s obligations under this Agreement.

(e)                                  All statements and representations made by PESRM’s advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers and representatives in connection with proposed and actual RP Sales Contracts and PESRM-MLC RP Secured Prepay Transactions shall be made on behalf of PESRM in its own capacity, and PESRM is not authorized to act as agent for or to bind MLC in connection with the negotiation or execution of any RP Sales Contracts or PESRM-MLC RP Secured Prepay Transactions, nor to make any representations to any counterparty on behalf of MLC.  Unless expressly authorized by MLC in writing, any advice, recommendations, warranties or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

representations made to any counterparty by PESRM shall be the sole and exclusive responsibility of PESRM, and MLC shall not be liable for any errors, omissions or misinformation that PESRM or its advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers or representatives provide to any counterparty, unless such error, omission or misinformation is included in such express MLC authorization.

(f)                                   In respect of each and every outstanding RP Sales Contract and PESRM-MLC RP Secured Prepay Transaction, PESRM must timely provide to MLC, directly through one or more RP Transactions and/or indirectly through timely authorizations to enter into one or more RP Cover Transactions, with Refined Products (each having such qualities and being in such volumes) that collectively are sufficient to enable MLC to fully and timely satisfy all of MLC’s obligations under such RP Sales Contract.

Section 4.10                             Prepayments.

(a)                                 With respect to all Rack Sales Contracts that are outstanding on any Day of any quarter of the Term, PESRM shall prepay to MLC the Rack Sale Prepayment Amount applicable for such Day, in accordance with Article V.

(b)                                 Starting from the first quarter following December 31, 2014, the Estimated Daily Rack Sale Amount may be increased or decreased, based on the Average Rack Sale Daily Amount for the prior quarter, which will be calculated by MLC on a Business Day that is the tenth (10th) Business Day prior to the beginning of any calendar quarter, as follows: if the Average Rack Sale Daily Amount for any prior quarter is greater than or lower than the Estimated Daily Rack Sale Amount payable in the prior quarter by an amount equal to at least $[**], the Estimated Daily Rack Sale Amount applicable to the following quarter shall be increased or decreased, as applicable, by such amount.  The Estimated Daily Rack Sale Amount shall be further proportionately increased or decreased, as determined by MLC, using its commercially reasonable discretion, to take into account (i) any addition to or removal of any Racks from any Required Infrastructure and (ii) any material expansions or contractions of working capacity at any Racks, such increase or decrease, as applicable, to take effect on the Day on which a new Rack becomes part of the Required Infrastructure, a then existing Rack is removed from the Required Infrastructure or such material expansion or contraction of the working capacity of any Rack occurs, provided that such modifications are made on the basis of information relating to increases or decreases to throughput provided by PESRM to MLC in a timely manner, and only to the extent any such increases or decreases constitute an increase or decrease in the aggregate of at least $[**].

(c)                                  Each Rack Sale Prepayment Amount will be trued up with the actual amount of MLC Refined Product sales to PERSM at Racks in accordance with the invoicing provisions set forth in Article V.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With respect to all PESRM-MLC RP Sales Contract that are outstanding on any Day, PESRM shall prepay to MLC in full the RP Sales Contract Prepayment Amount for such PESRM-MLC RP Sales Contracts, in accordance with Article V. Each RP Sales Contract Prepayment Amount will be trued up with the actual amount of MLC Refined Products sales under PESRM-MLC RP Sales Contracts in accordance with the invoicing provisions set forth in Article V.

Section 4.11                             RP Payment Responsibility and Invoicing.

(a)                                 MLC shall be responsible for paying invoices with respect to Prepay Transactions relating to Refined Products and all RP Transportation and Other Costs (it being understood and agreed that PESRM shall be directly responsible for any and all costs, including, without limitation, costs relating to demurrage, incurred in connection with the transportation, delivery and receipt of Hydrocarbons pursuant to any PESRM-MLC Secured Prepay Transaction), which RP Transportation and Other Costs shall be included in the payments due under this Agreement, as provided for in Article V.  All refunds or adjustments of any type received by MLC related to the RP Transportation and Other Costs shall be for the account of PESRM and shall be reflected in an Invoice or the Monthly True-Up Invoice, as applicable.

(b)                                 RP Transportation and Other Costs may not be invoiced by MLC to PESRM until MLC itself is invoiced, which for this purpose shall include a pro forma invoice, for such costs.

Section 4.12                             PESRM-MLC RP Secured Prepay Transactions; International Transactions.

(a)                                 [Reserved].

(b)                                 RP Sales Contract.  Notwithstanding anything to the contrary herein or in any other PESRM Transaction Document, neither MLC nor PESRM shall enter into any PESRM-MLC RP Secured Prepay Transaction without first (or concurrently with the entry into such PESRM-MLC RP Secured Prepay Transaction) entering into a RP Sales Contract with respect to the Refined Products that are the subject of such PESRM-MLC RP Secured Prepay Transaction.

(c)                                  International Transactions.  The Parties shall not enter into, and MLC shall not be required to enter into, any PESRM-MLC RP Secured Prepay Transaction (or equivalent transaction with a third party) or RP Sales Contract in which:

(i)                                     the loading terminal and/or delivery location is located in any jurisdiction that is outside of the United States, or

(ii)                                  Refined Products are otherwise transported through any jurisdiction outside of the United States, until and unless all filings and other arrangements have been made in such jurisdiction which are, in MLC’s commercially reasonable discretion, necessary or appropriate with respect to (x) MLC’s Lien on the Refined Products subject to such PESRM-MLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RP Secured Prepay Transaction (or equivalent transaction with a third party) or RP Sales Contract and (y) Applicable Law (including obtaining any applicable permits), or

(iii)                               a vessel is used which has not been approved by both MLC (acting in its sole discretion) and the terminal receiving such vessel.

Section 4.13                             Initial RP Purchases.  Notwithstanding anything in this Agreement to the contrary, each of MLC’s purchases of Refined Products  (a) under the Inventory Sales Agreement, (b) under the Products Sales Agreement and (c) pursuant to any New MLC Transactions (other than any Sleeve Transactions) under the Wind-Down Agreement (such purchases described in clauses (a), (b) and (c), collectively, the “Initial RP Purchases”) shall be deemed to be an RP Cover Transaction that was entered into by MLC; provided, that no Cover Throughput Service Fee shall be payable in respect of any Initial RP Purchase.  MLC shall calculate the applicable Cover Transaction Price Amounts with respect to such transactions, which Cover Transaction Price Amounts shall be payable by MLC or PESRM, as applicable, in accordance with Section 12.07.  In addition, PESRM shall be responsible for all Cover Transportation and Other Costs incurred, or owed by MLC, in connection with the Initial RP Purchases, which costs shall be payable in accordance with Section 12.07.

Section 4.14                             Butane Sale Transactions.

(a)                                 Butane Sale Transactions.  On each Butane Inventory Draw Day, MLC shall be deemed to have sold to PESRM and PESRM shall be deemed to have purchased from MLC a volume of butane equal to the Butane Inventory Draw on such Day (each such transaction, a “Butane Sale Transaction”), in each case, of the type and grade set forth in the Daily Actual Production Book and/or the SXL Report, as applicable, with the pricing for each Butane Sale Transaction to be determined by reference to Schedule 5(b).  Notwithstanding the foregoing, all of MLC’s obligations with respect to Butane Sale Transactions are subject to no related Applicable Condition having occurred.

(b)                                 Butane Sale Transaction True-Ups.  In connection with the Butane Sale Transactions, in the event that either Party obtains knowledge of a discrepancy between the Butane Inventory reflected in the Daily Actual Production Book and the SXL Report and the actual volumes of butane (measured in Barrels) produced or acquired and used or sold by PESRM on any Day, such party shall promptly notify the other Party of such discrepancy, and the Parties shall work in good faith to confirm whether or not such discrepancy exists and, if so, the extent of such discrepancy.  Upon agreement between the Parties as to the existence and extent of any discrepancy, PESRM shall make an adjustment in the Daily Actual Production Book on the next Business Day to eliminate any such discrepancy. For the avoidance of doubt, any resulting increase or decrease in the Butane Inventory shall be taken into account in determining whether there is a Butane Inventory Build or a Butane Inventory Draw on the Day on which any such adjustment occurs.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)                                  NO WARRANTY OF MERCHANTIBILITY.  WITH RESPECT TO ALL BUTANE SALE TRANSACTIONS, PESRM AGREES THAT (A) IT SHALL TAKE DELIVERY OF SUCH BUTANE “AS IS, WHERE IS” AND “WITH ALL FAULTS”, AND (B) MLC MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARE DISCLAIMED.

(d)                                 Costs and Invoicing.  Any and all direct expenses incurred by MLC (and not previously paid by PESRM) that, if such Butane Sale Transaction were a sale of butane by MLC to a third party pursuant to an RP Sales Contract would be RP Transportation and Other Costs, shall be deemed to be RP Transportation and Other Costs for all purposes of this Agreement and the other PESRM Transaction Documents, which RP Transportation and Other Costs shall be included in the payments due under this Agreement, as provided for in Article V.

Section 4.15                             Off-Spec Product.  If any Refined Products delivered to MLC at the RP Delivery Point, held in storage by PESRM at the Basic Infrastructure or delivered to any Product Purchaser at the Product Purchaser Delivery Point or at any other delivery point in connection with a RP Sales Contract that is entered into in connection with a PESRM-MLC RP Secured Prepay Transaction (as approved by MLC in its sole discretion) do not meet the required specifications for such Refined Products , MLC shall have the right, by notice to PESRM, to require PESRM promptly to take such actions, at PESRM’s sole cost and expense, as are reasonably necessary to bring such products into compliance with the applicable required specifications or to provide replacement products (including pursuant to Cover Transactions) that meet such specifications.

Section 4.16                             PESRM as Obligated Party.  PESRM shall be the “obligated party” as the refiner of all Refined Products certified or designated, as applicable, pursuant to 40 C.F.R. Part 80.  Nothing in this Agreement shall be interpreted to impart any responsibility to MLC to comply with Renewable Fuel Standards (including requirements therein for RVOs and RINs) as an “obligated party” pursuant to 40 C.F.R. Part 80 by virtue of the transactions contemplated by this Agreement.  PESRM shall, as a refiner, comply with all Renewable Fuel Standards (including requirements therein for RVOs and RINs) and all applicable fuel and fuel additive requirements set forth in 40 C.F.R. Part 80, and all other Applicable Laws (including Environmental Laws) related thereto.

ARTICLE V.

PAYMENTS AND INVOICING

Section 5.01                             Daily Payment.  On each Business Day of each Calendar Week, MLC shall prepare and deliver to PESRM an invoice (an “Invoice”) specifying:

The sum of all Crude Oil Price Amounts owed in respect of all Crude Oil delivered by MLC to PESRM at the applicable CO Delivery Point on the prior Day and each other Uninvoiced Day;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PLUS

The sum of all Demurrage Costs and CO Transportation and Other Costs Eligible for Invoicing by MLC on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all Throughput Service Fees and Cover Throughput Service Fees (other than the Annual Cover Throughput Service Fee) applied in respect of (i) all Crude Oil delivered by MLC at the CO Delivery Point, (ii) all Crude Oil delivered by MLC to third party purchasers pursuant to Cover Transactions and (iii) all Crude Oil for which delivery under any CO Supply Contract was cancelled pursuant to Cover Transactions, in each case on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all Cover Transportation and Other Costs Eligible for Invoicing on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all Volumetric Losses owed to MLC in respect of the prior Calendar Day and each other Uninvoiced Day;

PLUS

The sum of any ARPLA Revision Amount that is payable by PESRM in respect of any ARPLA Revision, as applicable, that occurred during such prior Day and each other Uninvoiced Day;

PLUS

The sum of all Cover Transaction Price Amounts due from PESRM, in each case on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all Butane Sale Price Amounts due from PESRM, in each case in respect of the prior Day and each other Uninvoiced Day;

MINUS

The sum of all Refined Product Price Amounts owed in respect of all Refined Products, delivered by PESRM to MLC at the RP Delivery Point on the prior Day and each other Uninvoiced Day;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MINUS

The sum of all Volumetric Gains owed to PESRM in respect of the prior Day and each other Uninvoiced Day;

MINUS

The sum of any ARPLA Revision Amount that is payable by MLC in respect of any ARPLA Revision, that occurred during the prior Day and each other Uninvoiced Day;

MINUS

The sum of all Cover Transaction Price Amounts due from MLC, in each case on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all First Purchaser Compliance Costs incurred by MLC on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all Throughput Service Fees and Cover Throughput Service Fees (other than the Annual Cover Throughput Service Fee) applied in respect of all Refined Products (i) delivered by MLC at the Product Purchaser Delivery Point, (ii) delivered to MLC at the RP Delivery Point pursuant to Cover Transactions and (iii) for which delivery was cancelled under any RP Sales Contract pursuant to Cover Transactions, in each case on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all RP Transportation and Other Costs Eligible for Invoicing by MLC on prior Day and each other Uninvoiced Day;

PLUS

The sum of all MLC Refined Product sales to PESRM at Racks in respect to the prior Day and each other Uninvoiced Day;

MINUS

The sum of the Rack Sale Prepayment Amounts in respect of the prior Day and each other Uninvoiced Day;

PLUS

The sum of the Rack Sale Prepayment Amounts in respect of the following Day;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PLUS

The sum of all MLC Refined Product sales to PESRM in accordance with RP Sales Contracts in respect to the prior Day and each other Uninvoiced Day;

MINUS

The sum of the RP Sales Contract Prepayment Amounts, in respect of all PESRM-MLC RP Sales Contracts for delivery on the prior Day and each other Uninvoiced Day;

PLUS

The sum of all RP Sales Contract Prepayment Amounts, in respect of all PESRM-MLC RP Sales Contracts for delivery on the following Day;

PLUS

The sum of all MLC Refined Product and Crude Oil sales to PESRM under all PESRM-MLC Sourcing Transactions in respect of the prior Day and each other Uninvoiced Day;

MINUS

The sum of all MLC Refined Product and Crude Oil purchases from PESRM pursuant to all PESRM-MLC Secured Prepay Transactions in respect of the prior Day and each other Uninvoiced Day;

PLUS

The Daily Cover Throughput Service Fee, in respect of the prior Day and each other Uninvoiced Day;

MLC shall determine the amount payable in respect of each Invoice and the identity of the Party owing such payment, it being understood that if the above sum is positive, PESRM shall be the Party owing such payment, and if the above sum is negative, MLC shall be the Party owing such payment.  In the event that the terms of any CO Supply Contract, RP Sales Contract or Cover Transaction include any true-up that is not expressly contemplated by this Agreement, the financial consequences of such true-up will, without duplication, be passed through to PESRM in any Invoice or Monthly True-up Invoice issued following the occurrence of such true-up.  In the event that adjustments are required to any previously issued Invoice, MLC shall have the right to incorporate such adjustments in subsequent Invoices until all numbers are final and accurate.  All amounts due and owing in respect of each Invoice shall be paid by the owing Party to the other Party on the next Business Day following PESRM’s receipt of each Invoice.

Section 5.02                             Monthly True-Up.  For each calendar month during the Term, the monthly true-up (the “Monthly True-Up”) shall be a financial adjustment required to correct for actual True Up Crude Oil Price Amounts, actual Demurrage Costs, actual CO Transportation and Other

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Costs (that are Eligible for Invoicing), actual Throughput Service Fees and actual Cover Throughput Service Fees in respect Crude Oil , actual Cover Transaction Price Amounts, actual Cover Transportation and Other Costs (that are Eligible for Invoicing), actual Volumetric Gains and Losses, actual Refined Product Price Amounts, actual ARPLA Revision Amounts, actual Prepaid Gasoline Price Amounts, actual RP Transportation and Other Costs (that are Eligible for Invoicing), actual Butane Sale Price Amounts and actual Throughput Service Fees and actual Cover Throughput Service Fees in respect Refined Products not already corrected in prior Invoices (with the sum of such corrections resulting in an amount payable either to MLC or to PESRM (and, if payable to PESRM, expressed as a negative number)),

PLUS

The sum of the True-Up Crude Oil Price Amount with respect to the prior calendar month;

PLUS

The Working Capital Fee, and the sum of the Section 3.09(d) Funding Costs, owed to MLC for each Day in the prior calendar month,

PLUS

The sum of all amounts owed by PESRM to MLC in respect of Indemnifiable Tax (and, except as provided in Section 7.01(d)(ii), taxes, interest and penalties related thereto) and other indemnities given by PESRM to MLC under the PESRM Transaction Documents in respect of the prior calendar month,

PLUS

The sum of all Specified Losses and Costs incurred by MLC in the prior calendar month,

PLUS

Without duplication, the sum of all refunds (including transmix reimbursements), adjustments and other costs and amounts then owed to MLC under this Agreement,

MINUS

Without duplication, the sum of all refunds, adjustments and other costs and amounts then owed to PESRM under this Agreement, including pursuant to Section 6.03,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PLUS

The positive difference (if any) of (i) the Monthly Cover Throughput Service Fee for the prior calendar month over (ii) the sum of all Daily Cover Throughput Service Fees paid by PESRM in the prior calendar month,

PLUS

Any Throughput Service Fee Implied Discount True-Up owed to MLC in respect of the prior calendar month,

MINUS

Any Throughput Service Fee Implied Discount True-Up owed to PESRM in respect of the prior calendar month.

On each Monthly True-Up Date, MLC shall determine the amount payable in respect of the Monthly True-Up for the calendar month immediately preceding the calendar month in which such Monthly True-Up Date occurs and the identity of the Party owing such payment, it being understood that if the above sum is positive, PESRM shall be the Party owing such payment, and if the above sum is negative, MLC shall be the Party owing such payment.  All amounts due and owing in respect of such Monthly True-Up shall be paid by the owing Party to the other Party on the second (2nd) Business Day following PESRM’s receipt of the invoice (each, a “Monthly True-Up Invoice”) for such Monthly True-Up. In the event that adjustments are required to any previously issued Monthly True-Up Invoice, MLC shall have the right to incorporate such adjustments in subsequent Monthly True-Up Invoices until all numbers are final and accurate.

Hedging Gains and Losses for Hydrocarbons purchased by MLC on the Effective Date.   Without duplication of any payment made under Section 4.13, any gains or losses incurred or accrued by MLC as the result of any deemed hedging adjustments made by MLC to reflect the difference between the estimated quantity of Hydrocarbons purchased by MLC on the Effective Date and the actual quantity of Hydrocarbons purchased by MLC on the Effective Date shall be for PESRM’s account.  MLC shall include such deemed hedging gains and losses, if any, in the applicable Invoice for the Day in which such gains and/or losses were incurred or accrued.

Section 5.03                             Auto Bin True-Ups.  On the second (2nd) Business Day after each expiry date of any deemed hedge roll in the Auto Bin, MLC shall determine the Auto Bin Deemed Hedge Roll Settlement Amount as of such expiry date and the identity of the Party owing such payment, and shall be invoiced by MLC on such Day of determination.  All amounts due and owing in respect of such Auto Bin Deemed Hedge Roll Settlement Amount shall be settled and shall be paid by the owing Party to the other Party on the second (2nd) Business Day following PESRM’s receipt of such invoice.

Section 5.04                             Disputed Invoices.  If PESRM, in good faith, disputes the accuracy of the amount invoiced, PESRM shall pay the undisputed amount and the disputed amount in excess of $[**] and provide written notice stating the reasons why the disputed amount is incorrect, along with supporting documentation.  In the event the Parties are unable to resolve such dispute within ten (10) Business Days, either Party may pursue any remedy available at law or in equity to enforce

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its rights hereunder.  In the event that it is determined or agreed that one of the Parties must or will pay or return all or any portion of the disputed amount, then such Party shall pay interest from and including the original payment due date until, but excluding, the date such amount is received by the owed party, at the Default Interest Rate.

Section 5.05                             Payment Netting.  The Parties agree to net all amounts that are due each other under this Agreement and any Rack Sales Contract on the same Business Day, and the Parties shall confirm at least one (1) Business Day prior to the payment date, in writing, the amounts to be netted and any amounts remaining after such net-out (if any).  Any remaining balance after net-out shall be paid by the Party owing such amount to the other Party on the applicable payment date.  The owing Party’s payment of a net amount shall satisfy each Party’s payment obligations included in the settlement on a payment date.

Section 5.06                             Payment Convention.  Unless otherwise expressly provided for in this Agreement (a) if any payment due date under this Agreement falls on a Saturday or non-Monday weekday that is not a Business Day, such payment shall be made on the immediately preceding Business Day and (b) if the payment due date falls on a Sunday or Monday which is not a Business Day, such payment shall be made on the immediately following Business Day.

Section 5.07                             Tax Status of the Parties.  Prior to the first due date of a payment under this Agreement (and from time to time thereafter upon the reasonable request of the other Party), each Party shall deliver to the other Party a duly executed original of IRS Form W-9 or successor form certifying or establishing that it is exempt from U.S. federal backup withholding tax.

ARTICLE VI.

DOWNGRADE TERMINATION EVENT,
ACKNOWLEDGEMENT AND OTHER MATTERS

Section 6.01                             Downgrade and Cost of Assurance Trigger Event.  If a MLC Ratings Trigger Event occurs and is continuing or a Cost of Assurance Trigger Event has occurred as of the end of the previous fiscal quarter, notwithstanding any other provision of this Agreement, PESRM shall have the right (but not the obligation) to terminate this Agreement in the manner provided for in Section 6.02 as if the Term Expiration Date had occurred by giving thirty (30) days advance notice of such termination to MLC, and if PESRM gives MLC such a termination notice, such thirtieth (30th) day shall be deemed to be the Term Expiration Date for purposes of Section 6.02; provided, that PESRM may extend the notice period preceding the deemed occurrence of any such Term Expiration Date for up to an additional thirty (30) days by providing MLC with at least ten (10) days advance notice of any such extension; and provided further that any termination right arising from the occurrence of a MLC Ratings Trigger Event or a Cost of Assurance Trigger Event must be exercised within ninety (90) days following such occurrence; and provided further that if an Event of Default or Termination Event, or a PESRM Prepayment Amount Failure, occurs during any period covered by this Section 6.01, MLC and/or PESRM, as applicable, shall have all of the rights and remedies specified in Article XIV with respect to such Event of Default or Termination Event and/or Section 3.09(d) with respect to such PESRM Prepayment Amount Failure, as applicable.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.02                             Termination at Expiration of the Term.

(a)                                 On the expiration of the Term (such date, the “Term Expiration Date”), all then outstanding PESRM Transactions, this Agreement, all other PESRM Transaction Documents and all documents related to the PESIC-PESRM Secured Prepay Transactions shall be extended to the date (the “Final Termination Date”) that is necessary solely to allow for (i) the continued performance of all then outstanding PESRM Transactions, CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, MLC-PESIC Secured Prepay Transactions, PESIC-PESRM Secured Prepay Transactions, RP Sales Contracts and Cover Transactions, and (ii) without duplication, the sale to PESRM and/or one or more mutually acceptable third party purchasers of all of then current in-transit and in-storage Crude Oil, Refined Product inventories with respect to this Agreement; provided, that at any time prior to the Final Termination Date, all of then current in-transit and in-storage Crude Oil and Refined Product inventories with respect to this Agreement may be sold to PESRM or a mutually acceptable third party, in each case on mutually agreed prices and terms (including arrangements for novations, back to back purchases and sales and/or settlement payments, as applicable, in respect of then outstanding CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, RP Sales Contracts, Cover Transactions and/or PESRM Transactions, it being acknowledged that such novations and/or other transactions under such contracts (other than PESRM Transactions) will require the agreement of third parties), and MLC and PESRM shall cooperate in good faith to facilitate such sales.  During the period following the Term Expiration Date, but prior to the Final Termination Date, (x) each of the Parties shall cooperate in good faith with the other Party to implement an orderly transition, and (y) MLC shall assign and/or transfer to PESRM all of its rights, title, interest, liabilities and obligations under all Assigned Agreements and, to the extent reasonably requested by PESRM, shall request that each counterparty to any Assigned Agreement assign to PESRM any related assets (including using its commercially reasonable efforts, subject to applicable tariffs, to assign to or at the direction of PESRM any related records) which had been previously assigned or transferred to MLC in connection with the transactions contemplated under such Assigned Agreement.  If an Event of Default or Termination Event occurs during the period between the Term Expiration Date and the Final Termination Date, MLC and/or PESRM, as applicable, shall have all of the rights and remedies specified in Article XIV with respect to such Event of Default or Termination Event, as applicable.  Notwithstanding the occurrence of the Final Termination Date, MLC shall continue to issue invoices under this Agreement with respect to any amounts that remain outstanding between the Parties on and after the Final Termination Date and any true-ups or corrections required by this Agreement.

(b)                                 Notwithstanding any other provision of this Agreement, if the Final Termination Date has not occurred within sixty (60) days following the Term Expiration Date, MLC shall have the right, in its sole discretion, by written notice to PESRM to (x) terminate, liquidate and accelerate any or all of such PESRM Transactions, CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, RP Sales

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contracts and Cover Transactions and any of the PESIC-PESRM Secured Prepay Transactions (or, to the extent not entered into with PESRM, sell, assign or novate any CO Supply Contracts, Secured Prepay Transactions, RP Sales Contracts and Cover Transactions), and/or (y) without duplication, sell all of then current in-transit and/or in-storage Crude Oil and Refined Product inventories to one or more third party purchasers (such terminations, close-outs and sales, collectively, a “Wind-down Liquidation”).  PESRM shall reimburse MLC for any and all losses, costs and expenses (including any market structure or related costs under Schedule 5(c)) incurred by MLC (and after giving effect to any gains realized by MLC) with respect to such Wind-down Liquidation, which amounts shall be payable, from time to time, within two (2) Business Days following MLC’s delivery of an invoice to PESRM with respect to such amounts.  Sales by MLC of Hydrocarbons pursuant to this Section 6.02(b) shall not be subject to any of the Protocols.

Section 6.03                             Unexcused MLC Failure to Deliver or Accept.  Unless excused by Force Majeure or any other Applicable Condition, if MLC fails to deliver or accept all or part of the volume of the Hydrocarbons as required in any PESRM Transaction, CO Supply Contract, RP Sales Contract or Cover Transaction on the applicable delivery date, then the financial remedy set forth below shall apply:

(a)                                 Unexcused MLC Failure to Deliver under any PESRM Transaction.  MLC, as the seller under any PESRM Transaction, shall pay to PESRM under such PESRM Transaction, as part of the Monthly True-Up for the month in which the failure occurs, an amount equal to the product of (i) the amount of the Hydrocarbons that MLC failed to deliver (if any) and (ii) an amount equal to (x) the market offer price for the applicable Hydrocarbon at the applicable delivery point at the time the failure occurred minus (y) the price for such Hydrocarbon under this Agreement (except that if the difference between the amounts in subclauses (x) and (y) is zero or negative, then MLC shall have no obligation to make any payment to PESRM), all as determined by MLC, acting in a commercially reasonable manner.

(b)                                 Unexcused MLC Failure to Accept Delivery under any PESRM Transaction.  MLC, as the buyer under any PESRM Transaction, shall pay to PESRM as part of the Monthly True-Up for the month in which the failure occurred, an amount equal to the product of (i) the amount of the Hydrocarbon that MLC failed to accept (if any) and (ii) an amount equal to (x) the price for such Hydrocarbon under this Agreement minus (y) the market bid price for the applicable Hydrocarbon at the applicable delivery point at the time the failure occurred (except that if the difference between the amounts in subclauses (x) and (y) is zero or negative, then MLC shall have no obligation to make any payment to PESRM), all as determined by MLC, acting in a commercially reasonable manner.

(c)                                  Unexcused MLC Failure to Deliver under any RP Sales Contract.  MLC, as the seller under any RP Sales Contract, shall pay to PESRM as part of the Monthly True-Up for the month in which the failure occurred, an amount equal to the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

positive True-Up Refined Product Price Amount (if any), as applicable, that would have been payable to PESRM under such RP Sales Contract if the relevant Hydrocarbons had been delivered to the purchaser on the scheduled delivery date under such RP Sales Contract; provided, that such amounts shall not be payable with respect to a failure to deliver by MLC that results from a failure by MLC to perform under a corresponding Cover Transaction that is subject to Section 6.03(d).

(d)                                 Unexcused MLC Failure to Deliver or Receive under any Cover Transaction.  MLC, as the purchaser or seller, as applicable, under any Cover Transaction, shall pay to PESRM, as part of the Monthly True-Up for the month in which such failure occurred, an amount equal to the Cover Transaction Price Amount, if any, that would have been payable to PESRM if MLC had delivered or received such Hydrocarbons on the scheduled delivery date under such Cover Transaction.

Section 6.04                             Semi-Annual Inspections.

(a)                                 On a semi-annual basis during the Term, MLC shall have the right, for the purpose of protecting MLC Separate Assets and Collateral against potential loss and at its own cost and expense, to have an independent inspector conduct surveys and inspections of any of the Tanks, and to observe any Hydrocarbon transfer, handling or related activities; provided, that such surveys and inspections shall be made during normal working hours and upon reasonable notice and shall not disrupt the normal operations of the Refinery or the other Basic Infrastructure, as applicable, and comply with the rules and procedures of the Refinery or the other Basic Infrastructure, as applicable.  In the event that such independent inspector, applying commercially reasonable industry standards, identifies any material adverse condition (a “Material Adverse Condition”), MLC shall notify PESRM (and, with respect to infrastructure not consisting of PESRM Infrastructure, the third party provider of such infrastructure) of the independent inspector’s findings, and MLC shall have the right in its sole discretion, by written notice to PESRM, to request PESRM not to store any additional MLC Separate Assets and Collateral in any Tanks or related infrastructure affected by such Material Adverse Conditions, and such affected Tanks and related infrastructure shall, on and after PESRM’s receipt of such notice and until the time such Material Adverse Condition is corrected, be deemed to be unavailable for purposes of Section 6.06.  PESRM shall have a commercially reasonable period of time to correct (or, with respect to infrastructure not consisting of PESRM Infrastructure, the third party provider of such infrastructure shall have a commercially reasonable period of time to correct), at its own cost and expense, such Material Adverse Condition; provided, that if such condition is of such a nature as can be reasonably remedied by relocating MLC Separate Assets and Collateral, as applicable, to other, non-affected Basic Infrastructure without materially diminishing any of the rights and services to which MLC is entitled under this Agreement and the other PESRM Transaction Documents, then PESRM will be deemed to have satisfied such correction obligation by accomplishing such relocation within such time period.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.05                             Required Infrastructure.

(a)                                 MLC’s obligations under this Agreement, the other PESRM Transaction Documents, the MLC-PESIC Secured Prepay Transactions, the CO Supply Contracts, the PESRM-MLC Secured Prepay Transactions, RP Sales Contracts and/or Cover Transactions to supply Crude Oil to PESRM, to sell Crude Oil to purchasers, to purchase Refined Products from PESRM, to sell Refined Products to purchasers identified by PESRM and to purchase Refined Products from suppliers identified by PESRM are, in all respects, subject to any limits imposed by the working capacity available to MLC at any time on any vessels, barges, docks, racks, railcars, railroads, railroad loading and unloading facilities, terminals, pipelines, storage tanks and other facilities and equipment that are necessary to the performance by PESRM or MLC of its obligations under the PESRM Transactions, the MLC-PESIC Secured Prepay Transactions, the CO Supply Contracts, the PESRM-MLC Secured Prepay Transactions, the RP Sales Contracts and/or the Cover Transactions, including any such facilities at the Refinery, the other Basic Infrastructure and the Butane Rail Facility (collectively, as of any date of determination, the “Required Infrastructure”), and any failure of performance by MLC under any such contracts or transactions that results, directly or indirectly, from any limits imposed by the working capacity allocated to MLC on Required Infrastructure shall be excused and shall not give rise to a MLC Event of Default.

(b)                                 In the event that working capacity allocated to MLC on Required Infrastructure becomes unavailable for any reason (including any provision of this Section 6.05 or Section 6.04), PESRM shall be required to use commercially reasonable efforts to secure replacement capacity at PESRM’s sole cost and expense as necessary to permit MLC to meet its delivery, receipt and resale obligations under the PESRM Transactions, the MLC-PESIC Secured Prepay Transactions, the CO Supply Contracts, the PESRM-MLC Secured Prepay Transactions, the RP Sales Contracts and/or the Cover Transactions, as applicable.

Section 6.06                             PESRM-MLC Secured Prepay Transactions.                                     Notwithstanding anything to the contrary in this Section 6.06, the Parties hereby acknowledge and agree that each PESRM-MLC Secured Prepay Transaction (x) constitutes an extension of credit and a “financial accommodation” to or for the benefit of PESRM within the meaning of Sections 365(c)(2) and 365(e)(2) of the Bankruptcy Code and, accordingly, (y) entry into each such PESRM-MLC Secured Prepay Transaction must be reviewed and approved in accordance with MLC’s then current Credit Requirements, as consistently applied; provided, however, that to the extent MLC determines that, for purposes of this Section 6.06, PESRM does not meet MLC’s then current Credit Requirements as consistently applied, MLC must provide written notice of such determination to PESRM, within sixty (60) days following such determination (it being understood that MLC’s failure to approve a PESRM-MLC Secured Prepay Transaction with PESRM will not preclude MLC from entering into a similarly structured transaction with a third-party in connection with the CO Supply Contract (or the RP Sales Contract, as applicable) for which such PESRM-MLC Secured Prepay Transaction was contemplated). Where the terms of any CO Supply Contract (or any RP Sales Contract, as applicable) would require the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

transportation of Crude Oil by vessel (including any Vessel), tank truck, railcar and/or pipeline, MLC shall, subject to Section 3.17 and the first sentence of this Section 6.06, have the right to require PESRM to enter into one or more PESRM-MLC Secured Prepay Transactions under the PESRM-MLC ISDA Master Agreement with respect to such Vessel, tank truck, railcar and/or pipeline transportation requirements.

Section 6.07                             Accounting Treatment. Each Transaction Party represents and warrants that it has taken all necessary steps including review of the PESRM Transaction Documents with a senior representative of its finance group and its external auditor, as necessary, to ensure the appropriate financial and accounting treatment, regulatory and disclosure standards are complied with in connection with the PESRM Transaction Documents for each Transaction Party and its Affiliates.

Section 6.08                             [Reserved].

Section 6.09                             Change in Law.  Each Party shall make reasonable efforts to monitor any proposed Change in Law which may reasonably be expected to have an impact on such Party’s performance of its obligations under the PESRM Transaction Documents or its ability to hedge its trading positions in a commercially reasonable manner, including those relating to purchases and sales under, and inventories maintained in connection with, this Agreement or its other business (“Hedging Activities”) and shall promptly notify the other Party upon becoming aware of any such proposed Change in Law.  Such notice shall identify the proposed Change in Law and set out, in reasonable detail, the effects the notifying Party anticipates such Change in Law would have upon the PESRM Transaction Documents (or such Party’s performance thereunder) or its Hedging Activities if enacted.  The Parties shall in good faith meet to discuss what measures (if any) can be taken by either Party (or both) to minimize and/or mitigate the effect of any such proposed Change in Law.  If a Change in Law results or would result in a Party (the “Adversely Affected Party”) (a) violating any Applicable Law in connection with its Hedging Activities, or (b) incurring incremental damages, losses, costs, expenses, fees, fines, payments, Indemnifiable Taxes, liabilities, penalties or other sanctions of a monetary nature in excess of $[**] per annum solely as a result of such Party’s performance of its obligations under the Transaction Documents or as a result of its Hedging Activities, in each case the Adversely Affected Party shall be entitled to request that the Parties meet for purposes of addressing such Change in Law by providing written notice (a “Change in Law Notice”) to the other Party (the “Non-Affected Party”).  Within seven (7) days of receipt of a Change in Law Notice, the Parties shall meet in good faith with a view to identifying any steps (the “Consequential Steps”) that would alleviate the effects of the relevant Change in Law on the Adversely Affected Party, which may include an agreement between the Parties to share the relevant incremental losses incurred by the Adversely Affected Party or the amendment of any PESRM Transaction Document.  In identifying the Consequential Steps, the Parties shall, as far as is reasonably practicable, do so in a manner that preserves the balance of the commercial agreement (including economic benefits, risk allocation, costs and liabilities) existing between the Parties under this Agreement as of the Effective Date.  In the event the Parties cannot reach agreement on the Consequential Steps and on the implementation of the same within thirty (30) days of receipt by the Non-Affected Party of the Change in Law Notice, either Party may terminate this Agreement in the manner provided for in Section 6.02 as if the Term Expiration Date had occurred by giving

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the other Party thirty (30) days advance notice of such termination, and such thirtieth (30th) day shall be deemed to be the Term Expiration Date for purposes of Section 6.02.

Section 6.10                             PESRM Acknowledgement.  PESRM acknowledges and agrees that (a) MLC is a merchant of crude oil, non-crude feedstock, refined products and blendstock and may, from time to time, be dealing with prospective counterparties, or pursuing trading or hedging strategies, in connection with aspects of MLC’s business which are unrelated hereto and that such dealings and such trading or hedging strategies may be different from or opposite to those being pursued by or for PESRM, (b) MLC may, but is not required to, determine whether to advise PESRM of any potential transaction with a counterparty and prior to advising PESRM of any such potential transaction MLC may, in its discretion, determine not to pursue such transaction or to pursue such transaction in connection with another aspect of MLC’s business and MLC would have no liability of any nature to PESRM as a result of any such determination, (c) MLC has no fiduciary or trust obligations of any nature with respect to the Refinery or PESRM, (d) MLC may enter into transactions and purchase or sell crude oil, non-crude feedstock, refined products and/or blendstock for its own account or the account of others at prices more favorable than those being paid by or to PESRM hereunder, and (e) nothing herein would be construed to prevent MLC, or any of its advisors, agents, attorneys, consultants, contractors, directors, employees, officers, representatives, partners or Affiliates, in any way from purchasing, selling or otherwise trading in crude oil, non-crude feedstock, refined products, blendstock or any other commodity for its or their own account or for the account of others, whether prior to, simultaneously with, or subsequent to any transaction under this Agreement or any other PESRM Transaction Document.  Notwithstanding the foregoing, MLC would have the obligation to execute CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, and RP Sales Contracts in a manner consistent with the PESRM Transaction Documents and to otherwise perform its obligations hereunder.

Section 6.11                             Inventory Volumes.  For purpose of this Agreement, all Hydrocarbon inventory volumes shall be determined on a net standard volume basis, such that the saleable volume of Hydrocarbon inventory shall exclude BS&W, and shall be adjusted to a standard temperature of 60 degrees Fahrenheit by the appropriate volume correction factor for the observed temperature and API gravity.

Section 6.12                             [Reserved].

Section 6.13                             Procedures for Resolving Claims Against Third Parties.  The Parties shall consult with each other and coordinate how to handle and resolve any claims that MLC may have against any Person with respect to any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any RP Sales Contract, any Cover Transaction or any exchange of futures for physicals related to any of the foregoing, any leases, subleases or assignments of any Third Party Infrastructure or Assigned Agreements or any CO Transportation and Other Costs, RP Transportation and Other Costs, Cover Transportation and Other Costs or Demurrage Costs.  To the extent that PESRM believes that any claim should be made by MLC for the account of PESRM against any Person with respect to any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any RP Sales Contract, any Cover Transaction or any exchange of futures for physicals related to any of the foregoing, or any such leases, subleases or assignments, or any CO Transportation and Other Costs, RP Transportation and Other Costs, Cover Transportation

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and Other Costs or Demurrage Costs, MLC shall, in its sole discretion after consultation with PESRM (provided, that any such consultation with PESRM shall not limit MLC’s exercise of its sole discretion), either (a) take any commercially reasonable actions as requested by PESRM directly to prosecute such claim or (b) assign its rights and interests as necessary to allow PESRM to contest, litigate or resolve such matter by a mutually acceptable alternative means that shall allow PESRM to pursue the claim, in each case at PESRM’s sole cost and expense, and all recoveries resulting from the prosecution of such claim shall be for the account of PESRM (and MLC shall only be liable to PESRM to the extent of, and in the same form as, such recoveries actually received by MLC).  In any case covered by clause (a) above, MLC shall not settle or otherwise compromise the relevant claim without PESRM’s consent (such consent not to be unreasonably withheld, delayed or conditioned), and in any case covered by clause (b) of the immediately preceding sentence, MLC shall be entitled to assist PESRM in the prosecution of the relevant claim and shall cooperate with PESRM in such prosecution, in each case in a commercially reasonable manner and at PESRM’s sole cost and expense.

Section 6.14                             Operational Imbalances.  MLC and PESRM recognize that due to the normal operation of one or more pipeline systems, storage facilities, dock facilities and other loading and unloading facilities and the like, certain operational imbalances (each, an “Operational Imbalance”) may arise from time to time with respect to Hydrocarbons to be sold and delivered under this Agreement due to, among other things, variations in rates of the flow of such Hydrocarbons, transit times, inaccuracies in the measurement and allocation of such Hydrocarbons and other physical reasons.  To the extent any such Operational Imbalance occurs and causes either Party to be unable to satisfy all or any part of its delivery or purchase obligations with respect to a PESRM Transaction, such Party shall not be deemed to be in default hereunder with respect to its delivery or purchase obligation for such PESRM Transaction and the shortfall or excess quantity of Hydrocarbon, as applicable (the “Imbalance Quantity”), shall be carried forward to the following delivery month or delivery months, as applicable, and settled in cash or physically settled by delivery or redelivery as soon as possible as agreed by the Parties.  MLC and PESRM shall take all necessary steps to account for and settle any such Imbalance Quantity in a commercially reasonable manner and shall adjust future nominations and deliveries of Hydrocarbon in accordance with the foregoing provisions.

Section 6.15                             PESRM/PESIC Failure to Perform.  Any failure by PESRM or PESIC, respectively, to receive from, or deliver to, MLC, at the CO Delivery Point, the RP Delivery Point or the Product Purchaser Delivery Point, as applicable, on any Day, any Hydrocarbons that were scheduled to be received from, or delivered to, MLC on such Day under any PESRM Transaction, MLC-PESIC Secured Prepay Transaction, PESIC-PESRM Secured Prepay Transaction or Cover Transaction and that MLC was, at the time of such PESRM or PESIC failure, obligated to buy and receive from a seller, or sell and deliver to a purchaser under (x) any CO Supply Contract, any RP Sales Contract, MLC-PESIC Secured Prepay Transaction or any Cover Transaction or (y) any other purchase or sale of such Hydrocarbons, as applicable, that was entered into by MLC pursuant to this Agreement shall excuse (as between MLC and PESRM) any failure by MLC to perform under any such contracts or transactions to the extent of any such PESRM or PESIC failure (any such PESRM or PESIC failure, a “PESRM/PESIC Failure to Perform”).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.16                             Foreign Trade Zone Operator; Imports and Exports.

(a)                                 Foreign Trade Zone Operator.  From and after the Effective Date, PESRM shall (i) be solely responsible for operating the Philadelphia Foreign Trade Zone No. 35 (the “PESRM FTZ”), (ii) prepare, maintain and file all necessary documentation in connection with operation of the PESRM FTZ, and (iii) maintain all records, inventories and accounts of operations within the PESRM FTZ in accordance with Applicable Laws and the requirements of the U.S. Customs and Border Protection Service (“Customs”) and any other Governmental Authority.

(b)                                 Imports.  PESRM shall be the importer of record (or, if applicable, the exporter of record) for any Crude Oil, imported by virtue of the transactions contemplated by this Agreement and shall (i) prepare, maintain and file all necessary documentation as importer of record, and (ii) pay any and all duties, fees or taxes imposed as a result of importation of Crude Oil in connection with the transactions contemplated by this Agreement.

(c)                                  Exports.  PESRM shall be the exporter of record with respect to any sales of Refined Products to third parties for export by virtue of transactions contemplated by this Agreement and, where applicable, shall prepare, maintain and file all necessary documentation as exporter of recordand (ii) pay any and all duties, fees or taxes imposed as a result of exportation of Refined Products in connection with the transactions contemplated by this Agreement.

Section 6.17                             MLC Guaranty.  During the Term, MLC shall provide and maintain with PESRM a guaranty agreement substantially in the form attached hereto as Schedule 6.17 (the “MLC Guaranty”), pursuant to which Bank of America Corporation (“MLC Guarantor”) shall guarantee the prompt payment when due of all of MLC’s obligations under the PESRM Transactions and the PESRM Transaction Documents in an aggregate amount not to exceed $100,000,000.

Section 6.18                             Demurrage Cost Invoicing.  Demurrage Costs may not be invoiced by MLC to PESRM until MLC itself is invoiced, which for this purpose shall include a pro forma invoice, for such costs; provided, that if as of any Day, MLC reasonably determines that the aggregate amount of Demurrage Costs (that have been incurred by MLC, but for which it has not yet been invoiced) as of such Day exceeds $[**], MLC may invoice PESRM for such aggregate amount of Demurrage Costs.  The provisions of Section 5.04 shall not apply to any Demurrage Costs invoiced by MLC.  MLC shall not settle or otherwise compromise any demurrage claim without PESRM’s consent (such consent not to be unreasonably withheld, delayed or conditioned).

Section 6.19                             Inventory, Sale and Receipt Data Reconciliation.  Each Party will, and with respect to PESRM, will cause each of its Subsidiaries (other than Excluded Subsidiaries), upon the request of the other Party, to make commercially reasonable efforts to reconcile its inventory, sale and receipt data with the inventory, sale and receipt data of such other Party.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.20                             Anti-Corruption Laws.

(a)                                 The parties to this Agreement are committed to compliance with the Applicable Laws of the United States as well as the laws of other countries that are, or may be, of potential relevance, including all Applicable Laws to one or both Parties relating to bribery, money laundering and/or corrupt payments, such as the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1 et. seq., and the UK Bribery Act of 2010 (all such laws being collectively referred to herein as the “Anti-Corruption Laws”).  Accordingly, each Party hereto hereby represents, warrants and covenants that:

(i)                                     It is now in compliance with the Applicable Laws required for its performance under this Agreement as well as the Anti-Corruption Laws of any other countries or jurisdictions that are applicable to the transactions that are contemplated herein and will remain in compliance with all such Applicable Laws for the duration of this Agreement.  The provisions of this Agreement and the transactions contemplated hereby are legal and binding under the laws of the relevant jurisdictions, including all applicable Anti-Corruption Laws and Applicable Laws and regulations relating to taxation and exchange control.

(ii)                                  It has not taken and will not take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any government official (including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official or representative capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office, or legislative, administrative or judicial officials whether or not elected or appointed, all of the foregoing being referred to as “Government Officials”) or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business, an advantage in the conduct of business or securing any improper disadvantage.

(iii)                               It has not taken and will not take any actions in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of, or a request or acceptance of, money or anything else of value, to or by any other person (whether or not a Government Official) while knowing that all or some portion of the money or value offered, given or promised to such other person is for the purpose of securing the improper performance of that person’s function or misuse of that person’s position.

(iv)                              No part of the payments received by a Party under this Agreement,  directly or indirectly, from the other Party will be used for any purpose which would cause a violation of the laws of the United States or any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other applicable jurisdiction including any applicable Anti-Corruption Laws.

(b)                                 [Reserved].

(c)                                  [Reserved].

(d)                                 Either Party may terminate this Agreement immediately upon written notice in the event that the other Party has breached any representation or warranty set forth in Section 6.20(a).  In the event of a breach of any of the representations and warranties set forth in this Section 6.20, any claims for payment by a Party with regard to any transaction for which a breach of the representations has occurred shall be void. The breaching Party shall further indemnify and hold the non-breaching Party harmless against any and all claims, losses or damages arising from or related to such breach.

Section 6.21                             [Reserved].

Section 6.22                             Transmix.  The volume of transmix that is created as the result of any shipment of Hydrocarbons pursuant to the terms of this Agreement shall be treated as a Volumetric Loss.  Any reimbursements received by MLC from third parties with respect to transmix volumes resulting from shipments pursuant to this Agreement shall be for PESRM’s account. Such transmix reimbursements shall be included in the Monthly True-Up Invoice that corresponds to the month in which such reimbursement was received by MLC.

Section 6.23                             [Reserved].

Section 6.24                             Aggregate Liability Limitations.

(a)                                 Unless otherwise agreed by MLC (in its sole discretion), notwithstanding anything to the contrary in this Agreement or any other PESRM Transaction Document or MLC-PESIC Secured Prepay Transaction, MLC shall have no obligation to enter into any CO Supply Contract, any RP Sales Contract, any PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction or any Cover Transaction if, as of any Monthly True-Up Date, the sum of (a) the arithmetic average of the sum, for each Day, in the calendar month immediately preceding the calendar month in which such Monthly True-Up Date occurs, of the amounts listed in clauses (a) and (b) of the definition of Working Capital Amount plus (b) the sum of (i) the stated amount of all Letters of Credit (as defined in the Senior Secured Credit Facility) outstanding on the last Day of the calendar month immediately preceding the calendar month in which such Monthly True-Up Date occurs, (ii) the aggregate principal amount of Loans (as defined in the Senior Secured Credit Facility) outstanding on the last Day of the calendar month immediately preceding the calendar month in which such Monthly True-Up Date occurs and (iii) all interest and fees accrued and unpaid on the foregoing items in clauses (i) and (ii) on the last Day of the calendar month immediately preceding the calendar month in which such Monthly True-Up Date occurs (such sum of the amounts in clauses (a) and (b), the “Aggregate Liability

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amount”), exceeds $2,000,000,000, as determined by MLC, which determination shall be binding on the Parties absent manifest error.

(b)                                 MLC shall have no obligation to enter into any CO Supply Contract, any RP Sales Contract, any PESRM-MLC Secured Prepay Transaction, any MLC-PESIC Secured Prepay Transaction or any Cover Transaction if, as of any Day, the aggregate notional value (measured in U.S. Dollars) of all “Prepay Transactions” under and as defined in the MLC-PESIC ISDA Master Agreement outstanding as of such Day exceeds $1,500,000,000, as determined by MLC, which determination shall be binding on the Parties absent manifest error.

Section 6.25                             [**] No Title to Hydrocarbons.  For the avoidance of doubt, except as [**] may hold title to Hydrocarbons in connection [**], in no event shall [**].

ARTICLE VII.

INDEMNITIES

Section 7.01                             Indemnities.

(a)                                 PESRM’s Duty to Indemnify.  Without duplication of any indemnity provided for in Section 7.01(b), to the fullest extent permitted by Applicable Law, PESRM shall defend, indemnify and hold harmless MLC, its Affiliates, and their respective advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers and representatives from and against any Liabilities directly or indirectly arising out of (i) any breach by (x) PESRM of any covenant contained in this Agreement, any other PESRM Transaction Document, the PESIC-PESRM ISDA Master Agreement or other PESIC-PESRM Secured Prepay Transaction Document or the PESRM-MLC ISDA Master Agreement or in connection therewith or (y) PESIC of any covenant contained in the PESIC-PESRM ISDA Master Agreement, any other PESIC-PESRM Secured Prepay Transaction Document, the MLC-PESIC ISDA Master Agreement or any other MLC-PESIC Secured Prepay Transaction Document or made in connection therewith, (ii) any representation or warranty of (x) PESRM made in this Agreement, any other PESRM Transaction Document, the PESIC-PESRM ISDA Master Agreement or the PESRM-MLC ISDA Master Agreement or in connection therewith or (y) PESIC made in the PESIC-PESRM ISDA Master Agreement, any other PESIC-PESRM Secured Prepay Transaction Document, the MLC-PESIC ISDA Master Agreement or any other MLC-PESIC Secured Prepay Transaction Document, in each case, proving to be false or misleading, (iii) any failure by PESRM or PESIC to comply with or observe any Applicable Law (including Environmental Laws and the failure to obtain or maintain any Environmental Permits), (iv) the failure to comply with Renewable Fuel Standards including requirements therein for RVOs and RINs, and all other requirements of 40 C.F.R. Part 80, (v) PESRM’s or PESIC’s negligence or willful misconduct, (vi) any indemnification by MLC of PESIC or any other Indemnified Party (as defined in the Framework Agreement) other than an MLC Caused

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnity or (vii) injury, disease or death of any person, damage to or loss of any property or any fine or penalty, any of which is caused by PESRM, PESIC or either of its advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers or representatives in the exercise of any of the rights granted under this Agreement or any other PESRM Transaction Documents, the PESIC-PESRM ISDA Master Agreement, the other PESIC-PESRM Secured Prepay Transaction Documents, the MLC-PESIC ISDA Master Agreement, the other MLC-PESIC Secured Prepay Transaction Documents or the PESRM-MLC ISDA Master Agreement except to the extent that such injury, disease, death, or damage to or loss of property was caused by any MLC Event.

(b)                                 PESRM Indemnities with respect to Certain Contracts. Without duplication of any indemnity provided for in Section 7.01(c), to the fullest extent permitted by Applicable Law, PESRM shall defend, indemnify and hold harmless MLC, its Affiliates and their respective advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers and representatives from and against any Liabilities or claims directly or indirectly arising out of or relating to this Agreement, any other Transaction Documents, any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any RP Sales Contract or any Cover Transaction, any MLC-PESIC Secured Prepay Transaction, any PESIC-PESRM Secured Prepay Transaction or MLC’s or any counterparty’s performance hereunder or thereunder (it being understood that any gains in connection therewith shall be for PESRM’s account), including:

(i)                                     any actual or alleged failure by PESRM or PESIC to receive from, or deliver to, MLC or PESIC, as applicable, at the CO Delivery Point, the RP Delivery Point or the Product Purchaser Delivery Point or any delivery point pursuant to a PESRM-MLC Secured Prepay Transaction or any delivery point pursuant to a PESIC-PESRM Secured Prepay Transaction or any delivery point pursuant to a MLC-PESIC Secured Prepay Transaction, as applicable, on any Day, any Hydrocarbons that were scheduled to be received from, or delivered to, MLC or PESIC, as applicable, on such Day under any PESRM Transaction, Cover Transaction, PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction or PESIC-PESRM Secured Prepay Transaction and that MLC or PESIC was, at the time of such PESRM failure, obligated to buy and receive from a seller, or sell and deliver to a purchaser under (x) any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any MLC-PESIC Secured Prepay Transaction, any PESIC-PESRM Secured Prepay Transaction, any RP Sales Contract or any Cover Transaction or (y) any other purchase or sale of such Hydrocarbons, as applicable, that was entered into by MLC pursuant to this Agreement;

(ii)                                  any actual or alleged failure of any Hydrocarbon delivered pursuant to a CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract, Cover Transaction or PESIC-PESRM Secured Prepay

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transaction to conform to the specifications set forth in such CO Supply Contract, RP Sales Contract or Cover Transaction, PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction or PESIC-PESRM Secured Prepay Transaction;

(iii)                               any actual or alleged breach by MLC of any representations and warranties relating to the Principal Terms of, or contained in the general terms and conditions applicable to, any CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract or Cover Transaction, but in each case excluding any actual or alleged breach by MLC of any such representations and warranties in respect of organization, powers, due authorization, enforceability, no conflicts, litigation and compliance with laws and material agreements that are specific to MLC;

(iv)                              without duplication of any indemnity provided for in any other subclause of this Section 7.01(b), any actual or alleged breach by MLC of any term of any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any RP Sales Contract, any Cover Transaction or any Third Party Consent Agreement;

(v)                                 any actual or alleged breach by any counterparty of any term of any CO Supply Contract, any RP Sales Contract, any Cover Transaction or any Third Party Consent Agreement;

(vi)                              any allocation of Refined Products among outstanding RP Sales Contracts in respect of any shortfall in supply; or

(vii)                           any actual or alleged breach by MLC of any actual or alleged contractual duty of MLC to use commercially reasonable efforts to mitigate damages to the counterparty to any RP Sales Contract in sourcing Refined Products to cover any failure to deliver Refined Products under such RP Sales Contract.

provided, that PESRM shall have no duty to indemnify MLC in accordance with this Section 7.01(b) to the extent due to (x) any MLC Event; or (y) arising, directly or indirectly, from the bankruptcy or insolvency of a third party seller or third party purchaser under any CO Supply Contract, RP Sales Contract or Cover Transaction.

(c)                                  Additional PESRM Indemnities.

(i)                                     Without limiting the above-described indemnities, PESRM shall defend, indemnify and hold harmless MLC, its Affiliates, and their respective advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers and representatives from and against any Liabilities (including the costs of any Response, natural resources damages, personal injury and property damages, civil and criminal penalties and defense

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

costs including reasonable attorneys’ fees and disbursements) under any applicable Environmental Law (including the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., CERCLA, and the Pennsylvania Land Recycling and Environmental Remediation Standards Act, 35 P.S. §§6026.101 et seq. or any successor statutes thereto) resulting from the transportation and/or delivery to and from, and operations at, the Refinery or any other PESRM Infrastructure, except to the extent that such liability is due to the negligence or willful misconduct on the part of MLC, its Affiliates or any of their respective agents, consultants, contractors, directors, employees, officers or representatives; provided, that MLC shall not be responsible for any failure relating to the negligence or willful misconduct of PESRM, its Affiliates or any of their respective agents, consultants, contractors, directors, employees, officers, managers or representatives, in each case when acting as a consultant to MLC.

(d)                                 PESRM Tax Indemnification.

(i)                                     To the fullest extent permitted by Applicable Law, PESRM shall defend, indemnify and hold harmless MLC and its Affiliates against the amount of all Indemnifiable Taxes, and all penalties and interest thereon, paid, owing, asserted against, or incurred by MLC and/or its Affiliates directly or indirectly by reason of the procurement, purchase, ownership, storage, transfer, transport, sale or use of the Hydrocarbons or lease or use of any Required Infrastructure pursuant to this Agreement or any other PESRM Transaction Document, or any CO Supply Contract, PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction or any MLC-PESIC Secured Prepay Transaction Document, PESIC-PESRM Secured Prepay Transaction, RP Sales Contract (including any such RP Sales Contract with PESRM, notwithstanding any other tax provision that might be included in such RP Sales Contract with PESRM unless such tax provision makes specific reference to this Section 7.01(d)(i)), or Cover Transaction, or by reason of any other transaction or service contemplated hereunder or thereunder (including any PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction or any MLC-PESIC Secured Prepay Transaction Document, or PESIC-PESRM Secured Prepay Transaction), other than any taxes withheld from a payment made by MLC to a supplier under any CO Supply Contract, PESRM-MLC Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction or any MLC-PESIC Secured Prepay Transaction Document, PESIC-PESRM Secured Prepay Transaction, or Cover Transaction (which taxes, for the avoidance of doubt, are addressed elsewhere in this Agreement, including in the definitions and treatment of CO Transportation and Other Costs and Cover Transportation and Other Costs).  In the event that PESRM is not permitted to pay such Indemnifiable Taxes, other amounts due from PESRM to MLC under the PESRM Transaction Documents shall be adjusted such that PESRM shall bear the economic burden of the Indemnifiable Taxes.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  To the extent permitted by Applicable Law, PESRM shall be required to pay when due such Indemnifiable Taxes described in Section 7.01(d)(i) unless there is an applicable exemption from such Indemnifiable Tax, with written confirmation of such tax exemption to be contemporaneously provided to MLC.  To the extent that MLC is the Person required by law to collect and account to the applicable tax authority for any such Indemnifiable Taxes, MLC will pay such Indemnifiable Taxes, and any applicable penalties or interest owing or assessed in relation thereto, to the applicable taxing authority, and one-hundred percent (100%) of such Indemnifiable Taxes (and such penalties and interest, to the extent the obligation to make payment of such penalties and interest was not the result of a negligent failure by MLC to timely remit the appropriate amount of taxes to the applicable tax authority) together with an amount equal to any taxes payable by MLC in respect of amounts paid or payable to MLC under this Section 7.01(d)(ii), shall be added to invoices as separately stated charges and paid in full by PESRM in accordance with the terms of this Agreement, unless PESRM is exempt from such Indemnifiable Taxes and timely furnishes MLC with a certificate of exemption, and, to the extent (i) such invoices are satisfied in full by PESRM or (ii) other amounts due under the PESRM Transaction Documents are adjusted such that PESRM has borne the economic burden of the Indemnifiable Taxes, MLC shall assume any and all responsibility for any interest and penalty assessments made by a tax authority against either Party to the extent such interest and penalties are assessed due to a failure by MLC to promptly remit the applicable Indemnifiable Taxes to the relevant tax authority following PESRM’s satisfaction of such invoices or such adjustment of payments under the PESRM Transaction Documents.

(iii)                               Each Party will reasonably cooperate with the other to minimize liability for any Indemnifiable Taxes to the extent legally permissible.  Each Party will provide and make available to the other upon request any direct pay permits, resale certificates, multiple points of use certificates, treaty certification, information regarding out-of state (or out-of-country) sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by the other Party.  To the extent PESRM is exempt from any Indemnifiable Taxes, it will provide MLC with a copy of the applicable tax exemption (or direct pay or resale certificate, as applicable), and, to the extent such exemption or certifications are reasonably acceptable to MLC, MLC will not bill or charge PESRM for such Indemnifiable Taxes.  MLC will, upon written request of PESRM and at the sole cost and expense of PESRM, cooperate and use commercially reasonable efforts to assist PESRM’s (i) lawful claims for any exemptions from any sales or services taxes, and (ii) lawful attempts to recoup or recover any VAT, similar taxes or other recoverable taxes.  At the sole cost and expense of PESRM, MLC will register as promptly as possible for all benefits for which it is eligible under the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Keystone Opportunity Improvement Zone and will take all commercially reasonable efforts to maintain such benefits.

(iv)                              If PESRM disputes MLC’s determination that any Indemnifiable Tax not the subject of a Proceeding is due with respect to transactions under the PESRM Transaction Documents, or any documents related to the MLC-PESIC Secured Prepay Transactions, the PESIC-PESRM Secured Prepay Transactions, PESRM shall have the right to seek an administrative determination from the applicable taxing authority that no such Indemnifiable Tax is due, subject to its agreeing to indemnify MLC for the entire amount of such disputed Indemnifiable Tax (including any associated interest and/or late penalties), and any tax payable by MLC in respect of any amounts paid or payable to MLC under this Section 7.01(d)(iv), should such Indemnifiable Tax be determined applicable.  MLC shall agree to reasonably cooperate with PESRM, at PESRM’s cost and expense, in the event PESRM determines to seek such an administrative determination in respect of the disputed Indemnifiable Taxes.

(v)                                 PESRM and MLC shall be required to promptly inform each other in writing of any assertion by a taxing authority of additional Liability for Indemnifiable Taxes relating to the PESRM Transactions, the CO Supply Contracts, the MLC-PESIC Secured Prepay Transactions, the PESRM-MLC Secured Prepay Transactions, the RP Sales Contracts, the Cover Transactions or PESIC-PESRM Secured Prepay Transactions.  Any such Proceeding against MLC with respect to such asserted Liability (including any settlement thereof) shall be under MLC’s direction, but PESRM shall be consulted and, if the Proceeding solely relates to Indemnifiable Taxes relating to the PESRM Transactions, the CO Supply Contracts, the PESRM-MLC Secured Prepay Transactions, the RP Sales Contracts, the Cover Transactions, the MLC-PESIC Secured Prepay Transactions or the PESIC-PESRM Secured Prepay Transactions, as applicable, and no other matters, then MLC shall not settle or otherwise compromise the relevant claim without PESRM’s consent (such consent not to be unreasonably withheld, delayed or conditioned).  Any Proceeding against PESRM with respect to such asserted Liability (including any settlement thereof) shall be under PESRM’s direction, but MLC shall be consulted.  In any event, PESRM and MLC shall fully cooperate with each other as to the asserted Liability.  PESRM shall bear all of the reasonable costs of any such Proceeding undertaken by either Party.  If MLC, acting in good faith and a commercially reasonable manner, concludes that any rebates or refunds it receives from any tax authority are in respect of Indemnifiable Taxes that were paid or borne by PESRM, it will pay such rebate or refunds to PESRM or otherwise adjust the payments under this Agreement such that PESRM shall have the economic benefit of such rebates or refunds.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(vi)                              This Section 7.01(d) shall survive until ninety (90) days after the expiration of the statute of limitation for the assessment, collection and levy of any Indemnifiable Tax.

(e)                                  MLC’s Duty to Indemnify.  Subject to Section 14.04(i), to the fullest extent permitted by Applicable Law MLC shall defend, indemnify and hold harmless PESRM, its Affiliates, and their respective advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers and representatives from and against any Liabilities directly or indirectly arising out of (i) any breach by MLC of any covenant or agreement contained in this Agreement, any other PESRM Transaction Document, the PESRM-MLC ISDA Master Agreement or made in connection therewith, (ii) any representation or warranty of MLC made in this Agreement, any other PESRM Transaction Document, the PESRM-MLC ISDA Master Agreement or in connection therewith, in each case, proving to be false or misleading, (iii) any failure by MLC to comply with or observe any Applicable Law (including Environmental Laws), (iv) MLC’s negligence or willful misconduct, or (v) injury, disease, or death of any person, damage to or loss of any property, or any fine or penalty, any of which is caused by MLC or its advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers or representatives in the exercise of any of the rights granted under this Agreement or any other PESRM Transaction Documents except to the extent that such injury, disease, death, or damage to or loss of property was caused by the gross negligence or willful misconduct on the part of PESRM, its Affiliates or any of their respective advisors, agents, attorneys, consultants, contractors, directors, employees, officers, managers or representatives.

(f)                                   Notice of Indemnity Claim.  The Party to be indemnified (the “Indemnified Party” shall notify the other Party (the “Indemnifying Party”) as soon as practicable after receiving notice of any Proceeding brought against the Indemnified Party which may give rise to the Indemnifying Party’s obligations under this Agreement and for which the Indemnified Party, at its election and upon notice to the Indemnifying Party, intends to exercise such right to indemnification (such Proceeding a “Third Party Claim”), and shall furnish to the Indemnifying Party the complete details of such Third Party Claim within its knowledge. Any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations except to the extent (if any) that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure.

(g)                                  Defense of Indemnity Claim.  The Indemnifying Party shall have the right to assume the defense, at its own expense, of any Third Party Claim and to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including to employ and engage counsel of its own choice; provided, that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding the Indemnifying Party’s appointment of counsel to represent an Indemnified Party, the Indemnified Party shall have the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim, provided that appointment within 30 Days after notice of the institution of such Third Party Claim shall be considered reasonable for the purposes of this section, and provided further that the Indemnified Party shall have the right to appoint separate counsel only after the receipt by the Indemnifying Party of a notice provided by the Indemnified Party that counsel has not been employed within a reasonable time after the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Proceeding suit that the Indemnifying Party defends, including, if appropriate, making any counterclaim or cross-complaint. All costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party, provided that the Indemnified Party shall provide, promptly upon request of the Indemnifying Party, evidence (which may be in the form of an invoice or receipt for such costs) of any such costs incurred up to the date of such request. Without in any way limiting the foregoing obligation of the Indemnifying Party with respect to cooperation by the Indemnified Party in connection with such Third Party Claim, the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim.

(h)                                 Settlement of Third Party Claims.  No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the consent of the Indemnifying Party or (ii) by the Indemnifying Party without the consent of the Indemnified Party.  Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceedings after the occurrence and during the continuance of an Event of Default by the Indemnifying Party.

(i)                                     Insurance.  The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES OF THE TRANSACTION PARTIES

Each Transaction Party represents and warrants to MLC as of the Effective Date and as of each Day of the Term on which there is any outstanding transaction pursuant to any Applicable PESRM Transaction Document or the PESIC-PESRM ISDA Master Agreement:

Section 8.01                             Organization; Powers.  Each Transaction Party (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.02                             Authorization; Enforceability.  Each Applicable PESRM Transaction Document and the PESIC-PESRM ISDA Master Agreement and each transaction contemplated hereunder and thereunder entered into by each Transaction Party are within such Transaction Party’s powers and have been duly authorized by all necessary limited liability company action on the part of such Transaction Party.  This Agreement has been duly executed and delivered by each Transaction Party and constitutes, and each other Applicable PESRM Transaction Document to which any Transaction Party is to be a party, when executed and delivered by such Transaction Party (and the PESIC-PESRM ISDA Master Agreement, when executed and delivered by PESRM), will constitute, a legal, valid and binding obligation of such Transaction Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 8.03                             No Conflicts; Material Contracts.

(a)                                 Each Applicable PESRM Transaction Document and the PESIC-PESRM ISDA Master Agreement and each transaction contemplated hereunder and thereunder (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority having authority over any Transaction Party, except (1) such as has been obtained or made and is in full force and effect, (2) filings necessary to perfect or maintain Liens created by the Applicable PESRM Transaction Documents and (3) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (ii) does not violate the Organizational Documents of any Transaction Party, (iii) does not violate any Applicable Law, except for any such violation which could not reasonably be expected to result in a Material Adverse Effect, (iv) except as set forth on Schedule 8.03(a), does not violate or result in a default or require any consent or approval under any Material Contract binding upon any Transaction Party or its property, or the Senior Secured Credit Facility Documents, or give rise to a right under any of the foregoing to require any payment to be made by any Transaction Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (v) does not result in the creation or imposition of any Lien on any property of any Transaction Party, except Permitted Liens.

(b)                                 As of the Effective Date, except as specified on Schedule 8.03(b), PESRM is party to such contracts, agreements or arrangements as are required for the operation of the Refinery and the business of PESRM, and all such agreements are in full force and effect.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 8.04                             Financial Statements; Projections.

(a)                                 Financial Statements.  All financial statements delivered pursuant to Sections 10.01(a), (b) and (c) have been prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of PESRM and its Subsidiaries as of the dates and for the periods to which they relate, except for, in the case of the statements delivered pursuant to Sections 10.01(b) and (c), the absence of footnote disclosures and normal year-end adjustments.

(b)                                 No Material Adverse Effect. Since the Effective Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

Section 8.05                             Properties.

(a)                                 Generally.  Each Transaction Party has good title to, a license to or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The property of the Transaction Parties, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Transaction Parties as presently conducted.

(b)                                 No Casualty Event.  No Transaction Party has received any written notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property, which Casualty Event could reasonably be expected to have a Material Adverse Effect.

(c)                                  Collateral.  No claim has been made and remains outstanding that any Transaction Party’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 8.06                             Intellectual Property.  Each Transaction Party owns, licenses or possesses the right to use all of the IP Rights that are necessary for the operation of its respective business, as currently conducted, and such IP Rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The conduct of the business of any Transaction Party as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person except for such infringements and violations which, individually or in the aggregate, could not reasonably be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of PESRM, threatened in writing which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 8.07                             Equity Interests and Subsidiaries. As of the Effective Date, each Transaction Party has no Subsidiaries other than those set forth on Schedule 8.07 and all of the outstanding Equity Interests in such Subsidiaries that are owned by a Transaction Party have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction) and are owned free and clear of all Liens except Permitted Liens.

Section 8.08                             Litigation; Compliance with Laws; Permits; and Agreements.

(a)                                 Except as set forth on Schedule 8.08(a), there are no Proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Transaction Party, threatened in writing against or affecting any Transaction Party or any business, property or rights of any Transaction Party (i) that involve this Agreement, any other Applicable PESRM Transaction Document or the PESIC-PESRM ISDA Master Agreement or, as of the Effective Date, any of the other transactions contemplated hereunder or thereunder or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (but only with respect to clauses (ii) and (iii) thereof).

(b)                                 Except for matters covered by Section 8.18, no Transaction Party or any of its property is in violation of, nor will the continued operation of its property as currently conducted or contemplated by the Applicable PESRM Transaction Documents or the PESIC-PESRM ISDA Master Agreement violate any Applicable Law where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as set forth on Schedule 8.08(c) and except for matters covered by Section 8.18, PESRM has all Material Permits required for PESRM to conduct business at and operate all PESRM Infrastructure, including the Refinery, under Applicable Law.  (i) No event has occurred within the one (1) year prior to the date hereof that remains unresolved, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to constitute or result in a material violation by PESRM or a failure of PESRM to comply with the terms of any such Material Permit, the result of which could not reasonably be expected to result in a Material Adverse Effect;  (ii) no Transaction Party has received any written notification that any such Material Permit is not in full force and effect, has been violated in any material respect, or is subject to any suspension, revocation, modification or cancellation, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect; and (iii) there is no Proceeding pending or, to the knowledge of the Transaction Parties, threatened regarding suspension, revocation, modification or cancellation of any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such Material Permit, the result of which could be reasonably expected to result in a Material Adverse Effect.

(d)                                 Each Transaction Party is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  As of the Effective Date, no Default has occurred and is continuing.  On any Day of the Term following the Effective Date that this representation is made, no Event of Default has occurred and is continuing.

Section 8.09                             [Reserved].

Section 8.10                             [Reserved].

Section 8.11                             Investment Company Act.  No Transaction Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended.

Section 8.12                             [Reserved].

Section 8.13                             Taxes.  Each Transaction Party has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects, (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate Proceedings and for which such Transaction Party has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect and (c) satisfied all of its withholding tax obligations except for failures that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.  Each Transaction Party has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable.  Each Transaction Party is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 8.14                             No Material Misstatements.  No written information, report, financial statement, certificate, instrument, exhibit or schedule furnished by or on behalf of any Transaction Party to MLC in connection with the negotiation of any Transaction Document or the PESIC-PESRM ISDA Master Agreement or included therein or delivered pursuant thereto, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect as of the date such information is dated or certified; provided, that to the extent any such written information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection (including pro forma financial information), each Transaction Party represents only that such information, report, financial statement, exhibit or schedule has been prepared in good faith by PESRM, based on the assumptions stated therein (which assumptions are believed by PESRM as of the time of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

preparation thereof to be reasonable), it being understood that such projections or forecasts may vary from actual results and that such variances may be material.

Section 8.15                             Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Transaction Party pending or, to the knowledge of any Transaction Party, threatened.  The hours worked by and payments made to employees of each Transaction Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other Applicable Law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect.  All payments due from any Transaction Party, or for which any claim may be made against any Transaction Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Transaction Party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The consummation of this Agreement, the Applicable PESRM Transaction Documents or any documents related to the PESIC-PESRM Secured Prepay Transactions and each transaction contemplated hereunder and thereunder will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Transaction Party is bound.

Section 8.16                             Solvency.  Immediately after the consummation of the transactions contemplated by the Effective Date PESRM Transaction Documents and all documents related to the PESIC-PESRM Secured Prepay Transactions, (a) the sum of the present fair saleable value of the assets owned by the Transaction Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Transaction Parties on a consolidated basis as they become absolute and matured, the amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability, (b) the Transaction Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business, and (c) the Transaction Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business.

Section 8.17                             Employee Benefit Plans.

(a)                                 Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each Transaction Party and its ERISA Affiliates, and each Plan, is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in any liability of any Transaction Party or the imposition of a Lien on any of the property of any Transaction Party, (iii) the present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) of each Pension Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of such Pension Plan, (iv) using actuarial assumptions and computation methods consistent with subpart I of subtitle E of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Title IV of ERISA, no Transaction Party would have liability to any Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of such Multiemployer Plan and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified.

(b)                                 Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and to the extent applicable, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) no Transaction Party has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan, (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Transaction Party on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, (iv) for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued, and (v) any employer and employee contributions under any Applicable Law or by the terms of any Foreign Plan have been made, or if applicable accrued, in accordance with accepted accounting practices.

Section 8.18                             Environmental Matters.

(a)                                 Except as set forth in Schedule 8.18 (as may be updated by the Transaction Parties from time to time with the prior written consent of MLC), or except in the event of (i) through (v) below, inclusive, as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)                                     The Transaction Parties and their businesses, operations and Real Property are in compliance with, and the Transaction Parties have no liability under, any Environmental Law; and under the currently effective business plan of the Transaction Parties, no expenditures or operational adjustments which are not provided for in such business plan will be required during the next five years in order to comply with applicable Environmental Laws in effect as of the date of this Agreement;

(ii)                                  PESRM has all Environmental Permits required for PESRM to conduct its business at and operate all PESRM Infrastructure, including the Refinery, in accordance with Environmental Law.  (i) All such Environmental Permits are valid and in good standing and, where subject to renewal and/or transfer, the Transaction Parties have timely submitted complete renewal and/or transfer applications; and (ii) there are no Proceedings pending or, to the knowledge of the Transaction Parties, threatened which could reasonably be expected to affect the validity of any such Environmental Permit or the ability of the Transaction Parties to renew, modify or transfer any Environmental Permits as required under any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Environmental Law.  Under the currently effective business plan of PESRM, no material expenditures or operational adjustments which are not provided for in such business plan will be required during the next five years in order to renew or modify such Environmental Permits under applicable Environmental Law in effect as of the date such renewal or modification is required;

(iii)                               There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property, or other facilities currently owned, leased or operated by the Transaction Parties that are material to their business, including the PESRM Infrastructure, that could result in liability of the Transaction Parties under any Environmental Law;

(iv)                              There is no Environmental Claim pending or, to the knowledge of the Transaction Parties, threatened against the Transaction Parties, or relating to any Real Property, or other facilities currently owned, leased or operated by the Transaction Parties that are material to their business, including the PESRM Infrastructure, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

(v)                                 No Person with an indemnity or contribution obligation to the Transaction Parties relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(b)                                 Except as set forth in Schedule 8.18 or except, in the case of (i) through (v) below, inclusive, as individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)                                     No Transaction Party is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Transaction Party is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

(ii)                                  No Real Property or facility owned, leased or operated by the Transaction Parties that is material to their business, including the PESRM Infrastructure, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(iii)                               No Lien has been recorded or, to the knowledge of any Transaction Party, threatened under any Environmental Law with respect to any Real Property or other assets of the Transaction Parties;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)                              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and

(v)                                 The Transaction Parties have made available to MLC all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Transaction Parties concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Transaction Parties.

Section 8.19                             Insurance.  Schedule 8.19 sets forth a true, complete and correct description of all insurance maintained by each Transaction Party as of the Effective Date.  All insurance maintained by the Transaction Parties is in full force and effect, all premiums have been duly paid, no Transaction Party has received notice of any material violation or cancellation thereof, any properties insured, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and, to PESRM’s knowledge after due investigation, there exists no material default under any Insurance Requirement.

Section 8.20                             Security Documents.

(a)                                 Security Agreement.  The Supply and Offtake Security Agreement is effective to create in favor of MLC, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Collateral to the extent that an enforceable Lien in such Collateral may be created under any applicable law of the United States or any state thereof, including the applicable UCC and when (i) financing statements (including any amendments to existing financing statements) and other filings in appropriate form are filed in the offices specified on Schedule 5 to the Supply and Offtake Perfection Certificate with payment of any associated filing fee and (ii) upon the taking of possession or control by MLC of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to MLC to the extent possession or control by MLC is required by the Supply and Offtake Security Agreement), the Liens created by the Supply and Offtake Security Agreement shall constitute perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case having priority over all other Liens on the Collateral (other than Permitted Liens) and subject to no Liens other than Permitted Liens.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Valid Liens.  Each of the Supply and Offtake Security Documents delivered pursuant to Sections 10.10 and 10.11 will, upon execution and delivery thereof, be effective to create in favor of MLC, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a Proceeding in equity or at law) Liens on, and security interests in, all of the Transaction Parties’ right, title and interest in and to the Collateral thereunder, to the extent that a legal, valid and enforceable Lien in such Collateral may be created under any applicable law of the United States or any state thereof, including the applicable UCC, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law and (ii) upon the taking of possession or control by the Collateral Agent (as defined in the Senior Secured Credit Facility) of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by such Supply and Offtake Security Document), such Supply and Offtake Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Transaction Parties in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), solely, in the case of Supply and Offtake Security Agreement Collateral, in each case having priority over all other Liens on the Collateral (other than Permitted Liens) and subject to no Liens other than the Permitted Liens.

Section 8.21                             Anti-Terrorism Laws.

(a)                                 No Transaction Party, none of its Subsidiaries and, to the knowledge of each Transaction Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Transaction Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)                                 No Transaction Party, none of its Subsidiaries and, to the knowledge of each Transaction Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Transaction Party, such Subsidiary or such Affiliate acting or benefiting in any capacity, in connection with this Agreement, the Applicable PESRM Transaction Documents, the PESIC-PESRM ISDA Master Agreement or the PESRM-MLC ISDA Master Agreement, and any transaction hereunder or thereunder, is an Embargoed Person.

(c)                                  No Transaction Party, none of its Subsidiaries and, to the knowledge of each Transaction Party, none of its Affiliates and none of the respective officers,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

directors, brokers or agents of such Transaction Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with this Agreement, the Applicable PESRM Transaction Documents, the PESIC-PESRM ISDA Master Agreement and any transaction hereunder or thereunder, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 8.22                             Location of Hydrocarbon Inventory.  Schedule 8.22 sets forth, as of the Effective Date, all locations in the United States where all hydrocarbon Inventory that constitutes MLC Separate Assets and Collateral is located or stored.  No hydrocarbon Inventory that constitutes MLC Separate Assets and Collateral is located or stored on any locations or premises not owned by the Transaction Parties, other than such locations and premises which are subject to a Third Party Consent Agreement.

Section 8.23                             [Reserved].

Section 8.24                             Affiliate Transactions.  As of the Effective Date, except as permitted by Section 11.08, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Transaction Party, Affiliate of any Transaction Party or any of their respective officers, members, managers, directors, stockholders, parents, other interest holders or employees, or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Transaction Party or any Person with which any Transaction Party has a business relationship or which competes with any Transaction Party.

Section 8.25                             Common Enterprise.  The successful operation and condition of each of the Transaction Parties is dependent on the continued successful performance of the functions of the group of the Transaction Parties as a whole and the successful operation of each of the Transaction Parties is dependent on the successful performance and operation of each other Transaction Party.  Each Transaction Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Transaction Parties and (b) the accommodations and rights extended by MLC to PESRM hereunder, both in their separate capacities and as members of the group of companies.  Each Transaction Party has determined that execution, delivery, and performance of this Agreement and any other Applicable PESRM Transaction Documents to be executed by such Transaction Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Transaction Party, and is in its best interest.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 8.26                             Certain Additional Representations.

(a)                                 Each Transaction Party is an “Eligible Contract Participant” as defined in Section 1a of the Commodity Exchange Act (the “CEA”), as amended from time to time.

(b)                                 Each Transaction Party is a “forward contract merchant” in respect of the PESRM Transactions and each purchase and sale or exchange of Crude Oil, and Refined Product is a “forward contract” for purposes of the Bankruptcy Code.

(c)                                  Each Transaction Party is acting for its own account, and it has made its own independent decisions to enter into the PESRM Transactions and the Applicable PESRM Transaction Documents and as to whether the PESRM Transactions and the Applicable PESRM Transaction Documents are appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the PESRM Transaction or the Applicable PESRM Transaction Documents, it being understood that information and explanations related to the terms and conditions of any PESRM Transaction or any Applicable PESRM Transaction Document would not be considered investment advice or a recommendation to enter into any PESRM Transaction or any Applicable PESRM Transaction Document; no communication (written or oral) received from the other party would be deemed to be an assurance or guarantee as to the expected results of any PESRM Transaction or any Applicable PESRM Transaction Document; it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of any PESRM Transaction or any Applicable PESRM Transaction Document; it is also capable of assuming, and assumes, the risks of any PESRM Transaction or any Applicable PESRM Transaction Document; and the other Party is not acting as a fiduciary for or an advisor to it in respect of any PESRM Transaction or any Applicable PESRM Transaction Document.

(d)                                 No Transaction Party has been contacted by or negotiated with any finder, broker or other intermediary in connection with this Agreement, any other Applicable PESRM Transaction Document or any transaction contemplated hereunder or thereunder, who is entitled to any compensation with respect thereto.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES OF MLC

MLC represents and warrants to each Transaction Party as of the Effective Date and as of each Day of the Term on which there is any outstanding transaction pursuant to any Applicable PESRM Transaction Document or the MLC-PESIC ISDA Master Agreement:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 9.01                             Organization; Powers.  MLC (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.02                             Authorization; Enforceability.  Each Applicable PESRM Transaction Document, the MLC-PESIC ISDA Master Agreement and the Framework Agreement and each transaction contemplated hereunder and thereunder entered into by MLC are within MLC’s powers and have been duly authorized by all necessary corporate action on the part of it.  This Agreement has been duly executed and delivered by MLC and constitutes, and each other Applicable PESRM Transaction Document to which MLC is to be a party, the Framework Agreement and the MLC-PESIC ISDA Master Agreement, when executed and delivered by MLC, will constitute, a legal, valid and binding obligation of MLC, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

Section 9.03                             No Conflicts.  Except as set forth on Schedule 9.03, each Applicable PESRM Transaction Document, the MLC-PESIC ISDA Master Agreement, the Framework Agreement each transaction contemplated hereunder and thereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of MLC, (c) will not violate any Applicable Law, except for any such violation which could not reasonably be expected to result in a Material Adverse Effect, and (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon MLC or its property, or give rise to a right thereunder to require any payment to be made by MLC, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

Section 9.04                             Litigation; Compliance with Laws.  Except as set forth on Schedule 9.04, as of the Effective Date there are no Proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of MLC, threatened in writing against or affecting MLC or any business, property or rights of MLC (i) that involve this Agreement, any other Applicable PESRM Transaction Document, the MLC-PESIC ISDA Master Agreement, the Framework Agreement or any of the transactions contemplated hereunder or thereunder, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (but only with respect to clauses (ii) and (iii) thereof). Neither MLC nor any of its businesses, operations and Real Property is in violation of, nor will the continued operation of its businesses, operations or Real Property as currently conducted or contemplated by the Transaction Documents violate, any Applicable Law, where such violation or default,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 9.05                             Wholly-Owned Subsidiary.  MLC (or any successor or permitted assign thereof) is a direct or indirect wholly-owned subsidiary of Bank of America Corporation.

ARTICLE X.

PESRM AFFIRMATIVE COVENANTS

Each Transaction Party covenants and agrees that so long as this Agreement shall remain in effect and until all Obligations have been paid in full, unless MLC shall otherwise consent in writing, each Transaction Party will, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to:

Section 10.01                      Financial Statements, Reports, etc.  Furnish to MLC:

(a)                                 Annual Reports.  As soon as available and in any event within 90 days after the end of each fiscal year (i) the consolidated balance sheet of PESRM (provided that, in the event PESRM is a Wholly-Owned Subsidiary of a Permitted Reporting Company, PESRM shall be entitled to satisfy this requirement by delivering the corresponding consolidated and consolidating financial statements of the Permitted Reporting Company and its consolidated Subsidiaries) as of the end of such fiscal year and related consolidated and, if a Permitted Reporting Company, consolidating statements of income, cash flows and members’ equity for such fiscal year, in comparative form with such financial statements (if any) as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing reasonably satisfactory to MLC (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of PESRM (or, as applicable, of the Permitted Reporting Company and its consolidated Subsidiaries) as of the dates and for the periods specified in accordance with GAAP consistently applied; and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to MLC, of the financial condition and results of operations of PESRM for such fiscal year, as compared to amounts for the previous fiscal year;

(b)                                 Quarterly Reports. Until the date of the consummation of the IPO, as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2014, and thereafter, promptly after the filing of such information with the Securities and Exchange Commission, in each case (i) the consolidated (and, in the case of a Permitted Reporting Company, consolidating) balance sheet of PESRM (or, as applicable, of a Permitted Reporting Company and its consolidated Subsidiaries) as of the end of such fiscal quarter and related

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

consolidated (and, in the case of a Permitted Reporting Company, consolidating) statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows (if any) for the comparable periods in the previous fiscal year, and notes thereto, and accompanied by an Officer’s Certificate stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of PESRM (or, as applicable, of the Permitted Reporting Company and its consolidated Subsidiaries) as of the date and for the periods specified therein in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section 10.01, subject to normal year-end audit adjustments and the absence of footnote disclosures and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

(c)                                  Monthly Reports.  Beginning with the month in which the Effective Date occurs, within 30 days after the end of each month of each fiscal quarter, the consolidated balance sheet of PESRM as of the end of each such month and the related consolidated statements of income and cash flows of PESRM for such month and for the then elapsed portion of such fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of PESRM as of the date and for the periods specified therein in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnote disclosures;

(d)                                 Financial Officer’s Certificate.  Concurrently with any delivery of financial statements under Sections 10.01(a), (b) or (c), a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(e)                                  Financial Officer’s Certificate Regarding Collateral.  Concurrently with any delivery of financial statements under Section 10.01(a), a certificate of a Financial Officer setting forth the information required pursuant to the Supply and Offtake Perfection Certificate or any supplement thereto or confirming that there has been no change in such information since the date of the Supply and Offtake Perfection Certificate or latest supplement thereto;

(f)                                   Management Letters.  Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(g)                                  Budgets.  Within 60 days after the beginning of each fiscal year, a budget for PESRM in form reasonably satisfactory to MLC, but to include balance sheets,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

statements of income and sources and uses of cash, for each month of such fiscal year prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of PESRM to the effect that the budget of PESRM is a reasonable estimate for the periods covered thereby and have been prepared in good faith on the basis of assumptions stated therein, which such assumptions were believed to be reasonable at the time of preparation of such budget, it being understood that actual results may vary from the budget and such variances may be material;

(h)                                 Notices under the Senior Secured Credit Facility Documents.  Promptly, and in any event within five (5) Business Days of the delivery thereof, provide copies of any notices delivered pursuant to the Senior Secured Credit Facility Documents with respect to any “Default,” “Event of Default,” (as each such term is defined in the Senior Secured Credit Facility) or similar other condition or event; and

(i)                                     PESIC Financial Statements.  Promptly after the same are available pursuant to the PESIC-PESRM Consulting Agreement, copies of all financial statements of PESIC and other reports produced by PESRM on behalf of or for the benefit of PESIC thereunder.

(j)                                    Other Information.  Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any PESRM Transaction Document or the PESIC-PESRM ISDA Master Agreement, as MLC may reasonably request, including copies of any reports or other information delivered or required to be delivered by any Loan Party (as such term is defined in the Senior Secured Credit Facility) under any Senior Secured Credit Facility Document.

Section 10.02                      Litigation and Other Notices.  Furnish to MLC written notice of the following promptly (and, in any event, within five (5) Business Days of the occurrence thereof (and in the case of any written threat or notice of intention referred to in clause (b) below, within five (5) Business Days of the date on which any Responsible Officer of a Transaction Party becomes aware or should have become aware of such occurrence)):

(a)                                 any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any Proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Transaction Party or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any PESRM Transaction Document or the PESIC-PESRM ISDA Master Agreement, provided that with respect the PESIC-PESRM ISDA Master Agreement, if such Proceeding is in respect of PESIC, PESRM has knowledge thereof;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)                                  any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(d)                                 the occurrence of a Casualty Event (i) to any portion of Collateral in excess of $[**] or (ii) to any portion of the assets of the Transaction Parties of any type whatsoever, in excess of $[**];

(e)                                  (i) all material amendments to any agreements related to Material Indebtedness (together with a copy of each such amendment) and (ii) any default, event of default, termination event, early termination event or force majeure, under any of the foregoing agreements (other than the Senior Secured Credit Facility Documents) or any event related thereto which with the giving of notice, the passage of time, or both, could result in such a default; and

(f)                                   any Lien (other than Permitted Liens) or claim that to PESRM’s knowledge has been made or asserted against any of the Collateral.

Section 10.03                      Existence; Businesses and Properties.  Except as otherwise permitted under Sections 10.12, 11.05 or 11.06, at all times preserve and keep in full force and effect (a) its existence (except, in the case of any Subsidiary, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect) and (b) except to the extent that non-compliance could not reasonably be expected to result in a Material Adverse Effect, all rights and franchises, and Permits and Environmental Permits material to its business; provided, no Transaction Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, or Permits and Environmental Permits, if such Transaction Party or Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Transaction Party or Subsidiary, and that the loss thereof is not disadvantageous in any material respect to such Transaction Party or Subsidiary or to the MLC.

Section 10.04                      Insurance.

(a)                                 Generally.  Keep its property insured at all times in accordance with the insurance requirements set forth in Schedule 10.04 (the “Insurance Requirements”).

(b)                                 Requirements of Insurance.  All insurance policies maintained by PESRM from time to time shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by MLC of written notice thereof or as otherwise reasonably acceptable to MLC, (ii) name MLC as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by MLC, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to MLC.

(c)                                  Notice to MLC.  Notify MLC promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 10.04 is taken out by any Company; and promptly deliver to MLC a duplicate original copy of such policy or policies.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 10.05                      Taxes; Filings.

(a)                                 Payment of Taxes.  Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i)(x) the validity or amount thereof shall be contested in good faith by appropriate Proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (y) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien or (ii) the failure to pay could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect.

(b)                                 Filing of Returns.  Timely and correctly file all material Tax Returns required to be filed by it.  Withhold, collect and remit all material Taxes that it is required to collect, withhold or remit.

Section 10.06                      Employee Benefits.  Comply in all material respects with the applicable provisions of ERISA and the Code (except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect), and furnish to MLC (a) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred or could be reasonably expected to occur that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $[**] or the imposition of a Lien on the assets of any Transaction Party, a statement of a Financial Officer of PESRM setting forth details as to such ERISA Event and the action (if any) that the Companies propose to take with respect thereto, (b) upon request by MLC, copies of (i) the most recent annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Department of Labor with respect to any Plan, (ii) the most recent actuarial valuation report for each Pension Plan, (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event, and (iv) such other documents or governmental reports or filings relating to any Plan as MLC shall reasonably request and (c) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Company or its ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Company or its ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if any Company or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Company or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 10.07                      Maintaining Records; Access to Properties and Inspections.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied and all Applicable Law are made of all material dealings and transactions in relation to its business and activities.  Upon at least five (5) Business Days’ prior written notice, each Transaction Party will permit any representatives designated by MLC to visit and inspect the financial records (other than the records of the Board of Directors) and the property of such Transaction Party at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by MLC to discuss the affairs, finances, accounts, prospects and condition of any Transaction Party with the officers and employees thereof and advisors therefor (including independent accountants); provided, that PESRM shall pay only for costs and expenses of one such inspection or visit per calendar year in the absence of an Event of Default pursuant to Section 14.01(a) or (f); provided, further, that when an Event of Default exists and is continuing, MLC (or any of their respective representatives) may do any of the foregoing at the expense of PESRM at any time during normal business hours and upon reasonable advance notice.  MLC shall give the Transaction Parties the opportunity to participate in any discussions with PESRM’s advisors (including independent public accountants).  Notwithstanding anything to the contrary in this Section 10.07, none of the Transaction Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to MLC (or its respective representatives) is prohibited by Applicable Law or binding agreement or (ii) that is subject to attorney-client privilege or constitutes attorney work product.

Section 10.08                      [Reserved].

Section 10.09                      Compliance with Environmental Laws and Environmental Permits; Environmental Reports.

(a)                                 In accordance with the standards applicable to a reasonable and prudent refinery operator in the refining industry, comply, and use commercially reasonable efforts to cause all lessees, sub-lessees and other persons occupying Real Property owned, operated or leased by any Transaction Party to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to PESRM’s operations and PESRM Infrastructure, including the Refinery; obtain, renew, extend and/or transfer, as applicable, all Environmental Permits applicable to PESRM’s operations and PESRM Infrastructure, including the Refinery its operations and Real Property; and conduct any Responses undertaken by the Transaction Parties by, and in accordance with, Environmental Laws.

(b)                                 If a PESRM Event of Default (if any) caused by reason of a breach of Section 8.18 or Section 10.09(a) shall have occurred and be continuing for more than 30 days without the Companies commencing activities reasonably likely to cure such Event of Default (if any) in accordance with Environmental Laws, at the written request of MLC, provide to MLC within 60 days after such request, at the expense of PESRM, an environmental assessment report regarding the matters which are the subject of such PESRM Event of Default, including, where required

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

by applicable Environmental Law, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form reasonably acceptable to MLC.

Section 10.10                      Additional Collateral; Additional Guarantors.

(a)                                 Subject to the terms and conditions of the Intercreditor Agreement, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect and this Section 10.10, with respect to any property acquired after the Effective Date by any Transaction Party that is of the same type as that included as “Pledged Collateral” in the Supply and Offtake Security Agreement and that is intended to be subject to the Lien created by any of the Supply and Offtake Security Documents but is not so subject (which, for the avoidance of doubt, does not include assets held by any Excluded Subsidiary or Foreign Subsidiary), promptly (and in any event within 30 days after the acquisition thereof (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent of MLC)) (i) execute and deliver to MLC such amendments or supplements to the relevant Supply and Offtake Security Documents or such other documents as MLC shall deem reasonably necessary or advisable to grant to MLC, for its benefit, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) at the request of MLC, take all actions necessary to cause such Lien to be duly perfected to the extent required by such Supply and Offtake Security Document in accordance with all Applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by MLC.  The Transaction Parties shall otherwise take such actions and execute and/or deliver to MLC such documents as MLC shall require to confirm the validity, perfection and priority of the Lien of the Supply and Offtake Security Documents on such after-acquired properties.

(b)                                 Subject to the terms and conditions of the Intercreditor Agreement, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect and PESRM’s election under Section 10.18, with respect to any person that is or becomes a Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) after the Effective Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent by MLC)) cause such new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor and a joinder agreement to the Supply and Offtake Security Agreement, substantially in the form annexed thereto, and (B) to take all actions reasonably necessary or advisable in the opinion of MLC to cause the Lien created by the Supply and Offtake Security Agreement to be duly perfected to the extent required by such agreement in accordance with all Applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by MLC.

(c)                                  Subject to the terms and conditions of the Intercreditor Agreement, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, and PESRM’s

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

election under Section 10.18, with respect to any new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) created or acquired after the Effective Date by PESRM or any Subsidiary other than an Excluded Subsidiary (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary) or Foreign Subsidiary, promptly (i) execute and deliver to MLC such amendments to the Supply and Offtake Security Agreement as MLC deems, in its reasonable discretion, to be necessary or advisable to grant to MLC a perfected third lien security interest in the Equity Interests of such new Subsidiary that is owned by any Transaction Party, (ii) either (A) to the extent any Permitted Secured Term Loan Facility is then outstanding, deliver to the Term Loan Administrative Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Subsidiary, and (B) otherwise, deliver to Bank of America, N.A., as agent under the Senior Secured Credit Facility, the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Subsidiary (iii) cause such new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor, and a joinder agreement to the Security Agreement, substantially in the form annexed thereto, (B) to take such actions reasonably necessary or advisable to grant to MLC a perfected security interest in the Collateral described in the Supply and Offtake Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Supply and Offtake Security Agreement or by law or as may be reasonably requested by MLC, and (C) if requested by MLC, deliver to MLC legal opinions relating to the matters described above, which opinions shall be in form and substance comparable to the applicable opinions delivered on the Effective Date and shall be from counsel reasonably satisfactory to MLC.

(d)                                 Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, with respect to any fee interest in any real property having a value (together with improvements thereof or thereon) of at least $[**] (1) acquired after the Effective Date by PESRM or any Subsidiary which is not an Excluded Subsidiary or a Foreign Subsidiary or (2) owned by any Subsidiary that becomes a party to the Supply and Offtake Security Agreement (in each case other than (x) any such real property subject to a Lien expressly permitted by Section 11.02(d) and (y) real property acquired by any Excluded Subsidiary or Foreign Subsidiary), PESRM or such Subsidiary shall promptly (i) execute and deliver a Mortgage, in favor of MLC covering such real property, (ii) deliver to MLC a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Properties or parcels thereof with improvements thereon (together with a notice about special flood hazard area status and flood disaster assistance duly executed by PESRM in the event any portion of such Mortgaged Properties are located in a special flood hazard area) and (iii) deliver to MLC such

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other documentation related to such real property as MLC may reasonably request.  For the avoidance of doubt, this clause (e) shall not apply to the North Yard or the West Yard.

(e)                                  At any time that a Trigger Event shall have occurred, at the request of MLC, PESRM and each other Transaction Party shall, in the reasonable discretion of PESRM: (a) (i) execute and deliver to MLC such agreements and instruments (or amendments or supplements to the Supply and Offtake Security Agreement) as MLC may deem necessary or advisable to grant to MLC a perfected first priority Lien on all Securities Accounts, Commodities Accounts and other investment accounts of the Transaction Parties (the foregoing accounts, collectively, the “ABL/SOA Investment Accounts”), and on any and all cash, Cash Equivalents, checks, negotiable instruments, security entitlements, securities and other financial assets or other property or investment property credited to or held therein (all of the foregoing, the “Investment Assets”), and (ii) deliver, or cause to be delivered, to MLC a Control Agreement duly authorized, executed and delivered by each bank or financial institution where a Securities Account for the benefit of any Transaction Party is maintained or (b) liquidate all Investment Assets credited to or held in any and all ABL/SOA Investment Accounts and deposit or cause the deposit or credit of the proceeds thereof into the Collection Account for application and distribution in accordance with the Intercreditor Agreement; provided that, any such documentation delivered by any Transaction Party pursuant to this Section 10.10(e) shall provide that any Lien on assets granted pursuant to this Section 10.10(e) shall be released and the Transaction Parties’ obligations with respect to such Trigger Event under this Section 10.10(e) shall cease upon the cure or waiver of such Trigger Event.

(f)                                   Notwithstanding anything in this Agreement or any Supply and Offtake Security Document to the contrary, in no event shall the Collateral include, and no Transaction Party or any Subsidiary shall be required to take any action to create, grant or perfect a security interest in, (i) any property or assets that are subject to a jurisdiction other than the United States, any state thereof and the District of Columbia, (ii) any properties and assets as to which MLC determines in its reasonable discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby, or (iii) Excluded Property (as defined in the Supply and Offtake Security Agreement), other than any Deposit Account which ceases to be an Excluded Deposit Account; provided that, upon the reasonable request of MLC, each Transaction Party shall be required to take any action to create, grant or perfect a security interest in any of MLC Separate Assets and Collateral that are subject to a jurisdiction other than the United States, any state thereof and the District of Columbia in any case where MLC determines in its reasonable discretion that the costs of obtaining such security interest are not excessive in relation to the value of the security to be afforded thereby.

Section 10.11                      Security Interests; Further Assurances.  Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement then in effect, promptly, upon the reasonable request of MLC, at PESRM’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of any document or instrument supplemental to or confirmatory of the Supply and Offtake Security Documents, or otherwise deemed by MLC reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.  Upon the exercise by MLC of any power, right, privilege or remedy pursuant to any Supply and Offtake Security Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that MLC may reasonably require.

Section 10.12                      Information Regarding Collateral.  Not effect any change (a) in any Transaction Party’s legal name, (b) in the location of any Transaction Party’s chief executive office, (c) in any Transaction Party’s organizational structure, (d) in any Transaction Party’s Federal Taxpayer Identification Number or organizational identification number (if any) or (e) in any Transaction Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), in each case, until (i) PESRM shall have given MLC not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by MLC, of its intention so to do (or, with respect to the change in PESRM’s name and organizational structure anticipated to occur in anticipation of or substantially concurrently with the IPO, ten (10) Business Days’ notice), clearly describing such change and providing such other information in connection therewith as MLC may reasonably request and (ii) the Transaction Parties shall have taken all action reasonably satisfactory to MLC to maintain the perfection and priority of the security interest of MLC in the Collateral, including such actions required to comply with the requirements of Section 3.4 of the Supply and Offtake Security Agreement and the Mortgage in favor of the SOA Collateral Agent.  Each Transaction Party agrees to promptly provide MLC with certified Organizational Documents reflecting any of the changes described in the preceding sentence.  Each Transaction Party also agrees to promptly notify MLC of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a leased property subject to a Third Party Consent Agreement.

Section 10.13                      Depository Banks. The Transaction Parties shall, on or prior to the Effective Date, (a) establish and maintain the Collection Account and the Operating Account with Bank of America or an Affiliate thereof and (b) within sixty (60) days of the Effective Date, designate and maintain Bank of America, as collateral agent under the Senior Secured Credit Facility, as its principal depository bank, including for the maintenance of all operating, administrative, cash management, collection activity, and other deposit and securities accounts for the conduct of its business, including with respect to any proceeds of any ABL/SOA Priority Collateral (including hydrocarbon Inventory).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 10.14                      Affirmative Covenants with Respect to Required Infrastructure.

(a)                                 PESRM irrevocably grants MLC the right (without any obligation to do so) to remove MLC Separate Assets and Collateral from the PESRM Infrastructure at any time or times during the occurrence and continuation of an Event of Default.

(b)                                 PESRM shall make commercially reasonable efforts to cause each Third Party (or, if such Third Party is an Affiliate Transferee, PESRM shall cause such Affiliate Transferee) which provides Required Infrastructure to PESRM or MLC to (i) grant to MLC the right (without any obligation to do so) to remove MLC Separate Assets and Collateral and ABL/SOA Priority Collateral from Third Party Infrastructure, at any time or times during the period (1) during which a PESRM Event of Default has occurred and is continuing, or (2) commencing on the date on which an Early Termination Event has been designated and ending 90 days thereafter, and (ii) covenant and agree that such 90 day period described in clause (2) above will be tolled during any period in which MLC has been stayed from taking action to remove such MLC Separate Assets and Collateral and ABL/SOA Priority Collateral from the Third Party Infrastructure by any court or other governmental authority, and MLC shall have an additional period of time thereafter in which to repossess and/or dispose of the MLC Separate Assets and Collateral and ABL/SOA Priority Collateral equal to the period of such toll.

(c)                                  PESRM further covenants and agrees that (i) the storage tanks used to store MLC Separate Assets and Collateral, and the pipelines used to transport MLC Separate Assets and Collateral to or from such tanks, included in the PESRM Infrastructure (other than any Affiliate Transferee Assets leased by a Transaction Party to an Affiliate Transferee) and the Third Party Infrastructure (other than any Affiliate Transferee Assets owned by an Affiliate Transferee) shall be dedicated to  MLC Separate Assets and Collateral, and (ii) except to the extent necessary in response to, or to avoid a situation that threatens to imminently result in injury to individuals or material damage to property, under no circumstances shall PESRM commingle or permit the commingling of any of MLC Separate Assets and Collateral with hydrocarbon products of any other Person provided, that PESRM shall (x) promptly deliver notice to MLC of such commingling and (y) promptly upon the remedy of such emergency, segregate the affected MLC Separate Assets and Collateral from any other person’s hydrocarbon products. Notwithstanding the foregoing, MLC Separate Assets and Collateral may be commingled in tanks or pipelines constituting Third Party Infrastructure to the extent that a Third Party Consent Agreement which does not restrict such commingling has been entered into with respect to such Third Party Infrastructure.

Section 10.15                      [Reserved].

Section 10.16                      Designation of Excluded Subsidiaries.  PESRM may designate any Domestic Subsidiary acquired or formed after the Effective Date, within 30 days of the formation or acquisition thereof (or such longer period of time as may be permitted by MLC), as an Excluded Subsidiary by written notice to MLC; provided, that (i) immediately before and after such

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

designation, no Default with respect to PESRM or PESRM Event of Default shall have occurred and be continuing; (ii) no Subsidiary may be designated as an Excluded Subsidiary if it owns any Required Infrastructure and (iii) except with respect to a transfer of Affiliate Transferee Assets to an Affiliate Transferee, after giving effect to such designation, the cash or assets contributed by the Transaction Parties to all Excluded Subsidiaries (other than Affiliate Transferees) shall not in the aggregate exceed the amount permitted to be contributed to such Excluded Subsidiaries pursuant to Section 11.04(n), measured, in each case, as of the date of each such designation; provided, further, that such Excluded Subsidiary may be re-designated by PESRM as a “Guarantor” upon 10 Business Days (or such shorter period of time as may be permitted by MLC) prior written notice to MLC as long as (x) the requirements of Section 10.10 are satisfied either before or concurrently with it becoming a Guarantor and (y) the Consolidated Fixed Charge Coverage Ratio for the Transaction Parties after such re-designation would be greater than such ratio for the Transaction Parties immediately prior to such re-designation.

Section 10.17                      Anti-Terrorism Laws. The Transaction Parties shall, and shall cause Carlyle PES to, deliver to MLC any certification or other evidence requested from time to time by MLC in its reasonable discretion, confirming the Transaction Parties’ and Carlyle PES’ compliance with Section 11.14.

Section 10.18                      Third Party Consent Agreements.  If after the Effective Date, any Transaction Party enters into an agreement for Required Infrastructure and such infrastructure is not already subject to a Third Party Consent Agreement and any Transaction Party intends to store or transport any MLC Separate Assets and Collateral in or through such Required Infrastructure, then, with respect to such Required Infrastructure (other than, with the exception of Sunoco Pipeline Infrastructure, in respect of any vessels, barges, railcars, railroads or pipelines), such Transaction Party shall (a) in the case in which such Required Infrastructure is owned by a Third Party that is not an Affiliate of PESRM, use commercially reasonable efforts to obtain and deliver to MLC a Third Party Consent Agreement executed by PESRM and the Third Party counterparty to such agreement and (b) in the case in which Required Infrastructure is owned by, or leased by a Transaction Party to, an Affiliate Transferee, obtain and deliver to MLC a Third Party Consent Agreement executed by PESRM and such Affiliate Transferee, in each case, contemporaneously with the execution of such agreement. PESRM shall use commercially reasonable efforts to deliver to MLC the executed Third Party Consent Agreements set forth on Schedule 2.02(a).

Section 10.19                      Refinery Turnaround, Maintenance and Closure.

(a)                                 PESRM shall provide to MLC (i) on the Effective Date (for the balance of the calendar year in which the Effective Date occurs) and (ii) on an annual basis thereafter, on or prior to the earlier of (x) 60 Days after the beginning of each fiscal year and (y) at least thirty (30) Days prior to any anticipated or scheduled maintenance and turnaround referred to below in such fiscal year, its anticipated timing of scheduled maintenance and turnaround that may affect deliveries and receipts of Hydrocarbons at the Refinery or any other PESRM Infrastructure or the processing of Hydrocarbons at the Refinery during the upcoming year.  PESRM shall provide MLC with any updates to such schedule promptly after any decision is made to update such schedule, and in any event at least thirty (30)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Days prior to the scheduled date of the earliest planned maintenance or turnaround that is modified or amended by such update.  PESRM shall cooperate with MLC in establishing maintenance and turnaround schedules that do not unnecessarily interfere with the delivery or receipt of Hydrocarbons that MLC has committed to purchase or sell.

(b)                                 PESRM shall promptly, and in any event within one (1) Business Day of PESRM first having knowledge of such unscheduled downtime, maintenance or turnaround with respect to the Refinery or any other PESRM Infrastructure, notify MLC orally (followed by prompt written notice) of any previously unscheduled downtime, maintenance or turnaround and the expected duration of such unscheduled downtime, maintenance or turnaround.

Section 10.20                      Certain PESRM Services.  PESRM shall at all times during the Term use commercially reasonable efforts to maintain sufficient staff and operational capabilities to meet its obligations under this Agreement, including sufficient staff to manage PESRM’s obligations under this Section 10.22 and under Article III and Article IV.  During the Term PESRM shall:

(a)                                 maintain staff necessary to prepare the reports and summaries required to be prepared by PESRM pursuant to Articles III and IV and to provide MLC, upon request, with all supporting documentation relating to such reports and summaries (including any related pipeline tickets and inspection reports);

(b)                                 maintain sufficient manual inputs into PESRM’s systems necessary to perform the reconciliations required under this Agreement;

(c)                                  maintain sufficient knowledge of the reporting requirements for relevant jurisdictions with respect to the purchase, sale and transport of Hydrocarbon necessary to satisfy such reporting requirements;

(d)                                 file, or cause to be filed, all reports required to be filed by any Transaction Party with respect to this Agreement, any PESRM Transaction or any PESRM Transaction Document;

(e)                                  upon MLC’s reasonable request, provide confirmation that PESRM has fulfilled all obligations, requirements and standards imposed by any Governmental Authority with respect to the Refinery, this Agreement and the transactions contemplated hereunder;

(f)                                   maintain appropriate information technology staff to:

(i)                                     support and maintain each Transaction Party’s information technology systems and infrastructure,

(ii)                                  develop and maintain such data feeds as may be required by MLC with respect to the performance of MLC’s obligations under this Agreement, and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)                               maintain and/or develop a data exchange to the extent required by MLC; and

(g)                                  provide to MLC such automated data feeds as MLC may reasonably require with respect to the performance of its obligations under this Agreement and the other PESRM Transaction Documents, including daily inventory balance feeds, run schedule information feeds and feeds detailing the movement of Hydrocarbon into and out of the Refinery and the movement of Hydrocarbon within the Refinery.

ARTICLE XI.

PESRM NEGATIVE COVENANTS

Each Transaction Party covenants and agrees that, so long as this Agreement shall remain in effect and until the Obligations and all obligations under any PESIC-PESRM Secured Prepay Transactions and any MLC-PESIC Secured Prepay Transactions have been paid in full, unless MLC shall otherwise consent in writing, no Transaction Party will, nor will it cause or permit any of its Subsidiaries (other than Excluded Subsidiaries) to:

Section 11.01                      Indebtedness.  Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)                                 Indebtedness incurred under this Agreement and the other PESRM Transaction Documents;

(b)                                 Indebtedness in respect of Specified Transaction Obligations permitted under Section 11.15;

(c)                                  Indebtedness permitted by Section 11.04(f), solely to the extent such Indebtedness is evidenced by the Intercompany Note;

(d)                                 Indebtedness in respect of Purchase Money Obligations, Attributable Indebtedness and Capital Lease Obligations, and any other Indebtedness financing the acquisition, construction, repair, replacement or improvement of any fixed or capital assets and refinancings or renewals thereof, in an aggregate amount not to exceed $25,000,000 except that such limit shall not apply to any purchase money security interest of (x) MLC under the Supply and Offtake Agreement, (y) MLC under the PESRM-MLC ISDA Master Agreement or (z) PESIC under the PESIC-PESRM ISDA Master Agreement;

(e)                                  Indebtedness in respect of (x) bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

$10,000,000 at any time outstanding and (y) federal excise tax bonds in an aggregate amount not to exceed $50,000,000;

(f)                                   Contingent Obligations (including guarantees) of any Transaction Party in respect of Indebtedness otherwise permitted under this Section 11.01;

(g)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of incurrence;

(h)                                 Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(i)                                     unsecured Indebtedness and Subordinated Indebtedness of any Transaction Party in an aggregate amount not to exceed $10,000,000; provided, that such Indebtedness has a later final maturity date than the Indebtedness incurred under this Agreement and the other PESRM Transaction Documents; provided, further, that Specified Transaction Obligations permitted under Section 11.01(b) shall not be included in any calculation of the foregoing cap;

(j)                                    Indebtedness representing deferred compensation to employees of any Transaction Parties, Holdings, IPO Issuer or any of their respective Subsidiaries incurred in the ordinary course of business and/or incurred by such Person in connection with any Permitted Acquisitions or any other Investment expressly permitted hereunder in an aggregate principal amount not to exceed $15,000,000;

(k)                                 Indebtedness representing deferred compensation to employees of any Transaction Parties incurred in the ordinary course of business and/or incurred by such Person in connection with any Permitted Acquisitions or any other Investment expressly permitted hereunder in an aggregate principal amount not to exceed $15,000,000;

(l)                                     Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Transaction Parties (solely to the extent the proceeds of such Indebtedness are ultimately contributed to the Transaction Parties) in an aggregate principal amount not to exceed (x) $5,000,000 on the Effective Date and (y) an additional $5,000,000 after the Effective Date;

(m)                             Indebtedness incurred in connection with a Permitted Acquisition, any other Investment expressly permitted hereunder or any Asset Sale permitted hereunder, in each case, solely to the extent constituting Indebtedness as a result of indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(n)                                 Indebtedness resulting from obligations with respect to Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business;

(o)                                 Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(p)                                 Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods purchased;

(q)                                 obligations (including any guaranty thereof by any Transaction Party) under (x) the Financial Products ISDA Master Agreement and (y) the Senior Secured Credit Facility Documents in an aggregate principal amount not to exceed $150,000,000;

(r)                                    Indebtedness incurred in connection with Environmental and Necessary Capex in an amount not to exceed $150,000,000 in the aggregate;

(s)                                   Indebtedness under the Term Loan Credit Agreement and the Term Loan Documents and any Indebtedness under any other Permitted Term Loan Facility (including any guaranty thereof by any Transaction Party); provided, however, that, the proceeds of such Permitted Term Loan Facility shall not be used to make a Dividend to any person that is not a Transaction Party other than to the extent permitted by Section 11.07; provided, further, however, that the aggregate outstanding principal amount of Indebtedness under such Permitted Term Loan Facility shall not at any time exceed the Term Loan Permitted Indebtedness Limit;

(t)                                    Indebtedness incurred in connection with a Development Financing so long as the principal amount thereof outstanding at any time shall not exceed $135,000,000;

(u)                                 Indebtedness arising from an unsecured guaranty provided by any Transaction Party in respect of the Indebtedness described in the preceding clause (t);

(v)                                 Indebtedness in respect of cash-collateralized letter of credit facilities for the purposes set forth in Section 11.02(cc);

(w)                               Indebtedness of any Transaction Party so long as any recourse against such Transaction Party in respect of such Indebtedness is expressly limited to the Equity Interests of an Excluded Subsidiary (on which a Lien was permitted to be granted pursuant to Section 11.02(dd));

(x)                                 Indebtedness of any Transaction Party in respect of a deferred compensation plan that provides bonus payouts to employees of PESRM, Holdings or IPO Issuer or any of their respective Subsidiaries over a defined period based on a percentage of the bonus paid in any given year;

(y)                                 Indebtedness financing the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including any sale-leaseback and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

refinancings or renewals of Vessels and rail cars, in an aggregate amount not to exceed $325,000,000;

(z)                                  any Indebtedness in existence on the Effective Date and set forth on Schedule 11.01(z) and any Indebtedness granted as a replacement or substitute therefor; provided, that any such replacement or substitute Indebtedness is not in an aggregate amount greater than that such Indebtedness on the Effective Date;

(aa)                          any Indebtedness incurred in connection with the acquisition by any Loan Party of all or a portion of the Butane Rail Facility, in an aggregate amount not to exceed $90,000,000; and

(bb)                          general Indebtedness not otherwise permitted by clauses (a) through (aa) above in an aggregate amount not to exceed $5,000,000 outstanding at any time;

provided that, notwithstanding anything to the contrary herein, Indebtedness permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Indebtedness incurred pursuant to any other of the foregoing clauses.

Section 11.02                      Liens.  Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)                                 inchoate Liens for Taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate Proceedings for which adequate reserves have been established in accordance with GAAP, which Proceedings (or orders entered in connection with such Proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)                                 Liens in respect of property of any Company imposed by Applicable Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate Proceedings for which adequate reserves have been established in accordance with GAAP, which Proceedings (or orders entered in connection with such Proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)                                  any Lien in existence on the Effective Date and set forth on Schedule 11.02(c) and any Lien granted as a replacement or substitute therefor; provided, that any such replacement or substitute Lien (i) does not secure an aggregate amount of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indebtedness (if any) greater than that secured on the Effective Date and (ii) does not encumber any property other than the property subject thereto on the Effective Date and accessions thereto;

(d)                                 easements, rights-of-way, restrictions (including zoning restrictions and other similar permits), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, each matter listed as exceptions to title on Schedule B to the Owner’s Title Policy or disclosed in the Survey, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the ordinary conduct of the business of the Transaction Parties at such Real Property;

(e)                                  Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or Proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or Proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(f)                                   Liens (other than any Lien imposed by ERISA) (i) imposed by Applicable Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than Taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance brokers, carriers or insurance companies; provided, that (x) with respect to subclauses (i), (ii) and (iii) of this clause (f), such Liens are for amounts not yet delinquent or, to the extent such amounts are so delinquent, in excess of $[**], such amounts are being contested in good faith by appropriate Proceedings for which adequate reserves have been established in accordance with GAAP and, in connection with such Proceedings, orders have been entered that have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (y) to the extent such Liens are not imposed by Applicable Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents (or in respect of subclause (iii), cash, Cash Equivalents and/or insurance proceeds);

(g)                                  (i) Leases of the properties (other than Required Infrastructure) of any Company, granted by such Company, in each case entered into in the ordinary course of such Company’s business so long as such Leases do not, individually or in the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

aggregate, interfere in any material respect with the conduct of the business of any Company or any Transaction Party’s performance of and compliance with its obligations hereunder or under any Senior Secured Credit Facility Document;

(ii)                                  Leases of the properties from any Transaction Party to any Affiliate or Subsidiary granted by such Transaction Party (excluding all North Yard Assets and Other Logistics Assets), if the following requirements are met: (aa) such properties (1) do not constitute or include Required Infrastructure or (2) are Affiliate Transferee Assets or other PESRM Infrastructure subject to Leases only with an Affiliate Transferee; (bb) no Event of Default has occurred and is continuing; (cc) such property is not necessary for the business and operations of the Refinery, (dd) such lease will not cause at any time any material discontinuation or disruption of the business or operations conducted at the Refinery, (ee) such Lease will not interfere in any material respect with PESRM’s or any other Transaction Party’s performance of and compliance with its obligations hereunder or under any Senior Secured Credit Facility Document and (ff) such Transaction Party delivered to MLC a certificate certifying as to (aa) through (ee) of this subclause (ii) of this clause (g); and

(iii)                               Leases of the properties from any Transaction Party to any Affiliate or Subsidiary granted by such Transaction Party with respect to any North Yard Assets and Other Logistics Assets;

(iv)                              Leases of the Butane Rail Facility to any Affiliate or Subsidiary granted by such Transaction Party; and

(v)                                 Liens granted by any Affiliate or Subsidiary on any properties transferred in accordance with Section 11.02(g)(ii), Section 11.02(g)(iii) or Section 11.02(g)(iv);

(h)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(i)                                     subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, Liens securing Indebtedness and other obligations incurred pursuant to Section 11.01(d); provided, that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company (other than improvements and accessions thereon) or the proceeds thereof;

(j)                                    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities and/or other similar accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, (i) securing fees, charge-backs and other similar

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations and (ii) securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(k)                                 Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided, that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements and accessions thereon) or to the proceeds thereof;

(l)                                     Liens granted pursuant to (i) the Supply and Offtake Security Documents to secure the Obligations and (ii) the Supply and Offtake Security Agreement to secure the other Secured Obligations (as defined therein);

(m)                             licenses of intellectual property (including Intellectual Property) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

(n)                                 the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods or the filing of UCC financing statements in connection with the Supply and Off-Take Documents or any Sale-Leaseback Transaction permitted hereunder;

(o)                                 Liens on Collateral securing the Secured Obligations under and as defined in the Senior Secured Credit Facility (as in effect on the Effective Date); provided, that such Liens are at all times subject to terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect;

(p)                                 Liens on MLC Separate Assets and Collateral in favor of (i) MLC, its Affiliates and/or an agent of any of the foregoing and (ii) the SOA Collateral Agent for the benefit of the Supply and Offtake Secured Parties (as defined in the Supply and Offtake Security Agreement); provided, that such Liens are at all times subject to the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect;

(q)                                 Liens securing Indebtedness incurred with respect to Permitted Specified Transactions (other than Specified Hedging Obligations); provided, that in the event such Liens are on any Collateral, such Liens shall at all times be subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to MLC;

(r)                                    Liens securing Indebtedness in respect of any Permitted Secured Term Loan Facility incurred pursuant to Section 11.01(s); provided, that such Liens are at all times subject to (x) the Existing Term-ABL Intercreditor Agreement or (y) to the extent the Existing Term Loan Facility has been refinanced with a Permitted

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Secured Term Loan Facility pursuant to which a Term-ABL Intercreditor Agreement has been entered into, a Term-ABL Intercreditor Agreement;

(s)                                   Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $[**] at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Supply and Offtake Security Documents;

(t)                                    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(u)                                 Liens (i) on cash advances in favor of the seller of any property to be acquired as part of a Permitted Acquisition or (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted hereunder, in each case, solely to the extent such Permitted Acquisition or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(v)                                 Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, in the ordinary course of business;

(w)                               Liens solely on any cash earnest money deposits made by Holdings, IPO Issuer or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x)                                 Liens placed upon the assets of a Person or any of its Subsidiaries to secure Indebtedness (or to secure a guaranty of such Indebtedness) incurred pursuant to and in accordance with Section 11.01(j) in connection with such Permitted Acquisition and Liens on Equity Interests issued by an Excluded Subsidiary;

(y)                                 Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(z)                                  Liens on assets constituting or related to Environmental and Necessary Capex (but not ABL/SOA Priority Collateral) securing Indebtedness permitted by Section 11.01(r);

(aa)                          Liens on the Refinery (including the North Yard Assets and Other Logistics Assets) securing Indebtedness in respect of any Development Financing incurred pursuant to Section 11.01(t); provided, that such Liens are at all times subject to the Development Intercreditor Agreement;

(bb)                          To the extent constituting Liens, such easements, licenses and access rights granted to SXL to the extent required for the operation and maintenance of assets of SXL which are located at, under or on the Refinery Real Property as of the Effective Date, on the express condition that the exercise of such access, license

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or easement rights (x) not interfere with the operation of the Refinery and (y) could reasonably not give rise to a Material Adverse Effect;

(cc)                            Liens on cash collateral accounts (other than accounts constituting ABL/SOA Priority Collateral) securing obligations in connection with (A) any Governmental Authority, (B) any Permitted Hedging Obligations or PESRM Transaction Document, or (C) any letter of credit posted as collateral to secure the obligations contemplated in the foregoing clauses (A) and (B); provided that, for the avoidance of doubt, the granting of such Liens shall not be required to be subject to the intercreditor agreement contemplated by Section 11.02(q);

(dd)                          Liens on Equity Interests of an Excluded Subsidiary;

(ee)                            possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments, provided that such Liens (i) attached only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise; and

(ff)                              Liens securing Indebtedness permitted by Section 11.01(y); provided that if Liens are granted by the Borrower on any ABL/SOA Priority Collateral in connection with such Indebtedness, such Liens shall be subject to an intercreditor agreement containing usual and customary terms for such type of financing facility; and

(gg)                            Liens not otherwise permitted by this Section 11.02 in an aggregate amount not to exceed $[**] outstanding at any time;

provided that, notwithstanding anything to the contrary herein, Liens permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Liens incurred pursuant to any other of the foregoing clauses.

Section 11.03                      Sale and Leaseback Transactions.  Other than a Platinum Sale and Leaseback Transaction, enter into any Sale and Leaseback Transaction unless at the time of consummation of any such Sale and Leaseback Transaction, both before and after giving effect to such Sale and Leaseback Transaction, (a) the Pro Forma Liquidity is greater than the Threshold Basket Amount at such time and (b) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio and it being understood that such Sale and Leaseback Transaction shall be included in the calculation of Consolidated Fixed Charges for purposes of this clause (b), provided that satisfaction of the preceding clauses (a) and (b) shall not be required with respect to any Sale and Leaseback Transaction which involves any acquisition of property by the Company and consummation of a substantially simultaneous Sale and Leaseback Transaction with respect to such property.

Section 11.04                      Investment, Loan, Advances and Acquisition.  Directly or indirectly, make any Investment, except that the following shall be permitted:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)                                 the Companies may consummate this Agreement, the PESRM Transaction Documents and each transaction contemplated hereunder and thereunder in accordance with the provisions of this Agreement and the other PESRM Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard and any Other Logistics Assets to any third party;

(b)                                 Investments outstanding on the Effective Date, to the extent in excess of $[**] in the aggregate and identified on Schedule 11.04(b);

(c)                                  the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d)                                 Permitted Specified Transactions;

(e)                                  loans and advances to (i) directors, employees and officers of PESRM and the Subsidiaries or (ii) to Management Personnel, in the case of each of clauses (i) and (ii) above, for bona fide business purposes or to purchase, or pay taxes related to, Equity Interests of Holdings, in an aggregate amount not to exceed $[**]at any time outstanding;

(f)                                   Investments by any Transaction Party in PESRM or any existing Guarantor;

(g)                                  Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or settlement or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)                                 Permitted Acquisitions;

(i)                                     mergers and consolidations permitted by Section 11.05;

(j)                                    Investments made by PESRM or any Guarantor as a result of consideration received in connection with an Asset Sale permitted by Section 11.06;

(k)                                 Capital Expenditures made by PESRM or any Guarantor on behalf of itself, PESRM or any other Guarantor;

(l)                                     to the extent constituting Investments, purchases and other acquisitions of inventory, materials, equipment and other tangible property in the ordinary course of business;

(m)                             leases of real or personal property in the ordinary course of business which are not in violation of the PESRM Transaction Documents and which are permitted by Section 11.02(g);

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(n)                                 other Investments, provided, that after giving effect to any such Investment, (i) Pro Forma Liquidity shall be greater than the Threshold Basket Amount, (ii) no Default or Event of Default shall have occurred or shall result therefrom and (iii) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio and it being understood that such Investment shall be included in the calculation of Consolidated Fixed Charges for purposes of this subclause (iii));

(o)                                 to the extent constituting Investments, such Investments resulting from Liens, Indebtedness, fundamental changes, Asset Sales, other dispositions of assets and Dividends expressly permitted under another Section of this Article XI;

(p)                                 advances of payroll payments to employees in the ordinary course of business;

(q)                                 Investments to the extent that payment for such Investments is made with Equity Interests of PESRM (or any direct or indirect parent of PESRM);

(r)                                    Investments that are held at the time of the acquisition thereof by a Subsidiary acquired after the Effective Date (and not made in contemplation of such acquisition) or of a person merged with or consolidated with any Company in accordance with Section 11.05 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)                                   to the extent constituting Investments, any conveyance, sale, assignment, transfer or other disposition of the North Yard Assets or Other Logistics Assets permitted by Section 11.06; and

(t)                                    any Investments in connection with any acquisition of all or any portion of the Butane Rail Facility, in an aggregate amount not to exceed $[**];

provided that, notwithstanding anything to the contrary herein, Investments permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Investments consummated pursuant to any other of the foregoing clauses.

An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment or in cash or Cash Equivalents to PESRM or any Guarantor, as applicable.  For the avoidance of doubt, any Investment made by a Transaction Party in, or for the benefit of, an Excluded Subsidiary shall constitute an Investment hereunder and be subject to the provisions of this Section 11.04 and any Investment made by an Excluded Subsidiary is not subject to the provisions of this Section 11.04.

Section 11.05                      Mergers and Consolidations.  Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)                                 the Transactions as contemplated by the Transaction Documents, including this Agreement, the PESRM Transaction Documents and each transaction contemplated hereunder and thereunder;

(b)                                 Asset Sales and other dispositions of assets permitted by Section 11.06 and Section 11.08;

(c)                                  acquisitions and other Investments permitted by Section 11.04;

(d)                                 any Company may merge or consolidate with or into PESRM or any Guarantor (as long as PESRM is the surviving person in the case of any merger or consolidation involving PESRM and a Guarantor is the surviving person and remains a Wholly Owned Subsidiary of PESRM in any other case); provided, that the Lien in such property constituting Collateral granted or to be granted in favor of MLC under the Supply and Offtake Security Documents shall be maintained or created in accordance with the provisions of Section 10.10 or Section 10.11, as applicable; and

(e)                                  any Guarantor may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, is not reasonably expected to have a Material Adverse Effect;

provided that, notwithstanding anything to the contrary herein, transactions permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of transactions consummated pursuant to any other of the foregoing clauses.

To the extent MLC waives the provisions of this Section 11.05 with respect to the conveyance, sale, assignment, transfer or other disposition of any Collateral, or any Collateral is conveyed, sold, assigned, transferred or disposed of as permitted by this Section 11.05 or any other express term and condition of any PESRM Transaction Document, such Collateral (unless sold to a Transaction Party) shall be sold free and clear of the Liens created by Supply and Offtake Security Documents.

Section 11.06                      Asset Sales. Consummate any Asset Sale other than:

(a)                                 disposition of used, worn out, damaged, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of intellectual property (including Intellectual Property) that is, in the reasonable judgment of PESRM, no longer commercially desirable to maintain or useful in the conduct of the business of the Companies taken as a whole;

(b)                                 leases of real or personal property in the ordinary course of business and not in violation of the PESRM Transaction Documents;

(c)                                  the Transactions as contemplated by the Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard or the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard Assets, the Other Logistics Assets  or the Butane Rail Facility to any third party;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)                                 mergers and consolidations permitted by Section 11.05;

(e)                                  Investments permitted by Section 11.04;

(f)                                   dispositions of immaterial assets in the ordinary course of business and leases permitted by Section 11.02(g);

(g)                                  dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(h)                                 to the extent constituting Asset Sales, transactions permitted by Section 11.03, 11.05 and 11.07;

(i)                                     sales of Cash Equivalents in the ordinary course of business consistent with past practice;

(j)                                    leases, subleases, licenses or sublicenses, in each case in the ordinary course of business consistent with past practice and which do not materially interfere with the business of the Companies, taken as a whole;

(k)                                 transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(l)                                     Asset Sales of property not otherwise permitted under this Section 11.06; provided, that (i) at the time of such Asset Sale (other than any such Asset Sale made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Asset Sale, and (ii) the aggregate fair market value of all property disposed of in reliance on this clause (l) shall not exceed $[**] per calendar year(with unused amounts in any calendar year being carried forward to the next succeeding (but no other) calendar year);

(m)                             Asset Sales of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)                                 Asset Sales of accounts receivable or notes receivable in the ordinary course of business in connection with the collection or compromise thereof solely to the extent not constituting ABL/SOA Priority Collateral;

(o)                                 any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Excluded Subsidiary;

(p)                                 the unwinding of any Specified Transaction, so long as the remaining Specified Transactions comply with Section 11.15;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(q)                                 a conveyance, sale, assignment, transfer or other disposition of the North Yard Assets or any Other Logistics Assets to an Affiliate Transferee; and

(r)                                    a conveyance, sale, assignment, transfer or other disposition of PESA to an Affiliate Transferee, so long as PESA does not own any material portion of the Refinery; and

(s)                                   any transaction under the Supply and Offtake Documents, to the extent constituting an Asset Sale;

provided that, notwithstanding anything to the contrary herein, Asset Sales permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Asset Sales consummated pursuant to any other of the foregoing clauses.

To the extent MLC waives the provisions of this Section 11.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 11.06, such Collateral (unless sold to a Transaction Party) shall be sold free and clear of the Liens created by the Supply and Offtake Security Documents.

Section 11.07                      Dividends.  Authorize, declare or pay, directly or indirectly, any Dividends, except that the following shall be permitted:

(a)                                 Dividends by any Company to PESRM or any Guarantor;

(b)                                 payments to Holdings to permit Holdings, to repurchase or redeem Qualified Capital Stock of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance, resignation or termination of employment or service or pursuant to any employee or directors’ and/or officers’ equity or stock compensation plan; provided, that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $[**] (and up to [**]% of such $[**] not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year);

(c)                                  (i) to the extent actually used by Holdings or Intermediate Holdco to pay such Taxes, costs and expenses, payments by PESRM to or on behalf of Holdings or Intermediate Holdco in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings or Intermediate Holdco and (ii) payments by PESRM to or on behalf of Holdings or Intermediate Holdco in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings or Intermediate Holdco in an aggregate amount not to exceed $[**] in any fiscal year;

(d)                                 Dividends, provided that both before and after giving effect to any such Dividend, (i) Pro Forma Liquidity shall be greater than the Threshold Basket Amount, (ii) no Default or Event of Default shall have occurred or shall result therefrom and (iii)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio and it being understood that such Dividend shall be included in the calculation of Consolidated Fixed Charges for purposes of this subclause (iii);

(e)                                  Permitted Tax Distributions and Employee Payment Distributions;

(f)                                   PESRM and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Capital Stock) of such Person;

(g)                                  to the extent ultimately contributed to PESRM, the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Capital Stock) of Holdings and, to the extent ultimately contributed to PESRM, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case, to members of management, directors or consultants of Holdings, PESRM or any of their Subsidiaries;

(h)                                 any amount paid to Sponsor pursuant to the terms of the Advisory Agreement, but only to the extent that no Event of Default or Trigger Event (as such term is defined in the Senior Secured Credit Facility) has occurred and is continuing;

(i)                                     the Transactions as contemplated by the Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard Assets and the Other Logistics Assets to any third party;

(j)                                    Dividends permitted under Section 11.02(g)(ii) and Section 11.08;

(k)                                 upon consummation of an IPO, (i) the net proceeds received by PESRM from the sale of securities in such IPO and (ii) dividends from Available Cash on and following such consummation, provided that, in the case of this clause (ii), after giving effect to any such dividend, Liquidity shall equal or exceed the greater of (x) an amount equal to [**]% of the then current Borrowing Base and (y) $[**]; and

(l)                                     Dividends taking the form of issuance of Qualified Capital Stock in PESRM;

(m)                             prior to, but in contemplation of an IPO, Dividends equal to existing cash and accounts receivable of PESRM (which upon consummation of the IPO (and in no event later than three (3) Business Days after the making of such Dividends), shall be replaced with an equal amount of IPO proceeds (which portion of the IPO proceeds shall not, for the avoidance of doubt, be distributed pursuant to clause (k)(i) above); and

(n)                                 a distribution of the Equity Interests of PESA to an Affiliate Transferee, so long as PESA does not own any material portion of the Refinery,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided that, notwithstanding anything to the contrary herein, Dividends permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Dividends consummated pursuant to any other of the foregoing clauses.

Section 11.08                      Transactions with Affiliates.  Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among PESRM and any Transaction Party), other than any transaction or series of related transactions on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)                                 Dividends permitted by Section 11.07;

(b)                                 Investments permitted by Section 11.04(e), (f) and (m);

(c)                                  reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of PESRM;

(d)                                 transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the PESRM Transaction Documents;

(e)                                  sales of Qualified Capital Stock of PESRM to Affiliates of PESRM not otherwise prohibited by the PESRM Transaction Documents and the granting of registration and other customary rights in connection therewith;

(f)                                   any transaction with an Affiliate where the only consideration paid by any Transaction Party is Qualified Capital Stock of PESRM;

(g)                                  the Transactions as contemplated by the Transaction Documents, this Agreement and the other PESRM Transaction Documents and each transaction contemplated hereunder and thereunder, including (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard and the Other Logistics Assets to any third party;

(h)                                 transactions with any person that becomes a Transaction Party as a result of such transaction;

(i)                                     the issuance of Equity Interests to any officer, director, employee or consultant of the Companies or any direct or indirect parent of PESRM to the extent permitted by Section 11.01(l);

(j)                                    Investments, loans and other transactions by PESRM and the Subsidiaries to the extent permitted under this Article XI;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(k)                                 employment and severance arrangements between any of the Companies and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(l)                                     payments by any of the Companies (and any direct or indirect parent thereof) pursuant to any tax sharing agreements on customary terms to the extent attributable to the ownership or operation of the Companies;

(m)                             the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current and former directors, officers, employees and consultants of any of the Companies or any direct or indirect parent of the Companies in the ordinary course of business to the extent attributable to the ownership or operation of the Companies;

(n)                                 to the extent not included in Schedule 11.08, customary payments by the Companies to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the person making such payment in good faith; provided, that (i) no Default or Event of Default shall have occurred and be continuing, or shall result therefrom and (ii) such payments shall not exceed $[**] in the aggregate during any fiscal year;

(o)                                 existing transactions as set forth on Schedule 11.08; and

(p)                                 (i) any conveyance, lease, sale, assignment, transfer or other disposition of the North Yard Assets and the Other Logistics Assets to an Affiliate Transferee or (ii) transactions and agreements with an Affiliate Transferee or its Subsidiaries so long as (x) such agreements contain arms-length terms as determined by the board of managers of PESRM in good faith, taking into account the terms of similar agreements entered into between Affiliates engaged in similar transactions, (y) PESRM’s indemnification obligations under Section 7.01(c) remain in full force and effect with respect to environmental site conditions in existence with respect to Affiliate Transferee Assets as of the date such Affiliate Transferee Assets are transferred to such Affiliate Transferee, and (z) such Affiliate Transferee indemnifies MLC against all Liabilities with respect to environmental conditions that arise after the date of such transfer as a result of operation of such Affiliate Transferee Assets by such Affiliate Transferee (“Post Transfer Environmental Liabilities”).  Such indemnity provided by the Affiliate Transferee to MLC may exclude coverage to the extent that PESRM actually receives insurance proceeds with respect to or on account of such Post Transfer Environmental Liabilities; provided, however, that PESRM agrees that if such indemnity contains such an exclusion, PESRM shall pay over to MLC such insurance proceeds or shall otherwise indemnify MLC, to the extent that, by virtue of such exclusion, the indemnity MLC receives from the Affiliate Transferee does not cover MLC for all Post Transfer Environmental Liabilities;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(q)                                 any conveyance, sale, assignment, transfer or other disposition of PESA to an Affiliate Transferee, so long as PESA does not own any material portion of the Refinery;

(r)                                    any transactions undertaken pursuant the Supply and Offtake Documents; and

(s)                                   a conveyance, sale, assignment, transfer or other disposition of the Butane Rail Facility to an Affiliate Transferee,

provided that, notwithstanding anything to the contrary herein, transactions permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of transactions consummated pursuant to any other of the foregoing clauses.

Section 11.09                      [Reserved].

Section 11.10                      Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.  Directly or indirectly:

(a)                                 make any Subordinated Debt Payment, any Indebtedness outstanding under any Subordinated Indebtedness, except (i) any payment of principal at scheduled maturity, (ii) a refinancing permitted by Section 11.01, (iii) any payment to the extent made with the proceeds of Qualified Capital Stock of Holdings, (iv) prepayments or redemptions of Indebtedness outstanding under any Subordinated Indebtedness, provided that both before and after giving effect to such prepayment or redemption (x) Pro Forma Liquidity shall be greater than the Threshold Basket Amount, (y) no Default or Event of Default shall have occurred or shall result therefrom and (z) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio at such time (it being understood that such prepayment or redemption shall not be included in the calculation of Consolidated Fixed Charges for purposes of this subclause (iv)), and (v) Subordinated Debt Payments with the Net Cash Proceeds of any Equity Issuances and/or the incurrence of the Permitted Secured Term Loan Facility for the purpose of making such Subordinated Debt Payment; or

(b)                                 terminate, amend or modify, or permit the termination, amendment or modification of, any provision of (i) any document governing Subordinated Indebtedness, (ii) any Organizational Document of any Transaction Party (it being agreed that changes that are not adverse to the material interests of MLC shall not be subject to this clause (b)(ii)) or (iii) any Permitted Secured Term Loan Facility, provided that such Permitted Secured Term Loan Facility may be amended or modified as and to the extent, and solely as and to the extent, set forth in the relevant Term-ABL Intercreditor Agreement then applicable, if any (provided that notwithstanding the foregoing and for the avoidance of doubt, repayment thereof with the proceeds of Permitted Indebtedness shall be permitted).

Section 11.11                      Limitation on Certain Restrictions on Guarantors.  Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Guarantor to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by PESRM or any Guarantor, or pay any Indebtedness owed to PESRM or a Guarantor, (b) make loans or advances to PESRM or any Guarantor or (c) transfer any of its properties to PESRM or any Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) this Agreement, the other PESRM Transaction Documents and any documents related to the PESIC-PESRM Secured Prepay Transactions, (iii) the documents governing the Permitted Secured Term Loan Facility and any Development Financing, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Guarantor, (v) customary provisions restricting assignment of any agreement entered into by a Guarantor in the ordinary course of business, (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 11.06 pending the consummation of such sale, (vii) any agreement in effect at the time such Subsidiary becomes a Guarantor of PESRM, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Guarantor of PESRM, (viii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired, (ix) any Permitted Liens in respect of assets subject thereto, (x) customary provisions in joint venture agreements and other similar agreements or written arrangements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (xi) customary restrictions on leases, subleases, licenses, asset sale or similar agreements, including with respect to intellectual property and other similar agreements, otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (xii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Company, (xiii) customary provisions restricting assignment of any agreement, (xiv) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or otherwise permitted hereunder, or (xv) the Senior Secured Credit Facility Documents.  No Transaction Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Transaction Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of the Collateral (other than this Agreement, the PESRM Transaction Documents, any Permitted Secured Term Loan Facility, any Development Financing, the Senior Secured Credit Facility, any intercreditor agreement contemplated by Section 11.02(ff), the PESRM-MLC ISDA Master Agreement, the PESIC-PESRM ISDA Master Agreement and the PESIC-PESRM Consulting Agreement).

Section 11.12                      Business.  With respect to any Transaction Party, engage (directly or indirectly) in any business other than those businesses in which a Transaction Party is engaged (after giving effect to the transactions hereunder, under the other PESRM Transaction Documents and any documents related to the PESIC-PESRM Secured Prepay Transactions) on the Effective Date and reasonable extensions thereof and businesses reasonably related or incidental thereto.

Section 11.13                      Fiscal Year.  Change its fiscal year-end to a date other than December 31.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 11.14                      Compliance with Anti-Terrorism Laws.

(a)                                 Directly or indirectly, in connection with this Agreement, the PESRM Transaction Documents, any documents related to any PESIC-PESRM Secured Prepay Transactions or any transaction hereunder or thereunder, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)                                 Directly or indirectly, in connection with this Agreement, the PESRM Transaction Documents, any documents related to any PESIC-PESRM Secured Prepay Transactions or any transaction hereunder or thereunder, knowingly cause or permit any of the funds of such Transaction Party that are used to perform and pay all its Obligations under this Agreement, the PESRM Transaction Documents or any transaction hereunder or thereunder, to be derived from any unlawful activity with the result that the making of any such performance or payment under this Agreement, the PESRM Transaction Documents, or any transaction contemplated hereunder or thereunder, would be in violation of any Anti-Terrorism Law.

(c)                                  Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Transaction Parties or (ii) any of the funds or properties of the Transaction Parties that are used to perform this Agreement, the PESRM Transaction Documents, any documents related to any PESIC-PESRM Secured Prepay Transactions or any transaction hereunder or thereunder, to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

Section 11.15                      Speculative Transactions.  Enter into (a) any Specified Transaction, except for Specified Transactions entered into (i) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any of its Subsidiaries, and (ii) to hedge or mitigate risks to which Holdings or any of its Subsidiaries has actual or anticipated exposure (other than those in respect of Equity Interests of PESRM or any of its Subsidiaries); provided, that Holdings will not, and will not permit any of its Subsidiaries to, enter into Specified Transactions that hedge the crack spread on more than eighty percent (80%) of the expected production of the Refinery for the current month and the immediately succeeding 23 months (“Permitted Specified Transactions”) or (b) any speculative transactions.

Section 11.16                      Title to Hydrocarbons.  Except as [**] may hold title to Hydrocarbons in connection with [**], cause or permit [**] to hold title to Hydrocarbons that are [**].

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE XII.

COVER TRANSACTIONS

Section 12.01                      Cover Transactions.

(a)                                 Subject to the terms of this Article XII, from time to time during the Term, PESRM shall request that MLC:

(i)                                     (A) enter into transactions with third party suppliers pursuant to which MLC will purchase Refined Products and/or (B) enter into arrangements with Product Purchasers under one or more RP Sales Contracts that will have the effect of terminating all or any portion of such RP Sales Contracts and/or (C) purchase any Refined Products (other than butane) from PESRM that are not produced by PESRM at the Refinery and/or (D) purchase any butane from PESRM (whether produced or not produced at the Refinery) in respect of any Butane Inventory Build Day (a “Butane Cover Transaction”) (each such transaction or termination, together with each Initial RP Purchase, an “RP Cover Transaction”); provided that, in connection with any such RP Cover Transaction pursuant to clause (C) above or any Butane Cover Transaction in respect of butane not produced at the Refinery, MLC may, using its commercially reasonable discretion, require that the payment terms of such RP Cover Transaction provide for payment on a shorter timeframe than that agreed between PESRM and the applicable third party Refined Product supplier (any such arrangement, including PESRM’s arrangement with a third party Refined Product supplier, a “Cover Payable Monetization Transaction”); and/or

(ii)                                  (x) enter into transactions with third party purchasers pursuant to which MLC will sell Crude Oil and/or (y) enter into arrangements with the Counterparties , that will have the effect of terminating all or any portion of a CO Supply Contracts (each such transaction or termination, a “CO Cover Transaction”).

(b)                                 All Cover Transactions other than Butane Cover Transactions (which shall be subject to Section 12.01(c)) shall be specified and executed subject to, and in accordance with, the Cover Protocols specified in Section 12.02.

(c)                                  Butane Cover Transactions; Third Party RP Cover Transactions.

(i)                                     On each Butane Inventory Build Day, PESRM shall be deemed to have sold to MLC and MLC shall be deemed to have purchased from PESRM a volume of butane equal to the Butane Inventory Build on such Day, in each case, of the type and grade set forth in the Daily Actual Production Book and/or the SXL Report, as applicable.

(ii)                                  On each day on which any Refined Products (other than butane) that are not produced by PESRM are received by PESRM at or delivered to the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Refinery and are not otherwise subject to a written contract between PESRM and MLC for the sale or purchase of such Refined Products, PESRM shall be deemed to have sold to MLC and MLC shall be deemed to have purchased from PESRM a volume of such Refined Products equal to the volume of such Refined Products so received or delivered on such Day, in each case, of the type and grade set forth in the Daily Actual Production Book.

Section 12.02                      Cover Protocols.  PESRM and MLC shall mutually agree on all of the Principal Cover Terms applicable to each proposed Cover Transaction, other than a Butane Cover Transaction, in accordance with the protocols set forth below (such protocols, the “Cover Protocols”).

(a)                                 On any Day during the Term, PESRM may present to MLC a request (a “Cover Transaction Notice”) specifying (i) the proposed Cover Transaction(s) that PESRM desires that MLC enter into with third party suppliers (including, without limitation, PESRM in such capacity) or third party purchasers, as applicable, (such suppliers and purchasers, “Cover Counterparties”), (ii) the proposed Principal Cover Terms associated with each such proposed Cover Transaction (which Principal Cover Terms must be acceptable to MLC) and (iii) the RP Sales Contracts or CO Supply Contracts and any PESRM-MLC Secured Prepay Transactions that correspond to each such proposed Cover Transaction.

(b)                                 Promptly following receipt of a Cover Transaction Notice, MLC shall review such notice and shall notify PESRM (by telephone, email, instant message or other means of communication) (x) of any objections that MLC may have with respect to PESRM’s categorization of the Cover Transactions specified therein, or (y) if MLC does not object to any such categorizations, of MLC’s acceptance of such categorizations.

(c)                                  Except as otherwise provided in this Agreement, PESRM may from time to time identify opportunities to enter into Cover Transactions specified in a Cover Transaction Notice with one or more specified Cover Counterparties and shall promptly notify MLC of such opportunities.  MLC may, but is not required to, identify opportunities to enter into Cover Transactions with one or more potential Cover Counterparties and may notify PESRM of any such opportunities.  Notwithstanding the foregoing, except as otherwise mutually agreed by PESRM and MLC, MLC shall have no obligation to enter into any Cover Transaction that would provide for (x) the delivery of Crude Oil to third party purchasers, as applicable, more than sixty (60) days after the date of entry into such transaction or (y) the receipt of Refined Product by MLC more than sixty (60) days after the date of entry into such transaction.

(d)                                 PESRM may negotiate directly with potential Cover Counterparties in respect of any or all of the Principal Cover Terms that, subject to MLC’s agreement, will be applicable to the proposed Cover Transaction(s) specified in the applicable Cover Transaction Notice.  From time to time, PESRM shall present MLC with a request

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(by telephone, email, instant message or other means of communication) (each, an “Cover Request”) that MLC enter into one or more Cover Transactions with one or more potential Cover Counterparties, and on such Principal Cover Terms (which shall be set forth substantially in the form of Schedule 3.09(b)), as are identified in such request.  Each Cover Request shall constitute a binding approval by PESRM of MLC’s subsequent execution of any such Cover Transaction(s) with any such Cover Counterparties in response to such Cover Request, subject to the Principal Cover Terms contained in such request.  PESRM shall not be permitted to revoke any Cover Request with respect to a Cover Transaction unless PESRM notifies MLC of such revocation and MLC confirms such revocation (by telephone, email, instant message or other means of communication), in each case, prior to the date and time at which MLC enters into such Cover Transaction.

(e)                                  Upon receipt of any Cover Request, MLC shall make good faith efforts, subject to MLC’s Credit Requirements, to enter into the Cover Transaction(s) specified in such request with the potential Cover Counterparty or Cover Counterparties identified in such request.  All of the terms of each Cover Transaction (including the Principal Cover Terms) must be acceptable to MLC.  In the negotiation of Cover Transactions, MLC shall use commercially reasonable efforts to obtain the agreement of the proposed Cover Counterparties to the use of such general terms and conditions and other terms as may be reasonably requested by PESRM (and that are reasonably acceptable to MLC), provided, that (i) MLC shall have no liability in the event that any Cover Counterparties do not agree to such general terms and conditions or other terms, and (ii) the failure of Cover Counterparties to agree to general terms and conditions or such other terms requested by PESRM shall have no impact on MLC’s rights or PESRM’s obligations under this Agreement, including PESRM’s indemnity obligations under this Agreement.

(f)                                   MLC shall not be required to enter into any Cover Transaction that (i) does not satisfy MLC’s Credit Requirements, (ii) would constitute (as determined by MLC in its sole discretion) a “swap” under and as defined in the CEA, as amended by the Dodd-Frank Act, unless PESRM agrees to comply with the CEA and the rules and regulations promulgated thereunder that would be applicable to such transaction, (iii) with respect to RP Cover Transactions (except for isobutane and benzene described below) and, unless otherwise mutually agreed, would require MLC to receive any Refined Product at any location other than the Product Purchaser Delivery Point specified in the RP Sales Contract that corresponds to such RP Cover Transaction, (iv) with respect to CO Cover Transactions, unless otherwise mutually agreed, would require MLC to make delivery at any delivery point other than the original delivery point specified in the corresponding CO Supply Contract or the original lifting point specified in such contract, (v) would require MLC to purchase isobutane or benzene for delivery by rail on any basis other than a delivered basis at the Refinery, (vi) unless otherwise mutually agreed, will not be priced at or around the time of delivery of the applicable Hydrocarbons to or by MLC by reference to an applicable Hydrocarbon pricing index, (vii) would impose any Liability under any Environmental Law on MLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

that MLC, in its sole discretion, is not willing to accept, (viii) involves benzene where such Hydrocarbon would be sold by MLC on any basis other than an FOB basis at the Refinery, (ix) involves isobutane where such Hydrocarbon would be sold by MLC on any basis other than an FOB rail or truck basis at the Refinery, (x) would require the use of Required Infrastructure that is or could reasonably be expected to be unavailable, (xi) would require MLC to make or take any delivery of Hydrocarbons on any date following the end of the Term. or (xii) would require MLC to make a prepayment, provide cash collateral, a letter of credit for which the issuing bank would require collateral from MLC (as determined by MLC in its sole discretion), and/or a bank countersigned letter of indemnity before the delivery to or by MLC of applicable Hydrocarbon subject to such Cover Transaction (unless, with respect to requirements for prepayments, cash collateral, or letters of credit, PESRM agrees to pay, and does pay, to MLC the Prepayment Amount for such Cover Transaction prior to MLC’s entry into such transaction).  In addition to the foregoing limitations, MLC shall not be required to enter into any Cover Transaction if there is a breach or default under any PESIC-PESRM Secured Prepay Transactions or MLC-PESIC Secured Prepay Transactions or if MLC determines, in its reasonable discretion, that an MLC-PESIC Secured Prepay Transaction would be required in order for MLC to perform its obligations under such Cover Transaction in accordance with its Credit Requirements and other internal approvals, and no MLC-PESIC Secured Prepay Transaction or PESIC-PESRM Secured Prepay Transaction can be booked in order to ensure that MLC can perform its obligations under such Cover Transaction.

In the event one or more of the Principal Cover Terms that MLC negotiates with a potential Cover Counterparty to a Cover Transaction are inconsistent with those of the related Cover Request, MLC shall ask PESRM to re-confirm the Cover Request in respect of such Cover Transaction and will not enter into such Cover Transaction unless PESRM so re-confirms such Cover Request.  In the event that, after such reconfirmation (or in the event PESRM fails to provide such reconfirmation), the Principal Cover Terms that MLC negotiates with the potential Cover Counterparty to the Cover Transaction remain inconsistent with the terms of the related Cover Request, MLC shall be under no obligation to enter into any such Cover Transaction (it being understood that nothing in the foregoing shall be construed as preventing PESRM from submitting a new Cover Request).  Any such request, and the related re-confirmation, may be provided by email in the form set forth in Schedule 3.09(b).

In the event that the terms of any trade confirmation proposed by a Cover Counterparty in connection with any Cover Transaction differ from the Principal Cover Terms that are proposed in the related Cover Request, MLC shall attempt to resolve such differences with the applicable Counterparty. In the event MLC is unable to resolve such differences, MLC will so notify PESRM. PESRM shall promptly (and in any event within two (2) Business Days of MLC’s notification thereof) notify MLC whether PESRM objects to such different term. If PESRM does not respond within such period or if it accepts such term(s), MLC will accept

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such terms. In the event that PESRM rejects such term(s), MLC shall use commercially reasonable efforts to negotiate with the applicable Cover Counterparty to revise such term(s) in a matter that is mutually acceptable to PESRM and MLC. So long as the terms other than the Principal Cover Terms proposed by PESRM to MLC with respect to such transaction are the same terms as those proposed by MLC to such Cover Counterparty, either initially or in subsequent negotiations, with respect to such transaction, PESRM shall be deemed to be bound by any terms and conditions of the resulting transaction, which terms shall constitute part of such Cover Transaction.

In the event that the terms of any trade confirmation proposed by a Cover Counterparty in connection with any Cover Transaction, other than the applicable Principal Cover Terms are different from the form of MLC trade confirmation attached hereto as Schedule 3.09(c) or Schedule 4.09(c), as applicable, MLC shall notify PESRM of such differences.  PESRM shall notify MLC whether it accepts or rejects each such different terms within two (2) Business Days of MLC’s notification thereof.  In the event that PESRM does not respond to MLC’s notification within the timeframe set forth in the foregoing sentence or accepts such terms, PESRM shall be deemed to have accepted all such terms of the applicable confirmation.  In the event that PESRM objects to any such different term within the two (2) Business Day timeframe set forth above in this paragraph, MLC shall use commercially reasonable efforts to negotiate with the applicable Cover Counterparty to revise such different terms in a matter that is mutually acceptable to PESRM and MLC. So long as the terms other than the Principal Cover Terms proposed by PESRM to MLC with respect to such transaction are the same terms as those proposed by MLC to such Cover Counterparty, either initially or in subsequent negotiations, with respect to such transaction, PESRM shall be deemed to be bound by any terms and conditions of the resulting transaction, which terms shall constitute part of such Cover Transaction.  Any such terms that are accepted or deemed accepted shall be binding, as between PESRM and MLC, as if PESRM and MLC had entered into such confirmation.  Notwithstanding anything to the contrary in this Section 12.02, in no event shall MLC be required to accept terms provided in any trade confirmation that would otherwise not meet the requirements for Cover Transactions to be entered into pursuant to this Agreement.

(g)                                  MLC shall be the sole owner of, and have the sole dominion and control over, all Cover Transactions, including having the exclusive right to amend, restate, supplement, novate, assign, sell, terminate, cancel or otherwise dispose of any such Cover Transactions in its discretion; provided, that no such action shall affect MLC’s obligations under this Agreement.

(h)                                 All statements and representations made by PESRM’s agents, consultants, contractors, directors, employees, officers and representatives in connection with proposed and actual Cover Transactions shall be made on behalf of PESRM in its own capacity, and PESRM is not authorized to act as agent for or to bind MLC in connection with the negotiation or execution of any Cover Transactions, nor to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

make any representations to any Cover Counterparty on behalf of MLC.  Unless expressly authorized by MLC in writing, any advice, recommendations, warranties or representations made to any counterparty by PESRM shall be the sole and exclusive responsibility of PESRM, and MLC shall not be liable for any errors, omissions or misinformation that PESRM or its agents, consultants, contractors, directors, employees, officers or representatives provide to any counterparty, unless such error, omission or misinformation is included in such express MLC authorization.

Section 12.03                      Applicable Conditions.  Notwithstanding any other provision of this Agreement, MLC’s obligations under this Article XII are subject to (i) PESRM’s compliance with its obligations under this Article XII, (ii) (x) the availability of Refined Product supply from the third party suppliers, and (y) the available demand for Crude Oil from the third party purchasers, in each case, of the types and grades, and in the volumes, at the differentials and on the delivery dates specified by PESRM in the applicable Cover Request, (iii) if applicable, the availability of the Required Infrastructure to receive or make delivery at the delivery point specified for such Cover Transaction, and (iv) no PESRM Event of Default or Termination Event having occurred.  For the avoidance of doubt, any Applicable Condition described in subclause (ii) and (iii) above shall only excuse or suspend MLC’s duty to perform its obligations with respect to the affected or corresponding Cover Transactions.

Section 12.04                      MLC Cover Transactions.  If (i) MLC is aware of the occurrence of any Operational Issue with respect to the Refinery, and (ii) PESRM has not requested that MLC enter into an Cover Transaction pursuant to Section 12.01(a) to address such Operational Issue in a manner that would permit MLC to meet its obligations under, and in accordance with the terms of, the CO Supply Contracts, and/or RP Sales Contracts affected by such Operational Issue, then MLC shall have the right, but not the obligation, upon notice to PESRM to source and enter into one or more Cover Transactions that MLC, in good faith and a commercially reasonable manner, deems reasonably necessary to permit MLC to meet its obligations under such affected CO Supply Contracts, and/or RP Sales Contracts, and MLC’s entry into such Cover Transactions shall not be subject to the Cover Protocols.

Section 12.05                      Cover Throughput Service Fees.  The CO Cover Throughput Service Fee or the RP Cover Throughput Service Fee, as applicable, shall be applied to (i) each Barrel of Hydrocarbon delivered to or by MLC pursuant to each Cover Transaction that is in excess of the applicable CO Cover Transaction Volume Limitation or RP Cover Transaction Volume Limitation, as applicable, and (ii) each Barrel of Hydrocarbon for which delivery to the Product Purchaser Delivery Point or to the CO Delivery Point, as applicable, was cancelled due to the termination of all or any portion of an RP Sales Contract, CO Supply Contract or MLC-PESRM Secured Prepay Transactions that is in excess of the applicable CO Cover Transaction Volume Limitation or RP Cover Transaction Volume Limitation, as applicable. Cover Throughput Service Fees shall be paid by PESRM in accordance with Article V.  A pro rated portion of the Annual Cover Throughput Service Fee shall be deemed to be earned by MLC on each Day of the Term.

Section 12.06                      Volume Limitations.  Unless otherwise agreed by MLC, MLC shall have no obligation to attempt to enter into:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)                                 any CO Cover Transaction in any month, if the contract quantity under such Cover Transaction would, when added to the aggregate contract quantity of all CO Cover Transactions previously entered into in such month, cause such aggregate contract quantity to exceed [**] Barrels, as determined by MLC in good faith and a commercially reasonable manner (the “CO Cover Transaction Volume Limitation”); or

(b)                                 any RP Cover Transaction in any month, if the contract quantity under such RP Cover Transaction would, when added to the aggregate contract quantity of all RP Cover Transactions previously entered into in such month, cause such aggregate contract quantity to exceed (i) from the Effective Date to but not including the [**] anniversary of the Effective Date, [**] Barrels, (ii) from and including the [**] anniversary of the Effective Date to but not including the [**] anniversary of the Effective Date, [**] Barrels and (ii) from and including the [**] anniversary of the Effective Date to the Term Expiration Date, [**] Barrels, in each case, as determined by MLC in good faith and a commercially reasonable manner (the “RP Cover Transaction Volume Limitation”).

Section 12.07                      Cover Transaction Invoicing.  MLC shall be responsible for paying or collecting, as applicable, all amounts invoiced by, or to, Cover Counterparties with respect to Cover Transactions.  The Cover Transaction Price Amounts, the Cover Throughput Service Fees and the Cover Transportation and Other Costs shall be payable by the party that owes such amounts and shall be included in the amounts invoiced under Article V. Upon request, MLC shall promptly provide PERSM with copies of Cover Counterparty and third party invoices, which may be redacted as deemed necessary by MLC in accordance with its policies and procedures; provided that, in no event shall MLC be required to provided PESRM with copies of greater than twenty-five (25) Counterparty or third party invoices in any calendar quarter. Cover Transportation and Other Costs may not be invoiced by MLC to PESRM until MLC itself is invoiced, which for this purpose shall include a pro forma invoice, for such costs.  All refunds or adjustments of any type received by MLC related to Cover Transportation and Other Costs shall be for the account of PESRM and shall be reflected in an Invoice or the Monthly True-Up Invoice, as applicable.

Section 12.08                      Termination of CO Supply Contracts and RP Sales Contracts.  As provided for in Sections 12.01(a)(i)(B) and 12.01(a)(ii)(y) of this Article XII and notwithstanding anything in this Agreement to the contrary, if a Cover Transaction consists of a termination of all or any portion of an RP Sales Contract or CO Supply Contract (as provided for in Sections 12.01(a)(i)(y) and 12.01(a)(ii)(y) of this Article XII), the Cover Transaction Price Amount payable with respect to such Cover Transaction shall be an amount equal to the sum of (i) the termination payment (which, for purposes of this calculation, shall be expressed as a negative number if such termination payment is payable by MLC) agreed to by MLC and the Product Purchaser or Counterparty, as applicable, subject to the Principal Cover Terms, and (ii) the amount of any gain or loss associated with the close-out and termination of all or any portion of any applicable Hydrocarbon Deemed Hedge Contract.  If such sum is a positive amount, such amount shall be payable by MLC, and if such sum is a negative amount, an amount equal to the absolute value thereof shall be payable by PESRM.  The Cover Transaction Price Amount with respect to the termination of any CO Supply Contract, or RP Sales Contract shall be payable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

under Article V on the date that such payment is due under the applicable Cover Transaction.  If such termination payment is payable by MLC under such Cover Transaction, an amount equal to such termination payment will be payable by PESRM under Article V.  If such termination payment is payable by the Cover Counterparty party to such Cover Transaction, an amount equal to such termination payment will be payable by MLC under Article V.

Section 12.09                      [Reserved].

Section 12.10                      Cover Transaction Event.  Any failure by a Cover Counterparty under a Cover Transaction (other than MLC or any of its Affiliates) to fully and timely perform or otherwise satisfy any of its obligations under such Cover Transaction shall excuse (as between PESRM and MLC) any corresponding failure by MLC to fully and timely perform or otherwise satisfy its obligations under any corresponding PESRM Transaction (each, a “Cover Transaction Event”); unless any such Cover Transaction Event is due to or arises out of (i) the bankruptcy or insolvency of such Cover Counterparty, or (ii) any MLC Event.

Section 12.11                      Renewable Fuels and RINS.  For the avoidance of doubt, MLC shall have no obligation under the Agreement or pursuant to any RP Cover Transaction to purchase renewable fuels (other than RIN-less ethanol and RIN-less biodiesel) or to import Transportation Fuels, without its consent in writing.  Notwithstanding anything in this agreement to the contrary, in no event shall MLC be under any obligation to import any Transportation Fuels.

ARTICLE XIII.

GUARANTEE

Section 13.01                      The Guarantee.  The Guarantors hereby jointly and severally guarantee (the “Guarantee”), each as a primary obligor and not as a surety to MLC, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the Obligations and all other obligations of the Transaction Parties under this Agreement, the PESRM Transactions and the PESRM Transaction Documents (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code or any other insolvency laws (the “Bankruptcy Code”) after any bankruptcy or insolvency petition under the Bankruptcy Code) (the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if PESRM or the other Transaction Party(ies) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Transaction Parties will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 13.02                      Rights of MLC.  Each Guarantor agrees that MLC, upon such terms as it deems appropriate, without notice or demand to or on any Person and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may, in accordance with the terms of this Agreement and the other PESRM Transaction Documents, (i) renew, extend,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of any Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of any Guaranteed Obligations and take and hold security for the payment hereof or any Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any Guaranteed Obligations, any other guaranties of any Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of MLC in respect hereof or any Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that MLC may have against any such security, in each case as MLC in its discretion may determine consistent with the applicable PESRM Transaction Document and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against PESRM or any security for its Guaranteed Obligations, and (vi) exercise any other rights available to it under the applicable PESRM Transaction Document.

Section 13.03                      Obligations Unconditional.  The obligations of the Guarantors under Section 13.01 shall constitute a guaranty of payment and, to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of PESRM under this Agreement or the other PESRM Transaction Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Transaction Party (except for payment in full or an amendment or waiver adopted in accordance with Section 16.10).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)                                     at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)                                  any of the acts mentioned in any of the provisions of this Agreement or the other PESRM Transaction Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)                               the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the PESRM Transaction Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)                              any Lien or security interest granted to, or in favor of, MLC as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)                                 the release of any other Transaction Party pursuant to Section 13.10 or Section 16.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that MLC exhaust any right, power or remedy or proceed against PESRM or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive:

(i)                                     any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by MLC upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between PESRM and MLC shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee,

(ii)                                  any defense arising by reason of the incapacity, lack of authority or any disability of PESRM or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of PESRM or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than any Unasserted Contingent Obligations); provided, that each Guarantor reserves, and does not waive, any other defenses, set-offs and counterclaims of PESRM, which shall be available to Guarantor to the same extent as such defenses, set-offs or counterclaims are available to PESRM and may be asserted by Guarantor in respect of its obligations hereunder, in each case whether or not asserted by PESRM; provided, further that the Guarantors’ liability under this Guarantee remains in effect irrespective of (A) any change in the amount, time, manner or place of payment of, or in any other term of, any Guaranteed Obligation, or any other amendment or waiver of or any consent to departure from any terms of any Guaranteed Obligation; (B) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for any Guaranteed Obligation; (C) the absence of any action to enforce any Guaranteed Obligation or any collateral therefor; (D) the rendering of any judgment against PESRM or any action to enforce the same; (E) any bankruptcy or insolvency of PESRM or any proceeding relating thereto;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and (F) any lack or limitation of status or of corporate or limited liability company power of PESRM, or any incapacity or disability of any signatory for PESRM, or of any other guarantor or obligor in respect of any Guaranteed Obligation, or any change whatsoever in the objects, capital structure, or business of PESRM; and

(iii)                               any defense based upon any Applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by MLC, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by MLC or any other person at any time of any right or remedy against PESRM or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral, security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of MLC and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding until payment in full thereof (other than Unasserted Contingent Obligations, or any amendment or waiver adopted in accordance with Section 16.10 or any other express provision set forth in a PESRM Transaction Document).

Section 13.04                      Reinstatement.  The obligations of the Guarantors under this Article XIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of PESRM or other Transaction Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Proceedings in bankruptcy or reorganization or otherwise.

Section 13.05                      Subrogation; Subordination.  Each Guarantor hereby agrees that, until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than Unasserted Contingent Obligations) under the PESRM Transaction Documents, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 13.01, whether by subrogation or otherwise, against PESRM or any other Transaction Party of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  Any Indebtedness of any Guarantor permitted pursuant to Section 11.01(c) shall be subordinated to such Guarantor’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 13.06                      Remedies.  Subject to the terms of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, the Guarantors jointly and severally agree that, as between the Guarantors and MLC, the obligations of PESRM under this Agreement and the other PESRM Transaction Documents may be declared to be forthwith due and payable as provided in Section 14.04 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 14.04) for purposes of Section 13.01,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against PESRM and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by PESRM) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.

Section 13.07                      Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Article XIII constitutes an instrument for the payment of money, and consents and agrees that MLC, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 13.08                      Continuing Guarantee.  The guarantee in this Article XIII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 13.09                      General Limitation on Guarantee Obligations.  In any Proceeding involving any state corporate, limited partnership or limited liability company law, or any Applicable Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any other Transaction Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 13.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such Proceeding.

Section 13.10                      Release of Transaction Parties.  If, in compliance with the terms and provisions of the PESRM Transaction Documents, all of the Equity Interests of any Guarantor are sold, conveyed, assigned, disposed of, distributed or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons, none of which is PESRM, a Guarantor or an Affiliate thereof, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Article VII) and its obligations to pledge and grant any Collateral owned by it pursuant to any Supply and Offtake Security Document shall be automatically released, and, so long as PESRM shall have provided MLC such reasonable certifications or reasonable documents as MLC shall reasonably request, MLC shall take such actions as are necessary or reasonably requested by PESRM to effect each release described in this Section 13.10 in accordance with the relevant provisions of the Supply and Offtake Security Documents.

Section 13.11                      Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 13.05.  The provisions of this Section 13.11 shall in no respect limit the obligations and liabilities of any Guarantor to MLC, and each Guarantor shall remain liable to MLC for the full amount of the Guaranteed Obligations.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 13.12                      Default; Remedies; Bankruptcy; Etc.

(a)                                 The Guaranteed Obligations of each Guarantor hereunder are independent of and separate from the Obligations of such Guarantor.  If any Obligation of PESRM is not paid when due, or upon any Event of Default hereunder or upon any default by PESRM as provided in any other PESRM Transaction Document, MLC may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations of PESRM then due, without first proceeding against PESRM or any other guarantor (including the Guarantors) of its Guaranteed Obligations, or against any Collateral under the PESRM Transaction Documents or joining PESRM or any other guarantor (including the Guarantors) in any Proceeding against any Guarantor.  At any time after maturity of the Guaranteed Obligations of a Guarantor, MLC may (unless such Guaranteed Obligations have been paid in full (other than Unasserted Contingent Obligations)), without notice to such Guarantor and regardless of the acceptance of any Collateral for the payment thereof, appropriate and apply toward the payment of such Guaranteed Obligations (a) any indebtedness due or to become due from MLC to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of MLC or any of its Affiliates.

So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of MLC, commence or join with any other Person in commencing any bankruptcy, reorganization, or insolvency case or proceeding of or against PESRM or any other Guarantor.  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of PESRM or any other Guarantor or by any defense which PESRM or any other Guarantor may have by reason of the order, decree or decision of any court or applicable body resulting from any such Proceeding (except as described in Section 13.09).  Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any Proceeding referred to in the immediately preceding sentence (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and MLC that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve PESRM of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay MLC, or allow the claim of MLC in respect of, any such interest accruing after the date on which such case or proceeding is commenced.  In the event that all or any portion of any Guaranteed Obligations are paid by PESRM, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment or payments are rescinded or recovered directly or indirectly from MLC as a preference, fraudulent transfer or otherwise, and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

ARTICLE XIV.

EVENTS OF DEFAULT; REMEDIES

Section 14.01                      PESRM Events of Default.  The occurrence of any of the following events shall constitute a “PESRM Event of Default” under this Agreement:

(a)                                 any Transaction Party fails to make, when due, any payment under (i) this Agreement required to be made by it if such failure is not remedied on or before the second (2nd) Business Day after notice of such failure is given to PESRM; provided, that no PESRM Prepayment Amount Failure shall constitute a PESRM Event of Default, or (ii) any other Core PESRM Transaction Document required to be made by it if such failure to pay shall continue un-remedied beyond any applicable cure period or grace period;

(b)                                 (i) an Event of Default or Termination Event (each as defined in the PESRM-MLC ISDA Master Agreement) (other than the non-payment Event of Default under clause (a)(ii) above) shall have occurred in respect of any Transaction Party under the PESRM-MLC ISDA Master Agreement, and such event shall continue un-remedied beyond any applicable cure period or grace period; or (ii) an Event of Default or Termination Event (each as defined in the Financial Products ISDA Master Agreement) shall have occurred in respect of any Transaction Party under the Financial Products ISDA Master Agreement, and such event shall continue un-remedied beyond any applicable cure period or grace period;

(c)                                  an Event of Default (as defined in the Senior Secured Credit Facility) shall have occurred in respect of PESRM or any of its Affiliates under the Senior Secured Credit Facility, and such event shall continue un-remedied beyond any applicable cure period or grace period;

(d)                                 any representation or warranty made or deemed made by a Transaction Party in or in connection with this Agreement or any other Applicable PESRM Transaction Document, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by a Transaction Party in connection with or pursuant to this Agreement or any other PESRM Transaction Document, shall prove to have been false or misleading in any material respect (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall not have been false or misleading in all respects as so qualified) when so made, deemed made or furnished, unless, if such misstatement (and any effect thereof) is capable of being cured, such Transaction Party cures such misstatement (and any effect thereof) within 5 Business Days of receipt of notice thereof or a Responsible Officer of PESRM becoming aware thereof. Notwithstanding the foregoing, no misstatement which, subsequent to the date of such misstatement, ceases to be a

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

misstatement (through cure or otherwise) shall give rise to a Default or Event of Default pursuant to this Section 14.01(d);

(e)                                  default shall be made in the due observance or performance by any Transaction Party of any covenant, condition or agreement contained in (i) Section 2 of the PESRM-MLC Consulting Agreement with respect to the Services (as defined in the PESRM-MLC Consulting Agreement) listed on Part VIII of Exhibit A thereto and such default shall continue unremedied for a period of two (2) Business Days after notice of such default is given to PESRM, (ii) Sections 3.05(a) or Section 4.04(a) and such default shall continue unremedied for a period of two (2) Business Days after notice of such default is given to PESRM, (iii) Sections 10.02(a), 10.03, 10.04, or Article XI, (iv) Sections 10.02(b), (c), (d) and (e) and such default shall continue unremedied for a period of five (5) Business Days, or (iv) Section 10.01 and such default shall continue unremedied for a period of twenty (20) consecutive calendar days after notice of such default is given to PESRM;

(f)                                   any Transaction Party or PESIC (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, (viii) causes or is subject to any event with respect to it, which under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in subclauses (i) to (vii) (inclusive), or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(g)                                  default shall be made in the due observance or performance by any Transaction Party of any covenant, condition, agreement or other Obligation contained in this Agreement (other than those which would constitute a separate PESRM Event of Default under this Section 14.01 or as otherwise provided in Section 14.04(j)) or under any other PESRM Transaction Document and such default shall continue unremedied or shall not be waived for a period of thirty (30) calendar days after written notice thereof from MLC to PESRM;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h)                                 any Transaction Party (i) defaults under any transaction or agreement with MLC, MLC Guarantor or any of their Affiliates (other than this Agreement or the Senior Secured Credit Facility) (each, a “MLC Transaction”), and after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of obligations under, or an early termination of, that MLC Transaction, (ii) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, any MLC Transaction, or (iii) disaffirms, disclaims, repudiates or rejects, in whole or in part, any MLC Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(i)                                     a “default,” “event of default,” “termination event,” “early termination event” or other similar event shall be incurred by any Transaction Party in respect of any Specified Transaction Obligation, in an amount in excess of $[**], which event shall extend beyond any applicable cure periods or grace periods, provided, that in respect of Specified Transaction Obligations of such Transaction Party owed to the applicable counterparty at such time, the amount for purposes of this Section 14.01(i) shall be the amount payable by such Transaction Party to such counterparty as if all Specified Transactions relating to such Specified Transaction Obligations were terminated at such time and provided further, that such event in each case described in this clause (i) is unremedied and is not waived by the holders of such Specified Transaction Obligation;

(j)                                    any Transaction Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than any Obligation and any Specified Transaction Obligation), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that it shall not constitute a PESRM Event of Default pursuant to this clause (j) unless the aggregate amount of all such Indebtedness referred to in subclauses (i) and (ii) in respect of which a Default has occurred then exceeds $[**] at any one time; provided, further, that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is expressly permitted hereunder;

(k)                                 one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $[**] shall be rendered against any Transaction Party or any combination thereof and the same shall remain undischarged, unvacated, uninsured or unbonded for a period of thirty (30) consecutive days

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Transaction Party to enforce any such judgment;

(l)                                     (i) this Agreement, the Supply and Offtake Security Agreement or the Intercreditor Agreement or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, (ii) any other Core PESRM Transaction Document shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, the effect of which is or could be reasonably expected to result in a Material Adverse Effect, or (iii) a Proceeding shall be commenced by any Transaction Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Transaction Party shall repudiate or deny (in writing) any material portion of the Collateral, or any portion of its liability, Guarantee, or Obligations;

(m)                             one or more ERISA Events or similar events with respect to Foreign Plans shall have occurred that, in the opinion of MLC, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of any Lien on any properties of a Transaction Party;

(n)                                 there shall have occurred a Change in Control with respect to PESRM;

(o)                                 (i) any component of the Refinery, the PESRM Infrastructure or any component of the PESRM Infrastructure is sold or a contract is entered into to sell such component of the Refinery, the PESRM Infrastructure or such component of the PESRM Infrastructure (in each case, other than to an Affiliate Transferee in accordance with the provisions hereof) the effect of which is or could be reasonably expected to result in a Material Adverse Effect; or (ii) the Refinery is sold or a contract is entered into to sell the Refinery; or

(p)                                 any security interest and Lien purported to be created by any Supply and Offtake Security Document after delivery thereof shall cease to be in full force and effect with respect to a material portion of the Collateral (other than in accordance with its terms), or shall cease to give MLC the Liens, rights, powers and privileges purported to be created and granted under such Supply and Offtake Security Document (including a perfected first priority security interest in and Lien on a material portion of the Collateral thereunder (except as otherwise expressly provided in such Supply and Offtake Security Document)) in favor of MLC, or shall be asserted by PESRM or any other Transaction Party not to be a valid, perfected, and in the case of Collateral, first priority (except as otherwise expressly provided in this Agreement or such Supply and Offtake Security Document) security interest in or Lien on the Collateral covered thereby; except, in each case described in this Section 14.01(p), to the extent that any such loss of force and effect, loss of benefit, Liens, rights, powers and privileges, perfection or priority results from the failure of MLC to file UCC continuation statements;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(q)                                 any security interest or Lien purported to be created pursuant to the PESIC Security Agreement shall cease to be valid, perfected and in full force and effect with respect to any collateral granted therein (other than in accordance with its terms), or shall cease to give MLC the Liens, rights, powers and privileges purported to be created and granted under the PESIC Security Agreement (other than due to a PESIC Failure);

(r)                                    any unexcused failure of the Refinery to operate (in aggregate) at a level equal to at least [**] of its aggregate named capacity for at least [**] consecutive days; provided, that any such failure shall be excused if such failure is due to Force Majeure or a MLC Event;

(s)                                   an event of default or termination event (each as defined in the PESIC-PESRM ISDA Master Agreement) shall have occurred in respect of PESIC or PESRM under the PESIC-PESRM ISDA Master Agreement, other than due to a PESIC Failure, provided that a termination of the MLC-PESIC ISDA Master Agreement by PESIC as a result of a termination of the guaranty provided by the parent of MLC thereunder shall not be a Default or Event of Default for the purposes of this Agreement;

(t)                                    an event of default or termination event (each as defined in the MLC-PESIC ISDA Master Agreement) shall have occurred in respect of PESIC under the MLC-PESIC ISDA Master Agreement other than due to a PESIC Failure;

(u)                                 PESRM’s unexcused failure to receive delivery of Crude Oil at the CO Delivery Point for five (5) consecutive Days in any delivery month for which there is available MLC Crude Oil Purchase to meet the delivery requirements set forth in the then current Oil Flow Report for all such Days; provided, that any such failure shall be excused if such failure is due to Force Majeure;

(v)                                 PESRM fails to make, when due, any payment under any Third Party Contract required to be made by it if such failure is not remedied on or before the fifth (5th) Business Day after such failure occurs, or any other event of default (however described) shall have occurred in respect of PESRM or a Third Party under any Third Party Contract, and such event shall continue un-remedied beyond any applicable cure period or grace period; or

(w)                               any event of default (however described) shall have occurred in respect of Sunoco PMT under any Third Party Contract, and such event shall continue un-remedied beyond any applicable cure period or grace period.

Section 14.02                      MLC Events of Default.  The occurrence of any of the following events shall constitute a “MLC Event of Default” under this Agreement:

(a)                                 MLC fails to make, when due, any payment under this Agreement or any other Core PESRM Transaction Document required to be made by it if such failure is not remedied on or before the second (2nd) Business Day after notice of such failure is given to MLC;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 any representation or warranty made or deemed made by MLC in or in connection with this Agreement or any PESRM Transaction Document, any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by MLC in connection with or pursuant to this Agreement or any PESRM Transaction Document, or any representation or warranty made or deemed made by the MLC Guarantor under the MLC Guaranty, shall prove to have been false or misleading in any material respect (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall not have been false or misleading in all respects) when so made, deemed made or furnished, unless, if such misstatement (and any effect thereof) is capable of being cured, MLC cures such misstatement (and any effect thereof) within 5 Business Days of receipt of notice thereof or an executive officer of MLC with responsibility for the administration of the obligations of MLC in respect of this Agreement becoming aware thereof. Notwithstanding the foregoing, no misstatement which, subsequent to the date of such misstatement, ceases to be a misstatement (through cure or otherwise) shall give rise to a Default or Event of Default pursuant to this Section 14.02(b);

(c)                                  MLC or the MLC Guarantor (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, (viii) causes or is subject to any event with respect to which, under the Applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in subclauses (i) to (vii) (inclusive), or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(d)                                 MLC’s unexcused failure to tender Crude Oil for delivery at the CO Delivery Point for five (5) consecutive Days in any delivery month for which there are CO Supply Contracts for delivery of Crude Oil sufficient to satisfy all the delivery requirements in the then current Oil Flow Report for all such Days; provided, that MLC’s failure to perform is excused to the extent that such failure is due to Force Majeure or an Applicable Condition;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)                                  MLC shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which would constitute a separate MLC Event of Default under this Section 14.02 or as otherwise provided in Section 14.04(i)) or under any other PESRM Transaction Document and such default shall continue unremedied or shall not be waived for a period of 30 calendar days after written notice thereof from PESRM to MLC;

(f)                                   a “default” or “event of default,” or other similar event shall be incurred by MLC or by the MLC Guarantor in respect of any Specified Transaction Obligation with PESRM or any other Transaction Party, in an amount in excess of 3.0% of the stockholders’ equity of MLC Guarantor, which event shall extend beyond any applicable cure periods or grace periods, provided, that in respect of Specified Transaction Obligations of MLC or of the MLC Guarantor, as applicable, owed to the applicable counterparty at such time, the amount for purposes of this Section 14.02(f) shall be the amount payable by MLC or the MLC Guarantor, as applicable, to such counterparty as if all Specified Transactions relating to such Specified Transaction Obligations were terminated at such time and provided further, that such event in each case described in this clause (f) is unremedied and is not waived by the holders of such Specified Transaction Obligation;

(g)                                  MLC or the MLC Guarantor shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness in respect of borrowed money, when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness, and any such failure referred to in subclause (i) or (ii) shall continue un-remedied beyond any applicable cure period or grace period; provided, that it shall not constitute a MLC Event of Default pursuant to this Section 14.02(g) unless the aggregate amount of all such indebtedness referred to in subclauses (i) and (ii) in respect of which a failure has occurred then exceeds 3.0% of the stockholders’ equity of MLC Guarantor at any one time

(h)                                 MLC Guarantor fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the MLC Guaranty if such failure is continuing after any applicable grace period has elapsed;

(i)                                     the MLC Guaranty shall cease to be in full force and effect for the purpose of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations to which such MLC Guaranty relates without the written consent of PESRM;

(j)                                    the MLC Guaranty or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by MLC or the MLC Guarantor seeking to establish the invalidity or unenforceability thereof (exclusive of questions of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

interpretation of any provision thereof), or MLC or the MLC Guarantor shall repudiate or deny (in writing) any material portion of the MLC Guaranty; or

(k)                                 an Event of Default or Termination Event (each as defined in the Financial Products ISDA Master Agreement) shall have occurred in respect of MLC under the Financial Products ISDA Master Agreement, and such event shall continue un-remedied beyond any applicable cure period or grace period.

Section 14.03                      Termination Events.

(a)                                 The occurrence of any of the following events with respect to a Party shall constitute a “Termination Event” under this Agreement:

(i)                                     Illegality.  Due to any event or circumstance (other than an action taken by a Party), occurring after a PESRM Transaction, a CO Supply Contract, a PESRM-MLC Secured Prepay Transaction, a PESIC-PESRM Secured Prepay Transaction, a MLC-PESIC Secured Prepay Transaction, a RP Sales Contract or a Cover Transaction is entered into, it becomes unlawful under Applicable Law (other than as a result of a breach by the party of its representation under Section 10.03) for a Party (which will be the Affected Party) (x) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of any such PESRM Transaction, CO Supply Contract, Secured Prepay Transaction, RP Sales Contract or Cover Transaction or to comply with any other material provision of this Agreement relating to any such PESRM Transaction or other such transaction or contract, or (y) to perform, or for any of its Affiliates to perform, any contingent or other obligation which the Affected Party or its Affiliate has under any PESRM Transaction Document, PESRM Transaction, CO Supply Contract, PESRM-MLC Secured Prepay Transaction, PESIC-PESRM Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction, RP Sales Contract or Cover Transaction (each, an “Illegality”).

(ii)                                  Credit Event Upon Merger. MLC, the MLC Guarantor or any Transaction Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and the resulting, surviving or transferee entity assumes all of the obligations of such Party under this Agreement and any other PESRM Transaction Document to which it is a party, but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of such Party immediately prior to the consolidation, amalgamation, merger or transfer of assets (a “Credit Event Upon Merger”); provided, that with regard to MLC and the MLC Guarantor, “materially weaker” means (x) the senior unsecured and unsubordinated long-term debt rating of MLC Guarantor (if any) is lower than [**] by Moody’s or [**] by S&P, (y) in the event that there is no senior unsecured and unsubordinated long-term debt rating by either Moody’s or S&P applicable to MLC Guarantor, but MLC Guarantor

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

has a senior unsecured and unsubordinated long-term debt rating from another internationally recognized credit rating agency, such senior unsecured and unsubordinated long-term debt rating is lower than a rating equivalent to lower than [**] by Moody’s or [**] by S&P, or (z) no such ratings exist applicable to MLC Guarantor. If a Credit Event Upon Merger occurs with respect to MLC or the MLC Guarantor, MLC shall be the Affected Party. If a Credit Event Upon Merger occurs with respect to any Transaction Party, PESRM shall be the Affected Party.

(iii)                               ISDA Termination Event.  An “Early Termination Date” (as defined in the MLC-PESIC ISDA Master Agreement or the PESIC-PESRM ISDA Master Agreement) has been designated under either the MLC-PESIC ISDA Master Agreement or the PESIC-PESRM ISDA Master Agreement (other than as a direct result of the occurrence of a Termination Event under this Agreement) (an “ISDA Termination Event”). If an ISDA Termination Event occurs, PESRM shall be the Affected Party.

(b)                                 If at any time a Termination Event has occurred and is continuing with respect to a Party, then the Party that is not the Affected Party (or, in the case of Illegality or if both Parties are Affected Parties, either Party) shall have the right (but not the obligation) by written notice to the other Party:

(i)                                     to terminate this Agreement in the manner provided for in Section 6.02 as if the Term Expiration Date had occurred and the effective date of such notice shall be deemed to be the Term Expiration Date for purposes of Section 6.02; provided, that the remedy set forth in this subclause (i) shall not be available to the extent that its implementation could reasonably be expected to result in an Illegality; or

(ii)                                  to designate a Day not earlier than the Day such notice is effective as an Early Termination Date on which to terminate, liquidate and accelerate the Affected Transactions, and the Party that is not the Affected Party shall calculate a Termination Payment (including the application of any rights of set-off) with respect to such Affected Transactions in accordance with Section 14.04 as if an Event of Default had occurred and such Party was not the Defaulting Party.  If there are two Affected Parties, each Party will determine a Termination Payment, and the amount payable will be the arithmetic mean of the two.

If any Termination Event occurs, the Affected Party will, promptly upon becoming aware of it, notify the other Party, specifying the nature of the Termination Event and will also give such other information about that Termination Event as the other party may reasonably require.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 14.04                      Remedies.

(a)                                 (i)                                     Notwithstanding any other term or provision of this Agreement, any other PESRM Transaction Document or the MLC-PESIC ISDA Master Agreement or the PESIC-PESRM ISDA Master Agreement, if at any time an Event of Default has occurred and is continuing with respect to a Party (the “Defaulting Party”), the other Party (the “Performing Party”) shall have the right, in its sole discretion, and in addition to any other remedies available hereunder, under any other PESRM Transaction Document, Applicable Laws, or otherwise, to (x) immediately withhold and/or suspend any or all performance under this Agreement and any other PESRM Transaction Documents, including deliveries or payments to, and/or receipts from, the Defaulting Party upon notice to the Defaulting Party (except with respect to the occurrence of any Event of Default under Section 14.01(f) or Section 14.02(c), in which case no notice shall be required), and/or (y) designate a date (not earlier than the date of such notice) (an “Early Termination Date”) on which to terminate, liquidate and accelerate this Agreement and any or all PESRM Transactions and calculate an aggregate Termination Payment in the manner set forth in this Section 14.04.  If and to the extent that, in the reasonable opinion of the Performing Party, any PESRM Transaction is commercially impracticable to liquidate and terminate or may not be liquidated, terminated or accelerated under Applicable Laws on the Early Termination Date, such PESRM Transaction shall be terminated as soon thereafter as is reasonably practicable and permitted under Applicable Law, in which case the actual termination date for such PESRM Transaction will be the Early Termination Date in respect thereof for purposes hereof.

(ii)                                  In any case where MLC is the Performing Party, (x) PESRM acknowledges and agrees that MLC has the right to remove its Hydrocarbons from the Basic Infrastructure under (1) this Agreement and (2) the Third Party Consent Agreements, as applicable, in accordance with their respective terms, and (y) PESRM covenants and agrees that, at its sole cost and expense, it will use best efforts to (1) provide MLC and its representatives, upon request, with full access to the Refinery and the other Basic Infrastructure, (2) maintain within or otherwise protect and preserve any of MLC’s Hydrocarbons contained at the Refinery and the other Basic Infrastructure, and (3) perform such storage, terminaling, throughput and transportation operations and services as MLC may request (including loading, unloading, blending, delivery, receipt, throughput, storage, metering, pumpover, provision of all needed pipeline connections, and other necessary services) to remove the MLC Separate Assets and Collateral from the relevant Basic Infrastructure in accordance with MLC’s instructions.

(iii)                               In any case where PESRM is the Performing Party and exercises its right to terminate this Agreement and any or all of the PESRM Transactions,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PESRM shall, in its sole discretion, have the right to demand that MLC sell to PESRM any or all of MLC’s then current in-transit and in-storage Crude Oil, and/or Refined Product inventories at prices determined by reference to the payment and invoicing provisions of this Agreement for CO Transactions and RP Transactions set forth in Schedule 5(a) and Schedule 5(b), as applicable, as if all such Crude Oil, Refined Product had been delivered on the Day of MLC’s receipt of such demand.  For the avoidance of doubt, such prices shall include all amounts that would otherwise have been payable with respect to such inventories pursuant to Article V.

(b)                                 On or as soon as reasonably practicable following each Early Termination Date, the Performing Party shall (i) determine the final amount payable between the Parties under this Agreement and any other PESRM Transaction Documents as provided in this Section 14.04 (the “Termination Payment”), and (ii) provide to the other Party a statement showing, in reasonable detail, the calculations (including all relevant quotations) underlying such Termination Payment.

(c)                                  In each case covered by Section 14.04(a), the Performing Party shall calculate the Termination Payment by:

(i)                                     calculating its Loss;

(ii)                                  determining any other Unpaid Amounts payable by one Party to the other Party under this Agreement or any other document governing or evidencing a terminated PESRM Transaction, a CO Supply Contract, a Secured Prepay Transaction, a RP Sales Contract or a Cover Transaction (without duplication) (including amounts due in respect of Hydrocarbons delivered hereunder);

(iii)                               where applicable, discounting each of the foregoing payments and amounts to present value as of the Early Termination Date to take account of the period between the Early Termination Date and the date on which such amount would have otherwise been due pursuant to the relevant PESRM Transaction, CO Supply Contract, Secured Prepay Transaction, RP Sales Contract or Cover Transaction (such discounting to be determined by the Performing Party in a commercially reasonable manner and at an interest rate at LIBOR for the applicable period);

(iv)                              where applicable, add interest at the Default Interest Rate to any amounts (including any amounts to be set-off under Section 14.04(f)) which were originally due by the Defaulting Party prior to the Early Termination Date (or, if applicable, the date of such set-off); provided, that to the extent that the agreement giving rise to such amount provides for interest with respect to late payments, the Performing Party shall apply the interest rate specified in such agreement; and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v)                                 netting or aggregating all of the foregoing amounts into a single liquidated amount payable by one Party to the other Party.

(d)                                 Without limiting any other term or provision of this Agreement (but without duplication), the Defaulting Party shall, in addition to the amounts set forth above, indemnify and hold harmless the Performing Party for any damages, losses, fees, costs and expenses which the Performing Party may pay or incur from, as a result of or in connection with the enforcement of and protection of any of its rights and remedies under this Agreement, any PESRM Transaction, any CO Supply Contract, any PESRM-MLC Secured Prepay Transaction, any RP Sales Contract, any Cover Transaction or any other PESRM Transaction Document as a result of the early termination of this Agreement or any such contract, transaction or document (including reasonable attorneys’ fees and disbursements). Notwithstanding the occurrence of an Early Termination Date or the payment of any Termination Payment, MLC shall have the right to issue invoices under this Agreement with respect to any true-ups or corrections required by this Agreement that would have resulted in an adjustment to any Termination Payment.

(e)                                  If the Defaulting Party owes the Termination Payment to the Performing Party, then, within one (1) Business Day of the date upon which the Performing Party’s notice of the Termination Payment is effective, the Defaulting Party shall pay the Termination Payment to the Performing Party.  If the Performing Party owes the Termination Payment to the Defaulting Party, then, within two (2) Business Days following the final exercise of the Performing Party’s set-off rights under Section 14.04(f), the Performing Party shall pay the Termination Payment to the Defaulting Party.  If the Termination Payment is not paid by the date such payment is due in accordance with the terms of this Section 14.04(e), such Termination Payment shall accrue interest at a rate per annum equal to (i) the Default Interest Rate, if such payment is owed by the Performing Party, or (ii) the Default Interest Rate plus 2.0%, if such payment is owed by the Defaulting Party.

(f)                                   At any time or from time to time after the occurrence of an Event of Default or Termination Event, the Performing Party (without prior notice to the Defaulting Party) may, at the Performing Party’s election, set off any or all amounts which the Defaulting Party owes to the Performing Party or any Affiliate of the Performing Party against any or all amounts which the Performing Party or any Affiliate of the Performing Party owes to the Defaulting Party (in each case, whether under this Agreement, any other agreement or otherwise, and whether or not then due, and irrespective of the currency, place of payment or booking office of the obligation); provided, that any amount not then due which is included in such setoff shall be discounted to present value as at the time of setoff (to take account of the period between the time of setoff and the date on which such amount would have otherwise been due) at the applicable rate for that period determined by the Performing Party in any commercially reasonable manner.  The Performing Party shall give notice to the other Party of any set-off effected under this Section 14.04(f).  For this purpose, any amount (or the relevant portion of such amounts) may be converted by the Performing Party into the currency in

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

which the other is denominated at the rate of exchange at which such Party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  If an obligation is unascertained, the Performing Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 14.04(f) shall be effective to create a charge or other security interest.

(g)                                  In the case of any bankruptcy, insolvency, receivership or similar Proceeding with respect to a Transaction Party, and to the extent permitted by Applicable Law, each Party hereto intends that (i) the other Party’s right to liquidate, collect, net and set off under this Agreement and liquidate and terminate this Agreement shall not be stayed, avoided, or otherwise limited by the Bankruptcy Code, including Sections 362(a), 547, 548 or 553 thereof, (ii) the other Party shall be entitled to the rights, remedies and protections afforded by and under, among other Sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d), 553, 556, 560, 561 and 562 of the Bankruptcy Code, and (iii) any cash, securities or other property provided as performance assurance, credit, support or collateral with respect to the PESRM Transactions shall constitute “margin payments” as defined in Section 101(48) of the Bankruptcy Code and all payments for, under or in connection with the PESRM Transactions shall constitute “settlement payments” as defined in Section 101(51A) of the Bankruptcy Code.

(h)                                 The Performing Party’s rights and remedies under this Section 14.04 shall be in addition to, and not in limitation or exclusion of, any other rights of setoff, recoupment, combination of accounts, Lien or other right which it may have, whether by agreement, operation of law or otherwise, including any and all rights available to MLC under the Supply and Offtake Security Agreement.  No delay or failure on the part of a Performing Party to exercise any right or remedy shall constitute an abandonment of such right or remedy, and the Performing Party shall be entitled to exercise such right or remedy at any time after an Event of Default has occurred, so long as such Event of Default is continuing.

(i)                                     Except as otherwise provided in Section 14.02(d), any unexcused failure by MLC to deliver or receive any Hydrocarbons pursuant to any PESRM Transaction, CO Supply Contract, PESRM-MLC Secured Prepay Transaction, RP Sales Contract or Cover Transaction shall not constitute an Event of Default, and cover damages under Section 6.03 shall be the sole remedy for such failure.  Notwithstanding the foregoing, failure by MLC to pay cover damages under Section 6.03 when due shall constitute a payment default under Section 14.02(a).

(j)                                    Except as otherwise provided in Section 14.01(s), any unexcused failure by PESRM to receive any delivery of Crude Oil, or to deliver Refined Products  shall not constitute an Event of Default, and the other payment, reimbursement and indemnity provisions of this Agreement (including the indemnity in Section 7.01(b)(i)) shall be the sole remedies for any such failures; provided, that this provision shall not relieve PESRM of its obligations to sell and deliver all of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Refined Products produced by the Refinery during the Term to MLC.  Notwithstanding the foregoing, failure by PESRM to pay reimbursement or indemnity amounts owed by it when due shall constitute a payment default under Section 14.01(a).

ARTICLE XV.

FORCE MAJEURE

Section 15.01                      Force Majeure.

(a)                                 A Party shall be excused from the performance of its obligations under this Agreement, any PESRM Transaction and any PESIC-PESRM Secured Prepay Transaction to the extent its performance of such obligations is prevented, in whole or in part, due to the occurrence of any event or circumstance, whether foreseeable or unforeseeable, that is reasonably beyond the control of such Party and which, by the exercise of due diligence, such Party could not have been able to remedy, avoid or overcome (any such event, a “Force Majeure” event), including any of the following events:

(i)                                     Compliance with Applicable Law;

(ii)                                  Hostilities of war (declared or undeclared), embargoes, blockades, civil unrest, riots, disorders, terrorism or sabotage;

(iii)                               Fires, explosions, lightning, maritime peril, collisions, storms, landslides, earthquakes, floods and other acts of nature;

(iv)                              Strikes, lockouts or other labor difficulties (whether or not involving employees of either Party); provided, that settlement of strikes and other labor difficulties shall be wholly within the discretion of the Party having difficulty;

(v)                                 Disruption or breakdown of production or transportation facilities, equipment, labor or materials, including the closing of harbors, railroads or pipelines; or

(vi)                              a failure of performance of any third party under any CO Supply Contract, PESRM-MLC Secured Prepay Transaction, PESIC-PESRM Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction, RP Sales Contract, Cover Transaction or any contract or arrangement with a supplier of transportation, storage, or other services relating to any Hydrocarbons to the extent that such failure was caused by (x) an event that would otherwise satisfy the definition of a Force Majeure event as set forth in this Section 15.01, or (y) an event that satisfies the definition of force majeure pursuant to the terms of any such CO Supply Contract, PESRM-MLC Secured Prepay Transaction, PESIC-PESRM Secured Prepay Transaction, MLC-PESIC Secured Prepay Transaction, RP Sales

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contract, Cover Transaction or such contract or arrangement with such supplier of transportation, storage or other services relating to any Hydrocarbons.

(b)                                 For purposes of this Agreement, the term “Force Majeure” expressly excludes: (i) a failure of performance of any Person other than the Parties, except to the extent that such failure was caused by an event that would otherwise satisfy the definition of a Force Majeure event as set forth in this Article XV, (ii) the loss of either Party’s market or any market conditions for any Crude Oil or Refined Product, as applicable, that are unfavorable to either Party, and (iii) any failure by a Party to apply for, obtain or maintain any permit, license, approval or right of way necessary under Applicable Law for the performance of any obligation hereunder.

(c)                                  In the event that a Party believes a Force Majeure event has occurred that will require it to invoke the provisions in this Article XV, such Party shall use commercially reasonable efforts to give verbal notice to the other Party followed by written notice within two (2) Business Days following the occurrence of such event, of the underlying circumstances of the particular causes of Force Majeure, the expected duration thereof and the volume of the Hydrocarbons affected (in each case to the extent known). The Party claiming Force Majeure shall also use commercially reasonable efforts to give the other Party notice of cessation of the Force Majeure event and the date when performance is expected to resume.

Section 15.02                      Force Majeure with Respect to Certain Facilities.  Without limiting Section 15.01, if a Force Majeure event occurs and is continuing in respect of the Refinery or any other Basic Infrastructure, MLC shall be relieved of its obligations to sell and deliver Crude Oil or purchase and receive Refined Products in each case to the extent MLC determines, in its reasonable judgment, that such Force Majeure event interfered with its ability to perform its obligations in respect of such Crude Oil or Refined Products .

Section 15.03                      PESRM Force Majeure Indemnity.  PESRM shall be responsible for, and shall indemnify MLC against, any and all losses, costs and damages that MLC incurs, directly or indirectly, in connection with the occurrence of a Force Majeure event that prevents either party from performing its obligations including hedging losses incurred by MLC arising from delivery reductions under any PESRM Transactions, CO Supply Contracts, PESRM-MLC Secured Prepay Transactions, PESIC-PESRM Secured Prepay Transactions, MLC-PESIC Secured Prepay Transactions, RP Sales Contracts, or Cover Transactions due to such Force Majeure event.

Section 15.04                      Force Majeure Termination.  If a Force Majeure event occurs that is unique to MLC or that is unique to PESRM (including a hurricane or other natural disaster destroying some or all of the Refinery or the other PESRM Infrastructure) and such Force Majeure event prevents the Refinery from operating at a level equal to at least [**]% of its aggregate named capacity for at least [**] consecutive days, then either Party shall have the right to terminate this Agreement on thirty (30) days prior written notice, and any such termination shall be conducted by, and all damages shall be determined by, MLC in accordance with Section 14.04 as if an

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Event of Default had occurred with respect to PESRM (if the Force Majeure event occurred with respect to PESRM) or MLC (if the Force Majeure event occurred with respect to MLC).

Section 15.05                      Payments Not Excused.  Notwithstanding the provisions of Section 15.01, nothing contained in this Agreement shall relieve a Party of its obligation to make payments when due with respect to performance prior to the occurrence of a Force Majeure event, including PESRM’s obligation to pay in full the purchase price or any other amounts due.

Section 15.06                      No Extension.  No curtailment or suspension of deliveries or acceptance of deliveries pursuant to this Article XV shall operate to extend the Term of this Agreement or the term of any PESRM Transaction.

ARTICLE XVI.

MISCELLANEOUS

Section 16.01                      Governing Law and Submission to Jurisdiction.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to conflict of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)                                 WITH RESPECT TO ANY PROCEEDING RELATING TO THIS AGREEMENT (AN “ACTION”), SUCH PROCEEDING SHALL BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR, TO THE EXTENT FEDERAL JURISDICTION IS NOT PERMITTED, COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.  EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL PRECLUDE EITHER PARTY FROM BRINGING AN ACTION IN ANY OTHER JURISDICTION IN ORDER TO ENFORCE ANY JUDGMENT OBTAINED IN ANY ACTION REFERRED TO IN THE PRECEDING SENTENCE, NOR WILL THE BRINGING OF ANY ENFORCEMENT ACTIONS IN ANY ONE OR MORE JURISDICTIONS

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PRECLUDE THE BRINGING OF ENFORCEMENT ACTIONS IN ANY OTHER JURISDICTION.

(c)                                  Notwithstanding anything to the contrary set forth herein, any action brought by MLC to obtain possession, custody or control of any assets constituting Collateral or to exercise any rights in respect of any lien affecting such assets may be commenced in a court of competent jurisdiction in the State in which such asset is located.

Section 16.02                      Waivers.

(a)                                 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b)                                 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL ASSERT, AND EACH PARTY HEREBY WAIVES, ANY CLAIM AGAINST THE OTHER PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; PROVIDED, THAT NOTHING IN THIS SECTION 16.02(b) OR IN ANY OTHER PROVISION OF THIS AGREEMENT SHALL BE CONSTRUED TO WAIVE OR ALTER EITHER PARTY’S RIGHT TO RECOVER ANY AMOUNT EXPRESSLY PROVIDED FOR IN SECTION 6.02, ARTICLE VII OR ARTICLE XIV, INCLUDING TO THE EXTENT SUCH SECTIONS OR ARTICLES APPLY PURSUANT TO SECTION 14.04 AND SECTION 15.04.

(c)                                  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, WITH RESPECT TO ITSELF AND ITS REVENUES AND ASSETS, HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ALL IMMUNITY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ON THE GROUNDS OF SOVEREIGNTY OR OTHER SIMILAR GROUNDS FROM SUIT, JURISDICTION OF ANY COURT, RELIEF BY WAY OF INJUNCTION, ORDER FOR SPECIFIC PERFORMANCE OR FOR RECOVERY OF PROPERTY, ATTACHMENT OF ITS ASSETS WHETHER BEFORE OR AFTER JUDGMENT AND EXECUTION OR ENFORCEMENT OF ANY JUDGMENT TO WHICH IT OR ITS REVENUES OR ASSETS MIGHT OTHERWISE BE ENTITLED IN ANY ACTIONS IN THE COURTS OF ANY JURISDICTION AND IRREVOCABLY AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT IT WILL NOT CLAIM ANY SUCH IMMUNITY IN ANY ACTIONS.

Section 16.03                      Further Assurances.  Each Party shall take all such further actions reasonably requested by the other Party and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party to carry out the purposes of the transactions contemplated hereby.

Section 16.04                      Regulatory Filings.  Each Party shall make all regulatory filings (if any) that are necessary in order to effectuate the transactions contemplated by this Agreement.

Section 16.05                      No Waiver.  No waiver by either Party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a similar or dissimilar character.

Section 16.06                      Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable and such holding does not constitute or result in an Illegality under Section 14.03(a)(i) (in which case this Section 16.06 shall not apply), (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that this Section 16.06 shall not be applicable with respect to any provision of Article XIV that is held to be illegal, invalid or unenforceable.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.07                      Successors and Assigns.  This Agreement shall be binding on the parties hereto and any of their respective successors and permitted assigns. Neither Party shall assign this Agreement or its rights hereunder without first having obtained the written consent of the other Party; provided, that MLC may, without recourse and without the consent of PESRM, assign this Agreement and/or any of its rights or obligations hereunder to an Affiliate of MLC so long as:

(a)                                 MLC Guarantor (or another entity with a credit rating at least equal to that of MLC Guarantor) must guarantee such transferred obligations of the transferee pursuant to a guaranty in substantially the form of the guaranty of MLC Guarantor specified in this Agreement, or such transferee must have a credit rating at least equal to that of MLC Guarantor;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 PESRM will not, as a result of such transfer, be required to pay to the transferee an amount in respect of any Indemnifiable Tax (including any withholding tax) greater than the amount which PESRM would have been required to pay to MLC in the absence of such transfer;

(c)                                  it does not become unlawful for either Party to perform any obligation under this Agreement as a result of such transfer; and

(d)                                 an Event of Default does not occur as a result of such transfer.

Any Party’s transfer or assignment in violation of this Section 16.07 shall be void as to the other Party.

Section 16.08                      Confidentiality.  The contents of this Agreement and all other documents relating to this Agreement, and any information made available by one Party to the other Party with respect to this Agreement is confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by either Party, except as mutually agreed), except for such information (a) as may become generally available to the public other than due to breach of this provision, (b) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any Applicable Law or accounting disclosure rule or standard, (c) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing Party in making such disclosure, (d) as is disclosed to regulators or examiners, (e) as may be furnished to the disclosing Party’s Affiliates, and to each of such Person’s auditors, attorneys, advisors, lenders or potential lenders, investors or potential investors, or buyers or potential buyers which are required to keep the information that is disclosed in confidence or (f) as required to be filed or disclosed in connection with an IPO after good faith efforts are made by the Company to obtain confidential treatment of sensitive terms of this Agreement (or parts thereof, as are consistent with confidentially requests customarily granted by the Securities and Exchange Commission) and any other documents relating to this Agreement, as applicable; provided that, PESRM shall inform MLC of any confidential or proprietary information of MLC that will be disclosed as a result of such IPO prior to its disclosure or filing and shall cooperate with MLC to request redactions to this Agreement and any other documents relating hereto.  With respect to information provided with respect to a PESRM Transaction, this obligation shall survive for a period of one (1) year following the expiration or termination of such PESRM Transaction.  With respect to information made available pursuant to this Agreement, this obligation shall survive for a period of one (1) year following the delivery of such information.  With respect to the contents of this Agreement, this obligation shall survive for a period of one (1) year following the expiration or termination of this Agreement.

Section 16.09                      Notices.  All notices, requests, statements or payments required to be made under this Agreement shall be made as specified below.  Except as expressly set forth in this Agreement, all notices are required to be in writing and shall be delivered by letter, facsimile, email, other electronic communication or other documentary form; provided that, any notices delivered pursuant to Article XIV may not be delivered by email or other electronic communication.  Notice by facsimile or hand delivery shall be deemed to have been received on

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Business Day on which it was transmitted or delivered (unless transmitted or delivered after 5:00 p.m. Eastern Time in which case it shall be deemed received on the next Business Day).  A Party may change its addresses by providing notice of same in accordance herewith.  Notices shall be sent as follows:

If to MLC, addressed to:

Merrill Lynch Commodities, Inc.
20 E. Greenway Plaza, Suite 700

Houston, Texas 77046

Attention:  Chief Operating Officer

Email: [**]

with a copy to (which shall not constitute notice):

Merrill Lynch Commodities, Inc.

20 E. Greenway Plaza, Suite 900

Houston, Texas 77046

Facsimile: [**]

Attention:  Legal Department

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Tatiana Monastyrskaya

Phone: [**]

Email: [**]

If to any Transaction Party, to PESRM at:

Philadelphia Energy Solutions Refining and Marketing LLC

1735 Market Street

Philadelphia PA 19103

Attention:   James T. Rens

John B. McShane

Treasury Department

Fax:                       [**]

Email:                                                            [**]

[**]

[**]

[**]

With a copy to:

Latham & Watkins LLP

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

885 Third Avenue

New York, New York 10022

Attention: James Gorton

Phone: [**]

Fax: [**]

Email: [**]

Section 16.10                      Amendments, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.11                      Nature of the Transaction and Relationship of Parties.

(a)                                 No Partnership.  This Agreement and the PESRM Transaction Documents, including any arrangement to share profits, shall not be construed as creating a partnership, association or joint venture between MLC and any Transaction Party.  Neither MLC nor any Transaction Party shall have a relationship of principal and agent or employer and employee between them and neither MLC nor any Transaction Party shall have the authority to bind MLC or such Transaction Party, as applicable.

(b)                                 [Reserved]

(c)                                  No Authority.  Neither Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third Person on behalf of the other Party, to assume, create, or incur any liability of any kind, express or implied, against or in the name of the other Party, or to otherwise act as the representative of the other Party, unless expressly authorized in writing by the other Party.

Section 16.12                      Interest.

(a)                                 All payments under any PESRM Transaction not paid by the date such payment is due in accordance with the terms of this Agreement and the PESRM Transaction Documents shall accrue interest at a rate per annum (the “Default Interest Rate”) equal to (a) the Base Interest Rate plus (b) the Applicable Margin plus (c) 2%.  Interest at the Default Interest Rate shall run from, and including, the applicable due date of the payment to, but excluding, the date that payment is received.

(b)                                 After the occurrence and during the continuance of a PESRM Event of Default, the Working Capital Rate for any Day shall be equal to the Default Rate for such Day.

Section 16.13                      Recording of Conversations.  Each Party (a) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of MLC and any Transaction Party in connection with this Agreement or any PESRM Transaction, (b)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agrees to obtain any necessary consent of and give any necessary notice of such recording to its relevant personnel and (c) agrees that all such recordings shall be held and maintained in accordance with Applicable Laws (including applicable privacy laws).

Section 16.14                      Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.

Section 16.15                      No Third Party Beneficiaries.  Except as expressly provided in Article VII, nothing in this Agreement will provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of MLC and each Transaction Party that this Agreement will not be construed as a third-party beneficiary contract.

Section 16.16                      Entire Agreement.  This Agreement and the other PESRM Transaction Documents constitute the entire agreement between MLC and the Transaction Parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of MLC and the Transaction Parties.  There are no oral agreements among any of MLC and the Transaction Parties as to the subject of this Agreement and the other PESRM Transaction Documents except as explicitly provided for herein.

Section 16.17                      Survival.  Except where otherwise specified herein, the covenants, representations and warranties contained in this Agreement and any document, certificate or other instrument delivered by or on behalf of a Party pursuant to this Agreement shall survive expiration or termination of this Agreement and shall continue in full force and effect for the benefit of the Party to whom they are given.  No expiration or termination of this Agreement, however effected, shall affect or extinguish any rights or obligations of MLC or any Transaction Party (including with respect to the Person’s indemnification obligations) which accrued prior to the date of termination or affect or extinguish any remedies available to any of MLC or any Transaction Party by contract, at law, in equity or otherwise.

Section 16.18                      Release of Collateral.  In the event (x) the Term Loan Secured Obligations (as defined in the Existing Term-ABL Intercreditor Agreement) have been repaid in full or if the Liens securing such obligations are released pursuant to the Term Loan Documents (including upon the occurrence of the IPO), or (y) at any time, the outstanding Permitted Term Loan Facilities do not require that the Loan Parties grant Liens to the financing parties thereunder in respect of the ABL/SOA Priority Collateral or such Liens on the ABL/SOA Priority Collateral are released, in each case the Liens on all Term Loan Priority Collateral in favor of MLC are automatically released and MLC will, at PESRM’s expense, execute and deliver to such Transaction Party such documents as such Transaction Party may reasonably request to evidence the release of the Term Loan Priority Collateral from the Liens granted under the Supply and Offtake Security Documents.

Section 16.19                      Costs and Expenses.  PESRM shall pay (i) all reasonable and documented out-of-pocket expenses incurred by MLC (including the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) legal counsel, together with local counsel, as

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appropriate) in connection with the due diligence investigation, travel expenses, preparation, negotiation, execution, delivery and administration of this Agreement, the other PESRM Transaction Documents, the Assignment and Assumption Agreement and the other Transaction Documents (as such term is defined in the Assignment and Assumption Agreement) or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, and (ii) all reasonable and documented out-of-pocket expenses incurred by MLC (including the reasonable and documented out-of-pocket fees, charges and disbursements of legal counsels to MLC) in connection with the enforcement or protection of its rights in connection with this Agreement, the other PESRM Transaction Documents, including its rights under this Section 16.19, the Assignment and Assumption Agreement and the other Transaction Documents (as such term is defined in the Assignment and Assumption Agreement) including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations.

Section 16.20                      Amendment and Restatement.  It is the intention of each of the parties hereto that the Original Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all security interests and Liens securing obligations outstanding under the Original Agreement and that all Obligations of PESRM hereunder shall be secured by the Liens granted or purported to be granted pursuant to the Supply and Offtake Security Documents and that this Agreement does not constitute a novation or termination of the “Obligations” under and as defined in, and existing under, the Original Agreement (other than any “Obligations” under or relating to the Original Agreement).  PESRM, MLC and each other Person party hereto further acknowledges and agrees that this Agreement constitutes an amendment of the Original Agreement made under and in accordance with the terms of Section 16.10 of the Original Agreement.  In addition, from and after the Effective Date, all references to the “Supply and Offtake Agreement” contained in the other Effective Date PESRM Documents shall be deemed to refer to this Agreement.

[Signature Pages Follow]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTED as of the date first written above by MLC, PESRM and PESA.

MLC:

MERRILL LYNCH COMMODITIES, INC.

By:	/s/ Faiz Ahmad
Name: Faiz Ahmad
Title: Managing Director

[Signature Page to Amended and Restated Supply and Offtake Agreement]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PESRM:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:	/s/ James T. Rens
Name: James T. Rens
Title: Chief Financial Officer

PESA:

PES ADMINISTRATIVE SERVICES, LLC,

By:	/s/ James T. Rens
Name: James T. Rens
Title: Chief Financial Officer

[Signature Page to Amended and Restated Supply and Offtake Agreement]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX I

TERMS DEFINED BY REFERENCE TO THE SENIOR SECURED CREDIT FACILITY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ABL/SOA Priority Collateral

Advisory Agreement

Attributable Indebtedness

Available Cash

Board of Directors

Borrowing Base

Capital Expenditures

Capital Lease Obligations

Cash Equivalents

Casualty Event

Change in Control

Collection Account

Company

Compliance Certificate

Consolidated EBITDA

Consolidated Fixed Charge Coverage Ratio

Consolidated Fixed Charges

Consolidated Net Income

Contingent Obligation

Disqualified Capital Stock

Dividend

Domestic Subsidiary

Effective Date Material Adverse Effect

Eligible Hydrocarbon Inventory

Embargoed Person

Environmental and Necessary Capex

Equity Interests

Equity Issuance

ERISA

ERISA Affiliate

ERISA Event

Financial Officer

Foreign Plan

Hedging Agreement

Indebtedness

Intellectual Property

Intercompany Note

Intercreditor Agreement

Inventory

Investment

IP Rights

IPO

IPO Issuer

Lease

Material Indebtedness

Minimum Fixed Charge Coverage Ratio

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

MLC Separate Assets and Collateral

Multiemployer Plan

Net Cash Proceeds

Officer’s Certificate

Operating Account

Organizational Document

Pension Plan

Permitted Acquisition

Permitted Hedging Obligations

Permitted Reporting Company

Permitted Tax Distributions

Plan

Platinum Sale and Leaseback Transaction

Pro Forma Basis

Pro Forma Liquidity

Purchase Money Obligations

Qualified Capital Stock

Responsible Officer

Sale and Leaseback Transaction

Secured Obligations

Specified Hedging Obligations

Sponsor

Subordinated Debt Payment

Subordinated Indebtedness(1)

Tax

Tax Return

Term Loan Administrative Agent

Term Loan Documents

Term Loan Permitted Indebtedness Limit

Term Loan Priority Collateral

Terminaling Agreements

Threshold Basket Amount

Title Insurance Company

Transactions

Treasury Services Agreements

Trigger Event

Unasserted Contingent Obligation

Wholly Owned Subsidiary

(1)  The defined term “Obligation” as used in the definition of “Subordinated Indebtedness” shall have the meaning ascribed to such term in the Senior Secured Credit Facility.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 1.01(a)

ASSIGNED AGREEMENTS

Part I - Assigned CO/NCF Contracts

JPM Contract #	Supplier	Product
HEI14TP0004	Hess	Bakken Crude

Part II - Assigned RP/B Contracts

JPM Contract #	Counterparty	Product
MAR14TS0016	Marathon	Gasoline
Various - Monthly	Sunoco	Gasoline & Diesel
MIE14TS0006	Mieco	Ultra Low Sulfur Diesel
MIE14TS0008	Mieco	Ultra Low Sulfur Heat
MIE14PE0073	Mieco	Ultra Low Sulfur Heat
SUT13TS0004	Superior	Gasoline & Diesel
HSC12TS0015	Honeywell	Cumene
KIF12TS0001	Kinder Morgan Transmix	Gasoline

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.01(b)

GUARANTORS

PES Administrative Services, LLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 1.01(c)

HYDROCARBON SPECIFICATIONS

Commodity ID	Commodity Description	Typical Specification
133400	83RB	Fungible 83RB
023800	83CB23 (9#)	Fungible 83CB 9# Summer, or Winter
023820	83CB20 (7.8#)/Winter	Fungible 83CB 7.8# Summer, or Winter
132100	91RB	Fungible 91RB
225000	91CB23 (9#)/Winter	Fungible 91CB 9# Summer, or Winter
225020	91CB20 (7.8#)	Fungible 91CB 7.8# Summer, or Winter
127400	87CF	Fungible 87CF 9# Summer, or Winter
84800	ETHANOL	51 to 83 vol% Ethanol

000500	GCOM - Alkylate	91 octane, <6# RVP
038300	GCOM - Alkylated Reformate	100 octane, <1# RVP
042600	GCOM - Misc	<430 end point, <14 RVP
425900	GCOM - Raffinate	70 octane, 11# RVP
442500	GCOM - Light Naphtha	naphtha ~70 octane, ~9#
443300	GCOM - Heavy Naphtha	naphtha ~65-70 octane, ~5-9#
492900	GCOM - Untreated Cat	85 octane, 5# RVP
496500	GCOM - Heavy Reformate	100 octane, <1# RVP
497000	GCOM - Light Cat	88 octane, 11# RVP
497100	GCOM - Heavy Cat	85 octane, 5# RVP
223300	GCOM - Butane/Pentane	Pressuring Agent, 18-55# RVP
17400	NAPHVY - Heavy Naphtha	200 deg.F IBP, 405 degF EP by D86
000800	BUTANE-BUTYLENE MIX	<25% n-C4
001001	ISO BUTANE	>90% purity Isobutane
495400	Udex Feedstock	>20% total aromatics
006700	BENZENE	Benzene
084800	ETHANOL	> 92.1 vol% Ethanol

023101	JET A	Fungible JetA
224400	ULSD #1 15 MOTOR VEHICLE	Fungible ULSD1 and/or JetA
224600	ULSD #2 15 MOTOR VEHICLE	Fungible ULSD2
224630	ULSD #2 15 MOTOR VEHICLE - Export	Fungible ULSD2
227300	HO COMP - UNDYED	Fungible 2FO, Undyed
227900	ULSHO - UNDYED	Fungible 2FO, Undyed, <15 ppm
1800	HS2FO	0.20 wt% Sulfur max
233200	Biodiesel	Biodiesel B100
228720	ULSD 15MV2 B5 Soy	4.5 to 5.0 vol% Biodiesel
228710	ULSD 15MV2 B3 Soy	2.5 to 3.5 vol% Biodiesel
228700	ULSD 15MV2 B2 Soy	2.0 to 3 vol% Biodiesel

002700	Distillate Stocks	Virgin Distillate, <20F cloud, >15 ppm sulfur

042500	Distillate Stocks - Surge Storage	Virgin Distillate, <20F cloud, >15 ppm sulfur
005300	LCO	<700 deg.F end point, >135 deg.F flash

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

136900	LCO - Treated	<700 deg.F end point, >135 deg.F flash
225500	DIST BLDSTK UNDYED	30 deg.API min, 0.10 wt% sulfur max

428300	FUEL OIL 6 0.3% S HP	0.3 wt% max sulfur 6FO
428900	CLARIFIED SLURRY OIL	0-10 API gravity, 0.3-1.0% sulfur
429600	1.0% #6 FUEL OIL	1.0 wt% max sulfur 6FO

016000	VACUUM GAS OIL	Low Sulfur type: <0.5 wt% sulfur, >175 Deg.F aniline point, 2.0 wt% CCR max, 20 deg API min

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Schedule 1.01(e)

FORM OF JOINDER AGREEMENT

Reference is hereby made to that certain Amended and Restated Supply and Offtake Agreement, dated as of [      ][  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Merrill Lynch Commodities, Inc., a Delaware corporation (“MLC”), Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (“PESRM”) and the Guarantors (as defined therein) party thereto from time to time.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, PESRM and the Guarantors have entered into the Agreement in order to, among other things, induce MLC to provide certain arrangements with respect to the (i) purchase of Crude Oil from sellers identified by PESRM, (ii) sale of the same types, grades and volumes of Crude Oil to PESRM, (iii) purchase of Refined Products from PESRM, and (iv) sale of the same types, grades and volumes of Refined Products to purchasers identified by PESRM, in each case, as agreed from time to time during the Term, subject to the terms of and conditions thereunder; and

WHEREAS, pursuant to Section 10.10(b) of the Agreement, each Subsidiary, other than an Excluded Subsidiary, [that was not in existence on the date of the Agreement] [that is a Domestic Subsidiary] [is required to become a Guarantor] under the Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Agreement in order to induce MLC to continue entering into the arrangements contemplated by the Agreement and as consideration for the arrangements previously made pursuant to the Agreement.

NOW, THEREFORE, MLC and the New Guarantor hereby agree as follows:

1.                                      Guarantee. In accordance with Section 10.10(b) of the Agreement, the New Guarantor by its signature below becomes a Guarantor under the Agreement with the same force and effect as if originally named therein as a Guarantor.  The New Guarantor hereby agrees to all the terms and provisions of the Agreement applicable to it as a Guarantor thereunder.

2.                                      If required, the New Guarantor shall, simultaneously with the execution of this Joinder Agreement, execute and deliver such PESRM Transaction Documents (and such other documents and instruments) as requested by MLC in accordance with the Agreement.

3.                                      Representations and Warranties.  The New Guarantor represents and warrants that the representations and warranties made by it as a Guarantor under the Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified) on and as of the date hereof. Each reference to a Guarantor in the Agreement is deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Agreement applicable to it.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.                                      Severability. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability and without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

4.                                      Counterparts. This Joinder Agreement may be executed in counterparts, each of which constitutes an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or portable document format (pdf) is as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5.                                      No Waiver. Except as expressly supplemented hereby, the Agreement remains in full force and effect.

6.                                      Notices. All notices, requests and demands to or upon the New Guarantor or MLC are governed by the terms of Section 16.09 of the Agreement.

7.                                      Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Address for Notices:

MERRILL LYNCH COMMODITIES, INC.

By:
Name:
Title:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.01(g)

FORM OF SUPPLY AND OFFTAKE PERFECTION CERTIFICATE

This Perfection Certificate, dated as of [  ], 2014, is delivered pursuant to that certain Amended and Restated Supply and Offtake Agreement, dated as of [  ], 2014, among Philadelphia Energy Solutions Refining and Marketing LLC (“PESRM”), a Delaware limited liability company, the Guarantors party thereto from time to time (together with PESRM, the “Transaction Parties,” and each, a “Transaction Party”) and Merrill Lynch Commodities Inc. (“MLC”),  and the Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), among PESRM, PES Administrative Services, LLC, a Delaware limited liability company (“PES Admin” and, together with PESRM, the “Transaction Parties”), as a grantor, and MLC, as collateral agent (in such capacity, the “SOA Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned to them in the Security Agreement.

The undersigned, Chief Financial Officer of each Transaction Party, hereby certifies, in his capacity as such, and not in his individual capacity, to the SOA Collateral Agent that as of the date hereof:

1)                Names.  (a) Set forth on Schedule 1(a) attached hereto is a schedule of the following: (i) the exact legal name of each Transaction Party, as such name appears in its respective certificate of incorporation or any other organizational document; (ii) confirmation that such entity is a limited liability company organized under the laws of the State of Delaware; and (iii) the organizational identification number, if any, of each Transaction Party that is a registered organization; the Federal Taxpayer Identification Number of each Transaction Party; and the jurisdiction of formation of each Transaction Party.

(b)           Set forth on Schedule 1(b) attached hereto is a schedule of any other corporate or organizational name each Transaction Party has had in the past five years, together with the date of the relevant change.

2)                Current Locations.  (a) Set forth on Schedule 2(a) attached hereto is the location of the chief executive office of each Transaction Party.

(b)           Set forth on Schedule 2(b) attached hereto are all locations where each Transaction Party maintains any books or records relating to any Pledged Collateral.

(c)           Set forth on Schedule 2(c) attached hereto are all the places of business of each Transaction Party.

(d)           Set forth on Schedule 2(d) attached hereto are all locations where each Transaction Party stores or maintains any of the Pledged Collateral consisting of inventory as of the date hereof, other than inventory in transit.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)           Set forth on Schedule 2(e) attached hereto are the names and addresses of all persons or entities other than each Transaction Party, such as lessees, consignees or warehousemen, which have possession of the Pledged Collateral consisting of inventory.

3)                UCC Filings.  Set forth on Schedule 3 attached hereto and made a part hereof is a schedule of the financing statements (duly authorized by each Transaction Party constituting the debtor therein), including the indications of the collateral relating to the Security Agreement, and such financing statements are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 4 hereto.

4)                Schedule of Filings.  Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3 and any other actions required to create and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the SOA Collateral Agent pursuant to the Security Agreement.  No other filings or actions are required to create and perfect the security interests in the Pledged Collateral granted to the SOA Collateral Agent pursuant to the Security Agreement.

5)                Deposit Accounts.  Attached hereto as Schedule 5 is a true and complete list of all Deposit Accounts maintained by each Transaction Party, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

6)                Real Property.  Attached hereto as Schedule 6 is a list of all (i) real property to be encumbered by a Mortgage and fixture filing (such real property, the “Mortgaged Property”), which constitutes all real property owned by such Transaction Party (other than the North Yard and the West Yard) with a value in excess of $5,000,000, (ii) addresses of each Mortgaged Property and (iii) appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property.

7)                Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 7 is a true and correct list of all of the stock, partnership interests, limited liability company membership interests or other equity interests owned by each Transaction Party and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

8)                Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 8  is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Transaction Party that are part of the Pledged Collateral (as defined in the Security Agreement) as of the date hereof in an amount in excess of $10,000.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9)                Trademarks.

(a)               Attached hereto as Schedule 9(a) is a schedule setting forth each Transaction Party’s Trademarks applied for or registered with the United States Patent and Trademark Office (the “USPTO”), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each registered or applied for Trademark owned by each Transaction Party.

(b)               Attached hereto as Schedule 9(b) is a schedule setting forth all Trademarks which are the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor (whether or not recorded with the USPTO), in each case, under which a Transaction Party is the licensor or franchisor of a Trademark, including the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

10)              Termination Statements.  Attached hereto as Schedule 10 is a schedule setting forth, other than with respect to Liens (as defined in the Supply and Offtake Agreement) permitted pursuant to Section 11.02 of the Supply and Offtake Agreement, all termination statements relating to financing statements or public notices or similar statements covering or purporting to cover any interest of any kind in the Pledged Collateral  (a) filed against such Transaction Party in such Transaction Party’s jurisdiction of organization or (b) authorized by such Transaction Party to be filed in any jurisdiction in the last five years prior to the Closing Date.

[SIGNATURE PAGES FOLLOW]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the day first set forth above.

TRANSACTION PARTIES:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:
	Name:	James T. Rens
	Title:	Chief Financial Officer

PES ADMINISTRATIVE SERVICES, LLC

By:
	Name:	James T. Rens
	Title:	Chief Financial Officer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.01(h)

MORTGAGED PROPERTIES

MORTGAGED PROPERTIES consisting of Parcels A, B-1, C and D as identified as such in the Owner’s Policy of Title Insurance

PARCEL A Description. (Parcel A)

Beginning at a point on the northern side of Lanier Avenue and the corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation, North 58°52’39” East, a distance of 31.47 feet; thence South 31°07’21” East, a distance of 136.40feet;  thence South 58°52’39” West, a distance of 50.41 feet to a point a corner of lands of Conrail; thence along lands of Conrail the 14 following courses and distances:

(1) South 31°52’50” East, a distance of 90.73 feet to a point of curvature;

(2) by a curve to the right having a radius of 335.54 feet and a central angle of 39°39’00” an arc length of 232.20 feet a chord which bears South 12°03’20” East 227.60 feet to a point;

(3)South 07°46’10” West tangent to said curve, a distance of 541.48 feet;

(4) North 35°26’10” East, a distance of 282.33 feet;

(5) North 35°47’10” East, a distance of 273.76 feet;

(6) South 07°46’01” West, a distance of 1297.42 feet;

(7) South 07°54’07” West, a distance of 144.68 feet;

(8) South 09°10’51” West, a distance of 320.82 feet;

(9)South 04°26’38” West, a distance of 122.85 feet;

(10) South 07°38’04” West, a distance of 30.09 feet;

(11) South 08°09’35” West, a distance of 119.06 feet;

(12) South 06°59’31” West, a distance of 139.54 feet;

(13) South 81°41’24” East, a distance of 89.38 feet;

(14) South 07°57’20” West, a distance of 232.50 feet to a point on the pierhead and bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 56 following courses and distances:

(1) North 83°40’40” West, a distance of 484.75 feet;

(2) North 80°59’10” West, a distance of 293.05 feet;

(3) North 80°57’45” West, a distance of 291.76 feet;

(4) North 80°39’50” West, a distance of 367.78 feet;

(5) North 09°10’46” East, a distance of 47.72 feet;

(6) North 63°43’59” West, a distance of 87.28 feet;

(7) North 61°57’14” West, a distance of 104.02 feet;

(8) South 26°32’09” West, a distance of 51.72 feet;

(9) North 62°59’30” West, a distance of 133.92 feet;

(10) North 62°12’53” West, a distance of 166.29 feet;

(11) North 26°44’06” East, a distance of 55.61 feet;

(12) North 62°58’22” West, a distance of 247.86 feet;

(13) North 62°17’56” West, a distance of 287.77 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

(14) North 45°26’57” West, a distance of 211.11 feet;

(15) North 46°31’00” West, a distance of 354.57 feet;

(16) North 64°57’13” West, a distance of 65.87 feet;

(17) North 34°41’49” West, a distance of 109.10 feet;

(18) North 46°10’22” West, a distance of 380.64 feet;

(19) North 29°33’57” West, a distance of 210.22 feet;

(20) North 28°49’08” West, a distance of 356.96 feet;

(21) North 29°42’09” West, a distance of 364.44 feet;

(22) North 16°12’31” West, a distance of 42.38 feet;

(23) North 09°26’20” West, a distance of 45.39 feet;

(24) North 15°41’58” West, a distance of 913.99 feet;

(25) North 15°05’58” West, a distance of 56.31 feet;

(26) North 08°17’52” West, a distance of 173.70 feet;

(27) North 05°19’22” West, a distance of 64.01 feet;

(28) North 07°37’01” West, a distance of 1136.34 feet;

(29) North 08°01’22” East, a distance of 380.08 feet;

(30) North 28°44’59” East, a distance of 7.74 feet;

(31) North 43°42’20” East, a distance of 197.15 feet;

(32) North 42°26’02” East, a distance of 89.30 feet;

(33) North 44°10’07” East, a distance of 72.09 feet;

(34) North 72°36’31” East, a distance of 27.87 feet;

(35) North 75°53’49” East, a distance of 101.72 feet;

(36) North 77°19’59” East, a distance of 293.03 feet;

(37) South 86°50’08” East, a distance of 373.53 feet;

(38) South 86°29’05” East, a distance of 408.99 feet;

(39) North 84°56’19” East, a distance of 6.58 feet;

(40) North 81°27’07” East, a distance of 156.35 feet;

(41) North 85°23’48” East, a distance of 75.71 feet;

(42) North 80°50’16” East, a distance of 28.45 feet;

(43) South 15°42’39” East, a distance of 2.48 feet;

(44) North 74°42’14” East, a distance of 40.34 feet;

(45) North 79°38’24” East, a distance of 11.24 feet;

(46) North 84°28’14” East, a distance of 78.29 feet;

(47) North 71°34’56” East, a distance of 10.59 feet;

(48) North 85°13’53” East, a distance of 68.60 feet;

(49) North 53°43’35” East, a distance of 138.34 feet;

(50)North 55°19’46” East, a distance of 24.25 feet;

(51) North 49°12’19” East, a distance of 21.57 feet;

(52) North 50°49’59” East, a distance of 22.71 feet;

(53) North 63°34’55” East, a distance of 37.80 feet;

(54) North 48°56’08” East, a distance of 17.60 feet;

(55) North 48°01’38” East, a distance of 37.79 feet;

(56) North 57°04’27” East, a distance of 220.24 feet to a point, a corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

thence along lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation,  the following 9 courses and distances:

(1) South 66°43’40” East, a distance of 165.74 feet;

(2) South 26°47’19” West, a distance of 173.62 feet to a point of curvature;

(3) by a curve to the left having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears South 00°06’24” West 289.88 feet;

(4) South 28°44’58” East, a distance of 198.19 feet;

(5) North 78°06’33” East, a distance of 1489.09 feet;

(6) South 07°46’10” West, a distance of 1288.62 feet;

(7) South 60°40’29” West, a distance of 577.59 feet;

(8) South 29°33’29” East, a distance of 525.42 feet;

(9) South 32°34’13” East, a distance of 529.63 feet to the point of Beginning.

Containing 394.96 Acres, more or less.

OPA#885044000 - 3600 Lanier  Ave

OPA#884096500 - 3404 Penrose Ave

OPA#884095400 - 3000 Penrose Ferry Rd

OPA#884095500 - 3002 Penrose Ferry Rd

PARCEL B-1 Description (Parcel B-1)

Beginning at a point on the western side of 26th street;  thence along the western side of 26th Street the 16 following courses and distances:

(1) South 07°45’55” West, a distance of 169.94 feet;

(2) South 00°16’02” East, a distance of 38.37 feet;

(3) South 06°25’58” West, a distance of 199.87 feet;

(4) South 07°53’20” West, a distance of 211.08 feet;

(5) South 07°47’37” West, a distance of 1509.96 feet;

(6) South 07°52’07” West, a distance of 726.03 feet;

(7) South 07°38’49” West, a distance of 48.89 feet;

(8) South 09°29’34” West, a distance of 130.93 feet;

(9) South 07°13’47” West, a distance of 401.40 feet;

(10) South 07°57’21” West, a distance of 318.70 feet;

(11) South 15°50’52” West, a distance of 136.31 feet;

(12) South 07°45’11” West, a distance of 118.07 feet;

(13) North 80°01’54” West, a distance of 17.81 feet;

(14) South 14°08’03” West, a distance of 552.84 feet to a point of curvature;

(15) by a curve to the left having a radius of 200.76 feet and a central angle of 66°30’21” an arc length of 233.04 feet and a chord which bears South 34°54’40” West 220.17 feet;

(16) South 01°46’40” West, a distance of 293.89 feet;

thence along the north side of Penrose Avenue South 43°34’41” West, a distance of 665.73 feet to a point of curvature; thence by a curve to the right having a radius of 126.09 feet and a central angle of 73°01’54” an arc length of 160.71 feet a chord which bears South 87°07’45” West 150.05 feet point of reverse curvature;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

thence by a reverse curve to the left having a radius of 167.93 feet and a central angle of 102°48’10” an arc length of 301.32 feet and a chord South 78°02’49” West and a distance of 262.49 feet;

thence along the northern side of Lanier Avenue the eight following courses and distances:

(1) South 28°41’02” West, a distance of 84.04 feet;

(2) South 30°01’19” West, a distance of 182.61 feet;

(3)South 33°23’20” West, a distance of 122.68 feet to a point of curvature;

(4) by a curve to the left having a radius of 365.09 feet and a central angle of 10°02’31” an arc length of 63.99 feet a chord which bears South 38°14’27” West 63.90 feet;

(5) South 45°13’17” West, a distance of 69.72 feet to a point of curvature;

(6) by a curve to the left having a radius of 248.69 feet and a central angle of 11°28’08” an arc length of 49.78 feet a chord which bears South 50°30’20” West 49.70 feet;

(7)South 55°40’25” West, a distance of 127.19 feet;

(8) South 58°52’39” West, a distance of 504.43 feet;

thence along Girard Point property the following ten courses and distances:

(1) South 58°52’39” West, a distance of 31.47 feet;

(2) North 32°34’13” West, a distance of 529.63 feet;

(3) North 29°33’29” West, a distance of 525.42 feet;

(4) North 60°40’29” East, a distance of 577.59 feet;

(5) North 07°46’10” East, a distance of 1288.62 feet;

(6) South 78°06’33” West, a distance of 1489.09 feet;

(7) North 28°44’58” West, a distance of 198.19 feet to a point of curvature;

(8) by a curve to the right having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears North 00°06’24” East 289.88 feet to a point;

(9) North 26°47’19” East, a distance of 173.62 feet;

(10) North 66°43’40” West,  a distance of 165.74 feet to a point on the bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 29 following courses and distances:

(1) North 43°24’56” East, a distance of 135.15 feet;

(2) North 32°59’59” East, a distance of 197.67 feet;

(3) North 28°46’15” East, a distance of 207.21 feet;

(4) South 67°36’32” East, a distance of 25.00 feet;

(5) North 28°53’49” East, a distance of 525.99 feet;

(6) North 23°14’16” East, a distance of 296.55 feet;

(7) North 16°27’07” East, a distance of 155.27 feet;

(8) North 09°56’26” East, a distance of 211.86 feet;

(9) North 26°32’07” East, a distance of 130.56 feet;

(10) North 45°19’27” West, a distance of 43.11 feet;

(11) North 23°44’32” East, a distance of 11.78 feet;

(12) North 58°39’44” East, a distance of 10.33 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

(13) North 13°19’01” East, a distance of 20.88 feet;

(14) North 21°53’43” East, a distance of 22.65 feet;

(15) North 33°53’23” East, a distance of 15.69 feet;

(16) North 22°37’41” East, a distance of 36.18 feet;

(17) North 12°06’28” East, a distance of 42.35 feet;

(18) South 78°45’03” East, a distance of 9.60 feet;

(19) North 12°10’53” East, a distance of 13.10 feet;

(20) North 84°10’16” West, a distance of 12.72 feet;

(21) North 23°48’41” East, a distance of 452.70 feet;

(22) North 23°48’41” East, a distance of  453.47 feet;

(23) South 72°18’38” East, a distance of 4.28 feet;

(24) North 19°03’43” East, a distance of 23.84 feet;

(25) North 15°47’28” East, a distance of 46.32 feet;

(26) South 80°51’48” East, a distance of 21.53 feet;

(27) North 13°26’19” East, a distance of 231.84 feet;

(28) North 07°22’43” East, a distance of 111.24 feet;

(29) North 03°41’43” West, a distance of 175.93 feet;

(30) North 15°46’02” West, a distance of 105.60 feet;

thence North 74°54’45” East, a distance of 126.56 feet; thence continuing along same North 74°54’45” East, a distance of 225.13 feet;  thence South 14°27’15” East, a distance of 45.83 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue North 74°50’12” East, a distance of 1289.66 feet;  thence leaving said side of Passyunk Avenue South 15°09’48” East, a distance of 364.36 feet;  thence North 74°50’12” East, a distance of 218.00 feet;  thence South 15°09’48” East, a distance of 63.00 feet;  thence South 89°08’54” East, a distance of 10.00 feet; thence South 25°09’48” East, a distance of 60.00 feet;  thence South 63°09’48”

East, a distance of 27.00 feet; thence North 71°05’39” East, a distance of 79.00 feet; thence North 66°10’39” East, a distance of 201.00 feet;  thence North 04°50’39” East, a distance of 61.00 feet;  thence South 85°09’21” East, a distance of 82.00 feet;  thence North 74°50’39” East, a distance of 253.00 feet;  thence South 82°09’21” East, a distance of 224.77 feet to the Point of Beginning.

Containing 360.55 Acres, more or less.

OPA #884097044 - 3144 W. Passyunk Ave

PARCEL C Description. (Parcel C)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the eastern side of Essington Avenue and a corner of lands of Pacific Atlantic Terminal;  thence along lands of Pacific Atlantic Terminal South 82°10’16” East, a distance of 367.00 feet;  thence continuing along said lands South 77°59’17” East, a distance of 668.27 feet to a point of curvature; thence by a curve to the left having a radius of 1463.35 feet and a central angle of 25°44’18” an arc

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

length of 657.36 feet a chord which bears South 18°58’02” East 651.85 feet;

thence South 31°50’11” East a distance of 827.78 feet;  thence South 31°50’11” East, a distance of 1456.50 feet;  thence along Mingo Creek South 58°16’51” West, a distance of 2698.79 feet;  thence North 64°39’14” West, a distance of 673.96 feet to a point on the eastern side of Mingo Avenue;  thence along Mingo Avenue North 00°03’26” West, a distance of 1413.86 feet to a point on the eastern side of Essington Avenue;  thence along Essington Avenue North 10°51’10” East, a distance of 2507.54 feet to the Point of Beginning.

Containing 171.18 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

PARCEL D Description. (Parcel D)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point a corner of lands of Pacific Atlantic Terminal;  thence along lands of Pacific Atlantic Terminal South 89°16’27” East, a distance of 989.92 feet to a point on the west side of the Schuylkill River; thence along said river the 4 following courses and distances: (1) South 03°54’17” East, a distance of 294.15 feet; (2) South 15°35’28” East, a distance of 973.86 feet; (3) South 15°35’28” East, a distance of 196.10 feet;  (4)South 29°06’56” East, a distance of 955.16 feet;  thence South 54°55’41” West, a distance of 467.65 feet to a point on the east side of lands of Pacific Atlantic Terminal;

thence along lands of Pacific Atlantic Terminal the three following courses and  distances: (1) North 31°50’11” West, a distance of 1423.21 feet;  (2) North 31°50’11” West, a distance of 857.35 feet to a point of curvature; (3) by a curve to the right having a radius of 1397.46 feet a central angle of 26°08’53” an arc length of 637.75 feet a chord which bears North 18°45’45” West a distance of 632.23 feet  to the Point of Beginning.

Containing 39.90 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

SCHEDULE 1.01(i)

NORTH YARD

NORTH YARD consisting of Parcels B-2, B-3, B-4, H-1 and H-2 as identified as such in the Owner’s Policy of Title Insurance

PARCEL B-2 Description. (Parcel B-2)

Beginning at a point on the south side of Passyunk Avenue and on the pierhead and bulkhead of the Schuylkill River; thence along the bulkhead of the Schuylkill River the thirty-three following courses and distances:

(1) North 15°46’02” West, a distance of 155.02 feet;

(2) North 31°09’33” West, a distance of 148.28 feet;

(3) North 39°25’25” West, a distance of 180.29 feet;

(4) North 44°07’32” West, a distance of 80.71 feet;

(5) North 65°32’53” West, a distance of 13.18 feet;

(6) North 49°22’28” West, a distance of 8.41 feet;

(7) North 65°46’02” West, a distance of 30.05 feet;

(8) South 54°50’25” West, a distance of 5.48 feet;

(9) North 40°45’12” West, a distance of 48.68 feet;

(10) North 56°19’58” West, a distance of 156.17 feet;

(11) North 57°58’20” West, a distance of 145.68 feet;

(12) North 75°17’24” West, a distance of 42.80 feet;

(13) North 83°31’11” West, a distance of 86.58 feet;

(14) North 83°31’11” West, a distance of 95.61 feet;

(15) North 83°00’35” West, a distance of 187.03 feet;

(16) South 80°37’47” West, a distance of 809.03 feet;

(17) South 80°01’56” West, a distance of 46.99 feet;

(18) South 85°22’16” West, a distance of 35.86 feet;

(19) South 86°42’51” West, a distance of 95.79 feet;

(20) North 05°28’09” West, a distance of 30.00 feet;

(21) North 72°05’27” West, a distance of 480.36 feet;

(22) North 49°21’34” West, a distance of 277.55 feet;

(23) North 44°46’47” West, a distance of 91.93 feet;

(24) North 27°49’54” West, a distance of 198.68 feet;

(25) North 23°47’26” West, a distance of 139.41 feet;

(26) North 27°22’11” West, a distance of 140.79 feet;

(27) North 00°58’58” West, a distance of 695.54 feet;

(27) North 14°12’09” East, a distance of 375.02 feet;

(28) North 06°23’54” West, a distance of 78.53 feet;

(29) North18°25’26” East, a distance of 447.84 feet;

(30) South 74°33’15” East, a distance of 65.04 feet;

(31) North 24°55’08” East, a distance of 22.18 feet;

(32) South 81°55’09” East, a distance of 191.39 feet;

(33) North 42°08’32” East, a distance of 43.36 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

thence leaving bulkhead and along lands of Conrail South 82°20’38” East, a distance of 644.83 feet;  thence continuing along lands of Conrail the 11 following courses and distances:

(1) South 16°15’57” East, a distance of 120.19 feet to a point of curvature;

(2) by a curve to right having a radius of 653.39 feet and a central angle of 54°52’25” an arc length of 625.77 feet a chord which bears South 44°45’52” East 602.12 feet;

(3) South 82°10’05” East, a distance of 379.22 feet;

(4) South 81°54’46” East, a distance of 281.13 feet;

(5) South  82°09’55” East, a distance of 185.06 feet;

(6) South 82°22’37” East, a distance of 375.54 feet;

(7) South 82°19’05” East, a distance of 329.39 feet;

(8) South 81°52’05” East, a distance of 339.43 feet;

(9) South 82°21’18” East, a distance of 639.33 feet;

(10) South 82°07’25” East, a distance of 230.24 feet to a point of curvature;

(11) by a  of a curve to the right having a radius of 1028.90 feet and a central angle of 18°15’10” an arc length of 327.78 feet a chord which bears South 73°24’01”East 326.40 feet;

thence South 07°48’50” West, a distance of 86.27 feet to a point in line of lands owned by the City of Philadelphia; thence along lands of Philadelphia the 16 following courses and distances:

(1) by a curve to the left having a radius of 499.91 feet and a central angle of 22°54’36” an arc length of 199.89 feet a chord which bears South 82°53’51” West 198.56 feet;

(2) South 68°52’37” West, a distance of 368.16 feet to a point of curvature;

(3) by a curve to the left having a radius of 759.85 feet and a central angle of 9°50’11” an arc length of 130.45 feet a chord which bears South 74°48’53” West 130.29 feet;

(4) South 79°06’45” West, a distance of 310.68 feet;

(5) South 74°37’16” West, a distance of 96.75 feet;

(6) South 56°20’07” West, a distance of 70.00 feet;

(7) South 64°28’35” West, a distance of 251.25 feet;

(8) South 67°27’07” West, a distance of 302.11 feet;

(9) South 67°27’07” West, a distance of 402.58 feet;

(10) South 67°27’07” West, a distance of 141.14 feet;

(11) South 53°20’14” West, a distance of 50.00 feet;

(12) South 23°28’34” East, a distance of 32.51 feet;

(13) South 23°28’34” East, a distance of 299.99 feet;

(14) South 35°54’01” East, a distance of 737.38 feet;

(15) South 16°59’51” East, a distance of 113.90 feet;

(16) South 44°15’26” East, a distance of 25.66 feet;

thence South 74°54’45” West, a distance of 126.56 feet to the Point of Beginning.

Containing 141.00 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

PARCEL B-3 Description. (Parcel B-3)

Beginning at a point on the right of way of Moore Street; thence along the southern right of way of Moore Street South 76°59’06” East, a distance of 85.84 feet;  thence continuing along said right of way South 76°04’48” East, a distance of 329.50 feet to a point on the western right of way line of 35th Street;  thence along the western right of way line of 35th Street South 13°57’01” West, a distance of 518.75 feet; thence South 82°07’46” East, a distance of 497.03 feet to a point on the western right of way line of 34th Street;  thence along the western right of way line of 34th Street South 20°22’25” West, a distance of 139.66 feet to a point on the southern right of  way line of Maiden Lane; thence along the southern right of way line of Maiden Lane South 64°11’02” East, a distance of 1256.82 feet to a point of curvature; thence by a  curve to the right entering the western side of 26th Street having a radius of 491.39 feet and a central angle of 18°49’29” an arc length of 161.45 feet and a chord which bears South 55°27’35” East 160.72 feet;

thence along the western side of 26th Street the eight following courses and distances:

(1) South 43°44’58” West, a distance of 2.95 feet;

(2) South 40°36’48” East, a distance of 169.81 feet;

(3) South 37°29’46” East, a distance of 210.70 feet;

(4) South 37°08’53” East, a distance of 599.67 feet;

(5)South 37°13’25” East, a distance of 255.57 feet;

(6) South 45°31’16” West, a distance of 2.49 feet;

(7) South 34°13’50” East, a distance of 144.39 feet;

(8) South 33°56’02” East, a distance of 266.03 feet;

thence leaving the western side of 26th Street and going along the northern side of lands of Conrail the 24 following courses and distances:

(1) North 81°59’00” West, a distance of 236.77 feet;

(2) North 58°22’13” East, a distance of 33.81 feet;

(3) North 74°29’15” West, a distance of 121.44 feet;

(4) North 76°18’45” West, a distance of 250.63 feet;

(5) North 84°05’02” West, a distance of 285.50 feet;

(6) South 47°15’52” West, a distance of 15.18 feet;

(7) North 75°52’55” West, a distance of 46.21 feet;

(8) North 82°02’14” West, a distance of 525.00 feet;

(9) North 02°36’38” East, a distance of 6.00 feet;

(10)North 82°03’42” West, a distance of 209.46 feet;

(11) North 82°26’26” West, a distance of 197.26 feet;

(12) North 82°16’24” West, a distance of 149.97 feet;

(13)North 82°06’49” West, a distance of 452.25 feet;

(14) South 11°06’33” West, a distance of 15.19 feet;

(15) North 81°57’23” West, a distance of 288.33 feet;

(16) North 80°02’02” West, a distance of 92.49 feet;

(17)North 83°48’02” West, a distance of 66.93 feet:

(18) North 79°34’03” West, a distance of 240.34 feet to a point of curvature;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

(19) by a curve to the right having a radius of 665.76 feet and a central angle of 55°53’57” an arc length of 649.53 feet and a chord which bears North 53°19’49” West 624.07 feet to a point of compound curvature;

(20) by a compound curve to the right having a radius of 733.68 feet and a central angle of 44°51’23” an arc length of 574.39 feet and a chord which bears North 00°47’49” East 559.84 feet;

(21) North 21°41’17” East, a distance of 358.44 feet;

(22) North 26°05’47” East, a distance of 92.79 feet;

(23) South 82°19’34” East, a distance of 223.64 feet;

(24) North 13°55’44” East, a distance of 990.16 feet to the Point of Beginning.

Containing 106.64 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-4 Description. (Parcel B-4)

Beginning at a point on the northerly side of Moore Street with the centerline of the said former 36th Street, stricken from the city plan at 50 feet wide; thence along the centerline of the said former 36th Street North 13°59’19” East, a distance of 240.14 feet to a point on the southerly side of the said former Fish House Lane (at 23.208 feet wide); thence along the said former Fish House Lane the following 5 courses and distances:

(1) North 79°29’59” West, a distance of 30.06 feet;

(2) North 13°59’19” East, a distance of 23.25 feet;

(3) South 79°29’59” East, a distance of 495.93 feet;

(4) South 13°59’19” West, a distance of 23.25 feet;

(5) North 79°29’59” West, a distance of 25.05 feet to a point on the centerline of the said former 35th Street (50 feet wide); thence along the centerline of said former 35th Street South 13°59’19” West, a distance of 266.97 feet to a point on the northerly side of Moore Street;

thence along the northerly side of Moore Street  North 76°00’41” West, a distance of 440.00 feet to the Point of Beginning.

Containing 2.83 Acres, more or less.

OPA#884214115 — 3515 Moore Street

PARCELS H-1 and H-2 Descriptions.

ALL THOSE CERTAIN tracts, pieces or parcels of land, situate former 36th Street and Moore Street, 36th Ward, City of Philadelphia, Commonwealth of Pennsylvania, as shown on a plan prepared by Van Demark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware, Drawing No. 39945-F, dated April 23, 2010, entitled “Subdivision Plat, Premises “H”, prepared for Sunoco, Inc.” and being more particularly described as follows, to wit:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

PARCEL “H-1”:

BEGINNING at a point, the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of former 36th Street, stricken from the city plan at 50 feet wide, being the southwesterly corner of Premises ‘H-1’, Sunoco Propane Terminal (13-S-23/3) on a easterly line for land now or formerly of CSX Transportation, Inc. (13-S-24/4);

THENCE through the said land now or formerly of CSX Transportation, Inc. the seven (7) following described courses and distances:

(Courses 1 through 3 along or near a 6 foot chain link fence)

1.                                      North 68° 50’ 44” West, 77.400 feet to a point;

2.                                      North 18° 57’ 36” East, 199.926 feet to a point;

3.                                      North 23° 20’ 54” East, 201.193 feet to a fence corner;

4.                                      North 25° 18’ 02” East, 84.179 feet to a point;

5.                                      North 27° 45’ 33” East, 22.761 feet to a point; and

6.                                      South 68° 50’ 44” East, 43.650 feet to a point, the northwesterly corner for the herein described Parcel “B” on the westerly line of the said former 36th Street;

(Course 7 along the said westerly side of former 36th Street, being the westerly line for the said Parcel “H-2”)

7.                                      South 21° 09’ 16” West, 245.524 feet to a point on the northerly side of former Fish House Lane, at 23.208 feet wide;

THENCE along the northerly side, westerly terminus and southerly side of the said former Fish House Lane the three (3) following described courses and distances:

1.                                      North 72° 20’ 02” West, 5.018 feet to a point;

2.                                      South 21° 09’ 16” West, 23.250 feet to a point; and

3.                                      South 72° 20’02” East, 30.064 feet to a point on the said centerline of former 36th Street;

THENCE along the said centerline of former 36th Street, South 21° 09’ 16” West, 240.143 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 33,558 square feet (0.770 acres) of land, being the same, more or less.

PARCEL H-2

BEGINNING at a point, a southeasterly corner for the above described Parcel “H-1”, the intersection of the westerly side of former 36th Street, stricken from the city plan at 50 feet wide, with the northerly side of former Fish House Lane, at 23.208 feet wide, being on a southeasterly line for land now or formerly of CSX Transportation, Inc. (13-S-2414), said point being measured the four (4) following courses and distances from the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of the said former 36th Street;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

(Course 1 along the centerline of said former 36th Street)

1.                                      North 21° 09’ 16” East, 240.143 feet to a point on the southerly side of the said former Fish House Lane;

(Course 2 through 4 along the said former Fish House Lane)

2.                                      North 72° 20’ 02” West, 30.064 feet to a point;

3.                                      North 21° 09’ 16” East, 23.250 feet to a point; and

4.                                      South 72° 20’ 02” East, 5.018 feet to the Point of Beginning;

THENCE from said point of Beginning, through the said land now or formerly of CSX Transportation, Inc. the two (2) following courses and distances:

(Course 1 along an easterly line for the said Parcel “H-1”)

1.                                      North 21° 09’ 16” East, 245.524 feet to a point; and

2.                                      South 68° 50’ 44” East, 25.000 feet to a point on the centerline for the said formerly 36th Street;

THENCE along the said centerline of the former 36th Street, South 21° 09’ 16” West, 244.000 feet to a point on the said northerly side of former Fish House Lane;

THENCE along the said northerly side of former Fish House Lane, North 72° 20’ 02” West, 25.046 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 6,119 square feet (0.140 acres) of land, being the same, more or less.

CONTAINING within said metes and bounds for Parcels “H-1” and “H-2”, a total of 39,677 square feet (0.911 acres) of land, being the same, more or less.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

SCHEDULE 1.01(j)

WEST YARD

WEST YARD consisting of Parcel E as identified as such in the Owner’s Policy of Title Insurance

PARCEL E: West Yard Description. (Parcel E)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the southern right of way of Passyunk Avenue and a  corner of lands of now or late Thy B. Ma;  thence along said lands of Ma and along lands of now or late Joseph & Rosanna Mitchell South 69°19’58” East, a distance of 315.10 feet to a point a corner of lands of the now or late Phing Tan  and Khanh Buu Huynh;  thence along said lands and lands of Passyunk Avenue Realty En. North 82°44’45” East, a distance of 601.48 feet to a point a corner of the now or late lands of Passyunk Avenue Realty En;  thence along said lands South 61°00’00” East, a distance of 218.91 feet;  thence South 68°14’30” East, a distance of 251.05 feet;  thence along lands of Auto Recycling Real Estate North 88°16’32” East, a distance of  288.19 feet;  thence continuing along said lands and along lands of S.R.S. Inc. North 35°03’05” East, a distance of 1800.00 feet near the Schuylkill River;

thence in and along the Schuylkill River the 10 following courses and distances:

(1)South 80°39’14” East, a distance of 401.15 feet;

(2) South 42°01’03” East, a distance of 297.66 feet;

(3) South 04°55’59” West, a distance of 350.17 feet;

(4) South 15°52’29” West, a distance of 487.33 feet;

(5) South 23°42’54” West, a distance of 196.89 feet;

(6) South 22°35’18” West, a distance of 384.45 feet;

(7) South 14°15’27” West, a distance of 121.55 feet;

(8) South 15°59’35” West, a distance of 219.74 feet;

(9) South 21°40’33” West, a distance of 445.70 feet;

(10) South 23°20’44” West, a distance of 324.02 feet to a point a corner of lands of Convoy Realty LP;

thence along lands of Convoy North 63°18’58” West, a distance of 1362.47 feet;  thence North 07°11’32” East, a distance of 231.25 feet to a point of curvature; thence by a curve to the left having a radius of 5000.00 feet and a central angle of 1°29’17” an arc length of 129.85 feet a chord which bears North 70°46’37” West 129.85 feet;

thence along lands of Point Breeze Terminal LLC the eight following courses and distances:

(1) North 67°11’05” West, a distance of 14.72 feet;

(2) South 83°51’36” West, a distance of 839.02 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

(3)North 60°55’04” East, a distance of 31.00 feet;

(4) North 25°30’00” East, a distance of 145.00 feet;

(5) North 00°00’00” East, a distance of 50.83 feet;

(6) North 00°00’00” East, a distance of 41.00 feet;

(7) North 85°21’56” West, a distance of 972.06 feet;

(8) North 07°07’07” East, a distance of 171.91 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue the three following courses and distances:

(1) North 74°48’30” East, a distance of 226.91 feet;

(2) South 15°11’30” East, a distance of 6.00 feet;

(3) North 74°48’30” East, a distance of 349.28 feet to the Point of Beginning.

Containing 80.84 Acres, more or less.

OPA# 884097130 — 6300 W. Passyunk Avenue

OPA#884097140 — 6030 W. Passyunk Avenue

OPA#884097110  — 3701 S. 63rd Street

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

SCHEDULE 1.01(k)

RACKS AND RACK INFRASTRUCTURE OWNERS

Rack	Rack Infrastructure Owner

Belmont Truck Rack, the truck rack that is located adjacent to the Refinery at 2700 Passyunk Ave., Philadelphia, PA 19145 and that is owned by Sunoco PMT, subject to that certain Products Terminal Services Agreement dated as of September 8, 2012 between Sunoco PMT and PESRM (as amended from time to time)

Sunoco PMT

Westville 1000 Crown Point Rd., Westville NJ 08093-1317	Sunoco PMT

Sinking Spring 901 Mountain Home Rd., Sinking Spring, PA 19608	Lucknow-Highspire Terminals Company

Highspire Terminal 900 Eisenhower Blvd., Middletown, PA 17057	Lucknow-Highspire Terminals Company

Mechanicsburg Terminal 127 Texaco Road, Mechanicsburg, PA 17050	Lucknow-Highspire Terminals Company

Altoona, 1100 Burns Ave., Altoona PA 16602	Lucknow-Highspire Terminals Company

Northumberland, P.O. Box 300, Route 11 North, Northumberland PA 17857-0300	Lucknow-Highspire Terminals Company

Kingston, 60 S. Wyoming Ave., Edwardsville PA 18704-3102	Sunoco PMT

Allentown, 1134 N. Quebec St., Allentown PA 18109-1609	Lucknow-Highspire Terminals Company

Fullerton, 2480 Main Street, Whitehall PA 18052-4607	Sunoco PMT

Tonawanda, 3733 River Road, Tonawanda NY 14150	Sunoco PMT

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Rochester, 1840 Lyell Avenue, Rochester NY 14606	Sunoco PMT

Coraopolis South, 9 Thorn Street, Coraopolis PA 15108	Lucknow-Highspire Terminals Company

Dupont, RD 675 Suscon Road, Pittston, PA 18640	Lucknow-Highspire Terminals Company

Van Buren, 2951 Energy Drive, Warners NY 13164	Sunoco PMT

Exton Terminal, 601 Lincoln Highway, Exton PA 19341	Sunoco PMT

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SCHEDULE 1.01(l)

REFINERY

Originally built in 1866, the Philadelphia refinery is a 330,000 bpd refinery with a Nelson complexity of 9.3 located in Philadelphia, Pennsylvania.  It is the oldest continuously operating petroleum facility in the world.  The Philadelphia refinery as it is known and configured today is a combination of two formerly separate refineries often referred to as Girard Point (previously owned by Gulf and later Chevron) and Point Breeze (previously owned by ARCO and later Atlantic).  The integration of the two refineries into the single Philadelphia complex was completed by Sunoco in 1995.  The Philadelphia refinery is located on a 1,400 acre site and processes light, sweet, residual cracking and heavy sweet crudes.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 1.01(m)

REFINERY REAL PROPERTY

Consisting of Parcels A, B-1, B-2, B-3, B-4, C, D, E, G, H-1 & H-2  as identified as such in the Owner’s Policy of Title Insurance

PARCEL A

Beginning at a point on the northern side of Lanier Avenue and the corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation, North 58°52’39” East, a distance of 31.47 feet; thence South 31°07’21” East, a distance of 136.40feet;  thence South 58°52’39” West, a distance of 50.41 feet to a point a corner of lands of Conrail; thence along lands of Conrail the 14 following courses and distances:

(1) South 31°52’50” East, a distance of 90.73 feet to a point of curvature;

(2) by a curve to the right having a radius of 335.54 feet and a central angle of 39°39’00” an arc length of 232.20 feet a chord which bears South 12°03’20” East 227.60 feet to a point;

(3)South 07°46’10” West tangent to said curve, a distance of 541.48 feet;

(4) North 35°26’10” East, a distance of 282.33 feet;

(5) North 35°47’10” East, a distance of 273.76 feet;

(6) South 07°46’01” West, a distance of 1297.42 feet;

(7) South 07°54’07” West, a distance of 144.68 feet;

(8) South 09°10’51” West, a distance of 320.82 feet;

(9)South 04°26’38” West, a distance of 122.85 feet;

(10) South 07°38’04” West, a distance of 30.09 feet;

(11) South 08°09’35” West, a distance of 119.06 feet;

(12) South 06°59’31” West, a distance of 139.54 feet;

(13) South 81°41’24” East, a distance of 89.38 feet;

(14) South 07°57’20” West, a distance of 232.50 feet to a point on the pierhead and bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 56 following courses and distances:

(1) North 83°40’40” West, a distance of 484.75 feet;

(2) North 80°59’10” West, a distance of 293.05 feet;

(3) North 80°57’45” West, a distance of 291.76 feet;

(4) North 80°39’50” West, a distance of 367.78 feet;

(5) North 09°10’46” East, a distance of 47.72 feet;

(6) North 63°43’59” West, a distance of 87.28 feet;

(7) North 61°57’14” West, a distance of 104.02 feet;

(8) South 26°32’09” West, a distance of 51.72 feet;

(9) North 62°59’30” West, a distance of 133.92 feet;

(10) North 62°12’53” West, a distance of 166.29 feet;

(11) North 26°44’06” East, a distance of 55.61 feet;

(12) North 62°58’22” West, a distance of 247.86 feet;

(13) North 62°17’56” West, a distance of 287.77 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(14) North 45°26’57” West, a distance of 211.11 feet;

(15) North 46°31’00” West, a distance of 354.57 feet;

(16) North 64°57’13” West, a distance of 65.87 feet;

(17) North 34°41’49” West, a distance of 109.10 feet;

(18) North 46°10’22” West, a distance of 380.64 feet;

(19) North 29°33’57” West, a distance of 210.22 feet;

(20) North 28°49’08” West, a distance of 356.96 feet;

(21) North 29°42’09” West, a distance of 364.44 feet;

(22) North 16°12’31” West, a distance of 42.38 feet;

(23) North 09°26’20” West, a distance of 45.39 feet;

(24) North 15°41’58” West, a distance of 913.99 feet;

(25) North 15°05’58” West, a distance of 56.31 feet;

(26) North 08°17’52” West, a distance of 173.70 feet;

(27) North 05°19’22” West, a distance of 64.01 feet;

(28) North 07°37’01” West, a distance of 1136.34 feet;

(29) North 08°01’22” East, a distance of 380.08 feet;

(30) North 28°44’59” East, a distance of 7.74 feet;

(31) North 43°42’20” East, a distance of 197.15 feet;

(32) North 42°26’02” East, a distance of 89.30 feet;

(33) North 44°10’07” East, a distance of 72.09 feet;

(34) North 72°36’31” East, a distance of 27.87 feet;

(35) North 75°53’49” East, a distance of 101.72 feet;

(36) North 77°19’59” East, a distance of 293.03 feet;

(37) South 86°50’08” East, a distance of 373.53 feet;

(38) South 86°29’05” East, a distance of 408.99 feet;

(39) North 84°56’19” East, a distance of 6.58 feet;

(40) North 81°27’07” East, a distance of 156.35 feet;

(41) North 85°23’48” East, a distance of 75.71 feet;

(42) North 80°50’16” East, a distance of 28.45 feet;

(43) South 15°42’39” East, a distance of 2.48 feet;

(44) North 74°42’14” East, a distance of 40.34 feet;

(45) North 79°38’24” East, a distance of 11.24 feet;

(46) North 84°28’14” East, a distance of 78.29 feet;

(47) North 71°34’56” East, a distance of 10.59 feet;

(48) North 85°13’53” East, a distance of 68.60 feet;

(49) North 53°43’35” East, a distance of 138.34 feet;

(50)North 55°19’46” East, a distance of 24.25 feet;

(51) North 49°12’19” East, a distance of 21.57 feet;

(52) North 50°49’59” East, a distance of 22.71 feet;

(53) North 63°34’55” East, a distance of 37.80 feet;

(54) North 48°56’08” East, a distance of 17.60 feet;

(55) North 48°01’38” East, a distance of 37.79 feet;

(56) North 57°04’27” East, a distance of 220.24 feet to a point, a corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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thence along lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation,  the following 9 courses and distances:

(1) South 66°43’40” East, a distance of 165.74 feet;

(2) South 26°47’19” West, a distance of 173.62 feet to a point of curvature;

(3) by a curve to the left having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears South 00°06’24” West 289.88 feet;

(4) South 28°44’58” East, a distance of 198.19 feet;

(5) North 78°06’33” East, a distance of 1489.09 feet;

(6) South 07°46’10” West, a distance of 1288.62 feet;

(7) South 60°40’29” West, a distance of 577.59 feet;

(8) South 29°33’29” East, a distance of 525.42 feet;

(9) South 32°34’13” East, a distance of 529.63 feet to the point of Beginning.

Containing 394.96 Acres, more or less.

OPA#885044000 - 3600 Lanier  Ave

OPA#884096500 - 3404 Penrose Ave

OPA#884095400 - 3000 Penrose Ferry Rd

OPA#884095500 - 3002 Penrose Ferry Rd

PARCEL B-1

Beginning at a point on the western side of 26th street;  thence along the western side of 26th Street the 16 following courses and distances:

(1) South 07°45’55” West, a distance of 169.94 feet;

(2) South 00°16’02” East, a distance of 38.37 feet;

(3) South 06°25’58” West, a distance of 199.87 feet;

(4) South 07°53’20” West, a distance of 211.08 feet;

(5) South 07°47’37” West, a distance of 1509.96 feet;

(6) South 07°52’07” West, a distance of 726.03 feet;

(7) South 07°38’49” West, a distance of 48.89 feet;

(8) South 09°29’34” West, a distance of 130.93 feet;

(9) South 07°13’47” West, a distance of 401.40 feet;

(10) South 07°57’21” West, a distance of 318.70 feet;

(11) South 15°50’52” West, a distance of 136.31 feet;

(12) South 07°45’11” West, a distance of 118.07 feet;

(13) North 80°01’54” West, a distance of 17.81 feet;

(14) South 14°08’03” West, a distance of 552.84 feet to a point of curvature;

(15) by a curve to the left having a radius of 200.76 feet and a central angle of 66°30’21” an arc length of 233.04 feet and a chord which bears South 34°54’40” West 220.17 feet;

(16) South 01°46’40” West, a distance of 293.89 feet;

thence along the north side of Penrose Avenue South 43°34’41” West, a distance of 665.73 feet to a point of curvature; thence by a curve to the right having a radius of 126.09 feet and a central angle of 73°01’54” an arc length of 160.71 feet a chord which bears South 87°07’45” West 150.05 feet point of reverse curvature;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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thence by a reverse curve to the left having a radius of 167.93 feet and a central angle of 102°48’10” an arc length of 301.32 feet and a chord South 78°02’49” West and a distance of 262.49 feet;

thence along the northern side of Lanier Avenue the eight following courses and distances:

(1) South 28°41’02” West, a distance of 84.04 feet;

(2) South 30°01’19” West, a distance of 182.61 feet;

(3)South 33°23’20” West, a distance of 122.68 feet to a point of curvature;

(4) by a curve to the left having a radius of 365.09 feet and a central angle of 10°02’31” an arc length of 63.99 feet a chord which bears South 38°14’27” West 63.90 feet;

(5) South 45°13’17” West, a distance of 69.72 feet to a point of curvature;

(6) by a curve to the left having a radius of 248.69 feet and a central angle of 11°28’08” an arc length of 49.78 feet a chord which bears South 50°30’20” West 49.70 feet;

(7)South 55°40’25” West, a distance of 127.19 feet;

(8) South 58°52’39” West, a distance of 504.43 feet;

thence along Girard Point property the following ten courses and distances:

(1) South 58°52’39” West, a distance of 31.47 feet;

(2) North 32°34’13” West, a distance of 529.63 feet;

(3) North 29°33’29” West, a distance of 525.42 feet;

(4) North 60°40’29” East, a distance of 577.59 feet;

(5) North 07°46’10” East, a distance of 1288.62 feet;

(6) South 78°06’33” West, a distance of 1489.09 feet;

(7) North 28°44’58” West, a distance of 198.19 feet to a point of curvature;

(8) by a curve to the right having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears North 00°06’24” East 289.88 feet to a point;

(9) North 26°47’19” East, a distance of 173.62 feet;

(10) North 66°43’40” West,  a distance of 165.74 feet to a point on the bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 29 following courses and distances:

(1) North 43°24’56” East, a distance of 135.15 feet;

(2) North 32°59’59” East, a distance of 197.67 feet;

(3) North 28°46’15” East, a distance of 207.21 feet;

(4) South 67°36’32” East, a distance of 25.00 feet;

(5) North 28°53’49” East, a distance of 525.99 feet;

(6) North 23°14’16” East, a distance of 296.55 feet;

(7) North 16°27’07” East, a distance of 155.27 feet;

(8) North 09°56’26” East, a distance of 211.86 feet;

(9) North 26°32’07” East, a distance of 130.56 feet;

(10) North 45°19’27” West, a distance of 43.11 feet;

(11) North 23°44’32” East, a distance of 11.78 feet;

(12) North 58°39’44” East, a distance of 10.33 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(13) North 13°19’01” East, a distance of 20.88 feet;

(14) North 21°53’43” East, a distance of 22.65 feet;

(15) North 33°53’23” East, a distance of 15.69 feet;

(16) North 22°37’41” East, a distance of 36.18 feet;

(17) North 12°06’28” East, a distance of 42.35 feet;

(18) South 78°45’03” East, a distance of 9.60 feet;

(19) North 12°10’53” East, a distance of 13.10 feet;

(20) North 84°10’16” West, a distance of 12.72 feet;

(21) North 23°48’41” East, a distance of 452.70 feet;

(22) North 23°48’41” East, a distance of  453.47 feet;

(23) South 72°18’38” East, a distance of 4.28 feet;

(24) North 19°03’43” East, a distance of 23.84 feet;

(25) North 15°47’28” East, a distance of 46.32 feet;

(26) South 80°51’48” East, a distance of 21.53 feet;

(27) North 13°26’19” East, a distance of 231.84 feet;

(28) North 07°22’43” East, a distance of 111.24 feet;

(29) North 03°41’43” West, a distance of 175.93 feet;

(30) North 15°46’02” West, a distance of 105.60 feet;

thence North 74°54’45” East, a distance of 126.56 feet; thence continuing along same North 74°54’45” East, a distance of 225.13 feet;  thence South 14°27’15” East, a distance of 45.83 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue North 74°50’12” East, a distance of 1289.66 feet;  thence leaving said side of Passyunk Avenue South 15°09’48” East, a distance of 364.36 feet;  thence North 74°50’12” East, a distance of 218.00 feet;  thence South 15°09’48” East, a distance of 63.00 feet;  thence South 89°08’54” East, a distance of 10.00 feet; thence South 25°09’48” East, a distance of 60.00 feet;  thence South 63°09’48” East, a distance of 27.00 feet; thence North 71°05’39” East, a distance of 79.00 feet; thence North 66°10’39” East, a distance of 201.00 feet;  thence North 04°50’39” East, a distance of 61.00 feet;  thence South 85°09’21” East, a distance of 82.00 feet;  thence North 74°50’39” East, a distance of 253.00 feet;  thence South 82°09’21” East, a distance of 224.77 feet to the Point of Beginning.

Containing 360.55 Acres, more or less.

OPA #884097044 - 3144 W. Passyunk Ave

PARCEL B-2

Beginning at a point on the south side of Passyunk Avenue and on the pierhead and bulkhead of the Schuylkill River; thence along the bulkhead of the Schuylkill River the thirty-three following courses and distances:

(1) North 15°46’02” West, a distance of 155.02 feet;

(2) North 31°09’33” West, a distance of 148.28 feet;

(3) North 39°25’25” West, a distance of 180.29 feet;

(4) North 44°07’32” West, a distance of 80.71 feet;

(5) North 65°32’53” West, a distance of 13.18 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(6) North 49°22’28” West, a distance of 8.41 feet;

(7) North 65°46’02” West, a distance of 30.05 feet;

(8) South 54°50’25” West, a distance of 5.48 feet;

(9) North 40°45’12” West, a distance of 48.68 feet;

(10) North 56°19’58” West, a distance of 156.17 feet;

(11) North 57°58’20” West, a distance of 145.68 feet;

(12) North 75°17’24” West, a distance of 42.80 feet;

(13) North 83°31’11” West, a distance of 86.58 feet;

(14) North 83°31’11” West, a distance of 95.61 feet;

(15) North 83°00’35” West, a distance of 187.03 feet;

(16) South 80°37’47” West, a distance of 809.03 feet;

(17) South 80°01’56” West, a distance of 46.99 feet;

(18) South 85°22’16” West, a distance of 35.86 feet;

(19) South 86°42’51” West, a distance of 95.79 feet;

(20) North 05°28’09” West, a distance of 30.00 feet;

(21) North 72°05’27” West, a distance of 480.36 feet;

(22) North 49°21’34” West, a distance of 277.55 feet;

(23) North 44°46’47” West, a distance of 91.93 feet;

(24) North 27°49’54” West, a distance of 198.68 feet;

(25) North 23°47’26” West, a distance of 139.41 feet;

(26) North 27°22’11” West, a distance of 140.79 feet;

(27) North 00°58’58” West, a distance of 695.54 feet;

(27) North 14°12’09” East, a distance of 375.02 feet;

(28) North 06°23’54” West, a distance of 78.53 feet;

(29) North18°25’26” East, a distance of 447.84 feet;

(30) South 74°33’15” East, a distance of 65.04 feet;

(31) North 24°55’08” East, a distance of 22.18 feet;

(32) South 81°55’09” East, a distance of 191.39 feet;

(33) North 42°08’32” East, a distance of 43.36 feet;

thence leaving bulkhead and along lands of Conrail South 82°20’38” East, a distance of 644.83 feet;  thence continuing along lands of Conrail the 11 following courses and distances:

(1) South 16°15’57” East, a distance of 120.19 feet to a point of curvature;

(2) by a curve to right having a radius of 653.39 feet and a central angle of 54°52’25” an arc length of 625.77 feet a chord which bears South 44°45’52” East 602.12 feet;

(3) South 82°10’05” East, a distance of 379.22 feet;

(4) South 81°54’46” East, a distance of 281.13 feet;

(5) South  82°09’55” East, a distance of 185.06 feet;

(6) South 82°22’37” East, a distance of 375.54 feet;

(7) South 82°19’05” East, a distance of 329.39 feet;

(8) South 81°52’05” East, a distance of 339.43 feet;

(9) South 82°21’18” East, a distance of 639.33 feet;

(10) South 82°07’25” East, a distance of 230.24 feet to a point of curvature;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(11) by a  of a curve to the right having a radius of 1028.90 feet and a central angle of 18°15’10” an arc length of 327.78 feet a chord which bears South 73°24’01”East 326.40 feet;

thence South 07°48’50” West, a distance of 86.27 feet to a point in line of lands owned by the City of Philadelphia; thence along lands of Philadelphia the 16 following courses and distances:

(1) by a curve to the left having a radius of 499.91 feet and a central angle of 22°54’36” an arc length of 199.89 feet a chord which bears South 82°53’51” West 198.56 feet;

(2) South 68°52’37” West, a distance of 368.16 feet to a point of curvature;

(3) by a curve to the left having a radius of 759.85 feet and a central angle of 9°50’11” an arc length of 130.45 feet a chord which bears South 74°48’53” West 130.29 feet;

(4) South 79°06’45” West, a distance of 310.68 feet;

(5) South 74°37’16” West, a distance of 96.75 feet;

(6) South 56°20’07” West, a distance of 70.00 feet;

(7) South 64°28’35” West, a distance of 251.25 feet;

(8) South 67°27’07” West, a distance of 302.11 feet;

(9) South 67°27’07” West, a distance of 402.58 feet;

(10) South 67°27’07” West, a distance of 141.14 feet;

(11) South 53°20’14” West, a distance of 50.00 feet;

(12) South 23°28’34” East, a distance of 32.51 feet;

(13) South 23°28’34” East, a distance of 299.99 feet;

(14) South 35°54’01” East, a distance of 737.38 feet;

(15) South 16°59’51” East, a distance of 113.90 feet;

(16) South 44°15’26” East, a distance of 25.66 feet;

thence South 74°54’45” West, a distance of 126.56 feet to the Point of Beginning.

Containing 141.00 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-3

Beginning at a point on the right of way of Moore Street; thence along the southern right of way of Moore Street South 76°59’06” East, a distance of 85.84 feet;  thence continuing along said right of way South 76°04’48” East, a distance of 329.50 feet to a point on the western right of way line of 35th Street;  thence along the western right of way line of 35th Street South 13°57’01” West, a distance of 518.75 feet; thence South 82°07’46” East, a distance of 497.03 feet to a point on the western right of way line of 34th Street;  thence along the western right of way line of 34th Street South 20°22’25” West, a distance of 139.66 feet to a point on the southern right of  way line of Maiden Lane; thence along the southern right of way line of Maiden Lane South 64°11’02” East, a distance of 1256.82 feet to a point of curvature; thence by a  curve to the right entering the western side of 26th Street having a radius of 491.39 feet and a central angle of 18°49’29” an arc length of 161.45 feet and a chord which bears South 55°27’35” East 160.72 feet;

thence along the western side of 26th Street the eight following courses and distances:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(1) South 43°44’58” West, a distance of 2.95 feet;

(2) South 40°36’48” East, a distance of 169.81 feet;

(3) South 37°29’46” East, a distance of 210.70 feet;

(4) South 37°08’53” East, a distance of 599.67 feet;

(5)South 37°13’25” East, a distance of 255.57 feet;

(6) South 45°31’16” West, a distance of 2.49 feet;

(7) South 34°13’50” East, a distance of 144.39 feet;

(8) South 33°56’02” East, a distance of 266.03 feet;

thence leaving the western side of 26th Street and going along the northern side of lands of Conrail the 24 following courses and distances:

(1) North 81°59’00” West, a distance of 236.77 feet;

(2) North 58°22’13” East, a distance of 33.81 feet;

(3) North 74°29’15” West, a distance of 121.44 feet;

(4) North 76°18’45” West, a distance of 250.63 feet;

(5) North 84°05’02” West, a distance of 285.50 feet;

(6) South 47°15’52” West, a distance of 15.18 feet;

(7) North 75°52’55” West, a distance of 46.21 feet;

(8) North 82°02’14” West, a distance of 525.00 feet;

(9) North 02°36’38” East, a distance of 6.00 feet;

(10)North 82°03’42” West, a distance of 209.46 feet;

(11) North 82°26’26” West, a distance of 197.26 feet;

(12) North 82°16’24” West, a distance of 149.97 feet;

(13)North 82°06’49” West, a distance of 452.25 feet;

(14) South 11°06’33” West, a distance of 15.19 feet;

(15) North 81°57’23” West, a distance of 288.33 feet;

(16) North 80°02’02” West, a distance of 92.49 feet;

(17)North 83°48’02” West, a distance of 66.93 feet:

(18) North 79°34’03” West, a distance of 240.34 feet to a point of curvature;

(19) by a curve to the right having a radius of 665.76 feet and a central angle of 55°53’57” an arc length of 649.53 feet and a chord which bears North 53°19’49” West 624.07 feet to a point of compound curvature;

(20) by a compound curve to the right having a radius of 733.68 feet and a central angle of 44°51’23” an arc length of 574.39 feet and a chord which bears North 00°47’49” East 559.84 feet;

(21) North 21°41’17” East, a distance of 358.44 feet;

(22) North 26°05’47” East, a distance of 92.79 feet;

(23) South 82°19’34” East, a distance of 223.64 feet;

(24) North 13°55’44” East, a distance of 990.16 feet to the Point of Beginning.

Containing 106.64 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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PARCEL B-4

Beginning at a point on the northerly side of Moore Street with the centerline of the said former 36th Street, stricken from the city plan at 50 feet wide; thence along the centerline of the said former 36th Street North 13°59’19” East, a distance of 240.14 feet to a point on the southerly side of the said former Fish House Lane (at 23.208 feet wide); thence along the said former Fish House Lane the following 5 courses and distances:

(1) North 79°29’59” West, a distance of 30.06 feet;

(2) North 13°59’19” East, a distance of 23.25 feet;

(3) South 79°29’59” East, a distance of 495.93 feet;

(4) South 13°59’19” West, a distance of 23.25 feet;

(5) North 79°29’59” West, a distance of 25.05 feet to a point on the centerline of the said former 35th Street (50 feet wide); thence along the centerline of said former 35th Street South 13°59’19” West, a distance of 266.97 feet to a point on the northerly side of Moore Street;

thence along the northerly side of Moore Street  North 76°00’41” West, a distance of 440.00 feet to the Point of Beginning.

Containing 2.83 Acres, more or less.

OPA#884214115 — 3515 Moore Street

PARCEL C

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the eastern side of Essington Avenue and a corner of lands of Pacific Atlantic Terminal;  thence along lands of Pacific Atlantic Terminal South 82°10’16” East, a distance of 367.00 feet;  thence continuing along said lands South 77°59’17” East, a distance of 668.27 feet to a point of curvature; thence by a curve to the left having a radius of 1463.35 feet and a central angle of 25°44’18” an arc length of 657.36 feet a chord which bears South 18°58’02” East 651.85 feet;

thence South 31°50’11” East a distance of 827.78 feet;  thence South 31°50’11” East, a distance of 1456.50 feet;  thence along Mingo Creek South 58°16’51” West, a distance of 2698.79 feet;  thence North 64°39’14” West, a distance of 673.96 feet to a point on the eastern side of Mingo Avenue;  thence along Mingo Avenue North 00°03’26” West, a distance of 1413.86 feet to a point on the eastern side of Essington Avenue;  thence along Essington Avenue North 10°51’10” East, a distance of 2507.54 feet to the Point of Beginning.

Containing 171.18 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

PARCEL D

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point a corner of lands of Pacific Atlantic Terminal;  thence along lands of Pacific Atlantic Terminal South 89°16’27” East, a distance of 989.92 feet to a point on the west side of the Schuylkill River; thence along said river the 4 following courses and distances: (1) South 03°54’17” East, a distance of 294.15 feet; (2) South 15°35’28” East, a distance of 973.86 feet; (3) South 15°35’28” East, a distance of 196.10 feet;  (4)South 29°06’56” East, a distance of 955.16 feet;  thence South 54°55’41” West, a distance of 467.65 feet to a point on the east side of lands of Pacific Atlantic Terminal;

thence along lands of Pacific Atlantic Terminal the three following courses and  distances: (1) North 31°50’11” West, a distance of 1423.21 feet;  (2) North 31°50’11” West, a distance of 857.35 feet to a point of curvature; (3) by a curve to the right having a radius of 1397.46 feet a central angle of 26°08’53” an arc length of 637.75 feet a chord which bears North 18°45’45” West a distance of 632.23 feet  to the Point of Beginning.

Containing 39.90 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

PARCEL E

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the southern right of way of Passyunk Avenue and a corner of lands of now or late Thy B. Ma;  thence along said lands of Ma and along lands of now or late Joseph & Rosanna Mitchell South 69°19’58” East, a distance of 315.10 feet to a point a corner of lands of the now or late Phing Tan  and Khanh Buu Huynh;  thence along said lands and lands of Passyunk Avenue Realty En. North 82°44’45” East, a distance of 601.48 feet to a point a corner of the now or late lands of Passyunk Avenue Realty En;  thence along said lands South 61°00’00” East, a distance of 218.91 feet;  thence South 68°14’30” East, a distance of 251.05 feet;  thence along lands of Auto Recycling Real Estate North 88°16’32” East, a distance of  288.19 feet;  thence continuing along said lands and along lands of S.R.S. Inc. North 35°03’05” East, a distance of 1800.00 feet near the Schuylkill River;

thence in and along the Schuylkill River the 10 following courses and distances:

(1)South 80°39’14” East, a distance of 401.15 feet;

(2) South 42°01’03” East, a distance of 297.66 feet;

(3) South 04°55’59” West, a distance of 350.17 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

(4) South 15°52’29” West, a distance of 487.33 feet;

(5) South 23°42’54” West, a distance of 196.89 feet;

(6) South 22°35’18” West, a distance of 384.45 feet;

(7) South 14°15’27” West, a distance of 121.55 feet;

(8) South 15°59’35” West, a distance of 219.74 feet;

(9) South 21°40’33” West, a distance of 445.70 feet;

(10) South 23°20’44” West, a distance of 324.02 feet to a point a corner of lands of Convoy Realty LP;

thence along lands of Convoy North 63°18’58” West, a distance of 1362.47 feet;  thence North 07°11’32” East, a distance of 231.25 feet to a point of curvature; thence by a curve to the left having a radius of 5000.00 feet and a central angle of 1°29’17” an arc length of 129.85 feet a chord which bears North 70°46’37” West 129.85 feet;

thence along lands of Point Breeze Terminal LLC the eight following courses and distances:

(1) North 67°11’05” West, a distance of 14.72 feet;

(2) South 83°51’36” West, a distance of 839.02 feet;

(3)North 60°55’04” East, a distance of 31.00 feet;

(4) North 25°30’00” East, a distance of 145.00 feet;

(5) North 00°00’00” East, a distance of 50.83 feet;

(6) North 00°00’00” East, a distance of 41.00 feet;

(7) North 85°21’56” West, a distance of 972.06 feet;

(8) North 07°07’07” East, a distance of 171.91 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue the three following courses and distances:

(1) North 74°48’30” East, a distance of 226.91 feet;

(2) South 15°11’30” East, a distance of 6.00 feet;

(3) North 74°48’30” East, a distance of 349.28 feet to the Point of Beginning.

Containing 80.84 Acres, more or less.

OPA# 884097130 — 6300 W. Passyunk Avenue

OPA#884097140 — 6030 W. Passyunk Avenue

OPA#884097110  — 3701 S. 63rd Street

PARCELS H-1 and H-2 Descriptions.

ALL THOSE CERTAIN tracts, pieces or parcels of land, situate former 36th Street and Moore Street, 36th Ward, City of Philadelphia, Commonwealth of Pennsylvania, as shown on a plan prepared by Van Demark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware, Drawing No. 39945-F, dated April 23, 2010, entitled “Subdivision Plat, Premises “H”, prepared for Sunoco, Inc.” and being more particularly described as follows, to wit:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

PARCEL “H-1”:

BEGINNING at a point, the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of former 36th Street, stricken from the city plan at 50 feet wide, being the southwesterly corner of Premises ‘H-1’, Sunoco Propane Terminal (13-S-23/3) on a easterly line for land now or formerly of CSX Transportation, Inc. (13-S-24/4);

THENCE through the said land now or formerly of CSX Transportation, Inc. the seven (7) following described courses and distances:

(Courses 1 through 3 along or near a 6 foot chain link fence)

1.                                      North 68° 50’ 44” West, 77.400 feet to a point;

2.                                      North 18° 57’ 36” East, 199.926 feet to a point;

3.                                      North 23° 20’ 54” East, 201.193 feet to a fence corner;

4.                                      North 25° 18’ 02” East, 84.179 feet to a point;

5.                                      North 27° 45’ 33” East, 22.761 feet to a point; and

6.                                      South 68° 50’ 44” East, 43.650 feet to a point, the northwesterly corner for the herein described Parcel “B” on the westerly line of the said former 36th Street;

(Course 7 along the said westerly side of former 36th Street, being the westerly line for the said Parcel “H-2”)

7.                                      South 21° 09’ 16” West, 245.524 feet to a point on the northerly side of former Fish House Lane, at 23.208 feet wide;

THENCE along the northerly side, westerly terminus and southerly side of the said former Fish House Lane the three (3) following described courses and distances:

1.                                      North 72° 20’ 02” West, 5.018 feet to a point;

2.                                      South 21° 09’ 16” West, 23.250 feet to a point; and

3.                                      South 72° 20’02” East, 30.064 feet to a point on the said centerline of former 36th Street;

THENCE along the said centerline of former 36th Street, South 21° 09’ 16” West, 240.143 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 33,558 square feet (0.770 acres) of land, being the same, more or less.

PARCEL H-2

BEGINNING at a point, a southeasterly corner for the above described Parcel “H-1”, the intersection of the westerly side of former 36th Street, stricken from the city plan at 50 feet wide, with the northerly side of former Fish House Lane, at 23.208 feet wide, being on a southeasterly line for land now or formerly of CSX Transportation, Inc. (13-S-2414), said point being measured the four (4) following courses and distances from the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of the said former 36th Street;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

(Course 1 along the centerline of said former 36th Street)

1.                                      North 21° 09’ 16” East, 240.143 feet to a point on the southerly side of the said former Fish House Lane;

(Course 2 through 4 along the said former Fish House Lane)

2.                                      North 72° 20’ 02” West, 30.064 feet to a point;

3.                                      North 21° 09’ 16” East, 23.250 feet to a point; and

4.                                      South 72° 20’ 02” East, 5.018 feet to the Point of Beginning;

THENCE from said point of Beginning, through the said land now or formerly of CSX Transportation, Inc. the two (2) following courses and distances:

(Course 1 along an easterly line for the said Parcel “H-1”)

1.                                      North 21° 09’ 16” East, 245.524 feet to a point; and

2.                                      South 68° 50’ 44” East, 25.000 feet to a point on the centerline for the said formerly 36th Street;

THENCE along the said centerline of the former 36th Street, South 21° 09’ 16” West, 244.000 feet to a point on the said northerly side of former Fish House Lane;

THENCE along the said northerly side of former Fish House Lane, North 72° 20’ 02” West, 25.046 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 6,119 square feet (0.140 acres) of land, being the same, more or less.

CONTAINING within said metes and bounds for Parcels “H-1” and “H-2”, a total of 39,677 square feet (0.911 acres) of land, being the same, more or less.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

SCHEDULE 1.01(q)

APPROVED TERMS AND CONDITIONS

The following are approved General Terms and Conditions for sale and purchased of crude oil and refined products, subject always to such MLC amendments that may be required in respect thereof or as shall be mutually agreed.

BP Oil International Limited - General Terms and Conditions for Sales and Purchases of Crude Oil (2007)

STATOIL GENERAL TERMS AND CONDITIONS FOR SALE, Crude oil, Condensate and Petroleum Products including LPG, 2011 version

CHEVRON PRODUCTS GENERAL PROVISIONS FOR FOB (NAMED PORT OF SHIPMENT) SALES, 1 January 2000 edition

Chevron Products Company, a division of Chevron U.S.A. Inc. - General Provisions for DES (January 1, 2000)

TOTAL GENERAL TERMS AND CONDITIONS for F.O.B. SALES OF CRUDE OIL, 2007 edition

SUNCOR ENERGY MARKETING INC GENERAL TERMS AND CONDITIONS OF SALE APPLICABLE TO TERMINAL CRUDE OIL SALES FOB/FIP — EDITION OF APRIL 4, 2000

NNPC GENERAL CONDITIONS FOR SALE AND PURCHASE OF NIGERIAN CRUDE OIL — PART II OF THE CONTRACT

PETRONAS GENERAL TERMS AND CONDITIONS FOR F.O.B. SALE AND PURCHASE OF DOBA BLEND CRUDE OIL — JAN 2004

CONOCO General Provisions for Domestic Crude Oil Agreements, Effective January 1, 1993.  Also approved with Chevron Amendments Effective August 1, 2009 and with Cehvron Marine Provisions — Eastern Region, Revised 5/90.

SONANGOL E.P. STANDARD TERMS OF SALE PART II FOB GENERAL TEMS AND CONDITIONS — AUGUST 10 2010

Shell International Trading and Shipping Company Limited - General Terms & Conditions for Sale and Purchases of Crude Oil (2010)

SUNOCO General Terms and Conditions for Sales and Purchases of Refined Products etc¸ August 14 2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 1.01(r)

BUSINESS DAYS

Flow Date 1	Flow Date 2	Flow Date 3	Production Book Received	Payment Date
Mon Oct 06 14			Tue Oct 07 14	Wed Oct 08 14
Tue Oct 07 14			Wed Oct 08 14	Thu Oct 09 14
Wed Oct 08 14			Thu Oct 09 14	Fri Oct 10 14
Thu Oct 09 14			Fri Oct 10 14	Tue Oct 14 14
Fri Oct 10 14	Sat Oct 11 14		Mon Oct 13 14	Tue Oct 14 14
Sun Oct 12 14	Mon Oct 13 14		Tue Oct 14 14	Wed Oct 15 14
Tue Oct 14 14			Wed Oct 15 14	Thu Oct 16 14
Wed Oct 15 14			Thu Oct 16 14	Fri Oct 17 14
Thu Oct 16 14			Fri Oct 17 14	Mon Oct 20 14
Fri Oct 17 14	Sat Oct 18 14		Mon Oct 20 14	Tue Oct 21 14
Sun Oct 19 14	Mon Oct 20 14		Tue Oct 21 14	Wed Oct 22 14
Tue Oct 21 14			Wed Oct 22 14	Thu Oct 23 14
Wed Oct 22 14			Thu Oct 23 14	Fri Oct 24 14
Thu Oct 23 14			Fri Oct 24 14	Mon Oct 27 14
Fri Oct 24 14	Sat Oct 25 14		Mon Oct 27 14	Tue Oct 28 14
Sun Oct 26 14	Mon Oct 27 14		Tue Oct 28 14	Wed Oct 29 14
Tue Oct 28 14			Wed Oct 29 14	Thu Oct 30 14
Wed Oct 29 14			Thu Oct 30 14	Fri Oct 31 14
Thu Oct 30 14			Fri Oct 31 14	Mon Nov 03 14
Fri Oct 31 14	Sat Nov 01 14		Mon Nov 03 14	Tue Nov 04 14
Sun Nov 02 14	Mon Nov 03 14		Tue Nov 04 14	Wed Nov 05 14
Tue Nov 04 14			Wed Nov 05 14	Thu Nov 06 14
Wed Nov 05 14			Thu Nov 06 14	Fri Nov 07 14
Thu Nov 06 14			Fri Nov 07 14	Mon Nov 10 14
Fri Nov 07 14	Sat Nov 08 14		Mon Nov 10 14	Wed Nov 12 14
Sun Nov 09 14	Mon Nov 10 14		Tue Nov 11 14	Wed Nov 12 14
Tue Nov 11 14	Wed Nov 12 14		Thu Nov 13 14	Fri Nov 14 14
Thu Nov 13 14			Fri Nov 14 14	Mon Nov 17 14
Fri Nov 14 14	Sat Nov 15 14		Mon Nov 17 14	Tue Nov 18 14
Sun Nov 16 14	Mon Nov 17 14		Tue Nov 18 14	Wed Nov 19 14
Tue Nov 18 14			Wed Nov 19 14	Thu Nov 20 14
Wed Nov 19 14			Thu Nov 20 14	Fri Nov 21 14
Thu Nov 20 14			Fri Nov 21 14	Mon Nov 24 14
Fri Nov 21 14	Sat Nov 22 14		Mon Nov 24 14	Tue Nov 25 14
Sun Nov 23 14	Mon Nov 24 14		Tue Nov 25 14	Wed Nov 26 14
Tue Nov 25 14			Wed Nov 26 14	Fri Nov 28 14
Wed Nov 26 14	Thu Nov 27 14	Fri Nov 28 14	Mon Dec 01 14	Tue Dec 02 14
Sat Nov 29 14	Sun Nov 30 14	Mon Dec 01 14	Tue Dec 02 14	Wed Dec 03 14
Tue Dec 02 14			Wed Dec 03 14	Thu Dec 04 14
Wed Dec 03 14			Thu Dec 04 14	Fri Dec 05 14

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Thu Dec 04 14			Fri Dec 05 14	Mon Dec 08 14
Fri Dec 05 14	Sat Dec 06 14		Mon Dec 08 14	Tue Dec 09 14
Sun Dec 07 14	Mon Dec 08 14		Tue Dec 09 14	Wed Dec 10 14
Tue Dec 09 14			Wed Dec 10 14	Thu Dec 11 14
Wed Dec 10 14			Thu Dec 11 14	Fri Dec 12 14
Thu Dec 11 14			Fri Dec 12 14	Mon Dec 15 14
Fri Dec 12 14	Sat Dec 13 14		Mon Dec 15 14	Tue Dec 16 14
Sun Dec 14 14	Mon Dec 15 14		Tue Dec 16 14	Wed Dec 17 14
Tue Dec 16 14			Wed Dec 17 14	Thu Dec 18 14
Wed Dec 17 14			Thu Dec 18 14	Fri Dec 19 14
Thu Dec 18 14			Fri Dec 19 14	Mon Dec 22 14
Fri Dec 19 14	Sat Dec 20 14		Mon Dec 22 14	Tue Dec 23 14
Sun Dec 21 14	Mon Dec 22 14		Tue Dec 23 14	Wed Dec 24 14
Tue Dec 23 14			Wed Dec 24 14	Fri Dec 26 14
Wed Dec 24 14	Thu Dec 25 14		Fri Dec 26 14	Mon Dec 29 14
Fri Dec 26 14	Sat Dec 27 14		Mon Dec 29 14	Tue Dec 30 14
Sun Dec 28 14	Mon Dec 29 14		Tue Dec 30 14	Wed Dec 31 14
Tue Dec 30 14			Wed Dec 31 14	Fri Jan 02 15
Wed Dec 31 14	Thu Jan 01 15		Fri Jan 02 15	Mon Jan 05 15
Fri Jan 02 15	Sat Jan 03 15		Mon Jan 05 15	Tue Jan 06 15
Sun Jan 04 15	Mon Jan 05 15		Tue Jan 06 15	Wed Jan 07 15
Tue Jan 06 15			Wed Jan 07 15	Thu Jan 08 15
Wed Jan 07 15			Thu Jan 08 15	Fri Jan 09 15
Thu Jan 08 15			Fri Jan 09 15	Mon Jan 12 15
Fri Jan 09 15	Sat Jan 10 15		Mon Jan 12 15	Tue Jan 13 15
Sun Jan 11 15	Mon Jan 12 15		Tue Jan 13 15	Wed Jan 14 15
Tue Jan 13 15			Wed Jan 14 15	Thu Jan 15 15
Wed Jan 14 15			Thu Jan 15 15	Fri Jan 16 15
Thu Jan 15 15			Fri Jan 16 15	Tue Jan 20 15
Fri Jan 16 15	Sat Jan 17 15	Sun Jan 18 15	Tue Jan 20 15	Wed Jan 21 15
Mon Jan 19 15	Tue Jan 20 15		Wed Jan 21 15	Thu Jan 22 15
Wed Jan 21 15			Thu Jan 22 15	Fri Jan 23 15
Thu Jan 22 15			Fri Jan 23 15	Mon Jan 26 15
Fri Jan 23 15	Sat Jan 24 15		Mon Jan 26 15	Tue Jan 27 15
Sun Jan 25 15	Mon Jan 26 15		Tue Jan 27 15	Wed Jan 28 15
Tue Jan 27 15			Wed Jan 28 15	Thu Jan 29 15
Wed Jan 28 15			Thu Jan 29 15	Fri Jan 30 15
Thu Jan 29 15			Fri Jan 30 15	Mon Feb 02 15
Fri Jan 30 15	Sat Jan 31 15		Mon Feb 02 15	Tue Feb 03 15
Sun Feb 01 15	Mon Feb 02 15		Tue Feb 03 15	Wed Feb 04 15
Tue Feb 03 15			Wed Feb 04 15	Thu Feb 05 15
Wed Feb 04 15			Thu Feb 05 15	Fri Feb 06 15
Thu Feb 05 15			Fri Feb 06 15	Mon Feb 09 15
Fri Feb 06 15	Sat Feb 07 15		Mon Feb 09 15	Tue Feb 10 15
Sun Feb 08 15	Mon Feb 09 15		Tue Feb 10 15	Wed Feb 11 15
Tue Feb 10 15			Wed Feb 11 15	Thu Feb 12 15
Wed Feb 11 15			Thu Feb 12 15	Fri Feb 13 15
Thu Feb 12 15			Fri Feb 13 15	Tue Feb 17 15

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Fri Feb 13 15	Sat Feb 14 15	Sun Feb 15 15	Tue Feb 17 15	Wed Feb 18 15
Mon Feb 16 15	Tue Feb 17 15		Wed Feb 18 15	Thu Feb 19 15
Wed Feb 18 15			Thu Feb 19 15	Fri Feb 20 15
Thu Feb 19 15			Fri Feb 20 15	Mon Feb 23 15
Fri Feb 20 15	Sat Feb 21 15		Mon Feb 23 15	Tue Feb 24 15
Sun Feb 22 15	Mon Feb 23 15		Tue Feb 24 15	Wed Feb 25 15
Tue Feb 24 15			Wed Feb 25 15	Thu Feb 26 15
Wed Feb 25 15			Thu Feb 26 15	Fri Feb 27 15
Thu Feb 26 15			Fri Feb 27 15	Mon Mar 02 15
Fri Feb 27 15	Sat Feb 28 15		Mon Mar 02 15	Tue Mar 03 15
Sun Mar 01 15	Mon Mar 02 15		Tue Mar 03 15	Wed Mar 04 15
Tue Mar 03 15			Wed Mar 04 15	Thu Mar 05 15
Wed Mar 04 15			Thu Mar 05 15	Fri Mar 06 15
Thu Mar 05 15			Fri Mar 06 15	Mon Mar 09 15
Fri Mar 06 15	Sat Mar 07 15		Mon Mar 09 15	Tue Mar 10 15
Sun Mar 08 15	Mon Mar 09 15		Tue Mar 10 15	Wed Mar 11 15
Tue Mar 10 15			Wed Mar 11 15	Thu Mar 12 15
Wed Mar 11 15			Thu Mar 12 15	Fri Mar 13 15
Thu Mar 12 15			Fri Mar 13 15	Mon Mar 16 15
Fri Mar 13 15	Sat Mar 14 15		Mon Mar 16 15	Tue Mar 17 15
Sun Mar 15 15	Mon Mar 16 15		Tue Mar 17 15	Wed Mar 18 15
Tue Mar 17 15			Wed Mar 18 15	Thu Mar 19 15
Wed Mar 18 15			Thu Mar 19 15	Fri Mar 20 15
Thu Mar 19 15			Fri Mar 20 15	Mon Mar 23 15
Fri Mar 20 15	Sat Mar 21 15		Mon Mar 23 15	Tue Mar 24 15
Sun Mar 22 15	Mon Mar 23 15		Tue Mar 24 15	Wed Mar 25 15
Tue Mar 24 15			Wed Mar 25 15	Thu Mar 26 15
Wed Mar 25 15			Thu Mar 26 15	Fri Mar 27 15
Thu Mar 26 15			Fri Mar 27 15	Mon Mar 30 15
Fri Mar 27 15	Sat Mar 28 15		Mon Mar 30 15	Tue Mar 31 15
Sun Mar 29 15	Mon Mar 30 15		Tue Mar 31 15	Wed Apr 01 15
Tue Mar 31 15			Wed Apr 01 15	Thu Apr 02 15
Wed Apr 01 15			Thu Apr 02 15	Mon Apr 06 15
Thu Apr 02 15	Fri Apr 03 15		Mon Apr 06 15	Tue Apr 07 15
Sat Apr 04 15	Sun Apr 05 15	Mon Apr 06 15	Tue Apr 07 15	Wed Apr 08 15
Tue Apr 07 15			Wed Apr 08 15	Thu Apr 09 15
Wed Apr 08 15			Thu Apr 09 15	Fri Apr 10 15
Thu Apr 09 15			Fri Apr 10 15	Mon Apr 13 15
Fri Apr 10 15	Sat Apr 11 15		Mon Apr 13 15	Tue Apr 14 15
Sun Apr 12 15	Mon Apr 13 15		Tue Apr 14 15	Wed Apr 15 15
Tue Apr 14 15			Wed Apr 15 15	Thu Apr 16 15
Wed Apr 15 15			Thu Apr 16 15	Fri Apr 17 15
Thu Apr 16 15			Fri Apr 17 15	Mon Apr 20 15
Fri Apr 17 15	Sat Apr 18 15		Mon Apr 20 15	Tue Apr 21 15
Sun Apr 19 15	Mon Apr 20 15		Tue Apr 21 15	Wed Apr 22 15
Tue Apr 21 15			Wed Apr 22 15	Thu Apr 23 15
Wed Apr 22 15			Thu Apr 23 15	Fri Apr 24 15
Thu Apr 23 15			Fri Apr 24 15	Mon Apr 27 15

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Fri Apr 24 15	Sat Apr 25 15		Mon Apr 27 15	Tue Apr 28 15
Sun Apr 26 15	Mon Apr 27 15		Tue Apr 28 15	Wed Apr 29 15
Tue Apr 28 15			Wed Apr 29 15	Thu Apr 30 15
Wed Apr 29 15			Thu Apr 30 15	Fri May 01 15
Thu Apr 30 15			Fri May 01 15	Mon May 04 15
Fri May 01 15	Sat May 02 15		Mon May 04 15	Tue May 05 15
Sun May 03 15	Mon May 04 15		Tue May 05 15	Wed May 06 15
Tue May 05 15			Wed May 06 15	Thu May 07 15
Wed May 06 15			Thu May 07 15	Fri May 08 15
Thu May 07 15			Fri May 08 15	Mon May 11 15
Fri May 08 15	Sat May 09 15		Mon May 11 15	Tue May 12 15
Sun May 10 15	Mon May 11 15		Tue May 12 15	Wed May 13 15
Tue May 12 15			Wed May 13 15	Thu May 14 15
Wed May 13 15			Thu May 14 15	Fri May 15 15
Thu May 14 15			Fri May 15 15	Mon May 18 15
Fri May 15 15	Sat May 16 15		Mon May 18 15	Tue May 19 15
Sun May 17 15	Mon May 18 15		Tue May 19 15	Wed May 20 15
Tue May 19 15			Wed May 20 15	Thu May 21 15
Wed May 20 15			Thu May 21 15	Fri May 22 15
Thu May 21 15			Fri May 22 15	Tue May 26 15
Fri May 22 15	Sat May 23 15		Tue May 26 15	Wed May 27 15
Sun May 24 15	Mon May 25 15	Tue May 26 15	Wed May 27 15	Thu May 28 15
Wed May 27 15			Thu May 28 15	Fri May 29 15
Thu May 28 15			Fri May 29 15	Mon Jun 01 15
Fri May 29 15	Sat May 30 15		Mon Jun 01 15	Tue Jun 02 15
Sun May 31 15	Mon Jun 01 15		Tue Jun 02 15	Wed Jun 03 15
Tue Jun 02 15			Wed Jun 03 15	Thu Jun 04 15
Wed Jun 03 15			Thu Jun 04 15	Fri Jun 05 15
Thu Jun 04 15			Fri Jun 05 15	Mon Jun 08 15
Fri Jun 05 15	Sat Jun 06 15		Mon Jun 08 15	Tue Jun 09 15
Sun Jun 07 15	Mon Jun 08 15		Tue Jun 09 15	Wed Jun 10 15
Tue Jun 09 15			Wed Jun 10 15	Thu Jun 11 15
Wed Jun 10 15			Thu Jun 11 15	Fri Jun 12 15
Thu Jun 11 15			Fri Jun 12 15	Mon Jun 15 15
Fri Jun 12 15	Sat Jun 13 15		Mon Jun 15 15	Tue Jun 16 15
Sun Jun 14 15	Mon Jun 15 15		Tue Jun 16 15	Wed Jun 17 15
Tue Jun 16 15			Wed Jun 17 15	Thu Jun 18 15
Wed Jun 17 15			Thu Jun 18 15	Fri Jun 19 15
Thu Jun 18 15			Fri Jun 19 15	Mon Jun 22 15
Fri Jun 19 15	Sat Jun 20 15		Mon Jun 22 15	Tue Jun 23 15
Sun Jun 21 15	Mon Jun 22 15		Tue Jun 23 15	Wed Jun 24 15
Tue Jun 23 15			Wed Jun 24 15	Thu Jun 25 15
Wed Jun 24 15			Thu Jun 25 15	Fri Jun 26 15
Thu Jun 25 15			Fri Jun 26 15	Mon Jun 29 15
Fri Jun 26 15	Sat Jun 27 15		Mon Jun 29 15	Tue Jun 30 15
Sun Jun 28 15	Mon Jun 29 15		Tue Jun 30 15	Wed Jul 01 15
Tue Jun 30 15			Wed Jul 01 15	Thu Jul 02 15
Wed Jul 01 15			Thu Jul 02 15	Mon Jul 06 15

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Thu Jul 02 15	Fri Jul 03 15		Mon Jul 06 15	Tue Jul 07 15
Sat Jul 04 15	Sun Jul 05 15	Mon Jul 06 15	Tue Jul 07 15	Wed Jul 08 15
Tue Jul 07 15			Wed Jul 08 15	Thu Jul 09 15
Wed Jul 08 15			Thu Jul 09 15	Fri Jul 10 15
Thu Jul 09 15			Fri Jul 10 15	Mon Jul 13 15
Fri Jul 10 15	Sat Jul 11 15		Mon Jul 13 15	Tue Jul 14 15
Sun Jul 12 15	Mon Jul 13 15		Tue Jul 14 15	Wed Jul 15 15
Tue Jul 14 15			Wed Jul 15 15	Thu Jul 16 15
Wed Jul 15 15			Thu Jul 16 15	Fri Jul 17 15
Thu Jul 16 15			Fri Jul 17 15	Mon Jul 20 15
Fri Jul 17 15	Sat Jul 18 15		Mon Jul 20 15	Tue Jul 21 15
Sun Jul 19 15	Mon Jul 20 15		Tue Jul 21 15	Wed Jul 22 15
Tue Jul 21 15			Wed Jul 22 15	Thu Jul 23 15
Wed Jul 22 15			Thu Jul 23 15	Fri Jul 24 15
Thu Jul 23 15			Fri Jul 24 15	Mon Jul 27 15
Fri Jul 24 15	Sat Jul 25 15		Mon Jul 27 15	Tue Jul 28 15
Sun Jul 26 15	Mon Jul 27 15		Tue Jul 28 15	Wed Jul 29 15
Tue Jul 28 15			Wed Jul 29 15	Thu Jul 30 15
Wed Jul 29 15			Thu Jul 30 15	Fri Jul 31 15
Thu Jul 30 15			Fri Jul 31 15	Mon Aug 03 15
Fri Jul 31 15	Sat Aug 01 15		Mon Aug 03 15	Tue Aug 04 15
Sun Aug 02 15	Mon Aug 03 15		Tue Aug 04 15	Wed Aug 05 15
Tue Aug 04 15			Wed Aug 05 15	Thu Aug 06 15
Wed Aug 05 15			Thu Aug 06 15	Fri Aug 07 15
Thu Aug 06 15			Fri Aug 07 15	Mon Aug 10 15
Fri Aug 07 15	Sat Aug 08 15		Mon Aug 10 15	Tue Aug 11 15
Sun Aug 09 15	Mon Aug 10 15		Tue Aug 11 15	Wed Aug 12 15
Tue Aug 11 15			Wed Aug 12 15	Thu Aug 13 15
Wed Aug 12 15			Thu Aug 13 15	Fri Aug 14 15
Thu Aug 13 15			Fri Aug 14 15	Mon Aug 17 15
Fri Aug 14 15	Sat Aug 15 15		Mon Aug 17 15	Tue Aug 18 15
Sun Aug 16 15	Mon Aug 17 15		Tue Aug 18 15	Wed Aug 19 15
Tue Aug 18 15			Wed Aug 19 15	Thu Aug 20 15
Wed Aug 19 15			Thu Aug 20 15	Fri Aug 21 15
Thu Aug 20 15			Fri Aug 21 15	Mon Aug 24 15
Fri Aug 21 15	Sat Aug 22 15		Mon Aug 24 15	Tue Aug 25 15
Sun Aug 23 15	Mon Aug 24 15		Tue Aug 25 15	Wed Aug 26 15
Tue Aug 25 15			Wed Aug 26 15	Thu Aug 27 15
Wed Aug 26 15			Thu Aug 27 15	Fri Aug 28 15
Thu Aug 27 15			Fri Aug 28 15	Mon Aug 31 15
Fri Aug 28 15	Sat Aug 29 15		Mon Aug 31 15	Tue Sep 01 15
Sun Aug 30 15	Mon Aug 31 15		Tue Sep 01 15	Wed Sep 02 15
Tue Sep 01 15			Wed Sep 02 15	Thu Sep 03 15
Wed Sep 02 15			Thu Sep 03 15	Fri Sep 04 15
Thu Sep 03 15			Fri Sep 04 15	Tue Sep 08 15
Fri Sep 04 15	Sat Sep 05 15		Tue Sep 08 15	Wed Sep 09 15
Sun Sep 06 15	Mon Sep 07 15	Tue Sep 08 15	Wed Sep 09 15	Thu Sep 10 15
Wed Sep 09 15			Thu Sep 10 15	Fri Sep 11 15

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

Thu Sep 10 15		Fri Sep 11 15	Mon Sep 14 15
Fri Sep 11 15	Sat Sep 12 15	Mon Sep 14 15	Tue Sep 15 15
Sun Sep 13 15	Mon Sep 14 15	Tue Sep 15 15	Wed Sep 16 15
Tue Sep 15 15		Wed Sep 16 15	Thu Sep 17 15
Wed Sep 16 15		Thu Sep 17 15	Fri Sep 18 15
Thu Sep 17 15		Fri Sep 18 15	Mon Sep 21 15
Fri Sep 18 15	Sat Sep 19 15	Mon Sep 21 15	Tue Sep 22 15
Sun Sep 20 15	Mon Sep 21 15	Tue Sep 22 15	Wed Sep 23 15
Tue Sep 22 15		Wed Sep 23 15	Thu Sep 24 15
Wed Sep 23 15		Thu Sep 24 15	Fri Sep 25 15
Thu Sep 24 15		Fri Sep 25 15	Mon Sep 28 15
Fri Sep 25 15	Sat Sep 26 15	Mon Sep 28 15	Tue Sep 29 15
Sun Sep 27 15	Mon Sep 28 15	Tue Sep 29 15	Wed Sep 30 15
Tue Sep 29 15		Wed Sep 30 15	Thu Oct 01 15
Wed Sep 30 15		Thu Oct 01 15	Fri Oct 02 15
Thu Oct 01 15		Fri Oct 02 15	Mon Oct 05 15
Fri Oct 02 15	Sat Oct 03 15	Mon Oct 05 15	Tue Oct 06 15
Sun Oct 04 15	Mon Oct 05 15	Tue Oct 06 15	Wed Oct 07 15
Tue Oct 06 15		Wed Oct 07 15	Thu Oct 08 15
Wed Oct 07 15		Thu Oct 08 15	Fri Oct 09 15
Thu Oct 08 15		Fri Oct 09 15	Tue Oct 13 15
Fri Oct 09 15	Sat Oct 10 15	Mon Oct 12 15	Tue Oct 13 15
Sun Oct 11 15	Mon Oct 12 15	Tue Oct 13 15	Wed Oct 14 15
Tue Oct 13 15		Wed Oct 14 15	Thu Oct 15 15
Wed Oct 14 15		Thu Oct 15 15	Fri Oct 16 15
Thu Oct 15 15		Fri Oct 16 15	Mon Oct 19 15
Fri Oct 16 15	Sat Oct 17 15	Mon Oct 19 15	Tue Oct 20 15
Sun Oct 18 15	Mon Oct 19 15	Tue Oct 20 15	Wed Oct 21 15
Tue Oct 20 15		Wed Oct 21 15	Thu Oct 22 15
Wed Oct 21 15		Thu Oct 22 15	Fri Oct 23 15
Thu Oct 22 15		Fri Oct 23 15	Mon Oct 26 15
Fri Oct 23 15	Sat Oct 24 15	Mon Oct 26 15	Tue Oct 27 15
Sun Oct 25 15	Mon Oct 26 15	Tue Oct 27 15	Wed Oct 28 15
Tue Oct 27 15		Wed Oct 28 15	Thu Oct 29 15
Wed Oct 28 15		Thu Oct 29 15	Fri Oct 30 15
Thu Oct 29 15		Fri Oct 30 15	Mon Nov 02 15
Fri Oct 30 15	Sat Oct 31 15	Mon Nov 02 15	Tue Nov 03 15
Sun Nov 01 15	Mon Nov 02 15	Tue Nov 03 15	Wed Nov 04 15
Tue Nov 03 15		Wed Nov 04 15	Thu Nov 05 15
Wed Nov 04 15		Thu Nov 05 15	Fri Nov 06 15
Thu Nov 05 15		Fri Nov 06 15	Mon Nov 09 15
Fri Nov 06 15	Sat Nov 07 15	Mon Nov 09 15	Tue Nov 10 15
Sun Nov 08 15	Mon Nov 09 15	Tue Nov 10 15	Thu Nov 12 15
Tue Nov 10 15	Wed Nov 11 15	Thu Nov 12 15	Fri Nov 13 15
Thu Nov 12 15		Fri Nov 13 15	Mon Nov 16 15
Fri Nov 13 15	Sat Nov 14 15	Mon Nov 16 15	Tue Nov 17 15
Sun Nov 15 15	Mon Nov 16 15	Tue Nov 17 15	Wed Nov 18 15
Tue Nov 17 15		Wed Nov 18 15	Thu Nov 19 15

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Wed Nov 18 15			Thu Nov 19 15	Fri Nov 20 15
Thu Nov 19 15			Fri Nov 20 15	Mon Nov 23 15
Fri Nov 20 15	Sat Nov 21 15		Mon Nov 23 15	Tue Nov 24 15
Sun Nov 22 15	Mon Nov 23 15		Tue Nov 24 15	Wed Nov 25 15
Tue Nov 24 15			Wed Nov 25 15	Fri Nov 27 15
Wed Nov 25 15	Thu Nov 26 15	Fri Nov 27 15	Mon Nov 30 15	Tue Dec 01 15
Sat Nov 28 15	Sun Nov 29 15	Mon Nov 30 15	Tue Dec 01 15	Wed Dec 02 15
Tue Dec 01 15			Wed Dec 02 15	Thu Dec 03 15
Wed Dec 02 15			Thu Dec 03 15	Fri Dec 04 15
Thu Dec 03 15			Fri Dec 04 15	Mon Dec 07 15
Fri Dec 04 15	Sat Dec 05 15		Mon Dec 07 15	Tue Dec 08 15
Sun Dec 06 15	Mon Dec 07 15		Tue Dec 08 15	Wed Dec 09 15
Tue Dec 08 15			Wed Dec 09 15	Thu Dec 10 15
Wed Dec 09 15			Thu Dec 10 15	Fri Dec 11 15
Thu Dec 10 15			Fri Dec 11 15	Mon Dec 14 15
Fri Dec 11 15	Sat Dec 12 15		Mon Dec 14 15	Tue Dec 15 15
Sun Dec 13 15	Mon Dec 14 15		Tue Dec 15 15	Wed Dec 16 15
Tue Dec 15 15			Wed Dec 16 15	Thu Dec 17 15
Wed Dec 16 15			Thu Dec 17 15	Fri Dec 18 15
Thu Dec 17 15			Fri Dec 18 15	Mon Dec 21 15
Fri Dec 18 15	Sat Dec 19 15		Mon Dec 21 15	Tue Dec 22 15
Sun Dec 20 15	Mon Dec 21 15		Tue Dec 22 15	Wed Dec 23 15
Tue Dec 22 15			Wed Dec 23 15	Thu Dec 24 15
Wed Dec 23 15			Thu Dec 24 15	Mon Dec 28 15
Thu Dec 24 15	Fri Dec 25 15		Mon Dec 28 15	Tue Dec 29 15
Sat Dec 26 15	Sun Dec 27 15	Mon Dec 28 15	Tue Dec 29 15	Wed Dec 30 15
Tue Dec 29 15			Wed Dec 30 15	Thu Dec 31 15
Wed Dec 30 15			Thu Dec 31 15	Mon Jan 04 16
Thu Dec 31 15	Fri Jan 01 16		Mon Jan 04 16	Tue Jan 05 16
Sat Jan 02 16	Sun Jan 03 16	Mon Jan 04 16	Tue Jan 05 16	Wed Jan 06 16
Tue Jan 05 16			Wed Jan 06 16	Thu Jan 07 16
Wed Jan 06 16			Thu Jan 07 16	Fri Jan 08 16
Thu Jan 07 16			Fri Jan 08 16	Mon Jan 11 16
Fri Jan 08 16	Sat Jan 09 16		Mon Jan 11 16	Tue Jan 12 16
Sun Jan 10 16	Mon Jan 11 16		Tue Jan 12 16	Wed Jan 13 16
Tue Jan 12 16			Wed Jan 13 16	Thu Jan 14 16
Wed Jan 13 16			Thu Jan 14 16	Fri Jan 15 16
Thu Jan 14 16			Fri Jan 15 16	Tue Jan 19 16
Fri Jan 15 16	Sat Jan 16 16	Sun Jan 17 16	Tue Jan 19 16	Wed Jan 20 16
Mon Jan 18 16	Tue Jan 19 16		Wed Jan 20 16	Thu Jan 21 16
Wed Jan 20 16			Thu Jan 21 16	Fri Jan 22 16
Thu Jan 21 16			Fri Jan 22 16	Mon Jan 25 16
Fri Jan 22 16	Sat Jan 23 16		Mon Jan 25 16	Tue Jan 26 16
Sun Jan 24 16	Mon Jan 25 16		Tue Jan 26 16	Wed Jan 27 16
Tue Jan 26 16			Wed Jan 27 16	Thu Jan 28 16
Wed Jan 27 16			Thu Jan 28 16	Fri Jan 29 16
Thu Jan 28 16			Fri Jan 29 16	Mon Feb 01 16
Fri Jan 29 16	Sat Jan 30 16		Mon Feb 01 16	Tue Feb 02 16

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

Sun Jan 31 16	Mon Feb 01 16		Tue Feb 02 16	Wed Feb 03 16
Tue Feb 02 16			Wed Feb 03 16	Thu Feb 04 16
Wed Feb 03 16			Thu Feb 04 16	Fri Feb 05 16
Thu Feb 04 16			Fri Feb 05 16	Mon Feb 08 16
Fri Feb 05 16	Sat Feb 06 16		Mon Feb 08 16	Tue Feb 09 16
Sun Feb 07 16	Mon Feb 08 16		Tue Feb 09 16	Wed Feb 10 16
Tue Feb 09 16			Wed Feb 10 16	Thu Feb 11 16
Wed Feb 10 16			Thu Feb 11 16	Fri Feb 12 16
Thu Feb 11 16			Fri Feb 12 16	Tue Feb 16 16
Fri Feb 12 16	Sat Feb 13 16		Tue Feb 16 16	Wed Feb 17 16
Sun Feb 14 16	Mon Feb 15 16	Tue Feb 16 16	Wed Feb 17 16	Thu Feb 18 16
Wed Feb 17 16			Thu Feb 18 16	Fri Feb 19 16
Thu Feb 18 16			Fri Feb 19 16	Mon Feb 22 16
Fri Feb 19 16	Sat Feb 20 16		Mon Feb 22 16	Tue Feb 23 16
Sun Feb 21 16	Mon Feb 22 16		Tue Feb 23 16	Wed Feb 24 16
Tue Feb 23 16			Wed Feb 24 16	Thu Feb 25 16
Wed Feb 24 16			Thu Feb 25 16	Fri Feb 26 16
Thu Feb 25 16			Fri Feb 26 16	Mon Feb 29 16
Fri Feb 26 16	Sat Feb 27 16		Mon Feb 29 16	Tue Mar 01 16
Sun Feb 28 16	Mon Feb 29 16		Tue Mar 01 16	Wed Mar 02 16
Tue Mar 01 16			Wed Mar 02 16	Thu Mar 03 16
Wed Mar 02 16			Thu Mar 03 16	Fri Mar 04 16
Thu Mar 03 16			Fri Mar 04 16	Mon Mar 07 16
Fri Mar 04 16	Sat Mar 05 16		Mon Mar 07 16	Tue Mar 08 16
Sun Mar 06 16	Mon Mar 07 16		Tue Mar 08 16	Wed Mar 09 16
Tue Mar 08 16			Wed Mar 09 16	Thu Mar 10 16
Wed Mar 09 16			Thu Mar 10 16	Fri Mar 11 16
Thu Mar 10 16			Fri Mar 11 16	Mon Mar 14 16
Fri Mar 11 16	Sat Mar 12 16		Mon Mar 14 16	Tue Mar 15 16
Sun Mar 13 16	Mon Mar 14 16		Tue Mar 15 16	Wed Mar 16 16
Tue Mar 15 16			Wed Mar 16 16	Thu Mar 17 16
Wed Mar 16 16			Thu Mar 17 16	Fri Mar 18 16
Thu Mar 17 16			Fri Mar 18 16	Mon Mar 21 16
Fri Mar 18 16	Sat Mar 19 16		Mon Mar 21 16	Tue Mar 22 16
Sun Mar 20 16	Mon Mar 21 16		Tue Mar 22 16	Wed Mar 23 16
Tue Mar 22 16			Wed Mar 23 16	Thu Mar 24 16
Wed Mar 23 16			Thu Mar 24 16	Mon Mar 28 16
Thu Mar 24 16	Fri Mar 25 16		Mon Mar 28 16	Tue Mar 29 16
Sat Mar 26 16	Sun Mar 27 16	Mon Mar 28 16	Tue Mar 29 16	Wed Mar 30 16
Tue Mar 29 16			Wed Mar 30 16	Thu Mar 31 16
Wed Mar 30 16			Thu Mar 31 16	Fri Apr 01 16
Thu Mar 31 16			Fri Apr 01 16	Mon Apr 04 16
Fri Apr 01 16	Sat Apr 02 16		Mon Apr 04 16	Tue Apr 05 16
Sun Apr 03 16	Mon Apr 04 16		Tue Apr 05 16	Wed Apr 06 16
Tue Apr 05 16			Wed Apr 06 16	Thu Apr 07 16
Wed Apr 06 16			Thu Apr 07 16	Fri Apr 08 16
Thu Apr 07 16			Fri Apr 08 16	Mon Apr 11 16
Fri Apr 08 16	Sat Apr 09 16		Mon Apr 11 16	Tue Apr 12 16

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

Sun Apr 10 16	Mon Apr 11 16		Tue Apr 12 16	Wed Apr 13 16
Tue Apr 12 16			Wed Apr 13 16	Thu Apr 14 16
Wed Apr 13 16			Thu Apr 14 16	Fri Apr 15 16
Thu Apr 14 16			Fri Apr 15 16	Mon Apr 18 16
Fri Apr 15 16	Sat Apr 16 16		Mon Apr 18 16	Tue Apr 19 16
Sun Apr 17 16	Mon Apr 18 16		Tue Apr 19 16	Wed Apr 20 16
Tue Apr 19 16			Wed Apr 20 16	Thu Apr 21 16
Wed Apr 20 16			Thu Apr 21 16	Fri Apr 22 16
Thu Apr 21 16			Fri Apr 22 16	Mon Apr 25 16
Fri Apr 22 16	Sat Apr 23 16		Mon Apr 25 16	Tue Apr 26 16
Sun Apr 24 16	Mon Apr 25 16		Tue Apr 26 16	Wed Apr 27 16
Tue Apr 26 16			Wed Apr 27 16	Thu Apr 28 16
Wed Apr 27 16			Thu Apr 28 16	Fri Apr 29 16
Thu Apr 28 16			Fri Apr 29 16	Mon May 02 16
Fri Apr 29 16	Sat Apr 30 16		Mon May 02 16	Tue May 03 16
Sun May 01 16	Mon May 02 16		Tue May 03 16	Wed May 04 16
Tue May 03 16			Wed May 04 16	Thu May 05 16
Wed May 04 16			Thu May 05 16	Fri May 06 16
Thu May 05 16			Fri May 06 16	Mon May 09 16
Fri May 06 16	Sat May 07 16		Mon May 09 16	Tue May 10 16
Sun May 08 16	Mon May 09 16		Tue May 10 16	Wed May 11 16
Tue May 10 16			Wed May 11 16	Thu May 12 16
Wed May 11 16			Thu May 12 16	Fri May 13 16
Thu May 12 16			Fri May 13 16	Mon May 16 16
Fri May 13 16	Sat May 14 16		Mon May 16 16	Tue May 17 16
Sun May 15 16	Mon May 16 16		Tue May 17 16	Wed May 18 16
Tue May 17 16			Wed May 18 16	Thu May 19 16
Wed May 18 16			Thu May 19 16	Fri May 20 16
Thu May 19 16			Fri May 20 16	Mon May 23 16
Fri May 20 16	Sat May 21 16		Mon May 23 16	Tue May 24 16
Sun May 22 16	Mon May 23 16		Tue May 24 16	Wed May 25 16
Tue May 24 16			Wed May 25 16	Thu May 26 16
Wed May 25 16			Thu May 26 16	Fri May 27 16
Thu May 26 16			Fri May 27 16	Tue May 31 16
Fri May 27 16	Sat May 28 16		Tue May 31 16	Wed Jun 01 16
Sun May 29 16	Mon May 30 16	Tue May 31 16	Wed Jun 01 16	Thu Jun 02 16
Wed Jun 01 16			Thu Jun 02 16	Fri Jun 03 16
Thu Jun 02 16			Fri Jun 03 16	Mon Jun 06 16
Fri Jun 03 16	Sat Jun 04 16		Mon Jun 06 16	Tue Jun 07 16
Sun Jun 05 16	Mon Jun 06 16		Tue Jun 07 16	Wed Jun 08 16
Tue Jun 07 16			Wed Jun 08 16	Thu Jun 09 16
Wed Jun 08 16			Thu Jun 09 16	Fri Jun 10 16
Thu Jun 09 16			Fri Jun 10 16	Mon Jun 13 16
Fri Jun 10 16	Sat Jun 11 16		Mon Jun 13 16	Tue Jun 14 16
Sun Jun 12 16	Mon Jun 13 16		Tue Jun 14 16	Wed Jun 15 16
Tue Jun 14 16			Wed Jun 15 16	Thu Jun 16 16
Wed Jun 15 16			Thu Jun 16 16	Fri Jun 17 16
Thu Jun 16 16			Fri Jun 17 16	Mon Jun 20 16

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

Fri Jun 17 16	Sat Jun 18 16		Mon Jun 20 16	Tue Jun 21 16
Sun Jun 19 16	Mon Jun 20 16		Tue Jun 21 16	Wed Jun 22 16
Tue Jun 21 16			Wed Jun 22 16	Thu Jun 23 16
Wed Jun 22 16			Thu Jun 23 16	Fri Jun 24 16
Thu Jun 23 16			Fri Jun 24 16	Mon Jun 27 16
Fri Jun 24 16	Sat Jun 25 16		Mon Jun 27 16	Tue Jun 28 16
Sun Jun 26 16	Mon Jun 27 16		Tue Jun 28 16	Wed Jun 29 16
Tue Jun 28 16			Wed Jun 29 16	Thu Jun 30 16
Wed Jun 29 16			Thu Jun 30 16	Fri Jul 01 16
Thu Jun 30 16			Fri Jul 01 16	Tue Jul 05 16
Fri Jul 01 16	Sat Jul 02 16		Tue Jul 05 16	Wed Jul 06 16
Sun Jul 03 16	Mon Jul 04 16	Tue Jul 05 16	Wed Jul 06 16	Thu Jul 07 16
Wed Jul 06 16			Thu Jul 07 16	Fri Jul 08 16
Thu Jul 07 16			Fri Jul 08 16	Mon Jul 11 16
Fri Jul 08 16	Sat Jul 09 16		Mon Jul 11 16	Tue Jul 12 16
Sun Jul 10 16	Mon Jul 11 16		Tue Jul 12 16	Wed Jul 13 16
Tue Jul 12 16			Wed Jul 13 16	Thu Jul 14 16
Wed Jul 13 16			Thu Jul 14 16	Fri Jul 15 16
Thu Jul 14 16			Fri Jul 15 16	Mon Jul 18 16
Fri Jul 15 16	Sat Jul 16 16		Mon Jul 18 16	Tue Jul 19 16
Sun Jul 17 16	Mon Jul 18 16		Tue Jul 19 16	Wed Jul 20 16
Tue Jul 19 16			Wed Jul 20 16	Thu Jul 21 16
Wed Jul 20 16			Thu Jul 21 16	Fri Jul 22 16
Thu Jul 21 16			Fri Jul 22 16	Mon Jul 25 16
Fri Jul 22 16	Sat Jul 23 16		Mon Jul 25 16	Tue Jul 26 16
Sun Jul 24 16	Mon Jul 25 16		Tue Jul 26 16	Wed Jul 27 16
Tue Jul 26 16			Wed Jul 27 16	Thu Jul 28 16
Wed Jul 27 16			Thu Jul 28 16	Fri Jul 29 16
Thu Jul 28 16			Fri Jul 29 16	Mon Aug 01 16
Fri Jul 29 16	Sat Jul 30 16		Mon Aug 01 16	Tue Aug 02 16
Sun Jul 31 16	Mon Aug 01 16		Tue Aug 02 16	Wed Aug 03 16
Tue Aug 02 16			Wed Aug 03 16	Thu Aug 04 16
Wed Aug 03 16			Thu Aug 04 16	Fri Aug 05 16
Thu Aug 04 16			Fri Aug 05 16	Mon Aug 08 16
Fri Aug 05 16	Sat Aug 06 16		Mon Aug 08 16	Tue Aug 09 16
Sun Aug 07 16	Mon Aug 08 16		Tue Aug 09 16	Wed Aug 10 16
Tue Aug 09 16			Wed Aug 10 16	Thu Aug 11 16
Wed Aug 10 16			Thu Aug 11 16	Fri Aug 12 16
Thu Aug 11 16			Fri Aug 12 16	Mon Aug 15 16
Fri Aug 12 16	Sat Aug 13 16		Mon Aug 15 16	Tue Aug 16 16
Sun Aug 14 16	Mon Aug 15 16		Tue Aug 16 16	Wed Aug 17 16
Tue Aug 16 16			Wed Aug 17 16	Thu Aug 18 16
Wed Aug 17 16			Thu Aug 18 16	Fri Aug 19 16
Thu Aug 18 16			Fri Aug 19 16	Mon Aug 22 16
Fri Aug 19 16	Sat Aug 20 16		Mon Aug 22 16	Tue Aug 23 16
Sun Aug 21 16	Mon Aug 22 16		Tue Aug 23 16	Wed Aug 24 16
Tue Aug 23 16			Wed Aug 24 16	Thu Aug 25 16
Wed Aug 24 16			Thu Aug 25 16	Fri Aug 26 16

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

Thu Aug 25 16			Fri Aug 26 16	Mon Aug 29 16
Fri Aug 26 16	Sat Aug 27 16		Mon Aug 29 16	Tue Aug 30 16
Sun Aug 28 16	Mon Aug 29 16		Tue Aug 30 16	Wed Aug 31 16
Tue Aug 30 16			Wed Aug 31 16	Thu Sep 01 16
Wed Aug 31 16			Thu Sep 01 16	Fri Sep 02 16
Thu Sep 01 16			Fri Sep 02 16	Tue Sep 06 16
Fri Sep 02 16	Sat Sep 03 16		Tue Sep 06 16	Wed Sep 07 16
Sun Sep 04 16	Mon Sep 05 16	Tue Sep 06 16	Wed Sep 07 16	Thu Sep 08 16
Wed Sep 07 16			Thu Sep 08 16	Fri Sep 09 16
Thu Sep 08 16			Fri Sep 09 16	Mon Sep 12 16
Fri Sep 09 16	Sat Sep 10 16		Mon Sep 12 16	Tue Sep 13 16
Sun Sep 11 16	Mon Sep 12 16		Tue Sep 13 16	Wed Sep 14 16
Tue Sep 13 16			Wed Sep 14 16	Thu Sep 15 16
Wed Sep 14 16			Thu Sep 15 16	Fri Sep 16 16
Thu Sep 15 16			Fri Sep 16 16	Mon Sep 19 16
Fri Sep 16 16	Sat Sep 17 16		Mon Sep 19 16	Tue Sep 20 16
Sun Sep 18 16	Mon Sep 19 16		Tue Sep 20 16	Wed Sep 21 16
Tue Sep 20 16			Wed Sep 21 16	Thu Sep 22 16
Wed Sep 21 16			Thu Sep 22 16	Fri Sep 23 16
Thu Sep 22 16			Fri Sep 23 16	Mon Sep 26 16
Fri Sep 23 16	Sat Sep 24 16		Mon Sep 26 16	Tue Sep 27 16
Sun Sep 25 16	Mon Sep 26 16		Tue Sep 27 16	Wed Sep 28 16
Tue Sep 27 16			Wed Sep 28 16	Thu Sep 29 16
Wed Sep 28 16			Thu Sep 29 16	Fri Sep 30 16
Thu Sep 29 16			Fri Sep 30 16	Mon Oct 03 16
Fri Sep 30 16	Sat Oct 01 16		Mon Oct 03 16	Tue Oct 04 16
Sun Oct 02 16	Mon Oct 03 16		Tue Oct 04 16	Wed Oct 05 16
Tue Oct 04 16			Wed Oct 05 16	Thu Oct 06 16
Wed Oct 05 16			Thu Oct 06 16	Fri Oct 07 16
Thu Oct 06 16			Fri Oct 07 16	Tue Oct 11 16
Fri Oct 07 16	Sat Oct 08 16	Sun Oct 09 16	Tue Oct 11 16	Wed Oct 12 16
Mon Oct 10 16	Tue Oct 11 16		Wed Oct 12 16	Thu Oct 13 16
Wed Oct 12 16			Thu Oct 13 16	Fri Oct 14 16
Thu Oct 13 16			Fri Oct 14 16	Mon Oct 17 16
Fri Oct 14 16	Sat Oct 15 16		Mon Oct 17 16	Tue Oct 18 16
Sun Oct 16 16	Mon Oct 17 16		Tue Oct 18 16	Wed Oct 19 16
Tue Oct 18 16			Wed Oct 19 16	Thu Oct 20 16
Wed Oct 19 16			Thu Oct 20 16	Fri Oct 21 16
Thu Oct 20 16			Fri Oct 21 16	Mon Oct 24 16
Fri Oct 21 16	Sat Oct 22 16		Mon Oct 24 16	Tue Oct 25 16
Sun Oct 23 16	Mon Oct 24 16		Tue Oct 25 16	Wed Oct 26 16
Tue Oct 25 16			Wed Oct 26 16	Thu Oct 27 16
Wed Oct 26 16			Thu Oct 27 16	Fri Oct 28 16
Thu Oct 27 16			Fri Oct 28 16	Mon Oct 31 16
Fri Oct 28 16	Sat Oct 29 16		Mon Oct 31 16	Tue Nov 01 16
Sun Oct 30 16	Mon Oct 31 16		Tue Nov 01 16	Wed Nov 02 16
Tue Nov 01 16			Wed Nov 02 16	Thu Nov 03 16
Wed Nov 02 16			Thu Nov 03 16	Fri Nov 04 16

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

Thu Nov 03 16			Fri Nov 04 16	Mon Nov 07 16
Fri Nov 04 16	Sat Nov 05 16		Mon Nov 07 16	Tue Nov 08 16
Sun Nov 06 16	Mon Nov 07 16		Tue Nov 08 16	Wed Nov 09 16
Tue Nov 08 16			Wed Nov 09 16	Thu Nov 10 16
Wed Nov 09 16			Thu Nov 10 16	Mon Nov 14 16
Thu Nov 10 16			Fri Nov 11 16	Mon Nov 14 16
Fri Nov 11 16	Sat Nov 12 16		Mon Nov 14 16	Tue Nov 15 16
Sun Nov 13 16	Mon Nov 14 16		Tue Nov 15 16	Wed Nov 16 16
Tue Nov 15 16			Wed Nov 16 16	Thu Nov 17 16
Wed Nov 16 16			Thu Nov 17 16	Fri Nov 18 16
Thu Nov 17 16			Fri Nov 18 16	Mon Nov 21 16
Fri Nov 18 16	Sat Nov 19 16		Mon Nov 21 16	Tue Nov 22 16
Sun Nov 20 16	Mon Nov 21 16		Tue Nov 22 16	Wed Nov 23 16
Tue Nov 22 16			Wed Nov 23 16	Fri Nov 25 16
Wed Nov 23 16	Thu Nov 24 16	Fri Nov 25 16	Mon Nov 28 16	Tue Nov 29 16
Sat Nov 26 16	Sun Nov 27 16	Mon Nov 28 16	Tue Nov 29 16	Wed Nov 30 16
Tue Nov 29 16			Wed Nov 30 16	Thu Dec 01 16
Wed Nov 30 16			Thu Dec 01 16	Fri Dec 02 16
Thu Dec 01 16			Fri Dec 02 16	Mon Dec 05 16
Fri Dec 02 16	Sat Dec 03 16		Mon Dec 05 16	Tue Dec 06 16
Sun Dec 04 16	Mon Dec 05 16		Tue Dec 06 16	Wed Dec 07 16
Tue Dec 06 16			Wed Dec 07 16	Thu Dec 08 16
Wed Dec 07 16			Thu Dec 08 16	Fri Dec 09 16
Thu Dec 08 16			Fri Dec 09 16	Mon Dec 12 16
Fri Dec 09 16	Sat Dec 10 16		Mon Dec 12 16	Tue Dec 13 16
Sun Dec 11 16	Mon Dec 12 16		Tue Dec 13 16	Wed Dec 14 16
Tue Dec 13 16			Wed Dec 14 16	Thu Dec 15 16
Wed Dec 14 16			Thu Dec 15 16	Fri Dec 16 16
Thu Dec 15 16			Fri Dec 16 16	Mon Dec 19 16
Fri Dec 16 16	Sat Dec 17 16		Mon Dec 19 16	Tue Dec 20 16
Sun Dec 18 16	Mon Dec 19 16		Tue Dec 20 16	Wed Dec 21 16
Tue Dec 20 16			Wed Dec 21 16	Thu Dec 22 16
Wed Dec 21 16			Thu Dec 22 16	Fri Dec 23 16
Thu Dec 22 16			Fri Dec 23 16	Tue Dec 27 16
Fri Dec 23 16	Sat Dec 24 16	Sun Dec 25 16	Tue Dec 27 16	Wed Dec 28 16
Mon Dec 26 16	Tue Dec 27 16		Wed Dec 28 16	Thu Dec 29 16
Wed Dec 28 16			Thu Dec 29 16	Fri Dec 30 16
Thu Dec 29 16			Fri Dec 30 16	Tue Jan 03 17
Fri Dec 30 16	Sat Dec 31 16	Sun Jan 01 17	Tue Jan 03 17	Wed Jan 04 17
Mon Jan 02 17	Tue Jan 03 17		Wed Jan 04 17	Thu Jan 05 17
Wed Jan 04 17			Thu Jan 05 17	Fri Jan 06 17
Thu Jan 05 17			Fri Jan 06 17	Mon Jan 09 17
Fri Jan 06 17	Sat Jan 07 17		Mon Jan 09 17	Tue Jan 10 17
Sun Jan 08 17	Mon Jan 09 17		Tue Jan 10 17	Wed Jan 11 17
Tue Jan 10 17			Wed Jan 11 17	Thu Jan 12 17
Wed Jan 11 17			Thu Jan 12 17	Fri Jan 13 17
Thu Jan 12 17			Fri Jan 13 17	Tue Jan 17 17
Fri Jan 13 17	Sat Jan 14 17		Tue Jan 17 17	Wed Jan 18 17

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

Sun Jan 15 17	Mon Jan 16 17	Tue Jan 17 17	Wed Jan 18 17	Thu Jan 19 17
Wed Jan 18 17			Thu Jan 19 17	Fri Jan 20 17
Thu Jan 19 17			Fri Jan 20 17	Mon Jan 23 17
Fri Jan 20 17	Sat Jan 21 17		Mon Jan 23 17	Tue Jan 24 17
Sun Jan 22 17	Mon Jan 23 17		Tue Jan 24 17	Wed Jan 25 17
Tue Jan 24 17			Wed Jan 25 17	Thu Jan 26 17
Wed Jan 25 17			Thu Jan 26 17	Fri Jan 27 17
Thu Jan 26 17			Fri Jan 27 17	Mon Jan 30 17
Fri Jan 27 17	Sat Jan 28 17		Mon Jan 30 17	Tue Jan 31 17
Sun Jan 29 17	Mon Jan 30 17		Tue Jan 31 17	Wed Feb 01 17
Tue Jan 31 17			Wed Feb 01 17	Thu Feb 02 17
Wed Feb 01 17			Thu Feb 02 17	Fri Feb 03 17
Thu Feb 02 17			Fri Feb 03 17	Mon Feb 06 17
Fri Feb 03 17	Sat Feb 04 17		Mon Feb 06 17	Tue Feb 07 17
Sun Feb 05 17	Mon Feb 06 17		Tue Feb 07 17	Wed Feb 08 17
Tue Feb 07 17			Wed Feb 08 17	Thu Feb 09 17
Wed Feb 08 17			Thu Feb 09 17	Fri Feb 10 17
Thu Feb 09 17			Fri Feb 10 17	Mon Feb 13 17
Fri Feb 10 17	Sat Feb 11 17		Mon Feb 13 17	Tue Feb 14 17
Sun Feb 12 17	Mon Feb 13 17		Tue Feb 14 17	Wed Feb 15 17
Tue Feb 14 17			Wed Feb 15 17	Thu Feb 16 17
Wed Feb 15 17			Thu Feb 16 17	Fri Feb 17 17
Thu Feb 16 17			Fri Feb 17 17	Tue Feb 21 17
Fri Feb 17 17	Sat Feb 18 17		Tue Feb 21 17	Wed Feb 22 17
Sun Feb 19 17	Mon Feb 20 17	Tue Feb 21 17	Wed Feb 22 17	Thu Feb 23 17
Wed Feb 22 17			Thu Feb 23 17	Fri Feb 24 17
Thu Feb 23 17			Fri Feb 24 17	Mon Feb 27 17
Fri Feb 24 17	Sat Feb 25 17		Mon Feb 27 17	Tue Feb 28 17
Sun Feb 26 17	Mon Feb 27 17		Tue Feb 28 17	Wed Mar 01 17
Tue Feb 28 17			Wed Mar 01 17	Thu Mar 02 17
Wed Mar 01 17			Thu Mar 02 17	Fri Mar 03 17
Thu Mar 02 17			Fri Mar 03 17	Mon Mar 06 17
Fri Mar 03 17	Sat Mar 04 17		Mon Mar 06 17	Tue Mar 07 17
Sun Mar 05 17	Mon Mar 06 17		Tue Mar 07 17	Wed Mar 08 17
Tue Mar 07 17			Wed Mar 08 17	Thu Mar 09 17
Wed Mar 08 17			Thu Mar 09 17	Fri Mar 10 17
Thu Mar 09 17			Fri Mar 10 17	Mon Mar 13 17
Fri Mar 10 17	Sat Mar 11 17		Mon Mar 13 17	Tue Mar 14 17
Sun Mar 12 17	Mon Mar 13 17		Tue Mar 14 17	Wed Mar 15 17
Tue Mar 14 17			Wed Mar 15 17	Thu Mar 16 17
Wed Mar 15 17			Thu Mar 16 17	Fri Mar 17 17
Thu Mar 16 17			Fri Mar 17 17	Mon Mar 20 17
Fri Mar 17 17	Sat Mar 18 17		Mon Mar 20 17	Tue Mar 21 17
Sun Mar 19 17	Mon Mar 20 17		Tue Mar 21 17	Wed Mar 22 17
Tue Mar 21 17			Wed Mar 22 17	Thu Mar 23 17
Wed Mar 22 17			Thu Mar 23 17	Fri Mar 24 17
Thu Mar 23 17			Fri Mar 24 17	Mon Mar 27 17
Fri Mar 24 17	Sat Mar 25 17		Mon Mar 27 17	Tue Mar 28 17

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

Sun Mar 26 17	Mon Mar 27 17		Tue Mar 28 17	Wed Mar 29 17
Tue Mar 28 17			Wed Mar 29 17	Thu Mar 30 17
Wed Mar 29 17			Thu Mar 30 17	Fri Mar 31 17
Thu Mar 30 17			Fri Mar 31 17	Mon Apr 03 17
Fri Mar 31 17	Sat Apr 01 17		Mon Apr 03 17	Tue Apr 04 17
Sun Apr 02 17	Mon Apr 03 17		Tue Apr 04 17	Wed Apr 05 17
Tue Apr 04 17			Wed Apr 05 17	Thu Apr 06 17
Wed Apr 05 17			Thu Apr 06 17	Fri Apr 07 17
Thu Apr 06 17			Fri Apr 07 17	Mon Apr 10 17
Fri Apr 07 17	Sat Apr 08 17		Mon Apr 10 17	Tue Apr 11 17
Sun Apr 09 17	Mon Apr 10 17		Tue Apr 11 17	Wed Apr 12 17
Tue Apr 11 17			Wed Apr 12 17	Thu Apr 13 17
Wed Apr 12 17			Thu Apr 13 17	Mon Apr 17 17
Thu Apr 13 17	Fri Apr 14 17	Sat Apr 15 17	Mon Apr 17 17	Tue Apr 18 17
Sun Apr 16 17	Mon Apr 17 17		Tue Apr 18 17	Wed Apr 19 17
Tue Apr 18 17			Wed Apr 19 17	Thu Apr 20 17
Wed Apr 19 17			Thu Apr 20 17	Fri Apr 21 17
Thu Apr 20 17			Fri Apr 21 17	Mon Apr 24 17
Fri Apr 21 17	Sat Apr 22 17		Mon Apr 24 17	Tue Apr 25 17
Sun Apr 23 17	Mon Apr 24 17		Tue Apr 25 17	Wed Apr 26 17
Tue Apr 25 17			Wed Apr 26 17	Thu Apr 27 17
Wed Apr 26 17			Thu Apr 27 17	Fri Apr 28 17
Thu Apr 27 17			Fri Apr 28 17	Mon May 01 17
Fri Apr 28 17	Sat Apr 29 17		Mon May 01 17	Tue May 02 17
Sun Apr 30 17	Mon May 01 17		Tue May 02 17	Wed May 03 17
Tue May 02 17			Wed May 03 17	Thu May 04 17
Wed May 03 17			Thu May 04 17	Fri May 05 17
Thu May 04 17			Fri May 05 17	Mon May 08 17
Fri May 05 17	Sat May 06 17		Mon May 08 17	Tue May 09 17
Sun May 07 17	Mon May 08 17		Tue May 09 17	Wed May 10 17
Tue May 09 17			Wed May 10 17	Thu May 11 17
Wed May 10 17			Thu May 11 17	Fri May 12 17
Thu May 11 17			Fri May 12 17	Mon May 15 17
Fri May 12 17	Sat May 13 17		Mon May 15 17	Tue May 16 17
Sun May 14 17	Mon May 15 17		Tue May 16 17	Wed May 17 17
Tue May 16 17			Wed May 17 17	Thu May 18 17
Wed May 17 17			Thu May 18 17	Fri May 19 17
Thu May 18 17			Fri May 19 17	Mon May 22 17
Fri May 19 17	Sat May 20 17		Mon May 22 17	Tue May 23 17
Sun May 21 17	Mon May 22 17		Tue May 23 17	Wed May 24 17
Tue May 23 17			Wed May 24 17	Thu May 25 17
Wed May 24 17			Thu May 25 17	Fri May 26 17
Thu May 25 17			Fri May 26 17	Tue May 30 17
Fri May 26 17	Sat May 27 17		Tue May 30 17	Wed May 31 17
Sun May 28 17	Mon May 29 17	Tue May 30 17	Wed May 31 17	Thu Jun 01 17
Wed May 31 17			Thu Jun 01 17	Fri Jun 02 17
Thu Jun 01 17			Fri Jun 02 17	Mon Jun 05 17
Fri Jun 02 17	Sat Jun 03 17		Mon Jun 05 17	Tue Jun 06 17

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

Sun Jun 04 17	Mon Jun 05 17	Tue Jun 06 17	Wed Jun 07 17
Tue Jun 06 17		Wed Jun 07 17	Thu Jun 08 17
Wed Jun 07 17		Thu Jun 08 17	Fri Jun 09 17
Thu Jun 08 17		Fri Jun 09 17	Mon Jun 12 17
Fri Jun 09 17	Sat Jun 10 17	Mon Jun 12 17	Tue Jun 13 17
Sun Jun 11 17	Mon Jun 12 17	Tue Jun 13 17	Wed Jun 14 17
Tue Jun 13 17		Wed Jun 14 17	Thu Jun 15 17
Wed Jun 14 17		Thu Jun 15 17	Fri Jun 16 17
Thu Jun 15 17		Fri Jun 16 17	Mon Jun 19 17
Fri Jun 16 17	Sat Jun 17 17	Mon Jun 19 17	Tue Jun 20 17
Sun Jun 18 17	Mon Jun 19 17	Tue Jun 20 17	Wed Jun 21 17
Tue Jun 20 17		Wed Jun 21 17	Thu Jun 22 17
Wed Jun 21 17		Thu Jun 22 17	Fri Jun 23 17
Thu Jun 22 17		Fri Jun 23 17	Mon Jun 26 17
Fri Jun 23 17	Sat Jun 24 17	Mon Jun 26 17	Tue Jun 27 17
Sun Jun 25 17	Mon Jun 26 17	Tue Jun 27 17	Wed Jun 28 17
Tue Jun 27 17		Wed Jun 28 17	Thu Jun 29 17
Wed Jun 28 17		Thu Jun 29 17	Fri Jun 30 17
Thu Jun 29 17		Fri Jun 30 17	Mon Jul 03 17
Fri Jun 30 17	Sat Jul 01 17	Mon Jul 03 17	Wed Jul 05 17
Sun Jul 02 17	Mon Jul 03 17	Wed Jul 05 17	Thu Jul 06 17
Tue Jul 04 17	Wed Jul 05 17	Thu Jul 06 17	Fri Jul 07 17
Thu Jul 06 17		Fri Jul 07 17	Mon Jul 10 17
Fri Jul 07 17	Sat Jul 08 17	Mon Jul 10 17	Tue Jul 11 17
Sun Jul 09 17	Mon Jul 10 17	Tue Jul 11 17	Wed Jul 12 17
Tue Jul 11 17		Wed Jul 12 17	Thu Jul 13 17
Wed Jul 12 17		Thu Jul 13 17	Fri Jul 14 17
Thu Jul 13 17		Fri Jul 14 17	Mon Jul 17 17
Fri Jul 14 17	Sat Jul 15 17	Mon Jul 17 17	Tue Jul 18 17
Sun Jul 16 17	Mon Jul 17 17	Tue Jul 18 17	Wed Jul 19 17
Tue Jul 18 17		Wed Jul 19 17	Thu Jul 20 17
Wed Jul 19 17		Thu Jul 20 17	Fri Jul 21 17
Thu Jul 20 17		Fri Jul 21 17	Mon Jul 24 17
Fri Jul 21 17	Sat Jul 22 17	Mon Jul 24 17	Tue Jul 25 17
Sun Jul 23 17	Mon Jul 24 17	Tue Jul 25 17	Wed Jul 26 17
Tue Jul 25 17		Wed Jul 26 17	Thu Jul 27 17
Wed Jul 26 17		Thu Jul 27 17	Fri Jul 28 17
Thu Jul 27 17		Fri Jul 28 17	Mon Jul 31 17
Fri Jul 28 17	Sat Jul 29 17	Mon Jul 31 17	Tue Aug 01 17
Sun Jul 30 17	Mon Jul 31 17	Tue Aug 01 17	Wed Aug 02 17
Tue Aug 01 17		Wed Aug 02 17	Thu Aug 03 17
Wed Aug 02 17		Thu Aug 03 17	Fri Aug 04 17
Thu Aug 03 17		Fri Aug 04 17	Mon Aug 07 17
Fri Aug 04 17	Sat Aug 05 17	Mon Aug 07 17	Tue Aug 08 17
Sun Aug 06 17	Mon Aug 07 17	Tue Aug 08 17	Wed Aug 09 17
Tue Aug 08 17		Wed Aug 09 17	Thu Aug 10 17
Wed Aug 09 17		Thu Aug 10 17	Fri Aug 11 17
Thu Aug 10 17		Fri Aug 11 17	Mon Aug 14 17

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

Fri Aug 11 17	Sat Aug 12 17	Mon Aug 14 17	Tue Aug 15 17
Sun Aug 13 17	Mon Aug 14 17	Tue Aug 15 17	Wed Aug 16 17
Tue Aug 15 17		Wed Aug 16 17	Thu Aug 17 17
Wed Aug 16 17		Thu Aug 17 17	Fri Aug 18 17
Thu Aug 17 17		Fri Aug 18 17	Mon Aug 21 17
Fri Aug 18 17	Sat Aug 19 17	Mon Aug 21 17	Tue Aug 22 17
Sun Aug 20 17	Mon Aug 21 17	Tue Aug 22 17	Wed Aug 23 17
Tue Aug 22 17		Wed Aug 23 17	Thu Aug 24 17
Wed Aug 23 17		Thu Aug 24 17	Fri Aug 25 17
Thu Aug 24 17		Fri Aug 25 17	Mon Aug 28 17
Fri Aug 25 17	Sat Aug 26 17	Mon Aug 28 17	Tue Aug 29 17
Sun Aug 27 17	Mon Aug 28 17	Tue Aug 29 17	Wed Aug 30 17
Tue Aug 29 17		Wed Aug 30 17	Thu Aug 31 17
Wed Aug 30 17		Thu Aug 31 17	Fri Sep 01 17
Thu Aug 31 17		Fri Sep 01 17	Tue Sep 05 17
Fri Sep 01 17	Sat Sep 02 17	Tue Sep 05 17	Wed Sep 06 17
Sun Sep 03 17	Mon Sep 04 17	Wed Sep 06 17	Wed Sep 06 17
Tue Sep 05 17		Wed Sep 06 17	Thu Sep 07 17
Wed Sep 06 17		Thu Sep 07 17	Fri Sep 08 17
Thu Sep 07 17		Fri Sep 08 17	Mon Sep 11 17
Fri Sep 08 17	Sat Sep 09 17	Mon Sep 11 17	Tue Sep 12 17
Sun Sep 10 17	Mon Sep 11 17	Tue Sep 12 17	Wed Sep 13 17
Tue Sep 12 17		Wed Sep 13 17	Thu Sep 14 17
Wed Sep 13 17		Thu Sep 14 17	Fri Sep 15 17
Thu Sep 14 17		Fri Sep 15 17	Mon Sep 18 17
Fri Sep 15 17	Sat Sep 16 17	Mon Sep 18 17	Tue Sep 19 17
Sun Sep 17 17	Mon Sep 18 17	Tue Sep 19 17	Wed Sep 20 17
Tue Sep 19 17		Wed Sep 20 17	Thu Sep 21 17
Wed Sep 20 17		Thu Sep 21 17	Fri Sep 22 17
Thu Sep 21 17		Fri Sep 22 17	Mon Sep 25 17
Fri Sep 22 17	Sat Sep 23 17	Mon Sep 25 17	Tue Sep 26 17
Sun Sep 24 17	Mon Sep 25 17	Tue Sep 26 17	Wed Sep 27 17
Tue Sep 26 17		Wed Sep 27 17	Thu Sep 28 17
Wed Sep 27 17		Thu Sep 28 17	Fri Sep 29 17
Thu Sep 28 17		Fri Sep 29 17	Mon Oct 02 17
Fri Sep 29 17	Sat Sep 30 17	Mon Oct 02 17	Tue Oct 03 17
Sun Oct 01 17	Mon Oct 02 17	Tue Oct 03 17	Wed Oct 04 17
Tue Oct 03 17		Wed Oct 04 17	Thu Oct 05 17
Wed Oct 04 17		Thu Oct 05 17	Fri Oct 06 17

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

SCHEDULE 1.01(s)

WORKING CAPITAL AMOUNT EXAMPLE

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

Working Capital Charge	10/1/2014	10/2/2014	10/3/2014	10/4/2014

Amount
Secured Prepayments
Crude SPP	500,000,000	500,000,000	500,000,000	500,000,000
Product SPP	300,000,000	300,000,000	300,000,000	300,000,000
	800,000,000	800,000,000	800,000,000	800,000,000
Customer Receivables
Crude Receivables	0	0	0	0
Product Receivables	100,000,000	100,000,000	100,000,000	100,000,000
	100,000,000	100,000,000	100,000,000	100,000,000
Prepaid Balances
Crude Prepayments	—	—	—	—
Product Prepayments	5,000,000	5,000,000	5,000,000	5,000,000
	5,000,000	5,000,000	5,000,000	5,000,000
Total Assets	905,000,000	905,000,000	905,000,000	905,000,000

Customer Payables
Crude Payables	400,000,000	400,000,000	400,000,000	400,000,000
Product Payables	100,000,000	100,000,000	100,000,000	100,000,000
Total Liabilities	500,000,000	500,000,000	500,000,000	500,000,000

Net Working Capital	405,000,000	405,000,000	405,000,000	405,000,000

Working Capital Charge BBLs

Secured Prepayments
Crude SPP	5,000,000	5,000,000	5,000,000	5,000,000
Product SPP	3,000,000	3,000,000	3,000,000	3,000,000
	8,000,000	8,000,000	8,000,000	8,000,000
Customer Receivables
Crude Receivables	0	0	0	0
Product Receivables	1,000,000	1,000,000	1,000,000	1,000,000
	1,000,000	1,000,000	1,000,000	1,000,000
Prepaid Balances
Crude Prepayments	—	—	—	—
Product Prepayments	50,000	50,000	50,000	50,000
	50,000	50,000	50,000	50,000
Total Assets	9,050,000	9,050,000	9,050,000	9,050,000

Customer Payables
Crude Payables	4,000,000	4,000,000	4,000,000	4,000,000

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Product Payables	1,000,000	1,000,000	1,000,000	1,000,000
Total Liabilities	5,000,000	5,000,000	5,000,000	5,000,000

Net Working Capital	4,050,000	4,050,000	4,050,000	4,050,000

Working Capital Passthrough

Working Capital Rate	[**]	[**]	[**]	[**]

3 month Libor	[**]	[**]	[**]	[**]
Net Annual Rate	[**]	[**]	[**]	[**]
Net Monthly Rate	[**]	[**]	[**]	[**]
Net Daily Rate	[**]	[**]	[**]	[**]
Crude Working Capital Passthrough	[**]	[**]	[**]	[**]
Products Working Capital Passthrough	[**]	[**]	[**]	[**]
Total Working Capital Passthrough	[**]	[**]	[**]	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10/5/2014	10/6/2014	10/7/2014	10/8/2014	10/9/2014	10/10/2014	10/11/2014

500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000

0	0	0	0	0	0	0
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

—	—	—	—	—	—	—
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000

400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000

405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000

5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000

0	0	0	0	0	0	0
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

—	—	—	—	—	—	—
50,000	50,000	50,000	50,000	50,000	50,000	50,000
50,000	50,000	50,000	50,000	50,000	50,000	50,000
9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000

4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10/12/2014	10/13/2014	10/14/2014	10/15/2014	10/16/2014	10/17/2014	10/18/2014

500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000

0	0	0	0	0	0	0
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

—	—	—	—	—	—	—
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000

400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000

405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000

5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000

0	0	0	0	0	0	0
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

—	—	—	—	—	—	—
50,000	50,000	50,000	50,000	50,000	50,000	50,000
50,000	50,000	50,000	50,000	50,000	50,000	50,000

9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000

4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000

[**]	[**]	[**]	[**]	[**]	[**]	[**]

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[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10/19/2014	10/20/2014	10/21/2014	10/22/2014	10/23/2014	10/24/2014	10/25/2014

500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000

0	0	0	0	0	0	0
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

—	—	—	—	—	—	—
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000

400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000

405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000

5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000

0	0	0	0	0	0	0
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

—	—	—	—	—	—	—
50,000	50,000	50,000	50,000	50,000	50,000	50,000
50,000	50,000	50,000	50,000	50,000	50,000	50,000

9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000

4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10/26/2014	10/27/2014	10/28/2014	10/29/2014	10/30/2014	10/31/2014

500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
800,000,000	800,000,000	800,000,000	800,000,000	800,000,000	800,000,000

0	0	0	0	0	0
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

—	—	—	—	—	—
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

905,000,000	905,000,000	905,000,000	905,000,000	905,000,000	905,000,000

400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000

405,000,000	405,000,000	405,000,000	405,000,000	405,000,000	405,000,000

5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
8,000,000	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000

0	0	0	0	0	0
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

—	—	—	—	—	—
50,000	50,000	50,000	50,000	50,000	50,000
50,000	50,000	50,000	50,000	50,000	50,000

9,050,000	9,050,000	9,050,000	9,050,000	9,050,000	9,050,000

4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

4,050,000	4,050,000	4,050,000	4,050,000	4,050,000	4,050,000

[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]

0.02735	0.02735	0.02735	0.02735	0.02735	0.02735

[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.01(t)

PESRM INFRASTRUCTURE

Refinery (GP) Tank	Refinery (PB) Tank	Refinery (SR) Tank	Refinery Line Fill
GP1038	PB121	SR006	GPNTF_CSO
GP1064	PB126	SR007	GPNTF_Gasoil
GP1065	PB128	SR008	GPNTF_LCO
GP1066	PB129	SR014	GPNTF_Naphtha
GP1067	PB144	SR015	GPNTF_tofrom1733
GP1068	PB145	SR016	PBNY_CSO
GP1069	PB151	SR018	PBSY_Gasoil
GP1116	PB172	SR019	PBSY_GCOM
GP1211	PB178	SR020	PBSY_LCO
GP1213	PB179	SR022	SRTF_CSO
GP1214	PB253	SR023	SRTF_GCOM
GP1215	PB27	SR025	SRTF_ULSD2
GP1216	PB28	SR030
GP1217	PB29	SR033
GP1218	PB33	SR034
GP1219	PB34	SR035
GP1220	PB35	SR036
GP217	PB37	SR038
GP225	PB38	SR039
GP227	PB39	SR040
GP250	PB40	SR041
GP276	PB42	SR042
GP281	PB43	SR043
GP282	PB663	SR052
GP284	PB666	SR056
GP285	PB668	SR059
GP286	PB672	SR060
GP494	PB821	SR061
GP790	PB822	SR062
GP791	PB823	SR063
GP792	PB824	SR065
GP793	PB825	SR066
GP798	PB83	SR073
GP799	PB833	SR074

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18

PB835	SR075
PB84	SR076
PB85	SR077
PB881	SR078
PB882	SR090
PB883
PB884
PB885
PB886
PBRM39
PBRM40
PBRM41
PBRM79
PBRM80
PBRM90
PBRM91

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19

SCHEDULE 1.01(u)

SUNOCO PMT INFRASTRUCTURE

SPMT Fort Mifflin Terminal	#4 Hog Island Road	Philadelphia	PA	19153	All Crude Tanks
SPMT Darby Creek Tank Farm	1201 Calcon-Hook Rd	Sharon Hil	PA	19079	All Crude Tanks
SPMT Hog Island Wharf	4 Atlantic Avenue	Essington	PA	19029	No Tanks - Dock only
					Eagle Point 402	15MV2
					Eagle Point 403	15MV2
					Eagle Point 404	15MV2
					Eagle Point 19	HO Comp
SPMT, Eagle Point	1000 Crown Point Rd.	Westville	NJ	08093-1317	Eagle Point 20	HO Comp
					Eagle Point 30	HO Comp
					Eagle Point 118	VGO
					Eagle Point 2	CSO
					Eagle Point 4	VTB
					Eagle Point 10	Crude Oil
SPMT Marcus Hook	100 Green Street	Marcus Hook	PA	19013	Caverns #1, #2, & #3	Butane
Belmont Truck Rack	2700 Passyunk Ave.	Philadelphia	PA	19145
Westville Rack	1000 Crown Point Rd.	Westville	NJ	08093
Kingston Rack	60 S. Wyoming Ave.	Edwardsville	PA	18704
Fullerton Rack	2480 Main Street	Whitehall	PA	18052
Tonawanda Rack	3733 River Road	Tonawanda	NY	14150
Rochester Rack	1840 Lyell Ave.	Rochester	NY	14606
Van Buren Rack	2951 Energy Drive	Warners	NY	13164
Exton Terminal	601 Lincoln Highway	Exton	PA	19341

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 1.01(v)

SUNOCO PIPELINE INFRASTRUCTURE

Refinery Line Fill	DCTF to 137	KEYSTONE
	GPNSL	PB12 PBPS
	GPSSL	PB30DFM
	HI SRTF	PB8 PBPS
	IRPL 3N	PBFM1
	IRPL 4N	PBFM4
	IRPL 5N	PBFMGULF
SRTFFM2

Sunoco Pipeline	1818 Market St	Philadelphia	PA	19103

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.01(w)

OTHER THIRD PARTY INFRASTRUCTURE

KMI, Carteret, NJ	78 Lafayette Street	Carteret	NJ	07008	ULSD2 - tanks 1, 2, 14
NuStar, Linden NJ	3700 South Wood Ave	Linden	NJ	07036	Tanks 15020 and 15022 - gasoline
Colonial Pipeline	P.O. Box 101789	Atlanta	GA	30392
Buckeye Pipeline	One Greenway Plaza	Houston	TX	77046
Transflo	3600 Moore Street	Philadelphia	PA	19145
Sinking Spring Rack	901 Mountain Home Road	Sinking Spring	PA	19608
HIghspire Terminal	900 Eisenhower Blvd.	Middletown	PA	17057
Mechanicsburg Terminal	127 Texaco Roard	Mechanicsburg	PA	17050
Altoona Rack	1100 Burns Ave.	Altoona	PA	16602
Northumberland Rack	P.O. Box 300, Route 11 North	Northumberland	PA	17857
Allentown Rack	1134 N. Quebec St.	Allentown	PA	18109
Coraopolis South Rack	9 Thom Street	Coraopolis	PA	15108
Dupont Rack	RD 675 Suscon Road	Pittston	PA	18640

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.01(x)

BUTANE RAIL FACILITY

Located in the Girard Point’s South Yard in the most southern portion of the Refinery, the Butane Rail Facility was constructed in 2014.  Originally a lubes manufacturing and process for Gulf Oil, the site had been mostly unutilized since the mid 1980’s, with the exception of a benzene railcar unloading, which continues today.  Consisting of 14 rail sidings with 36 unloading/loading stations and storage for 116 railcars, the site covers 13.5 acres and includes 2.5 miles of rail track, 1,300 feet of platforms, a 52’ x 56’ elevated equipment pad, a 90,000-gallon storage vessel, a control room, and associated electrical and instrumentation equipment.  Additionally, the site includes 2.5 acres of land leased from PECO to accommodate an access road and security fencing near the rail entrance point, as well as a 0.78 acre lease from Conrail for the lead track and security fencing.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2.02(d)

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, the chief financial officer of Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (“PESRM”), DO HEREBY CERTIFY, to the best of my knowledge, on behalf of PESRM, and not in my individual capacity, that:

I.             This Certificate is furnished pursuant to Section 2.02(d) of that certain Amended and Restated Supply and Offtake Agreement, dated as of October 7, 2014 (as in effect as of the date hereof, the “A&R Supply and Offtake Agreement”), among PESRM, the Guarantors (as defined therein) party thereto (together with PESRM, the “Transaction Parties,” and each, a “Transaction Party”) and Merrill Lynch Commodities, Inc. (“MLC”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the A&R Supply and Offtake Agreement.

II.            I am familiar with the historical and current financial condition of the Transaction Parties on a consolidated basis as an authorized officer of PESRM.  In preparing this certificate, I have made such investigations and inquiries as I deem necessary and prudent in connection with the matters set forth herein and have reviewed the terms of the A&R Supply and Offtake Agreement and the other PESRM Transaction Documents.

III.          Based upon the foregoing, I have reached the conclusions that as of the date hereof, after giving effect to the A&R Supply and Offtake Agreement and other PESRM Transaction Documents (including any transactions contemplated thereunder) to be consummated on the date of this certificate:

a.             The sum of the present fair saleable value of the assets owned by the Transaction Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated) of the Transaction Parties on a consolidated basis as they become absolute and matured.  The amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability.

b.             The Transaction Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business.

c.             The Transaction Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business.

[Remainder of Page Intentionally Left Blank]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this     day of October, 2014.

By:
Name: James T. Rens
Title: Chief Financial Officer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2.02(a)

POST-CLOSING THIRD PARTY CONSENT AGREEMENTS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2.02(k)

MATERIAL APPROVALS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.01(b)

CO DELIVERY POINTS

Delivery Points for Current Assets are listed below.

Delivery Point	Meaning
BOM - P/L, B, Gauge	Bureau of Mines Calculation, based on pipeline tickets, barge tickets, and production estimates from tank gauge changes
BOM - Rail/Gauge	Bureau of Mines Calculation, based on rail tickets, and production estimates from tank gauge changes
BOM - B, Gauge	Bureau of Mines Calculation, based on barge tickets, and production estimates from tank gauge changes
BOM - Mostly Gauge	Bureau of Mines Calculation, based production estimates from mostly tank gauge changes, although tickets from pipeline and barge are possible
BOM - P/L, R, Gauge	Bureau of Mines Calculation, based on pipeline tickets, rail tickets, and production estimates from tank gauge changes
BOM - P/L, Gauge	Bureau of Mines Calculation, based on pipeline tickets, and production estimates from tank gauge changes
Pipeline In Transit	Pipeline tickets for volume in transit
BOM - B, Gauge	Bureau of Mines Calculation, based on barge tickets, and production estimates from tank gauge changes
BOM - Gauge	Bureau of Mines Calculation, based production estimates from mostly tank gauge changes; tickets from pipeline and barge are rare

Infrastructure Description	Infrastructure ID	Delivery Point
Crude Oil
Refinery (DC) Tank	DC003	BOM - B, Gauge
	DC004	BOM - B, Gauge
	DC005	BOM - B, Gauge
	DC006	BOM - B, Gauge
	DC007	BOM - B, Gauge
	DC010	BOM - B, Gauge
	DC011	BOM - B, Gauge
	DC012	BOM - B, Gauge
	DC013	BOM - B, Gauge
	DC014	BOM - B, Gauge
	DC015	BOM - B, Gauge
	DC016	BOM - B, Gauge
	DC017	BOM - B, Gauge
	DC018	BOM - B, Gauge
	DC019	BOM - B, Gauge

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	DC020	BOM - B, Gauge
	DC021	BOM - B, Gauge
	DC022	BOM - B, Gauge
	DC023	BOM - B, Gauge
	DC024	BOM - B, Gauge
	DC027	BOM - B, Gauge
	DC028	BOM - B, Gauge
	DC031	BOM - B, Gauge
	DC034	BOM - B, Gauge
	DC035	BOM - B, Gauge
Refinery (PB) Tank	PB826	BOM - B, Gauge
	PB840	BOM - B, Gauge
	PB841	BOM - B, Gauge
	PB843	BOM - B, Gauge
	PB847	BOM - B, Gauge
	PB851	BOM - B, Gauge
	PB852	BOM - B, Gauge
	PB854	BOM - B, Gauge
	PB855	BOM - B, Gauge
	PB856	BOM - B, Gauge
	PB881	BOM - B, Gauge
	PB882	BOM - B, Gauge
	PB883	BOM - B, Gauge
	PB884	BOM - B, Gauge
	PB885	BOM - B, Gauge
	PB886	BOM - B, Gauge

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.05(a)

FORM OF DAILY ACTUAL PRODUCTION BOOK

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.05(a)

FORM OF DAILY ACTUAL PRODUCTION BOOK

PHILADELPHIA REFINERY

PRODUCTION BOOK FOR September 1, 2014 to September 22, 2014

				BEGINNING				ENDING	INVENTORY		VOLUME
FAMILY	GROUP	PRODUCT	DESCRIPTION	INVENTORY	RECEIPT	SHIPMENT	CONSUMED	INVENTORY	CHANGE	PRODUCTION	BPCD

*** CHARGES ***
CRUDE OIL	BCR	300500	CRD - Offtest Dist to Crude	32619	0	0	0	32642	23	-23	-1
		300600	CRD - Offtest Gasoline to Crude	0	0	0	0	0	0	0	0
		300800	CRD-ESPOIR	0	0	0	0	0	0	0	0
		301000	CRD-WEST HACKBERRY SWT	0	0	0	0	0	0	0	0
		301700	CRD-BAKKEN MARINE	180917	448878	0	0	135473	-45444	494322	22468
		301701	CRD-BAKKEN MARINE SUMMER	0	0	0	0	0	0	0	0
		301702	CRD-BAKKEN MARINE WINTER	0	0	0	0	0	0	0	0
		302700	CRD-BAKKEN RAILCAR	428379	3015616	0	0	379631	-48748	3064364	139289
		302701	CRD-BAKKEN RAILCAR SUMMER	0	0	0	0	0	0	0	0
		302702	CRD-BAKKEN RAILCAR WINTER	0	0	0	0	0	0	0	0
		302800	CRD-TAMPA	0	0	0	0	0	0	0	0
		303100	CRD - Offtest VGO to Crude
		303200	CRD - Offtest Resid to Crude	0	0	0	0	0	0	0	0
		303300	CRD-USAN	4010	0	0	0	4020	10	-10	0
		304000	CRD-EAGLE FORD SHALE	509837	757002	0	0	419419	-90418	847420	38518
		304001	CRD-EAGLE FORD SHALE Hvy 45 API	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

304800	CRD-LULA	0	0	0	0	0	0	0	0
307000	CRD-CARDIUM	0	0	0	0	0	0	0	0
309000	CRD-NIOBRARA	0	69527	0	0	0	0	69527	3160
400000	CRD-OKONO	0	0	0	0	0	0	0	0
412200	CRD-NWSHELF COND	0	0	0	0	0	0	0	0
412500	CRD-BAOBAB	0	0	0	0	0	0	0	0
413400	CRD-BONGA	0	0	0	0	0	0	0	0
414000	CRD-ALBA	0	0	0	0	0	0	0	0
414100	CRD-WHITE ROSE	371646	455051	0	0	173672	-197974	653025	29682
414200	CRD-ES SAHARA	0	0	0	0	0	0	0	0
415100	CRD-AZERI LT	59656	0	0	0	23847	-35809	35809	1627
415200	CRD-ERHA	0	0	0	0	0	0	0	0
415700	CRD-ABO	0	0	0	0	0	0	0	0
417300	CRD-TERRA NOVA	0	0	0	0	0	0	0	0
417400	CRD-KUMKOL	0	0	0	0	0	0	0	0
417500	CRD-ASGARD BLEND	0	0	0	0	0	0	0	0
418000	CRD-ZAFIRO	0	0	0	0	0	0	0	0
418100	CRD-DALIA	0	0	0	0	0	0	0	0
418500	CRD-PUROVSKY COND	0	0	0	0	0	0	0	0
418800	CRD-STYBARROW	0	0	0	0	0	0	0	0
418900	CRD-REMBOUE	0	0	0	0	0	0	0	0
419000	CRD-QARUN	0	0	0	0	0	0	0	0
422800	CRD-MIXED SWEET BLEND CANADIAN	12179	135135	0	0	7577	-4602	139737	6351
425400	CRD-WTI LONGVIEW	128937	0	0	0	24134	-104803	104803	4763
425500	CRD-LT LOUISIANA SW	0	0	0	0	0	0	0	0
426500	CRD-EA	0	0	0	0	0	0	0	0
426600	CRD-KIKEH	0	0	0	0	0	0	0	0
426700	CRD-ESCALANTE	0	0	0	0	0	0	0	0
426800	CRD-SLEIPNER COND	0	0	0	0	0	0	0	0
440200	CRD-BRENT BLEND	0	0	0	0	0	0	0	0
440900	CRD-AMNA	0	0	0	0	0	0	0	0
441000	CRD-SARIR	0	0	0	0	0	0	0	0
441600	CRD-FORTIES	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

442300	CRD-LUCINA	0	0	0	0	0	0	0	0
442400	CRD-ECUADOR ORIENT	0	0	0	0	0	0	0	0
442900	CRD-EKOFISK	0	0	0	0	0	0	0	0
443000	CRD-BONNY LIGHT	0	0	0	0	0	0	0	0
443580	CRD-MIXED CRUDE	33051	0	0	0	33051	0	0	0
444701	CRD-SAHARAN	0	0	0	0	0	0	0	0
445000	CRD-CABINDA	0	0	0	0	0	0	0	0
446300	CRD-NIGERIAN MED	0	0	0	0	0	0	0	0
447100	CRD-ZARZATINE	0	0	0	0	0	0	0	0
447600	CRD-FORCADOS	0	0	0	0	0	0	0	0
447700	CRD-ESCRAVOS	0	0	0	0	0	0	0	0
447800	CRD-BRASS RIVER	0	0	0	0	0	0	0	0
448300	CRD-MINAS	0	0	0	0	0	0	0	0
448700	CRD-QUA IBO	0	0	0	0	0	0	0	0
449100	CRD-OSEBERG	0	0	0	0	0	0	0	0
449300	CRD-PENNINGTON	0	0	0	0	0	0	0	0
449400	CRD-FOREIGN - MISC	21116	0	0	0	21116	0	0	0
449700	CRD-NINIAN	0	0	0	0	0	0	0	0
449800	CRD-KOLE	0	0	0	0	0	0	0	0
450900	CRD-OKLA SW	0	0	0	0	0	0	0	0
451000	CRD-OLMECA	0	0	0	0	0	0	0	0
451100	CRD-GULLFAKS	0	0	0	0	0	0	0	0
451200	CRD-ANTAN	0	0	0	0	0	0	0	0
451300	CRD-PALANCA	0	0	0	0	0	0	0	0
451400	CRD-CANO LIMION	0	0	0	0	0	0	0	0
451500	CRD-LORETTA	0	0	0	0	0	0	0	0
451600	CRD-ORITO	0	0	0	0	0	0	0	0
452300	CRD-DRAUGEN	0	0	0	0	0	0	0	0
452400	CRD-NEMBA	0	0	0	0	0	0	0	0
452500	CRD-CUSIANA	0	0	0	0	0	0	0	0
453000	CRD-RABI LIGHT	0	0	0	0	0	0	0	0
453700	CRD-N KOSSA	0	0	0	0	0	0	0	0
453800	CRD-KITINA	0	0	0	0	0	0	0	0
454400	CRD-HIBERNIA	0	0	0	0	0	0	0	0
455900	CRD-NORNE	0	0	0	0	0	0	0	0
456400	CRD-TROLL	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		456500	CRD-AMENAM	0	0	0	0	0	0	0	0
		456600	CRD-FOINAVEN	0	0	0	0	0	0	0	0
		456700	CRD-UKPOKITI	0	0	0	0	0	0	0	0
		456800	CRD-COCO	0	0	0	0	0	0	0	0
		459500	CRD-OSO CONDENSATE	0	0	0	0	0	0	0	0
		483500	CRD-LIONFIELD	0	0	0	0	0	0	0	0
		489100	CRD-IMA	0	0	0	0	0	0	0	0
		489600	CRD-ZUATA	0	0	0	0	0	0	0	0
		489700	CRD-YOHO	0	0	0	0	0	0	0	0
		489800	CRD-RABI LIGHT/T’CHATAMBA	37809	649157	0	0	237058	199249	449908	20449
		489900	CRD-ETAME	0	0	0	0	0	0	0	0
		492400	CRD-GIRASSOL	0	0	0	0	0	0	0	0
		492500	CRD-SLOP IN CRUDE	35981	0	0	0	33104	-2877	2877	130
		492600	CRD-DOBA	282766	952228	0	0	360468	77702	874526	39751
		492800	CRD-KUITO	0	0	0	0	0	0	0	0
		493200	CRD-BINTULU LT COND	0	0	0	0	0	0	0	0
		493300	CRD-BINTULU HVY COND	0	0	0	0	0	0	0	0
		493400	CRD-SENIPAH COND	0	0	0	0	0	0	0	0
		493500	CRD-SAXI BLEND	0	0	0	0	0	0	0	0
		493600	CRD-SABLE ISLAND COND	0	0	0	0	0	0	0	0
		499100	CRD-AKPO	0	0	0	0	0	0	0	0
		499600	CRD-AGBAMI	0	0	0	0	0	0	0	0
		499300	CRD-OSTRA	0	0	0	0	0	0	0	0
		499500	CRD-JUBILEE	0	0	0	0	0	0	0	0
			** SUBTOTAL BCR **	2139756	6482594	0	0	1886061	-253695	6736289	306187
			*** TOTAL CHARGES ***	2139756	6482594	0	0	1886061	-253695	6736289	306187
*** YIELDS ***
FIN GASO	U87	023800	83 CB	117282	0	896170	0	258343	141061	1037231	47146
		023820	83 CB 7.8	43957	51192	123045	0	2280	-41677	30176	1372
		023830	83 CB 6.8	0	0	0	0	0	0	0	0
		108100	87RFG 10%	0	0	0	0	0	0	0	0
		127400	87 CF	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		133400	83 RB	259802	0	1177917	0	261452	1650	1179567	53616
			** SUBTOTAL U87 **	421041	51192	2197132	0	522075	101034	2246974	102134
	U91	132100	91 RB	136156	0	751711	0	135219	-937	750774	34125
		132200	91 RB - EXPORT	0	0	0	0	0	0	0	0
		225000	91 CBOB 9.0#	82038	0	390822	0	84059	2021	392843	17855
		225020	91.3 CBOB 7.8#	32546	0	22372	0	0	-32546	-10174	-462
		225030	91.3 CBOB 6.8#	0	0	0	0	0	0	0	0
			** SUBTOTAL U91 **	250740	0	1164905	0	219278	-31462	1133443	51518
	U93	134100	93 CF	0	0	0	0	0	0	0	0
		134120	93 CF 7.8	0	0	0	0	0	0	0	0
			** SUBTOTAL U93 **	0	0	0	0	0	0	0	0
GASO COMP	PRM	000500	ALKYLATE	106026	0	4958	0	81574	-24452	-19494	-887
		042600	GASOLINE COMS	65851	25801	85785	0	88657	22806	82790	3763
		117700	GTAB	0	0	0	0	0	0	0	0
		492900	UNTREATED CAT GAS	31980	0	0	0	48431	16451	16451	747
		496500	HEAVY REFORMATE	79160	85391	110615	0	55598	-23562	1662	75
		497000	LIGHT CAT GASOLINE	0	0	0	0	0	0	0	0
		497100	TREATED CAT GAS	85199	0	0	0	152609	67410	67410	3063
			** SUBTOTAL PRM **	368216	111192	201358	0	426869	58653	148819	6761
RAFFINATE	RAF	425900	UDEX RAFFINATE	46046	0	0	0	93631	47585	47585	2162
			** SUBTOTAL RAF **	46046	0	0	0	93631	47585	47585	2162
ETHA	ETH	084800	ETHANOL	0	0	0	0	0	0	0	0
			** SUBTOTAL ETH **	0	0	0	0	0	0	0	0
FIN. DIST.	DIS	001800	HS2FO	0	0	0	0	0	0	0	0
		004600	500MV2	0	0	0	0	0	0	0	0
		224600	15MV2	424558	3670	1722856	0	316112	-108446	1610740	73214
		224630	ULSD 15MV2 - Export	0	0	125888	0	0	0	125888	5722
		224700	500LMV	0	0	0	0	0	0	0	0
		224706	NR2FOD	0	0	0	0	0	0	0	0
		225500	DIST BLDSTK UNDYED	0	0	0	0	0	0	0	0
		226000	15MV2 WB	0	0	0	0	0	0	0	0
		226800	DIST BS	0	0	0	0	0	0	0	0
		227300	HO COMP	133348	114975	144307	0	103951	-29397	-65	-2
		227900	HEATING OIL 15ULS UNDYED	0	0	488933	0	0	0	488933	22224

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		228106	Non-Hwy #2 15 NLRM Dyed	0	0	0	0	0	0	0	0
		228108	Locomotive Marine 15LM2	0	0	0	0	0	0	0	0
		228700	ULSD 15MV2 B2 Soy	0	0	0	0	0	0	0	0
		228710	ULSD 15MV2 B4.5 Soy	0	0	0	0	0	0	0	0
		228720	ULSD 15MV2 B5 Soy	0	0	0	0	0	0	0	0
			** SUBTOTAL DIS **	557906	118645	2481984	0	420063	-137843	2225496	101158
DIS BLD STK	DBS	002700	HEAVY DISTILLATE	26444	0	0	0	23018	-3426	-3426	-155
		005300	LCO	213697	0	0	0	193615	-20082	-20082	-912
		042500	DISCOM (TRANSFER)	0	0	0	0	0	0	0	0
		136900	LCO - Treated	0	0	0	0	0	0	0	0
			** SUBTOTAL DBS **	240141	0	0	0	216633	-23508	-23508	-1067
JET/KERO/JP 8	JKS	004100	LIGHT DISTILLATE	0	0	0	0	0	0	0	0
		005800	KERO	0	0	0	0	0	0	0	0
		023101	JET A	29785	25985	340361	0	63570	33785	348161	15825
		224400	15MV1	41366	0	14116	0	121201	79835	93951	4270
			** SUBTOTAL JKS **	71151	25985	354477	0	184771	113620	442112	20095
RESID OILS	RSF	007200	Hi-Vis #6 Fuel Oil	0	0	0	0	0	0	0	0
		428300	.3% #6 FUEL OIL	182247	0	306852	0	118834	-63413	243439	11065
		428900	MAIN FRAC BTMS	149742	0	286532	0	143779	-5963	280569	12753
		429600	1.0% #6 FUEL OIL	0	0	0	0	0	0	0	0
			** SUBTOTAL RSF **	331989	0	593384	0	262613	-69376	524008	23818
PROPANE	LPG	003300	PROPANE	8093	0	138436	0	11278	3185	141621	6436
		003900	PROPANE - UNSTENCHED	0	0	13936	0	0	0	13936	632
		004300	LPG	0	0	0	0	0	0	0	0
		040600	OFF TEST PROPANE	0	0	0	0	0	0	0	0
			** SUBTOTAL LPG **	8093	0	152372	0	11278	3185	155557	7068
NAPHTHA	NAP	442500	LT-NAPHTHA	76494	0	0	0	127625	51131	51131	2323
		017400	NAPHVY - Heavy Naphtha	0	0	0	0	0	0	0	0
		443300	HVY-NAPHTHA	138950	0	0	0	277190	138240	138240	6283
			** SUBTOTAL NAP **	215444	0	0	0	404815	189371	189371	8606
UDEX FEED	UDC	495400	UDEX FEED STOCK	35941	0	0	0	31267	-4674	-4674	-212
			** SUBTOTAL UDC **	35941	0	0	0	31267	-4674	-4674	-212

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CHEMICALS	BEN	006700	BENZENE	20749	33220	0	0	27838	7089	-26131	-1187
		166000	BENZENE - Logics	0	0	0	0	0	0	0	0
			** SUBTOTAL BEN **	20749	33220	0	0	27838	7089	-26131	-1187
	CUM	038300	CUMENE	60804	0	80703	0	63020	2216	82919	3769
		138200	Cumene (gal)	0	0	0	0	0	0	0	0
			** SUBTOTAL CUM **	60804	0	80703	0	63020	2216	82919	3769
	PPM	009500	PP	6723	0	66420	0	6366	-357	66063	3002
			** SUBTOTAL PPM **	6723	0	66420	0	6366	-357	66063	3002
	SUL	009400	SULFUR	431	0	2955	0	431	0	2955	134
			** SUBTOTAL SUL **	431	0	2955	0	431	0	2955	134
	TOL	006800	TOLUENE	0	0	0	0	0	0	0	0
		007610	TOLUENE - Logics	0	0	0	0	0	0	0	0
			** SUBTOTAL TOL **	0	0	0	0	0	0	0	0
NORMAL BUT	NBT	223300	MIXED BUTANE	136957	299917	69270	0	124221	-12736	-243383	-11062
		439000	MIXED NORMAL	0	0	0	0	0	0	0	0
		439001	HIGH PURITY NORM BUT	0	0	0	0	0	0	0	0
			** SUBTOTAL NBT **	136957	299917	69270	0	124221	-12736	-243383	-11062
ISO BUTANE	ISO	001001	ISO BUTANE	39016	105397	0	0	11703	-27313	-132710	-6032
			** SUBTOTAL ISO **	39016	105397	0	0	11703	-27313	-132710	-6032
BB MIX	BBM	000800	BB	11749	0	0	0	8654	-3095	-3095	-140
			** SUBTOTAL BBM **	11749	0	0	0	8654	-3095	-3095	-140
FCC FEED	FCC	016000	VGO	279295	132498	0	0	205042	-74253	-206751	-9397
		446500	CRUDE-REDUCED	6527	0	0	0	6527	0	0	0
			** SUBTOTAL FCC **	285822	132498	0	0	211569	-74253	-206751	-9397
RECVD OIL	REC	010400	RECOVERED OIL	7026	0	0	0	10353	3327	3327	150
		018201	TRANSMIX	0	0	0	0	0	0	0	0
			** SUBTOTAL REC **	7026	0	0	0	10353	3327	3327	150
MFG FUEL	GAS	007100	HYDROGEN	0	0	0	0	0	0	0	0
		042700	REF GAS - FUEL (FOEB)	0	0	0	209147	0	0	209147	9506
		042800	COKE-FCCU	0	0	0	143418	0	0	143418	6518
			** SUBTOTAL GAS **	0	0	0	352565	0	0	352565	16024
			*** TOTAL YIELDS ***	3115985	878046	7364960	352565	3257448	141463	6980942	317302
			**** REFINERY TOTAL ****	5255741	7360640	7364960	352565	5143509	-112232	13717231	623489
			**** GAIN ****							-244653	-11115

*** Important - New products have been added to Advisor that have not been included on this report. Please inform technical support.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHILADELPHIA REFINERY

PRODUCTION BOOK FOR September 1, 2014 to September 23, 2014

				BEGINNING				ENDING	INVENTORY		VOLUME
FAMILY	GROUP	PRODUCT	DESCRIPTION	INVENTORY	RECEIPT	SHIPMENT	CONSUMED	INVENTORY	CHANGE	PRODUCTION	BPCD

*** CHARGES ***
CRUDE OIL	BCR	300500	CRD - Offtest Dist to Crude	32619	0	0	0	32614	-5	5	0
		300600	CRD - Offtest Gasoline to Crude	0	0	0	0	0	0	0	0
		300800	CRD-ESPOIR	0	0	0	0	0	0	0	0
		301000	CRD-WEST HACKBERRY SWT	0	0	0	0	0	0	0	0
		301700	CRD-BAKKEN MARINE	180917	448878	0	0	127687	-53230	502108	21830
		301701	CRD-BAKKEN MARINE SUMMER	0	0	0	0	0	0	0	0
		301702	CRD-BAKKEN MARINE WINTER	0	0	0	0	0	0	0	0
		302700	CRD-BAKKEN RAILCAR	428379	3149266	0	0	364858	-63521	3212787	139686
		302701	CRD-BAKKEN RAILCAR SUMMER	0	0	0	0	0	0	0	0
		302702	CRD-BAKKEN RAILCAR WINTER	0	718	0	0	0	0	718	31
		302800	CRD-TAMPA	0	0	0	0	0	0	0	0
		303100	CRD - Offtest VGO to Crude	853	0	0	0	848	-5	5	0
		303200	CRD - Offtest Resid to Crude	0	0	0	0	0	0	0	0
		303300	CRD-USAN	4010	0	0	0	4019	9	-9	0
		304000	CRD-EAGLE FORD SHALE	509837	757002	0	0	374426	-135411	892413	38799
		304001	CRD-EAGLE FORD SHALE HVY 45 API	0	0	0	0	0	0	0	0
		304800	CRD-LULA	0	0	0	0	0	0	0	0
		307000	CRD-CARDIUM	0	0	0	0	0	0	0	0
		309000	CRD-NIOBRARA	0	69527	0	0	0	0	69527	3022
		400000	CRD-OKONO	0	0	0	0	0	0	0	0
		412200	CRD-NWSHELF COND	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

412500	CRD-BAOBAB	0	0	0	0	0	0	0	0
413400	CRD-BONGA	0	0	0	0	0	0	0	0
414000	CRD-ALBA	0	0	0	0	0	0	0	0
414100	CRD-WHITE ROSE	371646	455051	0	0	165545	-206101	661152	28745
414200	CRD-ES SAHARA	0	0	0	0	0	0	0	0
415100	CRD-AZERI LT	59656	0	0	0	23653	-36003	36003	1565
415200	CRD-ERHA	0	0	0	0	0	0	0	0
415700	CRD-ABO	0	0	0	0	0	0	0	0
417300	CRD-TERRA NOVA	0	0	0	0	0	0	0	0
417400	CRD-KUMKOL	0	0	0	0	0	0	0	0
417500	CRD-ASGARD BLEND	0	0	0	0	0	0	0	0
418000	CRD-ZAFIRO	0	0	0	0	0	0	0	0
418100	CRD-DALIA	0	0	0	0	0	0	0	0
418500	CRD-PUROVSKY COND	0	0	0	0	0	0	0	0
418800	CRD-STYBARROW	0	0	0	0	0	0	0	0
418900	CRD-REMBOUE	0	0	0	0	0	0	0	0
419000	CRD-QARUN	0	0	0	0	0	0	0	0
422800	CRD-MIXED SWEET BLEND CANADIAN	12179	135135	0	0	3705	-8474	143609	6243
425400	CRD-WTI LONGVIEW	128937	0	0	0	23291	-105646	105646	4593
425500	CRD-LT LOUISIANA SW	0	0	0	0	0	0	0	0
426500	CRD-EA	0	0	0	0	0	0	0	0
426600	CRD-KIKEH	0	0	0	0	0	0	0	0
426700	CRD-ESCALANTE	0	0	0	0	0	0	0	0
426800	CRD-SLEIPNER COND	0	0	0	0	0	0	0	0
440200	CRD-BRENT BLEND	0	0	0	0	0	0	0	0
440900	CRD-AMNA	0	0	0	0	0	0	0	0
441000	CRD-SARIR	0	0	0	0	0	0	0	0
441600	CRD-FORTIES	0	0	0	0	0	0	0	0
442300	CRD-LUCINA	0	0	0	0	0	0	0	0
442400	CRD-ECUADOR ORIENT	0	0	0	0	0	0	0	0
442900	CRD-EKOFISK	0	0	0	0	0	0	0	0
443000	CRD-BONNY LIGHT	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

443580	CRD-MIXED CRUDE	33051	0	0	0	33051	0	0	0
444701	CRD-SAHARAN	0	0	0	0	0	0	0	0
445000	CRD-CABINDA	0	0	0	0	0	0	0	0
446300	CRD-NIGERIAN MED	0	0	0	0	0	0	0	0
447100	CRD-ZARZATINE	0	0	0	0	0	0	0	0
447600	CRD-FORCADOS	0	0	0	0	0	0	0	0
447700	CRD-ESCRAVOS	0	0	0	0	0	0	0	0
447800	CRD-BRASS RIVER	0	0	0	0	0	0	0	0
448300	CRD-MINAS	0	0	0	0	0	0	0	0
448700	CRD-QUA IBO	0	0	0	0	0	0	0	0
449100	CRD-OSEBERG	0	0	0	0	0	0	0	0
449300	CRD-PENNINGTON	0	0	0	0	0	0	0	0
449400	CRD-FOREIGN - MISC	21116	0	0	0	21116	0	0	0
449700	CRD-NINIAN	0	0	0	0	0	0	0	0
449800	CRD-KOLE	0	0	0	0	0	0	0	0
450900	CRD-OKLA SW	0	0	0	0	0	0	0	0
451000	CRD-OLMECA	0	0	0	0	0	0	0	0
451100	CRD-GULLFAKS	0	0	0	0	0	0	0	0
451200	CRD-ANTAN	0	0	0	0	0	0	0	0
451300	CRD-PALANCA	0	0	0	0	0	0	0	0
451400	CRD-CANO LIMION	0	0	0	0	0	0	0	0
451500	CRD-LORETTA	0	0	0	0	0	0	0	0
451600	CRD-ORITO	0	0	0	0	0	0	0	0
452300	CRD-DRAUGEN	0	0	0	0	0	0	0	0
452400	CRD-NEMBA	0	0	0	0	0	0	0	0
452500	CRD-CUSIANA	0	0	0	0	0	0	0	0
453000	CRD-RABI LIGHT	0	0	0	0	0	0	0	0
453700	CRD-N KOSSA	0	0	0	0	0	0	0	0
453800	CRD-KITINA	0	0	0	0	0	0	0	0
454400	CRD-HIBERNIA	0	0	0	0	0	0	0	0
455900	CRD-NORNE	0	0	0	0	0	0	0	0
456400	CRD-TROLL	0	0	0	0	0	0	0	0
456500	CRD-AMENAM	0	0	0	0	0	0	0	0
456600	CRD-FOINAVEN	0	0	0	0	0	0	0	0
456700	CRD-UKPOKITI	0	0	0	0	0	0	0	0
456800	CRD-COCO	0	0	0	0	0	0	0	0
459500	CRD-OSO CONDENSATE	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		483500	CRD-LIONFIELD	0	0	0	0	0	0	0	0
		489100	CRD-IMA	0	0	0	0	0	0	0	0
		489600	CRD-ZUATA	0	0	0	0	0	0	0	0
		489700	CRD-YOHO	0	0	0	0	0	0	0	0
		489800	CRD-RABI LIGHT/T’CHATAMBA	37809	649157	0	0	210233	172424	476733	20727
		489900	CRD-ETAME	0	0	0	0	0	0	0	0
		492400	CRD-GIRASSOL	0	0	0	0	0	0	0	0
		492500	CRD-SLOP IN CRUDE	35981	0	0	0	33083	-2898	2898	126
		492600	CRD-DOBA	282766	952228	0	0	327752	44986	907242	39446
		492800	CRD-KUITO	0	0	0	0	0	0	0	0
		493200	CRD-BINTULU LT COND	0	0	0	0	0	0	0	0
		493300	CRD-BINTULU HVY COND	0	0	0	0	0	0	0	0
		493400	CRD-SENIPAH COND	0	0	0	0	0	0	0	0
		493500	CRD-SAXI BLEND	0	0	0	0	0	0	0	0
		493600	CRD-SABLE ISLAND COND	0	0	0	0	0	0	0	0
		499100	CRD-AKPO	0	0	0	0	0	0	0	0
		499600	CRD-AGBAMI	0	0	0	0	0	0	0	0
		499300	CRD-OSTRA	0	0	0	0	0	0	0	0
		499500	CRD-JUBILEE	0	0	0	0	0	0	0	0
			** SUBTOTAL BCR **	2139756	6616962	0	0	1745881	-393875	7010837	304813
			*** TOTAL CHARGES ***	2139756	6616962	0	0	1745881	-393875	7010837	304813
*** YIELDS ***
FIN GASO	U87	023800	83 CB	117282	0	981522	0	174121	56839	1038361	45145
		023820	83 CB 7.8	43957	51192	123045	0	2280	-41677	30176	1312
		023830	83 CB 6.8	0	0	0	0	0	0	0	0
		108100	87RFG 10%	0	0	0	0	0	0	0	0
		127400	87 CF	0	0	0	0	0	0	0	0
		133400	83 RB	259802	0	1234596	0	271308	11506	1246102	54177
			** SUBTOTAL U87 **	421041	51192	2339163	0	447709	26668	2314639	100634
	U91	132100	91 RB	136156	0	762183	0	139102	2946	765129	33266
		132200	91 RB - EXPORT	0	0	0	0	0	0	0	0
		225000	91 CBOB 9.0#	82038	0	433329	0	130013	47975	481304	20925

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		225020	91.3 CBOB 7.8#	32546	0	22372	0	0	-32546	-10174	-442
		225030	91.3 CBOB 6.8#	0	0	0	0	0	0	0	0
			** SUBTOTAL U91 **	250740	0	1217884	0	269115	18375	1236259	53749
	U93	134100	93 CF	0	0	0	0	0	0	0	0
		134120	93 CF 7.8	0	0	0	0	0	0	0	0
			** SUBTOTAL U93 **	0	0	0	0	0	0	0	0
GASO COMP	PRM	000500	ALKYLATE	106026	0	4958	0	57246	-48780	-43822	-1906
		042600	GASOLINE COMS	65851	25801	85785	0	78738	12887	72871	3168
		117700	GTAB	0	0	0	0	0	0	0	0
		492900	UNTREATED CAT GAS	31980	0	0	0	48398	16418	16418	713
		496500	HEAVY REFORMATE	79160	85391	110615	0	62791	-16369	8855	385
		497000	LIGHT CAT GASOLINE	0	0	0	0	0	0	0	0
		497100	TREATED CAT GAS	85199	0	0	0	167118	81919	81919	3561
			** SUBTOTAL PRM **	368216	111192	201358	0	414291	46075	136241	5921
RAFFINATE	RAF	425900	UDEX RAFFINATE	46046	0	0	0	89645	43599	43599	1895
			** SUBTOTAL RAF **	46046	0	0	0	89645	43599	43599	1895
ETHA	ETH	084800	ETHANOL	0	0	0	0	0	0	0	0
			** SUBTOTAL ETH **	0	0	0	0	0	0	0	0
FIN. DIST.	DIS	001800	HS2FO	0	0	0	0	0	0	0	0
		004600	500MV2	0	0	0	0	0	0	0	0
		224600	15MV2	424558	3670	1781111	0	301904	-122654	1654787	71946
		224630	ULSD 15MV2 - Export	0	0	125888	0	0	0	125888	5473
		224700	500LMV	0	0	0	0	0	0	0	0
		224706	NR2FOD	0	0	0	0	0	0	0	0
		225500	DIST BLDSTK UNDYED	0	0	0	0	0	0	0	0
		226000	15MV2 WB	0	0	0	0	0	0	0	0
		226800	DIST BS	0	0	0	0	0	0	0	0
		227300	HO COMP	133348	141394	144307	0	132955	-393	2520	110
		227900	HEATING OIL 15ULS UNDYED	0	0	523205	0	0	0	523205	22748
		228106	Non-Hwy #2 15 NLRM Dyed	0	0	0	0	0	0	0	0
		228108	Locomotive Marine 15LM2	0	0	0	0	0	0	0	0
		228700	ULSD 15MV2 B2 Soy	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		228710	ULSD 15MV2 B4.5 Soy	0	0	0	0	0	0	0	0
		228720	ULSD 15MV2 B5 Soy	0	0	0	0	0	0	0	0
			** SUBTOTAL DIS **	557906	145064	2574511	0	434859	-123047	2306400	100277
DIS BLD STK	DBS	002700	HEAVY DISTILLATE	26444	0	0	0	25858	-586	-586	-25
		005300	LCO	213697	0	0	0	205240	-8457	-8457	-367
		042500	DISCOM (TRANSFER)	0	0	0	0	0	0	0	0
		136900	LCO - Treated	0	0	0	0	0	0	0	0
			** SUBTOTAL DBS **	240141	0	0	0	231098	-9043	-9043	-392
JET/KERO/JP8	JKS	004100	LIGHT DISTILLATE	0	0	0	0	0	0	0	0
		005800	KERO	0	0	0	0	0	0	0	0
		023101	JET A	29785	25985	340361	0	85226	55441	369817	16078
		224400	15MV1	41366	0	14242	0	121032	79666	93908	4082
			** SUBTOTAL JKS **	71151	25985	354603	0	206258	135107	463725	20160
RESID OILS	RSF	007200	Hi-Vis #6 Fuel Oil	0	0	0	0	0	0	0	0
		428300	.3% #6 FUEL OIL	182247	0	306852	0	123226	-59021	247831	10775
		428900	MAIN FRAC BTMS	149742	0	286532	0	159117	9375	295907	12866
		429600	1.0% #6 FUEL OIL	0	0	0	0	0	0	0	0
			** SUBTOTAL RSF **	331989	0	593384	0	282343	-49646	543738	23641
PROPANE	LPG	003300	PROPANE	8093	0	145949	0	10232	2139	148088	6437
		003900	PROPANE - UNSTENCHED	0	0	13936	0	0	0	13936	605
		004300	LPG	0	0	0	0	0	0	0	0
		040600	OFF TEST PROPANE	0	0	0	0	0	0	0	0
			** SUBTOTAL LPG **	8093	0	159885	0	10232	2139	162024	7042
NAPHTHA	NAP	442500	LT-NAPHTHA	76494	0	0	0	119321	42827	42827	1861
		017400	NAPHVY - Heavy Naphtha	0	0	0	0	0	0	0	0
		443300	HVY-NAPHTHA	138950	0	0	0	303498	164548	164548	7154
			** SUBTOTAL NAP **	215444	0	0	0	422819	207375	207375	9015
UDEX FEED	UDC	495400	UDEX FEED STOCK	35941	0	0	0	29923	-6018	-6018	-262
			** SUBTOTAL UDC **	35941	0	0	0	29923	-6018	-6018	-262
CHEMICALS	BEN	006700	BENZENE	20749	35420	0	0	28176	7427	-27993	-1217
		166000	BENZENE - Logics	0	0	0	0	0	0	0	0
			** SUBTOTAL BEN **	20749	35420	0	0	28176	7427	-27993	-1217
	CUM	038300	CUMENE	60804	0	80703	0	68065	7261	87964	3824
		138200	Cumene (gal)	0	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			** SUBTOTAL CUM **	60804	0	80703	0	68065	7261	87964	3824
	PPM	009500	PP	6723	0	70740	0	7857	1134	71874	3124
			** SUBTOTAL PPM **	6723	0	70740	0	7857	1134	71874	3124
	SUL	009400	SULFUR	431	0	3033	0	431	0	3033	131
			** SUBTOTAL SUL **	431	0	3033	0	431	0	3033	131
	TOL	006800	TOLUENE	0	0	0	0	0	0	0	0
		007610	TOLUENE - Logics	0	0	0	0	0	0	0	0
			** SUBTOTAL TOL **	0	0	0	0	0	0	0	0
NORMAL BUT	NBT	223300	MIXED BUTANE	136957	315702	69270	0	134924	-2033	-248465	-10802
		439000	MIXED NORMAL	0	0	0	0	0	0	0	0
		439001	HIGH PURITY NORM BUT	0	0	0	0	0	0	0	0
			** SUBTOTAL NBT **	136957	315702	69270	0	134924	-2033	-248465	-10802
ISO BUTANE	ISO	001001	ISO BUTANE	39016	111997	0	0	11744	-27272	-139269	-6054
			** SUBTOTAL ISO **	39016	111997	0	0	11744	-27272	-139269	-6054
BB MIX	BBM	000800	BB	11749	0	0	0	10026	-1723	-1723	-74
			** SUBTOTAL BBM **	11749	0	0	0	10026	-1723	-1723	-74
FCC FEED	FCC	016000	VGO	279295	146268	0	0	197626	-81669	-227937	-9909
		446500	CRUDE-REDUCED	6527	0	0	0	6527	0	0	0
			** SUBTOTAL FCC **	285822	146268	0	0	204153	-81669	-227937	-9909
RECVD OIL	REC	010400	RECOVERED OIL	7026	0	0	0	10583	3557	3557	155
		018201	TRANSMIX	0	0	0	0	0	0	0	0
			** SUBTOTAL REC **	7026	0	0	0	10583	3557	3557	155
MFG FUEL	GAS	007100	HYDROGEN	0	0	0	0	0	0	0	0
		042700	REF GAS - FUEL (FOEB)	0	0	0	218338	0	0	218338	9492
		042800	COKE-FCCU	0	0	0	150178	0	0	150178	6529
			** SUBTOTAL GAS **	0	0	0	368516	0	0	368516	16021
			*** TOTAL YIELDS ***	3115985	942820	7664534	368516	3314251	198266	7288496	316879
			**** REFINERY TOTAL ****	5255741	7559782	7664534	368516	5060132	-195609	14299333	621692
			**** GAIN ****							-277659	-12066

*** Important - New products have been added to Advisor that have not been included on this report. Please inform technical support.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHILADELPHIA REFINERY

PRODUCTION BOOK FOR September 23, 2014

				BEGINNING				ENDING	INVENTORY
FAMILY	GROUP	PRODUCT	DESCRIPTION	INVENTORY	RECEIPT	SHIPMENT	CONSUMED	INVENTORY	CHANGE	PRODUCTION

*** CHARGES ***
CRUDE OIL	BCR	300500	CRD - Offtest Dist to Crude	32642	0	0	0	32614	-28	28
0	0	300600	CRD - Offtest Gasoline to Crude	0	0	0	0	0	0	0
0	0	300800	CRD-ESPOIR	0	0	0	0	0	0	0
0	0	301000	CRD-WEST HACKBERRY SWT	0	0	0	0	0	0	0
0	0	301700	CRD-BAKKEN MARINE	135473	0	0	0	127687	-7786	7786
0	0	301701	CRD-BAKKEN MARINE SUMMER	0	0	0	0	0	0	0
0	0	301702	CRD-BAKKEN MARINE WINTER	0	0	0	0	0	0	0
0	0	302700	CRD-BAKKEN RAILCAR	379631	133650	0	0	364858	-14773	148423
0	0	302701	CRD-BAKKEN RAILCAR SUMMER	0	0	0	0	0	0	0
0	0	302702	CRD-BAKKEN RAILCAR WINTER	0	718	0	0	0	0	718
0	0	302800	CRD-TAMPA	0	0	0	0	0	0	0
0	0	303100	CRD - Offtest VGO to Crude	849	0	0	0	848	-1	1
0	0	303200	CRD - Offtest Resid to Crude	0	0	0	0	0	0	0
0	0	303300	CRD-USAN	4020	0	0	0	4019	-1	1
0	0	304000	CRD-EAGLE FORD SHALE	419419	0	0	0	374426	-44993	44993
0	0	304001	CRD-EAGLE FORD SHALE HVY 45 API	0	0	0	0	0	0	0
0	0	304800	CRD-LULA	0	0	0	0	0	0	0
0	0	307000	CRD-CARDIUM	0	0	0	0	0	0	0
0	0	309000	CRD-NIOBRARA	0	0	0	0	0	0	0
0	0	400000	CRD-OKONO	0	0	0	0	0	0	0
0	0	412200	CRD-NWSHELF COND	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

0	0	412500	CRD-BAOBAB	0	0	0	0	0	0	0
0	0	413400	CRD-BONGA	0	0	0	0	0	0	0
0	0	414000	CRD-ALBA	0	0	0	0	0	0	0
0	0	414100	CRD-WHITE ROSE	173672	0	0	0	165545	-8127	8127
0	0	414200	CRD-ES SAHARA	0	0	0	0	0	0	0
0	0	415100	CRD-AZERI LT	23847	0	0	0	23653	-194	194
0	0	415200	CRD-ERHA	0	0	0	0	0	0	0
0	0	415700	CRD-ABO	0	0	0	0	0	0	0
0	0	417300	CRD-TERRA NOVA	0	0	0	0	0	0	0
0	0	417400	CRD-KUMKOL	0	0	0	0	0	0	0
0	0	417500	CRD-ASGARD BLEND	0	0	0	0	0	0	0
0	0	418000	CRD-ZAFIRO	0	0	0	0	0	0	0
0	0	418100	CRD-DALIA	0	0	0	0	0	0	0
0	0	418500	CRD-PUROVSKY COND	0	0	0	0	0	0	0
0	0	418800	CRD-STYBARROW	0	0	0	0	0	0	0
0	0	418900	CRD-REMBOUE	0	0	0	0	0	0	0
0	0	419000	CRD-QARUN	0	0	0	0	0	0	0
0	0	422800	CRD-MIXED SWEET BLEND CANADIAN	7577	0	0	0	3705	-3872	3872
0	0	425400	CRD-WTI LONGVIEW	24134	0	0	0	23291	-843	843
0	0	425500	CRD-LT LOUISIANA SW	0	0	0	0	0	0	0
0	0	426500	CRD-EA	0	0	0	0	0	0	0
0	0	426600	CRD-KIKEH	0	0	0	0	0	0	0
0	0	426700	CRD-ESCALANTE	0	0	0	0	0	0	0
0	0	426800	CRD-SLEIPNER COND	0	0	0	0	0	0	0
0	0	440200	CRD-BRENT BLEND	0	0	0	0	0	0	0
0	0	440900	CRD-AMNA	0	0	0	0	0	0	0
0	0	441000	CRD-SARIR	0	0	0	0	0	0	0
0	0	441600	CRD-FORTIES	0	0	0	0	0	0	0
0	0	442300	CRD-LUCINA	0	0	0	0	0	0	0
0	0	442400	CRD-ECUADOR ORIENT	0	0	0	0	0	0	0
0	0	442900	CRD-EKOFISK	0	0	0	0	0	0	0
0	0	443000	CRD-BONNY LIGHT	0	0	0	0	0	0	0
0	0	443580	CRD-MIXED CRUDE	72895	0	0	0	72895	0	0
0	0	444701	CRD-SAHARAN	0	0	0	0	0	0	0
0	0	445000	CRD-CABINDA	0	0	0	0	0	0	0
0	0	446300	CRD-NIGERIAN MED	0	0	0	0	0	0	0
0	0	447100	CRD-ZARZATINE	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

0	0	447600	CRD-FORCADOS	0	0	0	0	0	0	0
0	0	447700	CRD-ESCRAVOS	0	0	0	0	0	0	0
0	0	447800	CRD-BRASS RIVER	0	0	0	0	0	0	0
0	0	448300	CRD-MINAS	0	0	0	0	0	0	0
0	0	448700	CRD-QUA IBO	0	0	0	0	0	0	0
0	0	449100	CRD-OSEBERG	0	0	0	0	0	0	0
0	0	449300	CRD-PENNINGTON	0	0	0	0	0	0	0
0	0	449400	CRD-FOREIGN -MISC	21116	0	0	0	21116	0	0
0	0	449700	CRD-NINIAN	0	0	0	0	0	0	0
0	0	449800	CRD-KOLE	0	0	0	0	0	0	0
0	0	450900	CRD-OKLA SW	0	0	0	0	0	0	0
0	0	451000	CRD-OLMECA	0	0	0	0	0	0	0
0	0	451100	CRD-GULLFAKS	0	0	0	0	0	0	0
0	0	451200	CRD-ANTAN	0	0	0	0	0	0	0
0	0	451300	CRD-PALANCA	0	0	0	0	0	0	0
0	0	451400	CRD-CANO LIMION	0	0	0	0	0	0	0
0	0	451500	CRD-LORETTA	0	0	0	0	0	0	0
0	0	451600	CRD-ORITO	0	0	0	0	0	0	0
0	0	452300	CRD-DRAUGEN	0	0	0	0	0	0	0
0	0	452400	CRD-NEMBA	0	0	0	0	0	0	0
0	0	452500	CRD-CUSIANA	0	0	0	0	0	0	0
0	0	453000	CRD-RABI LIGHT	0	0	0	0	0	0	0
0	0	453700	CRD-N KOSSA	0	0	0	0	0	0	0
0	0	453800	CRD-KITINA	0	0	0	0	0	0	0
0	0	454400	CRD-HIBERNIA	0	0	0	0	0	0	0
0	0	455900	CRD-NORNE	0	0	0	0	0	0	0
0	0	456400	CRD-TROLL	0	0	0	0	0	0	0
0	0	456500	CRD-AMENAM	0	0	0	0	0	0	0
0	0	456600	CRD-FOINAVEN	0	0	0	0	0	0	0
0	0	456700	CRD-UKPOKITI	0	0	0	0	0	0	0
0	0	456800	CRD-COCO	0	0	0	0	0	0	0
0	0	459500	CRD-OSO CONDENSATE	0	0	0	0	0	0	0
0	0	483500	CRD-LIONFIELD	0	0	0	0	0	0	0
0	0	489100	CRD-IMA	0	0	0	0	0	0	0
0	0	489600	CRD-ZUATA	0	0	0	0	0	0	0
0	0	489700	CRD-YOHO	0	0	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0	489800		CRD-RABI LIGHT/T’CHATAMBA		237058	0	0	0	210233	-26825	26825
	0		0	489900		CRD-ETAME		0	0	0	0	0	0	0
	0		0	492400		CRD-GIRASSOL		0	0	0	0	0	0	0
	0		0	492500		CRD-SLOP IN CRUDE		33104	0	0	0	33083	-21	21
	0		0	492600		CRD-DOBA		360468	0	0	0	327752	-32716	32716
	0		0	492800		CRD-KUITO		0	0	0	0	0	0	0
	0		0	493200		CRD-BINTULU LT COND		0	0	0	0	0	0	0
	0		0	493300		CRD-BINTULU HVY COND		0	0	0	0	0	0	0
	0		0	493400		CRD-SENIPAH COND		0	0	0	0	0	0	0
	0		0	493500		CRD-SAXI BLEND		0	0	0	0	0	0	0
	0		0	493600		CRD-SABLE ISLAND COND		0	0	0	0	0	0	0
	0		0	499100		CRD-AKPO		0	0	0	0	0	0	0
	0		0	499600		CRD-AGBAMI		0	0	0	0	0	0	0
	0		0	499300		CRD-OSTRA		0	0	0	0	0	0	0
	0		0	499500		CRD-JUBILEE		0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL BCR **		1886061	134368	0	0	1745881	-140180	274548
	0		0		0	*** TOTAL CHARGES ***		1886061	134368	0	0	1745881	-140180	274548
*** YIELDS ***			0		0		0	0	0	0	0	0	0	0
FIN GASO		U87		023800		83 CB		258343	0	85352	0	174121	-84222	1130
	0		0	023820		83 CB 7.8		2280	0	0	0	2280	0	0
	0		0	023830		83 CB 6.8		0	0	0	0	0	0	0
	0		0	108100		87RFG 10%		0	0	0	0	0	0	0
	0		0	127400		87 CF		0	0	0	0	0	0	0
	0		0	133400		83 RB		261452	0	56679	0	271308	9856	66535
	0		0		0	** SUBTOTAL U87 **		522075	0	142031	0	447709	-74366	67665
	0	U91		132100		91 RB		135219	0	10472	0	139102	3883	14355
	0		0	132200		91 RB - EXPORT		0	0	0	0	0	0	0
	0		0	225000		91 CBOB 9.0#		84059	0	42507	0	130013	45954	88461
	0		0	225020		91.3 CBOB 7.8#		0	0	0	0	0	0	0
	0		0	225030		91.3 CBOB 6.8#		0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL U91 **		219278	0	52979	0	269115	49837	102816
	0	U93		134100		93 CF		0	0	0	0	0	0	0
	0		0	134120		93 CF 7.8		0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL U93 **		0	0	0	0	0	0	0
GASO COMP		PRM		000500		ALKYLATE		81574	0	0	0	57246	-24328	-24328

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0	042600		GASOLINE COMS	81619	0	0	0	71700	-9919	-9919
	0		0	117700		GTAB	0	0	0	0	0	0	0
	0		0	492900		UNTREATED CAT GAS	48431	0	0	0	48398	-33	-33
	0		0	496500		HEAVY REFORMATE	55598	0	0	0	62791	7193	7193
	0		0	497000		LIGHT CAT GASOLINE	0	0	0	0	0	0	0
	0		0	497100		TREATED CAT GAS	152609	0	0	0	167118	14509	14509
	0		0		0	** SUBTOTAL PRM **	426869	0	0	0	414291	-12578	-12578
RAFFINATE		RAF		425900		UDEX RAFFINATE	93631	0	0	0	89645	-3986	-3986
	0		0		0	** SUBTOTAL RAF **	93631	0	0	0	89645	-3986	-3986
ETHA		ETH		084800		ETHANOL	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL ETH **	0	0	0	0	0	0	0
FIN. DIST.		DIS		001800		HS2FO	0	0	0	0	0	0	0
	0		0	004600		500MV2	0	0	0	0	0	0	0
	0		0	224600		15MV2	316112	0	58255	0	301904	-14208	44047
	0		0	224630		ULSD 15MV2 - Export	0	0	0	0	0	0	0
	0		0	224700		500LMV	0	0	0	0	0	0	0
	0		0	224706		NR2FOD	0	0	0	0	0	0	0
	0		0	225500		DIST BLDSTK UNDYED	0	0	0	0	0	0	0
	0		0	226000		15MV2 WB	0	0	0	0	0	0	0
	0		0	226800		DIST BS	0	0	0	0	0	0	0
	0		0	227300		HO COMP	103951	26419	0	0	132955	29004	2585
	0		0	227900		HEATING OIL 15ULS UNDYED	0	0	34272	0	0	0	34272
	0		0	228106		Non-Hwy #2 15 NLRM Dyed	0	0	0	0	0	0	0
	0		0	228108		Locomotive Marine 15LM2	0	0	0	0	0	0	0
	0		0	228700		ULSD 15MV2 B2 Soy	0	0	0	0	0	0	0
	0		0	228710		ULSD 15MV2 B4.5 Soy	0	0	0	0	0	0	0
	0		0	228720		ULSD 15MV2 B5 Soy	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL DIS **	420063	26419	92527	0	434859	14796	80904
DIS BLD STK		DBS		002700		HEAVY DISTILLATE	23018	0	0	0	25858	2840	2840
	0		0	005300		LCO	193615	0	0	0	205240	11625	11625
	0		0	042500		DISCOM (TRANSFER)	0	0	0	0	0	0	0
	0		0	136900		LCO - Treated	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL DBS **	216633	0	0	0	231098	14465	14465
JET/KERO/JP	8	JKS		004100		LIGHT DISTILLATE	0	0	0	0	0	0	0
	0		0	005800		KERO	0	0	0	0	0	0	0
	0		0	023101		JET A	63570	0	0	0	85226	21656	21656

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0	224400		15MV1	121201	0	126	0	121032	-169	-43
	0		0		0	** SUBTOTAL JKS **	184771	0	126	0	206258	21487	21613
RESID OILS		RSF		007200		Hi-Vis #6 Fuel Oil	0	0	0	0	0	0	0
	0		0	428300		.3% #6 FUEL OIL	118834	0	0	0	123226	4392	4392
	0		0	428900		MAIN FRAC BTMS	143779	0	0	0	159117	15338	15338
	0		0	429600		1.0% #6 FUEL OIL	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL RSF **	262613	0	0	0	282343	19730	19730
PROPANE		LPG		003300		PROPANE	11278	0	7513	0	10232	-1046	6467
	0		0	003900		PROPANE - UNSTENCHED	0	0	0	0	0	0	0
	0		0	004300		LPG	0	0	0	0	0	0	0
	0		0	040600		OFF TEST PROPANE	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL LPG **	11278	0	7513	0	10232	-1046	6467
NAPHTHA		NAP		442500		LT-NAPHTHA	127625	0	0	0	119321	-8304	-8304
	0		0	017400		NAPHVY - Heavy Naphtha	0	0	0	0	0	0	0
	0		0	443300		HVY-NAPHTHA	271818	0	0	0	298126	26308	26308
	0		0		0	** SUBTOTAL NAP **	404815	0	0	0	422819	18004	18004
UDEX FEED		UDC		495400		UDEX FEED STOCK	31267	0	0	0	29923	-1344	-1344
	0		0		0	** SUBTOTAL UDC **	31267	0	0	0	29923	-1344	-1344
CHEMICALS		BEN		006700		BENZENE	24322	2200	0	0	24660	338	-1862
	0		0	166000		BENZENE - Logics	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL BEN **	27838	2200	0	0	28176	338	-1862
	0	CUM		038300		CUMENE	63020	0	0	0	68065	5045	5045
	0		0	138200		Cumene (gal)	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL CUM **	63020	0	0	0	68065	5045	5045
	0	PPM		009500		PP	6366	0	4320	0	7857	1491	5811
	0		0		0	** SUBTOTAL PPM **	6366	0	4320	0	7857	1491	5811
	0	SUL		009400		SULFUR	431	0	78	0	431	0	78
	0		0		0	** SUBTOTAL SUL **	431	0	78	0	431	0	78
	0	TOL		006800		TOLUENE	0	0	0	0	0	0	0
	0		0	007610		TOLUENE - Logics	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL TOL **	0	0	0	0	0	0	0
NORMAL BUT		NBT		223300		MIXED BUTANE	106830	15785	0	0	117533	10703	-5082
	0		0	439000		MIXED NORMAL	0	0	0	0	0	0	0
	0		0	439001		HIGH PURITY NORM BUT	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL NBT **	124221	15785	0	0	134924	10703	-5082
ISO BUTANE		ISO		001001		ISO BUTANE	11703	6600	0	0	11744	41	-6559

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0		0	** SUBTOTAL ISO **	11703	6600	0	0	11744	41	-6559
BB MIX		BBM		000800		BB	8654	0	0	0	10026	1372	1372
	0		0		0	** SUBTOTAL BBM **	8654	0	0	0	10026	1372	1372
FCC FEED		FCC		016000		VGO	205042	13770	0	0	197626	-7416	-21186
	0		0	446500		CRUDE-REDUCED	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL FCC **	211569	13770	0	0	204153	-7416	-21186
RECVD OIL		REC		010400		RECOVERED OIL	10353	0	0	0	10583	230	230
	0		0	018201		TRANSMIX	0	0	0	0	0	0	0
	0		0		0	** SUBTOTAL REC **	10353	0	0	0	10583	230	230
MFG FUEL		GAS		007100		HYDROGEN	0	0	0	0	0	0	0
	0		0	042700		REF GAS - FUEL (FOEB)	0	0	0	9191	0	0	9191
	0		0	042800		COKE-FCCU	0	0	0	6760	0	0	6760
						** SUBTOTAL GAS **	0	0	0	15951	0	0	15951
						*** TOTAL YIELDS ***	198266	64774	299574	15951	3314251	56803	307554
						**** REFINERY TOTAL ****	-195609	199142	299574	15951	5060132	-83377	582102
						**** GAIN ****	0	0	0	0	0	0	-33006
						*** Important - New products have been added to Advisor that have not been included on this report. Please inform technical support.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FAMILY		GROUP		PRODUCT	DESCRIPTION	Unit Fill
*** CHARGES ***

CRUDE OIL		BCR		300500	CRD - Offtest Dist to Crude
	0		0	300600	CRD - Offtest Gasoline to Crude
	0		0	300800	CRD-ESPOIR
	0		0	301000	CRD-WEST HACKBERRY SWT
	0		0	301700	CRD-BAKKEN MARINE
	0		0	301701	CRD-BAKKEN MARINE SUMMER
	0		0	301702	CRD-BAKKEN MARINE WINTER
	0		0	302700	CRD-BAKKEN RAILCAR
	0			302701	CRD-BAKKEN RAILCAR SUMMER
	0		0	302702	CRD-BAKKEN RAILCAR WINTER
	0		0	302800	CRD-TAMPA
	0		0	303100	CRD - Offtest VGO to Crude
	0		0	303200	CRD - Offtest Resid to Crude
	0		0	303300	CRD-USAN
	0		0	304000	CRD-EAGLE FORD SHALE
	0		0	304001	CRD-EAGLE FORD SHALE HVY 45 API
	0		0	304800	CRD-LULA
	0		0	307000	CRD-CARDIUM
	0		0	309000	CRD-NIOBRARA
	0		0	400000	CRD-OKONO
	0		0	412200	CRD-NWSHELF COND
	0		0	412500	CRD-BAOBAB
	0		0	413400	CRD-BONGA
	0		0	414000	CRD-ALBA
	0		0	414100	CRD-WHITE ROSE
	0		0	414200	CRD-ES SAHARA

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

0	0	415100	CRD-AZERI LT
0	0	415200	CRD-ERHA
0	0	415700	CRD-ABO
0	0	417300	CRD-TERRA NOVA
0	0	417400	CRD-KUMKOL
0	0	417500	CRD-ASGARD BLEND
0	0	418000	CRD-ZAFIRO
0	0	418100	CRD-DALIA
0	0	418500	CRD-PUROVSKY COND
0	0	418800	CRD-STYBARROW
0	0	418900	CRD-REMBOUE
0	0	419000	CRD-QARUN
			CRD-MIXED SWEET
0	0	422800	BLEND CANADIAN
0	0	425400	CRD-WTI LONGVIEW
0	0	425500	CRD-LT LOUISIANA SW
0	0	426500	CRD-EA
0	0	426600	CRD-KIKEH
0	0	426700	CRD-ESCALANTE
0	0	426800	CRD-SLEIPNER COND
0	0	440200	CRD-BRENT BLEND
0	0	440900	CRD-AMNA
0	0	441000	CRD-SARIR
0	0	441600	CRD-FORTIES
0	0	442300	CRD-LUCINA
0	0	442400	CRD-ECUADOR ORIENT
0	0	442900	CRD-EKOFISK
0	0	443000	CRD-BONNY LIGHT
0	0	443580	CRD-MIXED CRUDE	-39844
0	0	444701	CRD-SAHARAN
0	0	445000	CRD-CABINDA
0	0	446300	CRD-NIGERIAN MED
0	0	447100	CRD-ZARZATINE
0	0	447600	CRD-FORCADOS
0	0	447700	CRD-ESCRAVOS
0	0	447800	CRD-BRASS RIVER
0	0	448300	CRD-MINAS
0	0	448700	CRD-QUA IBO

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

0	0	449100	CRD-OSEBERG
0	0	449300	CRD-PENNINGTON
0	0	449400	CRD-FOREIGN -MISC
0	0	449700	CRD-NINIAN
0	0	449800	CRD-KOLE
0	0	450900	CRD-OKLA SW
0	0	451000	CRD-OLMECA
0	0	451100	CRD-GULLFAKS
0	0	451200	CRD-ANTAN
0	0	451300	CRD-PALANCA
0	0	451400	CRD-CANO LIMION
0	0	451500	CRD-LORETTA
0	0	451600	CRD-ORITO
0	0	452300	CRD-DRAUGEN
0	0	452400	CRD-NEMBA
0	0	452500	CRD-CUSIANA
0	0	453000	CRD-RABI LIGHT
0	0	453700	CRD-N KOSSA
0	0	453800	CRD-KITINA
0	0	454400	CRD-HIBERNIA
0	0	455900	CRD-NORNE
0	0	456400	CRD-TROLL
0	0	456500	CRD-AMENAM
0	0	456600	CRD-FOINAVEN
0	0	456700	CRD-UKPOKITI
0	0	456800	CRD-COCO
0	0	459500	CRD-OSO CONDENSATE
0	0	483500	CRD-LIONFIELD
0	0	489100	CRD-IMA
0	0	489600	CRD-ZUATA
0	0	489700	CRD-YOHO
			CRD-RABI
0	0	489800	LIGHT/T’CHATAMBA
0	0	489900	CRD-ETAME
0	0	492400	CRD-GIRASSOL
0	0	492500	CRD-SLOP IN CRUDE
0	0	492600	CRD-DOBA
0	0	492800	CRD-KUITO

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0	493200		CRD-BINTULU LT COND
	0		0	493300		CRD-BINTULU HVY COND
	0		0	493400		CRD-SENIPAH COND
	0		0	493500		CRD-SAXI BLEND
	0		0	493600		CRD-SABLE ISLAND COND
	0		0	499100		CRD-AKPO
	0		0	499600		CRD-AGBAMI
	0		0	499300		CRD-OSTRA
	0		0	499500		CRD-JUBILEE
	0		0		0	** SUBTOTAL BCR **
	0		0		0	*** TOTAL CHARGES ***

*** YIELDS ***			0		0		0
FIN GASO		U87		023800		83 CB
	0		0	023820		83 CB 7.8
	0		0	023830		83 CB 6.8
	0		0	108100		87RFG 10%
	0		0	127400		87 CF
	0		0	133400		83 RB
	0		0		0	** SUBTOTAL U87 **
	0	U91		132100		91 RB
	0		0	132200		91 RB - EXPORT
	0		0	225000		91 CBOB 9.0#
	0		0	225020		91.3 CBOB 7.8#
	0		0	225030		91.3 CBOB 6.8#
	0		0		0	** SUBTOTAL U91 **
	0	U93		134100		93 CF
	0		0	134120		93 CF 7.8
	0		0		0	** SUBTOTAL U93 **

GASO COMP		PRM		000500		ALKYLATE
	0		0	042600		GASOLINE COMS		7038
	0		0	117700		GTAB
	0		0	492900		UNTREATED CAT GAS
	0		0	496500		HEAVY REFORMATE
	0		0	497000		LIGHT CAT GASOLINE
	0		0	497100		TREATED CAT GAS
	0		0		0	** SUBTOTAL PRM **

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RAFFINATE		RAF		425900		UDEX RAFFINATE
	0		0		0	** SUBTOTAL RAF **
ETHA		ETH		084800		ETHANOL
	0		0		0	** SUBTOTAL ETH **
FIN. DIST.		DIS		001800		HS2FO
	0		0	004600		500MV2
	0		0	224600		15MV2
	0		0	224630		ULSD 15MV2 - Export
	0		0	224700		500LMV
	0		0	224706		NR2FOD
	0		0	225500		DIST BLDSTK UNDYED
	0		0	226000		15MV2 WB
	0		0	226800		DIST BS
	0		0	227300		HO COMP
	0		0	227900		HEATING OIL 15ULS UNDYED
	0		0	228106		Non-Hwy #2 15 NLRM Dyed
	0		0	228108		Locomotive Marine 15LM2
	0		0	228700		ULSD 15MV2 B2 Soy
	0		0	228710		ULSD 15MV2 B4.5 Soy
	0		0	228720		ULSD 15MV2 B5 Soy
	0		0		0	** SUBTOTAL DIS **

DIS BLD STK		DBS		002700		HEAVY DISTILLATE	0
	0		0	005300		LCO
	0		0	042500		DISCOM (TRANSFER)
	0		0	136900		LCO - Treated
	0		0		0	** SUBTOTAL DBS **

JET/KERO/JP8		JKS		004100		LIGHT DISTILLATE
	0		0	005800		KERO
	0		0	023101		JET A
	0		0	224400		15MV1
	0		0		0	** SUBTOTAL JKS **

RESID OILS		RSF		007200		Hi-Vis #6 Fuel Oil
	0		0	428300		.3% #6 FUEL OIL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0	428900		MAIN FRAC BTMS
	0		0	429600		1.0% #6 FUEL OIL
	0		0		0	** SUBTOTAL RSF **
PROPANE		LPG		003300		PROPANE
	0		0	003900		PROPANE - UNSTENCHED
	0		0	004300		LPG
	0		0	040600		OFF TEST PROPANE
	0		0		0	** SUBTOTAL LPG **
NAPHTHA		NAP		442500		LT-NAPHTHA
	0		0	017400		NAPHVY - Heavy Naphtha
	0		0	443300		HVY-NAPHTHA	5372
	0		0		0	** SUBTOTAL NAP **

UDEX FEED		UDC		495400		UDEX FEED STOCK
	0		0		0	** SUBTOTAL UDC **

CHEMICALS		BEN		006700		BENZENE	3516
	0		0	166000		BENZENE - Logics
	0		0		0	** SUBTOTAL BEN **
	0	CUM		038300		CUMENE
	0		0	138200		Cumene (gal)
	0		0		0	** SUBTOTAL CUM **
	0	PPM		009500		PP
	0		0		0	** SUBTOTAL PPM **
	0	SUL		009400		SULFUR
	0		0		0	** SUBTOTAL SUL **
	0	TOL		006800		TOLUENE
	0		0	007610		TOLUENE - Logics
	0		0		0	** SUBTOTAL TOL **

NORMAL BUT		NBT		223300		MIXED BUTANE	17391
	0		0	439000		MIXED NORMAL
	0		0	439001		HIGH PURITY NORM BUT
	0		0		0	** SUBTOTAL NBT **

ISO BUTANE		ISO		001001		ISO BUTANE
	0		0		0	** SUBTOTAL ISO **
BB MIX		BBM		000800		BB

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	0		0		0	** SUBTOTAL BBM **
FCC FEED		FCC		016000		VGO	0
	0		0	446500		CRUDE-REDUCED	6527
	0		0		0	** SUBTOTAL FCC **

RECVD OIL		REC		010400		RECOVERED OIL
	0		0	018201		TRANSMIX
	0		0		0	** SUBTOTAL REC **
MFG FUEL		GAS		007100		HYDROGEN
	0		0	042700		REF GAS - FUEL (FOEB)
	0		0	042800		COKE-FCCU
						** SUBTOTAL GAS **
						*** TOTAL YIELDS ***
						**** REFINERY TOTAL ****
						**** GAIN ****

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.06(a)

FORM OF FINANCIAL REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.06(a)

FORM OF FINANCIAL REPORT

PES Auto Roll Unwind Crude

	Gasoline			WTI Crude
	Undisc			Undisc				MTM	Position
	Settlement			Settlement			Undisc Settlement	Grand	Grand
Row Labels	Amount	MTM	Position	Amount	MTM	Position	Amount Grand Total	Total	Total
10/01/2014	0	-173,033	-99,996	0	-687,986	-399,992	0	-861,019	-499,988
11/01/2014	0	146,562	99,988	0	635,942	399,963	0	782,504	499,951
Grand Total	0	-26,471	-8	0	-52,045	-29	0	-78,515	-37

PES Auto Roll Unwind Distillate

	Distillates
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
10/01/2014	0	-113,395	-199,992	0	-113,395	-199,992
11/01/2014	0	108,767	199,976	0	108,767	199,976
Grand Total	0	-4,629	-16	0	-4,629	-16

PES Auto Roll Unwind Gasoline

	Gasoline
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
10/01/2014	0	-173,033	-99,996	0	-173,033	-99,996
11/01/2014	0	146,562	99,988	0	146,562	99,988
Grand Total	0	-26,471	-8	0	-26,471	-8

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Unwind Prepaid Gasoline

	Gasoline
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
10/01/2014	0	-692,132	-399,984	0	-692,132	-399,984
11/01/2014	0	586,249	399,951	0	586,249	399,951
Grand Total	0	-105,883	-33	0	-105,883	-33

PES Distillate Time Spreads

	Distillates
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
10/01/2014	0	23,729	49,998	0	23,729	49,998
11/01/2014	0	-24,042	-49,994	0	-24,042	-49,994
Grand Total	0	-313	4	0	-313	4

PES Fin Crude

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

PES Fin Distillate

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Fin Gasoline

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

PES Gasoline Time Spreads

	Gasoline
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
10/01/2014	0	-79,293	-79,997	0	-79,293	-79,997
11/01/2014	0	85,334	79,990	0	85,334	79,990
Grand Total	0	6,041	-7	0	6,041	-7

PES WTI Time Spreads

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Crude

	WTI Crude
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total
11/01/2014	0	2,326	25	0	2,326
12/01/2014	0	-16,932	1,999,633	0	-16,932
Grand Total	0	-14,605	1,999,658	0	-14,605

PES Auto Roll Distillate

	Distillates
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total
11/01/2014	0	871	8	0	871
12/01/2014	0	-9,339	-80	0	-9,339
Grand Total	0	-8,468	-73	0	-8,468

PES Auto Roll Gasoline

Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total
11/01/2014	0	791	8	0	791
12/01/2014	0	-8,349	-80	0	-8,349
Grand Total	0	-7,558	-73	0	-7,558

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Prepaid Gasoline

	Gasoline
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total
11/01/2014	0	1,582	15	0	1,582
12/01/2014	0	-16,698	-161	0	-16,698
Grand Total	0	-15,116	-146	0	-15,116

PES Auto Roll Unwind Crude

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

PES Auto Roll Unwind Distillate

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

PES Auto Roll Unwind Gasoline

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Unwind Prepaid

Gasoline

Row Labels	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
Grand Total

PES Auto Roll VGO

	Distillates			Gasoline
Row Labels	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount	MTM	Position	Undisc Settlement Amount Grand Total	MTM Grand Total	Position Grand Total
11/01/2014	0	0	0	0	0	0	0	0	0
12/01/2014	0	0	0	0	-14,556,056	-139,973	0	-14,556,056	-139,973
Grand Total	0	0	0	0	-14,556,056	-139,973	0	-14,556,056	-139,973

PES Distillate Time Spreads

Undisc
Settlement
Amount
Grand
Row Labels	Total	MTM Grand Total	Position Grand Total
Grand Total

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Fin Crude

Undisc
Settlement
Amount
Grand
Row Labels	Total	MTM Grand Total	Position Grand Total
Grand Total

PES Fin Distillate

	Distillates
	Undisc Settlement			Undisc Settlement		Position Grand
Row Labels	Amount	MTM	Position	Amount Grand Total	MTM Grand Total	Total
09/01/2014	0	-76	0	0	-76
10/01/2014	0	263,098	254,990	0	263,098	254,990
Grand Total	0	263,023	254,990	0	263,023	254,990

PES Fin Gasoline

	Gasoline
	Undisc Settlement			Undisc Settlement		Position Grand
Row Labels	Amount	MTM	Position	Amount Grand Total	MTM Grand Total	Total
09/01/2014	0	12,566	0	0	12,566
10/01/2014	0	6,871	-64,855	0	6,871	-64,855
Grand Total	0	19,437	-64,855	0	19,437	-64,855

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Gasoline Time Spreads

Undisc
Settlement
Amount
Grand
Row Labels	Total	MTM Grand Total	Position Grand Total
Grand Total

PES WTI Time Spreads

Undisc
Settlement
Amount
Grand
Row Labels	Total	MTM Grand Total	Position Grand Total
Grand Total

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

							Price
							Reference	Notional
			Instrument	Buy/		Contract	(Non ENGY-	Volume (in		Fixed
Strategy	Trade ID	Counterparty	Type	Sell	Deal Date	Month	B-SWAPS)	bbls)	Units	Price	Current	Gain/Loss	Status
PES Auto Roll Unwind Crude	22807562	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/11/2014	10/1/2014	CL-NYMEX-FUTURES	-200,000.00	USD/BBL	$92.2700	$93.9900	$-343,993.1710	FMTM
PES Auto Roll Unwind Crude	22807564	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/11/2014	11/1/2014	CL-NYMEX-FUTURES	200,000.00	USD/BBL	$91.3700	$92.9600	$317,970.8565	FMTM
PES Auto Roll Unwind Crude	22807629	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/12/2014	10/1/2014	CL-NYMEX-FUTURES	-200,000.00	USD/BBL	$92.2700	$93.9900	$-343,993.1710	FMTM
PES Auto Roll Unwind Crude	22807630	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	11/1/2014	CL-NYMEX-FUTURES	200,000.00	USD/BBL	$91.3700	$92.9600	$317,970.8565	FMTM
PES Auto Roll Unwind Crude	22807631	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/15/2014	10/1/2014	XB-NYMEX-FUTURES	-100,000.00	USD/GAL	$2.5188	$2.5600	$-173,033.0065	FMTM
PES Auto Roll Unwind Crude	22807632	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	11/1/2014	XB-NYMEX-FUTURES	100,000.00	USD/GAL	$2.4731	$2.5080	$146,562.1647	FMTM
PES Auto Roll Unwind Distillate	22807568	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/11/2014	10/1/2014	HO-NYMEX-FUTURES	-100,000.00	USD/GAL	$2.7405	$2.7540	$-56,697.7084	FMTM
PES Auto Roll Unwind Distillate	22807572	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/11/2014	11/1/2014	HO-NYMEX-FUTURES	100,000.00	USD/GAL	$2.7480	$2.7610	$54,383.3820	FMTM
PES Auto Roll Unwind Distillate	22807633	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/15/2014	10/1/2014	HO-NYMEX-FUTURES	-100,000.00	USD/GAL	$2.7405	$2.7540	$-56,697.7084	FMTM
PES Auto Roll Unwind Distillate	22807634	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	11/1/2014	HO-NYMEX-FUTURES	100,000.00	USD/GAL	$2.7480	$2.7610	$54,383.3820	FMTM
PES Auto Roll Unwind Gasoline	22807570	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/11/2014	10/1/2014	XB-NYMEX-FUTURES	-100,000.00	USD/GAL	$2.5188	$2.5600	$-173,033.0065	FMTM
PES Auto Roll Unwind Gasoline	22807574	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/11/2014	11/1/2014	XB-NYMEX-FUTURES	100,000.00	USD/GAL	$2.4731	$2.5080	$146,562.1647	FMTM
PES Auto Roll Unwind Prepaid Gasoline	22807566	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/11/2014	11/1/2014	XB-NYMEX-FUTURES	200,000.00	USD/GAL	$2.4731	$2.5080	$293,124.3294	FMTM
PES Auto Roll Unwind Prepaid Gasoline	22807576	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/11/2014	10/1/2014	XB-NYMEX-FUTURES	-200,000.00	USD/GAL	$2.5188	$2.5600	$-346,066.0130	FMTM
PES Auto Roll Unwind Prepaid Gasoline	22807635	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/15/2014	10/1/2014	XB-NYMEX-FUTURES	-200,000.00	USD/GAL	$2.5188	$2.5600	$-346,066.0130	FMTM
PES Auto Roll Unwind Prepaid Gasoline	22807636	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	11/1/2014	XB-NYMEX-FUTURES	200,000.00	USD/GAL	$2.4731	$2.5080	$293,124.3294	FMTM
PES Distillate Time Spreads	22807618	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/12/2014	11/1/2014	HO-NYMEX-FUTURES	-50,000.00	USD/GAL	$2.7495	$2.7610	$-24,042.0743	FMTM
PES Distillate Time Spreads	22807619	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/12/2014	10/1/2014	HO-NYMEX-FUTURES	50,000.00	USD/GAL	$2.7427	$2.7540	$23,729.0409	FMTM
PES Gasoline Time Spreads	22807614	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/12/2014	11/1/2014	XB-NYMEX-FUTURES	80,000.00	USD/GAL	$2.4826	$2.5080	$85,333.6157	FMTM
PES Gasoline Time Spreads	22807616	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/12/2014	10/1/2014	XB-NYMEX-FUTURES	-80,000.00	USD/GAL	$2.5364	$2.5600	$-79,292.7952	FMTM
PES WTI Time Spreads	22807610	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/12/2014	11/1/2014	CL-NYMEX-FUTURES	100,000.00	USD/BBL	$92.0200	$92.9600	$93,991.3852	FMTM

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES WTI Time Spreads	22807612	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/12/2014	10/1/2014	CL-NYMEX-FUTURES	-100,000.00	USD/BBL	$92.9700	$93.9900	$-101,997.9751	FMTM

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

							Start	Price
							Interval	Reference	Notional
			Instrument	Buy/		Contract	(Non ENGY-	(Non ENGY-	Volume		Fixed
Strategy	Trade ID	Counterparty	Type	Sell	Deal Date	Month	B-SWAPS)	B-SWAPS)	(in bbls)	Units	Price	Current	Gain/Loss	Status
PES Fin Crude	22807695	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	CL-NYMEX-FUTURES	190000	USD/BBL	$94.8000		$18,011,642.4287	FMTM
PES Fin Crude	22807695	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	CL-NYMEX-FUTURES	-190000	USD/BBL	$94.8000	$93.9900	$-7,857,745.4839	FMTM
PES Fin Distillate	22807640	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	9/01/2014	9/15/2014	HO-NYMEX-FUTURES	-6000	USD/GAL	$2.7633		$-696,348.1354	FMTM
PES Fin Distillate	22807640	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	9/01/2014	9/16/2014	HO-NYMEX-FUTURES	6000	USD/GAL	$2.7633	$2.7540	$694,004.5471	FMTM
PES Fin Distillate	22807678	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	-25000	USD/GAL	$2.7563		$-2,893,998.0325	FMTM
PES Fin Distillate	22807678	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	25000	USD/GAL	$2.7563	$2.7540	$2,891,583.1301	FMTM
PES Fin Distillate	22807681	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	-30000	USD/GAL	$2.7481		$-3,462,466.0566	FMTM
PES Fin Distillate	22807681	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	30000	USD/GAL	$2.7481	$2.7540	$3,469,899.7562	FMTM
PES Fin Distillate	22807682	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	-150000	USD/GAL	$2.7481		$-17,312,330.2831	FMTM
PES Fin Distillate	22807682	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	150000	USD/GAL	$2.7481	$2.7540	$17,349,498.7809	FMTM
PES Fin Distillate	22807688	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	-25000	USD/GAL	$2.5495		$-2,676,866.8084	FMTM
PES Fin Distillate	22807688	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	25000	USD/GAL	$2.5495	$2.7540	$2,891,583.1301	FMTM
PES Fin Distillate	22807690	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	-25000	USD/GAL	$2.7481		$-2,885,388.3805	FMTM
PES Fin Distillate	22807690	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	HO-NYMEX-FUTURES	25000	USD/GAL	$2.7481	$2.7540	$2,891,583.1301	FMTM
PES Fin Gasoline	22807638	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	9/01/2014	9/15/2014	XB-NYMEX-FUTURES	-12000	USD/GAL	$2.5614		$-1,290,939.1771	FMTM
PES Fin Gasoline	22807638	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	9/01/2014	9/16/2014	XB-NYMEX-FUTURES	12000	USD/GAL	$2.5614	$2.5600	$1,290,233.5806	FMTM

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Fin Gasoline	22807676	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	-7000	USD/GAL	$2.5588		$-752,256.7958	FMTM
PES Fin Gasoline	22807676	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	7000	USD/GAL	$2.5588	$2.5600	$752,609.5816	FMTM
PES Fin Gasoline	22807677	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	-21000	USD/GAL	$2.5588		$-2,256,770.3875	FMTM
PES Fin Gasoline	22807677	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/15/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	21000	USD/GAL	$2.5588	$2.5600	$2,257,828.7448	FMTM
PES Fin Gasoline	22807693	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	-57143	USD/GAL	$2.5614		$-6,147,111.5506	FMTM
PES Fin Gasoline	22807693	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	57143	USD/GAL	$2.5614	$2.5600	$6,143,751.6864	FMTM
PES Fin Gasoline	22807694	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	100000	USD/GAL	$2.5614		$10,757,445.2136	FMTM
PES Fin Gasoline	22807694	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	-100000	USD/GAL	$2.5614	$2.5600	$-10,751,565.4512	FMTM
PES Fin Gasoline	22807698	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	25000	USD/GAL	$2.5614		$2,689,361.3034	FMTM
PES Fin Gasoline	22807698	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	-25000	USD/GAL	$2.5614	$2.5600	$-2,687,891.3628	FMTM
PES Fin Gasoline	22807700	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	25000	USD/GAL	$2.5614		$2,689,361.3034	FMTM
PES Fin Gasoline	22807700	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	9/16/2014	10/01/2014	10/01/2014	XB-NYMEX-FUTURES	-25000	USD/GAL	$2.5614	$2.5600	$-2,687,891.3628	FMTM

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

															Notional
							Price								Position in
							Reference	Notional							BBLS (PES)
			Instrument	Buy/		Contract	(ENGY-B-	Volume				MTM			(ENGY-B-
Strategy	Trade ID	Counterparty	Type	Sell	Deal Date	Month	SWAPS)	(in bbls)	Units	Spread	MTM	Spread	Gain/Loss	Status	SWAPS)
PES Auto Roll Crude	22807546	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41944	CL-NYMEX-FUTURES	-2000000	USD/BBL	$0.0000	$92.9600	$0.0000	$-185,900,634.794	FMTM	-2,000,000.00
PES Auto Roll Crude	22807546	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41944	CL-NYMEX-FUTURES	2000000	USD/BBL	$0.0000	$92.9600	$0.0000	$185,902,961.105	FMTM	2,000,000.00
PES Auto Roll Crude	22807548	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41974	CL-NYMEX-FUTURES	2000000	USD/BBL	$0.0000	$92.3400	$0.0000	$184,646,143.042	FMTM	2,000,000.00
PES Auto Crude	22807548	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41974	CL-NYMEX-FUTURES	-2000000	USD/BBL	$0.0000	$92.3400	$0.0000	$-184,663,074.746	FMTM	-2,000,000.00
PES Auto Roll Distillate	22807554	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41944	HO-NYMEX-FUTURES	-1000000	USD/GAL	$0.0000	$2.7610	$0.0000	$-115,944,919.875	FMTM	-1,000,000.00
PES Auto Roll Distillate	22807554	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41944	HO-NYMEX-FUTURES	1000000	USD/GAL	$0.0000	$2.7610	$0.0000	$115,945,790.439	FMTM	1,000,000.00
PES Auto Roll Distillate	22807556	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41974	HO-NYMEX-FUTURES	1000000	USD/GAL	$0.0000	$2.7696	$0.0000	$116,299,707.440	FMTM	1,000,000.00
PES Auto Roll Distillate	22807556	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41974	HO-NYMEX-FUTURES	-1000000	USD/GAL	$0.0000	$2.7696	$0.0000	$-116,309,046.234	FMTM	-1,000,000.00
PES Auto Roll Gasoline	22807550	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41944	XB-NYMEX-FUTURES	-1000000	USD/GAL	$0.0000	$2.5080	$0.0000	$-105,322,392.309	FMTM	-1,000,000.00
PES Auto Roll Gasoline	22807550	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41944	XB-NYMEX-FUTURES	1000000	USD/GAL	$0.0000	$2.5080	$0.0000	$105,323,183.115	FMTM	1,000,000.00
PES Auto Roll Gasoline	22807552	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41974	XB-NYMEX-FUTURES	1000000	USD/GAL	$0.0000	$2.4760	$0.0000	$103,970,997.841	FMTM	1,000,000.00
PES Auto Roll Gasoline	22807552	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41974	XB-NYMEX-FUTURES	-1000000	USD/GAL	$0.0000	$2.4760	$0.0000	$-103,979,346.648	FMTM	-1,000,000.00
PES Auto Roll Prepaid Gasoline	22807558	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41944	XB-NYMEX-FUTURES	-2000000	USD/GAL	$0.0000	$2.5080	$0.0000	$-210,644,784.619	FMTM	-2,000,000.00
PES Auto Roll Prepaid Gasoline	22807558	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41944	XB-NYMEX-FUTURES	2000000	USD/GAL	$0.0000	$2.5080	$0.0000	$210,646,366.230	FMTM	2,000,000.00
PES Auto Roll Prepaid Gasoline	22807560	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41974	XB-NYMEX-FUTURES	2000000	USD/GAL	$0.0000	$2.4760	$0.0000	$207,941,995.683	FMTM	2,000,000.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Prepaid Gasoline	22807560	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41974	XB-NYMEX-FUTURES	-2000000	USD/GAL	$0.0000	$2.4760	$0.0000	$-207,958,693.295	FMTM	-2,000,000.00
PES Fin Distillate	22807585	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41883	HO-NYMEX-FUTURES	-4000	USD/GAL	$0.0000	$2.7405	$0.0000	$-460,401.709	FMTM	-4,000.00
PES Fin Distillate	22807585	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41883	HO-NYMEX-FUTURES	4000	USD/GAL	$0.0000	$2.7540	$0.0135	$462,669.698	FMTM	4,000.00
PES Fin Gasoline	22807583	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Sell	9/11/2014	41883	XB-NYMEX-FUTURES	-8000	USD/GAL	$0.0000	$2.5205	$0.0000	$-846,883.786	FMTM	-8,000.00
PES Fin Gasoline	22807583	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP	Buy	9/11/2014	41883	XB-NYMEX-FUTURES	8000	USD/GAL	$0.0000	$2.5600	$0.0395	$860,155.720	FMTM	8,000.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Strategy	Trade ID	Counterparty	Instrument Type	Buy/ Sell	Deal Date	Contract Month	Price Reference (ENGY-B- SWAPS)	Notional Volume (in bbls)	Units	Spread	MTM	MTM Spread	Gain/Loss	Status
PES Auto Roll VGO	22807587	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Sell	9/11/2014	41944	HO-NYMEX-FUTURES	-100000	USD/GAL	$0.0000	$2.7610	$0.0000	$-3,478,373.713	FMTM
PES Auto Roll VGO	22807587	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Sell	9/11/2014	41944	XB-NYMEX-FUTURES	100000	USD/GAL	$0.0000	$2.5080	$0.0000	$-7,372,622.818	FMTM
PES Auto Roll VGO	22807587	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Buy	9/11/2014	41944	HO-NYMEX-FUTURES	100000	USD/GAL	$0.0000	$2.7610	$0.0000	$3,478,373.713	FMTM
PES Auto Roll VGO	22807587	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Buy	9/11/2014	41944	XB-NYMEX-FUTURES	100000	USD/GAL	$0.0000	$2.5080	$0.0000	$7,372,622.818	FMTM
PES Auto Roll VGO	22807589	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Sell	9/11/2014	41974	HO-NYMEX-FUTURES	-100000	USD/GAL	$0.0000	$2.7696	$0.0000	$-3,489,019.088	FMTM
PES Auto Roll VGO	22807589	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Sell	9/11/2014	41974	XB-NYMEX-FUTURES	-100000	USD/GAL	$0.0000	$2.4760	$0.0000	$-7,278,027.975	FMTM
PES Auto Roll VGO	22807589	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Buy	9/11/2014	41974	HO-NYMEX-FUTURES	100000	USD/GAL	$0.0000	$2.7696	$0.0000	$3,489,019.088	FMTM
PES Auto Roll VGO	22807589	Merrill Lynch Commodities, Inc.	ENGY-B-SWAP-BASKET	Sell	9/11/2014	41974	XB-NYMEX-FUTURES	-100000	USD/GAL	$0.0000	$2.4760	$-3.4664	$-7,278,027.975	FMTM

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Strategy	Trade ID	Counterparty	Instrument Type	Buy/ Sell	Trade Currency (Non ENGY-B- SWAPS)	UOM(Non ENGY-B- SWAPS)	Deal Date	Start Interval (Non ENGY-B- SWAPS)	Contract Month	Price Reference (Non ENGY-B- SWAPS)	Notional Volume (in bbls)	Strike Price or Adj Price	Market Mid Price	Disc Fee (USD)	UnDisc Settlement Amount (USD)(Non ENGY-B- SWAPS)	Param Seq Num(Non ENGY-B- SWAPS)
PES Auto Roll Unwind Crude	22807562	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/11/2014	10/1/2014	41913	CL-NYMEX-FUTURES	-200000	$92.270	$93.990	$-18,797,626.825	0.00	0
PES Auto Roll Unwind Crude	22807562	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/11/2014	10/1/2014	41913	CL-NYMEX-FUTURES	0	$92.270		$18,453,633.654	0.00	1
PES Auto Roll Unwind Crude	22807564	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	BBL	9/11/2014	11/1/2014	41944	CL-NYMEX-FUTURES	200000	$91.370	$92.960	$18,590,296.110	0.00	0
PES Auto Roll Unwind Crude	22807564	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	BBL	9/11/2014	11/1/2014	41944	CL-NYMEX-FUTURES	0	$91.370		$-18,272,325.254	0.00	1
PES Auto Roll Unwind Crude	22807629	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/12/2014	10/1/2014	41913	CL-NYMEX-FUTURES	-200000	$92.270	$93.990	$-18,797,626.825	0.00	0
PES Auto Roll Unwind Crude	22807629	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/12/2014	10/1/2014	41913	CL-NYMEX-FUTURES	0	$92.270		$18,453,633.654	0.00	1
PES Auto Roll Unwind Crude	22807630	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	BBL	9/15/2014	11/1/2014	41944	CL-NYMEX-FUTURES	200000	$91.370	$92.960	$18,590,296.110	0.00	0
PES Auto Roll Unwind Crude	22807630	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	BBL	9/15/2014	11/1/2014	41944	CL-NYMEX-FUTURES	0	$91.370		$-18,272,325.254	0.00	1
PES Auto Roll Unwind Crude	22807631	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-100000	$2.519	$2.560	$-10,751,565.451	0.00	0
PES Auto Roll Unwind Crude	22807631	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.519		$10,578,532.445	0.00	1
PES Auto Roll Unwind Crude	22807632	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	11/1/2014	41944	XB-NYMEX-FUTURES	100000	$2.473	$2.508	$10,532,318.311	0.00	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Unwind Crude	22807632	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	11/1/2014	41944	XB-NYMEX-FUTURES	0	$2.473		$-10,385,756.147	0.00	1
PES Auto Roll Unwind Distillate	22807568	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/11/2014	10/1/2014	41913	HO-NYMEX-FUTURES	-100000	$2.741	$2.754	$-11,566,332.521	0.00	0
PES Auto Roll Unwind Distillate	22807568	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/11/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.741		$11,509,634.812	0.00	1
PES Auto Roll Unwind Distillate	22807572	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/11/2014	11/1/2014	41944	HO-NYMEX-FUTURES	100000	$2.748	$2.761	$11,594,579.044	0.00	0
PES Auto Roll Unwind Distillate	22807572	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/11/2014	11/1/2014	41944	HO-NYMEX-FUTURES	0	$2.748		$-11,540,195.662	0.00	1
PES Auto Roll Unwind Distillate	22807633	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/15/2014	10/1/2014	41913	HO-NYMEX-FUTURES	-100000	$2.741	$2.754	$-11,566,332.521	0.00	0
PES Auto Roll Unwind Distillate	22807633	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/15/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.741		$11,509,634.812	0.00	1
PES Auto Roll Unwind Distillate	22807634	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	11/1/2014	41944	HO-NYMEX-FUTURES	100000	$2.748	$2.761	$11,594,579.044	0.00	0
PES Auto Roll Unwind Distillate	22807634	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	11/1/2014	41944	HO-NYMEX-FUTURES	0	$2.748		$-11,540,195.662	0.00	1
PES Auto Roll Unwind Gasoline	22807570	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/11/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-100000	$2.519	$2.560	$-10,751,565.451	0.00	0
PES Auto Roll Unwind Gasoline	22807570	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/11/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.519		$10,578,532.445	0.00	1
PES Auto Roll Unwind Gasoline	22807574	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/11/2014	11/1/2014	41944	XB-NYMEX-FUTURES	100000	$2.473	$2.508	$10,532,318.311	0.00	0
PES Auto Roll Unwind Gasoline	22807574	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/11/2014	11/1/2014	41944	XB-NYMEX-FUTURES	0	$2.473		$-10,385,756.147	0.00	1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Auto Roll Unwind Prepaid Gasoline	22807566	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/11/2014	11/1/2014	41944	XB-NYMEX-FUTURES	200000	$2.473	$2.508	$21,064,636.623	0.00	0
PES Auto Roll Unwind Prepaid Gasoline	22807566	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/11/2014	11/1/2014	41944	XB-NYMEX-FUTURES	0	$2.473		$-20,771,512.294	0.00	1
PES Auto Roll Unwind Prepaid Gasoline	22807576	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/11/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-200000	$2.519	$2.560	$-21,503,130.902	0.00	0
PES Auto Roll Unwind Prepaid Gasoline	22807576	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/11/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.519		$21,157,064.890	0.00	1
PES Auto Roll Unwind Prepaid Gasoline	22807635	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-200000	$2.519	$2.560	$-21,503,130.902	0.00	0
PES Auto Roll Unwind Prepaid Gasoline	22807635	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.519		$21,157,064.890	0.00	1
PES Auto Roll Unwind Prepaid Gasoline	22807636	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	11/1/2014	41944	XB-NYMEX-FUTURES	200000	$2.473	$2.508	$21,064,636.623	0.00	0
PES Auto Roll Unwind Prepaid Gasoline	22807636	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	11/1/2014	41944	XB-NYMEX-FUTURES	0	$2.473		$-20,771,512.294	0.00	1
PES Distillate Time Spreads	22807618	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/12/2014	11/1/2014	41944	HO-NYMEX-FUTURES	-50000	$2.750	$2.761	$-5,797,289.522	0.00	0
PES Distillate Time Spreads	22807618	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/12/2014	11/1/2014	41944	HO-NYMEX-FUTURES	0	$2.750		$5,773,247.448	0.00	1
PES Distillate Time Spreads	22807619	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/12/2014	10/1/2014	41913	HO-NYMEX-FUTURES	50000	$2.743	$2.754	$5,783,166.260	0.00	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Distillate Time Spreads	22807619	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/12/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.743		$-5,759,437.219	0.00	1
PES Fin Crude	22807695	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/16/2014	10/1/2014	41913	CL-NYMEX-FUTURES	-190000	$94.800	$93.990	$-17,857,745.484	0.00	0
PES Fin Crude	22807695	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/16/2014	10/1/2014	41913	CL-NYMEX-FUTURES	0	$94.800		$18,011,642.429	0.00	1
PES Fin Distillate	22807640	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	9/15/2014	41883	HO-NYMEX-FUTURES	0	$2.763		$-696,348.135	0.00	1
PES Fin Distillate	22807640	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	9/16/2014	41883	HO-NYMEX-FUTURES	6000	$2.763	$2.754	$694,004.547	0.00	0
PES Fin Distillate	22807678	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	10/1/2014	41913	HO-NYMEX-FUTURES	25000	$2.756	$2.754	$2,891,583.130	0.00	0
PES Fin Distillate	22807678	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.756		$-2,893,998.033	0.00	1
PES Fin Distillate	22807681	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	30000	$2.748	$2.754	$3,469,899.756	0.00	0
PES Fin Distillate	22807681	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.748		$-3,462,466.057	0.00	1
PES Fin Distillate	22807682	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	150000	$2.748	$2.754	$17,349,498.781	0.00	0
PES Fin Distillate	22807682	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.748		$-17,312,330.283	0.00	1
PES Fin Distillate	22807688	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	25000	$2.550	$2.754	$2,891,583.130	0.00	0
PES Fin Distillate	22807688	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.550		$-2,676,866.808	0.00	1
PES Fin Distillate	22807690	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	25000	$2.748	$2.754	$2,891,583.130	0.00	0
PES Fin Distillate	22807690	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	HO-NYMEX-FUTURES	0	$2.748		$-2,885,388.381	0.00	1
PES Fin Gasoline	22807638	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	9/15/2014	41883	XB-NYMEX-FUTURES	0	$2.561		$-1,290,939.177	0.00	1
PES Fin Gasoline	22807638	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	9/16/2014	41883	XB-NYMEX-FUTURES	12000	$2.561	$2.560	$1,290,233.581	0.00	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Fin Gasoline	22807676	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	7000	$2.559	$2.560	$752,609.582	0.00	0
PES Fin Gasoline	22807676	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.559		$-752,256.796	0.00	1
PES Fin Gasoline	22807677	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	21000	$2.559	$2.560	$2,257,828.745	0.00	0
PES Fin Gasoline	22807677	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/15/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.559		$-2,256,770.388	0.00	1
PES Fin Gasoline	22807693	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	57143	$2.561	$2.560	$6,143,751.686	0.00	0
PES Fin Gasoline	22807693	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.561		$-6,147,111.551	0.00	1
PES Fin Gasoline	22807694	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-100000	$2.561	$2.560	$-10,751,565.451	0.00	0
PES Fin Gasoline	22807694	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.561		$10,757,445.214	0.00	1
PES Fin Gasoline	22807698	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-25000	$2.561	$2.560	$-2,687,891.363	0.00	0
PES Fin Gasoline	22807698	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.561		$2,689,361.303	0.00	1
PES Fin Gasoline	22807700	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-25000	$2.561	$2.560	$-2,687,891.363	0.00	0
PES Fin Gasoline	22807700	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/16/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.561		$2,689,361.303	0.00	1
PES Gasoline Time Spreads	22807614	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/12/2014	11/1/2014	41944	XB-NYMEX-FUTURES	80000	$2.483	$2.508	$8,425,854.649	0.00	0
PES Gasoline Time Spreads	22807614	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	GAL	9/12/2014	11/1/2014	41944	XB-NYMEX-FUTURES	0	$2.483		$-8,340,521.034	0.00	1
PES Gasoline Time Spreads	22807616	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/12/2014	10/1/2014	41913	XB-NYMEX-FUTURES	-80000	$2.536	$2.560	$-8,601,252.361	0.00	0
PES Gasoline Time Spreads	22807616	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	GAL	9/12/2014	10/1/2014	41913	XB-NYMEX-FUTURES	0	$2.536		$8,521,959.566	0.00	1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES WTI Time Spreads	22807610	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	BBL	9/12/2014	11/1/2014	41944	CL- NYMEX-FUTURES	100000	$92.020	$92.960	$9,295,14 8.055	0.00	0
PES WTI Time Spreads	22807610	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Buy	USD	BBL	9/12/2014	11/1/2014	41944	CL-NYMEX-FUTURES	0	$92.020		$-9,201,156.670	0.00	1
PES WTI Time Spreads	22807612	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/12/2014	10/1/2014	41913	CL-NYMEX-FUTURES	-100000	$92.970	$93.990	$-9,398,813.413	0.00	0
PES WTI Time Spreads	22807612	Merrill Lynch Commodities, Inc.	ENGY-SWAP	Sell	USD	BBL	9/12/2014	10/1/2014	41913	CL-NYMEX-FUTURES	0	$92.970		$9,296,815.437	0.00	1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(i)

FORM OF DAILY TRADES DONE TO DATE REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(i)

FORM OF DAILY TRADES DONE TO DATE REPORT

	Dl Hdr							Contact Phone	Internal
Deal	ID	Detail Id	R/D	Status	Trade Date	Counterparty	Contact	Number	User

[**]	24363	1	D	Active	9/8/2014	[**]	[**]	[**]	[**]

[**]	24559	1	D	Active	8/12/2014	[**]	[**]	[**]	[**]

[**]	24340	1	R	Active	9/8/2014	[**]	[**]	[**]	[**]

[**]	24367	1	D	Active	9/8/2014	[**]	[**]	[**]	[**]

[**]	24426	13	R	Active	9/9/2014	[**]	[**]	[**]	[**]
					14:36

[**]	24426	25	D	Active	9/9/2014	[**]	[**]	[**]	[**]
					14:36

[**]	24426	1	R	Active	9/9/2014	[**]	[**]	[**]	[**]
					14:36

[**]	24426	26	D	Active	9/9/2014	[**]	[**]	[**]	[**]
					14:36

[**]	24426	12	R	Active	9/9/2014	[**]	[**]	[**]	[**]
					14:36

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Broker		Is
Broker	Rate	Deal Type	Logistics	Term	Strategy	Product	Chemical	Title Transfer At	Method
		Sale Deal	No	Spot	PES Phys Distillate	ULSD 15EXP2	ULSD 15EXP2	Bayonne NJ - CPL	Pipeline
		Sale Deal	No	Term	PES Phys Distillate	ULSD2	ULSD2	Pasadena TX - CPL	Pipeline
		Purchase Deal	No	Spot	PES Phys Crude	BAKKEN ND	BAKKEN ND	PES Rail Terminal	Railcar
		Sale Deal	No	Spot	PES Phys Gasoline	Gas. F1 83RB VOC1	Gas. F1 83RB VOC1	Booth PA - CPL	Pipeline
		Buy/Sell Deal	No	Spot	PES Phys Crude	Rabi Light	Rabi Light	PES Storage	Tank Transfer
		Buy/Sell Deal	No	Spot	PES Phys Crude	BAKKEN ND	BAKKEN ND	PES Storage	Tank Transfer
		Buy/Sell Deal	No	Spot	PES Phys Crude	Antan	Antan	PES Storage	Tank Transfer
		Buy/Sell Deal	No	Spot	PES Phys Crude	BAKKEN ND	BAKKEN ND	PES Storage	Tank Transfer
		Buy/Sell Deal	No	Spot	PES Phys Crude	Qua Iboe	Qua Iboe	PES Storage	Tank Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

					PES			Custom
		Payment	Payment Term	PES	Product			Product
INCO Terms	General Terms	Term	Verbiage	Identifier	Code	Pipeline	Cycle	Specs	Fixed Price
Free in Pipe	Chevron Products Company Crude/Products GT&C 05/01/96	WN3DI	Wire Net 3 Days from Date of Invoice	pd11113		Buckeye Pipeline
Free in Pipe	ConocoPhillips Company, Its Affiliates and Subsidiaries, Products Purchase/Sale	W2WD Receipt	2 business days from receipt of invoice	12164		Colonial Pipeline	C49- 14,C50- 14,C51- 14,C52- 14,C53- 14,C54-14
Delivered At Terminal	ConocoPhillips Company Crude GTC Domestic 01/93	20TH	Payable by wire transfer on or before the 20th of the month following the month of delivery, subject to net out of invoices for like Product amounts which are due each party on the same date.	1124
Free in Pipe	Chevron Products Company Crude/Products GT&C 05/01/96	WN3DI	Wire Net 3 Days from Date of Invoice	pd11114		Colonial Pipeline

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Qty 1
Delivery					UOM		Tolerance		Tolerance
From	Qty 1 Delivery To	Quantity	Per	UOM	Abbv	Volume Type	Option	Tolerance Clause	Direction
9/15/2014	9/25/2014 23:59	50000	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller		Plus/Minus Plus/Minus
9/1/2014	9/30/2014 23:59	25000	Per Cycle	bbl	bbl	Approximate Quantity	Buyer or Seller		Plus/Minus
9/1/2014	9/30/2014 23:59	900000	Per Month	bbl	bbl	Fixed Range	Seller	Plus/Minus 5 bbl Seller Option	Plus/Minus
9/15/2014	9/25/2014 23:59	50000	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller		Plus/Minus
9/1/2014	9/30/2014 23:59	0	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller	Plus/Minus	9/1/2014
9/1/2014	9/30/2014 23:59	0	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller	Plus/Minus	9/1/2014
9/1/2014	9/30/2014 23:59	0	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller	Plus/Minus	9/1/2014
9/1/2014	9/30/2014 23:59	0	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller	Plus/Minus	9/1/2014
9/1/2014	9/30/2014 23:59	0	Per Month	bbl	bbl	Approximate Quantity	Buyer or Seller	Plus/Minus	9/1/2014

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

									Index 2
				Index 1					Pricing
Tolerance				Pricing Days		Index			Days
Quantity	Index 1	Percentage	Differential	Rule	Index 1 Pricing Days Custom	2	Percentage	Differential	Rule

0	MLCI -	100	0.05	3 Days after
	PHYSPROD_LIND			BOL
	EN_54JETA

0	Nymex HO	100	-	Custom	2014-10-01,2014-10-02,2014-
			0.00107142		10-03,2014-10-04,2014-10-
			9		05,2014-10-06,2014-10-
					07,2014-10-08,2014-10-
					09,2014-10-10,2014-10-
					11,2014-10-12,2014-10-
					13,2014-10-14,2014-10-
					15,2014-10-16,2014-10-
					17,2014-10-18,2014-10-
					19,2014-10-20,2014-10-
					21,2014-10-22,2014-10-23,20

5	Nymex Crude	100	-1.15	Monthly
				Business
				Day Average
				- Contract
				Month

0	MLCI -	100	0.02	3 Days after
	PHYSPROD_BOS			BOL
	TON_H291RBVO
	CREG2

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Index 2				Index 3	Index 3
Pricing				Pricing	Pricing					Moved
Days				Days	Days			Movement	Moved	Qty
Custom	Index 3	Percentage	Differential	Rule	Custom	Credit	Comments	Date	Qty	UOM	Creation Date
							test test			gal	9/8/2014 16:47
										gal	9/15/2014 16:47
								9/9/2014	900000	bbl	9/8/2014 11:37
							test test			gal	9/8/2014 16:58
										bbl	9/9/2014 14:36
										bbl	9/9/2014 14:36
										bbl	9/9/2014 14:36
										bbl	9/9/2014 14:36
										bbl	9/9/2014 14:36

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Pricing
Revision Date	Provision	Currency	Provision Description	Sortcolumn
9/8/2014 16:47	76496	US Dollars	PESFormulaTabletProduct
9/15/2014 16:47	78038	US Dollars	PESFormulaTablet
9/8/2014 11:37	76349	US Dollars	PESFormulaTablet
9/8/2014 16:58	76507	US Dollars	PESFormulaTabletProduct
9/15/2014 10:48	76870	US Dollars	PESFormulaTabletSecuredPrepay
9/15/2014 10:48	76892	US Dollars	PESFormulaTabletSecuredPrepay
9/15/2014 10:48	76850	US Dollars	PESFormulaTabletSecuredPrepay
9/15/2014 10:48	76894	US Dollars	PESFormulaTabletSecuredPrepay
9/15/2014 10:48	76868	US Dollars	PESFormulaTabletSecuredPrepay

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(ii)

FORM OF DAILY RAW INVOICE REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(ii)

FORM OF DAILY RAW INVOICE REPORT

Actual Invoice for          9/1/2014-9/16/2014

Contract #	PES Deal Id	External BU	Product	Quantity	Quantity UOM	Total Value
[**]		[**]	Azeri	1,675.00	bbl	[**]
[**]		[**]	BAKKEN ND	14,191.00	bbl	[**]
[**]		[**]	BAKKEN ND	142,813.00	bbl	[**]
[**]		[**]	Doba	37,683.00	bbl	[**]
[**]		[**]	Eagle Ford	3,771.00	bbl	[**]
[**]		[**]	Midland Sweet	9,417.00	bbl	[**]
[**]		[**]	Niobrara Blend	7,303.00	bbl	[**]
[**]		[**]	Rabi Light	28,873.00	bbl	[**]
[**]		[**]	White Rose	12,475.00	bbl	[**]
[**]		[**]	WTI	40,264.00	bbl	[**]
[**]		[**]	BB	19,992.00	gal	[**]
[**]		[**]	BB	30,072.00	gal	[**]
[**]		[**]	BB	46,200.00	gal	[**]
[**]		[**]	HEAVY REFORMATE	35,406.00	gal	[**]
[**]		[**]	Iso Butane	198,030.00	gal	[**]
[**]		[**]	Iso Butane	209,832.00	gal	[**]
[**]		[**]	Iso Butane	328,944.00	gal	[**]
[**]		[**]	Light Naphtha	151,284.00	gal	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Value Currency	Price Per Unit Value	Offset	Deal Type Name	Receipt/Delivery	We Pay/They Pay	Transaction Type	Sales Invoice No.
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]		Buy/Sell Deal	Receipt	We Pay	PES Differential
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay
USD	[**]	0.000000	Purchase Deal	Receipt	We Pay	Purchases - Secured Prepay

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Purchase Invoice No.	Detail Number	Transaction Date	Commodity	Strategy Name	Order Batch Name	AP Net Out Statement No	AR Net Out Statement No
	4	9/11/2014	Crude	PES Phys Crude	PES Storage,Azeri,9/2014,13492
	5	9/11/2014	Crude	PES Phys Crude	PES Storage,BAKKEN ND,9/2014,13487
	7	9/11/2014	Crude	PES Phys Crude	PES Storage,BAKKEN ND,9/2014,13488
	9	9/11/2014	Crude	PES Phys Crude	PES Storage,Doba,9/2014,13496
	10	9/11/2014	Crude	PES Phys Crude	PES Storage,Eagle Ford,9/2014,13489
	40	9/11/2014	Crude	PES Phys Crude	PES Storage,Midland Sweet,9/2014,13493
	42	9/11/2014	Crude	PES Phys Crude	PES Storage,Niobrara Blend,9/2014,13490
	41	9/11/2014	Crude	PES Phys Crude	PES Storage,Rabi Light,9/2014,13495
	17	9/11/2014	Crude	PES Phys Crude	PES Storage,White Rose,9/2014,13491
	18	9/11/2014	Crude	PES Phys Crude	PES Storage,WTI,9/2014,13494
	29	9/10/2014	Refined Product	PES Phys Gasoline	PES Storage,BB,9/2014,13426
	29	9/9/2014	Refined Product	PES Phys Gasoline	PES Storage,BB,9/2014,13368
	29	9/11/2014	Refined Product	PES Phys Gasoline	PES Storage,BB,9/2014,13524
	27	9/9/2014	Refined Product	PES Phys Gasoline	PES Storage,HEAVY REFORMATE,9/2014,13354
	28	9/10/2014	Refined Product	PES Phys Gasoline	PES Storage,Iso Butane,9/2014,13425
	28	9/9/2014	Refined Product	PES Phys Gasoline	PES Storage,Iso Butane,9/2014,13364
	28	9/11/2014	Refined Product	PES Phys Gasoline	PES Storage,Iso Butane,9/2014,13523
	19	9/11/2014	Refined Product	PES Phys Gasoline	PES Storage,Light Naphtha,9/2014,13517

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Audit Key	Scheduling Comments	PES Product Code	Account Detail	Origin Name	Origin State
MTDPRODBOOK_415100_091514111714		415100	5414289	PES Storage	PA
MTDPRODBOOK_301700_091514111714		301700	5414273	PES Storage	PA
MTDPRODBOOK_302700_091514111714		302700	5414290	PES Storage	PA
MTDPRODBOOK_492600_091514111714		492600	5414291	PES Storage	PA
MTDPRODBOOK_304000_091514111714		304000	5414292	PES Storage	PA
MTDPRODBOOK_422800_091514111714		422800	5414295	PES Storage	PA
MTDPRODBOOK_309000_091514111714		309000	5414297	PES Storage	PA
MTDPRODBOOK_489800_091514111714		489800	5414296	PES Storage	PA
MTDPRODBOOK_414100_091514111714		414100	5414293	PES Storage	PA
MTDPRODBOOK_425400_091514111714		425400	5414294	PES Storage	PA
MTDPRODBOOK_000800_091214104233		000800	5413612	PES Storage	PA
MTDPRODBOOK_000800_091114142456		000800	5413456	PES Storage	PA
MTDPRODBOOK_000800_091514111714		000800	5414378	PES Storage	PA
MTDPRODBOOK_496500_091114142456		496500	5413454	PES Storage	PA
MTDPRODBOOK_001001_091214104233		001001	5413610	PES Storage	PA
MTDPRODBOOK_001001_091114142456		001001	5413455	PES Storage	PA
MTDPRODBOOK_001001_091514111714		001001	5414377	PES Storage	PA
MTDPRODBOOK_442500_091514111714		442500	5414376	PES Storage	PA

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Title Transfer	Linked to Deal	Secured Prepay (Y/N)	Accounting Period-From Date	Payment date	Method of Delivery
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		N	9/1/2014	10/20/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket
Delivered At Place		Y	9/1/2014	10/2/2014	Meter Ticket

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(iii)

FORM OF DAILY SALES REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(iii)

FORM OF DAILY SALES REPORT

Strategy	External BA	Deal Type	Deal	Detail Id	Transfer Id	Order Id	Product	Movement Date
PES Phys Distillate	[**]	Sale Deal	[**]	1	73249		ULSD 15EXP2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77506		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Strategy	External BA	Deal Type	Deal	Detail Id	Transfer Id	Order Id	Product	Movement Date
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77507		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2
PES Phys Distillate	[**]	Sale Deal	[**]	1	77508		ULSD2

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RorD	Phys Qty	Cost Type	Provision BA	Provision	Per Unit Value	Idx %	Pricing Index	Offset
D	2100000	Primary	[**]	PESFormulaTablet Product	2.8446	100	MLCI - PHYSPROD_ LINDEN_54JETA	0.05
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RorD	Phys Qty	Cost Type	Provision BA	Provision	Per Unit Value	Idx %	Pricing Index	Offset
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045
D	6300000	Primary	[**]	PES Formula Tablet		100	Nymex HO	-0.045

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Quote Date	Quote Value	Price Qty	Movement Id	Is EFP Deal	Is Sunoco Offtake Deal	Pipeline Cycle	Ob Id
9/15/2014	2.7946	2100000		N	N		6335
10/1/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/2/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/3/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/6/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/7/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/8/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/9/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/10/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/13/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/14/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/15/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/16/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/17/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/20/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/21/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/22/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/23/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/24/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/27/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/28/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/29/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/30/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/1/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/2/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/3/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/6/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/7/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/8/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/9/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/10/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/13/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/14/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/15/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Quote Date	Quote Value	Price Qty	Movement Id	Is EFP Deal	Is Sunoco Offtake Deal	Pipeline Cycle	Ob Id
10/16/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/17/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/20/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/21/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/22/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/23/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/24/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/27/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/28/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/29/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/30/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/1/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/2/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/3/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/6/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/7/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/8/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/9/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/10/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/13/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/14/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/15/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/16/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/17/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016
10/20/2014		0		N	N	C49-14,C50-14,C51-14,C52-14,C53-14,C54-14	2016

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deal Status	Deal Date	Is Logistics	Dldtlprvsnid	Scheduling Status	Scheduling Complete	PES Product Code	Deal Location
A	9/8/2014	N	76496	Unscheduled	No	224630	Bayonne NJ - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deal Status	Deal Date	Is Logistics	Dldtlprvsnid	Scheduling Status	Scheduling Complete	PES Product Code	Deal Location
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL
A	8/12/2014	N	78038	Unscheduled	No	224600	Pasadena TX - CPL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Movement Doc External Number	Total Value	Transfer Total Qty	Pricing Index Id	Percent	Total Percent	Transaction Type	Price Service
	5973660	700000	7398	1	1	Sales Product	ARGUS
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Movement Doc External Number	Total Value	Transfer Total Qty	Pricing Index Id	Percent	Total Percent	Transaction Type	Price Service
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US
		1050000	130	0	1	Sales Crude	NYMEX-US

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pricing Index Product	Pricing Index Location	Broker	Broker Rate	Trade Period	Delivery Period	Accounting Period	Snapshot Date	Snapshot Id
54 JET A	Linden - Buckeye (BPL)			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/6/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pricing Index Product	Pricing Index Location	Broker	Broker Rate	Trade Period	Delivery Period	Accounting Period	Snapshot Date	Snapshot Id
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/11/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990
NYMEX Heating Oil	New York Harbor			9/1/2014	9/16/2014	9/1/2014	9/19/2014 17:00	46990

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(iv)

FORM OF PROVISIONAL FIFO QUEUE REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(b)(iv)

FORM OF PROVISIONAL FIFO QUEUE REPORT

Trade Date	FIFO Month	Contract Mth	Deal ID	Counterparty	Grade	Crude Type	Contractual Qty	Index on the Trade	Trade Diff		WTI-BRT COB Swap @ T+0		BL Date	Pricing Date	Diff to WTI
1/16/2014	Mar-14	Feb-14	[**]	[**]	Azeri	Foreign	1,000,000	[**]	$	[**]	$	[**]	16-Feb	2/17, 2/18, 2/19, 2/20, 2/21	$	[**]
12/6/2013	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]
12/6/2013	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]
1/6/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/6/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/28/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/28/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/28/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/28/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/28/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/29/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/29/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
1/29/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]
1/29/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]
1/30/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]
1/30/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]
1/30/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]
1/30/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/5/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	73,000	[**]	$	[**]	$	[**]			$	[**]
2/6/2014	Mar-14	Mar-14	[**]	[**]	Mixed Sweet Blend - Rail	Domestic	62,000	[**]	$	[**]	$	[**]			$	[**]
2/6/2014	Mar-14	Mar-14	[**]	[**]	Eagle Ford Crude	Domestic	315,000	[**]	$	[**]	$	[**]			$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade Date	FIFO Month	Contract Mth	Deal ID	Counterparty	Grade	Crude Type	Contractual Qty	Index on the Trade	Trade Diff		WTI-BRT COB Swap @ T+0		BL Date	Pricing Date	Diff to WTI
2/7/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	75,000	[**]	$	[**]	$	[**]			$	[**]
2/7/2014	Mar-14	Mar-14	[**]	[**]	Eagle Ford Crude	Domestic	300,000	[**]	$	[**]	$	[**]			$	[**]
2/10/2014	Mar-14	Mar-14	[**]	[**]	Mixed Sweet Blend - Rail	Domestic	62,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
2/12/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
2/13/2014	Mar-14	Mar-14	[**]	[**]	Mixed Sweet Blend - Rail	Domestic	33,000	[**]	$	[**]	$	[**]			$	[**]
2/14/2014	Mar-14	Mar-14	[**]	[**]	Bakken	Domestic	145,000	[**]	$	[**]	$	[**]			$	[**]
2/18/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/18/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/18/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/18/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
2/18/2014	Mar-14	Mar-14	[**]	[**]	BAKKEN — RAIL	Domestic	53,600	[**]	$	[**]	$	[**]			$	[**]
2/19/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/19/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]
2/19/2014	Mar-14	Mar-14	[**]	[**]	Bakken	Domestic	558,000	[**]	$	[**]	$	[**]			$	[**]
2/19/2014	Mar-14	Mar-14	[**]	[**]	WTI Crude Oil	Domestic	470,000	[**]	$	[**]	$	[**]			$	[**]
2/25/2014	Mar-14	Mar-14	[**]	[**]	Niobrara	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]
2/27/2014	Mar-14	Mar-14	[**]	[**]	Bakken	Domestic	145,000	[**]	$	[**]	$	[**]			$	[**]
3/11/2014	Mar-14	Mar-14	[**]	[**]	Bakken	Domestic	29,359	[**]	$	[**]	$	[**]			$	[**]
3/18/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
3/18/2014	Mar-14	Mar-14	[**]	[**]	Bakken - Rail	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]
3/25/2014	Mar-14	Mar-14	[**]	[**]	BAKKEN — RAIL	Domestic	54,000	[**]	$	[**]	$	[**]			$	[**]
							7,232,600		WACOG						$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade Date	FIFO Month	Contract Mth	Deal ID	Supplier	Grade	Crude Type	Contractual Qty	Index on the Trade	Trade Diff		WTI-BRT COB Swap @ T+0		BL Date	Pricing Date	Diff to WTI		Vol for Apr10-30
1/3/2014	Apr-14	Feb-14	[**]	[**]	Doba	Foreign	950,000	[**]	$	[**]	$	[**]	27-Feb	2/28, 3/3, 3/4, 3/5, 3/6	$	[**]	665,000
1/15/2014	Apr-14	Mar-14	[**]	[**]	White_Rose	Foreign	710,000	[**]	$	[**]	$	[**]	13-Mar	3/14, 3/17, 3/18, 3/19, 3/20	$	[**]	497,000
1/28/2014	Apr-14	Mar-14	[**]	[**]	Doba	Foreign	950,000	[**]	$	[**]	$	[**]	23-Mar	3/24, 3/25, 3/26, 3/27, 3/28	$	[**]	665,000
2/6/2014	Apr-14	Mar-14	[**]	[**]	Antan Blend	Foreign	950,000	[**]	$	[**]	$	[**]	10-Mar	3/11, 3/12, 3/13, 3/14, 3/17	$	[**]	665,000
2/14/2014	Apr-14	Mar-14	[**]	[**]	Qua Iboe	Foreign	950,000	[**]	$	[**]	$	[**]	15-Mar	3/17, 3/18, 3/19, 3/20, 3/21	$	[**]	665,000
2/27/2014	Apr-14	Mar-14	[**]	[**]	Azeri	Foreign	1,000,000	[**]	$	[**]	$	[**]	22-Mar	3/24, 3/25, 3/26, 3/27, 3/28	$	[**]	700,000
1/29/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]	47,600
1/30/2014	Apr-14	Apr-14	[**]	[**]	Eagle Ford Crude	Domestic	300,000	[**]	$	[**]	$	[**]			$	[**]	210,000
2/12/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
2/12/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
2/12/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
2/12/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	75,000	[**]	$	[**]	$	[**]			$	[**]	52,500
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]	56,700
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]	56,700
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]	56,700
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	81,000	[**]	$	[**]	$	[**]			$	[**]	56,700
3/5/2014	Apr-14	Apr-14	[**]	[**]	Niobrara	Domestic	19,500	[**]	$	[**]	$	[**]			$	[**]	13,650
3/5/2014	Apr-14	Apr-14	[**]	[**]	Bakken	Domestic	145,000	[**]	$	[**]	$	[**]			$	[**]	101,500
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,400	[**]	$	[**]	$	[**]			$	[**]	48,580
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,400	[**]	$	[**]	$	[**]			$	[**]	48,580
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,400	[**]	$	[**]	$	[**]			$	[**]	48,580
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,400	[**]	$	[**]	$	[**]			$	[**]	48,580
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,400	[**]	$	[**]	$	[**]			$	[**]	48,580
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	75,000	[**]	$	[**]	$	[**]			$	[**]	52,500
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/5/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/6/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/6/2014	Apr-14	Apr-14	[**]	[**]	Mixed Sweet Blend - Rail	Domestic	30,000	[**]	$	[**]	$	[**]			$	[**]	21,000

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade Date	FIFO Month	Contract Mth	Deal ID	Supplier	Grade	Crude Type	Contractual Qty	Index on the Trade	Trade Diff		WTI-BRT COB Swap @ T+0		BL Date	Pricing Date	Diff to WTI		Vol for Apr10-30
3/6/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/10/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/10/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/10/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/10/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/11/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/11/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/11/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/11/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/11/2014	Apr-14	Apr-14	[**]	[**]	Niobrara	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/11/2014	Apr-14	Apr-14	[**]	[**]	Niobrara	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/11/2014	Apr-14	Apr-14	[**]	[**]	Niobrara	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/11/2014	Apr-14	Apr-14	[**]	[**]	Niobrara	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/11/2014	Apr-14	Apr-14	[**]	[**]	Mixed Sweet Blend - Rail	Domestic	60,000	[**]	$	[**]	$	[**]			$	[**]	42,000
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/12/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	75,000	[**]	$	[**]	$	[**]			$	[**]	52,500
3/13/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]	47,600
3/13/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	68,000	[**]	$	[**]	$	[**]			$	[**]	47,600
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	Bakken	Domestic	600,000	[**]	$	[**]	$	[**]			$	[**]	420,000
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	50,400
3/17/2014	Apr-14	Apr-14	[**]	[**]	WTI Crude Oil	Domestic	470,000	[**]	$	[**]	$	[**]			$	[**]	329,000
3/18/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/18/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	69,000	[**]	$	[**]	$	[**]			$	[**]	48,300
3/19/2014	Apr-14	Apr-14	[**]	[**]	EagleFord Crude	Domestic	130,000	[**]	$	[**]	$	[**]			$	[**]	91,000
3/24/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/24/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	49,000
3/25/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,500	[**]	$	[**]	$	[**]			$	[**]	50,750
3/25/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,500	[**]	$	[**]	$	[**]			$	[**]	50,750
3/25/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,500	[**]	$	[**]	$	[**]			$	[**]	50,750
3/25/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,500	[**]	$	[**]	$	[**]			$	[**]	50,750
4/4/2014	Apr-14	Apr-14	[**]	[**]	Bakken	Domestic	46,240	[**]	$	[**]	$	[**]			$	[**]	46,240
4/4/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	70,000
4/4/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	70,000
4/4/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	74,000	[**]	$	[**]	$	[**]			$	[**]	74,000
4/8/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	70,000
4/8/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	70,000
4/8/2014	Apr-14	Apr-14	[**]	[**]	Bakken - Rail	Domestic	70,000	[**]	$	[**]	$	[**]			$	[**]	70,000
4/9/2014	Apr-14	Apr-14	[**]	[**]	BAKKEN - RAIL	Domestic	72,000	[**]	$	[**]	$	[**]			$	[**]	72,000
									Original WACOG						$	[**]	$ [**]
									Revised WACOG from 4/10 on to include intra-month trades						$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PES Financial Trade Details

Strategy Name	Trade Id	Deal Comment	Trade Date	Counterparty	Buy/ Sell	Notional Volume	UOM	Start Date	End Date	Index	Basis	Price		1st price		2nd Price		Difference
PES Fin Crude	22501445	SOL14ID0001	8/15/2014	[**]	Sell	-1,000,000.00	BBL	8/15/2014	8/15/2014	[**]	[**]	$	[**]	$	[**]	$	[**]	$	[**]
PES Fin Crude	22501451	SOL14ID0002	8/15/2014	[**]	Buy	2,000,000.00	BBL	8/15/2014	8/21/2014	[**]	[**]	$	[**]	$	[**]	$	[**]	$	[**]
PES Fin Crude	22501455	SOL14ID0003	8/7/2014	[**]	Buy	600,000.00	BBL	8/7/2014	8/14/2014	[**]	[**]	$	[**]	$	[**]	$	[**]	$	[**]
PES Fin Crude	22501467	SOL14ID0004	8/11/2014	[**]	Buy	1,200,000.00	BBL	8/11/2014	8/15/2014	[**]	[**]	$	[**]	$	[**]	$	[**]	$	[**]
PES Fin Crude	22501479	SOL14ID0005	8/14/2014	[**]	Sell	-800,000.00	BBL	8/14/2014	8/14/2014	[**]	[**]	$	[**]	$	[**]	$	[**]	$	[**]
PES Fin Crude	22501481	SOL14ID0006	8/13/2014	[**]	Sell	-1,250,000.00	BBL	8/13/2014	8/13/2014	[**]	[**]	$	[**]	$	[**]	$	[**]	$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade Id		Trade Date	Grade	Counterparty	BL Date	Index	Diff	Dated Brent 5 Day Avg	WTI 5 Day average	WTI Diff	FIFO Q Month	Pricing Start Date	Contracted Qty	BL Qty
$	[**]	1/16/2014	Azeri	[**]	2/16/2014 0:00	[**]	[**]	$111.94	$101.81	$10.14	Mar-14	2/17/2014	1,000,000	1,049,763
$	[**]	1/3/2014	Doba	[**]	2/27/2014 0:00	[**]	[**]	$101.04	101.87	$(0.82)	Mar-14	2/28/2014	950,000	950,832
$	[**]	2/6/2014	Antan Blend	[**]	3/10/2014 0:00	[**]	[**]	$108.39	$98.10	$10.29	Mar-14	3/11/2014	950,000	948,515
$	[**]	1/15/2014	White Rose	[**]	3/13/2014 0:00	[**]	[**]	$107.85	$98.40	$9.45	Mar-14	3/14/2014	710,000	732,097
$	[**]	2/14/2014	Qua Iboe	[**]	3/15/2014 0:00	[**]	[**]	$108.79	$98.56	$10.23	Mar-14	3/17/2014	950,000	949,920
$	[**]	2/27/2014	Azeri	[**]	3/22/2014 0:00	[**]	[**]	$110.45	$100.19	$10.26	Mar-14	3/24/2014	1,000,000	1,049,741
$	[**]	1/28/2014	Doba	[**]	3/23/2014 0:00	[**]	[**]	$100.65	$100.19	$0.46	Mar-14	3/24/2014	950,000	950,614

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Run Date	Wtg Avg Diff		Refinery Run	EOM Inv	Total Bbls Ran	Bal of Prior Month’s BBL Left
Mon Mar 31 14	$	[**]	288,277	2,565,587
Tue Apr 01 14	$	[**]	319,726		319,726	2,245,861
Wed Apr 02 14	$	[**]	319,726		639,453	1,926,134
Thu Apr 03 14	$	[**]	319,726		959,179	1,606,408
Fri Apr 04 14	$	[**]	319,726		1,278,906	1,286,681
Sat Apr 05 14	$	[**]	319,726		1,598,632	966,955
Sun Apr 06 14	$	[**]	319,726		1,918,359	647,228
Mon Apr 07 14	$	[**]	319,726		2,238,085	327,502
Tue Apr 08 14	$	[**]	319,726		2,557,812	7,775
Wed Apr 09 14	$	[**]	319,726
Thu Apr 10 14	$	[**]	319,726
Fri Apr 11 14	$	[**]	319,726
Sat Apr 12 14	$	[**]	319,726
Sun Apr 13 14	$	[**]	319,726
Mon Apr 14 14	$	[**]	319,726
Tue Apr 15 14	$	[**]	319,726
Wed Apr 16 14	$	[**]	319,726
Thu Apr 17 14	$	[**]	319,726
Fri Apr 18 14	$	[**]	319,726
Sat Apr 19 14	$	[**]	319,726
Sun Apr 20 14	$	[**]	319,726
Mon Apr 21 14	$	[**]	319,726
Tue Apr 22 14	$	[**]	319,726
Wed Apr 23 14	$	[**]	319,726
Thu Apr 24 14	$	[**]	319,726
Fri Apr 25 14	$	[**]	319,726
Sat Apr 26 14	$	[**]	319,726
Sun Apr 27 14	$	[**]	319,726
Mon Apr 28 14	$	[**]	319,726
Tue Apr 29 14	$	[**]	319,726
Wed Apr 30 14	$	[**]	319,726

	Vol	Diff
Adj Diff	7,775	$	[**]
	311,951	$	[**]
		$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(c)

FORM OF MONTHLY CO FIFO REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.08(c)

FORM OF MONTHLY CO FIFO REPORT

Provisional FIFO Diff

Run Date	FIFO Diff		Refinery Run
Tue Apr 01 14	$	[**]	319,726
Wed Apr 02 14	$	[**]	319,726
Thu Apr 03 14	$	[**]	319,726
Fri Apr 04 14	$	[**]	319,726
Sat Apr 05 14	$	[**]	319,726
Sun Apr 06 14	$	[**]	319,726
Mon Apr 07 14	$	[**]	319,726
Tue Apr 08 14	$	[**]	319,726
Wed Apr 09 14	$	[**]	319,726
Thu Apr 10 14	$	[**]	319,726
Fri Apr 11 14	$	[**]	319,726
Sat Apr 12 14	$	[**]	319,726
Sun Apr 13 14	$	[**]	319,726
Mon Apr 14 14	$	[**]	319,726
Tue Apr 15 14	$	[**]	319,726
Wed Apr 16 14	$	[**]	319,726
Thu Apr 17 14	$	[**]	319,726
Fri Apr 18 14	$	[**]	319,726
Sat Apr 19 14	$	[**]	319,726
Sun Apr 20 14	$	[**]	319,726
Mon Apr 21 14	$	[**]	319,726
Tue Apr 22 14	$	[**]	319,726
Wed Apr 23 14	$	[**]	319,726
Thu Apr 24 14	$	[**]	319,726
Fri Apr 25 14	$	[**]	319,726
Sat Apr 26 14	$	[**]	319,726
Sun Apr 27 14	$	[**]	319,726
Mon Apr 28 14	$	[**]	319,726
Tue Apr 29 14	$	[**]	319,726
Wed Apr 30 14	$	[**]	319,726

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

April 2014 Production

				BEGINNING				ENDING	INVENTORY		VOLUME
FAMILY	GROUP	PRODUCT	DESCRIPTION	INVENTORY	RECEIPT	SHIPMENT	CONSUMED	INVENTORY	CHANGE	PRODUCTION	BPCD
*** CHARGES ***
CRUDE OIL	BCR	300500	CRD - Offtest Dist to Crude	5,519	3,823	—	—	5,653	134	3,689	122
		300600	CRD - Offtest Gasoline to Crude	—	—	—	—	—	—	—	—
		300800	CRD-ESPOIR	—	—	—	—	—	—	—	—
		301000	CRD-WEST HACKBERRY SWT	—	—	—	—	—	—	—	—
		301700	CRD-BAKKEN MARINE	239,554	860,704	—	—	421,291	181,737	678,967	22,631
		301701	CRD-BAKKEN MARINE SUMMER	—	—	—	—	—	—	—	—
		301702	CRD-BAKKEN MARINE WINTER	—	—	—	—	—	—	—	—
		302700	CRD-BAKKEN RAILCAR	556,621	4,289,156	—	—	500,422	(56,199)	4,345,355	144,845
		302701	CRD-BAKKEN RAILCAR SUMMER	—	—	—	—	—	—	—	—
		302702	CRD-BAKKEN RAILCAR WINTER	—	—	—	—	—	—	—	—
		302800	CRD-TAMPA	—	—	—	—	—	—	—	—
		303100	CRD - Offtest VGO to Crude	36,902	—	—	—	6,343	(30,559)	30,559	1,018
		303200	CRD - Offtest Resid to Crude	—	—	—	—	—	—	—	—
		303300	CRD-USAN	—	—	—	—	—	—	—	—
		304000	CRD-EAGLE FORD SHALE	533,600	—	—	—	6,915	(526,685)	526,685	17,555
		304001	CRD-EAGLE FORD SHALE HVY (45 API)	—	—	—	—	—	—	—	—
		304800	CRD-LULA	—	—	—	—	—	—	—	—
		307000	CRD-CARDIUM	—	—	—	—	—	—	—	—
		309000	CRD-NIOBRARA	—	204,334	—	—	12,686	12,686	191,648	6,388
		400000	CRD-OKONO	—	—	—	—	—	—	—	—
		412200	CRD-NWSHELF COND	—	—	—	—	—	—	—	—
		412500	CRD-BAOBAB	—	—	—	—	—	—	—	—
		413400	CRD-BONGA	—	—	—	—	—	—	—	—
		414000	CRD-ALBA	—	—	—	—	—	—	—	—
		414100	CRD-WHITE ROSE	281,287	—	—	—	27,449	(253,838)	253,838	8,460

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

				BEGINNING				ENDING	INVENTORY		VOLUME
FAMILY	GROUP	PRODUCT	DESCRIPTION	INVENTORY	RECEIPT	SHIPMENT	CONSUMED	INVENTORY	CHANGE	PRODUCTION	BPCD

		414200	CRD-ES SAHARA	—	—	—	—	—	—	—	—
		415100	CRD-AZERI LT	65,331	1,047,037	—	—	843,383	778,052	268,985	8,965
		415200	CRD-ERHA	—	—	—	—	—	—	—	—
		415700	CRD-ABO	—	—	—	—	—	—	—	—
		417300	CRD-TERRA NOVA	—	—	—	—	—	—	—	—
		417400	CRD-KUMKOL	—	—	—	—	—	—	—	—
		417500	CRD-ASGARD BLEND	—	—	—	—	—	—	—	—
		418000	CRD-ZAFIRO	—	—	—	—	—	—	—	—
		418100	CRD-DALIA	—	—	—	—	—	—	—	—
		418500	CRD-PUROVSKY COND	—	—	—	—	—	—	—	—
		418800	CRD-STYBARROW	—	—	—	—	—	—	—	—
		418900	CRD-REMBOUE	—	—	—	—	—	—	—	—
		419000	CRD-QARUN	—	—	—	—	—	—	—	—
		422800	CRD-MIXED SWEET BLEND CANADIAN	25,217	203,155	—	—	24,080	(1,137)	204,292	6,809
		425400	CRD-WTI LONGVIEW	98,634	393,858	—	—	159,134	60,500	333,358	11,111
		425500	CRD-LT LOUISIANA SW	—	—	—	—	—	—	—	—
		426500	CRD-EA	—	—	—	—	—	—	—	—
		426600	CRD-KIKEH	—	—	—	—	—	—	—	—
		426700	CRD-ESCALANTE	—	—	—	—	—	—	—	—
		426800	CRD-SLEIPNER COND	—	—	—	—	—	—	—	—
		440200	CRD-BRENT BLEND	—	—	—	—	—	—	—	—
		440900	CRD-AMNA	—	—	—	—	—	—	—	—
		441000	CRD-SARIR	—	—	—	—	—	—	—	—
		441600	CRD-FORTIES	—	—	—	—	—	—	—	—
		442300	CRD-LUCINA	—	—	—	—	—	—	—	—
		442400	CRD-ECUADOR ORIENT	—	—	—	—	—	—	—	—
		442900	CRD-EKOFISK	—	—	—	—	—	—	—	—
		443000	CRD-BONNY LIGHT	—	—	—	—	—	—	—	—
		443580	CRD-MIXED CRUDE	33,051	—	—	—	33,051	—	—	—
		444701	CRD-SAHARAN	—	—	—	—	—	—	—	—
		445000	CRD-CABINDA	—	—	—	—	—	—	—	—
		446300	CRD-NIGERIAN MED	—	—	—	—	—	—	—	—
		447100	CRD-ZARZATINE	—	—	—	—	—	—	—	—
		447600	CRD-FORCADOS	—	—	—	—	—	—	—	—

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FAMILY	GROUP	PRODUCT	DESCRIPTION	BEGINNING INVENTORY	RECEIPT	SHIPMENT	CONSUMED	ENDING INVENTORY	INVENTORY CHANGE	PRODUCTION	VOLUME BPCD
		447700	CRD-ESCRAVOS	7,204	—	—	—	990	(6,214)	6,214	207
		447800	CRD-BRASS RIVER	—	—	—	—	—	—	—	—
		448300	CRD-MINAS	—	—	—	—	—	—	—	—
		448700	CRD-QUA IBO	—	950,873	—	—	316,622	316,622	634,251	21,140
		449100	CRD-OSEBERG	—	—	—	—	—	—	—	—
		449300	CRD-PENNINGTON	—	—	—	—	—	—	—	—
		449400	CRD-FOREIGN - MISC	21,116	—	—	—	21,116	—	—	—
		449700	CRD-NINIAN	—	—	—	—	—	—	—	—
		449800	CRD-KOLE	—	—	—	—	—	—	—	—
		450900	CRD-OKLA SW	2,928	7,814	—	—	—	(2,928)	10,742	358
		451000	CRD-OLMECA	—	—	—	—	—	—	—	—
		451100	CRD-GULLFAKS	—	—	—	—	—	—	—	—
		451200	CRD-ANTAN	278,987	647,209	—	—	57,859	(221,128)	868,337	28,944
		451300	CRD-PALANCA	—	—	—	—	—	—	—	—
		451400	CRD-CANO LIMION	—	—	—	—	—	—	—	—
		451500	CRD-LORETTA	—	—	—	—	—	—	—	—
		451600	CRD-ORITO	—	—	—	—	—	—	—	—
		452300	CRD-DRAUGEN	—	—	—	—	—	—	—	—
		452400	CRD-NEMBA	—	—	—	—	—	—	—	—
		452500	CRD-CUSIANA	—	—	—	—	—	—	—	—
		453000	CRD-RABI LIGHT	—	—	—	—	—	—	—	—
		453700	CRD-N KOSSA	—	—	—	—	—	—	—	—
		453800	CRD-KITINA	—	—	—	—	—	—	—	—
		454400	CRD-HIBERNIA	—	—	—	—	—	—	—	—
		455900	CRD-NORNE	—	—	—	—	—	—	—	—
		456400	CRD-TROLL	—	—	—	—	—	—	—	—
		456500	CRD-AMENAM	4,638	—	—	—	444	(4,194)	4,194	139
		456600	CRD-FOINAVEN	—	—	—	—	—	—	—	—
		456700	CRD-UKPOKITI	—	—	—	—	—	—	—	—
		456800	CRD-COCO	—	—	—	—	—	—	—	—
		459500	CRD-OSO CONDENSATE	—	—	—	—	—	—	—	—
		483500	CRD-LIONFIELD	—	—	—	—	—	—	—	—
		489100	CRD-IMA	—	—	—	—	—	—	—	—
		489600	CRD-ZUATA	—	—	—	—	—	—	—	—
		489700	CRD-YOHO	31,978	—	—	—	4,294	(27,684)	27,684	922
		489800	CRD-RABI LIGHT/T’CHATAM BA	7,830	247,085	—	—	236,350	228,520	18,565	619
		489900	CRD-ETAME	—	—	—	—	—	—	—	—
		492400	CRD-GIRASSOL	—	—	—	—	—	—	—	—
		492500	CRD-SLOP IN CRUDE	25,497	—	—	—	30,338	4,841	(4,841)	(161)
		492600	CRD-DOBA	375,080	1,404,894	—	—	561,763	186,683	1,218,211	40,606
		492800	CRD-KUITO	—	—	—	—	—	—	—	—

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FAMILY	GROUP	PRODUCT	DESCRIPTION	BEGINNING INVENTORY	RECEIPT	SHIPMENT	CONSUMED	ENDING INVENTORY	INVENTORY CHANGE	PRODUCTION	VOLUME BPCD
		493200	CRD-BINTULU LT COND	—	—	—	—	—	—	—	—
		493300	CRD-BINTULU HVY COND	—	—	—	—	—	—	—	—
		493400	CRD-SENIPAH COND	—	—	—	—	—	—	—	—
		493500	CRD-SAXI BLEND	2,531	—	—	—	2,063	(468)	468	15
		493600	CRD-SABLE ISLAND COND	—	—	—	—	—	—	—	—
		499100	CRD-AKPO	—	—	—	—	—	—	—	—
		499600	CRD-AGBAMI	—	—	—	—	—	—	—	—
		499300	CRD-OSTRA	—	—	—	—	—	—	—	—
		499500	CRD-JUBILEE	—	—	—	—	—	—	—	—
			** SUBTOTAL BCR **	2,633,505	10,259,942	—	—	3,272,246	638,741	9,621,201	320,693
			*** TOTAL CHARGES ***	2,633,505	10,259,942	—	—	3,272,246	638,741	9,621,201	320,693
*** YIELDS ***
FIN	U87	023800	83 CB
GASO				168,338	—	718,191	—	193,684	25,346	743,537	24,783
		023820	83 CB 7.8	90,269	—	508,176	—	64,926	(25,343)	482,833	16,093
		023830	83 CB 6.8	—	—	—	—	—	—	—	—
		108100	87RFG 10%	—	—	—	—	—	—	—	—
		127400	87 CF	—	94,719	—	—	—	—	(94,719)	(3,157)
		133400	83 RB	182,856	—	1,828,692	—	314,692	131,836	1,960,528	65,350
			** SUBTOTAL U87 **	441,463	94,719	3,055,059	—	573,302	131,839	3,092,179	103,069
	U91	132100	91 RB	231,194	—	778,404	—	118,309	(112,885)	665,519	22,183
		132200	91RB - EXPORT	—	—	—	—	—	—	—	—
		225000	91 CBOB 9.0#	63,219	—	298,664	—	121,254	58,035	356,699	11,889
		225020	91.3 CBOB 7.8#	64,239	—	179,142	—	43,667	(20,572)	158,570	5,285
		225030	91.3 CBOB 6.8#	—	—	—	—	—	—	—	—
			** SUBTOTAL U91 **	358,652	—	1,256,210	—	283,230	(75,422)	1,180,788	39,357
	U93	134100	93 CF	—	—	—	—	—	—	—	—
		134120	93 CF 7.8	—	—	—	—	—	—	—	—
			** SUBTOTAL U93 **	—	—	—	—	—	—	—	—
GASO	PRM	000500	ALKYLATE
COMP				59,384	—	10,136	—	67,313	7,929	18,065	602
		042600	GASOLINE COMS	148,866	—	—	—	137,790	(11,076)	(11,076)	(369)
		117700	GTAB	—	—	—	—	—	—	—	—
		492900	UNTREATED CAT GAS	39,114	—	—	—	67,264	28,150	28,150	938
		496500	HEAVY REFORMATE	59,840	26,371	—	—	90,753	30,913	4,542	151
		497000	LIGHT CAT	—	—	—	—	—	—	—	—

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FAMILY	GROUP	PRODUCT	DESCRIPTION	BEGINNING INVENTORY	RECEIPT	SHIPMENT	CONSUMED	ENDING INVENTORY	INVENTORY CHANGE	PRODUCTION	VOLUME BPCD
			GASOLINE
		497100	TREATED CAT GAS	87,353	—	—	—	182,358	95,005	95,005	3,165
			** SUBTOTAL PRM **	394,557	26,371	10,136	—	545,478	150,921	134,686	4,487
RAFFINATE	RAF	425900	UDEX RAFFINATE	65,335	—	—	—	69,031	3,696	3,696	123
			** SUBTOTAL RAF **	65,335	—	—	—	69,031	3,696	3,696	123
ETHA	ETH	084800	ETHANOL	—	—	—	—	—	—	—	—
			** SUBTOTAL ETH **	—	—	—	—	—	—	—	—
FIN. DIST.	DIS	001800	HS2FO	—	—	—	—	—	—	—	—
		004600	500MV2	—	—	—	—	—	—	—	—
		224600	15MV2	526,111	49,890	2,659,247	—	310,658	(215,453)	2,393,904	79,796
		224630	ULSD 15MV2 - Export	—		737,326	—	—	—	737,326	24,577
		224700	500LMV	—	—	—	—	—	—	—	—
		224706	NR2FOD	—	—	—	—	—	—	—	—
		225500	DIST BLDSTK UNDYED	—	—	—	—	—	—	—	—
		226000	15MV2 WB	—	—	—	—	—	—	—	—
		226800	DIST BS	—	—	—	—	—	—	—	—
		227300	HO COMP	49,373	—	430,287	—	160,386	111,013	541,300	18,042
		227900	HEATING OIL 15ULS UNDYED	—	—	109,140	—	—	—	109,140	3,638
		228106	Non-Hwy #2 15 NLRM Dyed	—	—	—	—	—	—	—	—
		228108	Locomotive Marine 15LM2	—	—	—	—	—	—	—	—
		228700	ULSD 15MV2 B2 Soy	—	—	—	—	—	—	—	—
		228710	ULSD 15MV2 B4.5 Soy	—	—	—	—	—	—	—	—
		228720	ULSD 15MV2 B5 Soy	—	—	—	—	—	—	—
			** SUBTOTAL DIS **	575,484	49,890	3,936,000	—	471,044	(104,440)	3,781,670	126,053
DIS BLD STK	DBS	002700	HEAVY DISTILLATE	75,174	—	—	—	109,308	34,134	34,134	1,137
		005300	LCO	173,993	—	—	—	205,710	31,717	31,717	1,057
		042500	DISCOM (TRANSFER)	18,929	—	—	—	5,406	(13,523)	(13,523)	(450)
		136900	LCO - Treated	—	—	—	—	—	—	—	—
			** SUBTOTAL DBS **	268,096	—	—	—	320,424	52,328	52,328	1,744
JET/KERO/JP8	JKS	004100	LIGHT DISTILLATE	—	—	—	—	—	—	—	—

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FAMILY	GROUP	PRODUCT	DESCRIPTION	BEGINNING INVENTORY	RECEIPT	SHIPMENT	CONSUMED	ENDING INVENTORY	INVENTORY CHANGE	PRODUCTION	VOLUME BPCD
		005800	KERO	—	—	—	—	—	—	—	—
		023101	JET A	10,456	—	—	—	10,473	17	17	—
		224400	15MV1	50,123	—	5,285	—	60,043	9,920	15,205	506
			** SUBTOTAL JKS **	60,579	—	5,285	—	70,516	9,937	15,222	506
RESIDOILS	RSF	007200	Hi-Vis #6 Fuel Oil	—	—	—	—	—	—	—	—
		428300	.3% #6 FUEL OIL	140,007	—	563,672	—	73,991	(66,016)	497,656	16,588
		428900	MAIN FRAC
			BTMS	144,165	—	395,108	—	97,332	(46,833)	348,275	11,609
		429600	1.0% #6 FUEL
			OIL	—	—	—	—	—	—	—	—
			** SUBTOTAL RSF **	284,172	—	958,780	—	171,323	(112,849)	845,931	28,197
PROPANE	LPG	003300	PROPANE	13,720	—	233,383	—	6,026	(7,694)	225,689	7,522
		003900	PROPANE - UNSTENCHED
		004300	LPG	—	—	—	—	—	—	—	—
		040600	OFF TEST PROPANE
			** SUBTOTAL LPG **	13,720	—	233,383	—	6,026	(7,694)	225,689	7,522
NAPHTHA	NAP	442500	LT-NAPHTHA	94,076	—	53,187	—	124,574	30,498	83,685	2,789
		017400	NAPHVY - Heavy Naphtha
		443300	HVY-NAPHTHA	200,645	—	—	—	231,833	31,188	31,188	1,040
			** SUBTOTAL NAP **	294,721	—	53,187	—	356,407	61,686	114,873	3,829
UDEX FEED	UDC	495400	UDEX FEED STOCK	42,598	—	—	—	34,344	(8,254)	(8,254)	(275)
			** SUBTOTAL UDC **	42,598	—	—	—	34,344	(8,254)	(8,254)	(275)
CHEMICALS	BEN	006700	BENZENE	37,733	21,000	—	—	42,773	5,040	(15,960)	(532)
		166000	BENZENE - Logics
			** SUBTOTAL BEN **	37,733	21,000	—	—	42,773	5,040	(15,960)	(532)
	CUM	038300	CUMENE	140,378	—	98,378	—	140,187	(191)	98,187	3,272
		138200	Cumene (gal)	—	—	—	—	—	—	—	—
			** SUBTOTAL CUM **	140,378	—	98,378	—	140,187	(191)	98,187	3,272
	PPM	009500	PP	1,219	1,362	110,820	—	3,301	2,082	111,540	3,717
			** SUBTOTAL PPM **	1,219	1,362	110,820	—	3,301	2,082	111,540	3,717
	SUL	009400	SULFUR	410	—	3,812	—	425	15	3,827	127
			** SUBTOTAL SUL **	410	—	3,812	—	425	15	3,827	127

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FAMILY	GROUP	PRODUCT	DESCRIPTION	BEGINNING INVENTORY	RECEIPT	SHIPMENT	CONSUMED	ENDING INVENTORY	INVENTORY CHANGE	PRODUCTION	VOLUME BPCD
	TOL	006800	TOLUENE	—	—	—	—	—	—	—	—
		007610	TOLUENE - Logics	—	—	—	—	—	—	—	—
			** SUBTOTAL TOL **	—	—	—	—	—	—	—	—
NORMAL BUT	NBT	223300	MIXED BUTANE	47,282	—	97,488	—	90,304	43,022	140,510	4,682
		439000	MIXED NORMAL	—	—	—	—	—	—	—	—
		439001	HIGH PURITY NORM BUT	—	—	—	—	—	—	—	—
			** SUBTOTAL NBT **	47,282	—	97,488	—	90,304	43,022	140,510	4,682
ISO BUTANE	ISO	001001	ISO BUTANE	51,578	98,366	—	—	47,468	(4,110)	(102,476)	(3,414)
			** SUBTOTAL ISO **	51,578	98,366	—	—	47,468	(4,110)	(102,476)	(3,414)
BB MIX	BBM	000800	BB	8,340	—	—	—	53,959	45,619	45,619	1,520
			** SUBTOTAL BBM **	8,340	—	—	—	53,959	45,619	45,619	1,520
FCC FEED	FCC	016000	VGO	309,045	150,045	—	—	223,323	(85,722)	(235,767)	(7,858)
		446500	CRUDE-REDUCED	—	—	—	—	—	—	—	—
			** SUBTOTAL FCC **	309,045	150,045	—	—	223,323	(85,722)	(235,767)	(7,858)
RECVD OIL	REC	010400	RECOVERED OIL	6,737	—	—	—	8,777	2,040	2,040	67
		018201	TRANSMIX	—	—	2,164	—	—	—	2,164	72
			** SUBTOTAL REC **	6,737	—	2,164	—	8,777	2,040	4,204	139
MFG FUEL	GAS	007100	HYDROGEN	—	—	—	—	—	—	—	—
		042700	REF GAS - FUEL (FOEB)	—	—	—	322,714	—	—	322,714	10,756
		042800	COKE-FCCU	—	—	—	184,569	—	—	184,569	6,151
			** SUBTOTAL GAS **	—	—	—	507,283	—	—	507,283	16,907
			*** TOTAL YIELDS ***	3,402,099	441,753	9,820,702	507,283	3,511,642	109,543	9,995,775	333,172
			**** REFINERY TOTAL ****	6,035,604	10,701,695	9,820,702	507,283	6,783,888	748,284	19,616,976	653,865
			**** GAIN ****							(374,574)	(12,479)

*** Important -  New products have been added to Advisor that have not been included on this report.  Please inform technical support.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Actual Delivery

Trade Id	Grade	Cpty	Dlvrd Qty	Diff to WTI
[**]	White_Rose	[**]	745,500	$	[**]
[**]	Doba	[**]	950,832	$	[**]
[**]	Doba	[**]	896,000	$	[**]
[**]	Antan Blend	[**]	1,007,000	$	[**]
[**]	Qua Iboe	[**]	959,500	$	[**]
[**]	Azeri	[**]	960,000	$	[**]
[**]	BAKKEN - RAIL	[**]	59,840	$	[**]
[**]	Eagle Ford Crude	[**]	312,000	$	[**]
[**]	Bakken - Rail	[**]	73,500	$	[**]
[**]	Bakken - Rail	[**]	74,900	$	[**]
[**]	Bakken - Rail	[**]	73,500	$	[**]
[**]	Bakken - Rail	[**]	68,600	$	[**]
[**]	BAKKEN - RAIL	[**]	75,000	$	[**]
[**]	BAKKEN - RAIL	[**]	75,330	$	[**]
[**]	BAKKEN - RAIL	[**]	71,280	$	[**]
[**]	BAKKEN - RAIL	[**]	79,200	$	[**]
[**]	BAKKEN - RAIL	[**]	67,680	$	[**]
[**]	BAKKEN - RAIL	[**]	85,860	$	[**]
[**]	BAKKEN - RAIL	[**]	73,440	$	[**]
[**]	BAKKEN - RAIL	[**]	85,050	$	[**]
[**]	Niobrara	[**]	19,110	$	[**]
[**]	Bakken	[**]	146,450	$	[**]
[**]	BAKKEN - RAIL	[**]	68,012	$	[**]
[**]	BAKKEN - RAIL	[**]	63,154	$	[**]
[**]	BAKKEN - RAIL	[**]	70,094	$	[**]
[**]	BAKKEN - RAIL	[**]	68,706	$	[**]
[**]	BAKKEN - RAIL	[**]	70,788	$	[**]
[**]	BAKKEN - RAIL	[**]	81,750	$	[**]
[**]	BAKKEN - RAIL	[**]	78,480	$	[**]
[**]	BAKKEN - RAIL	[**]	76,320	$	[**]
[**]	BAKKEN - RAIL	[**]	77,040	$	[**]
[**]	BAKKEN - RAIL	[**]	74,880	$	[**]
[**]	BAKKEN — RAIL	[**]	69,840	$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade Id	Grade	Cpty	Dlvrd Qty	Diff to WTI
[**]	BAKKEN - RAIL	[**]	69,120	$	[**]
[**]	BAKKEN - RAIL	[**]	66,960	$	[**]
[**]	BAKKEN - RAIL	[**]	65,520	$	[**]
[**]	BAKKEN - RAIL	[**]	72,000	$	[**]
[**]	BAKKEN - RAIL	[**]	72,000	$	[**]
[**]	BAKKEN - RAIL	[**]	63,000	$	[**]
[**]	Mixed Sweet Blend - Rail	[**]	29,400	$	[**]
[**]	BAKKEN - RAIL	[**]	65,100	$	[**]
[**]	BAKKEN - RAIL	[**]	73,140	$	[**]
[**]	BAKKEN - RAIL	[**]	69,690	$	[**]
[**]	BAKKEN - RAIL	[**]	77,760	$	[**]
[**]	BAKKEN - RAIL	[**]	66,960	$	[**]
[**]	BAKKEN - RAIL	[**]	71,070	$	[**]
[**]	BAKKEN - RAIL	[**]	63,480	$	[**]
[**]	BAKKEN - RAIL	[**]	71,760	$	[**]
[**]	BAKKEN - RAIL	[**]	61,410	$	[**]
[**]	Niobrara	[**]	63,700	$	[**]
[**]	Niobrara	[**]	66,500	$	[**]
[**]	Niobrara	[**]	66,500	$	[**]
[**]	Niobrara	[**]	71,400	$	[**]
[**]	Mixed Sweet Blend - Rail	[**]	61,800	$	[**]
[**]	BAKKEN - RAIL	[**]	61,600	$	[**]
[**]	BAKKEN - RAIL	[**]	63,700	$	[**]
[**]	BAKKEN - RAIL	[**]	76,300	$	[**]
[**]	BAKKEN - RAIL	[**]	72,100	$	[**]
[**]	BAKKEN - RAIL	[**]	68,310	$	[**]
[**]	BAKKEN - RAIL	[**]	61,410	$	[**]
[**]	BAKKEN - RAIL	[**]	70,500	$	[**]
[**]	BAKKEN - RAIL	[**]	69,360	$	[**]
[**]	BAKKEN - RAIL	[**]	70,720	$	[**]
[**]	BAKKEN - RAIL	[**]	76,320	$	[**]
[**]	BAKKEN - RAIL	[**]	72,000	$	[**]
[**]	Bakken	[**]	638,000	$	[**]
[**]	BAKKEN - RAIL	[**]	75,600	$	[**]
[**]	BAKKEN — RAIL	[**]	64,080	$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade Id	Grade	Cpty	Dlvrd Qty	Diff to WTI
[**]	BAKKEN - RAIL	[**]	70,560	$	[**]
[**]	BAKKEN - RAIL	[**]	71,280	$	[**]
[**]	BAKKEN - RAIL	[**]	64,080	$	[**]
[**]	BAKKEN - RAIL	[**]	71,280	$	[**]
[**]	WTI Crude Oil	[**]	455,900	$	[**]
[**]	BAKKEN - RAIL	[**]	64,170	$	[**]
[**]	BAKKEN - RAIL	[**]	73,140	$	[**]
[**]	EagleFord Crude	[**]	131,300	$	[**]
[**]	BAKKEN - RAIL	[**]	72,800	$	[**]
[**]	BAKKEN - RAIL	[**]	63,000	$	[**]
[**]	BAKKEN - RAIL	[**]	67,425	$	[**]
[**]	BAKKEN - RAIL	[**]	69,600	$	[**]
[**]	BAKKEN - RAIL	[**]	73,950	$	[**]
[**]	BAKKEN - RAIL	[**]	71,775	$	[**]
[**]	Bakken	[**]	48,090	$	[**]
[**]	BAKKEN - RAIL	[**]	62,300	$	[**]
[**]	BAKKEN - RAIL	[**]	72,800	$	[**]
[**]	BAKKEN - RAIL	[**]	79,180	$	[**]
[**]	Bakken - Rail	[**]	70,000	$	[**]
[**]	Bakken - Rail	[**]	73,500	$	[**]
[**]	Bakken - Rail	[**]	74,200	$	[**]
[**]	BAKKEN - RAIL	[**]	67,680	$	[**]
	Total		12,654,916	$	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

True Up

APRIL 2014 TRUE UP

	Source		Settlement Amount
Begin Inv (A)	Production Book	2,565,587
Crude Runs (B)	Production Book	(9,591,794)
Ending Inv (‘C)	Production Book	3,229,912

MLC Receipts (D)	Solarc (BOL)	12,654,916

Prior Month’s FIFO Bal (E)		3,244,560
Rolling to Next Month’s FIFO (F)	Bbls in Transit (B+D+E)-C	3,077,769
Rolling to Next Month’s FIFO (G)	In Transit + Ending Inv = C+F	6,307,681

Provisional Settlement	Intra-Month Receipt Amount	$ [**]	$	[**]
Previous Month’s FIFO Balance	Prior Month’s Price * E	$ [**]	$	[**]
April True Up Diff	Actual Amt PES should pay = -(B+E)*April T/ U Price	$ [**]	$	[**]

Crude True Up		Due to PES	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.09(b)

FORM OF PESRM BUY REQUEST / PESRM SALES REQUEST

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.09(b)

FORM OF PESRM BUY REQUEST / PESRM SALES REQUEST

Crude

Trade Date	Counterparty	Contact Name	Contact Ph Number	Broker	Broker Contact Name	Broker Rate	Trade Type	Term	Strategy	Delivery From	Delivery To	Crude Product	Customised Specs	API Gravity Min	API Gravity Max	Sulfur Min	Sulfur Max	BSW Min

BSW Max	RVP Min	RVP Max	Quantity	Per	UOM	Volume Type	Tolerance Option	Tolerance + / -	Tol Percentage	INCO Terms	Title Transfer At	Method

		Differential ($ /		Pricing Days				PES Product
Fixed ($ / bbl)	Index ($ / bbl)	bbl)	Pricing Days	(Dates)	Payment Terms	General Terms	PES Identifier	Code	Credit	Comments	Column1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RefProd

Broker
		Contact	Contact Ph		Contact					Ref	Title		General	Payment	PES Identifier PES
Trade Date	Counterparty	Number	Broker	Broker	Name	Broker Rate	Trade Type	Term Is EFP Deal	Strategy	Product	Transfer At	Method INCO Terms	Terms	Terms	Product Code

Quantity 1									Quantity 2
		Delivery	Delivery		Per UOM Volume	Tolerance	Tolerance	Tol	Delivery	Delivery		Per 2 UOM 2 Volume	Tolerance	Tolerance	Tol
Pipeline Cycle	Fixed	From	To	Quantity	Type	Option	+ / -	Percentage	From 2	To 2	Quantity 2	Type 2	Option 2	2 + / -	Percentage 2

Quantity 3
Delivery	Delivery		Per 3 UOM 3 Volume	Tolerance	Tolerance	Tol
From 3	To 3	Quantity 3	Type 3	Option 3	3 + / -	Percentage

Index 1			Index 2					Index 3
Index Percentage Differential	Pricing Days Rule	Pricing Days Custom	Index 2	Percentage 2	Differential 2	Pricing Days Rule 2	Pricing Days Custom 2	Index 3	Percentage 3	Differential 3	Pricing Days Rule 3	Pricing Days Custom 3	Credit Comments Column 1 Column 2 Column 3

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Email

E M A I L
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Mail CC
Subject	PES Blotter blotter_template
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Path	Display Before Sending

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Config

Today
09/29/2014

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Solarc	UA	Prod	UA

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<INTERNALCONTACTID>
NBK	Name	Solarc UserID

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** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Provision IDs

Fixed	413
Index	414
True Up Sales	422
True Up Purchase	421
Cover Fee	417
Throughput Fee	419
RP Fixed	418
RP Index	423
Secured Pre-Pay Index	427
Secured Pre-Pay Fixed	433

Column Header Index

Data pulled from Solarc

Hand entered data

Data that changes based upon

another selection

Obsolete or not used

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

ASTRA OIL COMPANY LLC	421	2054	Anadarko Energy Services Company	24	178	[**]
Atlantic Trading and Marketing, Inc.	28	189	AOT Trading AG	378	1978	[**]
Barclays Bank PLC	312	1665	Apache Canada LTD	271	1527	[**]
BP OIL INTERNATIONAL LTD	680	2726	Apache Corporation	1014	3319	[**]
BP Products North America Inc.	34	727	Apex Oil Company, Inc.	26	1370	[**]
Buckeye Partners, LP	35	3654	ASTRA OIL COMPANY LLC	421	2054	[**]
CASTLETON COMMODITIES MERCHANT TRADING L.P	1000	3529	Atlantic Trading and Marketing, Inc.	28	189	[**]
						[**]
Citgo Petroleum Corporation	47	235	ATLAS PETROLEUM MARKETS, LLC	965	3161	[**]
						[**]
Citigroup Energy Inc.	942	3326	Barclays Bank PLC	312	1665	[**]
Colonial Oil Industries, Inc.	49	247	BARCLAYS CAPITAL ENERGY INC.	691	2747	[**]
Colonial Pipeline Company Inc.	50	1269	BP Corporation North America Inc.	32	929	[**]
DUCK ISLAND TERMINAL INC.	707	2797	BP International Limited acting through its agent	367	1940	[**]
EDF Trading North America, LLC	602	2484	BP Products North America Inc.	34	727	[**]
ENI TRADING & SHIPPING INC.	955	3562	Buckeye Partners, LP	35	3654	[**]
ENI TRADING & SHIPPING SPA Belgium	979	3209	Burlington Resources Trading Inc.	36	205	[**]
ENI TRADING & SHIPPING SPA UK	980	3210	Calcasieu Refining Company	294	1601	[**]
Enterprise Products Operating LLC	235	1357	Calumet Shreveport Fuels, LLC	338	1814	[**]
Exelon Generation Company, LLC	524	2445	Canadian Natural Resources Limited	596	2468	[**]
ExxonMobil Oil Corporation	70	326	CANADIAN OIL SANDS PARTNERSHIP # 1	699	2780	[**]
EXXONMOBIL SALES & SUPPLY LLC	681	2727	Cargill International S.A.	279	1684	[**]
Flint Hills Resources Canada, LP	302	1637	Cary Oil Company, Inc.	272	1546	[**]
GAVILON, LLC	348	1891	CASTLETON COMMODITIES MERCHANT TRADING L.P	1000	3529	[**]
George E. Warren Corporation	77	1271	Chevron Canada Resources	275	1567	[**]
Glencore Energy UK Limited	369	1947	Chevron Products Company, a division of Chevron U.	42	218	[**]
GLENCORE LTD	1062	3505	Chevron U.S.A. Inc.	700	2782	[**]
Global Companies LLC	79	1261	Cima Energy, LTD.	44	922	[**]
GULF OIL LP	950	3074	Citation Crude Marketing, Inc.	46	230	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

Guttman Oil Company	385	1994	Citgo Petroleum Corporation	47	235	[**]
Hess Corporation	84	372	Citigroup Energy Inc.	942	3326	[**]
Hess Energy Trading Company, LLC	86	378	CITIGROUP GLOBAL MARKETS LIMITED	1039	3395	[**]
HIGH SIERRA CRUDE OIL & MARKETING, LLC	1013	3303	Clark Oil Trading Company	48	974	[**]
Houston Refining LP	211	1247	CLASSIC MARITIME INC.	1001	3266	[**]
Husky Marketing and Supply Company	406	2029	COBELFRET S.A	742	2880	[**]
Husky Oil Limited	310	1660	Colonial Oil Industries, Inc.	49	247	[**]
HWRT Oil Company LLC	88	1319	Colonial Pipeline Company Inc.	50	1269	[**]
Ineos USA LLC	247	1401	Concord Energy LLC	1029	3372	[**]
J.P. Morgan Ventures Energy Corporation	470	2188	Conectiv Energy Supply, Inc.	519	2421	[**]
Koch Supply & Trading, LP	93	418	ConocoPhillips Canada Limited	239	1371	[**]
LukOil Pan Americas, LLC	99	1768	CONSOL Energy Sales Company	612	2774	[**]
MARATHON PETROLEUM COMPANY LP	101	443	Constellation Energy Commodities Group, Inc.	293	1591	[**]
Mercuria Energy Trading, Inc.	270	1524	CSX Transportation Inc.	613	2507	[**]
Merrill Lynch Commodities, Inc.	1	1	DAMPSKIBSSELSKABET NORDEN A/S	693	2751	[**]
Mieco Inc.	244	1397	Delta Air Lines, Inc.	504	2268	[**]
MONROE ENERGY, LLC	981	3203	Deutsche Bank AG	403	2911	[**]
Morgan Stanley Capital Group Inc.	106	469	Dillon Energy, Inc.	56	1486	[**]
Musket Corporation	110	1299	Dominion Energy Marketing, Inc.	757	2919	[**]
NIC Holding Corporation	201	1165	Dominion Exploration & Production, Inc.	57	288	[**]
Noble Americas Corp.	116	958	Dufour Petroleum LP	59	933	[**]
NOBLE PETRO INC.	684	2736	Duke Energy Carolinas, LLC	523	2422	[**]
NRG Power Marketing LLC	530	2427	Duke Energy Ohio, Inc.	667	2695	[**]
PBF HOLDING COMPANY LLC	1045	3401	E D F Trading Ltd	283	1593	[**]
PETROCHINA INTERNATIONAL (AMERICA), INC.	952	3108	E.ON GLOBAL COMMODITIES SE	1006	3299	[**]
Petrocom Energy Group, LLC	543	2293	Eastex Crude Co.	62	301	[**]
PETROLEUM HEAT AND POWER CO., INC.	552	2314	Eastman Chemical Company	63	2942	[**]
Petroleum Traders Corporation	242	1386	Eastwind Maritime SA	382	1985	[**]
PHILADELPHIA ENERGY SOLUTIONS REFINING AND	1031	3508	EDF Trading North America, LLC	602	2484	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

MARKETI
PHILLIPS 66 COMPANY	957	3123	Edison Mission Marketing & Trading, Inc.	777	2943	[**]
Plains Marketing, L.P.	129	746	EIGHTY EIGHT OIL LLC	1068	3522	[**]
PRSI Trading Company LP	216	1264	El Dorado Energy Inc.	65	2969	[**]
Quiktrip Corporation	255	1417	ENBRIDGE ENERGY MARKETING L.L.C.	654	2648	[**]
SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY L	949	3094	ENBRIDGE ENERGY, LIMITED PARTNERSHIP	418	2049	[**]
Shell Trading (US) Company	138	580	ENBRIDGE PIPELINES ATHABASCA	541	2973	[**]
SONATRACH GAS MARKETING UK LIMITED	669	2698	Enbridge Pipelines, Inc.	392	2063	[**]
SPRAGUE OPERATING RESOURCES LLC	936	3011	Eneco Energy Trade BV	977	3199	[**]
Statoil ASA	141	980	Eni Petroleum US LLC	230	1321	[**]
Statoil Marketing & Trading (US) Inc.	142	1051	ENI TRADING & SHIPPING INC.	955	3562	[**]
Suncor Energy Marketing Inc.	199	1145	ENI TRADING & SHIPPING SPA Belgium	979	3209	[**]
Sunoco Partners Marketing and Terminals LP	146	1082	ENI TRADING & SHIPPING SPA UK	980	3210	[**]
Texon Distributing L.P. DBA Texon L.P.	155	641	ENI TRADING AND SHIPPING SPA	780	2953	[**]
TOTSA Total Oil Trading S.A.	350	1903	ENSERCO ENERGY LLC	953	3113	[**]
Trafigura AG	183	1219	ENTERPRISE CRUDE OIL LLC	642	2605	[**]
Trafigura Pte Ltd	544	2299	ENTERPRISE CRUDE PIPELINE LLC	627	2574	[**]
UET RR, LLC	1046	3407	Enterprise Products Operating LLC	235	1357	[**]
Valero Marketing and Supply Company	167	675	ENTERPRISE TE PRODUCTS PIPELINE COMPANY LLC	649	2629	[**]
Virginia Power Energy Marketing, Inc.	537	2431	Equistar Chemicals, LP	68	1575	[**]
Vitol Inc.	184	1030	ESSO EXPLORATION AND PRODUCTION UK LIMITED	675	2711	[**]
Vitol S.A.	168	1615	ESSO NORGE AS	440	2107	[**]
Western Refining Company, LP	171	3142	Exelon Generation Company, LLC	524	2445	[**]
Westport Petroleum Inc.	172	1337	EXPRESS PIPELINE LTD.	390	2171	[**]
WORLD FUEL SERVICES, INC.	340	1818	ExxonMobil Oil Corporation	70	326	[**]
			EXXONMOBIL PETROLEUM & CHEMICAL BVBA	556	2322	[**]
			FIRSTENERGY GENERATION CORP	937	3019	[**]
			FirstEnergy Solutions Corp.	1037	3388	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

			FLAME SA	402	2021	[**]
			FLAMENCO NAVIGATION CORP A/C ENERGY PRIDE	705	2792	[**]
			Flint Hills Resources Canada, LP	302	1637	[**]
			FLINT HILLS RESOURCES, LP	753	3550	[**]
			Frontier Oil and Refining Company	225	1293	[**]
			Fuel South, Inc.	305	1645	[**]
			G. P. & W., INC.	678	2721	[**]
			GAMBIT ENERGY INC	935	3006	[**]
			Gary- Williams Energy Corporation	75	1080	[**]
			GATE TERMINAL BV	715	2834	[**]
			GAVILON, LLC	348	1891	[**]
			GB RAILFREIGHT LIMITED	652	2643	[**]
			Genesis Crude Oil, L.P.	76	339	[**]
			GENON ENERGY MANAGEMENT, LLC	528	2426	[**]
			George E. Warren Corporation	77	1271	[**]
			Getty Petroleum Marketing Inc.	234	1343	[**]
			Gibson Energy Ltd.	353	1905	[**]
			Gibson Energy Partnership	483	2220	[**]
			Glencore Commodities Ltd., Singapore Branch	266	1489	[**]
			Glencore Energy UK Limited	369	1947	[**]
			Glencore International AG	285	1595	[**]
			GLENCORE LTD	1062	3505	[**]
			GLENCORE SINGAPORE PTE. LTD.	472	2195	[**]
			Global Companies LLC	79	1261	[**]
			Growmark, Inc.	956	3140	[**]
			GS Caltex Singapore Pte Ltd.	495	2251	[**]
			Gulf Interstate Oil Company L.L.C	576	2367	[**]
			GULF OIL LP	950	3074	[**]
			Guttman Oil Company	385	1994	[**]
			HANDYTANKERS K/S	444	2114	[**]
			HARGREAVES (UK) SERVICES LIMITED	659	2660	[**]
			Hercules Transport, Inc.	231	1330	[**]
			Heritage Energy Resources LLC	83	975	[**]
			HERMES CONSOLIDATED LLC	1049	3451	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

			Hess Corporation, Marketing Division	217	1265	[**]
			HESS ENERGY TRADING COMPANY (UK) LIMITED	557	2330	[**]
			Hess Energy Trading Company, LLC	86	378	[**]
			Hess Trading Company, a division of Hess Corporati	200	1154	[**]
			HIGH SIERRA CRUDE OIL & MARKETING, LLC	1013	3303	[**]
			HOLCIM TRADING PTE LTD	647	2625	[**]
			HOLLYFRONTIER REFINING & MARKETING LLC	1047	3437	[**]
			HOLMAN FENWICK WILLAN LLP	759	2926	[**]
			Houston Refining LP	211	1247	[**]
			HULL BULK HANDLING LIMITED	1024	3348	[**]
			HUSKY ENERGY MARKETING INC.	407	2030	[**]
			Husky Energy, Inc.	226	1952	[**]
			Husky Marketing and Supply Company	406	2029	[**]
			Husky Oil Limited	310	1660	[**]
			HWRT Oil Company LLC	88	1319	[**]
			Iberdrola Generacion, S.A.U.	1032	3379	[**]
			ICAP Energy Limited	589	2453	[**]
			IMC Solution Shipping Japan Co. Ltd	373	1965	[**]
			Imperial Oil LTD.	251	1407	[**]
			Ineos USA LLC	247	1401	[**]
			Inergy Propane, LLC	89	944	[**]
			Integrys Energy Services, Inc.	703	2788	[**]
			Intermare Transport G.M.B.H.	445	2115	[**]
			Intertek Caleb Brett Iberica SAU	611	2613	[**]
			Intertek USA Inc	481	3526	[**]
			IPC (USA) INC.	679	2725	[**]
			Itochu Corporation	351	1904	[**]
			J. Aron & Company	91	395	[**]
			J.P. MORGAN COMMODITIES CANADA CORPORATION	469	2341	[**]
			J.P. Morgan Ventures Energy Corporation	470	2188	[**]
			JAT Oil, Inc.	290	1581	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

		JEFFCO HOLDINGS LLC	1042	3397	[**]
		Kansas City Southern	553	2316	[**]
		KNIGHT ENERGY SERVICES LIMITED	948	3068	[**]
		Koch Supply & Trading Sarl	563	2338	[**]
		Koch Supply & Trading, LP	93	418	[**]
		Lacus Limited	405	2025	[**]
		LAURITZEN TANKERS A/S	491	2250	[**]
		LBH GROUP OF COMPANIES	417	2048	[**]
		LBH Netherlands B.V	393	2003	[**]
		LGL ENERGY MARKET SERVICES LLC	590	2456	[**]
		Lion Oil Trading & Transportation, Inc.	95	998	[**]
		LORENTZEN & STEMOCO & SOBELNORD S.A.	432	2082	[**]
		LukOil Pan Americas, LLC	99	1768	[**]
		M/T Euro Swan	399	2016	[**]
		MABANAFT, INC.	334	1756	[**]
		Macquarie Bank Limited	391	2002	[**]
		MAGNIFICENT SHIPPING INC	430	2079	[**]
		Mansel Oil Limited	376	1981	[**]
		Marathon Oil Company	311	1662	[**]
		MARATHON PETROLEUM COMPANY LP	101	443	[**]
		Marathon Petroleum Trading Canada LLC	435	2088	[**]
		MARQUIS INC	1044	3405	[**]
		Mercuria Energy Canada Inc.	295	1604	[**]
		Mercuria Energy Trading Pte Ltd	365	1934	[**]
		Mercuria Energy Trading, Inc.	270	1524	[**]
		Mercuria Energy Trading, S.A.	368	1946	[**]
		Merrill Lynch Commodities, Inc.	1	1	[**]
		Metroplex Energy Inc.	102	1175	[**]
		MI Europa Maritime Co	564	2344	[**]
		Mieco Inc.	244	1397	[**]
		MILESTONE MARITIME A/S	739	2868	[**]
		Mitsui Oil (Asia) Hong Kong Limited	309	1659	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

		MONROE ENERGY, LLC	981	3203	[**]
		Mont Belvieu Caverns, LLC	188	1068	[**]
		Morgan Stanley Capital Group Inc.	106	469	[**]
		Motiva Enterprises LLC	431	2670	[**]
		MR Management K/S	416	2047	[**]
		MUREX LLC	1067	3518	[**]
		Murphy Crude Oil Marketing Inc.	107	928	[**]
		Murphy Oil USA, Inc.	109	1134	[**]
		Musket Corporation	110	1299	[**]
		Mustang Pipe Line LLC	388	1999	[**]
		National Cooperative Refinery Association	111	1109	[**]
		Navig8 Pool Inc	383	1983	[**]
		NAVIGAZIONE MONTANARI S.P.A.	737	2863	[**]
		Neste Oil Oyj	579	2375	[**]
		NESTE SHIPPING OY	413	2044	[**]
		Net Energy Inc.	229	1314	[**]
		NetThruPut Inc.	221	1284	[**]
		Newedge USA, LLC	304	1641	[**]
		Nexen Energy Marketing Europe Ltd	331	1734	[**]
		Nexen Marketing	228	1313	[**]
		Nexen Marketing U.S.A. Inc.	181	1106	[**]
		NIC Holding Corporation	201	1165	[**]
		Noble Americas Corp.	116	958	[**]
		Noble Energy Inc.	342	1839	[**]
					[**]
		Noble Energy, Inc.	790	3355	[**]
					[**]
		NOBLE PETRO INC.	684	2736	[**]
					[**]
		Nordico Energy USA, LLC	118	765	[**]
		Norfolk Southern Railway Company	187	1053	[**]
		NORSKE SHELL A/S	784	2959	[**]
					[**]
		Northville Industries Corp.	119	1139	[**]
					[**]
		Northville Products Services, LP	120	1228	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

		Northwest Airlines, Inc.	347	1883	[**]
		NYK BULKSHIP(ATLANTIC) NV	364	1932	[**]
		Occidental Crude Sales, Inc. (Intl)	374	1997	[**]
		Occidental Energy Marketing, Inc.	122	515	[**]
		OK-Q8 AB	396	2007	[**]
		Oman Trading International Limited	358	1923	[**]
		OMV Supply & Trading AG	716	2840	[**]
		Oneok Hydrocarbon, LP	125	940	[**]
		OPET INTERNATIONAL LTD	439	2105	[**]
		OSG SHIP MANAGEMENT (GR) LTD	755	2904	[**]
		P.M.I. Trading Limited	467	2181	[**]
		Parnon Energy Incorporated	318	1691	[**]
		Partrederi Fure Nord	562	2336	[**]
		PBF HOLDING COMPANY LLC	1045	3401	[**]
		PD PORTS LIMITED	1011	3296	[**]
		PEMBINA OIL SANDS PIPELINE L.P.	625	2555	[**]
		PENDLE SHIPPING LTD	466	2180	[**]
		Perry Brothers Oil Co Inc	301	1627	[**]
		Petro Source Partners, L.P.	197	1125	[**]
		PETROCHEM ENERGY SA	724	2853	[**]
		PETROCHINA INTERNATIONAL (AMERICA), INC.	952	3108	[**]
		Petrocom Energy Group, LLC	543	2293	[**]
		Petroleum Traders Corporation	242	1386	[**]
		Phibro GmbH	356	1912	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

			Phibro LLC	127	738	[**]
			PHILADELPHIA ENERGY SOLUTIONS			[**]
			REFINING AND MARKETI	1031	3508	[**]
			PHILLIPS 66 CANADA ULC	954	3110	[**]
			PHILLIPS 66 COMPANY	957	3123	[**]
			Placid Refining Company LLC	190	1072	[**]
			Plains Marketing Canada, L.P.	220	1279	[**]
			Plains Marketing, L.P.	129	746	[**]
			PLAINS MIDSTREAM CANADA ULC	663	2912	[**]
						[**]
			Platoro Trading LTD.	507	2286	[**]
			PORT OF TYNE AUTHORITY	938	3027	[**]
			PREEM AB	706	2793	[**]
			Prosperity Materials (International) Limited	640	2599	[**]
			Protank Carriers LLC	395	2006	[**]
						[**]
			PRSI Trading Company LP	216	1264	[**]
			PT ATRE Indonesia	641	2604	[**]
			PT ILTHABI BARA UTAMA	352	1920	[**]
			PT Kideco Jaya Agung	354	1908	[**]
						[**]
			Quiktrip Corporation	255	1417	[**]
						[**]
			RC INSPECTION B.V.	1052	3481	[**]
						[**]
			REDCAR BULK TERMINAL LIMITED	992	3246	[**]
						[**]
			Rederi AB Alvtank	584	2401	[**]
			REFINERIA LA PAMPILLA SA RELAPASA	994	3258	[**]
			Reliance Industries Limited	634	2582	[**]
			Rio Tinto Energy America Inc.	533	2428	[**]
			River Trading Company, Ltd.	534	2576	[**]
			RIVIERA COMMODITIES, LLC	740	2883	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

			RWE SUPPLY AND TRADING GMBH	288	1599	[**]
			Saracen Energy Partners, LP	132	1427	[**]
						[**]
			Saras S.P.A.	738	2867	[**]
			SAYBOLT EASTERN HEMISPHERE BV	464	2178	[**]
			Semfuel LP	134	538	[**]
			Sempra Energy Trading LLC	258	1452	[**]
			Semstream LP	136	1580	[**]
			Shell International Eastern Trading
			Company owned	265	1508	[**]
			SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY L	949	3094	[**]
						[**]
			Shell Trading (US) Company	138	580	[**]
			SHELL TRADING CANADA	698	2775	[**]
			SHELL TRADING ROTTERDAM B.V	644	2618	[**]
			SHELL UK OIL PRODUCTS LIMITED	448	2135	[**]
			Sinochem Group	593	2460	[**]
			Sinochem International Oil (Singapore) Pte Ltd	238	1362	[**]
			SK Energy International Pte. Ltd.	375	1971	[**]
			SMITH IMOSSI AND CO LTD	607	2498	[**]
			Songa Bulk Chartering Pte Ltd	345	1859	[**]
			Spectron Energy, Inc.	591	2458	[**]
			SPRAGUE OPERATING RESOURCES LLC	936	3011	[**]
			ST Shipping and Transport PTE. LTD.	594	2493	[**]
			Statoil Marketing & Trading (US) Inc.	142	1051	[**]
			Suburban Propane, L.P.	143	1311	[**]
			SUEK AG	493	2247	[**]
			SUNCOR ENERGY INC.	559	2332	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparty	BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

						[**]
						[**]
			Suncor Energy Marketing Inc.	199	1145	[**]
			Sunoco Inc. (R & M)	145	963	[**]
			Sunoco Partners Marketing and Terminals LP	146	1082	[**]
			Swift Tankers	387	1998	[**]
			SWISSMARINE CORPORATION	366	1936	[**]
			Syntexenergy LLC	147	3213	[**]
			TARNTANK REDERI AKTIEBOLAG	398	2014	[**]
			Tesoro Canada Supply & Distribution LTD.	268	1503	[**]
			Texon Distributing L.P. DBA Texon L.P.	155	641	[**]
			TFS Energy, LLC	592	2457	[**]
			The Royal Bank of Scotland PLC	349	1894	[**]
			Tidal Energy Marketing U.S. LLC	157	754	[**]
			Total Petrochemicals USA Inc.	158	1270	[**]
			TOTSA Total Oil Trading S.A.	350	1903	[**]
			Trafigura AG	183	1219	[**]
			TRAFIGURA BEHEER B.V.	447	2133	[**]
			TRAFIGURA CANADA GENERAL PARTNERSHIP	619	2544	[**]
			Trafigura Pte Ltd	544	2299	[**]
			Transmontaigne Product Services, Inc.	162	654	[**]
			TRANSPORT4, LLC	711	3564	[**]
			Traxys North America LLC	626	2560	[**]
			UBS AG	180	995	[**]
			UET RR, LLC	1046	3407	[**]
			Unipec Asia Company Limited	314	1672	[**]
			UNIQUE NAVIGATION CORP.	756	2913	[**]
			UNITED AIRLINES, INC.	1010	3300	[**]
			United Energy Trading, LLC	1033	3382	[**]
			US Oil Co., Inc.	166	660	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BAID	CntctID	RefProdCounterparty	BAID	CntctID	Deal Booking Contact

		Valero Marketing and Supply Company	167	675	[**]
		Vattenfall Energy Trading			[**]
		Netherlands NV	622	2548	[**]
		Vitol Inc.	184	1030	[**]
		Vitol S.A.	168	1615	[**]
		VOPAK AGENCIES ROTTERDAM B.V.	783	2957	[**]
		Western Refining Company, LP	171	3142	[**]
		Westlake Petrochemicals LP	260	1454	[**]
		Westport Petroleum Inc.	172	1337	[**]
		WILLIAMS ENERGY RESOURCES LLC	730	2858	[**]
		World Fuel Services Corporation	323	1704	[**]
		WORLD FUEL SERVICES, INC.	340	1818	[**]
					[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Crude Contact	RefProd Contact	Broker		RefProdBroker		Trade Type	Header	Sub Header	Detail	Sub Detail	Product Director	Deal Type	Term
Confirmations, GTD& M		BUCKEYE ENERGY SERVICES LLC	810	BUCKEYE ENERGY SERVICES LLC	810	Purchase	1	197	10	199	R	1	Evergreen	E
Goodridge, Wayne		CHARTER BROKERAGE LLC	985	First National Oil Brokers, Inc.	73	Sale	2	200	20	205	D	2	Spot	S
		First National Oil Brokers, Inc.	73	GFI Brokers LLC	845								Term	T
		ICAP Energy LLC	597	GFI Brokers Ltd.	601
				Hacienda L.P.G.
		ICAP United Inc.	259	Brokerage, Inc.	82
		MOAB Oil, Inc.	104	ICAP Energy LLC	597
		Sage Refined Products, Ltd.	179	ICAP United Inc.	259
		SGS North America Inc.	269	KIML BROKERAGE & TRADING CORP.	939
		STARSUPPLY		London
		PETROLEUM		Commodity
		EUROPE B.V.	446	Brokers Limited	322
		Tradition Financial Services, Inc.	160	Millennium Brokerage Services, LLC	209
				MOAB Oil, Inc.	104
				Sage Refined Products, Ltd.	179
				Starsupply Petroleum LLC, a Division of GFI Broker	202
				TCT Oil Brokers, Inc.	150

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

							Crude
							Customised
Product	ID	PES ID	Product Strategy	CrudeProduct	Ref Product	ConcatCS	Specs		1stCrudeldCS
51 ULSK	351	224400	PES Phys Distillate	Abo	51 ULSK	140-Customized Specs	Customized Specs	140	307
54 JET A	352	023101	PES Phys Distillate	Amenam	54 JET A	141-Customized Specs	Customized Specs	141	308
62 ULSD2	421	224600	PES Phys Distillate	Amna	62 ULSD2	142-Customized Specs	Customized Specs	142	309
67 ULSHO	422	227900	PES Phys Distillate	Antan	67 ULSHO	143-Customized Specs	Customized Specs	143	300
76 LSD	405	004600	PES Phys Distillate	Asgard	76 LSD	144-Customized Specs	Customized Specs	144	305
77 HS Heat Undyed	358	227300	PES Phys Distillate	Azeri	77 HS Heat Undyed	145-Customized Specs	Customized Specs	145	311
88 HS Heat Dyed	359	227300	PES Phys Distillate	BAKKEN ND	88 HS Heat Dyed	146-Customized Specs	Customized Specs	146	349
Abo	312	415700	PES Phys Crude	Bonga	Alkylate	149-Customized Specs	Customized Specs	149	321
Alkylate	360	000500	PES Phys Gasoline	Bonny	BB	150-Customized Specs	Customized Specs	150	350
Amenam	313	456500	PES Phys Crude	Bonny Light	Benzene
Amna	314	440900	PES Phys Crude	Brass River	Bio Diesel
Antan	315	451200	PES Phys Crude	Brego	Cat Gas
Asgard	316	417500	PES Phys Crude	Doba	CSO
Azeri	317	415100	PES Phys Crude	Eagle Ford	Cumene
BAKKEN ND	307	see below	PES Phys Crude	Erha	Ethanol
BB	432	000800	PES Phys Gasoline	Escravos	Fuel Oil No.6 1%
Benzene	361	006700	PES Phys Gasoline	GCC	Gas. A1 83CB 7.8
Bio Diesel	362	233200	PES Phys Distillate	Girassol	Gas. A2 83CB 9.0
Bonga	318	413400	PES Phys Crude	Jubilee	Gas. A3 83CB 11.5
Bonny	344	443000	PES Phys Crude	LLS	Gas. A4 83 CB 13.5
Bonny Light	295	443000	PES Phys Crude	Midland Sweet	Gas. A5 83CB 15.0
Brass River	345	447800	PES Phys Crude	Mixed Sweet Blend	Gas. D1 91CB 7.8
Brego	319	000000	PES Phys Crude	NKossa	Gas. D2 91CB 9.0
Cat Gas	364	497100	PES Phys Gasoline	Odudu	Gas. D3 91CB 11.5
CSO	365	428900	PES Phys Fuel Oil	Oklahoma Sweet	Gas. D4 91CB 13.5
Cumene	366	038300	PES Phys Gasoline	Okono	Gas. D5 91CB 15.0
Doba	320	492600	PES Phys Crude	Ostra	Gas. F1 83RB VOC1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

							Crude
							Customised
Product	ID	PES ID	Product Strategy	CrudeProduct	Ref Product	ConcatCS	Specs	1stCrudeldCS
Eagle Ford	321	304000	PES Phys Crude	Palanca	Gas. F2 83RB VOC2
Erha	346	415200	PES Phys Crude	Qua Iboe	Gas. F3 83RB 11.5
Escravos	322	447700	PES Phys Crude	Rabi Light	Gas. F4 83RB 13.5
Ethanol	270	084800	PES Phys Gasoline	Saharan Blend	Gas. F5 83RB 15.0
Fuel Oil No.6 1%	357	429600	PES Phys Fuel Oil	Sarir	Gas. H1 91RB VOC1
Gas. A1 83CB 7.8	369	023820	PES Phys Gasoline	Saxi Blend	Gas. H2 91RB VOC2
Gas. A2 83CB 9.0	370	023800	PES Phys Gasoline	Tampa	Gas. H3 91RB 11.5
Gas. A3 83CB 11.5	371	023800	PES Phys Gasoline	Troll	Gas. H4 91RB 13.5
Gas. A4 83 CB 13.5	372	023800	PES Phys Gasoline	Usan	Gas. H5 91RB 15.0
Gas. A5 83CB 15.0	373	023800	PES Phys Gasoline	White Rose	Gas. M1 87CF 7.8
Gas. D1 91CB 7.8	374	225020	PES Phys Gasoline	WTI	Gas. M2 87CF 9.0
Gas. D2 91CB 9.0	375	225000	PES Phys Gasoline	Yoho	Gas. M3 87CF 11.5
Gas. D3 91CB 11.5	376	225000	PES Phys Gasoline	Zafiro	Gas. M4 87CF 13.5
Gas. D4 91CB 13.5	377	225000	PES Phys Gasoline		Gas. M5 87CF 15.0
Gas. D5 91CB 15.0	378	225000	PES Phys Gasoline		Gasoline Component
Gas. F1 83RB VOC1	379	133400	PES Phys Gasoline		Heavy Naphtha
Gas. F2 83RB VOC2	380	133400	PES Phys Gasoline		Iso Butane
Gas. F3 83RB 11.5	381	133400	PES Phys Gasoline		LCO
Gas. F4 83RB 13.5	382	133400	PES Phys Gasoline		Light Naphtha
Gas. F5 83RB 15.0	383	133400	PES Phys Gasoline		LSFO .3% HP
Gas. H1 91RB VOC1	384	132100	PES Phys Gasoline		LSFO .5% HP
Gas. H2 91RB VOC2	385	132100	PES Phys Gasoline		Mixed Butane
Gas. H3 91RB 11.5	386	132100	PES Phys Gasoline		NY No. 6 1.0% S
Gas. H4 91RB 13.5	387	132100	PES Phys Gasoline		Raffinate

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

							Crude
							Customised
Product	ID	PES ID	Product Strategy	CrudeProduct	Ref Product	ConcatCS	Specs	1stCrudeldCS
Gas. H5 91RB 15.0	388	132100	PES Phys Gasoline		Reformate
Gas. M1 87CF 7.8	389	127400	PES Phys Gasoline		ULSD 15EXP2
Gas. M2 87CF 9.0	390	127400	PES Phys Gasoline		ULSD2
Gas. M3 87CF 11.5	391	127400	PES Phys Gasoline		ULSH Dyed
Gas. M4 87CF 13.5	392	127400	PES Phys Gasoline		ULSH Undyed
Gas. M5 87CF 15.0	393	127400	PES Phys Gasoline		VGO
Gasoline Component	394	042600	PES Phys Gasoline		VTB
GCC	323	425400	PES Phys Crude
Girassol	324	492400	PES Phys Crude
Heavy Naphtha	395	443300	PES Phys Gasoline
Iso Butane	403	001001	PES Phys Gasoline
Jubilee	462	499500	PES Phys Crude
LCO	396	005300	PES Phys Distillate
Light Naphtha	397	442500	PES Phys Gasoline
LLS	38	425500	PES Phys Crude
LSFO .3% HP	404	428300	PES Phys Fuel Oil
LSFO .5% HP	406	428300	PES Phys Fuel Oil
Midland Sweet	325	111111	PES Phys Crude
Mixed Butane	398	223300	PES Phys Prepaid Gasoline
Mixed Sweet Blend	349	422800	PES Phys Crude
NKossa	347	453700	PES Phys Crude
NY No. 6 1.0% S	81	429600	PES Phys Fuel Oil
Odudu	326	333333	PES Phys Crude
Oklahoma Sweet	327	450900	PES Phys Crude
Okono	328	400000	PES Phys Crude
Ostra	329	499300	PES Phys Crude
Palanca	330	451300	PES Phys Crude

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

							Crude
							Customised
Product	ID	PES ID	Product Strategy	CrudeProduct	Ref Product	ConcatCS	Specs	1stCrudeldCS
Qua Iboe	297	448700	PES Phys Crude
Rabi Light	331	453000	PES Phys Crude
Raffinate	399	425900	PES Phys Gasoline
Reformate	400	496500	PES Phys Gasoline
Saharan Blend	332	444701	PES Phys Crude
Sarir	333	441000	PES Phys Crude
Saxi Blend	334	493500	PES Phys Crude
Tampa	335	302800	PES Phys Crude
Troll	336	456400	PES Phys Crude
ULSD 15EXP2	354	224630	PES Phys Distillate
ULSD2	353	224600	PES Phys Distillate
ULSH Dyed	355	227900	PES Phys Distillate
ULSH Undyed	356	227900	PES Phys Distillate
Usan	337	303300	PES Phys Crude
VGO	401	016000	PES Phys VGO
VTB	402	428300	PES Phys Fuel Oil
White Rose	338	414100	PES Phys Crude
WTI	40	425400	PES Phys Crude
Yoho	339	489700	PES Phys Crude
Zafiro	340	418000	PES Phys Crude

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per		Crude Per	UOM
BAKKEN ND	<apigravitymin>38.00</apigravitymin>< apigravitymin_testmethod></apigravitym in_testmethod><apigravitymin_rejection >Y</apigravitymin_rejection><apigravity max>43.00</apigravitymax><apigravity max_testmethod></apigravitymax_testm ethod><apigravitymax_rejection>Y</api gravitymax_rejection><sulfurmin>0.17</ sulfurmin><sulfurmin_testmethod></sulf urmin_testmethod><sulfurmin_rejection> Y</sulfurmin_rejection><sulfurmax>0.20 </sulfurmax><sulfurmax_testmethod></s ulfurmax_testmethod><sulfurmax_reject ion>Y</sulfurmax_rejection><bswmin>0 </bswmin><bswmi	140- Customized Specs	11.5 Unlead	4		Cycle	P	Day	BBL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per		Crude Per	UOM
NDS-N Dakota Sweet	n_testmethod></bswmin_testmethod><b swmin_rejection>Y</bswmin_rejection>< bswmax>0.10</bswmax><bswmax_test method></bswmax_testmethod><bswma x_rejection>Y</bswmax_rejection><rvp min>0</rvpmin><rvpmin_testmethod></r vpmin_testmethod><rvpmin_rejection>Y </rvpmin_rejection><rvpmax>010</rvp max><rvpmax_testmethod></rvpmax_te stmethod><rvpmax_rejection>Y</rvpma x_rejection><apigravitymin>38.00</apigr avitymin><apigravitymin_testmethod></ apigravitymin_testmethod><apigravitymi n_rejection>Y</apigravitymin_rejection> <apigravitymax>43.00</apigravi		13.5 Unlead	3		Day	D	Month	GAL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RefProd
XMLProduct		Customised	RefProd CS
Spec	Crude CS List	Specs	List	Per	Crude Per	UOM

tymax><apigravitymax_testmethod></a
pigravitymax_testmethod><apigravityma
x_rejection>Y</apigravitymax_rejection
><sulfurmin>0.17</sulfurmin><sulfurmin
_testmethod></sulfurmin_testmethod><s
ulfurmin_rejection>Y</sulfurmin_rejectio
n><sulfurmax>0.20</sulfurmax><sulfur
max_testmethod></sulfurmax_testmetho
d><sulfurmax_rejection>Y</sulfurmax_r
ejection><bswmin>0</bswmin><bswmin
_testmethod></bswmin_testmethod><bs
wmin_rejection>Y</bswmin_rejection><b
swmax>0.10</bswmax><bswmax_testm
ethod></bswmax_testmethod><bswmax
_rejection>Y</bswmax_rejection><rvpmi
n>0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per		Crude Per	UOM
Williston Basin Swee	</rvpmin><rvpmin_testmethod></rvpmin _testmethod><rvpmin_rejection>Y</rvp min_rejection><rvpmax>010</rvpmax>< rvpmax_testmethod></rvpmax_testmeth od><rvpmax_rejection>Y</rvpmax_rejec tion><apigravitymin>38.00</apigravitym in><apigravitymin_testmethod></apigrav itymin_testmethod><apigravitymin_rejec tion>Y</apigravitymin_rejection><apigra vitymax>43.00</apigravitymax><apigra vitymax_testmethod></apigravitymax_t estmethod><apigravitymax_rejection>Y< /apigravitymax_rejection><sulfurmin>0.1 7</sulfurmin><sulfurmin_testmethod></s ulfurmin_testmethod><sulfurmi		15.0 Unlead	2		Month	M		LBS

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RefProd
XMLProduct		Customised	RefProd CS
Spec	Crude CS List	Specs	List	Per	Crude Per	UOM

n_rejection>Y</sulfurmin_rejection><sulf
urmax>0.20</sulfurmax><sulfurmax_
testmethod></sulfurmax_testmethod>
<sulfurmax_rejection>Y</sulfurmax_
rejection><bswmin>0</bswmin><bswmin
_testmethod></bswmin_testmethod>
<bswmin_rejection>Y</bswmin_
rejection><bswmax>0.10</bswmax>
<bswmax_testmethod></bswmax_
testmethod><bswmax_rejection>Y
</bswmax_rejection><rvpmin>0</rvp
min><rvpmin_testmethod></rvpmin_
testmethod><rvpmin_rejection>Y
</rvpmin_rejection><rvpmax>010</rvp
max><rvpmax_testmethod></rvpmax_
testmethod><rvpmax_rejection>Y
</rvpmax_rejection

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per	Crude Per	UOM
Eagle Ford Crude Oil	><apigravitymin>38.00</apigravitymin> <apigravitymin_testmethod></apigravity min_testmethod><apigravitymin_rejectio n>Y</apigravitymin_rejection><apigravit ymax>43.00</apigravitymax><apigravit ymax_testmethod></apigravitymax_test method><apigravitymax_rejection>Y</a pigravitymax_rejection><sulfurmin>0.17 </sulfurmin><sulfurmin_testmethod></su lfurmin_testmethod><sulfurmin_rejection >Y</sulfurmin_rejection><sulfurmax>0.2 0</sulfurmax><sulfurmax_testmethod>< /sulfurmax_testmethod><sulfurmax_reje ction>Y</sulfurmax_rejection><bswmin> 0</bswmin><bswmin_testmethod		54 Grade	9

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per	Crude Per	UOM
Niobrara Blend	></bswmin_testmethod><bswmin_rejecti on>Y</bswmin_rejection><bswmax>0.10 </bswmax><bswmax_testmethod></bsw max_testmethod><bswmax_rejection>Y </bswmax_rejection><rvpmin>0</rvpmin ><rvpmin_testmethod></rvpmin_testmet hod><rvpmin_rejection>Y</rvpmin_rejec tion><rvpmax>010</rvpmax><rvpmax_t estmethod></rvpmax_testmethod><rvp max_rejection>Y</rvpmax_rejection><a pigravitymin>38.00</apigravitymin><api gravitymin_testmethod></apigravitymin_ testmethod><apigravitymin_rejection>Y< /apigravitymin_rejection><apigravitymax >43.00</apigravitymax><apigr		54 Grade	17

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RefProd
XMLProduct		Customised	RefProd CS
Spec	Crude CS List	Specs	List	Per	Crude Per	UOM

avitymax_testmethod></apigravitymax_
testmethod><apigravitymax_rejection>Y
</apigravitymax_rejection><sulfurmin>0.
17</sulfurmin><sulfurmin_testmethod><
/sulfurmin_testmethod><sulfurmin_reject
ion>Y</sulfurmin_rejection><sulfurmax>
0.20</sulfurmax><sulfurmax_testmetho
d></sulfurmax_testmethod><sulfurmax_
rejection>Y</sulfurmax_rejection><bsw
min>0</bswmin><bswmin_testmethod><
/bswmin_testmethod><bswmin_rejection
>Y</bswmin_rejection><bswmax>0.10</
bswmax><bswmax_testmethod></bswm
ax_testmethod><bswmax_rejection>Y</
bswmax_rejection><rvpmin>0</rvpmin>
<rv

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per	Crude Per	UOM
	pmin_testmethod></rvpmin_testmethod> <rvpmin_rejection>Y</rvpmin_rejection> <rvpmax>010</rvpmax><rvpmax_testm ethod></rvpmax_testmethod><rvpmax_r ejection>Y</rvpmax_rejection>
Colorado Sweet			61 Grade	11
Mixed Sweet Blend			61 Grade	95
Eagle Ford	<apigravitymin>38.00</apigravitymin>< apigravitymin_testmethod></apigravitym in_testmethod><apigravitymin_rejection >Y</apigravitymin_rejection><apigravity max>43.00</apigravitymax><apigravity max_testmethod></apigravitymax_testm ethod><apigravitymax_rejection>Y</api gravitymax_rejection><sulfurmin>0.17</ sulfurmin><sulfurmin_testm		7.8 Unlead	5

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RefProd
XMLProduct		Customised	RefProd CS
Spec	Crude CS List	Specs	List	Per	Crude Per	UOM

ethod></sulfurmin_testmethod><sulfurmi
n_rejection>Y</sulfurmin_rejection><sulf
urmax>0.20</sulfurmax><sulfurmax_tes
tmethod></sulfurmax_testmethod><sulf
urmax_rejection>Y</sulfurmax_rejection
><bswmin>0</bswmin><bswmin_testmet
hod></bswmin_testmethod><bswmin_rej
ection>Y</bswmin_rejection><bswmax>
0.10</bswmax><bswmax_testmethod></
bswmax_testmethod><bswmax_rejection
>Y</bswmax_rejection><rvpmin>0</rvp
min><rvpmin_testmethod></rvpmin_test
method><rvpmin_rejection>Y</rvpmin_r
ejection><rvpmax>10.00</rvpmax><rvp
max_testmethod></rvpmax_testmethod

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

			RefProd
	XMLProduct		Customised		RefProd CS
	Spec	Crude CS List	Specs		List	Per	Crude Per	UOM
	><rvpmax_rejection>Y</rvp max_rejection>
Olmeca			74 Grade	10
			74 Grade	79
			76 Grade	71
			76 Grade	78
			88 Grade	62
			88 Grade	64
			88 Grade	101
			9.0 Unlead	6
			Chicago LSD	1
			E10	102
			F1	27
			F1	52
			F2	26
			F2	53
			F3	25
			F3	54
			F4	24
			F4	55
			F5	23
			F5	56
			German DIN	107
			H1	28
			H1	57
			H2	29
			H2	58
			H3	30
			H3	59
			H4	31
			H4	60
			H5	32

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		RefProd
XMLProduct		Customised		RefProd CS
Spec	Crude CS List	Specs		List	Per	Crude Per	UOM
		H5	61
		M	63
		M	65
		M1	12
		M1	70
		M2	13
		M2	69
		M3	14
		M3	68
		M4	15
		M4	67
		M5	16
		M5	66
		N Grade	8
		None	0
		Northern grade VOC	45
		Northern grade VOC	49
		Russian	99
		Summer grade VOC	50
		Summer grade VOC	51
		TS1	110
		TS1	116
		UK Spec	100
		V	72
		V1	22
		V1	73
		V2	21
		V2	74
		V3	20
		V3	75
		V4	19
		V4	76

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

		RefProd
XMLProduct		Customised		RefProd CS
Spec	Crude CS List	Specs		List	Per	Crude Per	UOM
		V5	18
		V5	77
		X Grade	7

	Crude	RefProd			Tolerance
	UOM	UOM	Volume Type		Option		Tolerance +/-		INCO Terms		RefProd INCO Terms
2	BBL	BBL	Appr. Quantity	Y	Buyers Option	B	Minus	M	Cost and Freight	5	Cost and Freight	5
3	GAL	GAL	Fixed Quantity	N	Either Option	E	Plus	P	Delivered At Place	19	Delivered At Place	19
9			Fixed Range	F	Sellers Option	S	Plus/Minus	B	Delivered At Terminal	21	Delivered At Terminal	21
			Percent Range	P					Delivered EX Railcar	18	Delivered EX Railcar	18
									Delivered EX Ship	10	Delivered EX Ship	10
									Delivered Ex Tank	17	Delivered Ex Tank	17
									FOB BARGE	15	FOB BARGE	15
									Free Carrier	2	Free Carrier	2
									Free in Pipe	16	Free in Pipe	16
									Free on Board	4	Free on Board	4

Strategy		RefProdStrategy		Crude Title Transfer At	RefProd Title Transfer At	Crude Location Master
PES Phys Crude	311	PES Phys Distillate	314	Berthold	Eagle Point NJ - CPL	Abo	5224
		PES Phys Fuel Oil	315	Berthold, ND	Eagle Point NJ - SPL	Arzew	5225
		PES Phys Gasoline	313	Colorado City	Eagle Point NJ - SXL	Berthold	5226
		PES Phys Prepaid Gasoline	317	Cushing, OK	Girard Point PA - CPL	Berthold, ND	4779
		PES Phys VGO	316	Dickinson	Girard Point PA - PES	Bonga FPSO	5239
				Eddystone	Linden - Buckeye (BPL)	Bonny	5252
				Eland	Linden - Buckeye (CPL)	Brass Terminal	5253
				Enola, PA	Linden - Buckeye (SPL)	Buelah	5020
				Epping	Linden - Citgo	Cape Lopez	5240
				FIDALGO	Linden - Citgo (SPL)	Ceyhan-Botas	5241
				Ft Laramie	Linden - Gulf (SPL)	Clovelly, LA	1596
				Garyville, LA	Linden - NuStar	Colorado City	5016
				Geismar	Linden - NuStar (CPL)	Corpus Christi	5250

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Strategy	RefProdStrategy	Crude Title Transfer At	RefProd Title Transfer At	Crude Location Master
		Guernsey	Linden - NuStar (SPL)	Corpus Christi, TX	2292
		HAYTI	Linden - P66 Tremley (SPL)	Cromer	1867
		Midland, TX	Linden - Tremley Pt (CPL)	Cushing, OK	1600
		Minot	PES Storage	Dickinson	5021
		New Town, ND	Point Breeze PA - CPL	Djeno	5255
		PES	Pt Breeze - PES	Dore	5022
		PES Rail Terminal		Eddystone	5023
		PES Storage		Eland	5227
		PORT WESTWARD		Enola, PA	4824
		Reybold, DE		Epping	5228
		Ross		Erha	5254
		SHREVEPORT		Escravos	5229
		Stampede, ND		FIDALGO	5024
		Stanley Enbridge		Ft Laramie	5230
		Stanley Plains		Galveston, Texas	2578
		TACOMA		Garyville, LA	3291
		Trenton		Geismar	5025
		Trenton, ND		Girassol	5231
		WALNUT HILL		Guernsey	5018
		Waskom Centerpoint		Hardisty	1866
		Wood River, IL		HAYTI	5026
		Yorktown		Hebert, TX	1608
				Houston	5027
				Houston, TX	1616
				Jeffco Terminal	4754
				Jubilee	5463
				Kerrobert	1868
				Kizomba FPSO	5242
				Knock Taggert FPSO	5243
				Kome Kribi	5244
				Krotz Springs, LA	1612
				Lake Charles, LA	1613
				Manitou	5029
				Marsa al Hariga Port	5245
				Midland, TX	1599

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Strategy	RefProdStrategy	Crude Title Transfer At	RefProd Title Transfer At	Crude Location Master
				Minot	4995
				Mongstad	2069
				Nederland-SXL	5232
				New Town, ND	4806
				Newtown	5030
				Odudu	5233
				Okono	5234
				Ostra FPSO	5246
				Palanca	5235
				Pasadena, TX	1603
				Patoka	2511
				PES	5164
				PES Rail Terminal	4755
				PES Storage	5258
				Port Arthur, TX	1609
				Port Neches, TX	3386
				PORT WESTWARD	5032
				Qua Iboe	5256
				Ras Lanuf	5247
				Reybold, DE	4925
				Ross	5004
				Rotterdam	1967
				Sea Rose FPSO	5248
				Serpentina	5257
				SHREVEPORT	5033
				St. James, LA	1598
				Stampede, ND	4823
				Stanley Enbridge	4994
				Stanley Plains	5003
				TACOMA	5035
				Tioga	5036
				Trenton	5236
				Trenton, ND	4825
				Tulsa, OK	1604
				Usan FPSO	5249

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Strategy	RefProdStrategy	Crude Title Transfer At	RefProd Title Transfer At	Crude Location Master
				WALNUT HILL	5037
				Waskom Centerpoint	5039
				Wood River, IL	2581
				Yoho	5237
				Yorktown	5238

Strategy	RefProdStrategy	Crude Title Transfer At	RefProd Title Transfer At	Crude Location Master

	RefProd Location
IsDomestic	Master		Crude Locations				RefProd Locations
N	Allentown PA - BPL	5340	38	LLS	Corpus Christi, TX	2292	81	NY No. 6 1.0% S	Citgo Paulsboro, NJ	1798
N	AllentownPPC	5341	38	LLS	Geismar	5025	114	#2 Heating Oil	Baton Rouge, LA	1610
Y	Altoona PA - BPL	5342	38	LLS	PES	5164	114	#2 Heating Oil	BPL Linden - Buckeye	1624
Y	AltoonaPPC	5343	38	LLS	PES Storage	5258	114	#2 Heating Oil	BYD Bayonne, NJ	1904
N	Astoria NY - Castle	5344	38	LLS	St. James, LA	1598	114	#2 Heating Oil	CBL - Cedar Bayou	2711
N	Baton Rouge LA - CPL	5345	40	WTI	Cushing, OK	1600	114	#2 Heating Oil	CBU - Cedar Bayou	3003
N	Baton Rouge, LA	1610	40	WTI	Midland, TX	1599	114	#2 Heating Oil	Charlotte Tankage	2916
Y	Bayonne NJ	5346	40	WTI	Nederland-SXL	5232	114	#2 Heating Oil	Collins, MS	1615
N	Bayonne NJ - CPL	5347	40	WTI	PES	5164	114	#2 Heating Oil	Corpus Christi, TX	2292
N	Bayway NJ P66	5348	40	WTI	PES Storage	5258	114	#2 Heating Oil	CPL	2157
Y	Beaumont, TX	2227	295	Bonny Light	Corpus Christi, TX	2292	114	#2 Heating Oil	GXD Linden GATX	1986
Y	BelmontSPMT	5349	295	Bonny Light	Enola, PA	4824	114	#2 Heating Oil	Hebert, TX	1608
Y	Booth PA - CPL	5350	295	Bonny Light	Stampede, ND	4823	114	#2 Heating Oil	Houston, TX	1616
Y	Boston MA	5351	295	Bonny Light	Trenton, ND	4825	114	#2 Heating Oil	Krotz Springs, LA	1612
N	BPL Linden - Buckeye	1624	297	Qua Iboe	Corpus Christi, TX	2292	114	#2 Heating Oil	Lake Charles, LA	1613
Y	Brayton Pt MA	5352	297	Qua Iboe	Enola, PA	4824	114	#2 Heating Oil	LND Linden, NJ	1606
Y	Bridgeport CT	5353	297	Qua Iboe	PES Storage	5258	114	#2 Heating Oil	Nashville Tankage	2917
N	Bronx NY	5354	297	Qua Iboe	Qua Iboe	5256	114	#2 Heating Oil	New York Harbor	1623
Y	Brooklyn NY - BPL	5355	297	Qua Iboe	Stampede, ND	4823	114	#2 Heating Oil	NWD - Staten Isl, NY	2383
Y	BYD Bayonne, NJ	1904	297	Qua Iboe	Trenton, ND	4825	114	#2 Heating Oil	NWD Newark Delivery	1922
Y	Carteret NJ - BPL	5357	307	BAKKEN ND	Berthold	5226	114	#2 Heating Oil	Pasadena, TX	1603
Y	Carteret NJ - CPL	5358	307	BAKKEN ND	Berthold, ND	4779	114	#2 Heating Oil	Pascagoula, MS	2817
Y	Carteret NJ - KMI	5359	307	BAKKEN ND	Buelah	5020	114	#2 Heating Oil	PMD - Staten Isl, NY	2409
N	Carteret NJ - KMI	5356	307	BAKKEN ND	Colorado City	5016	114	#2 Heating Oil	Port Arthur, TX	1609

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	(SPL)

N	CBL - Cedar Bayou	2711	307	BAKKEN ND	Cushing, OK	1600	114	#2 Heating Oil	SWD Sewaren Delivery	2046
Y	CBU - Cedar Bayou	3003	307	BAKKEN ND	Dickinson	5021	270	Ethanol	Allentown PA - BPL	5340
Y	Cedar Bayou TX	5360	307	BAKKEN ND	Dore	5022	270	Ethanol	AllentownPPC	5341
Y	Charlotte NC - CPL	5361	307	BAKKEN ND	Eddystone	5023	270	Ethanol	Altoona PA - BPL	5342
Y	Charlotte Tankage	2916	307	BAKKEN ND	Eland	5227	270	Ethanol	AltoonaPPC	5343
	Chattahoochee GA -
Y	CPL	5362	307	BAKKEN ND	Enola, PA	4824	270	Ethanol	BelmontSPMT	5349
N	Chelsea PA - BPL	5363	307	BAKKEN ND	Epping	5228	270	Ethanol	Chicago, IL	1605
Y	Chicago, IL	1605	307	BAKKEN ND	FIDALGO	5024	270	Ethanol	Coraopolis PA - BPL	5366
N	CIF NWE-Basis ARA	2279	307	BAKKEN ND	Ft Laramie	5230	270	Ethanol	CoraopolisPPC	5367
Y	Citgo Paulsboro, NJ	1798	307	BAKKEN ND	Galveston, Texas	2578	270	Ethanol	Dupont PA - BPL	5370
Y	Collins MS - CPL	5364	307	BAKKEN ND	Garyville, LA	3291	270	Ethanol	DupontPPC	5371
Y	Collins, MS	1615	307	BAKKEN ND	Geismar	5025	270	Ethanol	FullertonSPMT	5377
Y	Con Hook NJ	5365	307	BAKKEN ND	Guernsey	5018	270	Ethanol	Highspire PA - BPL	5382
Y	Copenhagen	2987	307	BAKKEN ND	HAYTI	5026	270	Ethanol	HighspirePPC	5383
N	Coraopolis PA - BPL	5366	307	BAKKEN ND	Midland, TX	1599	270	Ethanol	Kingston PA	5385
N	CoraopolisPPC	5367	307	BAKKEN ND	Minot	4995	270	Ethanol	KingstonSPMT	5386
N	Corpus Christi, TX	2292	307	BAKKEN ND	New Town, ND	4806	270	Ethanol	Linden - Buckeye (BPL)	5387
N	Coryton	2532	307	BAKKEN ND	PES	5164	270	Ethanol	Linden - Buckeye (CPL)	5392
N	CPL	2157	307	BAKKEN ND	PES Rail Terminal	4755	270	Ethanol	Linden - Buckeye (SPL)	5388
Y	Delaware City DE	5368	307	BAKKEN ND	PES Storage	5258	270	Ethanol	Linden - Citgo	5395
					PORT
Y	Denmark	2342	307	BAKKEN ND	WESTWARD	5032	270	Ethanol	Linden - Citgo (SPL)	5396
Y	Doraville GA - CPL	5369	307	BAKKEN ND	Reybold, DE	4925	270	Ethanol	Linden - Gulf (SPL)	5389
N	Dupont PA - BPL	5370	307	BAKKEN ND	Ross	5004	270	Ethanol	Linden - NuStar	5397
Y	DupontPPC	5371	307	BAKKEN ND	SHREVEPORT	5033	270	Ethanol	Linden - NuStar (CPL)	5393
Y	Eagle Point NJ - CPL	5373	307	BAKKEN ND	Stampede, ND	4823	270	Ethanol	Linden - NuStar (SPL)	5390
N	Eagle Point NJ - SPL	5374	307	BAKKEN ND	Stanley Enbridge	4994	270	Ethanol	Linden - P66 Tremley (SPL)	5391
Y	Eagle Point NJ - SXL	5372	307	BAKKEN ND	Stanley Plains	5003	270	Ethanol	Linden - Tremley Pt (CPL)	5394
Y	El Dorado Storage	2526	307	BAKKEN ND	TACOMA	5035	270	Ethanol	LindenNustarPPC	5398
Y	Ereglisi	2495	307	BAKKEN ND	Trenton	5236	270	Ethanol	Mechanicsburg PA - BPL	5402
N	Fairfax VA - CPL	5375	307	BAKKEN ND	Trenton, ND	4825	270	Ethanol	MechanicsburgPPC	5403
N	Fawley	2984	307	BAKKEN ND	WALNUT HILL	5037	270	Ethanol	Newark NJ	5404
					Waskom
N	Fos	2332	307	BAKKEN ND	Centerpoint	5039	270	Ethanol	Newark NJ - CPL	5405
N	Fullerton PA	5376	307	BAKKEN ND	Wood River, IL	2581	270	Ethanol	Newark NJ - SPL	5406
Y	FullertonSPMT	5377	307	BAKKEN ND	Yorktown	5238	270	Ethanol	Northumberland PA	5413

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Y	Galveston, Texas	2578	312	Abo	Abo	5224	270	Ethanol	NorthumberlandPPC	5414
Y	Garyville, LA	3291	312	Abo	PES Storage	5258	270	Ethanol	PES Storage	5258
Y	Gavle	2328	313	Amenam	Odudu	5233	270	Ethanol	Point Breeze PA - CPL	5433
Y	Genoa	2445	313	Amenam	PES Storage	5258	270	Ethanol	Pt Breeze - PES	5434
Y	Gibraltar	2716	314	Amna	PES Storage	5258	270	Ethanol	Rochester NY - BPL	5437
Y	Gijon	2671	314	Amna	Ras Lanuf	5247	270	Ethanol	Rochester NY - SPL	5438
					Knock Taggert
Y	Girard Point PA - CPL	5378	315	Antan	FPSO	5243	270	Ethanol	RochesterSPMT	5439
N	Girard Point PA - PES	5379	315	Antan	PES Storage	5258	270	Ethanol	Sinking Spring PA - BPL	5442
N	Gothenburg	2277	316	Asgard	Mongstad	2069	270	Ethanol	Sinking Spring PA - SPL	5443
Y	Greensboro NC - CPL	5380	316	Asgard	PES Storage	5258	270	Ethanol	SinkingSpringPPC	5444
Y	Gulf Coast TEPPCO	3920	317	Azeri	Ceyhan-Botas	5241	270	Ethanol	SyracuseSPMT	5461
N	GXD Linden GATX	1986	317	Azeri	PES Storage	5258	270	Ethanol	Tonawanda NY	5448
N	Halmstad	2339	318	Bonga	Bonga FPSO	5239	270	Ethanol	TonawandaSPMT	5449
N	Hamburg	2348	318	Bonga	PES Storage	5258	270	Ethanol	WestvilleEaglePtSPMT	5454
Y	Hebert TEPPCO, TX	2300	319	Brego	PES Storage	5258	351	51 ULSK	Girard Point PA - CPL	5378
Y	Hebert TX - CPL	5381	319	Brego	Ras Lanuf	5247	351	51 ULSK	Girard Point PA - PES	5379
Y	Hebert, TX	1608	320	Doba	Kome Kribi	5244	351	51 ULSK	Linden - Buckeye (BPL)	5387
Y	Highspire PA - BPL	5382	320	Doba	PES Storage	5258	351	51 ULSK	Linden - Buckeye (CPL)	5392
Y	HighspirePPC	5383	321	Eagle Ford	Corpus Christi	5250	351	51 ULSK	Linden - Buckeye (SPL)	5388
Y	Hou TEPPCO base	2223	321	Eagle Ford	Houston	5027	351	51 ULSK	Linden - Citgo	5395
Y	Houston TX - CPL	5458	321	Eagle Ford	PES	5164	351	51 ULSK	Linden - Citgo (SPL)	5396
Y	Houston, TX	1616	321	Eagle Ford	PES Storage	5258	351	51 ULSK	Linden - Gulf (SPL)	5389
Y	Inwood NY - BPL	5384	322	Escravos	Escravos	5229	351	51 ULSK	Linden - NuStar	5397
Y	Ireland Moneypoint	4106	322	Escravos	PES Storage	5258	351	51 ULSK	Linden - NuStar (CPL)	5393
N	Isle of Grain	2986	323	GCC	Nederland-SXL	5232	351	51 ULSK	Linden - NuStar (SPL)	5390
Y	Isle of Grain GASLNG	3274	323	GCC	PES	5164	351	51 ULSK	Linden - P66 Tremley (SPL)	5391
Y	Kingston PA	5385	323	GCC	PES Storage	5258	351	51 ULSK	Linden - Tremley Pt (CPL)	5394
Y	KingstonSPMT	5386	324	Girassol	Girassol	5231	351	51 ULSK	Macungie PA - BPL	5399
N	Koper	2625	324	Girassol	PES Storage	5258	351	51 ULSK	Macungie PA - SPL	5400
Y	Krotz Springs, LA	1612	325	Midland Sweet	PES	5164	351	51 ULSK	Newark NJ	5404
	La Pallice	2316	325	Midland Sweet	PES Storage	5258	351	51 ULSK	Newark NJ - CPL	5405
	Lake Charles LA - CPL	5460	326	Odudu	Odudu	5233	351	51 ULSK	Newark NJ - SPL	5406
	Lake Charles, LA	1613	326	Odudu	PES Storage	5258	351	51 ULSK	NYH Trading Area	5415
				Oklahoma
	Lavera	2447	327	Sweet	PES	5164	351	51 ULSK	PES Storage	5258
				Oklahoma
	Lavera Physical	3269	327	Sweet	PES Storage	5258	351	51 ULSK	Point Breeze PA - CPL	5433

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LDH - Mt. Belvieu	1601	328	Okono	Okono	5234	351	51 ULSK	Pt Breeze - PES	5434
Le Havre	2527	328	Okono	PES Storage	5258	352	54 JET A	Baton Rouge LA - CPL	5345
Lemont, IL	1617	329	Ostra	Ostra FPSO	5246	352	54 JET A	Booth PA - CPL	5350
Linden - Buckeye
(BPL)	5387	329	Ostra	PES Storage	5258	352	54 JET A	Cedar Bayou TX	5360
Linden - Buckeye
(CPL)	5392	330	Palanca	Palanca	5235	352	54 JET A	Collins MS - CPL	5364
Linden - Buckeye
(SPL)	5388	330	Palanca	PES Storage	5258	352	54 JET A	Girard Point PA - CPL	5378
Linden - Citgo	5395	331	Rabi Light	Cape Lopez	5240	352	54 JET A	Girard Point PA - PES	5379
Linden - Citgo (SPL)	5396	331	Rabi Light	PES Storage	5258	352	54 JET A	Greensboro NC - CPL	5380
Linden - Gulf (SPL)	5389	332	Saharan Blend	Arzew	5225	352	54 JET A	Houston TX - CPL	5458
Linden - NuStar	5397	332	Saharan Blend	PES Storage	5258	352	54 JET A	Lake Charles LA - CPL	5460
				Marsa al Hariga
Linden - NuStar (CPL)	5393	333	Sarir	Port	5245	352	54 JET A	Linden - Buckeye (BPL)	5387
Linden - NuStar (SPL)	5390	333	Sarir	PES Storage	5258	352	54 JET A	Linden - Buckeye (CPL)	5392
Linden - P66 Tremley
(SPL)	5391	334	Saxi Blend	Kizomba FPSO	5242	352	54 JET A	Linden - Buckeye (SPL)	5388
Linden - Tremley Pt
(CPL)	5394	334	Saxi Blend	PES Storage	5258	352	54 JET A	Linden - Citgo	5395
LindenNustarPPC	5398	335	Tampa	PES	5164	352	54 JET A	Linden - Citgo (SPL)	5396
LND Linden, NJ	1606	335	Tampa	PES Storage	5258	352	54 JET A	Linden - Gulf (SPL)	5389
Macungie PA - BPL	5399	335	Tampa	Yorktown	5238	352	54 JET A	Linden - NuStar	5397
Macungie PA - SPL	5400	336	Troll	Mongstad	2069	352	54 JET A	Linden - NuStar (CPL)	5393
Malta	2556	336	Troll	PES Storage	5258	352	54 JET A	Linden - NuStar (SPL)	5390
Marcus Hook NJ - SXL	5401	337	Usan	PES Storage	5258	352	54 JET A	Linden - P66 Tremley (SPL)	5391
Mechanicsburg PA -
BPL	5402	337	Usan	Usan FPSO	5249	352	54 JET A	Linden - Tremley Pt (CPL)	5394
MechanicsburgPPC	5403	338	White Rose	PES Storage	5258	352	54 JET A	Macungie PA - BPL	5399
Milford Haven	2291	338	White Rose	Sea Rose FPSO	5248	352	54 JET A	Macungie PA - SPL	5400
Mohamedia	2483	339	Yoho	PES Storage	5258	352	54 JET A	Moundville AL - CPL	5459
Moundville AL - CPL	5459	339	Yoho	Yoho	5237	352	54 JET A	Norfolk South VA - CPL	5411
Naples	2446	340	Zafiro	PES Storage	5258	352	54 JET A	NYH Trading Area	5415
Nashville Tankage	2917	340	Zafiro	Serpentina	5257	352	54 JET A	Pasadena TX - CPL	5416
New Haven CT	5408	344	Bonny	Bonny	5252	352	54 JET A	Paulsboro NJ - CPL	5417
New York Harbor	1623	345	Brass River	Brass Terminal	5253	352	54 JET A	Paulsboro NJ - PBF	5418
Newark NJ	5404	346	Erha	Erha	5254	352	54 JET A	Paulsboro NJ - Plains	5419
Newark NJ - CPL	5405	347	NKossa	Djeno	5255	352	54 JET A	PES Storage	5258
			Mixed Sweet
Newark NJ - SPL	5406	349	Blend	PES	5164	352	54 JET A	Philadelphia - Plains North	5426

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Newburgh NY	5407	349	Mixed Sweet Blend	PES Storage	5258	352	54 JET A	Philadelphia ARFA - SPL	5425
NKD Norfolk Delivery	2033	462	Jubilee	Jubilee	5463	352	54 JET A	Philadelphia Harbor	5422
Norfolk Hill VA - CPL	5410	462	Jubilee	PES	5164	352	54 JET A	Philadelphia International Airport	5423
Norfolk South VA -
CPL	5411	462	Jubilee	PES Storage	5258	352	54 JET A	Philadelphia Plains South	5424

			RefProd			DynLst			UOM		Price		DynLst			UOM
Method			Method		Index ($ / bbl)	BxTyp	RPHdrID	UOMID	Abbv	RPHdrID	Type	RefProd Index	BxTyp	RPHdrID	UOMID	Abbv
As Directed	A	10	As Directed	A	ICE Brent Non- PenUltimate	1625	98	1678	bbl	2	13	Argus Inth LPG - ARA / Butane Cargo	7395	33	7448	gal
Barge	G	50	Barge	G	ICE Brent PenUltimate	1624	98	1677	bbl	6	12	Argus US Products - Buckeye / 83.5 CBOB Summer	7401	33	7454	gal
Bulk	B	90	In-line Transfer	I	LLS	624	33	649	bbl	10	13	Argus US Products - Buckeye / 83.5 CBOB Winter	7407	33	7460	gal
In-line			In-well
Transfer	I	100	Transfer	W	NYMEX WTI	128	6	129	bbl	33	13	Argus US Products - Buckeye / 83.7 RBOB	7423	33	7476	gal
In-well Transfer	W	130	Pipeline	P	Platts Dated Brent	571	10	596	bbl	98	12	Argus US Products - Buckeye / 83.7 RBOB Summer	7420	33	7473	gal
Pipeline	P	20	Railcar	C						105	13	Argus US Products - Buckeye / 83.7 RBOB Winter	7425	33	7478	gal
Railcar	C	40	Storage	S						106	13	Argus US Products - Buckeye / 91 CBOB	7416	33	7469	gal
Storage	S	70	Tank Transfer	T								Argus US Products - Buckeye / 91 CBOB 9.0 Summer	7412	33	7465	gal
Tank Transfer	T	110	Truck	R								Argus US Products - Buckeye / 91 CBOB Summer	7410	33	7463	gal
Truck	R	30	Vessel	V								Argus US Products - Buckeye / 91 CBOB Winter	7417	33	7470	gal
Vessel	V	60										Argus US Products - Buckeye / 91.3 RBOB	7430	33	7483	gal
												Argus US Products - Buckeye / 91.3 RBOB Summer	7426	33	7479	gal
												Argus US Products - Buckeye / 91.3 RBOB Winter	7432	33	7485	gal
												Argus US Products - Buckeye / Jet 54	7398	33	7451	gal
												Argus US Products - Buckeye / ULSD 10ppm	7437	33	7490	gal
												Argus US Products - Laurel / 83.5 CBOB 9.0 Summer	7402	33	7455	gal
												Argus US Products - Laurel / 84 CBOB	7404	33	7457	gal
												Argus US Products - Laurel / 90 CBOB 9.0 Summer	7411	33	7464	gal
												Argus US Products - Laurel / 91 CBOB	7415	33	7468	gal
												Argus US Products - Laurel / 91.3 RBOB	7429	33	7482	gal
												Argus US Products - Laurel / HO 2000ppm	7438	33	7491	gal
												Argus US Products - Laurel / ULSD 10ppm	7436	33	7489	gal

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Argus US Products - Laurel 84 RBOB 6.6	7419	33	7472	gal
Argus US Products - NYH Barge / 83.5 CBOB 9.0 Summer	7403	33	7456	gal
Argus US Products - NYH Barge / 83.5 CBOB Summer	7406	33	7459	gal
Argus US Products - NYH Barge / 83.5 CBOB Winter	7408	33	7461	gal
Argus US Products - NYH Barge / 83.7 RBOB	7422	33	7475	gal
Argus US Products - NYH Barge / 83.7 RBOB Summer	7421	33	7474	gal
Argus US Products - NYH Barge / 83.7 RBOB Winter	7424	33	7477	gal
Argus US Products - NYH Barge / 91 CBOB	7414	33	7467	gal
Argus US Products - NYH Barge / 91 CBOB 9.0 Summer	7413	33	7466	gal
Argus US Products - NYH Barge / 91 CBOB Summer	7409	33	7462	gal
Argus US Products - NYH Barge / 91 CBOB Winter	7418	33	7471	gal
Argus US Products - NYH Barge / 91.3 RBOB	7427	33	7480	gal
Argus US Products - NYH Barge / 91.3 RBOB Summer	7428	33	7481	gal
Argus US Products - NYH Barge / 91.3 RBOB Winter	7431	33	7484	gal
Argus US Products - NYH Barge / Jet 54	7396	33	7449	gal
Argus US Products - NYH Barge / LSFO .3% HP	7433	33	7486	bbl
Argus US Products - NYH Barge / LSFO .3% HP (Low)	7434	33	7487	bbl
Argus US Products - NYH Barge / No 2 HO 2000ppm	7399	33	7452	gal
Argus US Products - NYH Barge / ULSD 15ppm	7397	33	7450	gal
Argus US Products - NYH Barge / ULSH Undyed	7439	33	7492	gal
Argus US Products - NYH Bio & Blend / Reformate	7435	33	7488	gal
BBG - NYH Cargo / LSFO .3% HP	7440	105	7493	bbl
CMAI - Colonial / 54 Jet/Kero	7444	104	7497	gal
CMAI - NYH Barge / 91 CBOB 9.0 Summer	7443	104	7496	gal
CMAI - USGC FoB / Benzene	7441	104	7494	gal
CMAI - USGC FoB / Cumene	7442	104	7495	gal
NYMEX HO	130	6	131	gal
NYMEX RB	129	6	130	gal
NYMEX WTI	128	6	129	bbl

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

OPIS - MTB / N-TET Normal Butane	7446	2	7499	gal
OPIS - MTB / TET Isobutane	7445	2	7498	gal
OPIS - MTB / TET Normal Butane	7447	2	7500	gal
Platts US - Buckeye / 91 RBOB	7456	10	7509	gal
Platts US - Buckeye / ULSD	7448	10	7501	gal
Platts US - NYH Barge / Jet Kero	7449	10	7502	gal
Platts US - NYH Cargo / LSFO .3% HP	7454	10	7507	bbl
Platts US - NYH Cargo / LSFO .3% HP (High)	7450	10	7503	bbl
Platts US - NYH Cargo / LSFO .3% HP (Low)	7457	10	7510	bbl
Platts US - NYH Cargo / LSFO .7%	7453	10	7506	bbl
Platts US - NYH Cargo / LSFO .7% (High)	7452	10	7505	bbl
Platts US - NYH Cargo / LSFO 1%	7451	10	7504	bbl
Platts US - USAC / FO No 6 1%	7469	10	7522	bbl

				STARTING		ENDING			ENDING		ENDING	SHIFT
	Price			DAYS	QUOTE	DAYS	QUOTE	STARTING	DAYS	STARTING	DAYS	ROLLOFF
RPHdrID	Type	Pricing Days		OFFSET	REFERENCE1	OFFSET	REFERENCE2	DAYS SHIFT	SHIFT	DAYS DROP	DROP	DATE
2	13	Average of 5 days after B/L	36	1	10	5	10	0	0	0	0	0
		Monthly Business Day
6	12	Average	22	1	1	31	1	0	0	0	0	0
		Monthly Business Day
10	13	Average - Contract Month	166	1	2	31	2	0	0	0	0	0
33	13
98	12
105	13
106	13

							ENDING		ENDING	SHIFT
		STARTING DAYS	QUOTE	ENDING DAYS	QUOTE	STARTING	DAYS	STARTING	DAYS	ROLLOFF
RefProd Pricing Days		OFFSET	REFERENCE1	OFFSET	REFERENCE2	DAYS SHIFT	SHIFT	DAYS DROP	DROP	DATE
3 Days after BOL	1292	3	1	3	1	0	0	0	0	0
3 Days after COD	1293	3	1	3	1	0	0	0	0	0
3 days around BOL	69	-1	1	1	1	0	0	0	0	0
5 Day Wrap Around BOL	1290	-2	1	2	1	0	0	0	0	0
Movement Date - Price Service
First Before Holiday	64	0	1	0	1	0	0	0	0	0
				0	23	0	0	0	0	0

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Payment Terms			RefProd Payment Terms
	Payable by wire in US funds on or before the 25th of the month following the month of delivery, subject to net out of invoices for like Product amounts which are due each
25TH US	party on the same date. Payable by wire transfer on or before the 20th of the month following the month of delivery, subject to net out of invoices for like Product amounts which are due each	47	W2WD Receipt	2 business days from receipt of invoice	48
20TH	party on the same date.	39	WN3DI	Wire Net 3 Days from Date of Invoice	79
WN10BL	Wire Net 10 Days from Bill of Lading Date	53
WN2BL	Wire Net 2 Days from Bill of Lading Date	33
WN20BL	Wire Net 20 Days from Bill of Lading Date	20
WN30BL	Wire Net 30 Days from Bill of Lading Date	21

General Terms		RefProd General Terms		Credit
		BP Global Oil - Americas-General Provisions for Purchases and Sales
Amerada Hess Corporation Crude GTC 01/97	36	2008	77	LOC
BP Global Oil - Americas-General Provisions for Purchases and Sales 2008	77	Chevron Products Company Crude/Products GT&C 05/01/96	43	PP
		ConocoPhillips Company, Its Affiliates and Subsidiaries, Products
BP Global Oil Americas Crude GTC 11/08	38	Purchase/Sale	5
		Glencore, Ltd. Crude and Products GTC - Purchase/Sale/Exchange
BP Oil Americas DELIVERED Crude GTC 01/04	40	10/05	56
BP Oil Americas FOB Crude GTC 11/08	39	Master Agreement (“ISDA”) for Barclays Bank PLC dated April 1, 2002	82
		Master Agreement (“ISDA”) for Bridger Marketing, LLC dated April 3,
BP Oil International-General Terms and Conditions for Sales and Purchases of Cru	78	2014	96
BP Oil Supply Company Amendment to Conoco General Provisions-Domestic		Master Agreement (“ISDA”) for Citigroup Energy Inc. dated February
Crude Oil	76	1, 2006	79
		Master Agreement (“ISDA”) for DB Energy Trading LLC dated January
CITGO Petroleum Company Crude Domestic 11/95	44	11, 2011	91
		Master Agreement (“ISDA”) for Hermes Consolidated LLC dated
ConocoPhillips Company Crude GTC Domestic 01/93	3	January 15, 2013	92
		Master Agreement (“ISDA”) for High Sierra Crude Oil dated January
ConocoPhillips Company Crude GTC Domestic 01/93 and Conoco amended 8/09	95	31, 2013	80
		Master Agreement (“ISDA”) for Holly Frntr Ref & Mktng LLC dated
ConocoPhillips Company Crude GTC Domestic 01/93 w/BP Amendment	47	August 29, 2013	81
ConocoPhillips Company Crude GTC Domestic 01/93 w/Exxon Amendment	48	Master Agreement (“ISDA”) for J. Aron dated June 23, 1995	90
ConocoPhillips Company Crude GTC Domestic 01/93 w/Marathon Petro ‘13		Shell International Trading and Shipping Company Limited GTC (Sales
Marine Prov	49	& Purchases	74
ConocoPhillips Company Crude GTC Domestic 01/93 w/Shell Amendment	32
ConocoPhillips Company Crude GTC Domestic 01/93 w/Shell Trdng US ‘13 Marine
Prov	84

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ConocoPhillips Company Crude GTC Domestic 04/01/05	50
ConocoPhillips Company Crude GTC Wholesale Purchase 04/01/04	51
Glencore, Ltd. Crude and Products GTC - Purchase/Sale/Exchange 10/05	56
Husky Marketing and Supply Company Crude GTC Domestic 09/01/08	57
JPMorgan Ventures Crude GTC Purchase/Sale	61
Master Agreement (“ISDA”) for Barclays Bank PLC dated April 1, 2002	82
Master Agreement (“ISDA”) for Bridger Marketing, LLC dated April 3, 2014	96
Master Agreement (“ISDA”) for Citigroup Energy Inc. dated February 1, 2006	79
Master Agreement (“ISDA”) for DB Energy Trading LLC dated January 11, 2011	91
Master Agreement (“ISDA”) for Hermes Consolidated LLC dated January 15, 2013	92
Master Agreement (“ISDA”) for High Sierra Crude Oil dated January 31, 2013	80
Master Agreement (“ISDA”) for Holly Frntr Ref & Mktng LLC dated August 29, 2013	81
Master Agreement (“ISDA”) for J. Aron dated June 23, 1995	90
Master Agreement (“ISDA”) for Spark Energy Gas LP dated November 30, 2012	94
Shell Int Trading Co Crude GTC (Non US Territories) 03/01/94 w/Amend 11/25/99	65
Shell Int Trading Co Crude GTC FOB 01/01/93	66
Shell International Trading and Shipping Company Limited GTC (Sales & Purchases	74
Suncor Energy Crude GTC Purchase/Sale/Exchange 02/01/06	68
Sunoco Inc.’s GTC (Part 1) for Sales and Purchases of Refined Products	102
TEPPCO Crude GTC 07/01/07	71

RefProd Pipeline	RefProd Cycle	Pipeline Name	CycleName	FromDate	ToDate	PipelineCycleID
Buckeye Pipeline	Buckeye Pipeline-Jul 14 Cycle 20	Buckeye Pipeline	Jul 14 Cycle 20	7/11/2014	7/20/2014	32558
Colonial Pipeline	Buckeye Pipeline-Jul 14 Cycle 31	Buckeye Pipeline	Jul 14 Cycle 31	7/21/2014	7/31/2014	32559
Sunoco Pipeline	Buckeye Pipeline-Aug 14 Cycle 10	Buckeye Pipeline	Aug 14 Cycle 10	8/1/2014	8/10/2014	32560
Sunoco PL Montello Inbound	Buckeye Pipeline-Aug 14 Cycle 20	Buckeye Pipeline	Aug 14 Cycle 20	8/11/2014	8/20/2014	32561
Sunoco PL Montello Outbound	Buckeye Pipeline-Aug 14 Cycle 31	Buckeye Pipeline	Aug 14 Cycle 31	8/21/2014	8/31/2014	32562
Sunoco PL Point Breeze	Buckeye Pipeline-Sep 14 Cycle 10	Buckeye Pipeline	Sep 14 Cycle 10	9/1/2014	9/10/2014	32563
	Buckeye Pipeline-Sep 14 Cycle 20	Buckeye Pipeline	Sep 14 Cycle 20	9/11/2014	9/20/2014	32564
	Buckeye Pipeline-Sep 14 Cycle 30	Buckeye Pipeline	Sep 14 Cycle 30	9/21/2014	9/30/2014	32565
	Buckeye Pipeline-Oct 14 Cycle 10	Buckeye Pipeline	Oct 14 Cycle 10	10/1/2014	10/10/2014	32566
	Buckeye Pipeline-Oct 14 Cycle 20	Buckeye Pipeline	Oct 14 Cycle 20	10/11/2014	10/20/2014	32567
	Buckeye Pipeline-Oct 14 Cycle 31	Buckeye Pipeline	Oct 14 Cycle 31	10/21/2014	10/31/2014	32568
	Buckeye Pipeline-Nov 14 Cycle 10	Buckeye Pipeline	Nov 14 Cycle 10	11/1/2014	11/10/2014	32569
	Buckeye Pipeline-Nov 14 Cycle 20	Buckeye Pipeline	Nov 14 Cycle 20	11/11/2014	11/20/2014	32570

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Buckeye Pipeline-Nov 14 Cycle 30	Buckeye Pipeline	Nov 14 Cycle 30	11/21/2014	11/30/2014	32571
Buckeye Pipeline-Dec 14 Cycle 10	Buckeye Pipeline	Dec 14 Cycle 10	12/1/2014	12/10/2014	32572
Buckeye Pipeline-Dec 14 Cycle 20	Buckeye Pipeline	Dec 14 Cycle 20	12/11/2014	12/20/2014	32573
Buckeye Pipeline-Dec 14 Cycle 31	Buckeye Pipeline	Dec 14 Cycle 31	12/21/2014	12/31/2014	32574
Colonial Pipeline-C39-14	Colonial Pipeline	C39-14	7/11/2014	7/15/2014	32613
Colonial Pipeline-C40-14	Colonial Pipeline	C40-14	7/16/2014	7/20/2014	32614
Colonial Pipeline-C41-14	Colonial Pipeline	C41-14	7/21/2014	7/25/2014	32615
Colonial Pipeline-C42-14	Colonial Pipeline	C42-14	7/26/2014	7/31/2014	32616
Colonial Pipeline-C43-14	Colonial Pipeline	C43-14	8/1/2014	8/5/2014	32617
Colonial Pipeline-C44-14	Colonial Pipeline	C44-14	8/6/2014	8/10/2014	32618
Colonial Pipeline-C45-14	Colonial Pipeline	C45-14	8/11/2014	8/15/2014	32619
Colonial Pipeline-C46-14	Colonial Pipeline	C46-14	8/16/2014	8/20/2014	32620
Colonial Pipeline-C47-14	Colonial Pipeline	C47-14	8/21/2014	8/25/2014	32621
Colonial Pipeline-C48-14	Colonial Pipeline	C48-14	8/26/2014	8/31/2014	32622
Colonial Pipeline-C49-14	Colonial Pipeline	C49-14	9/1/2014	9/5/2014	32623
Colonial Pipeline-C50-14	Colonial Pipeline	C50-14	9/6/2014	9/10/2014	32624
Colonial Pipeline-C51-14	Colonial Pipeline	C51-14	9/11/2014	9/15/2014	32625
Colonial Pipeline-C52-14	Colonial Pipeline	C52-14	9/16/2014	9/20/2014	32626
Colonial Pipeline-C53-14	Colonial Pipeline	C53-14	9/21/2014	9/25/2014	32627
Colonial Pipeline-C54-14	Colonial Pipeline	C54-14	9/26/2014	9/30/2014	32628
Colonial Pipeline-C55-14	Colonial Pipeline	C55-14	10/1/2014	10/5/2014	32629
Colonial Pipeline-C56-14	Colonial Pipeline	C56-14	10/6/2014	10/10/2014	32630
Colonial Pipeline-C57-14	Colonial Pipeline	C57-14	10/11/2014	10/15/2014	32631
Colonial Pipeline-C58-14	Colonial Pipeline	C58-14	10/16/2014	10/20/2014	32632
Colonial Pipeline-C59-14	Colonial Pipeline	C59-14	10/21/2014	10/25/2014	32633
Colonial Pipeline-C60-14	Colonial Pipeline	C60-14	10/26/2014	10/31/2014	32634
Colonial Pipeline-C61-14	Colonial Pipeline	C61-14	11/1/2014	11/5/2014	32635
Colonial Pipeline-C62-14	Colonial Pipeline	C62-14	11/6/2014	11/10/2014	32636
Colonial Pipeline-C63-14	Colonial Pipeline	C63-14	11/11/2014	11/15/2014	32637
Colonial Pipeline-C64-14	Colonial Pipeline	C64-14	11/16/2014	11/20/2014	32638
Colonial Pipeline-C65-14	Colonial Pipeline	C65-14	11/21/2014	11/25/2014	32639
Colonial Pipeline-C66-14	Colonial Pipeline	C66-14	11/26/2014	11/30/2014	32640
Colonial Pipeline-C67-14	Colonial Pipeline	C67-14	12/1/2014	12/5/2014	32641
Colonial Pipeline-C68-14	Colonial Pipeline	C68-14	12/6/2014	12/10/2014	32642
Colonial Pipeline-C69-14	Colonial Pipeline	C69-14	12/11/2014	12/15/2014	32643
Colonial Pipeline-C70-14	Colonial Pipeline	C70-14	12/16/2014	12/20/2014	32644

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Colonial Pipeline-C71-14	Colonial Pipeline	C71-14	12/21/2014	12/25/2014	32645
Colonial Pipeline-C72-14	Colonial Pipeline	C72-14	12/26/2014	12/31/2014	32646
Colonial Pipeline-C01-15	Colonial Pipeline	C01-15	1/1/2015	1/5/2015	32647
Sunoco Pipeline-	Sunoco Pipeline		1/1/2014	12/31/2049	32648
Sunoco PL Montello Inbound-Cycle 27	Sunoco PL Montello Inbound	Cycle 27	7/18/2014	7/26/2014	32669
Sunoco PL Montello Inbound-Cycle 29	Sunoco PL Montello Inbound	Cycle 29	7/27/2014	8/6/2014	32670
Sunoco PL Montello Inbound-Cycle 30	Sunoco PL Montello Inbound	Cycle 30	8/7/2014	8/17/2014	32671
Sunoco PL Montello Inbound-Cycle 31	Sunoco PL Montello Inbound	Cycle 31	8/18/2014	8/27/2014	32672
Sunoco PL Montello Inbound-Cycle 33	Sunoco PL Montello Inbound	Cycle 33	8/28/2014	9/7/2014	32673
Sunoco PL Montello Inbound-Cycle 34	Sunoco PL Montello Inbound	Cycle 34	9/8/2014	9/17/2014	32674
Sunoco PL Montello Inbound-Cycle 35	Sunoco PL Montello Inbound	Cycle 35	9/18/2014	9/27/2014	32675
Sunoco PL Montello Inbound-Cycle 37	Sunoco PL Montello Inbound	Cycle 37	9/28/2014	10/7/2014	32676
Sunoco PL Montello Inbound-Cycle 38	Sunoco PL Montello Inbound	Cycle 38	10/8/2014	10/17/2014	32677
Sunoco PL Montello Inbound-Cycle 39	Sunoco PL Montello Inbound	Cycle 39	10/18/2014	10/27/2014	32678
Sunoco PL Montello Inbound-Cycle 41	Sunoco PL Montello Inbound	Cycle 41	10/28/2014	11/7/2014	32679
Sunoco PL Montello Inbound-Cycle 42	Sunoco PL Montello Inbound	Cycle 42	11/8/2014	11/17/2014	32680
Sunoco PL Montello Inbound-Cycle 43	Sunoco PL Montello Inbound	Cycle 43	11/18/2014	11/27/2014	32681
Sunoco PL Montello Inbound-Cycle 45	Sunoco PL Montello Inbound	Cycle 45	11/28/2014	12/7/2014	32682
Sunoco PL Montello Inbound-Cycle 46	Sunoco PL Montello Inbound	Cycle 46	12/8/2014	12/17/2014	32683
Sunoco PL Montello Inbound-Cycle 47	Sunoco PL Montello Inbound	Cycle 47	12/18/2014	12/27/2014	32684
Sunoco PL Montello Outbound-Cycle 26	Sunoco PL Montello Outbound	Cycle 26	7/11/2014	7/20/2014	32704
Sunoco PL Montello Outbound-Cycle 27	Sunoco PL Montello Outbound	Cycle 27	7/21/2014	7/31/2014	32705
Sunoco PL Montello Outbound-Cycle 29	Sunoco PL Montello Outbound	Cycle 29	8/1/2014	8/10/2014	32706
Sunoco PL Montello Outbound-Cycle 30	Sunoco PL Montello Outbound	Cycle 30	8/11/2014	8/20/2014	32707
Sunoco PL Montello Outbound-Cycle 31	Sunoco PL Montello Outbound	Cycle 31	8/21/2014	8/31/2014	32708
Sunoco PL Montello Outbound-Cycle 33	Sunoco PL Montello Outbound	Cycle 33	9/1/2014	9/10/2014	32709
Sunoco PL Montello Outbound-Cycle 34	Sunoco PL Montello Outbound	Cycle 34	9/11/2014	9/20/2014	32710
Sunoco PL Montello Outbound-Cycle 35	Sunoco PL Montello Outbound	Cycle 35	9/21/2014	9/30/2014	32711
Sunoco PL Montello Outbound-Cycle 37	Sunoco PL Montello Outbound	Cycle 37	10/1/2014	10/10/2014	32712
Sunoco PL Montello Outbound-Cycle 38	Sunoco PL Montello Outbound	Cycle 38	10/11/2014	10/20/2014	32713
Sunoco PL Montello Outbound-Cycle 39	Sunoco PL Montello Outbound	Cycle 39	10/21/2014	10/31/2014	32714
Sunoco PL Montello Outbound-Cycle 41	Sunoco PL Montello Outbound	Cycle 41	11/1/2014	11/10/2014	32715
Sunoco PL Montello Outbound-Cycle 42	Sunoco PL Montello Outbound	Cycle 42	11/11/2014	11/20/2014	32716
Sunoco PL Montello Outbound-Cycle 43	Sunoco PL Montello Outbound	Cycle 43	11/21/2014	11/30/2014	32717
Sunoco PL Montello Outbound-Cycle 45	Sunoco PL Montello Outbound	Cycle 45	12/1/2014	12/10/2014	32718
Sunoco PL Montello Outbound-Cycle 46	Sunoco PL Montello Outbound	Cycle 46	12/11/2014	12/20/2014	32719

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sunoco PL Montello Outbound-Cycle 47	Sunoco PL Montello Outbound	Cycle 47	12/21/2014	12/31/2014	32720
Sunoco PL Point Breeze-Cycle 27	Sunoco PL Point Breeze	Cycle 27	7/18/2014	7/27/2014	32741
Sunoco PL Point Breeze-Cycle 29	Sunoco PL Point Breeze	Cycle 29	7/28/2014	7/8/2014	32742
Sunoco PL Point Breeze-Cycle 30	Sunoco PL Point Breeze	Cycle 30	8/8/2014	8/17/2014	32743
Sunoco PL Point Breeze-Cycle 31	Sunoco PL Point Breeze	Cycle 31	8/18/2014	8/27/2014	32744
Sunoco PL Point Breeze-Cycle 33	Sunoco PL Point Breeze	Cycle 33	8/28/2014	7/9/2014	32745
Sunoco PL Point Breeze-Cycle 34	Sunoco PL Point Breeze	Cycle 34	9/8/2014	9/17/2014	32746
Sunoco PL Point Breeze-Cycle 35	Sunoco PL Point Breeze	Cycle 35	9/18/2014	9/27/2014	32747
Sunoco PL Point Breeze-Cycle 37	Sunoco PL Point Breeze	Cycle 37	9/28/2014	7/10/2014	32748
Sunoco PL Point Breeze-Cycle 38	Sunoco PL Point Breeze	Cycle 38	10/8/2014	10/17/2014	32749
Sunoco PL Point Breeze-Cycle 39	Sunoco PL Point Breeze	Cycle 39	10/18/2014	10/27/2014	32750
Sunoco PL Point Breeze-Cycle 41	Sunoco PL Point Breeze	Cycle 41	10/28/2014	7/11/2014	32751
Sunoco PL Point Breeze-Cycle 42	Sunoco PL Point Breeze	Cycle 42	11/8/2014	11/17/2014	32752
Sunoco PL Point Breeze-Cycle 43	Sunoco PL Point Breeze	Cycle 43	11/18/2014	11/27/2014	32753
Sunoco PL Point Breeze-Cycle 45	Sunoco PL Point Breeze	Cycle 45	11/28/2014	7/12/2014	32754
Sunoco PL Point Breeze-Cycle 46	Sunoco PL Point Breeze	Cycle 46	12/8/2014	12/17/2014	32755
Sunoco PL Point Breeze-Cycle 47	Sunoco PL Point Breeze	Cycle 47	12/18/2014	12/27/2014	32756

RefProdCycleDisplay	INTERNALCONTACTID	YesNo	BAKKEN ND Method	PES Prod ID	Strategy 1

Price True Up Index 1	Pct 1	Strategy 2	Price True Up Index 2	Pct 2	Back to Back Row	Deal UOM	Curve UOM

Concat	Conversion	Flipped Trade Named Ranges

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notes

Release Notes
Version	Date	Changes
1.15	7/23/2014	Only first <PROVISIONCOSTTYPE> set to P, the rest are S Default Broker Rate for Ref Prod to 0.05

1.16	7/24/2014

Add seven more Attributes to the Pricing Days SQL and appropriate changes to the Config and XML Builders sheets.
Add <ISEFPDEAL> to Ref Prod XML Builder and to Trade Entry Form and Blotter. Default to N.

Set ContactID in the XML Builder. Remove from Entry Forms and Blotters.

In the Trade Entry Forms set Tolerance Option, Tolerance +/- and Tolerance Pct. To blank, disabled and grayed out if Volume Type is “Appr. Quantity” or “Fixed Quantity”.

Default the Crude Strategy on the form to PES Phys Crude.

Gray out Cust Spec detail fields when disabled.

1.17	7/28/2014

Removed EFP lists.
Make first <PROVISIONCOSTTYPE> in each DealDetail section P, the rest can stay S Pricing Days (Dates) fields - On the Trade Entry forms if a date range is entered with ellipses then break them out into the individual dates, separated by commas Set <SUBTEMPLATEID> to 197 for purchase and EFP deals and 200 for sales.

Set <SUBTEMPLATEID> to 199 for purchase and EFP deals and 205 for sales in the Deal Detail sections.

Resize named lists to actual size of range and create separate lists with a blank at the end for all non required fields.

Use these new lists in the Trade Entry forms.

1.18	7/30/2014

Add formula to get <PROVISIONUNITOFMEASUREID> in multiple areas.
182 should be ProvisionID for Refined Products Broker Rate

Ref Products Index Price Provisions should have <PERCENTAGE> populated from the Blotter.

1.19	8/1/2014

Get a concatenation of Pipeline and Cycle name when retrieving Cycles from Solarc. Use this in the XML VLookUp for returning the Cycle Id, as Cycle name is not unique.

If a Customized Spec is selected then default the values from Solarc. Do not add a Cust Spec trade unless the default values have changed.

1.20	8/5/2014

Change <PROVISIONCOMPANYID> in the Pricing Provisions to do a lookup on the Counterparty for a value. It was hard coded.

Add validation to txtDeliveryFrom2 and txtDeliveryTo2 to make sure they are greater that txtDeliveryTo date.

If a Customized Spec is selected then spec fields will be blank and they must enter at least one custom value before the trade can be saved. Otherwise de-select Customized Spec.

Highlight required fields on trade entry forms.

1.20.1	8/7/2014	Check that required fields are populated in the blotter before sending trades to Solarc. Report missing fields and rows

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

affected. Fixed vluTerm to include Evergreen. Added the ability to edit a trade from the blotter by double-clicking on it and loading it into a trade entry form.

1.20.2	8/10/2014

Added validation that either Index or Fixed Price was selected in the trade entry forms before the trade was sent to the blotter.

Added validation in the blotters that either Index or Fixed Price was selected before sending the trade to Solarc.

When loading a trade from the blotter to trade entry form, trap error 380 for an invalid value.

1.21	8/12/2014	Added a third set of Quantity parameters and a third Deall Detail section in the Ref Prod XML builder. When pulling in Counterparty info, make sure the default Contact is Active.

1.22	8/19/2014

Move PES Product ID from the Header section to the Deal Detail sections.

Populate <priceattribute20> with Delivery From date day. Needed to make it dynamic for each different Deal Detail section for Ref Prods due to different Delivery From dates.

Crude - Add Provision for Cover Fee, Ref Prod - Add Provisions for Cover Fee, Throughput Fee, Price True Up

SUBSTITUTE the following special characters >, <, &, ‘ in the Comments.

Only allow Pipeline and Cycle from the Ref Prod form when Method of Pipeline is selected.

When choosing the Product automatically populate the PES Product Code and the Strategy.

Disable the Trade Date text box on the Trade Entry Forms.

Moved Cover Fee, Throughput Fee and Price True Up from the blotters to the XML builders.

1.23	9/9/2014

Save file in a different directory for Prod and UA after sending the trades to Solarc. Make General Terms required.

Create a routine to format deemed dates before sending a trade to Solarc to prevent serial dates being passed in.

Added Sheet Notes.

Create back to back trades for Crude and Refined Products.

Add IsDomestic to the Crude Location SQL and to Config sheet.

Get conversion factor for Differential based upon Deal UOM and Curve UOM.

<pesproductcode> needs to be in lower case in the xml builder sheets.

1.23.1	9/10/2014	Add PESFormulaTabletSecuredPrepay and PESFixedPriceSecuredPrepay as the ProvisionIDs for the flipped trades.

Config	Sheet Notes
1	Change the environment by making a selection in the dropdown list in cell $F$3. The lists will automatically be updated for that environment.
2	Manually update the lists by clicking the Update button.
3	To automatically save a copy of this file after loading Solarc click the check box in cell $D$18. Depending on the environment, the path will be highlighted green for enabled or red for disabled.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4	The column header row on this sheet has been protected as changing the names will cause errors.

Crude/Ref Prod
1	Click New Trade to open the appropriate Trade Entry form.
2	To edit a trade, double click a cell, and the trade on that line will be opened in the Trade Entry form.
3

Click Load Solarc to load the trades into Solarc. The load will start at row 3 and include all rows with a value in the Trade Date column. Processing will stop the first time a blank in this column is found.

4	Trades will be checked for required fields before being loaded into Solarc.
5	Editing a trade in the blotter can cause errors as no validation will take place and no relationships or dependencies will be verified.
6	The table header row on these sheets have been protected as changing the names will cause errors.
Trade Entry Forms
1	Required fields are highlighted in yellow. A trade will not be saved to the blotter unless all required fields have been entered.
2

Validation rules will be enforced. Some fields will be limited to a list. Others must be a specific data type or format. Some fields may have a default value or enabled/disabled based upon another selection.

3	Some drop down lists will be re-populated based upon another selection.
4	Click Save to add a new trade to the blotter or update an edited trade.
5	Clear Fields will clear all the fields for the trade. No changes will be made to the blotter unless Save is clicked.
XML Builders
1	There are two xml builder sheets. One for Crude and one for Refined Products. They are the same in form and function. The differences are based upon the fields in the respective trade types.
2	To automatically generate the xml for a trade, enter its line number in $A$4 on the appropriate builder sheet. The xml sent to Solarc is in cell $O$2 for Crude and $O$2:$O$4 for Ref Prod.
3	If you see #Ref in any cell on the xml builder then there is bad trade data and the trade should be re-validated in one of the trade entry forms.
4	These sheets may be hidden.
Email
1	Body - Default text to put in the email’s body.
2	Mail To - Required. Valid distribution groups or addresses.
3	Mail CC - Valid distribution groups or addresses if desired.
4	Subject - Subject line for the email.
5	Attachment - The name the current workbook/attachment will be saved as. This name will have the current timestamp appended in the form of “_yyyy-mm-dd-hhmmss”.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6	Attachment Path - The location the file will be saved to.
7	Send How - Send Immediately will send the email without displaying. Display Before Sending will allow the user to review the email before sending it.

Field Dependencies

Products
Parent Field	Dependant Field	Affected
Product	PES Product ID	Both
	Strategy	Both
	Title Transfer At	Both

Method	Pipeline	Ref Prod

Pipeline	Cycle	Ref Prod

Volume Type	Tolerance Option	Both
	Tolerance + / -	Both
	Tolerance Pct	Both

Customised	API Gravity
Specs	Min/Max	Crude
	Sulfur Min/Max	Crude
	BSW Min/Max	Crude
	RVP Min/Max	Crude

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.09(c)

FORM OF MLC CO TRADE CONFIRMATION

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Merrill Lynch Commodities, Inc., 20 E. Greenway Plaza, 7th Floor, Houston, TX  77046

Phone: (832) 681-2120  Fax:  (713) 544-1507

<Counterparty>

XXXXX

Attn: Confirmations Department

Phone:

Email:

PHYSICAL CRUDE OIL TRADE CONFIRMATION

Transaction ID:  XXXXX

The purpose of this communication is to confirm the terms and conditions of the transaction entered into between Merrill Lynch Commodities, Inc. and <Counterparty>  on the Trade Date specified below (the “Transaction”).  This communication constitutes a “Confirmation” as referred to in the Agreement specified below.

The following Special Provisions and Conoco Inc.’s General Provisions for Domestic Crude Oil Agreements, effective January 1, 1993,  (“GTCs”) constitute the entire Agreement (the “Agreement”) between the Buyer and Seller.  All provisions contained in the Agreement govern this Transaction except as expressly modified below.

Please note that the terms of this Transaction shall be agreed solely between the parties and that any broker confirmation referencing the details of this transaction is for information purposes only.  Buyer agrees to buy and Seller agrees to sell crude oil and/or condensate (“Product”) under the terms and conditions as set forth below.

Special Provisions:

Trade Date:	MMDDYYYY

Buyer:	Merrill Lynch Commodities, Inc.

Seller:	<Counterparty>

Product:	<Crude>

Quality:	<Crude> Specifications: Maximum Sulfur X.XX% by weight Maximum API Gravity XX.X degrees Minimum API Gravity XX.X degrees BS&W Maximum X.XX% by weight

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Quantity:	Approximately XXX U.S. Barrels per XXX

Pricing Dates:	XXX through XXX, excluding weekends and holidays.

Price:

The arithmetic average of the daily settlement prices for the First Nearby month of the NYMEX Light Sweet Crude Oil futures Contract for each NYMEX-US Trading Day Monthly Business Day Average - Contract Month plus  USD X.XX per Barrels market differential

Delivery Terms:	Delivered via Railcar within the facilities at Philadelphia Energy Solutions Refinery

Delivery Method:	Railcar

Delivery Month(s):	MMYYYY. Ratable deliveries, delivery window will be narrowed upon mutual agreement.

Payment:	Payment shall be made by wire transfer on the 20th day of the month following the month of delivery, subject to net out of invoices for like Product amounts which are due each party on the same date.

Quality/Quantity Determination:

The quantity shall be determined based on independently certified calibrated custody transfer meters at the discharge terminal (if available), or if meters are not available by weigh scales at the discharge terminal, or if neither weigh scales nor proven meters are available, based on sellers bill of lading net of bs&w. The quality of Product shall be based on inline composite samples taken at discharge.

Demurrage / Detention:	Following constructive or actual placement at the destination, buyer shall pay Demurrage and Detention charges to the Seller at the current railroad tariff rate.

Title and Risk of Loss	Title and risk of loss shall pass from Seller to Buyer as the oil progressively passes the last permanent flange of the Railcar at PES Rail Terminal

Credit:	Per MLCI standard credit practice and procedures.

Limitation of Liability:	In no event shall Seller or Buyer be liable for any indirect, special, punitive or consequential damages.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Taxes:

Unless otherwise specifically provided elsewhere in this agreement, or required by law, any federal, state or local tax, duty or fee, or the amount equivalent thereto, now and hereafter imposed, levied or assessed by any governmental agency, authority or subdivision, upon, measured by, incident to, or as a result of, the transactions herein provided for, shall, if collectable or payable by delivering party, be paid or reimbursed by receiving party on demand by delivering party from and against any such tax, duty, or fee including any interest and penalties thereon.  Notwithstanding the foregoing, it is understood and agreed that this provision shall not apply to income, franchise, or like taxes levied on, or measured by a party’s net income.  If a receiving party claims exemption from any of the aforesaid taxes, then receiving party must furnish delivering party with a properly completed and executed exemption certificate in the form and within time limits prescribed by, and acceptable to, the appropriate taxing authority in lieu of payment of such taxes or reimbursement of such taxes to delivering party.

Governing Law:

The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York, without regard to conflict of law principles.  Exclusive jurisdiction for any litigation arising out of this Agreement or its subject matter shall only be any federal or state court in the City of New York, State of New York, to whose jurisdiction the parties hereby subject themselves.  In any such proceeding the parties hereby waive any objection to forum including, without limitation, any objection based on lack of personal jurisdiction, improper venue, or inconvenient forum.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.  FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT

Section P:

The following clause shall be deleted from Section P of the Conoco General Provisions, starting with “unless such assignment is made” to the end of the same sentence.

These Special Provisions and the GTCs, which are hereby incorporated by reference, represent the entire agreement between the parties.  In the event that the GTCs are inconsistent with the above Special Provisions, these Special Provisions shall control.

Please confirm by fax to 713-544-1507 that the above accurately records the terms and conditions of our Agreement.  If you have any questions, please call 832-681-2120.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Merrill Lynch Commodities, Inc.	<COUNTERPARTY>

By:	By:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Merrill Lynch Commodities, Inc., 20 E. Greenway Plaza, 7th Floor, Houston, TX  77046

Phone: (832) 681-2120  Fax:  (713) 544-1507

<Counterparty>

XXXXX

Attn: Confirmations Department

Phone:

Email:

PHYSICAL CRUDE OIL TRADE CONFIRMATION

Transaction ID:  XXXXX

The purpose of this communication is to confirm the terms and conditions of the transaction entered into between Merrill Lynch Commodities, Inc. and <Counterparty> on the Trade Date specified below (the “Transaction”).  This communication constitutes a “Confirmation” as referred to in the Agreement specified below.

The following Special Provisions and Conoco Inc.’s General Provisions for Domestic Crude Oil Agreements, effective January 1, 1993,  (“GTCs”) constitute the entire Agreement (the “Agreement”) between the Buyer and Seller.  All provisions contained in the Agreement govern this Transaction except as expressly modified below.

Please note that the terms of this Transaction shall be agreed solely between the parties and that any broker confirmation referencing the details of this transaction is for information purposes only.  Buyer agrees to buy and Seller agrees to sell crude oil and/or condensate (“Product”) under the terms and conditions as set forth below.

Special Provisions:

Trade Date:	MMDDYYYY

Buyer:	<Counterparty>

Seller:	Merrill Lynch Commodities, Inc

Product:	<Product>

Quality:	Typical pipeline Product specs

Quantity:	Approximately XX,XXX U.S. Barrels total

Price:	<X.XX >USD per Gallon

Delivery Terms:	<FOB> at <Location>

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Delivery Method:	Pipeline

Carrier:	<Pipeline Carrier>

Delivery Period:	<MMDDYYYY> to <MMDDYYYY>

Payment:

Payment shall be made by wire transfer two (2) New York Banking Business days after receipt of Seller’s invoice and supporting documents.  If via book transfer, payment to be made on effective date of transfer versus Seller’s invoice(s) and related book transfer confirmation(s).

Credit:	Per MLCI standard credit practice and procedures.

Limitation of Liability:	In no event shall Seller or Buyer be liable for any indirect, special, punitive or consequential damages.

Taxes:

Unless otherwise specifically provided elsewhere in this agreement, or required by law, any federal, state or local tax, duty or fee, or the amount equivalent thereto, now and hereafter imposed, levied or assessed by any governmental agency, authority or subdivision, upon, measured by, incident to, or as a result of, the transactions herein provided for, shall, if collectable or payable by delivering party, be paid or reimbursed by receiving party on demand by delivering party from and against any such tax, duty, or fee including any interest and penalties thereon.  Notwithstanding the foregoing, it is understood and agreed that this provision shall not apply to income, franchise, or like taxes levied on, or measured by a party’s net income.  If a receiving party claims exemption from any of the aforesaid taxes, then receiving party must furnish delivering party with a properly completed and executed exemption certificate in the form and within time limits prescribed by, and acceptable to, the appropriate taxing authority in lieu of payment of such taxes or reimbursement of such taxes to delivering party.

Governing Law:

The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York, without regard to conflict of law principles.  Exclusive jurisdiction for any litigation arising out of this Agreement or its subject matter shall only be any federal or state court in the City of New York, State of New York, to whose jurisdiction the parties hereby subject themselves.  In any such proceeding the parties hereby waive any objection to forum including, without limitation, any objection based on lack of personal jurisdiction, improper venue, or inconvenient forum.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.  FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT

Section P:

The following clause shall be deleted from Section P of the Conoco General Provisions, starting with “unless such assignment is made” to the end of the same sentence.

These Special Provisions and the GTCs, which are hereby incorporated by reference, represent the entire agreement between the parties.  In the event that the GTCs are inconsistent with the above Special Provisions, these Special Provisions shall control.

Please confirm by fax to 713-544-1507 that the above accurately records the terms and conditions of our Agreement.  If you have any questions, please call 832-681-2120.

Merrill Lynch Commodities, Inc.	<COUNTERPARTY>

By:	By:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.19

FIRST PURCHASER JURISDICTIONS

North Dakota

Colorado

Louisiana

Oklahoma

Texas

Montana

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.01

RP DELIVERY POINTS

All RP Tanks at Girard Point, Point Breeze, and Schuylkill River

Downstream Rack Terminals

The metering point for Product at the rack located within the Downstream Rack Terminals, prior to the point at which such Product is blended or otherwise commingled with ethanol or any other additives

Eagle Point Tank Inventory	EP019
EP020
EP030
EP118
EP002
EP004
EP402
EP403
EP404
Kinder Morgan Tank	KMC1
KMC14
KMC2
Paulsboro Tank Inventory	PaulTank
Nustar Tank	NS 15020
Nustar Tank	NS 15022

Delivery Points for Barge Movements

New York

Massachusetts

Connecticut

New Jersey

Delaware

Pennsylvania

Injection/Delivery Points for Pipeline Movements

Buckeye Pipeline Injection and Receipt Points

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PA, NY, NJ

Colonial Pipeline Injection and Receipt Points

TX, LA, MS, AL, SC, NC, VA, PA, NJ, GA, TN

Note: Excluding all locations in the state of Maryland

Sun Pipeline Injection and Delivery Points

PA, NY, NJ

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.04(a)(i)

FORM OF PPC DAILY RACK SALES REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: 08/18/14 06:58	Inventory Recon for Philadelphia Energy Sol
HIGHSPIRE
08/15/14 00:00 To 08/17/14 23:59
Total BOL’s: 85	First BOL: 1213111	Last BOL: 1213538

DIESEL

Opening:	Purchases Net:	Loadouts Net:	Adjustments Net:	Closing:	Closing Barrels:
1,239,669	0	118,502	0	1,121,167	26,694

REG GAS

Opening:	Purchases Net:	Loadouts Net:	Adjustments Net:	Closing:	Closing Barrels:
453,427	1,049,681	386,365	0	1,116,743	26,589

Batch:	Net Barrels:	Net Gallons:
JPV-308-231L	4,970	208,736
JPV-308-231L	20,023	840,945
Totals:	24,992	1,049,681

PREM GAS

Opening:	Purchases Net:	Loadouts Net:	Adjustments Net:	Closing:	Closing Barrels:
157,785	0	26,870	0	130,915	3,117

ETHANOL

Opening:	Purchases Net:	Loadouts Net:	Adjustments Net:	Closing:	Closing Barrels:
109,654	0	45,848	94500	158,306	3,769

BIODIESEL

Opening:	Purchases Net:	Loadouts Net:	Adjustments Net:	Closing:	Closing Barrels:
134,423	0	2,080	0	132,343	3,151

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 4.04(a)(ii)

FORM OF SXL DAILY RACK SALES REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

MA00	SXL FULLERTON TMS6	Page: 0001
Date: 07/01/14	MTD STOCK REPORT
Time: 13:01		For Month of Jun
Activity for: 0047254 SXL FULLERTON - 47254	Stockholder: 0000000059 Philadelphia Energy Solut	NET GALLONS at 60 F

Product: 15D 15 PPM DIESEL - BASE

	Close		Open		Disposals		Company		Stock	Close	Gauge		Gain/	Percent
Folio	Date	Time	Balance	Receipts	Bulk	Non-Bulk	Use	Other	Adj	Book	Total	Type	Loss	Thruput
001	06/02	08:19	73924	0	0	0	0	0	0	73924	73924	P	0	0.00
002	06/03	09:03	73924	0	0	-23925	0	0	0	49999	49999	P	0	0.00
003	06/04	09:07	49999	0	0	-37196	0	0	0	12803	12803	P	0	0.00
004	06/05	08:32	12803	42294	0	0	0	0	0	55097	55097	P	0	0.00
005	06/06	09:35	55097	0	0	0	0	0	0	55097	55097	P	0	0.00
006	06/07	09:08	55097	121506	0	-9039	0	0	0	167564	167564	P	0	0.00
007	06/09	08:55	167564	0	0	-7315	0	0	0	160249	160249	P	0	0.00
008	06/09	09:15	160249	0	0	-8769	0	0	0	151480	151480	P	0	0.00
009	06/10	10:19	151480	34398	0	-72847	0	0	0	113031	113031	P	0	0.00
010	06/11	08:26	113031	0	0	-7421	0	0	0	105610	105610	P	0	0.00
011	06/12	08:16	105610	205212	0	-14653	0	0	0	296169	296169	P	0	0.00
012	06/13	08:49	296169	0	0	-23454	0	0	0	272715	272715	P	0	0.00
013	06/14	09:22	272715	0	0	-30177	0	0	0	242538	242538	P	0	0.00
014	06/16	10:19	242538	0	0	-2248	0	0	0	240290	240290	P	0	0.00
015	06/16	10:33	240290	0	0	-1465	0	0	0	238825	238825	P	0	0.00
016	06/17	09:23	238825	0	0	-1995	0	0	0	236830	236830	P	0	0.00
017	06/18	08:52	236830	0	0	-22939	0	0	0	213891	213891	P	0	0.00
018	06/19	08:00	213891	0	0	-38145	0	0	0	175746	175746	P	0	0.00
019	06/20	08:49	175746	0	0	-21456	0	0	0	154290	154290	P	0	0.00
020	06/21	09:05	154290	38640	0	-8073	0	0	0	184857	184857	P	0	0.00
021	06/23	07:44	184857	167118	0	-3404	0	0	0	348571	348571	P	0	0.00
022	06/23	08:36	348571	0	0	0	0	0	0	348571	348571	P	0	0.00
023	06/24	09:00	348571	0	0	-4186	0	0	0	344385	344385	P	0	0.00
024	06/25	09:12	344385	0	0	0	0	0	0	344385	344385	P	0	0.00
025	06/26	08:57	344385	0	0	-14587	0	0	0	329798	329798	P	0	0.00
026	06/27	09:25	329798	0	0	-26840	0	0	0	302958	302958	P	0	0.00
027	06/28	07:36	302958	0	0	-11682	0	0	0	291276	291276	P	0	0.00
028	06/30	08:52	291276	0	0	0	0	0	0	291276	291276	P	0	0.00
029	06/30	09:24	291276	0	0	-14573	0	0	0	276703	276703	P	0	0.00
030	07/01	11:30	276703	0	0	-16527	0	69	0	260245	260245	P	0	0.00

	Total		73924	609168	0	-422916	0	69	0	260245	260245		0	0.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	SXL FULLERTON TMS6	Page: 0002
Date: 07/01/14	MTD STOCK REPORT
Time: 13:01		For Month of Jun
Activity for: 0047254 SXL FULLERTON - 47254	Stockholder: 0000000059 Philadelphia Energy Solut	NET GALLONS at 60 F

Product: ALUBC1 LUBRICITY W/COND ADDITIV

	Close		Open		Disposals		Company		Stock	Close	Gauge		Gain/	Percent
Folio	Date	Time	Balance	Receipts	Bulk	Non-Bulk	Use	Other	Adj	Book	Total	Type	Loss	Thruput
002	06/03	09:03	0	0	0	-3	0	0	0	-3	-3	P	0	0.00
003	06/04	09:07	-3	0	0	-5	0	0	0	-8	-8	P	0	0.00
004	06/05	08:32	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
005	06/06	09:35	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
006	06/07	09:08	-8	0	0	-1	0	0	0	-9	-9	P	0	0.00
007	06/09	08:55	-9	0	0	-1	0	0	0	-10	-10	P	0	0.00
008	06/09	09:15	-10	0	0	-1	0	0	0	-11	-11	P	0	0.00
009	06/10	10:19	-11	0	0	-9	0	0	0	-20	-20	P	0	0.00
010	06/11	08:26	-20	0	0	-1	0	0	0	-21	-21	P	0	0.00
011	06/12	08:16	-21	0	0	-2	0	0	0	-23	-23	P	0	0.00
012	06/13	08:49	-23	0	0	-3	0	0	0	-26	-26	P	0	0.00
013	06/14	09:22	-26	0	0	-4	0	0	0	-30	-30	P	0	0.00
014	06/16	10:19	-30	0	0	0	0	0	0	-30	-30	P	0	0.00
015	06/16	10:33	-30	0	0	0	0	0	0	-30	-30	P	0	0.00
016	06/17	09:23	-30	0	0	0	0	0	0	-30	-30	P	0	0.00
017	06/18	08:52	-30	0	0	-3	0	0	0	-33	-33	P	0	0.00
018	06/19	08:00	-33	0	0	-5	0	0	0	-38	-38	P	0	0.00
019	06/20	08:49	-38	0	0	-3	0	0	0	-41	-41	P	0	0.00
020	06/21	09:05	-41	0	0	-1	0	0	0	-42	-42	P	0	0.00
021	06/23	07:44	-42	0	0	0	0	0	0	-42	-42	P	0	0.00
022	06/23	08:36	-42	0	0	0	0	0	0	-42	-42	P	0	0.00
023	06/24	09:00	-42	0	0	-1	0	0	0	-43	-43	P	0	0.00
024	06/25	09:12	-43	0	0	0	0	0	0	-43	-43	P	0	0.00
025	06/26	08:57	-43	0	0	-2	0	0	0	-45	-45	P	0	0.00
026	06/27	09:25	-45	0	0	-3	0	0	0	-48	-48	P	0	0.00
027	06/28	07:36	-48	0	0	-2	0	0	0	-50	-50	P	0	0.00
028	06/30	08:52	-50	0	0	0	0	0	0	-50	-50	P	0	0.00
029	06/30	09:24	-50	0	0	-2	0	0	0	-52	-52	P	0	0.00
030	07/01	11:30	-52	54	0	-2	0	0	0	0	0	B	0	0.00

	Total		0	54	0	-54	0	0	0	0	0		0	0.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	SXL FULLERTON TMS6	Page: 0003
Date: 07/01/14	MTD STOCK REPORT
Time: 13:01		For Month of Jun
Activity for: 0047254 SXL FULLERTON - 47254	Stockholder: 0000000059 Philadelphia Energy Solut	NET GALLONS at 60 F

Product: BIO100 BIODIESEL - B100

	Close		Open		Disposals		Company		Stock	Close	Gauge		Gain/	Percent
Folio	Date	Time	Balance	Receipts	Bulk	Non-Bulk	Use	Other	Adj	Book	Total	Type	Loss	Thruput
001	06/02	08:19	7004	0	0	0	0	0	0	7004	7004	P	0	0.00
002	06/03	09:03	7004	0	0	-488	0	0	0	6516	6516	P	0	0.00
003	06/04	09:07	6516	0	0	-762	0	0	0	5754	5754	P	0	0.00
004	06/05	08:32	5754	0	0	0	0	0	0	5754	5754	P	0	0.00
005	06/06	09:35	5754	0	0	0	0	0	0	5754	5754	P	0	0.00
006	06/07	09:08	5754	7039	0	-412	0	0	0	12381	12381	P	0	0.00
007	06/09	08:55	12381	0	0	-150	0	0	0	12231	12231	P	0	0.00
008	06/09	09:15	12231	0	0	-180	0	0	0	12051	12051	P	0	0.00
009	06/10	10:19	12051	0	0	-1422	0	0	0	10629	10629	P	0	0.00
010	06/11	08:26	10629	0	0	-152	0	0	0	10477	10477	P	0	0.00
011	06/12	08:16	10477	0	0	-300	0	0	0	10177	10177	P	0	0.00
012	06/13	08:49	10177	0	0	-480	0	0	0	9697	9697	P	0	0.00
013	06/14	09:22	9697	0	0	-618	0	0	0	9079	9079	P	0	0.00
014	06/16	10:19	9079	0	0	-46	0	0	0	9033	9033	P	0	0.00
015	06/16	10:33	9033	0	0	-30	0	0	0	9003	9003	P	0	0.00
016	06/17	09:23	9003	0	0	0	0	0	0	9003	9003	P	0	0.00
017	06/18	08:52	9003	0	0	-470	0	0	0	8533	8533	P	0	0.00
018	06/19	08:00	8533	0	0	-623	0	0	0	7910	7910	P	0	0.00
019	06/20	08:49	7910	7038	0	-439	0	0	0	14509	14509	P	0	0.00
020	06/21	09:05	14509	0	0	-392	0	0	0	14117	14117	P	0	0.00
021	06/23	07:44	14117	0	0	-70	0	0	0	14047	14047	P	0	0.00
022	06/23	08:36	14047	0	0	0	0	0	0	14047	14047	P	0	0.00
023	06/24	09:00	14047	0	0	-86	0	0	0	13961	13961	P	0	0.00
024	06/25	09:12	13961	0	0	0	0	0	0	13961	13961	P	0	0.00
025	06/26	08:57	13961	0	0	-299	0	0	0	13662	13662	P	0	0.00
026	06/27	09:25	13662	0	0	-398	0	0	0	13264	13264	P	0	0.00
027	06/28	07:36	13264	0	0	-238	0	0	0	13026	13026	P	0	0.00
028	06/30	08:52	13026	0	0	0	0	0	0	13026	13026	P	0	0.00
029	06/30	09:24	13026	0	0	-297	0	0	0	12729	12729	P	0	0.00
030	07/01	11:30	12729	0	0	-336	0	0	0	12393	12393	P	0	0.00

	Total		7004	14077	0	-8688	0	0	0	12393	12393		0	0.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	SXL FULLERTON TMS6	Page: 0004
Date: 07/01/14	MTD STOCK REPORT
Time: 13:01		For Month of Jun
Activity for: 0047254 SXL FULLERTON - 47254	Stockholder: 0000000059 Philadelphia Energy Solut	NET GALLONS at 60 F

Product: ETH ETHANOL

	Close		Open		Disposals		Company		Stock	Close	Gauge		Gain/	Percent
Folio	Date	Time	Balance	Receipts	Bulk	Non-Bulk	Use	Other	Adj	Book	Total	Type	Loss	Thruput
001	06/02	08:19	25541	0	0	0	0	0	0	25541	25541	P	0	0.00
002	06/03	09:03	25541	0	-25541	0	0	0	0	0	0	B	0	0.00

	Total		25541	0	-25541	0	0	0	0	0	0		0	0.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	SXL FULLERTON TMS6	Page: 0005
Date: 07/01/14	MTD STOCK REPORT
Time: 13:01		For Month of Jun
Activity for: 0047254 SXL FULLERTON - 47254	Stockholder: 0000000059 Philadelphia Energy Solut	NET GALLONS at 60 F

Product: HSCLR HS CLEAR DIST - BASE

	Close		Open		Disposals		Company		Stock	Close	Gauge		Gain/	Percent
Folio	Date	Time	Balance	Receipts	Bulk	Non-Bulk	Use	Other	Adj	Book	Total	Type	Loss	Thruput
001	06/02	08:19	169202	0	0	-22878	0	0	0	146324	146324	P	0	0.00
002	06/03	09:03	146324	0	0	-43546	0	0	0	102778	102778	P	0	0.00
003	06/04	09:07	102778	0	0	-24873	0	0	0	77905	77905	P	0	0.00
004	06/05	08:32	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
005	06/06	09:35	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
006	06/07	09:08	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
007	06/09	08:55	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
008	06/09	09:15	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
009	06/10	10:19	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
010	06/11	08:26	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
011	06/12	08:16	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
012	06/13	08:49	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
013	06/14	09:22	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
014	06/16	10:19	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
015	06/16	10:33	77905	0	0	0	0	0	0	77905	77905	P	0	0.00
016	06/17	09:23	77905	0	0	-14977	0	0	0	62928	62928	P	0	0.00
017	06/18	08:52	62928	0	0	-14943	0	0	0	47985	47985	P	0	0.00
018	06/19	08:00	47985	0	0	-14917	0	0	0	33068	33068	P	0	0.00
019	06/20	08:49	33068	0	0	-14934	0	0	0	18134	18134	P	0	0.00
020	06/21	09:05	18134	0	0	-14967	0	0	0	3167	3167	P	0	0.00
021	06/23	07:44	3167	0	0	0	0	0	0	3167	3167	P	0	0.00
022	06/23	08:36	3167	0	0	0	0	0	0	3167	3167	P	0	0.00
023	06/24	09:00	3167	0	0	-3141	0	0	0	26	26	P	0	0.00
024	06/25	09:12	26	0	0	0	0	0	0	26	26	P	0	0.00
025	06/26	08:57	26	0	0	0	0	0	0	26	26	P	0	0.00
026	06/27	09:25	26	0	0	0	0	0	0	26	26	P	0	0.00
027	06/28	07:36	26	0	0	0	0	0	0	26	26	P	0	0.00
028	06/30	08:52	26	0	0	0	0	0	0	26	26	P	0	0.00
029	06/30	09:24	26	0	0	0	0	0	0	26	26	P	0	0.00
030	07/01	11:30	26	0	0	0	0	0	0	26	26	P	0	0.00

	Total		169202	0	0	-169176	0	0	0	26	26		0	0.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	SXL FULLERTON TMS6	Page: 0006
Date: 07/01/14	MTD STOCK REPORT
Time: 13:01		For Month of Jun
Activity for: 0047254 SXL FULLERTON - 47254	Stockholder: 0000000059 Philadelphia Energy Solut	NET GALLONS at 60 F

Product: REDDYE RED DYE ADDITIVE

	Close		Open		Disposals		Company		Stock	Close	Gauge		Gain/	Percent
Folio	Date	Time	Balance	Receipts	Bulk	Non-Bulk	Use	Other	Adj	Book	Total	Type	Loss	Thruput
001	06/02	08:19	0	0	0	-2	0	0	0	-2	-2	P	0	0.00
002	06/03	09:03	-2	0	0	-3	0	0	0	-5	-5	P	0	0.00
003	06/04	09:07	-5	0	0	-2	0	0	0	-7	-7	P	0	0.00
004	06/05	08:32	-7	0	0	0	0	0	0	-7	-7	P	0	0.00
005	06/06	09:35	-7	0	0	0	0	0	0	-7	-7	P	0	0.00
006	06/07	09:08	-7	0	0	0	0	0	0	-7	-7	P	0	0.00
007	06/09	08:55	-7	0	0	0	0	0	0	-7	-7	P	0	0.00
008	06/09	09:15	-7	0	0	0	0	0	0	-7	-7	P	0	0.00
009	06/10	10:19	-7	0	0	-1	0	0	0	-8	-8	P	0	0.00
010	06/11	08:26	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
011	06/12	08:16	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
012	06/13	08:49	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
013	06/14	09:22	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
014	06/16	10:19	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
015	06/16	10:33	-8	0	0	0	0	0	0	-8	-8	P	0	0.00
016	06/17	09:23	-8	0	0	-1	0	0	0	-9	-9	P	0	0.00
017	06/18	08:52	-9	0	0	-1	0	0	0	-10	-10	P	0	0.00
018	06/19	08:00	-10	0	0	-2	0	0	0	-12	-12	P	0	0.00
019	06/20	08:49	-12	0	0	-1	0	0	0	-13	-13	P	0	0.00
020	06/21	09:05	-13	0	0	-1	0	0	0	-14	-14	P	0	0.00
021	06/23	07:44	-14	0	0	0	0	0	0	-14	-14	P	0	0.00
022	06/23	08:36	-14	0	0	0	0	0	0	-14	-14	P	0	0.00
023	06/24	09:00	-14	0	0	0	0	0	0	-14	-14	P	0	0.00
024	06/25	09:12	-14	0	0	0	0	0	0	-14	-14	P	0	0.00
025	06/26	08:57	-14	0	0	0	0	0	0	-14	-14	P	0	0.00
026	06/27	09:25	-14	0	0	-1	0	0	0	-15	-15	P	0	0.00
027	06/28	07:36	-15	0	0	0	0	0	0	-15	-15	P	0	0.00
028	06/30	08:52	-15	0	0	0	0	0	0	-15	-15	P	0	0.00
029	06/30	09:24	-15	0	0	0	0	0	0	-15	-15	P	0	0.00
030	07/01	11:30	-15	15	0	0	0	0	0	0	0	B	0	0.00

	Total		0	15	0	-15	0	0	0	0	0		0	0.00

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.04(a)(iii)

FORM OF SXL REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 4.04(a)(iii)

FORM OF SXL REPORT

SUNOCO LOGISTICS

	PES MIXED BUTANE				PES MIXED BUTANE				PES MIXED BUTANE
	Cavern Inventory				Floating Storage Inventory				Total Inventory
				Ending				Ending				Ending
	Opening			Book	Opening			Book	Opening			Book
Date	Inventory	Receipts	Shipped	Inventory	Inventory	Receipts	Shipped	Inventory	Inventory	Receipts	Transfers	Inventory
9/1/2014	527,098	471	—	527,569	589,094	—		589,094	1,116,192	471	—	1,116,663
9/2/2014	527,569	6,855	—	534,424	589,094	—		589,094	1,116,663	6,855	—	1,123,518
9/3/2014	534,424	2,863	—	537,287	589,094	—		589,094	1,123,518	2,863	—	1,126,381
9/4/2014	537,287	2,856	—	540,143	589,094	—		589,094	1,126,381	2,856	—	1,129,237
9/5/2014	540,143	2,891	—	543,034	589,094	—		589,094	1,129,237	2,891	—	1,132,128
9/6/2014	543,034	2,958	—	545,992	589,094	—		589,094	1,132,128	2,958	—	1,135,086
9/7/2014	545,992	5,062	—	551,054	589,094	—		589,094	1,135,086	5,062	—	1,140,148
9/8/2014	551,054	1,746	5,344	547,456	589,094	—		589,094	1,140,148	1,746	5,344	1,136,550
9/9/2014	547,456	259	25,425	522,290	589,094	—		589,094	1,136,550	259	25,425	1,111,384
9/10/2014	522,290	—	6,316	515,974	589,094	—		589,094	1,111,384	—	6,316	1,105,068
9/11/2014	515,974	—	—	515,974	589,094	—		589,094	1,105,068	—	—	1,105,068
9/12/2014	515,974	1,190	—	517,164	589,094	—		589,094	1,105,068	1,190	—	1,106,258
9/13/2014	517,164	1,123	18,182	500,105	589,094	—		589,094	1,106,258	1,123	18,182	1,089,199
9/14/2014	500,105	—	24,799	475,306	589,094	—		589,094	1,089,199	—	24,799	1,064,400
		28,274	80,066							28,274	80,066

NOTE:                                                   200,000 barrels are owed to PES as part of the buy/sell agreement.

Inventory is not considered FINAL until the EOM invoice is created. Thank you.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 4.09

PRODUCT PURCHASER DELIVERY POINTS

Infrastructure Description	Transfer Point

Colonial Pipeline In Transit	Pipeline Meter at origin and destination

Buckeye Pipeline In Transit	Pipeline Meter at origin and destination

Sunoco Pipeline In Transit	Pipeline Meter at origin and destination

Eagle Point Tanks	Pipeline Meter for Sun Pipeline and Colonial; Dock flange, Tank to Tank Transfer

Kinder Morgan Tanks	Pipeline Meter; Dock flange

Paulsboro Tank Inventory	Pipeline Meter for 3N/Inter-refinery Pipeline [IRPL], inlet flange on pump-over from tank farms with access to the Paulsboro Tanks

Refinery (Girard Point [GP], Point Breeze [PB], Schuylkill River [SR]) Tanks

Dock flanges (GP and PB docks), Processing Unit Battery Limits, Propane/Propylene & Propane Rack Flange, Pipeline Meters for Atlantic Pipeline [APL4 and APL5 lines], Pipeline Meter for Harbor Pipeline, Pipeline Meter for Colonial Pipeline, Pipeline Meter for Laurel Pipeline

Downstream Rack Terminals	The metering point for Product at the rack located within the Downstream Rack Terminals, prior to the point at which such Product is blended or otherwise commingled with ethanol or any other additives

NuStar Tanks	Pipeline Meter for Sun Pipeline and Colonial; Dock flange, Tank to Tank Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SCHEDULE 4.09(a)

FORM OF OIL FLOW REPORT

Attached.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.09(a)

FORM OF OIL FLOW REPORT

		Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual
		Fri	Sat	Sun	Mon	Tue	Wed	Thu	Fri	Sat
	Product Code	8/1/14	8/2/14	8/3/14	8/4/14	8/5/14	8/6/14	8/7/14	8/8/14	8/9/14	Sun 8/10/14
Abo	415700	0.0	-0.6	-0.6	-0.6	0.1	-0.0	-0.2	—	—	-0.0
Agbami	499600	—	—	—	—	—	—	—	—	—	—
Akpo	499100	—	—	—	—	—	—	—	—	—	—
Alba Condensate	414000	—	—	—	—	—	—	—	—	—	—
Amenam	456500	—	—	—	—	—	—	—	—	—	—
Amna	440900	—	—	—	—	—	—	—	—	—	—
Antan	451200	—	—	—	—	—	—	—	—	—	—
Asgard	417500	—	—	—	—	—	—	—	—	—	—
Azeri Ceyhan	415100	-49.1	-62.6	-44.0	-44.9	-28.4	-34.0	-37.3	-17.1	-8.8	-9.0
Azeri Light, SUPSA	415800	—	—	—	—	—	—	—	—	—	—
Bakken Waterborne	301700	-7.4	-15.4	-29.6	-65.1	-59.7	-41.3	-49.8	-45.1	-71.7	-70.8
Bakken Rail	302700	-144.3	-141.6	-142.6	-135.1	-108.6	-133.9	-100.5	-98.0	-118.7	-138.6
Baobab	412500	—	—	—	—	—	—	—	—	—	—
Bintulu Heavy Condensate	493300
Bintulu Light Condensate	493200	—	—	—	—	—	—	—	—	—	—
Bonga	413400	—	—	—	—	—	—	—	—	—	—
Bonny Light	443000	—	—	—	—	—	—	—	—	—	—
Brass River	447800	—	—	—	—	—	—	—	—	—	—
Brega Condensate	493800	—	—	—	—	—	—	—	—	—	—
Brent Blend	440200	—	—	—	—	—	—	—	—	—	—
Cabinda	445000	—	—	—	—	—	—	—	—	—	—
Coco	456800
Cusiana	452500	—	—	—	—	—	—	—	—	—	—
Dalia	418100	—	—	—	—	—	—	—	—	—	—
Doba	492600	-47.0	-39.4	-46.9	-50.5	-41.4	-39.9	-39.5	-41.1	-37.8	-39.3
Draugen	452300	—	—	—	—	—	—	—	—	—	—
EA	426500	—	—	—	—	—	—	—	—	—	—
Eagleford Shale	304000	-2.2	-1.4	-1.4	-0.3	-8.1	-7.0	-4.4	-4.7	-3.6	-13.6

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Ebome	417700	—	—	—	—	—	—	—	—	—	—
Ekofisk	442900	—	—	—	—	—	—	—	—	—	—
El Sharana	414200	—	—	—	—	—	—	—	—	—	—
Erha	415200	—	—	—	—	—	—	—	—	—	—
Escalante	426700	—	—	—	—	—	—	—	—	—	—
Escravos	447700	—	—	—	—	—	—	—	—	—	—
Espoir	300800	—	—	—	—	—	—	—	—	—	—
Etame	489900	—	—	—	—	—	—	—	—	—	—
Foinaven	456600	—	—	—	—	—	—	—	—	—	—
Forcados	447600	—	—	—	—	—	—	—	—	—	—
Foreign Crude(UnCoded)	449400	—	—	—	—	—	—	—	—	—	—
Forties	441600	—	—	—	—	—	—	—	—	—	—
Girassol	492400	—	—	—	—	—	—	—	—	—	—
Gullfaks “A/B”	451100	—	—	—	—	—	—	—	—	—	—
Hibernia	454400	—	—	—	—	—	—	—	—	—	—
IMA	489100	—	—	—	—	—	—	—	—	—	—
Jubilee	499500	—	—	—	—	—	—	—	—	—	—
Kikeh	426600	—	—	—	—	—	—	—	—	—	—
Kumkol	417400	—	—	—	—	—	—	—	—	—	—
Lt Louisiana Swt	425500	—	—	—	—	—	—	—	—	—	—
Lucina	442300	—	—	—	—	—	—	—	—	—	—
Mixed Crude	443580	—	—	—	—	—	—	—	—	—	—
N’Kossa	453700	—	—	—	—	—	—	—	—	—	—
MSW	422800	-2.8	-4.2	-1.4	—	—	-0.2	-7.7	-6.0	-4.9	-2.2
Niobrara	309000	—	—	0.0	-1.1	-27.3	-5.5	-34.3	-39.1	-17.1	-0.0
Norne	455900	—	—	—	—	—	—	—	—	—	—
OFFTEST DIST TO CRUDE	300500	0.0	0.1	0.0	-0.0	—	0.0	-0.0	-0.0	—	—
OFFTEST GAS TO CRUDE	300600	—	—	—	—	—	—	—	—	—	—
OKONO	400000	—	—	—	—	—	—	—	—	—	—
OKWORI	494400	—	—	—	—	—	—	—	—	—	—
OSTRA	499300	—	—	—	—	—	—	—	—	—	—
Oseberg	449100	—	—	—	—	—	—	—	—	—	—
Oklahoma Sweet	450900	—	—	—	—	—	—	—	—	—	—
Palanca	451300	—	—	—	—	—	—	—	—	—	—
Pennington	449300	—	—	—	—	—	—	—	—	—	—
Purovsky Condensate	418500	—	—	—	—	—	—	—	—	—	—

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Qarun	419000	—	—	—	—	—	—	—	—	—	—
Qua Iboe	448700	—	—	—	—	—	—	—	—	—	—
Rabi	453000	—	—	—	—	—	—	—	—	—	—
Rabi/Tchatamba	489800	-1.4	5.2	0.0	34.6	-56.3	-45.2	-17.5	-48.9	-47.9	-38.4
Reclaimed Crude	492500	0.4	1.5	-1.2	1.5	4.6	-0.4	-0.4	-0.8	-0.7	0.2
Remboue	418900	—	—	—	—	—	—	—	—	—	—
Sable Island Condensate	493600	—	—	—	—	—	—	—	—	—	—
Saharan Blend	444701	—	—	—	—	—	—	—	—	—	—
Sarir	441000	—	—	—	—	—	—	—	—	—	—
Saxi Blend	493500	—	—	—	—	—	—	—	—	—	—
Schiehallion	480000	—	—	—	—	—	—	—	—	—	—
Offtest VGO	303100	0.0	0.0	0.0	-0.0	—	0.0	-0.0	—	—	—
Sleipner Condensate	426800	—	—	—	—	—	—	—	—	—	—
Tampa	302800	—	—	—	—	—	—	—	—	—	—
TerraNova Crude	417300	—	—	—	—	—	—	—	—	—	—
Troll	456400	—	—	—	—	—	—	—	—	—	—
Usan	303300	-0.0	0.0	0.0	0.0	-0.0	0.0	-0.0	-0.0	0.0	-0.0
West Hackberry Sweet	301000	—	—	—	—	—	—	—	—	—	—
White Rose	414100	-0.7	-1.8	-0.3	-0.1	-4.0	-0.1	-0.1	-0.2	-0.1	0.0
WTI	425400	-57.5	-44.2	-39.0	-38.4	36.7	0.1	-18.4	-14.1	-0.8	0.1
Yoho	489700	0.0	0.0	0.0	0.0	-0.5	—	—	—	—	—
Zafiro	418000	—	—	—	—	—	—	—	—	—	—
Zarzatine	447100	—	—	—	—	—	—	—	—	—	—
Zuata Sweet	489600	—	—	—	—	—	—	—	—	—	—
**** Total CHARGES		-312.2	-304.3	-307.0	-300.0	-292.8	-307.3	-310.2	-315.1	-312.1	-311.5
Other Crudes		—	—	—	—	—	—	—	—	—	—
*Total Other Crudes	Other_Crude	—	—	—	—	—	—	—	—	—	—
**** Total CHARGES		-312.2	-304.3	-307.0	-300.0	-292.8	-307.3	-310.2	-315.1	-312.1	-311.5

83CB Hi RVP	023800	-2.1	6.6	97.3	-19.4	-0.6	51.3	44.3	22.8	63.3	58.8
83CB Mid RVP	023820	7.6	43.1	-17.6	64.0	45.2	1.6	0.0	-0.9	3.0	15.7
83CB Low RVP	023830	—	—	—	—	—	—	—	—	—	—
83RB	133400	79.6	53.8	101.9	81.9	72.4	83.4	77.3	99.0	46.1	73.7
91CB Hi RVP	225000	—	0.4	—	10.0	22.1	20.9	0.0	-0.1	20.0	—
91CB Mid RVP	225020	-0.0	-1.0	1.1	0.0	-0.0	-7.9	0.0	-0.3	52.1	-0.6
91RB Exports	132200	—	—	—	—	—	—	—	—	—	—

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

91RB	132100	28.0	97.8	9.0	4.8	-0.7	52.3	32.0	44.3	-19.5	0.0
Untreated Cat Gasoline	492900	-0.7	0.3	-1.0	1.7	0.5	0.3	0.3	1.1	18.2	-0.7
Gasoline Components	Gascom	50.1	-28.8	-9.8	28.7	-1.5	-41.1	-2.8	-22.9	-39.9	2.7
*Total Gasoline	Total_Gas	162.3	172.3	181.0	171.7	137.4	160.6	151.1	143.1	143.2	149.7
#2HHO	001800	0.1	-0.1	0.0	0.1	0.1	0.4	0.3	-2.6	2.7	0.1
Dist Stocks (ABL)	002700	4.8	-3.3	-7.6	-1.0	-1.1	2.7	-2.4	-10.6	-6.1	-4.5
Dist Stocks (Intermediated)	042500	—	—	—	—	—	-0.0	0.0	-0.0	—	—
Jet/Jet Stocks	Jet	7.9	2.2	3.2	42.7	32.8	-0.7	0.3	16.2	43.4	15.3
Kero/ULSD1	224400	5.7	16.3	12.8	-26.4	-18.5	12.9	12.9	-0.8	-25.1	3.4
LCO	005300	6.5	3.1	-6.8	5.2	0.2	-4.0	-10.9	-12.7	-13.0	-3.7
LCO - TREATED
ULSD2	224600	106.5	106.9	113.2	52.7	106.6	63.5	67.7	127.4	100.3	118.3
ULSD2 Export/15ppm 2FO	224630/227900	6.4	—	—	56.0	—	50.5	49.6	—	17.5	—
*Total Distillate		137.8	125.1	114.9	129.2	120.1	125.3	117.3	116.9	119.7	129.0
0.3% #6 Fuel	429600	12.8	13.1	11.9	12.3	16.3	14.3	15.2	13.9	-29.9	8.8
0.5% #6 Fuel
1.0% #6 Fuel
FCC Bottoms	428900	11.5	11.5	19.7	12.8	11.4	12.7	11.2	11.0	53.7	11.2
*Total Residual Fuel		24.4	24.6	31.6	25.0	27.7	27.1	26.4	24.9	23.8	20.0
Ethanol	Ethanol	—	—	—	—	—	—	—	—	—	—
*Total Ethanol		—	—	—	—	—	—	—	—	—	—
Propane	003300	6.2	4.6	3.1	9.7	8.7	6.9	7.1	6.7	7.0	5.3
*Total Propane		6.2	4.6	3.1	9.7	8.7	6.9	7.1	6.7	7.0	5.3
Benzene	006700	0.5	1.6	-1.0	-1.4	-1.5	-1.4	-1.2	-1.5	-1.0	-1.3
Cumene	038300	-0.0	0.2	2.5	3.3	3.3	2.9	4.1	2.6	3.3	4.0
PP Mix	009500	5.2	7.7	3.6	4.4	4.0	2.7	3.6	3.7	3.3	2.8
Toluene
*Total Chemicals		5.6	9.5	5.0	6.3	5.8	4.3	6.5	4.8	5.6	5.5
BB	000800	-1.4	-1.2	-0.4	-1.6	-0.5	-0.1	-1.1	-1.4	-0.1	0.0
Butane, ISO	001000	-6.4	-9.7	-3.0	-6.8	-5.8	-5.4	-6.5	-7.5	-6.8	-7.7
Butane, Blending PES	439000
Butane, Blending Purchase/Sale
Butane, Blending JPMVEC	223300	15.4	17.1	3.3	10.1	7.0	9.8	10.4	13.1	0.1	6.3
*Total C4’s		7.7	6.3	-0.1	1.6	0.8	4.3	2.9	4.2	-6.8	-1.4
Naphtha Draw (Purchase)	442500	—	—	—	—	—	—	—	—	—	—
Naphtha Build (Sales)	017400	-16.6	6.8	-20.6	-17.1	15.8	-2.0	3.0	5.9	16.7	-1.3

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

*Total Naphtha		-16.6	6.8	-20.6	-17.1	15.8	-2.0	3.0	5.9	16.7	-1.3
Cat Feed Draw (Purchase)	016000	-15.0	-16.3	-20.4	-29.9	-21.6	-27.5	-5.5	2.4	-1.0	-9.1
Cat Feed Build (Sales)	446500	—	—	—	—	—	—	—	—	—	—
*Total FCC Feed		-15.0	-16.3	-20.4	-29.9	-21.6	-27.5	-5.5	2.4	-1.0	-9.1
Produced Fuels - Coke	042800	6.7	6.7	6.7	6.7	6.7	6.6	6.6	6.6	6.4	6.5
Produced Fuels - Gas & Oil	042700	9.6	9.9	9.9	9.2	8.9	9.2	9.2	9.0	8.8	8.7
*Total Produced Fuels		16.3	16.7	16.6	15.9	15.5	15.8	15.8	15.6	15.2	15.3
Benzene Rich Reformate	496600	1.5	-7.8	-2.2	0.4	0.6	-0.2	0.2	-0.2	0.0	-0.1
Misc Fuels	Misc_Fuels	0.3	0.5	1.7	-1.3	-3.7	0.9	0.7	0.5	0.2	1.2
*Total Misc Fuels		1.8	-7.3	-0.5	-0.9	-3.1	0.7	0.9	0.3	0.2	1.1
Sulfur	Sulfur	—	—	—	0.1	0.1	0.2	0.2	0.2	0.2	—
*Total Sulfur		—	—	—	0.1	0.1	0.2	0.2	0.2	0.2	—
Other Yields	Other_Yields	—	—	—	—	—	—	—	—	—	—
*Total Other Yields		—	—	—	—	—	—	—	—	—	—
**** Total YIELDS		330.6	342.2	310.6	311.6	307.2	315.6	325.7	324.9	323.8	314.0

GAIN		18.4	37.9	3.6	11.6	14.4	8.2	15.5	9.8	11.7	2.5
Net Gain		2.1	21.2	-13.0	-4.3	-1.1	-7.5	-0.3	-5.7	-3.5	-12.8

UNIT RATES (MB/D)
Alky Production 433	AKG	17.6	18.0	18.2	18.0	18.2	18.1	18.3	18.1	18.2	18.1
Alky Production 869	AKP	6.5	7.0	7.1	7.0	7.0	7.3	7.3	7.3	6.3	5.0
Cats 1232	FCP	87.1	88.2	88.0	88.3	88.0	86.4	84.4	84.3	84.0	83.9
Cats 868	PCP	49.7	49.7	49.7	49.7	49.6	49.1	49.7	48.8	41.2	44.1
Crude 137	R137	199.0	198.9	200.0	200.5	198.3	199.0	196.1	196.0	196.2	195.8
Crude 210A	R21A	44.9	45.4	43.8	40.3	40.3	46.0	49.6	49.6	49.6	49.6
Crude 210B	R21B	66.6	65.2	63.6	60.0	60.1	60.1	63.2	65.2	65.2	65.2
Cumene 1733	CUM	0.9	1.0	2.8	3.6	3.5	3.6	3.6	3.6	3.6	3.6
HDS 231	GFFD	15.5	17.8	23.1	19.0	15.2	15.1	15.9	18.0	20.1	19.2
HDS 859	59FD	33.1	40.7	44.8	45.1	48.0	51.9	53.6	56.9	54.5	55.6
HDS 865	65FD	43.6	43.6	42.7	39.6	38.0	34.4	38.7	44.1	40.4	38.9
HDS 866	66FD	19.4	18.9	18.8	18.7	18.7	18.9	19.9	19.9	19.9	20.0
ISO 331	N4.3	8.9	9.5	9.3	9.4	9.5	9.5	9.5	9.5	9.5	9.6

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

LSG 870	GPH	52.2	52.9	53.5	52.8	53.4	53.4	52.5	50.9	36.1	48.8
Reformer 1332	GY3	27.0	26.9	26.9	25.4	24.0	24.0	24.0	23.7	22.3	22.0
Reformer 860	60F	31.0	31.0	31.1	31.2	31.2	31.1	31.2	31.2	31.3	31.2
Udex/Sulf 1732	HLUF	4.4	16.5	17.1	16.0	15.0	14.8	14.9	15.0	14.5	14.1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

SCHEDULE 4.09(c)

FORM OF MLC RP TRADE CONFIRMATION

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Merrill Lynch Commodities, Inc., 20 E. Greenway Plaza, 7th Floor, Houston, TX  77046

Phone: (832) 681-2120  Fax:  (713) 544-1507

<Counterparty>

Attn: Confirmations Department

Phone:  XXX-XXX-XXXX

Fax:  XXX-XXX-XXXX

PHYSICAL REFINED PRODUCTS TRADE CONFIRMATION

Transaction ID:  XXXXXXX

The purpose of this communication is to confirm the terms and conditions of the transaction entered into between Merrill Lynch Commodities, Inc. and <Counterparty> on the Trade Date specified below (the “Transaction”).  This communication constitutes a “Confirmation” as referred to in the Agreement specified below.

The following Special Provisions and the referenced general terms (“General Terms”) constitute the entire Agreement (the “Agreement”) between the Buyer and Seller.  All provisions contained in the Agreement govern this Transaction except as expressly modified below.

Please note that the terms of this Transaction shall be agreed solely between the parties and that any broker confirmation referencing the details of this transaction is for information purposes only.  Buyer agrees to buy and Seller agrees to sell crude oil and/or condensate (“Product”) under the terms and conditions as set forth below.

Special Provisions:

Trade Date:	<MM/DD/YYYY>

Buyer:	<Counterparty>

Seller:	Merrill Lynch Commodities, Inc.

Product:	<Product>

Quality:	Typical Product specs.

Quantity:	Approximately XX,XXX Barrels Per <>

Price:	Arithmetic average of the daily settlement prices for the First Nearby month of the <Product> Futures Contract for each

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

<Exchange> Trading Day Monthly Business Day Average - Contract Month less $XX.XX USD per Barrel

Delivery Terms:	<Delivery> at <Location>

Delivery Method:	<Delivery Method>

Delivery Period:	<MM/DD/YYYY> to <MM/DD/YYYY>

Payment:	Wire net <> days after receipt of invoice

Credit:	Per MLCI standard credit practice and procedures

Limitation of Liability:	In no event shall Seller or Buyer be liable for any indirect, special, punitive or consequential damages.

Additional Terms:

Taxes:

Unless otherwise specifically provided elsewhere in this agreement, or required by law, any federal, state or local tax, duty or fee, or the amount equivalent thereto, now and hereafter imposed, levied or assessed by any governmental agency, authority or subdivision, upon, measured by, incident to, or as a result of, the transactions herein provided for, shall, if collectable or payable by delivering party, be paid or reimbursed by receiving party on demand by delivering party from and against any such tax, duty, or fee including any interest and penalties thereon.  Notwithstanding the foregoing, it is understood and agreed that this provision shall not apply to income, franchise, or like taxes levied on, or measured by a party’s net income.  If a receiving party claims exemption from any of the aforesaid taxes, then receiving party must furnish delivering party with a properly completed and executed exemption certificate in the form and within time limits prescribed by, and acceptable to, the appropriate taxing authority in lieu of payment of such taxes or reimbursement of such taxes to delivering party.

Governing Law:

The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York, without regard to conflict of law principles.  Exclusive jurisdiction for any litigation arising out of this Agreement or its subject matter shall only be any federal or state court in the City of New York, State of New York, to whose jurisdiction the parties hereby subject themselves.  In any such proceeding the parties hereby waive any objection to forum including, without limitation, any objection based on lack of personal jurisdiction, improper venue, or inconvenient forum.   EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.  FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Neither party may assign this Agreement without the prior written consent of the other party.

PTD Message:

For RBOB: Base gasoline not for sale to ultimate consumer. This RBOB may not be combined with any other RBOB except other RBOB having the same requirements for oxygenate type(s) and amount(s), or, prior to blending, with reformulated gasoline.

For conventional gasoline: This product does not meet the requirements for reformulated gasoline, and may not be used in any reformulated gasoline covered area.

For undyed 15 ppm sulfur diesel fuel:  15 ppm sulfur (maximum) Undyed Ultra-Low Sulfur Diesel Fuel. For use in all diesel engines.

For heating oil: Heating Oil. Not for use in highway vehicles or engines or nonroad, locomotive, or marine engines.

For dyed locomotive and marine diesel fuel:  500 ppm sulfur (maximum) Dyed Low Sulfur Locomotive and Marine diesel fuel. Not for use in highway or other nonroad vehicles and engines.

For ECA marine fuel: 1,000 ppm sulfur (maximum) ECA marine fuel. For use in Category 3 marine vessels only. Not for use in engines not installed on C3 marine vessels.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via facsimile an executed copy of this Confirmation within three (3) Business Days of your receipt of this Confirmation (or other time period if expressly set forth in the Agreement).  Failure to respond within such period will not affect the validity or the enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

These Special Provisions and the General Terms, which are hereby incorporated by reference, represent the entire agreement between the parties.  In the event that the General Terms are inconsistent with the above Special Provisions, these Special Provisions shall control.

Please confirm by fax to 713-544-1467 that the above accurately records the terms and conditions of our Agreement.  If you do not respond within three (3) business days, all terms and conditions of this Agreement shall be binding.  If you have any questions, please call 832-681-5521.

Merrill Lynch Commodities, Inc.	<Counterparty>

By:	By:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MERRILL LYNCH COMMODITIES, INC.(1)

TRADE ID:

[PURCHASER NAME]

TRADE ID:

TRADE DATE:

PLEASE NOTE THAT CONTRACT AND INVOICE RELATED CORRESPONDENCE REGARDING THIS TRANSACTION SHOULD BE DIRECTED TO FAX NUMBER [                    ].

SPECIAL PROVISIONS:

1. BUYER:

[PURCHASER]

[ADDRESS]

2. SELLER:

MERRILL LYNCH COMMODITIES, INC. (“MLC”)

20 E. GREENWAY PLAZA

STE 700

HOUSTON, TX  77046

UNITED STATES

3.  PRODUCT:

[NOTE: PRODUCTS TO BE AGREED WITH PURCHASER.]

4.  QUANTITY (BY PRODUCT):

[NOTE: QUANTITY AND ANY RELATED QUANTITY ADJUSTMENTS TO BE AGREED WITH PURCHASER.]

5.  QUALITY (BY PRODUCT):

[NOTE: QUALITY PROVISIONS TO BE AGREED WITH PURCHASER.]

6.  DELIVERY PERIOD AND DELIVERY POINT:

[NOTE: DELIVERY PERIOD AND DELIVERY POINT TO BE AGREED WITH PURCHASER.]

7.  PRICE: (BY PRODUCT):

[NOTE: PRICE PROVISIONS TO BE AGREED WITH PURCHASER.]

ROUNDING: IN ALL CASES, THE SETTLEMENT PRICE WILL BE ROUNDED TO 4 DECIMAL PLACES.

(1)  This form of confirmation to be used solely in connection with the use of Sunoco, Inc.’s General Terms and Conditions for Sales and Purchases of Refined Products, Intermediates, Ethanol, Biodiesel and Renewable Identification Numbers (RINs) in Sunoco Marketing-Supply, Wholesale Bulk and SIL, dated August 14, 2012.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.  PAYMENT:

[PAYMENT TO BE MADE VIA WIRE TRANSFER OF FEDERAL FUNDS TO SELLER’S DESIGNATED BANK (2) BUSINESS DAYS AFTER RECEIPT OF SELLER’S TELEX OR TELECOPY INVOICE AND PIPELINE METER TICKET EVIDENCING NET QUANTITY AND QUALITY. IF BY BOOK TRANSFER, PAYMENT TO BE MADE BY WIRE TRANSFER OF FEDERAL FUNDS ON BOOK TRANSFER EFFECTIVE DATE.] [NOTE: THIS PARAGRAPH TO BE USED FOR PIPELINE TRANSACTIONS.]

[PAYMENT TO BE MADE VIA WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS INTO SELLER’S ACCOUNT AT ITS DESIGNATED BANK ON THE SECOND (2ND) BUSINESS DAY AFTER RECEIPT OF INVOICE AND INSPECTION REPORT.][NOTE: THIS PARAGRAPH TO BE USED FOR NON-PIPELINE TRANSACTIONS]

NOTWITHSTANDING ANYTHING CONTAINED IN ANY OTHER AGREEMENT TO THE CONTRARY, ALL PAYMENTS TO BE MADE BY THE BUYER WILL BE MADE WITHOUT DISCOUNT, DEDUCTION OR SET-OFF AND BUYER MAY NOT DEDUCT IN RESPECT OF ANY CLAIM IT MAY HAVE AGAINST SELLER OR IN RESPECT OF AMOUNTS OWED BY OR TO ANY THIRD PARTY (INCLUDING WITHOUT LIMITATION, AMOUNTS OWED BY OR TO ANY AFFILIATE OF EITHER PARTY).

BUYER SHALL PAY AN INTEREST CHARGE ON LATE PAYMENTS FROM THE PAYMENT DATE UNTIL THE SELLER RECEIVES PAYMENT AT A RATE EQUAL TO TWO PERCENT (2%) OVER THE BANK OF AMERICA PRIME RATE IN EFFECT AT THE CLOSE OF THE BUSINESS DAY ON WHICH PAYMENT WAS DUE.   AS USED IN THIS CONFIRMATION, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR GENERAL BUSINESS IN NEW YORK CITY.

9.  CERTAIN EXPENSES:

BUYER SHALL BE RESPONSIBLE FOR ANY AND ALL FEES, COSTS AND EXPENSES INCURRED OR ACCRUED WITH RESPECT TO PRODUCT AT AND AFTER TITLE IS TRANSFERRED AT THE DELIVERY POINT.

10. MATERIAL SAFETY DATA SHEETS:

SELLER HAS MADE AVAILABLE MATERIAL SAFETY DATA SHEETS, WHICH PROVIDE WARNINGS AND SAFETY AND HEALTH INFORMATION CONCERNING THE PRODUCT(S). BUYER AGREES TO DISSEMINATE THE INFORMATION SO AS TO WARN OF POSSIBLE HAZARDS TO ALL PERSONS WHOM BUYER CAN REASONABLY FORESEE MAY BE EXPOSED TO THE HAZARDS INCLUDING, WITHOUT LIMITATION, BUYER’S EMPLOYEES, AGENTS, CONTRACTORS, AND CUSTOMERS. BUYER AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER AGAINST ALL LIABILITY ARISING OUT OF OR IN ANY WAY CONNECTED WITH ITS FAILURE TO PROPERLY DISSEMINATE THE WARNINGS AND INFORMATION INCLUDING, WITHOUT LIMITATION, LIABILITY FOR INJURY, SICKNESS, DEATH, AND PROPERTY DAMAGE.

11.          ENTIRE AGREEMENT:

THIS CONTRACT, TOGETHER WITH THE GTCS (AS DEFINED IN SECTION 12 OF THIS CONTRACT), EVIDENCES OUR UNDERSTANDING OF THE ENTIRE AGREEMENT AND SHALL CONSTITUTE THE FORMAL CONTRACT BETWEEN THE PARTIES. PLEASE ACKNOWLEDGE YOUR ACCEPTANCE OF AND AGREEMENT TO THE TERMS STATED HEREIN BY RETURNING TO MLC A SIGNED COUNTERPART TO THIS CONTRACT.

12. GENERAL TERMS & CONDITIONS:

WHERE NOT IN CONFLICT WITH THE FOREGOING TERMS OF THIS CONTRACT, PART 1 OF SUNOCO, INC.’S GENERAL TERMS AND CONDITIONS FOR SALES AND PURCHASES OF REFINED PRODUCTS, INTERMEDIATES, ETHANOL, BIODIESEL AND RENEWABLE IDENTIFICATION NUMBERS (RINS) IN SUNOCO MARKETING-SUPPLY, WHOLESALE BULK AND SIL, DATED AUGUST 14, 2012, (the “GTCS”) WITH THE FOLLOWING AMENDMENTS SHALL GOVERN THIS CONTRACT AND ARE HEREBY

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INCORPORATED BY REFERENCE:

AMENDMENTS TO GTCS

A.                                    ALL REFERENCES TO “SUNOCO” IN THE BODY OF THE GTCS ARE HEREBY DELETED IN THEIR ENTIRETY AND REPLACED WITH “SELLER”; PROVIDED, HOWEVER, THAT THE REFERENCE TO “SUNOCO” IN SECTION 25 SHALL BE REPLACED WITH “MLC”.

B.                                    SECTION 2 IS HEREBY AMENDED BY: INSERTING AFTER THE DEFINITION OF “RENEWABLE IDENTIFICATION NUMBER (RIN, RINS, RIN(s))” AND BEFORE THE DEFINITION OF “SPECIAL PROVISIONS,” “REQUIRED INFRASTRUCTURE - ANY VESSELS, DOCKS, RACKS, RAILROADS, TERMINALS, PIPELINES, STORAGE TANKS AND OTHER STRUCTURES AND EQUIPMENT THAT ARE UTILIZED TO FULFILL TO THE PERFORMANCE BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT.”

C.                                    SECTION 6.2 IS HEREBY AMENDED BY INSERTING AT THE END OF THE FIRST SENTENCE “AND IN THE SOLE DISCRETION OF THE TERMINAL WHERE LOADING AND/OR UNLOADING WILL OCCUR”.

D.                                    SECTION 9 IS HEREBY AMENDED BY DELETING “, ELECTRONIC FUNDS TRANSFER” WHERE IT APPEARS IN THE 2ND LINE OF SUCH SECTION.

E.                                     SECTION 9.2 IS HEREBY AMENDED BY (I) DELETING THE PHRASE “OR, AT THE DISCRETION OF THE BUYER,” AT THE END OF SECTION 9.2b., AND (II) DELETING SECTION 9.2c. IN ITS ENTIRETY.

F.                                      SECTION 9.7 IS HEREBY AMENDED BY INSERTING IN THE 5TH LINE OF SUCH SECTION IMMEDIATELY AFTER THE PHRASE “BUYER MUST”, THE PHRASE “, AT SUCH TIME AS SELLER MAY REQUEST,”.

G.                                    SECTION 10 IS HEREBY AMENDED BY (I) DELETING THE TERM “RESPONSIBILITY” WHERE IT APPEARS IN THE 1ST LINE OF SUCH SECTION AND REPLACING SUCH TERM WITH “STATUS”, AND (II) BY DELETING, IN THE 2ND SENTENCE OF SUCH SECTION, THE PHRASE “TO CANCEL OR SUSPEND ITS DELIVERY OBLIGATIONS AND TO OFFSET ANY PAYMENTS OR DELIVERIES DUE TO SELLER UNDER THIS AGREEMENT OR OTHER AGREEMENTS BETWEEN THE PARTIES” AND REPLACING IT WITH THE FOLLOWING PHRASE “TO EXERCISE ANY RIGHTS OR REMEDIES UNDER SECTION 16”.

H.                                   SECTION 11 IS HEREBY AMENDED BY DELETING THE LAST SENTENCE OF SUCH SECTION AND REPLACING IT WITH THE FOLLOWING NEW SENTENCE:

“IF THE PARTIES ARE UNABLE TO AGREE ON AN ALTERNATIVE INDEX OR OTHERWISE AGREE ON A PRICE WITHIN TEN (10) DAYS OF NEGOTIATION, THEN THE ISSUE SHALL BE RESOLVED BY AN EXPERT REASONABLY AGREED UPON BY THE PARTIES.  THE EXPERT SHALL BE QUALIFIED BY EDUCATION, EXPERIENCE OR TRAINING TO DETERMINE AN ALTERNATIVE INDEX OR METHOD OF PRICING AND SHALL NOT BE A CURRENT OR FORMER EMPLOYEE OF EITHER PARTY OR HAVE A STAKE IN THE OUTCOME OF THE ISSUE. THE COST OF THE EXPERT SHALL BE SHARED EQUALLY BY THE PARTIES.”

I.                                        SECTION 12 IS HEREBY AMENDED BY (I) DELETING THE PHRASE “, OR THE RECEIPT OF PAYMENT THEREFORE,” WHERE IT APPEARS IN THE 3rd LINE OF SUCH SECTION, (II) INSERTING, IMMEDIATELY AFTER THE PHRASE “IMPOSED BY LAW ON THE SELLER” IN THE  7TH LINE OF SUCH SECTION, THE PHRASE “AND ANY PENALTIES AND INTEREST THEREON”, AND (III) INSERTING, AT END OF THE 2ND PARAGRAPH OF SUCH SECTION, THE FOLLOWING:

“IF THE BUYER DOES NOT FURNISH SUCH CERTIFICATES OR THE TRANSACTION IS SUBJECT TO TAX UNDER APPLICABLE LAW, THE BUYER SHALL REIMBURSE AND INDEMNIFY THE SELLER FOR ALL TAXES PAID OR INCURRED BY THE SELLER,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TOGETHER WITH ALL PENALTIES AND INTEREST THEREON. “TAXES” INCLUDES, WITHOUT LIMITATION, ANY AND ALL FEDERAL, STATE AND LOCAL TAXES, DUTIES, FEES AND CHARGES, INCLUDING ALL ENVIRONMENTAL, OIL SPILL, TRANSACTIONAL GROSS RECEIPTS AND SALES AND USE TAXES, HOWEVER DESIGNATED, PAID OR INCURRED WITH RESPECT TO THE PURCHASE, EXCHANGE, USE, RESALE, IMPORTATION OR HANDLING OF THE PRODUCT. EACH PARTY AGREES TO PROMPTLY DELIVER TO THE OTHER PARTY ANY OTHER TAX FORM OR CERTIFICATE REASONABLY REQUESTED BY SUCH OTHER PARTY INCLUDING WITHOUT LIMITATION EXECUTED IRS FORM W-9, W-8BEN OR W-8ECI (OR SUCCESSOR FORM), AS APPROPRIATE.”

J.                                        SECTION 13 IS HEREBY AMENDED BY (I) DELETING THE PHRASE “BE DELIVERED” IN CLAUSE C OF SUCH SECTION AND REPLACING IT WITH THE FOLLOWING PHRASE “ON DELIVERY BE TRANSFERRED”, AND (II) DELETING THE SECOND PARAGRAPH IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING NEW PARAGRAPH:

“THE SELLER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND DISCLAIMS ALL SUCH WARRANTIES TO THE FULLEST EXTENT ALLOWED BY LAW. IN NO EVENT, REGARDLESS OF NEGLIGENCE, SHALL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES. UNDER NO CONDITIONS SHALL ANY CLAIM BE MADE UNDER THIS AGREEMENT FOR PROSPECTIVE PROFIT OR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.”

K.                                    SECTION 16 IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 16:

“16.  LIQUIDATION AND CLOSE-OUT

THE PARTIES SPECIFICALLY AGREE THAT THIS AGREEMENT AND ALL TRANSACTIONS PURSUANT THERETO ARE “FORWARD CONTRACTS,” SWAP AGREEMENTS” AND “MASTER NETTING AGREEMENTS” AS SUCH TERMS ARE DEFINED IN THE UNITED STATES BANKRUPTCY CODE, 11 U.S.C. SECTION 101 (AS AMENDED) (“BANKRUPTCY CODE”). IN ADDITION, THE PARTIES SPECIFICALLY AGREE THAT THEY ARE “FORWARD CONTRACT MERCHANTS,” “SWAP PARTICIPANTS” AND “MASTER NETTING AGREEMENT PARTICIPANTS” AS SUCH TERMS ARE DEFINED IN SECTION 101 OF THE BANKRUPTCY CODE.  IF EITHER PARTY BECOMES SUBJECT TO BANKRUPTCY CODE PROCEEDINGS, IT IS UNDERSTOOD AND AGREED THAT SECTIONS 556,  560 AND 561 OF THE BANKRUPTCY CODE APPLY, THAT THE OTHER PARTY SHALL BE ENTITLED TO EXERCISE ITS RIGHTS TO LIQUIDATE, TERMINATE AND/OR ACCELERATE THIS AGREEMENT AND ALL TRANSACTIONS PURSUANT THERETO AS A “FORWARD CONTRACT MERCHANT,”  “SWAP PARTICIPANT” AND “MASTER NETTING AGREEMENT PARTICIPANT” AND THAT ANY SUCH TERMINATION, LIQUIDATION AND/OR ACCELERATION, THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY AGREEMENT OR ARRANGEMENT OR OTHER CREDIT ENHANCEMENT, AND THE NETTING OR SETOFF OF ANY TERMINATION VALUES, PAYMENT AMOUNTS OR OTHER TRANSFER OBLIGATIONS IN CONNECTION THEREWITH, SHALL NOT BE STAYED PURSUANT TO SECTION 362 OF THE BANKRUPTCY CODE OR OTHERWISE. IF A PARTY (THE “DEFAULTING PARTY”) (A) SHALL  FILE A PETITION OR OTHERWISE COMMENCE A PROCEEDING UNDER ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR HAVE ANY SUCH PETITION FILED OR PROCEEDING COMMENCED AGAINST IT, (B) SHALL BECOME INSOLVENT, (C) SHALL FAIL TO PAY ITS DEBTS AS THEY BECOME DUE, (D) SHALL FAIL TO PERFORM ANY OBLIGATION DESCRIBED IN SECTION 10 OR SECTION 21(a), (b) OR (c), OR (E), SOLELY WITH RESPECT TO THE BUYER AS DEFAULTING PARTY, SHALL FAIL TO PROVIDE ADEQUATE ASSURANCE OR SECURITY OF ITS ABILITY TO

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PERFORM ITS OBLIGATIONS HEREUNDER WITHIN 48 HOURS AFTER RECEIPT OF A REQUEST THEREFOR FROM SELLER (WHEN THE SELLER HAS REASONABLE GROUNDS FOR INSECURITY), THE OTHER PARTY (THE “LIQUIDATING PARTY”) SHALL HAVE THE RIGHT TO (I) IMMEDIATELY CANCEL OR SUSPEND ITS DELIVERY OBLIGATIONS UNDER THIS AGREEMENT AND/OR OTHER AGREEMENTS BETWEEN THE PARTIES, (II) IMMEDIATELY OFFSET ANY PAYMENTS OR DELIVERIES DUE TO THE LIQUIDATING PARTY UNDER THIS AGREEMENT AND/OR OTHER AGREEMENTS BETWEEN THE PARTIES, AND/OR (III) ON NOTICE TO THE DEFAULTING PARTY TO TERMINATE AND LIQUIDATE THIS AGREEMENT, ANY OR ALL TRANSACTIONS HEREUNDER AND ANY OR ALL OTHER FORWARD CONTRACTS, SWAP AGREEMENTS AND MASTER NETTING AGREEMENTS BETWEEN THE PARTIES THEN OUTSTANDING AT ANY TIME OR FROM TIME TO TIME THEREAFTER (EACH A “TRANSACTION” AND, COLLECTIVELY, THE “TRANSACTIONS”) BY DESIGNATING A DATE (NOT EARLIER THAN THE DATE OF SUCH NOTICE AND NOT LATER THAN TWENTY (20) DAYS AFTER THE DATE OF SUCH NOTICE (AN “EARLY TERMINATION DATE”)) ON WHICH TO TERMINATE, LIQUIDATE AND ACCELERATE ALL SUCH OUTSTANDING TRANSACTIONS AND CALCULATE A TERMINATION PAYMENT (AS DEFINED BELOW) IN THE MANNER SET FORTH BELOW. NOTWITHSTANDING THE FOREGOING, IF THE DEFAULTING PARTY IS GOVERNED BY A SYSTEM OF LAW THAT DOES NOT PERMIT TERMINATION TO TAKE PLACE AFTER THE OCCURRENCE OF A DEFAULT SPECIFIED IN CLAUSE (A), (B) or (C) OF THIS SECTION 16, THEN NO  NOTICE SHALL BE REQUIRED UPON THE OCCURRENCE OF SUCH EVENT OF DEFAULT, IN WHICH CASE THE EARLY TERMINATION DATE SHALL BE DEEMED DESIGNATED IMMEDIATELY PRECEDING THE OCCURRENCE OF SUCH EVENT.

THE LIQUIDATING PARTY SHALL TERMINATE AND LIQUIDATE ANY OR ALL OUTSTANDING TRANSACTIONS BY:

(A) CALCULATING A SETTLEMENT PAYMENT FOR EACH SUCH TRANSACTION IN AN AMOUNT EQUAL TO THE LOSSES AND COSTS (OR GAINS) WHICH THE LIQUIDATING PARTY INCURS AS A RESULT OF THE CLOSING OUT OF SUCH TRANSACTION AS OF THE EARLY TERMINATION DATE (OR, IF THAT IS NOT REASONABLY PRACTICABLE, THE EARLIEST DATE THEREAFTER THAT IS REASONABLY PRACTICABLE), INCLUDING (AT THE ELECTION OF THE LIQUIDATING PARTY) ANY DAMAGES, COSTS AND EXPENSES WHICH IT INCURS AS A RESULT OF ITS MAINTAINING, TERMINATING AND/OR RE-ESTABLISHING ANY HEDGE OR RELATED TRADING POSITIONS (ALL AS DETERMINED BY THE LIQUIDATING PARTY IN A COMMERCIALLY REASONABLE MANNER) WHICH SETTLEMENT PAYMENT SHALL BE IMMEDIATELY DUE IN U.S. DOLLARS; AND

(B) DISCOUNTING EACH SETTLEMENT PAYMENT TO PRESENT VALUE AS OF THE EARLY TERMINATION DATE TO TAKE ACCOUNT OF THE PERIOD BETWEEN THE EARLY TERMINATION DATE AND THE DATE ON WHICH SUCH AMOUNT WOULD HAVE OTHERWISE BEEN DUE PURSUANT TO THE RELEVANT TRANSACTION (SUCH DISCOUNTING, INCLUDING THE INTEREST RATE THEREFOR, AS DETERMINED BY THE LIQUIDATING PARTY IN A COMMERCIALLY REASONABLE MANNER); AND

(C) SETTING OFF OR AGGREGATING, AS APPROPRIATE, ANY OR ALL SETTLEMENT PAYMENTS AND (AT THE ELECTION OF THE LIQUIDATING PARTY) ANY OR ALL OTHER AMOUNTS OWING BETWEEN THE PARTIES UNDER ANY TRANSACTIONS, SO THAT ALL SUCH AMOUNTS ARE AGGREGATED AND/OR NETTED TO A SINGLE LIQUIDATED AMOUNT PAYABLE BY ONE PARTY TO THE OTHER PARTY (SUCH AMOUNT, THE “TERMINATION PAYMENT”).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THE PARTY OWING THE TERMINATION PAYMENT SHALL PAY THE SAME, IN FULL, TO THE OTHER PARTY IN U.S. DOLLARS BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS WITHIN TWO BUSINESS DAYS AFTER RECEIVING THE RESULTS OF THE CALCULATION.  THE LIQUIDATION AND CLOSE-OUT OF ANY OR ALL TRANSACTIONS BETWEEN THE PARTIES IS IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES WHICH THE LIQUIDATING PARTY MAY HAVE.”

L.                                     SECTION 17 IS HEREBY AMENDED BY ADDING, AT END OF 1ST SENTENCE OF SUCH SECTION, THE WORDS “OR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT”

M.                                 SECTION 18 IS HEREBY AMENDED BY (I) INSERTING “THE UNAVAILABILITY OR REDUCED WORKING CAPACITY OF ANY REQUIRED INFRASTRUCTURE,” IMMEDIATELY AFTER THE TERM “BREAKDOWNS,” IN THE 6TH LINE OF THE FIRST PARAGRAPH OF SUCH SECTION, (II) DELETING THE PHRASE “IN A MANNER SELLER DETERMINES TO BE EQUITABLE” AT THE END OF THE SECOND PARAGRAPH OF SUCH SECTION AND REPLACING IT WITH THE PHRASE “IN ANY MANNER SELLER DETERMINES IN ITS SOLE DISCRETION, INCLUDING, WITHOUT LIMITATION, BY REDUCING OR ELIMINATING SALES AND DELIVERIES TO BUYER TO SUCH EXTENT AS SELLER DETERMINES IN ITS SOLE DISCRETION”, (III) DELETING THE PHRASE “UNDER THIS AGREEMENT OR” IN THE SECOND LINE OF THE THIRD PARAGRAPH OF SUCH SECTION AND REPLACING IT WITH THE PHRASE “UNDER THIS AGREEMENT, TO SELL TO BUYER ANY ADDITIONAL PRODUCT(S) WHICH SELLER MAY ACQUIRE, OR TO”, (IV) DELETING THE PHRASE “3 CONSECUTIVE MONTHS” IN THE 1ST LINE OF THE 4TH PARAGRAPH OF SUCH SECTION AND REPLACING SUCH PHRASE WITH “30 CONSECUTIVE DAYS”, (V) IN THE 2ND LINE OF THE 4TH PARAGRAPH OF SUCH SECTION, INSERTING THE PHRASE “THE AFFECTED DELIVERIES UNDER” IMMEDIATELY AFTER THE PHRASE “MAY CANCEL” AND DELETING THE PHRASE “30 DAYS” AND REPLACING IT WITH “FIVE BUSINESS DAYS”, (VI) DELETING THE PHRASE “AND FULFILL ITS OBLIGATIONS UNDER THE AGREEMENT” AT THE END OF THE 5TH PARAGRAPH OF SUCH SECTION.

N.                                    SECTION 19 IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 19:

19. SHORTAGE OF PRODUCT

“IF, IN THE EVENT OF ANY CURTAILMENT, SHORTAGE OR CESSATION IN SELLER’S EXISTING OR CONTEMPLATED SUPPLY OF PRODUCT TO BE SOLD HEREUNDER (INCLUDING AS THE RESULT OF A FAILURE BY ANY REFINERY TO DELIVER PRODUCT), OR IN THE RAW MATERIALS USED TO MANUFACTURE SUCH PRODUCT, IRRESPECTIVE OF THE CAUSE OR FORESEEABILITY OF SUCH CURTAILMENT, SHORTAGE OR CESSATION (EACH SUCH CURTAILMENT, SHORTAGE OR CESSATION, A “SHORTAGE OF PRODUCT”), SELLER EXPECTS THAT IT WILL NOT MEET ITS REQUIREMENTS FOR SALES TO CUSTOMERS, SELLER MAY REDUCE OR ELIMINATE SALES AND DELIVERIES TO BUYER TO SUCH EXTENT AS SELLER DETERMINES IN ITS SOLE DISCRETION DURING ANY SHORTAGE OF PRODUCT.  SELLER SHALL NOT BE OBLIGATED TO ACQUIRE ADDITIONAL PRODUCT(S) OR TO SELL TO BUYER ANY ADDITIONAL PRODUCT(S) WHICH SELLER MAY ACQUIRE.  THE PROVISIONS OF THIS SECTION 19 ARE IN ADDITION TO, AND NOT IN LIMITATION OF, THE FORCE MAJEURE PROVISIONS SET FORTH IN SECTION 18.  BUYER AGREES THAT THE ALLOCATION PROVISIONS OF SECTIONS 18 AND 19 ARE NOT MANIFESTLY UNREASONABLE AND THAT THE AGREEMENT IS ENTERED INTO IN RELIANCE ON SUCH SECTIONS, WHICH SECTIONS MAY RESULT IN BUYER RECEIVING NO PRODUCT IN THE EVENT OF A SHORTAGE OF PRODUCT OR AN EVENT OF FORCE MAJEURE.”

O.                                    (I) SECTION 21. a), b) AND c) ARE EACH HEREBY AMENDED BY DELETING THE PHRASE “TERMINATE THIS AGREEMENT” WHERE SUCH PHRASE APPEARS IN EACH SUCH SECTION AND REPLACING IT IN EACH INSTANCE WITH THE FOLLOWING PHRASE “EXERCISE ANY OF ITS RIGHTS AND REMEDIES UNDER SECTION 16”; AND (II) SECTION 21. c) IS HEREBY AMENDED BY INSERTING AFTER THE TERM “OBLIGATION” IN THE 1ST LINE OF SUCH SECTION, THE PHRASE “(OTHER THAN ANY OBLIGATION COVERED BY SECTION 21. d) OR 21. e))”.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

P.                                      SECTION 21. d) IS HEREBY AMENDED BY CAPITALIZING THE LETTER “S” AT THE BEGINNING OF THE TERM “SHORTAGE” IN THE THIRD LINE OF SUCH SECTION.

Q.                                    SECTION 21. e) IS HEREBY AMENDED BY DELETING THE PHRASE  “ON THE DATE THAT PAYMENT WOULD OTHERWISE BE DUE IN RESPECT OF THE MONTH WHEN THE FAILURE OCCURRED” AND REPLACING SUCH PHRASE WITH THE FOLLOWING: “WITHIN TWO BUSINESS DAYS OF RECEIPT OF SELLER’S INVOICE”.

R.                                    SECTION 23 IS HEREBY AMENDED BY DELETING THE SECOND PARAGRAPH IN SECTION 23 IN ITS ENTIRETY.

S.                                      SECTION 30 IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 30:

30.   GOVERNING LAW

THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION AND ENFORCEMENT OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  EXCLUSIVE JURISDICTION FOR ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR ITS SUBJECT MATTER SHALL ONLY BE ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK, TO WHOSE JURISDICTION THE PARTIES HEREBY SUBJECT THEMSELVES.  IN ANY SUCH PROCEEDING THE PARTIES HEREBY WAIVE ANY OBJECTION TO FORUM INCLUDING, WITHOUT LIMITATION, ANY OBJECTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR INCONVENIENT FORUM.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.  FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

T.                                     SECTION 31 IS HEREBY AMENDED BY DELETING (I) THE PROVISO IN THE FIRST SENTENCE, AND (II) THE LAST TWO FULL SENTENCES IN SUCH SECTION 31.

U.                                    SECTION 32 IS HEREBY AMENDED BY DELETING CLAUSES b.)  AND c.) OF SUCH SECTION IN THEIR ENTIRETY AND REPLACING THEM WITH “b.) RESERVED” AND “c.) RESERVED” RESPECTIVELY.

V.                                    SECTION 39 IS HEREBY DELETED IN ITS ENTIRETY.

W.           SECTION 43 IS HEREBY DELETED IN ITS ENTIRETY.

X.            PART 2 OF THE GTCS IS HEREBY DELETED IN ITS ENTIRETY.

13.  CONTACTS

A)  SELLER:

Notices:
Address:	Merrill Lynch Commodities, Inc.
20 E. Greenway Plaza, Suite 700
Houston, Texas 77046
Attention:	Chief Operating Officer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to (which shall not constitute notice):	Merrill Lynch Commodities, Inc.
20 E. Greenway Plaza, Suite 900
Houston, Texas 77046
Attention:	Legal Department
Facsimile No.:	832-681-7217

Credit:
Email:	sergio.monge@baml.com

Attention:	Sergio Monge
Phone:	646-855-2788

Confirmations:
Email:	dg.mlci_confirmations@baml.com

Attention:	Vinod Mathew
Phone:	832-681-5521
Facsimile No.:	713-544-1507

Scheduling:
Attention:	Elvis Dragovcic
Phone:	646-855-8643

Email:	elvis.dragovcic@baml.com

Invoices and Payments:
Email:	dg.mlci_settlements@baml.com

Attention:	Suzette Guerrero
Phone:	832-681-5699
Facsimile No.:	832-681-7219

B)  BUYER:

CREDIT:

OPERATIONS:

SCHEDULING:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT A PARTY ISSUES INSTRUCTIONS TO CHANGE ITS ACCOUNT OR ACCOUNT INFORMATION FOR RECEIVING PAYMENTS, THE OTHER PARTY SHALL HAVE THE RIGHT, EXERCISABLE WITHIN 48 HOURS BUT AT LEAST ONE BUSINESS DAY FROM RECEIPT OF SUCH INSTRUCTIONS, TO REQUIRE INDEPENDENT CONFIRMATION OF THE AUTHENTICITY OF SUCH CHANGE PRIOR TO MAKING ANY PAYMENT TO SUCH FIRST PARTY.

PLEASE CONFIRM BY FAX TO 713-544-1467 THAT THE ABOVE ACCURATELY RECORDS THE TERMS AND CONDITIONS OF OUR AGREEMENT.  IF YOU DO NOT RESPOND WITHIN THREE (3) BUSINESS DAYS, ALL TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE BINDING.  IF YOU HAVE ANY QUESTIONS, PLEASE CALL 713-544-5600.

AGREED AS OF                          , 20  :

MERRILL LYNCH COMMODITIES, INC.	[PURCHASER]

Name:
Name:
Title:
Title:
Date:
	Date:	]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5(a)

CALCULATION OF CRUDE OIL PRICE AMOUNT

“Applicable Crude Oil Differential” means, in respect of any delivery of Crude Oil made at the CO Delivery Point on any Day and sold by MLC to PESRM, the Crude Oil Differential that is applicable to such delivery of Crude Oil, as determined by MLC utilizing Crude Oil FIFO Pricing.

“Applicable Crude Oil Index Price” means, an amount (expressed in US Dollars per Barrel) equal to [**].

“Applicable Prepayment Amount” means, in respect of any delivery of Crude Oil made at the CO Delivery Point on any Day and sold by MLC to PESRM, an amount (expressed in US Dollars per Barrel) equal to the portion (if any) of any Prepayment Amount paid by PESRM to MLC that is attributable to such delivery of Crude Oil.

“Crude Oil Conversion Differential” means, the differential (which can be negative or positive) in respect of a CO Supply Contract that MLC has agreed to with the Counterparty to such contract, pursuant to the PESRM Buy Request for such contract. On the Day MLC enters into such contract, [**], provided MLC receives PESRM Buy Request prior to 1 P.M. EST.  In the event such request is not provided prior to 1 P.M. EST, MLC will (i) [**], and (ii) if MLC does not [**] (i), MLC will [**].  For [**].

“Crude Oil Differential” means, in respect of each CO Supply Contract that MLC has agreed to with the Counterparty to such contract, the contracted differential (which can be positive or negative) will be adjusted to incorporate the Crude Oil Conversion Differential for such contract for Crude Oil FIFO Pricing purposes.

“Crude Oil Index” means [**].

“Crude Oil Price” means an amount (expressed in US Dollars per Barrel) equal to (i) the Crude Oil Index Price plus (ii) the Applicable Crude Oil Differential.

“Calendar Month Crude Oil Differential” means, for a calendar month, the weighted average Crude Oil Differential for all CO Supply Contracts (i) with respect to waterborne foreign-origin Crude Oil for which the final Pricing Day with respect to such CO Supply Contract occurs in the calendar month prior to such calendar month and (ii) with respect to US-origin Crude Oil and non-waterborne Canadian-origin Crude Oil for the calendar month in which title transfer of such Crude Oil to MLC from the Counterparty is contracted to occur (Note: Any initial Crude Oil inventory purchased by MLC on the Closing Date will be a CO Supply Contract and will form part of the weighted average Crude Oil Differential for the calendar month in which the Closing Date occurs).

The Calendar Month Crude Oil Differential will be calculated two business Days prior to the start of the calendar month. If MLC enters into CO Supply Contract where title transfers to MLC in such calendar month the Calendar Month Crude Oil Differential will be recalculated to include

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such contracts. The new Calendar Month Crude Oil Differential will be in effect from the calendar Day upon such recalculation.

“Carryover FIFO Crude Oil Inventory” means, the beginning Crude Oil inventory (expressed in Barrels) at 00:01AM on the 1st Day of a calendar month. MLC shall, in its reasonable discretion, determine the Crude Oil inventory on such Day (a) by reference to the data contained in the Daily Actual Production Book in respect of such Day. If the Daily Actual Production Book has not been timely delivered, MLC shall use the prior Day’s Daily Actual Production Book in respect of the missing data of such Day.

“Crude Oil FIFO Pricing” means, for a calendar month, the Carryover FIFO Crude Oil Inventory will be delivered at the CO/ Delivery Point first and will be sold by MLC to PESRM at the Calendar Month Crude Oil Differential from the prior calendar month until the Carryover FIFO Crude Oil Inventory is fully depleted. After the Carryover FIFO Crude Oil Inventory is consumed the balance of such calendar month will be sold to PESRM at theCalendar Month Crude Oil Differential for such calendar month.

“Crude Oil Price Amount” means, in respect of any delivery of Crude Oil made at the CO  Delivery Point on any Day and sold by MLC to PESRM, a US Dollar amount equal to (i) the product of the aggregate volume of such delivery (expressed in Barrels) and the applicable Crude Oil Price minus (ii) the Applicable Prepayment Amount (if any).  MLC shall, in its reasonable discretion, determine the aggregate volume sold by MLC to PESRM on any Day by reference to the data contained in the Daily Actual Production Book. If the Daily Actual Production Book has not been timely delivered, MLC shall use the prior Day’s Daily Actual Production Book in respect of the missing data of such Day.

“Deemed In Transit Inventory” means, the sum of the total barrels of crude produced in a calendar month as determined by the Daily Actual Production Book plus MLC Receipts plus the prior calendar month’s True Up Carryover FIFO Crude Oil Inventory minus the ending inventory in the last Day of the calendar month as determined by the Daily Actual Production Book.

“MLC Receipts” means, for a calendar month, the sum of the total barrels title transferred to MLC from a Counterparty associated with a CO Supply Contract (i) within such calendar month for US-origin Crude Oil and non-waterborne Canadian-origin Crude Oil, (ii) with respect to waterborne foreign-origin Crude Oil for which the final Pricing Day with respect to such CO  Supply Contract occurs in the calendar month prior to such calendar month, and (iii) any Volumetric Gains and Losses associated with such barrels in (i) and (ii).

“Pricing Day” means, in respect of any CO Supply Contract, the Day or Days (as specified in such contract) on which the price for some or all of the volume of Crude Oil to be delivered under such contract will be determined by reference to the settlement price for [**].

“True Up Calendar Month Crude Oil Differential” means, for a calendar month, the weighted average Crude Oil Differential for all CO  Supply Contracts (i) with respect to waterborne foreign-origin Crude Oil for which the final Pricing Day with respect to such CO Supply Contract occurs in the calendar month prior to such calendar month and (ii) with respect to US-

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

origin Crude Oil and non-waterborne Canadian-origin Crude Oil for the calendar month in which title transfer of such Crude Oil to MLC from the Counterparty has occurred.

“True Up Carryover FIFO Crude Oil Inventory” means, the sum of (i) the ending Crude Oil inventory (expressed in Barrels) on the last Day of a calendar month in the finalized Daily Actual Production Book and (ii) the sum of Deemed In Transit Inventory.

“True Up Crude Oil FIFO Pricing” means, for a calendar month, the True Up Carryover FIFO Crude Oil Inventory will be sold by MLC to PESRM at the True Up Calendar Month Crude Oil Differential from the prior calendar month until the True Up Carryover FIFO Crude Oil Inventory is fully depleted. After the True Up Carryover FIFO Crude Oil Inventory is consumed the balance of total barrels produced for such calendar month will be sold to PESRM at the True Up Calendar Month Crude Oil Differential for such calendar month as determined by the finalized Daily Actual Production Book.

“True Up Crude Oil Price Amount” means, for each calendar month, the difference between what PESRM provisionally paid MLC and what MLC should have received from PESRM, a US Dollar amount equal to (i) the weighted average Calendar Month Crude Oil Differential times the total crude oil production for the calendar month as determined by the Daily Actual Production Book, minus (ii) the prior month’s True Up Crude Oil FIFO Pricing times the True Up Carryover FIFO Crude Oil Inventory, minus (iii) the difference between the total crude oil production for the calendar month as determined by the Daily Actual Production Book and the True Up Carryover FIFO Crude Oil Inventory times such calendar month’s True Up Crude Oil FIFO Pricing. PESRM shall pay MLC the amount if such amount is negative, if such amount is positive MLC shall pay PESRM.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5(b)

CALCULATION OF REFINED PRODUCT PRICE AMOUNT

Part I

Applicable Initial Refined Product Price” means a US Dollar amount equal to (i) the Applicable Refined Product Index Price, plus (ii) the Applicable Refined Product Locational Adjustment.

“Applicable Refined Product Index” means, in respect of any Refined Product, the “Index” specified for such Refined Product in the Refined Product Pricing Table in Part II of this Schedule 5(b).

“Applicable Refined Product Index Price” means, in respect of any delivery of any Refined Product made at the RP Delivery Point on any Day pursuant to a RP Transaction, an amount (expressed in US Dollars per Barrel or other applicable unit of measure) equal to [**].

“Applicable Refined Product Locational Adjustment” means, in respect of any Refined Product, the “Locational Adjustment” (which may be positive or negative) specified for such Refined Product in the Refined Product Pricing Table in Part II of this Schedule 5(b); provided, that the “Locational Adjustment” for any Refined Product shall be subject to adjustment (each an “ARPLA Revision”) based on material changes in the locational differential for such Refined Product from time to time by MLC in its commercially reasonable discretion.  MLC shall provide PESRM with prompt notice of any such adjustment. On the Day that any ARPLA Revision is made to the Applicable Refined Product Locational Adjustment for any Refined Product, the so revised Applicable Refined Product Locational Adjustment also shall be applied to all Refined Product inventory of the same type and Grade that was delivered to MLC at the RP Delivery Point on and before such Day, but that has not yet been delivered to any Product Purchaser at the Product Purchaser Delivery Point as of such Day (the “Relevant Refined Product Inventory”).  If the related ARPLA Revision Amount is negative, an amount equal to the absolute value of such ARPLA Revision Amount shall be payable by PESRM.  If the ARPLA Revision Amount is positive, it shall be payable by MLC.

“Applicable Third Party Refined Product Price Amount” means, in respect of any actual or deemed delivery of any Refined Product made at the Product Purchaser Delivery Point on any Day pursuant to a RP Sales Contract, an amount (expressed in US Dollars) equal to the product of the aggregate volume (expressed in the applicable unit of measure) of such delivery and the Applicable Third Party Refined Product Price.

“Applicable Third Party Refined Product Price” means, in respect of [**] on any Day pursuant to a RP Sales Contract, the price (expressed in US Dollars per Barrel or other applicable unit of measure) [**].

“Applicable True-Up Refined Product Price Amount” means, in respect of any delivery of any Refined Product made at the Product Purchaser Delivery Point on any Day, an amount (expressed in US Dollars) equal to the product of the aggregate volume (expressed in the applicable unit of measure) of such delivery and the Applicable True-Up Refined Product Price.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Applicable True-Up Refined Product Price” means an amount (expressed in US Dollars per Barrel or other applicable unit of measure) equal to (i) [**], plus (ii) [**].

“Applicable True-Up Refined Product Index Price” means, in respect of any delivery of any Refined Product made at the Product Purchaser Delivery Point on any Day, an amount (expressed in US Dollars) equal to [**] (x) [**] and (y) [**].

“ARPLA Revision Amount” means, in respect of any Refined Product, an amount (expressed in US Dollars) equal to the product of (x) the amount (expressed in US Dollars per applicable unit of measure) of [**] and (y) the volume (expressed in the applicable unit of measure) of the Relevant Refined Product Inventory.

“Initial Refined Product Price Amount” means, in respect of any delivery of any Refined Product made at the RP Delivery Point on any Day and sold by PESRM to MLC, an amount (expressed in US Dollars) equal to the product of (x) (i) the aggregate volume (expressed in Barrels or other applicable unit of measure) of such delivery and (y) [**].  MLC shall, in its reasonable discretion, determine the Initial Refined Product Price Amount in respect of any RP Transaction on any Day (i) by reference to the data and information contained in the Daily Actual Production Book in respect of such Day, or (ii) if no Daily Actual Production Book is timely delivered in respect of such Day, by reference to the last available Daily Actual Production Book.

“Refined Product Price Amount” means (i) in respect of any delivery of any Refined Product made at the RP Delivery Point on any Day pursuant to a RP Transaction, [**] and (ii) in respect of any delivery of any Refined Product made at the Product Purchaser Delivery Point on any Day, [**].

“True-Up Refined Product Price Amount” means, in respect of any actual or deemed delivery of any Refined Product made at the Product Purchaser Delivery Point on any Day pursuant to a RP Sales Contract, an amount (expressed in US Dollars) equal to the [**] minus [**].  Any True-Up Refined Product Price Amount that is a positive amount shall be payable by MLC.  If any True-Up Refined Product Price Amount is a negative amount, an amount equal to the absolute value thereof shall be payable by PESRM.  MLC shall, in its reasonable discretion, determine the True-Up Refined Product Price Amount in respect of any RP Transaction on any Day (i) by reference to the data and information contained in any timely delivered Daily Off-Premise Inventory Report in respect of such Day, or (ii) if no Daily Off-Premise Inventory Report is timely delivered in respect of such Day, by reference to any timely delivered Daily Estimated Off-Premise Summary in respect of such Day, or (iii) if no Daily Off-Premise Inventory Report or Daily Estimated Off-Premise Summary is timely delivered in respect of such Day (or if any such report or estimate is incomplete), by reference to a MLC OPI Estimate in respect of the missing data or information and such Day.

As used in this Schedule 5(b), the term “deemed” delivery means, in any case where a delivery of a Refined Product under a RP Sales Contract is priced on more than one Day, the related True-Up Refined Product Price Amount shall be calculated as if the aggregate volume of the relevant delivery had been made on a pro rata basis over the number of Days on which such delivery was priced.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Part II

Refined Product Pricing Table

Refined Product	Index	Locational Adjustment
Distillate	[**]	$[**]/gallon

Gasoline	[**]	$[**]/gallon

Fuel Oil	[**]	+$[**]barrel

VGO	[**]	$[**]/gallon

Butane	[**]	$[**]/gallon

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 5(c)

MARKET STRUCTURE

Part 1. Certain Defined Terms

Hydrocarbon Physical Inventory	“Hydrocarbon Physical Inventory” means, as of any Day, (i) the physical volume of all in transit and in storage hydrocarbons pledged to MLC in connection with the Secured Prepay Transactions.

Priced Hydrocarbon Inventory

“Priced Hydrocarbon Inventory” means, as of the end of any Day, (i) any volume of Hydrocarbon Physical Inventory for which the price [**] and, without duplication, the CO Transactions, the RP Transactions, the CO Supply Contracts, the RP Sales Contracts and the Cover Transactions on or before [**], and (ii) any volume of Hydrocarbon Physical Inventory [**]. The volume of Priced Hydrocarbon Inventory can be substantially greater than, or substantially less than, the volume of the Hydrocarbon Physical Inventory.

MLC shall, in its reasonable discretion determine the Priced Hydrocarbon Inventory for which the price has been fixed on any Day by reference to [**].

Auto Bin

[**], PESRM shall determine, and deliver, in respect of all Priced Hydrocarbon Inventory for [**].

The categories of Priced Hydrocarbon Inventory are (i) [**], (ii) [**] (iii) [**],(iv) [**], (v) [**] and (vi) [**].

Auto Bin Deemed Hedge Roll Period

For all Priced Hydrocarbon Inventory where the Hydrocarbon Deemed Hedge Contract is [**] and for all Priced Hydrocarbon Inventory where the Hydrocarbon Deemed Hedge Contract is not [**].

For each category of Priced Hydrocarbon Inventory where the Hydrocarbon Deemed Hedge Contract is [**], MLC will [**], the Estimated Auto Bin Deemed Hedge Roll Volume for such category from [**].

For each category of Priced Hydrocarbon Inventory where the Hydrocarbon Deemed Hedge Contract is not [**], MLC will [**].

Auto Bin Deemed Hedge Roll	On any Day, an increase in [**] offset by a matching reduction in [**].

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Estimated Auto Bin Deemed Hedge Roll Volume	PES will project the volume of Priced Hydrocarbon Inventory for the last Day of the relevant Auto Bin Deemed Hedge Roll Period for each category of Priced Hydrocarbon Inventory.

Ending Auto Bin Deemed Hedge Roll Volume

Either (i) any volume of a category of Priced Hydrocarbon Inventory not [**], or (ii) a [**].

For each category of Priced Hydrocarbon Inventory, MLC will [**], in MLC’s commercially reasonable discretion.

PESRM Acknowledgement

PESRM Acknowledgement - For the avoidance of doubt, PESRM acknowledges and agrees that MLC shall not be required to enter into any futures contracts corresponding to any Hydrocarbon Deemed Hedge Contract or deliver evidence of any such futures contract to PESRM.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Part 2. Hydrocarbon, Index and Hydrocarbon Deemed Hedge Contract Table

Table 1

Hydrocarbon	Index	Hydrocarbon Deemed Hedge Contract
Crude Oil	[**]	[**]
Gasoline	[**]	[**]

Distillates	[**]	[**]
FUEL OIL	[**]	[**]
VGO	[**]	[**]
Butane	[**]	[**]

Part 3.   Hydrocarbon Deemed Hedge Contract and Position Limit Period Table

Table 2

Hydrocarbon Deemed Hedge Contract	Position Limit Period
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 6.17

FORM OF MLC GUARANTY

GUARANTY OF BANK OF AMERICA CORPORATION

For value received, the receipt of which is hereby acknowledged, Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (“Bank of America”), hereby unconditionally guarantees to Philadelphia Energy Solutions Refining and Marketing LLC (the “Company”) the prompt payment of any and all obligations and liabilities of Merrill Lynch Commodities, Inc., a corporation organized under the laws of the State of Delaware (the “Affiliate”), any successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect wholly-owned subsidiaries of Bank of America, under the terms of (i) that certain Amended and Restated Supply and Offtake Agreement between the Company and the Affiliate, dated as of October 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “SOA”), (ii) that certain ISDA 2002 Master Agreement, together with the Schedule, Exhibits and Annexes thereto, between the Company and the Affiliate, dated as of October 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Secured Prepay ISDA”), and (iii) that certain ISDA 2002 Master Agreement, together with the Schedule, Exhibits and Annexes thereto, between the Company and the Affiliate, dated as of October 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Derivatives ISDA”, each of the SOA, the Secured Prepay ISDA and the Derivatives ISDA, an “Agreement” and, collectively, the “Agreements”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, after giving effect to any applicable notice requirement or grace period and, at all times, in accordance with the terms of the applicable Agreement.  In the event that the Affiliate fails to make any payment under any Agreement when due after giving effect to any applicable notice requirement and grace period, Bank of America hereby agrees to make such payment, or cause any such payment to be made, promptly upon receipt of written demand from the Company to Bank of America; provided, however, that delay by the Company in giving such demand shall in no event affect Bank of America’s obligations under this Guaranty.  This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of the Affiliate or otherwise, all as though such payment had not been made.

This Guaranty shall be one of payment and not of collection and shall be irrevocable in respect of any payment obligations incurred by the Affiliate under any Agreement prior to the termination of this Guaranty as further provided below.  Bank of America hereby agrees that its obligations hereunder shall be unconditional, irrespective of (i) the validity, regularity or enforceability (except as may result from any applicable statute of limitations) of any Agreement, (ii) the absence of any action to enforce the same, (iii) any waiver or consent by the Company concerning any provisions thereof, (iv) the rendering of any judgment against the Affiliate or any action to enforce the same or (v) any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor, other than defense of payment.  Bank of America covenants that this Guaranty shall not be discharged in

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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relation to any Agreement except by complete payment of the amounts payable under such Agreement.  This Guaranty shall continue to be effective if the Affiliate merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

Bank of America hereby waives diligence, presentment, protest, notice of protest, acceleration, and dishonor, filing of claims with any court in the event of insolvency or bankruptcy of the Affiliate, all demands whatsoever, except as noted in the first paragraph hereof, and any right to require a proceeding first against the Affiliate.

Neither Bank of America nor the Company may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the other party.

Bank of America shall not exercise any right that it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until all amounts then due and payable by the Affiliate under each Agreement shall have been paid in full. Subject to the foregoing, upon payment of all such obligations of the Affiliate, Bank of America shall be subrogated to the rights of the Company against the Affiliate, and the Company agrees to take at Bank of America’s expense such steps as Bank of America may reasonably request to implement such subrogation.

Bank of America shall reimburse the Company for any reasonable fees and expenses incurred by the Company in the enforcement of the Company’s rights under this Guaranty (including the reasonable fees and expenses of outside counsel) if Bank of America shall be found liable for any non-payment hereunder in a final, non-appealable judicial determination of a court of competent jurisdiction.  Bank of America shall not be required to pay, or otherwise be liable to, the Company for any consequential, indirect or punitive damages (including, but not limited to, opportunity costs or lost profits). The liability of Bank of America under this Guaranty and Company’s right of recovery under this Guaranty is limited to an aggregate amount of US $100,000,000 (One Hundred Million).

Bank of America hereby represents and warrants that this Guaranty constitutes the valid and binding obligation of Bank of America and does not violate or conflict with any applicable law.

This Guaranty may be terminated at any time by written notice to the Company by Bank of America, effective ninety (90) calendar days following receipt of such written notice by the Company or at such later date as may be specified in such written notice; provided, however, that this Guaranty shall continue in full force and effect with respect to any obligation of the Affiliate under any Agreement entered into prior to the effectiveness of such written notice of termination.

This Guarantee becomes effective in relation to each Agreement concurrent with the effectiveness of such Agreement, according to its terms.

This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York as applicable to contracts or instruments made and to be performed therein.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[The remainder of this page is left intentionally blank.]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, BANK OF AMERICA has caused this Guaranty to be executed in its corporate name by its duly authorized representative.

BANK OF AMERICA CORPORATION

By:
Name:
Title:
Date:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 8.03(a)

NO CONFLICTS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 8.03(b)

MATERIAL CONTRACTS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.07

SUBSIDIARIES

PES Administrative Services, LLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.08(a)

LITIGATION

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.08(c)

MATERIAL PERMITS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.18

ENVIRONMENTAL MATTERS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.19

EFFECTIVE DATE INSURANCE

*Subject to the terms and conditions as more fully outlined in the policies referenced in this summary*

Worker’s Compensation (WC)/Employer’s Liability (EL):

Statutory WC/ $ 2 million EL/ $ 2 million Maritime Employer’s Liability (MEL); WC policy to be endorsed to include MEL and USL&H (Longshore Harbor Worker’s Compensation).

Automobile Liability (ex Physical Damage)

$2 million each accident; including heavy units/trucking operations, with MCS-90 endorsement.

Commercial General Liability

$5 million per occurrence Self Insured Retention.

Umbrella/Excess Liability

$525 million each occurrence/ annual aggregate; First $190 million is placed on occurrence form with additional excess layers placed on occurrence as reported and/or claims made basis.

The umbrella policy has same or broader coverage terms as primary policies (Employers Liability, Auto, and MTOL policies) and does cover pollution and clean-up costs of up to $525 million limit each occurrence/annual aggregate.

Premises Pollution Liability

$50 million per “Pollution Condition”/ $50 million aggregate limit “Pollution Conditions” excess of a $1,000,000 “Per Pollution Condition” Retention.

Marine Terminal Operators Liability (MTOL)

$50 million combined Warfingers/Stevedores Limits; With Wharfingers/ Stevedores scheduled into the Umbrella/Excess Liability above the $50 million layer; Policy includes pollution/environmental clean-up costs.

Charterers Legal Liability Coverage

Coverage includes $500 million primary coverage for liability insurance for practically all maritime legal liability risks associated with the chartering of a vessel.  Which includes, but not limited to: Charterers Legal Liability, Damage to Hull, and Cargo Owners Legal Liability.  The cover also includes a number of extensions, including Freight Demurrage & Defense (FDD), which is subject to sublimits.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Business Interruption

Business Interruption coverage is included in the $1 billion combined Property Damage and Business Interruption limit.  Business Interruption amount with an Indemnity Period of 24 months. Business Interruption is covered in excess of 60 working days up to a combined single limit of USD 1bn per occurrence Property Damage and Business Interruption combined.

Property Damage (PD)

Property Damage is covered on the basis of All Risk coverage with a number of exclusions excess of USD 10 million deductible per occurrence up to a combined single limit Property Damage and Business Interruption combined of USD 1bn per occurrence. Within this loss limit several sublimits apply. There is an aggregated USD 479 million in coverage for flood, USD 398 million for high hazard flood (Zones A&V), and USD 467 million in coverage for Windstorm.

Terrorism Primary

USD 250mm Property Damage and Business Interruption excess of $250,000 PD and 45 days BI deductible

Terrorism Excess

USD 250mm excess of the primary limit of 250MM

All Risk Cargo Insurance Includes the below 2 Policies:

Ocean Marine Cargo Insurance

Attaching for 100% percent interest, but not exceeding $25,000,000 Dollars for the primary coverage level and $95,000,000 for the excess coverage level (for a total of $120,000,000), by any one vessel

Cargo Storage Coverage (Marine Cargo)

USD 40mm any one loss any one location/tank in excess of the USD 1mm deductible

Other requirements

Reputable Insurance companies rated not less than A-, VIII by A.M. Best or otherwise reasonably satisfactory to MLC

MLC named as additional insured on all liability policies other than Worker’s Compensation and Employers Liability

Cancellation provision (30 days notice to MLC prior to cancellation)

Waiver of subrogation against MLC

All insurance maintained on a primary, non-contributory basis

Insurance certificates provided to MLC

MLC named as loss payee on all property policies:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Lenders Loss Payable Clause

a)             Loss or damage, if any, under this Policy, shall be paid to any lender designated by the Insured and in possession of a written contract, hereinafter referred to as “the Lender”, as their interests may appear, its successors and assigns in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

b)             The insurance under this Policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended: (a) by any error, omission, or chance respecting the ownership, description, possession, or location of the subject of the insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this Policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect or non-compliance with any of the provisions of this Policy, including any and all riders now or hereafter attached thereto, by the Named Insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this clause, or whether before or after a loss, which under the provisions of this Policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the Named Insured, excluding herefrom, however, any acts or omissions of the Lender while exercising active control and management of the property.

c)              In the event of failure of the Insured to pay any premium or additional premium which shall be or become due under the terms of this Policy or on account of any change in occupancy or increase in hazard not permitted by this Policy, this Insurer agrees to give written notice to the Lender of such non-payment of premium after thirty (30) days from and within one hundred twenty (120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Insurer of the failure of the Insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Insurer’s demand in writing therefor.  If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender’s Loss Payable Clause shall not be terminated before ten (10) days after receipt of said written notice by the Lender.

d)             Whenever this Insurer shall pay to the Lender any sum for loss or damage under this Policy and shall claim that as to the Insured no liability therefor exists, this Insurer, at its option, may pay the Lender the whole principle sum and interest and other indebtedness due or to become due from the Insured, whether secured or unsecured, (with refund of all interest not accrued), and this Insurer, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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e)              If there be any other insurance upon the within described property, this Insurer shall be liable under this Policy as to the Lender for the proportion of such loss or damage that the sum hereby insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to the Lender.  Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the Insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards.  The Lender upon the payment to it of the full amount of its claim, will subrogate this Insurer (pro rata with all other insurers contributing to said payment) to all of the Lender’s rights of contribution under said other insurance.

f)               This Insurer reserves the right to cancel this Policy at any time, as provided by its terms, but in such case this Policy shall continue in force for the benefit of the Lender for ninety (90) days after a written notice of such cancellation is received by the Lender and shall then cease.

g)              This Policy shall remain in full force and effect as to the interest of the Lender for a period of ten (10) days after its expiration unless an acceptable Policy in renewal thereof with loss thereunder payable to the Lender in accordance with the terms of this Lender’s Loss Payable Clause shall have been issued by some insurance Insurer and accepted by the Lender.

h)             Should legal title to and beneficial ownership of any of the property covered under this Policy become vested in the Lender or its agents, insurance under this Policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender’s Loss Payable Clause which are not also granted the Insured under the terms and conditions of this Policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

All notices herein provided to be given by the Insurer to the Lender in connection with this Policy and this Lender’s Loss Payable Clause shall be mailed to or delivered to the Lender at its office or branch described on the first page of the Policy.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

SCHEDULE 8.22

LOCATION OF MATERIAL COLLATERAL

** Not refinery

** Not SXL crude

SPMT, Belmont	2700 W. Passyunk Ave.	Philadelphia	PA	19145-5205
SPMT, Westville	1000 Crown Point Rd.	Westville	NJ	08093-1317
PPC Sinking Spring	901 Mountain Home Rd.	Sinking Spring	PA	19608
PPC Highspire	900 S. Eisenhower Blvd.	Middletown	PA	17057-5503
PPC Mechanicsburg	127 Texaco Rd.	Mechanicsburg	PA	17050-2626
PPC Altoona	1100 Burns Ave.	Altoona	PA	16602
PPC Northumberland	PO Box 300	Northumberland	PA	17857-0300
PPC Kingston	60 S. Wyoming Ave.	Edwardsville	PA	18704-3102
PPC Allentown	1134 N. Quebec St.	Allentown	PA	18109-1609
SPMT Fullerton	2480 Main Street	Whitehall	PA	18052-4607
SPMT Tonawanda	3733 River Road	Tonawanda	NY	14150
SPMT Rochester	1840 Lyell Avenue	Rochester	NY	14606
PPC Coraopolis South (PPC)	9 Thorn Street	Coraopolis	PA	15108
PPC Dupont	675 Suscon Road	Pittston	PA	18640
SPMT Van Buren	2951 Energy Drive	Warners	NY	13164
SPMT, Eagle Point	1000 Crown Point Rd.	Westville	NJ	08093-1317
KMI, Carteret, NJ	78 Lafayette Street	Carteret	NJ	07008
NuStar, Linden NJ	3700 South Wood Ave	Linden	NJ	07036
SPMT Paulsboro NJ	825 Clonmell Rd.	Paulsboro	NJ	08066
Transflo	3600 Moore Street	Philadelphia	PA	19145
SPMT Marcus Hook	100 Green Street	Marcus Hook	PA	19103
SPMT, Exton	601 East Lincoln Highway	Exton	PA	19341
SPMT, Fort Mifflin	#4 Hog Island Road	Philadelphia	PA	19153
SPMT, Darby Creek Tank Farm	1201 Calcon-Hook Road	Sharon Hill	PA	19079
Sunoco Pipeline L.P.	525 Fritztown Road	Sinking Spring	PA	19608
Buckeye Partners	One Greenway Plaza, Suite 600	Houston	TX	77046
Colonial Pipeline Company	P.O. Box 101789	Atlanta	GA	30392
Schuylkill River Tank Farm	3270 South 70th Street	Philadelphia	PA	19153
Girard Point Refinery	3001 Penrose Ave.	Philadelphia	PA	19145
Point Breeze Refinery	3144 W. Passyunk Ave.	Philadelphia	PA	19145

Material in transit or stored on vessels from time to time.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 9.03

NO CONFLICTS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 9.04

LITIGATION

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 10.04

INSURANCE REQUIREMENTS

Worker’s Compensation (WC)/Employer’s Liability (EL):

Statutory WC/ $1 million EL/ $1 million Maritime Employer’s Liability (MEL); WC policy to be endorsed to include MEL and USL&H (Longshore Harbor Worker’s Compensation)

Automobile Liability (ex Physical Damage)

$1 million each accident; higher limits for heavy units/trucking operations, as appropriate, with MCS-90 endorsement

Commercial General Liability

$5,000,000 per occurrence Self Insured Retention

Umbrella/Excess Liability

$400 million each occurrence/ annual aggregate; First $100 million must be placed on occurrence form with additional excess layers placed on occurrence as reported and/or claims made basis

The umbrella policy must have same or broader coverage terms as primary policies (CGL, Auto, and MTOL policies) and must cover known  Sudden and Accidental clean-up costs of up to $400,000,000 limit each occurrence/annual aggregate

Premises Pollution Liability

$25 million per “Pollution Condition”/ $50 million aggregate limit “Pollution Conditions” excess of a $1,000,000 “Per Pollution Condition” Retention.

Marine Terminal Operators Liability (MTOL)

$25 million combined MTOL; With MTOL scheduled into the Umbrella/Excess Liability above $25 million; Must include pollution/environmental clean-up costs, if applicable.

Charterers Legal Liability

Coverage includes $500 million primary coverage for liability insurance for practically all maritime legal liability risks associated with the chartering of a vessel.  Which includes, but not limited to: Charterers Legal Liability, Damage to Hull, and Cargo Owners Legal Liability.  The cover also includes a number of extensions, including Freight Demurrage & Defense (FDD), which is subject to sublimits.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Business Interruption

In an amount reasonably satisfactory to  MLC

Property Damage (PD)

$750 million* combined single limit each occurrence, subject to annual (lower) aggregate limits for certain perils (e.g., floods, earth movement, etc.), of $200 million to $300 million*.  Must provide all risk protection for direct physical loss or damage to the assets as result from fire, flood, earth movement, etc.   Also must include direct coverage for machinery and equipment.

Terrorism

$500 million* each occurrence / annual aggregate, covering all assets on a replacement cost basis

All risk Cargo Insurance includes the below 2 Policies:

Ocean Marine Cargo Insurance

Coverage should include full market value for product in transit and in storage.

Cargo Storage Coverage (Marine Cargo)

Coverage should include full market value for product in transit and in storage.

*Please note that these limits are based upon estimates from MLC’s experience with other refineries; MLC reserves the right to require higher limits for these coverages in the event that the EML (estimated maximum loss) analysis shows higher exposures.

Other requirements

Reputable Insurance companies rated not less than A-, VIII by A.M. Best or otherwise reasonably satisfactory to MLC

MLC named as additional insured on all liability policies other than Worker’s Compensation and Employers Liability

MLC named as loss payee on all property policies

Cancellation provision (30 days notice to MLC prior to cancellation)

Waiver of subrogation against MLC

All insurance maintained on a primary, non-contributory basis

Insurance certificates provided to MLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SCHEDULE 10.18

FORM OF THIRD PARTY CONSENT AGREEMENT

THIS THIRD PARTY CONSENT AND ACCESS AGREEMENT (this “Agreement”) is made and entered into as of [•], [•] by and among [                         ] (“Owner”), [Merrill Lynch Commodities, Inc.] (“MLC”), in its capacity as collateral agent for the benefit of the SOA Secured Parties (as defined herein) (in such capacity, the “SOA Collateral Agent”), and Philadelphia Energy Solutions Refining and Marketing LLC (“PESRM”).

RECITALS

WHEREAS, Owner is the owner and operator of certain [•] facilities and equipment appurtenant thereto described in Schedule A attached hereto or otherwise used under or in connection with any amendment, restatement, supplement to, or modification of, the Infrastructure Agreement (as defined below) to which the SOA Collateral Agent shall have consented (the “Infrastructure”);

WHEREAS, PESRM has the right to use the Infrastructure pursuant to that certain [                         ] Agreement, dated as of [•], [•], by and between Owner and PESRM, an executed copy of which, together with all amendments thereto in effect as of the date hereof, are attached hereto as Exhibit A (as amended, restated, supplemented or otherwise modified from time to time, the “Infrastructure Agreement”);

WHEREAS, PESRM desires that all hydrocarbons that it owns and which are stored in the Infrastructure shall be considered Collateral Liquids (as defined below);

WHEREAS, PESRM has entered into that certain Amended and Restated Supply and Offtake Agreement, dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Supply and Offtake Agreement”), by and among PESRM, the guarantors party thereto from time to time, and MLC;

WHEREAS, in connection with the Supply and Offtake Agreement, pursuant to that certain Second Amended and Restated Pledge and Security Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “SOA Security Agreement”) by and among PESRM, the grantors party thereto from time to time and the SOA Collateral Agent, as collateral agent for, among others, certain secured parties (such secured parties, the “SOA Secured Parties”), in order to secure PESRM’s obligations under the Supply and Offtake Agreement and certain other agreements, PESRM granted in favor of the SOA Collateral Agent, for the benefit of itself and the SOA Secured Parties, a lien on and security interest in PESRM’s right, title and interest in, the collateral described therein, including, without limitation, all hydrocarbons (including, without limitation, all crude oil, refined products and butane) accepted by Owner at the Infrastructure for the account of PESRM (the “Collateral Liquids”); and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WHEREAS, in connection with the Supply and Offtake Agreement and the SOA Security Agreement, PESRM is required to execute and deliver, and to cause Owner to execute and deliver, this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Acknowledgments, Waivers, Disclaimers and Representations.

1.             Acknowledgment of SOA Security Agreement: Owner hereby acknowledges the SOA Security Agreement by and between, inter alia, PESRM and the SOA Collateral Agent, and the liens and security interests in favor of the SOA Collateral Agent, for the benefit of itself and the SOA Secured Parties, created thereunder in the Collateral Liquids (collectively, the “Security Interests”).

2.             Supply and Offtake Secured Party as Third Party Beneficiary: Owner acknowledges and agrees that, notwithstanding anything in the Infrastructure Agreement to the contrary, the SOA Collateral Agent shall be a permitted third party beneficiary of the Infrastructure Agreement to the extent required to enforce its rights hereunder.

3.             PESRM as Responsible Party Under the Infrastructure Agreement: PESRM agrees and acknowledges that notwithstanding the rights granted to the SOA Collateral Agent, PESRM will continue to be liable to Owner for all obligations under the Infrastructure Agreement.  This Agreement does not limit any rights Owner may have under the Infrastructure Agreement as it relates to the Collateral Liquids; provided that, neither the SOA Collateral Agent nor the SOA Secured Parties shall be liable to Owner for any costs, fees or monetary obligations arising under the Infrastructure Agreement other than (i) any Cure Payment and (ii)  any Removal Period Fees as set forth in Section B.2.c.; and provided further that, any and all liens on the Collateral Liquids, whether now existing or hereafter held by or on behalf of, or created for the benefit of, Owner or any agent or trustee therefor regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all liens and security interests of the SOA Collateral Agent in and on the Collateral Liquids pursuant to the SOA Security Agreement, and that any and all liens on the Collateral Liquids in favor of Owner shall be automatically, unconditionally and simultaneously released upon any disposition of Collateral Liquids by the SOA Collateral Agent, without any action on the part of Owner or any agent or trustee therefor; provided that, in the event that all obligations of PESRM to the SOA Collateral Agent and the SOA Secured Parties are paid in full in cash (in accordance with the terms of the Supply and Offtake Agreement and the SOA Security Agreement) by the proceeds of any such disposition of Collateral Liquids, and if and to the extent that there are thereafter any remaining proceeds of such disposition, then and only then shall Owner (or any agent or trustee therefor, if applicable) be entitled to such liens in respect of such remaining proceeds as may arise under the Infrastructure Agreement.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

4.             Limitation on Damages: NO PARTY TO THIS AGREEMENT SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE, UNDER OR ON ACCOUNT OF THIS AGREEMENT.

Covenants of Owner as to Access.

1.             Directions from SOA Collateral Agent: PESRM hereby directs, and Owner hereby covenants and agrees that, throughout the term of the Infrastructure Agreement and for the Removal Period (as defined below), Owner shall take and comply with lawful directions or instructions from the SOA Collateral Agent (in each case, given in accordance with the terms of the Infrastructure Agreement) related to the Collateral Liquids but from (and only from) persons named on a written list provided to it by, and from time to time revised by, the SOA Collateral Agent.  PESRM acknowledges that in the event that Owner receives conflicting directions or instructions from PESRM and the SOA Collateral Agent, Owner shall be under no duty to follow the directions or instructions of PESRM.

2.             Removal of Collateral Liquids: The term “Removal Period” means a period of 30 days after the expiration or termination of the Infrastructure Agreement, during which the SOA Collateral Agent may remove the Collateral Liquids from the Infrastructure; provided that, such 30 day period will be tolled during any period of force majeure under the Infrastructure Agreement during which the SOA Collateral Agent is restricted from removing the Collateral Liquids and during any period in which the SOA Collateral Agent has been stayed from taking action to remove the Collateral Liquids by any court of competent jurisdiction or other governmental authority.

a.             Owner irrevocably grants the SOA Collateral Agent the right (without any obligation to do so) to remove the Collateral Liquids from the Infrastructure at any time or from time to time during the Removal Period, subject to the terms and conditions hereof.

b.             During the Removal Period, Owner covenants and agrees that it will perform such [storage, terminaling and other services] as are required under the Infrastructure Agreement (as if the Infrastructure Agreement had not expired or been terminated) and as the SOA Collateral Agent may reasonably request and as may be reasonably required to remove the Collateral Liquids from the relevant Infrastructure, at the costs or rates established in the Infrastructure Agreement (as the same may be escalated from time to time in accordance with the terms of the Infrastructure Agreement, but excluding penalties and interest) (collectively, the “Removal Period Fees”).  The SOA Collateral Agent shall also be obligated to cure any default of PESRM for ordinary course storage and terminaling fees, at such costs or rates as are then applicable (excluding penalties and interest), accrued and unpaid through the day prior to the first day of the Removal Period and not, for the avoidance of doubt, for any other amounts owed by PESRM, whether by reason of termination, acceleration, as damages or otherwise, and Owner shall have no liens (statutory or otherwise) on Collateral Liquids in respect of any such amounts (the fees referred to in this sentence being collectively referred to as the “Cure Payment”).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

3.             Applicability of Infrastructure Agreement Provisions: Owner’s obligations to provide services to the SOA Collateral Agent hereunder are limited by the terms and conditions under the Infrastructure Agreement.  At all times during the Term, the SOA Collateral Agent shall be subject to the operational provisions and procedures of the Infrastructure Agreement.  During the Removal Period, the SOA Collateral Agent shall also be subject to all other provisions of the Infrastructure Agreement as they relate to the Collateral Liquids, including provisions dealing with the payment of taxes and fees, making customs arrangements and insurance, in each case, solely to the extent such obligations correspond to the Removal Period.

4.             Notice of PESRM Failure to Pay or Perform: Owner hereby covenants and agrees that it will promptly deliver notice to the SOA Collateral Agent and PESRM (a “Default Notice”) of any failure by PESRM to perform any of its obligations (including payment obligations) under the Infrastructure Agreement and, in the event it delivers a termination notice to PESRM, will simultaneously provide the SOA Collateral Agent with a copy of such termination notice.

5.             Amendments to the Infrastructure Agreement: PESRM hereby agrees (and acknowledges to Owner) that it shall not agree to any material amendment of the Infrastructure Agreement without prior written notice to, and the prior written consent of, the SOA Collateral Agent.

Covenants of Owner Regarding Operational Matters Related to Collateral Liquids.

Owner hereby covenants and agrees as follows:

1.             Transfers of Collateral Liquids: Except as expressly provided in the Infrastructure Agreement or pursuant to Section B, Owner will not move any Collateral Liquids to facilities or infrastructure other than the Infrastructure, except in the event of an emergency, and then subject to, as soon as practicable following such emergency condition being remedied, the prompt return of the transferred Collateral Liquids to the Infrastructure.

2.             Reports; Invoices: Owner shall, simultaneously with the delivery thereof to PESRM, deliver to the SOA Collateral Agent (a) such reports as Owner is required to provide to PESRM under the Infrastructure Agreement, and (b) each invoice or statement under the Infrastructure Agreement.

3.             Measurement; Metering:  Owner shall calibrate any tanks that make up a portion of the Infrastructure and verify the accuracy of the sampling and measurement equipment at the Infrastructure, as applicable, pursuant to the latest established API/ASTM standards.  Owner shall provide and maintain meters at the Infrastructure, as applicable.  The SOA Collateral Agent, at its sole cost and expense, may appoint an independent inspector, on a commercially reasonable basis and at reasonable times and upon reasonable notice, to:  (a) test the quality and measure the quantity of Collateral Liquids received into and delivered from the Infrastructure, (b) test the quality and measure the quantity of the Collateral Liquids in the Infrastructure at any given time, (c) gauge any tanks that make up a portion of the Infrastructure, and/or (d) witness tank gauging performed by PESRM or Owner.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Miscellaneous Provisions.

1.             Successors and Assigns; Refinancing: The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Owner, the SOA Collateral Agent (and its designee(s) and assignee(s), the SOA Secured Parties, and their respective successors and assigns (including, without limitation, any lender, lessor, agent and/or other entity that purchases, refinances, replaces or supplements all or any portion of any existing credit arrangements, indebtedness or other obligations of PESRM).  Owner hereby acknowledges that PESRM (or an affiliate of PESRM) may, from time to time during the term of the Infrastructure Agreement, refinance the indebtedness and other obligations incurred in connection with the transactions contemplated by the Supply and Offtake Agreement pursuant to a bank financing, an institutional financing, a capital markets financing, a lease financing or any other combination thereof or other form of financing or otherwise enter into substitute arrangements relating to the transactions contemplated by the Supply and Offtake Agreement.  Owner hereby consents to the provisions of this Agreement continuing to apply to the Infrastructure Agreement in connection with any such refinancing; provided that, the assignee agrees that the terms and provisions of this Agreement shall apply with respect to such assignment.  In furtherance of the foregoing, in connection with any such refinancing or substitute arrangements, Owner agrees that (a) (i) references herein to “SOA Collateral Agent” shall be deemed to be references to the applicable successor, transferor or assignee of the SOA Collateral Agent providing such refinancing or substitute arrangements and (ii) references herein to the “Supply and Offtake Agreement” shall be deemed to be references to the corresponding agreements entered into in connection with such refinancing or substitute arrangements, and (b) if requested by PESRM (or its applicable affiliate), it shall enter into a new consent, substantially in the form of this Agreement, in favor of the parties providing such refinancing or substitute arrangements.  Owner shall disclose the terms and conditions of this Agreement to any purchaser, transferee or successor to Owner’s interest in the Infrastructure.

2.             Notices: All notices, requests, statements or payments required to be made under this Agreement shall be made as specified below. All notices are required to be in writing and shall be delivered by letter, facsimile, electronic mail or other documentary form. Notice by facsimile, electronic mail or hand delivery shall be deemed to have been received on the business day on which it was transmitted or delivered (unless transmitted or delivered after 5:00PM Eastern Time or on a day other than a business day, in which case it shall be deemed received on the next business day).  A Party may change its addresses by providing notice of same in accordance herewith.  Notices shall be sent as follows:

If to Owner, addressed to:

[Name of Owner]
[Address]
Attn: [                             ]
Email: [                             ]

If to the SOA Collateral Agent, addressed to:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

[Merrill Lynch Commodities, Inc.]
[Address]
Attn: [                             ]
Email: [                             ]

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-652
Attention: Tatiana Monastyrskaya, Esq.
Fax Number: [                       ]
Email: tatiana.monastyrskaya@skadden.com

3.             Governing Law, Submission to Jurisdiction, and Waiver of Jury Trial: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HEREBY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF COMPETENT JURISDICTION SITUATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR, IF ANY FEDERAL COURT DECLINES TO EXERCISE OR DOES NOT HAVE JURISDICTION, IN ANY NEW YORK STATE COURT IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT ITS LAST DESIGNATED ADDRESS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO THE JURISDICTION OF ANY SUCH COURT OR TO THE VENUE THEREIN OR ANY CLAIM OF INCONVENIENT FORUM OF SUCH COURT. EACH PARTY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING RELATING TO THIS AGREEMENT.

4.             Term: This Agreement expires on the first to occur of the following: (i) the date on which the Supply and Offtake Agreement shall have terminated and all obligations of PESRM to the SOA Collateral Agent and the SOA Secured Parties shall have been satisfied; and (ii) the later of the date of expiration of (A) the term of the Infrastructure Agreement and (B) the Removal Period (the “Term”).  The SOA Collateral Agent shall provide prompt written notice to Owner of the date the Supply and Offtake Agreement shall have terminated and all obligations of PESRM to the SOA Collateral Agent and the SOA Secured Parties shall have been satisfied.

5.             Severability: If at any time any court of competent jurisdiction declares that any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any applicable law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the applicable law of any other jurisdiction will, in any way, be affected or impaired. The parties will negotiate in good faith with a view to reform this Agreement in order to give effect to the original intention of the parties and produce as nearly as is practicable in all the circumstances

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

the appropriate balance of the commercial interests of the parties. The failure to agree upon such provisions for any reason or no reason shall not be considered a breach of this Agreement.

6.             Waiver: No failure to exercise, nor any delay in exercising, any right, power or remedy under this Agreement or provided by applicable law shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies (provided by applicable law or otherwise). Any waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

7.             Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among the parties.  In the event of any conflict between the terms of this Agreement and the terms of the Infrastructure Agreement, the terms of this Agreement shall prevail.

8.             Amendment: No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall in any event be effective unless the same  shall be in writing and signed by the parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.             Survival: Except where otherwise specified herein, the covenants, representations and warranties contained in this Agreement and any document, certificate or other instrument delivered by or on behalf of a party pursuant to this Agreement shall survive expiration or termination of this Agreement and shall continue in full force and effect for the benefit of the party to whom they are given. No expiration or termination of this Agreement, however effected, shall affect or extinguish any rights or obligations of the parties which accrued prior to the date of termination or affect or extinguish any remedies available to any party by contract, at law, in equity or otherwise.

10.          Further Assurances: Each party shall in good faith take all such further commercially reasonable actions requested by any other party and shall execute, acknowledge and deliver all such further documents as are reasonably requested by such other party to carry out the purposes of this Agreement.

11.          Counterparts: This Agreement may be executed by the parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument. Delivery of an electronic counterpart shall be effective as manual delivery thereof.

[SIGNATURE PAGE FOLLOWS]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

[OWNER]

By:
Name:
Title:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:
Name:
Title:

[MERRILL LYNCH COMMODITIES, INC.],
as SOA Collateral Agent

By:
Name:
Title:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 11.01(z)

EXISTING INDEBTEDNESS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 11.02(c)

EXISTING LIENS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 11.04(b)

EXISTING INVESTMENTS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 11.08

EXISTING TRANSACTIONS

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 12

COVER TRANSACTION PRICING AND FEES

Part I.  Calculation of Throughput Service Fees

“CO Cover Throughput Service Fee” means, with respect to any CO Cover  Transaction, $[**]/Barrel for each Barrel of Crude Oil delivered by MLC to a third party pursuant to such CO Cover Transaction”

“RP Cover Throughput Service Fee” means, with respect to any RP Cover Transaction, $[**]/Barrel for each Barrel of Refined Product delivered by a third party to MLC pursuant to such RP Cover Transaction.

Part II.  Calculation of Cover Transaction Price Amount

“Cover Transaction Price Amount” means any CO Cover Transaction Price Amount and/or any RP Cover Transaction Price Amount, as applicable.

“CO Cover Transaction Price Amount” means, for any CO Cover Delivery Day in respect of any Crude Oil delivered to any Cover Counterparty pursuant to a CO Cover Transaction and purchased from a Counterparty under the corresponding CO Supply Contract, an amount equal to the sum of (i) [**], and (ii) [**].  If the CO Cover Transaction Price Amount is a negative number, the absolute value of such amount will be payable by PESRM to MLC, and, if the CO Cover Transaction Price Amount is a positive number, such amount will be payable by MLC to PESRM.  Notwithstanding the foregoing, the CO Cover Transaction Price Amount for the sale of any Crude Oil held in storage at the Refinery or the Required Infrastructure pursuant to any CO Cover Transaction shall be an amount that is mutually agreed by MLC and PESRM with respect to such transaction.

“CO Cover Delivery Day” means any Day on which Crude is delivered to a Cover Counterparty pursuant to a CO Cover Transaction at the delivery point for such transaction.

“CO Cover True-Up Amount” means, for any CO Cover Delivery  Day in respect of any Crude Oil delivered to a Cover Counterparty pursuant to a CO Cover Transaction and purchased from a Counterparty under the corresponding CO Supply Contract, an amount equal to the product of (i) [**] and (ii) the quantity of Crude Oil delivered to such Cover Counterparty on such Day pursuant to such CO Cover Transaction.

“CO Cover Purchase Conversion Differential” means, in respect of any CO Supply Contract that is priced by reference to any CO index (each, a “CO Index A”) that [**], an amount (expressed in US Dollars per Barrel) equal to [**]; provided, that, in respect of any CO Supply Contract that is priced by reference to the same CO index used by MLC with respect to the applicable Hydrocarbon Deemed Hedge Contract for such CO Supply Contract, the CO Cover Purchase Conversion Differential shall be [**].

“CO Cover Pricing Day” means, in respect of any CO Cover Transaction or its  corresponding CO Supply Contract, the Day or Days (as specified in such CO Cover Transaction or CO Supply

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Contract) on which the price for some or all of the volume of the Crude Oil, as applicable, to be delivered under such transaction will be determined.

“CO index” means, with respect to any CO Cover Transaction, any CO Supply Contract and any related hedging transaction, [**].

“CO Cover Sale Conversion Differential” means, in respect of any Crude Oil sold pursuant to a CO Cover Transaction, an amount (expressed in US Dollars per Barrel) equal to [**] minus the settlement price [**] for such CO Cover Transaction.

“CO Index C” means, with respect to any CO Cover Contract, the CO index used to price such CO Cover Contract.

“CO Adjustment True-Up Amount” means, for any CO Cover Pricing Day with respect to any CO Cover Transaction, an amount equal to (i) [**] minus (ii) [**].  If a CO Adjustment True-Up Amount is negative, the absolute value of such amount will be payable by PESRM to MLC, and, if the CO Adjustment True-Up Amount is positive, such amount shall be payable by MLC to PESRM.

“CO Cover Transaction Adjustment Amount” means, for any CO Cover Delivery  Day with respect to any CO Cover Transaction, an amount equal to the product of (i) the quantity of the Crude Oil delivered by MLC under such transaction on such Day and (ii) the CO Grade Differential applicable to such CO Cover Transaction.

“CO Grade Differential” means, in respect of any CO Supply Contract and any CO Cover Transaction, an amount (expressed in US Dollars per Barrel) equal to the grade differential (which may be positive or negative) that MLC agreed to with the Counterparty to such CO Supply Contract on the trade date of such contract.

“CO Supply Contract Adjustment Amount” means, for any CO Cover Delivery Day with respect to any CO Supply Contract, an amount equal to the product of (i) the quantity of the Crude Oil delivered to MLC on such Day under such transaction and (ii) the CO Grade Differential applicable to such CO Supply Contract.

“RP Cover Transaction Price Amount” means, for any Day in respect of any Refined Product purchased pursuant to an RP Cover Transaction and sold and delivered to a Product Purchaser pursuant to an RP Sales Contract, an amount equal to the sum of (i) [**], and (ii) [**].  If the RP Cover Transaction Price Amount is a negative number, the absolute value of such amount will be payable by MLC to PESRM, and, if the RP Cover Transaction Price Amount is a positive number, such amount will be payable by PESRM to MLC.

“RP Cover True-Up Amount” means, for any RP Cover Pricing Day in respect of any Refined Product purchased pursuant to an RP Cover Transaction and sold and delivered to a Product Purchaser under an RP Sales Contract, an amount equal to the product of (i) [**], and (ii) the quantity of Refined Product delivered to such Product Purchaser on such Day that corresponds to the applicable RP Cover Transaction.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

“RP Cover Pricing Day” means, in respect of any RP Cover Transaction or its  corresponding RP Sales Contract, the Day or Days (as specified in such RP Cover Transaction or RP Sales Contract) on which the price for some or all of the volume of the Refined Product, as applicable, to be delivered under such transaction will be determined.

“RP Cover Purchase Conversion Differential” means, for any RP Cover Pricing Day in respect of any RP Cover Transaction that is priced by reference to a Refined Product index (each, a “RP Index A”) that [**] an amount (which may be positive or negative), expressed in US Dollars per Barrel or other applicable unit of measure, equal to [**]; provided, that, in respect of any RP Cover Transaction that is priced by reference to the same Refined Product index used by MLC with respect to the applicable Hydrocarbon Deemed Hedge Contract for such RP Cover Transaction, the RP Cover Purchase Conversion Differential shall be [**].

“RP Cover Sale Conversion Differential” means, for any RP Cover Pricing Day in respect of any Refined Product purchased pursuant to an RP Cover Transaction and sold to a Product Purchaser to satisfy [**], an amount (which may be positive or negative), expressed in US Dollars per Barrel or other applicable unit of measure, equal [**] minus [**].

“RP Index C” means, with respect to any RP Sales Contract, the Refined Product index used to price such RP Sales Contract.

“RP Adjustment True-Up Amount” means, for any RP Cover Pricing Day with respect to any RP Cover Transaction, an amount equal to (i) [**] minus (ii) [**].  If an RP Adjustment True-Up Amount is positive, such amount will be payable by PESRM to MLC, and, if an RP Adjustment True-Up Amount is negative, the absolute value of such amount shall be payable by MLC to PESRM.

“RP Cover Transaction Adjustment Amount” means, for any RP Cover Pricing Day with respect to any RP Cover Transaction, an amount equal to the product of (i) the quantity of the Refined Product delivered to MLC under such transaction on such Day and (ii) the applicable RP Cover Transaction Fixed Amount.

“RP Cover Transaction Fixed Amount” means, with respect to any RP Cover Transaction, [**].

“RP Sales Contract Adjustment Amount” means, for any RP Cover Pricing Day with respect to any RP Sales Contract, an amount equal to the product of (i) the quantity of the Refined Product delivered by MLC on such Day under such transaction and (ii) the applicable RP Sales Contract Adjustment.

“RP Sales Contract Adjustment” means, with respect to any RP Sales Contract, [**].

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

ANNEX II

REFINERY MAP AND LEGEND

I. Maps — See next page.

II. Legend

	Location	Identifier on Infrastructure ID
Refinery (SR) Tank	Schuylkill River Tank Farm	SR
Refinery (GP) Tank	Girard Point North and South Yards	GP
Refinery (PB) Tank	Point Breeze North and South Yards; Fort Mifflin	PB
Refinery (DC) Tank	Darby Creek Tank Farm	DC

Note: On the maps, dotted line tanks are demolished; some other tanks may be permanently or temporarily out of service.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Darby Creek Tank Farm

UPPER NORTH FIELD
LINE WASH
12
16
11
DOBA SWING TANKS
10
15
14
9
13
DARBY CREEK TANK FARM
LOWER NORTH FIELD
19
18
21
DOBA TANKS
17
20
34
215
35
215
22
24
NORTHEAST FIELD
SOUTH FIELD
3
6
5
4
7
21

Creek Tank Farm Darby L2 uPrERir.lil LWRF.111FELD 00 I/ OUBA TANKS DARBY CREEK TANK FARM Pb 7Th I\ .HL F9ELrJ LJH IEJ .0 -fl MI 4Li.iILIIMI I.J \.KT rut.l-lO -ivF.E-J IE PC-$4HP 925799.1 lB-New York Server 3A MSW ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fort Mifflin Crude Terminal

PB SOUTH YARD
TANK FARM
HOG ISLAND #2
HOG ISLAND #3
HOG ISLAND #4
FT. MIFFLIN A
FT. MIFFLIN B
VESSEL
SHIP
BARGE
TYPICAL VOLUME(BBLS)
UNLOADING RATE

Crude Terminal Fort Mifflin SOLIH s-lIP LANE OBBL9LL Eli PLANE JP ..5i EF TCcLLy 20 60 BSOUTHYARD TANK FARM V4 LINE 1C 7U7 Hfl iSLANI3 ..4 rJ1Jt 1-ift.iO vt3r 21m_r pL-r 1b-i aIII ._p 34.3E ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Server 3A MSW lB-New York 925799.1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze North Yard – Propane Terminal

"BB" SUBSTATION
PB PROPANE
TERMINAL
018
017
B
C
E
F

Breeze North Yard Terminal Point Propane BB SUBSTATION Ml PB PROPANE TERM INAL fl -nfl MSW lB-New York Server 3A ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 925799.1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze North Yard Tankage

661
662
669
671
663
664
665
666
PB NEW
SCALE HOUSE
622
529
550
536

Point Breeze North Yard Tankage UTll"ll n T T T"\ n 'T"' A 'T'T "11. T ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 925799.11B-New York Server 3A • MSW

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze North Yard: High Pressure Butane Spheres

634

Point Breeze North Yard: High Pressure Butane Spheres 1i ::u·:·a :t:::· r r) III L/_J / ( \ 634 "'-----... ../' I 925799.11B-New York Server 3A • MSW ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. nco wos :r.1: ; :.· l;G r:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze North Yard Low Pressure Butane Storage

RM- 78
RM- 79
RM- 80
RM- 81
7275
1937
ROADWAY
1929
1935

storage Butane pressure Low Noah yard Breeze point 1929 ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. york Sen CI

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze South Yard: North Half near Belmont Rack

BLENDER
26
27
28
29
32
33
35
36
37
39
42
44
85
83

Point Breeze South Yard: North Half near Belmont Rack ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 925799.11B-New York Server 3A • MSW

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze South Yard: Middle Section

"AP" SUBSTATION
AREA 10
"BE" SUBSTATION
"BL" SUBSTATION
35
44
84
129
182

Point Breeze South Yard: Middle Section <:> "BE" SUBSTATION - -+-----1--"BL" ) ) 925799.11B-New York Server 3A • MSW ** Certain infotmation in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze South Yard: Southern Section along 26th Street

CAT. UNIT
No. 869
ALKY UNIT
7
LSG UNIT
No. 870

Point Breeze South Yard Southern Section 26th Street along JJf J--NO.OOO CAT UNIT frC L c/ flIT_No8A6LK9YTJNH 7//7/ htirno /4\\\ j Ti Et /1 CUE SL-\flGJ_M I/I Li._ itnrit cTTTnm HI mTrcxT Server 3A MSW 925799.1 lB-New York ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze South Yard: Northern Half of Crude Storage Area 925799.11B-New York Server 3A • MSW ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze South Yard: Southern Half of Crude Storage Area, and Distillate Storage "\' I I 0 ! I ji 925799.11B-New York Server 3A • MSW **Certain infotmation in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Point Breeze South Yard: Southern Tip

257
826
823
825
258
824
255

Point Breeze South Yard: Southern Tip / .... y· \ \ \ \ · \ ** Certain infotmation in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 925799.11B-New York Server 3A • MSW

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Girard Point North Yard: Northern Storage Area

7
COOLING TOWER
CAN

Girard Point North Yard: Northern Storage Area t' _,--" ,-I \ \ I \ I -.. / / CA 925799.11B-New York Server 3A • MSW ** Certain infotmation in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Girard Point North Tank Field

NORTH TANK
FIELD
OLD
CUMENE
1332
REFORMER
3 BOILER
OUSE

Girard Point North Tank Field j I ( OLD BOILER OUSE 925799.11B-New York Server 3A • MSW ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Girard Point South Yard, including Benzene Rack

SOUTH
TANK FIELD
B & S
OFFICE
G. P.
SCALE

Girard Point South Yard, including Benzene Rack ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 925799.11B-New York Server 3A • MSW

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schuylkill River Tank Farm: Northwest Quadrant

SR-4
CV
SR-5
CV
SR-6
CV
SR-7
IF
SR-8
IF
24" LAUREL
18" CREST
24" GOOD GULF
24" NO NOX
16" ATLANTIC
10" GOOD GUL
8" NO NOX F
6" CIRCULATI
4" ETHYL
SR-21
CV
SR-22
CV
SR-23
CV
SR-24
CV
SR-25
IF
SR-26
IF
SR-38
C
SR-39
C
SR-40
C
SR-41
C
SR-42
C
SR-43
C

Tank Farm Northwest River Quadrant Schuykill -a4 18 L1ft6L CREST GOOD QU WOz ATLr.rIC 4fl r40 X% citusn 925799.1 lB-New York Server 3A MSW ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schuylkill River Tank Farm: Southwest Quadrant

P-118 LPL
P-119 HPL
SR-61
C
SR-90
C
SR-67
C
SR-73
TRANSFER PUMP
24" NAPHTHA TO PGW

River Tank Farm Schuykill Southwest Quadrant P-\2 I-PL HPL E.G PcCactCt ccL it GO .O./ccj fO./ccs Cort t40 til Nt p.O VoDtcttc c.c rfl tSast$%S pw To %O6 CcwiI CoflE FMtA .o./C F.o/CCS q1 1i Lj Lt Ce GO tt PRD\4C or C6LeN% ncruNC Fc.Dts rrct MSW 925799.1 lB-New York Server 3A ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schuykill River Tank Farm: Northeast Quadrant

SR-1
CV
SR-2
CV
SR-3
CV
SR-14
IF
SR-15
IF
SR-16
IF
SR-17
IF
SR-18
CV
SR-19
CV
SR-20
CV
SR-30
C
SR-31
C
SR-32
C
SR-33
C
SR-34
C
SR-35
IF
SR-36
IF
SR-37
IF
SR-50
C
SR-51
C
SR-52
C
SR-53
C

Schuykill River Tank Farm : Northeast Quadrant · , \. -.:...... · '1.11.YI. , . C. l...... 1•'""1> I ,... 'M • Y 'a/>.IJoi!·UI 1·f,w. 'l> C&\ l • llHf ll y L lllo" ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Corrunission. Confidential treatment has been requested with respect to the omitted portions. 925799.I IB-Ncw York Server 3A-MSW

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schuylkill River Tank Farm: Southeast Quadrant

SR-56
EF
SR-57
C
SR-58
IF
SR-59
IF
SR-60
IF
SR-61
C
SR-62
EF
SR-63
IF
SR-64
IF
SR-65
C
SR-66
C
SR-67
C
SR-73
24" JET A TRANSFER
"JET A" TRANSFER PUMP
COMPRESSOR C2
COMPRESSOR C1

River Tank Farm Southeast Quadrant Schuykill brtp.NL -ttn flfo% MSW 925799.1 lB-New York Server 3A ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schuykill River Tank Farm: Butane and Propane

SR-74
SR-75
SR-76
SR-77
SR-78
ACCUMULATOR
1½" PILOT GAS
2" PROPANE
3" CIRCULATING
3" BLOWDOWN
SR-95
SR-96
SR-97
SR-98
SR-99
SR-215
FLARE K.O.
DRUM
CAUSTIC
SCRUBBER
PUMP NO 1
PUMP NO 2
PUMP
K.O.
DRUM
SR-100
SR-101
SR-102
SR-103
SR-104
COOLERS
DRYERS
(IDLE)
HEATER
(IDLE)
2" EQUALIZING
VAPOR LINE
3" BUTANE

Tank Farm Butane River and Propane Schuykill in 925799.1 lB-New York Server 3A MSW ** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.